UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HOLLYFRONTIER CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share
	2.	Aggregate number of securities to which transaction applies: 60,230,036
3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

$30.39 (based on the average of the high and low prices for shares of common stock as reported by the
New York Stock Exchange on September 13, 2021)

	4.	Proposed maximum aggregate value of transaction: $1,830,390,794.04
	5.	Total fee paid: $199,695.64
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED SEPTEMBER 17, 2021

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2021

TO OUR STOCKHOLDERS:

A Special Meeting of stockholders of HollyFrontier Corporation (“HollyFrontier” or the “Company”) will be held on [●], 2021 at 8:30 a.m., Central Time (the “Special Meeting”). Due to the public health impact of the coronavirus (“COVID-19”) and to support the health and well-being of our stockholders, employees and their families, the Special Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/ HFC2021SM. The Special Meeting is being called as provided in the Business Combination Agreement, dated as of August 2, 2021 (the “BCA”), by and among HollyFrontier, Hippo Parent Corporation, a wholly owned subsidiary of HollyFrontier (“New Parent”), Hippo Merger Sub, Inc., a wholly owned subsidiary of New Parent (“Parent Merger Sub”), The Sinclair Companies (“Sinclair HoldCo”), and Hippo Holding LLC, a wholly owned subsidiary of Sinclair HoldCo (“Sinclair NewCo”).

Subject to the more detailed descriptions set forth below and in the accompanying proxy statement, under the BCA, HollyFrontier will acquire certain refining, marketing and other businesses of Sinclair Oil Corporation, a wholly owned subsidiary of Sinclair HoldCo, which businesses were reorganized into Sinclair NewCo after the signing of the BCA. In return, the transferor of those businesses, Sinclair HoldCo, will be issued stock in a new entity, New Parent, which will own all of HollyFrontier’s businesses and the acquired Sinclair NewCo businesses. Under the New York Stock Exchange (“NYSE”) rules described in detail below, HollyFrontier must obtain the approval of its stockholders for the issuance of the New Parent stock to Sinclair HoldCo, and this Special Meeting is being held to obtain such approval.

Pursuant to the BCA, HollyFrontier will acquire Sinclair NewCo by effecting (a) a holding company merger in accordance with Section 251(g) of the Delaware General Corporation Law whereby Parent Merger Sub will merge with and into HollyFrontier, with HollyFrontier surviving such merger as a direct wholly owned subsidiary of New Parent (the “HFC Merger”), and (b) immediately following the HFC Merger, a contribution whereby Sinclair HoldCo will contribute all of the limited liability company interests of Sinclair NewCo to New Parent in exchange for shares of New Parent, resulting in Sinclair NewCo becoming a direct wholly owned subsidiary of New Parent (the “Sinclair Acquisition” and together with the HFC Merger, the “HFC Transactions”).

Subject to the terms and conditions set forth in the BCA, at the effective time of the HFC Merger (the “Effective Time”), each share of common stock of HollyFrontier, par value $0.01 per share (“HollyFrontier Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any treasury shares which are to be cancelled pursuant to the BCA) will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of New Parent, par value $0.01 per share (“New Parent Common Stock”). Following the consummation of the HFC Transactions, New Parent will assume HollyFrontier’s listing on the NYSE and be renamed “HF Sinclair Corporation.” The New Parent Common Stock is expected to trade under the symbol “DINO.”

HollyFrontier is subject to Section 312.03(c) of the NYSE Listed Company Manual, pursuant to which, in certain circumstances, stockholder approval is required prior to the issuance of securities representing 20 percent or more of the voting power of a company’s securities or 20 percent or more of the number of shares of a company’s outstanding shares of common stock. At the closing of the Sinclair Acquisition, 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) are expected to be issued to Sinclair

HoldCo. As a result, HollyFrontier must obtain the approval of its stockholders for the issuance of the New Parent Common Stock to Sinclair HoldCo, and this Special Meeting is being held to obtain such approval.

Accordingly, the Special Meeting is being called for the stockholders of HollyFrontier to consider and act upon the following proposals:

1.

To approve the issuance of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) as consideration to Sinclair HoldCo pursuant to the BCA (such proposal, the “New Parent Stock Issuance Proposal”).

2.

To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the New Parent Stock Issuance Proposal (the “Adjournment Proposal”).

We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including any adjournment or postponement thereof). Information about the Special Meeting and the matters to be considered by HollyFrontier’s stockholders at the Special Meeting is included in the proxy statement. Whether or not you plan to attend the virtual Special Meeting, we urge all HollyFrontier stockholders to read the proxy statement, including the Annexes and the documents incorporated by reference, carefully and in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 14 of the accompanying proxy statement.

After careful consideration, the HollyFrontier Board of Directors (the “Board”) has unanimously (a) approved the BCA and the transactions contemplated thereby, including the HFC Merger and the Sinclair Acquisition, (b) declared advisable, fair to and in the best interest of HollyFrontier the BCA and the transactions contemplated thereby, including the HFC Merger and the Sinclair Acquisition, and (c) recommended that HollyFrontier stockholders vote “FOR” the approval of the New Parent Stock Issuance Proposal and “FOR” the Adjournment Proposal.

Only stockholders of record at the close of business on [●], 2021, the record date fixed by the Board, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by your broker, bank or other nominee to vote your shares. Stockholders may submit questions for the Special Meeting after logging in.

To attend and participate in the virtual Special Meeting, you will need to log into www.virtualshareholdermeeting.com/HFC2021SM using the 16-digit control number included on your proxy card or voting instruction form. Beneficial stockholders who do not have a control number may gain access to the Special Meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by the broker, bank, or other nominee. The Special Meeting will begin promptly at 8:30 a.m., Central Time on the date of the meeting. We encourage you to access the Special Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Time.

Your vote is important to us. Whether or not you plan to attend the virtual Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. The transactions contemplated by the BCA and the closing of the Sinclair Acquisition will be consummated only if the New Parent Stock Issuance Proposal is approved at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Thank you for your continued support of HollyFrontier. We look forward to your participation at our virtual Special Meeting.

Sincerely,

Vaishali S. Bhatia

Senior Vice President, General Counsel and Secretary

Dallas, Texas

[●], 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2021:

The Company’s Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

If you have any questions about the Special Meeting, or need to obtain proxy cards or other information, please contact HollyFrontier’s proxy solicitor, MacKenzie Partners, Inc., via telephone, at (800) 322-2885 or (212) 929-5500, or via email, at proxy@mackenziepartners.com.

HOLLYFRONTIER CORPORATION

2828 N. Harwood, Suite 1300

Dallas, TX 75201

PROXY STATEMENT

[●], 2021

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of HollyFrontier Corporation (“HollyFrontier” or the “Company”) for use at a Special Meeting of stockholders of HollyFrontier to be held on [●], 2021 at 8:30 a.m., Central Time (the “Special Meeting”). Due to the public health impact of the coronavirus (“COVID-19”) and to support the health and well-being of our stockholders, employees and their families, the Special Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/HFC2021SM.

At the Special Meeting, HollyFrontier stockholders will consider and vote upon a proposal to approve the issuance of 60,230,036 shares (subject to adjustment as described herein) of common stock of New Parent (as defined below), par value $0.01 per share (“New Parent Common Stock”) as consideration to The Sinclair Companies (“Sinclair HoldCo”) in connection with the Business Combination Agreement, dated as of August 2, 2021 (the “BCA” or the “Business Combination Agreement”), by and among HollyFrontier, Hippo Parent Corporation, a wholly owned subsidiary of HollyFrontier (“New Parent”), Hippo Merger Sub, Inc., a wholly owned subsidiary of New Parent (“Parent Merger Sub”), Sinclair HoldCo and Hippo Holding LLC, a wholly owned subsidiary of Sinclair HoldCo (“Sinclair NewCo”) (such proposal, the “New Parent Stock Issuance Proposal”).

The stockholders will also consider and vote upon the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the New Parent Stock Issuance Proposal (the “Adjournment Proposal”).

Only stockholders of record at the close of business on [●], 2021 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, [●] shares of common stock, par value $0.01 per share, of HollyFrontier (“HollyFrontier Common Stock”) were outstanding. Stockholders are entitled to cast one vote for each share held of record at the close of business on the Record Date on each matter submitted to a vote at the Special Meeting.

If you are a stockholder of record, you may revoke a proxy at any time prior to its exercise by:

•	delivering a later-dated proxy card to the Secretary of HollyFrontier before the voting polls close at the Special Meeting;

•	resubmitting a proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on [●], 2021;

•	delivering a written notice of revocation with the Secretary of HollyFrontier before the voting polls close at the Special Meeting; or

•	voting electronically at the Special Meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Holders of a majority of the outstanding shares of HollyFrontier Common Stock as of the Record Date who are entitled to vote must be present, virtually or by proxy, to constitute a quorum at the Special Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Neither the New Parent Stock Issuance Proposal nor the Adjournment Proposal are routine matters. As a result, absent specific instructions from the beneficial owner, banks, brokers and other nominee record holders do not have discretionary authority to vote those “street name” shares in connection with either of the proposals, and will not be considered present for purposes of determining a quorum. On the New Parent Stock Issuance Proposal and the Adjournment Proposal, an affirmative vote of at least a majority of the votes cast and entitled to be voted on each such proposal is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Pursuant to New York Stock Exchange (“NYSE”) guidance, abstentions are included in the number of votes cast on the New Parent Stock Issuance Proposal and will have the same effect as votes “against” such proposal. Abstentions are not included in the number of votes cast on the Adjournment Proposal and will have no effect on the outcome of such proposal. Broker non-votes are not included in the number of votes cast for either proposal. A broker “non-vote” occurs when a bank, broker or other nominee who holds shares for a beneficial owner does not vote on a proposal because the bank, broker or other nominee has not received voting instructions from the owner of the shares and, under the NYSE’s rules, does not have discretionary authority to vote on a proposal.

Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted (1) “FOR” the approval of the New Parent Stock Issuance Proposal and (2) “FOR” the Adjournment Proposal.

The Board does not know of any other matters to be presented at the Special Meeting. However, if any other matter should be properly presented at the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of Michael C. Jennings, Richard L. Voliva III and Vaishali S. Bhatia, each of whom is named as attorney-in-fact in the proxies.

This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about [●], 2021.

HOLLYFRONTIER CORPORATION

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

The following questions and answers briefly address some commonly asked questions about the Special Meeting and this proxy statement. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the Annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:

HollyFrontier’s Board is soliciting your proxy to vote at the Special Meeting. The proxy statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting.

We have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card because you owned shares of HollyFrontier Common Stock on the Record Date. HollyFrontier intends to commence distribution of the proxy materials to stockholders on or about [●], 2021.

Our common stock is listed on the NYSE. Section 312.03(c) of the NYSE Listed Company Manual requires listed companies to obtain stockholder approval for issuances of common stock in certain circumstances, including in connection with the acquisition of the stock or assets of another company, among other matters, if:

•

the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

•

the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

You are being asked to approve the New Parent Stock Issuance Proposal because the number of shares that we intend for New Parent to issue in connection with the Sinclair Acquisition (as defined below) exceeds the amounts described above. Consequently, our stockholders’ approval of the issuance of these shares is a required condition to closing the Sinclair Acquisition.

We will hold the Special Meeting in order to seek this approval. This proxy statement contains important information about the Special Meeting, HollyFrontier, Sinclair HoldCo, the BCA and related transactions, and the New Parent Stock Issuance Proposal, and you should read it carefully.

Q:	What will happen in connection with the BCA?

A:

Pursuant to the BCA, we will acquire Sinclair NewCo by effecting (a) a holding company merger in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), whereby Parent Merger Sub will merge with and into HollyFrontier, with HollyFrontier surviving such merger as a direct wholly owned subsidiary of New Parent (the “HFC Merger”), and (b) immediately following the consummation of the HFC Merger, a contribution whereby Sinclair HoldCo will contribute all of the limited liability company interests of Sinclair NewCo to New Parent in exchange for shares of New Parent, resulting in Sinclair NewCo becoming a direct wholly owned subsidiary of New Parent (the “Sinclair Acquisition” and together with the HFC Merger, the “HFC Transactions”).

Following the consummation of the HFC Transactions, New Parent will assume HollyFrontier’s listing on the NYSE and be renamed “HF Sinclair Corporation.” New Parent Common Stock will be listed on the NYSE and is expected to trade under the symbol “DINO.” A copy of the BCA is attached to this proxy statement as Annex A. For a discussion of the BCA, see “The Business Combination Agreement” beginning on page 54.

Q: How will HollyFrontier reorganize as a result of the HFC Merger?

A:

Subject to the terms and conditions of the BCA, HollyFrontier will implement the HFC Merger pursuant to Section 251(g) of the DGCL. Section 251(g) of the DGCL provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. As a result of the HFC Merger, New Parent will own all outstanding capital stock of HollyFrontier. New Parent was incorporated in Delaware as a wholly owned subsidiary of HollyFrontier in order to effectuate the HFC Merger. Pursuant to the HFC Merger, Parent Merger Sub, a wholly owned subsidiary of New Parent formed for the HFC Merger, will merge with and into HollyFrontier, with HollyFrontier surviving as a direct, wholly owned subsidiary of New Parent. Each share of HollyFrontier Common Stock (other than any treasury shares which are to be cancelled pursuant to the BCA) issued and outstanding immediately prior to the HFC Merger will automatically convert into one validly issued, fully paid and nonassessable share of New Parent Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding shares of HollyFrontier Common Stock being converted. Accordingly, HollyFrontier stockholders immediately prior to the consummation of the HFC Merger will become stockholders of New Parent.

The conversion of stock will occur automatically without an exchange of stock certificates. After the HFC Merger, unless exchanged, stock certificates that previously represented shares of HollyFrontier Common Stock will represent the same number of shares of New Parent Common Stock. Following the consummation of the HFC Merger, shares of New Parent Common Stock are expected to continue to trade on the NYSE on an uninterrupted basis under the symbol “DINO.” Immediately after consummation of the HFC Merger, New Parent will have, on a consolidated basis, the same assets, businesses and operations as HollyFrontier immediately prior to the consummation of the HFC Merger. The certificate of incorporation and by-laws of New Parent will be substantively identical to the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of HollyFrontier (the “By-laws”), respectively.

As a result of the HFC Merger, New Parent will become the successor issuer to HollyFrontier pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, New Parent Common Stock will be deemed registered under Section 12(b) of the Exchange Act.

Q:	Why is HollyFrontier proposing the New Parent Stock Issuance Proposal?

A:

HollyFrontier’s Board has unanimously determined that the BCA and the transactions contemplated thereby, including the HFC Merger and the issuance of the shares of New Parent Common Stock, are advisable, fair to and in the best interests of HollyFrontier. In arriving at such determination, HollyFrontier’s Board considered a number of factors. The anticipated beneficial factors included:

•	the addition of a recognizable brand with a loyal customer base;

•	the addition of an integrated distribution network;

•	the increased scale and related benefits;

•	financial accretion and free cash flow generation;

•	diversification of HollyFrontier’s business;

•	anticipated synergies and other benefits;

•	the expansion of HollyFrontier’s customer base;

•	accelerated growth of HollyFrontier’s renewables business; and

•	elevation of HollyFrontier’s commitment to ESG and sustainability.

The anticipated risks considered by the Board included:

•	fixed stock consideration;

•	Sinclair HoldCo business risks;

•	integrating two acquisitions (Sinclair NewCo and the Puget Sound Refinery (as defined below)) within a short period of time and achieving expected synergies;

•	the effect of uncertainty during the pendency of the transaction on our personnel;

•	restrictions on interim operations;

•	risk of not obtaining regulatory approvals on acceptable terms;

•	risk of termination and termination fee payable;

•	risk of managing an expanded branded marketing and licensing business; and

•	potential litigation.

The list of beneficial factors and risk factors described above are not intended to be complete. For a description of the other factors considered by our Board in determining to recommend approval of the New Parent Stock Issuance Proposal, see “The Sinclair Acquisition — Our Reasons for the Sinclair Acquisition” beginning on page 32.

Q:	What is HollyFrontier paying for the Sinclair Acquisition?

A:

We have agreed with Sinclair HoldCo that New Parent will issue to Sinclair HoldCo an aggregate of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) in connection with the Sinclair Acquisition, which shares we refer to as the Sinclair Stock Consideration. Based on shares of HollyFrontier Common Stock outstanding as of July 30, 2021 on a fully diluted basis, the Sinclair Stock Consideration would represent 26.75% of outstanding New Parent Common Stock (on a pro forma, fully diluted basis) immediately after the Sinclair Acquisition. In addition, the BCA provides for a cash payment between New Parent and Sinclair HoldCo related to certain working capital, hydrocarbon inventory and other adjustment items.

All of the New Parent Common Stock issued to Sinclair HoldCo in the Sinclair Acquisition will be restricted securities and may not be sold absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 or another available exemption from registration under the Securities Act. However, following the closing, we have agreed to register the resale of shares of New Parent Common Stock on a registration statement, subject to the transfer restrictions set forth in the Stockholders Agreement (“Stockholders Agreement”) with Sinclair HoldCo and the stockholders of Sinclair HoldCo (each a “Sinclair Stockholder” and collectively, the “Sinclair Stockholders,” and along with Sinclair HoldCo and each of their permitted transferees, the “Sinclair Parties”).

The amount of New Parent Common Stock to be issued to Sinclair HoldCo may be subject to reduction if, as a condition to obtaining antitrust clearance for the Sinclair Transactions (as defined below), HollyFrontier agrees to divest its refinery in Davis County, Utah (the “Woods Cross Refinery”) and certain related assets and the sales price for such assets does not exceed a threshold provided in the BCA. Pursuant to the BCA, the amount of New Parent Common Stock to be issued to Sinclair HoldCo is also subject to adjustment if the number of outstanding shares of HollyFrontier Common Stock changes due to a stock dividend, subdivision, reorganization, reclassification, stock split, reverse stock split, or any similar event.

For a further discussion of the Sinclair Stock Consideration payable to Sinclair HoldCo and the possible cash payment between New Parent and Sinclair HoldCo, see “The Business Combination Agreement — Sinclair Stock Consideration” on page 54. For a further discussion of the Stockholders Agreement, see “The Sinclair Acquisition — Stockholders Agreement” on page 52.

Q:	Is Holly Energy Partners a party to the BCA?

A:

No. However, on August 2, 2021, Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), Sinclair HoldCo, and Sinclair Transportation Company, a Wyoming corporation and wholly owned subsidiary of Sinclair HoldCo (“Sinclair Transportation”), entered into a Contribution Agreement (the

“Contribution Agreement”) pursuant to which HEP will acquire all of the outstanding shares of Sinclair Transportation in exchange for 21,000,000 newly issued common units of HEP (the “Sinclair Transportation Unit Consideration”) and cash consideration (the “Sinclair Transportation Cash Consideration”) of $325 million (the “HEP Transactions,” and together with the HFC Transactions, the “Sinclair Transactions”). The Sinclair Transportation Unit Consideration is subject to reduction if, as a condition to obtaining antitrust clearance for the Sinclair Transactions, HEP agrees to divest a portion of its equity interest in UNEV Pipeline, LLC and the sales price for such interests does not exceed the threshold provided in the Contribution Agreement. The Sinclair Transportation Cash Consideration is subject to customary adjustments at closing for working capital of Sinclair Transportation. It is a condition to the closing of the HFC Transactions that the HEP Transactions close immediately prior to the closing of the HFC Transactions. HollyFrontier owns the ultimate general partner of HEP, Holly Logistic Services, L.L.C. (“HLS”) and, collectively with its subsidiaries, also owns 57% of HEP’s outstanding common units.

In addition, in connection with the Sinclair Transactions, HollyFrontier and HEP entered into a letter agreement on August 2, 2021 (the “Letter Agreement”), pursuant to which, among other things, HEP and HollyFrontier agreed, upon the consummation of the Sinclair Transactions, to enter into amendments to certain of the agreements by and among HEP and its affiliates, on the one hand, and HollyFrontier and its affiliates (other than HEP and its affiliates), on the other hand, to include within the scope of such agreements the assets to be acquired by HEP pursuant to the Contribution Agreement. In addition, the Letter Agreement provides that if, as a condition to obtaining antitrust clearance for the HFC Transactions, HollyFrontier enters into a definitive agreement to divest the Woods Cross Refinery, then HollyFrontier and HEP will enter into a purchase agreement in substantially the form attached to the Letter Agreement, pursuant to which HEP and its affiliates would sell their assets located at, or relating to, the Woods Cross Refinery (the “HEP WX Assets”) to HollyFrontier in exchange for cash consideration equal to $232.5 million plus the amount of all accounts receivable of HEP and its affiliates in respect of the HEP WX Assets as of the closing date, with such sale to be effective immediately prior to the closing of the Sinclair Transactions.

Q:	Am I being asked to approve the HEP Transactions?

A:

No. You are only being asked to vote upon the issuance of 60,230,036 shares of New Parent Common Stock (subject to adjustment pursuant to the BCA) as consideration to Sinclair HoldCo in connection with the BCA. However, the closing of the HEP Transactions is a condition to the closing of the HFC Transactions under the BCA.

Q:	When does HollyFrontier expect to complete the Sinclair Acquisition?

A:

Subject to satisfaction or waiver of all conditions, including approval of the New Parent Stock Issuance Proposal at the Special Meeting, and termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we expect to complete the Sinclair Acquisition in mid-2022. However, because the Sinclair Acquisition is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

For a description of the conditions to the completion of the Sinclair Acquisition, see “The Business Combination Agreement — Conditions to the Completion of the Sinclair Acquisition” beginning on page 54.

Q:	Are there risks I should consider in deciding whether to vote for the New Parent Stock Issuance Proposal?

A:	Yes. In evaluating whether to vote for the issuance of the New Parent Common Stock, you should carefully consider the factors discussed under the heading “Risk Factors” beginning on page 14.

Q:	Do I need to send in my stock certificates if the transaction is completed?

A:

No. Each of your existing shares of HollyFrontier Common Stock will be automatically converted into one validly issued, fully paid and nonassessable share of New Parent Common Stock. You will not receive any cash or additional securities in connection with the Sinclair Acquisition.

Q:	How does the Board recommend I vote on the proposals?

A:	Our Board unanimously recommends that you vote as follows:

•	“FOR” the New Parent Stock Issuance Proposal.

•	“FOR” the Adjournment Proposal.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holders listed in the proxy statement in accordance with their best judgment. As of the date of this proxy statement, the Board is not aware of any other matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

Q:	Why does the Board recommend that I vote “FOR” the issuance of the New Parent Stock Issuance Proposal?

A:

Our Board unanimously determined that the terms of the Sinclair Acquisition are advisable, fair to, and in the best interests of HollyFrontier. Our Board unanimously recommends that you vote “FOR” the New Parent Stock Issuance Proposal.

The reasons for the Board’s recommendation to approve the issuance of the New Parent Common Stock in connection with the Sinclair Acquisition are discussed in detail in “The Sinclair Acquisition — Our Reasons for the Sinclair Acquisition” beginning on page 32.

Q:	What vote is required by HollyFrontier stockholders to approve the proposals?

A:	Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
	1	Issuance of the New Parent Common Stock	Affirmative vote of a majority of the votes cast on the matter	No

Abstentions are considered votes cast on this proposal and will have the same effect as votes “against” the proposal.

Broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

	2	Adjournment or postponement of the Special Meeting, if necessary	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Q:	What do I need to do now?

A:

We urge you to carefully read and consider the information contained in this proxy statement, including the Annexes and the other documents referred to herein. You should then vote as soon as possible in accordance with the instructions provided in this document and on the enclosed proxy card.

Q:	When and where is the Special Meeting?

A:

Our Special Meeting will be held on [●], 2021 8:30 a.m., Central Time, and will be conducted online via webcast at www.virtualshareholdermeeting.com/HFC2021SM. You will not be able to attend the Special Meeting physically in person. You will be able to attend and listen to the Special Meeting online, submit questions and vote your shares electronically during the virtual Special Meeting.

To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form to log into www.virtualshareholdermeeting.com/HFC2021SM. Beneficial stockholders who do not have a control number may gain access to the Special Meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by the broker, bank, or other nominee. The Special Meeting will begin promptly at 8:30 a.m., Central Time. We encourage you to access the Special Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Time.

The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the Special Meeting.

Q:	How can I ask questions at the Special Meeting?

A:

If you wish to submit a question, you may do so by logging into the virtual meeting platform for the Special Meeting at www.virtualshareholdermeeting.com/HFC2021SM, beginning 15 minutes prior to, and during, the Special Meeting, typing your question into the “Ask a Question” field, and clicking “Submit.” You may submit a question at any point during or prior to the meeting. Each stockholder will be limited to no more than one question, up to 4,000 characters. During the Special Meeting, we will answer as many stockholder-submitted questions pertinent to the business of the Special Meeting as time permits. Additional information regarding the ability of stockholders to submit questions during the Special Meeting, related rules of conduct and other materials for the Special Meeting will be available at www.virtualshareholdermeeting.com/HFC2021SM.

Q:	What do I do if I have technical difficulties during the Special Meeting?

A:

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/HFC2021SM beginning at 8:15 a.m. Central Time on [●], 2021 through the conclusion of the Special Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 1-844-986-0822 (Toll-free) or 303-562-9302 (International callers).

Q:	What constitutes a quorum for the Special Meeting?

A:

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of HollyFrontier Common Stock as of the Record Date that are entitled to be voted at the Special Meeting must be present, virtually or by proxy, to constitute a quorum at the Special Meeting. Abstentions (shares of HollyFrontier Common Stock for which proxies have been received but for which the holders have abstained from voting) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:	Who can vote?

A:

If your shares are registered in your name with EQ Shareowner Services, HollyFrontier’s transfer agent, you are considered the “stockholder of record” of those shares. If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner” or holder in “street name” of those shares. Stockholders of record at the close of business on the Record Date are entitled to receive notice of and the right to vote at the Special Meeting. As of the close of business on the Record Date, there were [●] shares of HollyFrontier Common Stock outstanding and entitled to be voted at the Special Meeting. Each outstanding share of HollyFrontier Common Stock is entitled to one vote.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

You do not need to attend the Special Meeting virtually to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change your proxy, see “Can I change my vote after I have mailed my signed proxy?” below.

Q:	How many votes do I have?

A:	Each share of HollyFrontier Common Stock that you own entitles you to one vote on each of the proposals.

Q:	How do I vote?

A:

If you are a stockholder of record as of the close of business on the Record Date, you may vote electronically at the virtual Special Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/HFC2021SM or by proxy using any of the following methods:

(1)	Internet—visit the website shown on the Notice of Special Meeting (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on [●], 2021;

(2)	Telephone—within the U.S. or Canada, call toll-free 1-800-690-6903 and follow the instructions at any time prior to 11:59 p.m., Eastern Time, on [●], 2021; or

(3)

Mail—complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Secretary of the Company before the voting polls close at the Special Meeting.

If you vote by internet or telephone, do not return your proxy card. Submitting your proxy by internet or telephone will not affect your right to vote electronically should you decide to attend and participate in the virtual Special Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

If you own shares of HollyFrontier Common Stock as of the close of business on the Record Date and your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. If your shares are held in “street name” and you intend to vote at the Special Meeting, you may cast your vote virtually at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/HFC2021SM. Beneficial stockholders who do not have a control number may gain access to the Special Meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by the broker, bank, or other nominee. Your vote at the Special Meeting will revoke any proxy previously submitted on your behalf by your broker, bank or other nominee to vote your shares.

Q:	What if I receive more than one set of proxy materials?

A:

You may receive more than one set of proxy materials if you hold shares of HollyFrontier Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account so that all of your shares are voted.

Q:	Will my shares be voted if I do not vote?

A:

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote?” If you sign and return your proxy card without indicating how to vote on any particular proposal, your shares will be voted as recommended by the Board with respect to that proposal. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares will not have the authority to vote your shares without receiving instructions from you to do so. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee so that your shares will be voted at the virtual Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

Q:	Can I change my vote after I have mailed my signed proxy?

A:	Yes. Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Special Meeting by:

(1)	delivering an executed, later-dated proxy card that is received by the Secretary of the Company before the voting polls close at the Special Meeting;

(2)	resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Time, on [●], 2021;

(3)	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Special Meeting; or

(4)	voting electronically at the Special Meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record as of the Record Date, all properly executed proxies, unless revoked as described above, will be voted at the Special Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the NYSE require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the approval of the New Parent Stock Issuance (Proposal 1), or approval of the Adjournment Proposal, if necessary (Proposal 2).

Q:	What happens if the New Parent Stock Issuance Proposal is not approved?

A:

The Sinclair Transactions will not be consummated and HollyFrontier will be required to pay Sinclair HoldCo a termination fee. For a description of the provisions of the BCA relating to termination and termination fees, see “The Business Combination Agreement – Termination of the BCA and Termination Fee” beginning on page 59.

Q:	What happens if I sell my shares of HollyFrontier Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting (the close of business on [●], 2021) is earlier than the date of the Special Meeting and earlier than the date that the HFC Transactions (including the HFC Merger) are expected to be completed. If you sell or otherwise transfer your shares of HollyFrontier Common Stock after the Record Date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive the New Parent Common Stock to be received by holders of HollyFrontier Common Stock as a result of the HFC Transactions. In order to receive the New Parent Common Stock, you must hold your shares through completion of the HFC Transactions.

Q:	Will a stockholder list be made available during the Special Meeting?

A:

Beginning 15 minutes prior to, and during, the Special Meeting, the list of HollyFrontier stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/HFC2021SM. In addition, information on how to obtain access to the list of stockholders of record entitled to vote at the Special Meeting for any purpose germane to the meeting will be available during ordinary business hours for the ten days preceding the Special Meeting by emailing our Investor Relations department at investors@hollyfrontier.com.

Q:	How are proxies being solicited and who pays the solicitation expenses?

A:

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist in the solicitation of proxies for the Special Meeting. For these services, the Company will pay MacKenzie Partners up to $40,000 plus additional fees under certain circumstances, and will reimburse MacKenzie Partners for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of HollyFrontier Common Stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

A representative from Broadridge will count the vote and will serve as our independent inspector of election.

Q:	Am I entitled to appraisal rights?

A:

No. Under the DGCL, holders of HollyFrontier Common Stock are not entitled to appraisal rights in connection with the HFC Merger or the Sinclair Acquisition or the shares to be issued in connection with the Sinclair Acquisition or as a result of the HFC Merger.

Q:	Whom should I call with questions?

A:

If you have any questions about the BCA or the proposals to be considered at the Special Meeting, or if you need additional copies of this document or the enclosed proxy, please contact MacKenzie Partners via telephone, at (800) 322-2885 or (212) 929-5500, or via email, at proxy@mackenziepartners.com.

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions under “Where You Can Find More Information” on page 118.

SUMMARY TERM SHEET

This summary highlights only select information from this proxy statement and may not contain all of the information that is important to you. To better understand the Sinclair Acquisition and the matters to be considered at the Special Meeting, you should carefully read this entire proxy statement, including the BCA attached as Annex A and the Stockholders Agreement attached as Annex B, and the other documents to which we refer in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page 118. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

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About HollyFrontier. HollyFrontier is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt. We own and operate refineries located in El Dorado, Kansas, Tulsa, Oklahoma, which comprise two production facilities, the Tulsa West and East facilities, Artesia, New Mexico, which operates in conjunction with crude, vacuum distillation and other facilities situated 65 miles away in Lovington, New Mexico and Woods Cross, Utah. In addition, HollyFrontier produces base oils and other specialized lubricants in the United States, Canada and the Netherlands, and exports products to more than 80 countries. The Company also owns a 57% limited partner interest and a non-economic general partner interest in HEP, a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier subsidiaries. On May 4, 2021, HollyFrontier Puget Sound Refining LLC, a wholly owned subsidiary of HollyFrontier, entered into a sale and purchase agreement with Equilon Enterprises LLC d/b/a Shell Oil Products US (“Shell”) to acquire Shell’s refinery and related assets in Anacortes, Washington, including the on-site cogeneration facility and related logistics assets (the “Puget Sound Refinery”), for a base cash purchase price of $350 million plus hydrocarbon inventory to be valued at closing with an estimated current value as of June 30, 2021 of $250 million (the “Puget Sound Acquisition”). The Puget Sound Acquisition is expected to close on November 1, 2021, subject to customary closing conditions. For more information about HollyFrontier, please see page 70.

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About Sinclair. Sinclair Oil Corporation (“Sinclair”) owns and operates the Sinclair and Casper refineries in Wyoming, and since early 2018 has been producing renewable diesel through its affiliate Wyoming Renewable Diesel Company LLC, the operations of which are co-located at the Sinclair refinery. Sinclair is a wholly owned subsidiary of Sinclair HoldCo. Sinclair’s refining, marketing and certain other businesses have been reorganized into Sinclair NewCo. Sinclair NewCo and its subsidiaries, including Sinclair and Wyoming Renewable Diesel Company LLC, are collectively defined herein as the “Sinclair Downstream Business.” For additional information about Sinclair and Sinclair HoldCo, please see page 71.

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The Sinclair Acquisition. Pursuant to the terms of the BCA, we will acquire Sinclair NewCo by effecting (a) the HFC Merger, whereby HollyFrontier will become a wholly owned subsidiary of New Parent, and (b) immediately following the consummation of the HFC Merger, the Sinclair Acquisition, whereby New Parent will acquire all of the limited liability company interests of Sinclair NewCo in exchange for New Parent Common Stock. For more information about the BCA, please see page 54.

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The HFC Merger. Subject to the terms and conditions set forth in the BCA, at the effective time of the HFC Merger (the “Effective Time”), each share of HollyFrontier Common Stock (other than any treasury shares which are to be cancelled pursuant to the BCA) will be automatically converted into one validly issued, fully paid and nonassessable share of New Parent Common Stock. Following the consummation of the HFC Transactions, New Parent will assume HollyFrontier’s listing on the NYSE and be renamed “HF Sinclair Corporation.” New Parent Common Stock will be listed on the NYSE and is expected to trade under the symbol “DINO.” The holder of shares of New Parent Common Stock will have the same rights under the New Parent organizational documents as the rights previously represented by shares of HollyFrontier Common Stock. For more information about the BCA, please see page 54. For more information about the effect of the HFC Transactions, please see page 1.

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The New Parent Stock Issuance. As consideration for the acquisition of Sinclair NewCo, we have agreed that (a) New Parent will issue Sinclair HoldCo an aggregate of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA), which on a pro forma basis immediately following the closing represents 26.75% of outstanding New Parent Common Stock based on the HollyFrontier Common Stock outstanding as of July 30, 2021, determined on a fully diluted basis (such 60,230,036 shares of New Parent Common Stock prior to any adjustments, the “New Parent Base Stock Amount”), and (b) a cash payment will be made, either from New Parent to Sinclair HoldCo or from Sinclair HoldCo to New Parent, equal to the Estimated Adjustment Payment (as defined in the BCA). Immediately following the closing, HollyFrontier’s current stockholders are expected to hold in the aggregate 73.25% of the outstanding New Parent Common Stock based on the HollyFrontier Common Stock outstanding as of July 31, 2021, determined on a fully-diluted basis. The amount of New Parent Common Stock to be issued to Sinclair HoldCo is subject to reduction if, as a condition to obtaining antitrust clearance for the Sinclair Transactions, HollyFrontier agrees to divest its Woods Cross Refinery Assets (as defined in the BCA) and the sales price for such assets does not exceed a threshold provided in the BCA.

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Board Recommendation. After careful consideration, our Board has unanimously determined that the terms of the HFC Merger and Sinclair Acquisition are advisable, fair to and in the best interests of HollyFrontier, has unanimously approved the HFC Merger, Sinclair Acquisition and related transactions, has authorized us to enter into the BCA and related Transaction Documents (as defined in the BCA), and unanimously recommends that you vote “FOR” the approval of the New Parent Stock Issuance Proposal and “FOR” the Adjournment Proposal. The factors that our Board relied upon to approve the Sinclair Acquisition and related transactions and to recommend stockholder approval are described in more detail under the heading “The Sinclair Acquisition — Our Reasons for the Sinclair Acquisition” beginning on page 32 and “Recommendation of our Board” beginning on page 34.

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Opinion of HollyFrontier’s Financial Advisor. HollyFrontier has engaged Citigroup Global Markets Inc. (“Citi”) as its financial advisor in connection with the proposed HFC Transactions. In connection with this engagement, Citi delivered a written opinion, dated August 1, 2021, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, to HollyFrontier of the New Parent Base Stock Amount to be paid for the Sinclair Downstream Business. The full text of Citi’s written opinion, dated August 1, 2021, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth herein is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Board (in its capacity as such) in connection with its evaluation of the New Parent Base Stock Amount from a financial point of view to HollyFrontier and did not address any other terms, aspects or implications of the HFC Transactions. For purposes of Citi’s opinion, the term “related transactions” refers to various restructuring transactions, prior to consummation of the HFC Transactions, involving, among other things, the transfer of specified assets to, and assumption of related liabilities by, Sinclair HoldCo or certain of its affiliates that are unrelated to the Sinclair Downstream Business, HEP’s acquisition of Sinclair Transportation and the other transactions (other than the HFC Transactions) contemplated by the BCA. Citi expressed no view as to, and its opinion did not address, the underlying business decision of HollyFrontier or its affiliates to effect or enter into the HFC Transactions or the related transactions, the relative merits of the HFC Transactions or the related transactions as compared to any alternative business strategies that might exist for HollyFrontier or its affiliates or the effect of any other transaction which HollyFrontier or its affiliates might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the Board or any securityholder should vote or act on any matters relating to the proposed HFC Transactions or otherwise.

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Closing Conditions. Several conditions must be satisfied or waived before we and Sinclair HoldCo complete the Sinclair Acquisition, including, but not limited to, (i) approval by our stockholders of the New Parent Stock Issuance Proposal, (ii) the expiration or early termination of the applicable waiting period under the HSR Act summarized below, (iii) the receipt of a tax opinion by each party from its respective counsel and (iv) the closing of the HEP Transactions. For additional information, please see page 54.

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Termination of the Sinclair Acquisition. Under circumstances specified in the BCA, we or Sinclair HoldCo, as applicable, may terminate the BCA and, as a result, the Sinclair Acquisition would not be completed. These circumstances include, but are not limited to, the following: (i) if there is an Adverse Recommendation Change (as defined in the BCA) prior to obtaining the approval of HollyFrontier’s stockholders for the New Parent Stock Issuance Proposal, (ii) if the New Parent Stock Issuance Proposal is not approved at the Special Meeting, and (ii) in certain circumstances, if the closing has not occurred by May 2, 2022 (the “Outside Date”). For additional information, please see page 59.

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Stockholders Agreement. Concurrently with the execution of the BCA, New Parent entered into the Stockholders Agreement, pursuant to which, among other things, Sinclair HoldCo (on behalf of itself and the other Sinclair Parties) will be entitled to nominate (i) two persons to the board of directors of New Parent (the “New Parent Board”) following the closing of the Sinclair Acquisition and for so long as the Sinclair Parties beneficially own common stock constituting not less than 15% of all outstanding New Parent Common Stock and (ii) one person to the New Parent Board for so long as the Sinclair Parties beneficially own less than 15% but more than or equal to 5% of all outstanding New Parent Common Stock. The Stockholders Agreement also subjects certain shares issued to the Sinclair Parties to a lock-up period and other transfer restrictions, and also contains customary standstill and voting agreements by the Sinclair Parties.

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Tax Consequences of the HFC Merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences of the HFC Merger” for a discussion of the anticipated material United States federal income tax consequences to the U.S. holders whose shares of HollyFrontier Common Stock convert to shares of New Parent Common Stock in the HFC Merger.

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Anticipated Accounting Treatment. We will be considered the accounting acquirer and will account for the Sinclair Acquisition as a purchase under U.S. generally accepted accounting principles, or GAAP. Using the acquisition method of accounting, the assets and liabilities of Sinclair NewCo will be recorded as of the date of the Sinclair Acquisition, at their respective fair values, and consolidated with our assets and liabilities. The results of operations of Sinclair NewCo will be consolidated with ours beginning on the closing date of the Sinclair Acquisition.

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Share Ownership of Directors and Executive Officers of HollyFrontier. As of September 10, 2021, our directors and executive officers owned and were entitled to vote approximately 0.38% of the shares of HollyFrontier Common Stock outstanding on that date.

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Regulatory Approvals. We are not aware of any governmental or regulatory approval required for the completion of the Sinclair Acquisition, other than (i) filings pursuant to the HSR Act, (ii) filings in compliance with applicable corporate laws of Delaware and (iii) the filing with the NYSE of a Supplemental Listing Application with respect to the shares of New Parent Common Stock to be issued pursuant to the BCA.

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Risk Factors. In evaluating the proposals to be considered at the Special Meeting, you should carefully review the risk factors set forth under the section entitled “Risk Factors,” which begins on page 14.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the New Parent Stock Issuance Proposal in connection with the acquisition by HollyFrontier of Sinclair NewCo. You should also consider the other information in this proxy statement and the other documents and information incorporated by reference into this proxy statement, especially the other risk factors about us. See “Incorporation of Certain Documents by Reference” beginning on page 117 and “Where You Can Find More Information” beginning on page 118. Risks relating to the Sinclair Acquisition are described under “Risks Related to the Sinclair Transactions.” Risks relating to Sinclair’s business are described under “Risks Related to the Combined Business Following the Sinclair Transactions.”

Risks Related to the Sinclair Transactions

The pending Sinclair Transactions may not be consummated on a timely basis or at all. Failure to complete the acquisition within the expected timeframe or at all could adversely affect our stock price and our future business and financial results.

On August 2, 2021, we entered into the BCA with Sinclair HoldCo and certain other parties thereto in connection with the HFC Transactions and HEP entered into the HEP Transactions contemplated by the Contribution Agreement, which will be consummated immediately prior to the HFC Transactions. We expect the Sinclair Transactions to close in mid-2022. The Sinclair Transactions are subject to closing conditions. If these conditions are not satisfied or waived, the Sinclair Transactions will not be consummated. If the closing of the Sinclair Transactions is substantially delayed or does not occur at all, or if the terms of the Sinclair Transactions are required to be modified substantially, we may not realize the anticipated benefits of the transactions fully or at all or they may take longer to realize than expected. The closing conditions include, among others, the affirmative vote of the majority of the votes cast and entitled to be voted on the New Parent Stock Issuance Proposal, the absence of a law or order prohibiting the transactions contemplated by BCA and the termination or expiration of any waiting periods under the HSR Act, with respect to the Sinclair Transactions. We have incurred and will continue to incur substantial transaction costs whether or not the Sinclair Transactions are completed. Any failure to complete the Sinclair Transactions could have a material adverse effect on our stock price, our competitiveness and reputation in the marketplace, and our future business and financial results, including our ability to execute on our strategy to return capital to our stockholders.

In order to complete the Sinclair Transactions, HollyFrontier and Sinclair HoldCo must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the transactions may be jeopardized or prevented or the anticipated benefits of the transactions could be reduced.

Completion of the Sinclair Transactions is conditioned upon the expiration or termination of the waiting period relating to the Sinclair Transactions under the HSR Act. Although HollyFrontier and Sinclair HoldCo have agreed in the BCA to use their reasonable best efforts, subject to certain limitations, to make the necessary filings under the HSR Act and obtain the required governmental approvals, there can be no assurance that the relevant waiting period will expire or terminate and no assurance that the transactions will be completed. In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the Sinclair Transactions, including other potential transactions in the oil and gas industry or other industries. These governmental authorities may be affected by government shutdowns, which could result in delays regarding any potential approvals or other actions. These governmental authorities may initiate proceedings seeking to prevent, or otherwise seek to prevent, the transactions. As a condition to the approval of the Sinclair Transactions, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of the parties’ business after completion of the transactions.

Under the terms of the BCA, HollyFrontier is obligated to use its reasonable best efforts to complete the transactions, but is not required to take any actions or agree to any terms or conditions in connection with obtaining any regulatory approvals for completing the transactions beyond those specifically described in the BCA.

However, notwithstanding the provisions of the BCA, either HollyFrontier or Sinclair HoldCo could agree to become subject to terms or conditions beyond those required in the BCA in connection with the expiration or termination of such waiting period, the imposition of which could adversely affect HollyFrontier’s ability to integrate Sinclair NewCo’s operations with HollyFrontier’s operations, reduce the anticipated benefits of the transactions or otherwise materially and adversely affect the combined company’s business and results of operations after completion of the transactions. Any such decisions would be made by HollyFrontier management and the Board following the Special Meeting in connection with the closing of the Sinclair Transactions.

The actual value of the consideration we will pay to Sinclair HoldCo at closing may exceed the value allocated to such consideration at the time we entered into the BCA.

Under the BCA, the number of shares of New Parent Common Stock we will issue to Sinclair HoldCo at the closing of the Sinclair Transactions is fixed at 60,230,036 (as may be adjusted pursuant to the BCA), which on a pro forma basis following the closing represents 26.75% of the outstanding shares of New Parent Common Stock based on the HollyFrontier Common Stock outstanding as of July 30, 2021, determined on a fully diluted basis. This amount is subject to adjustments as provided in the BCA, but there will be no adjustment for changes in the market price of HollyFrontier Common Stock. Neither we nor Sinclair HoldCo are permitted to “walk away” from the transaction solely because of changes in the market price of HollyFrontier Common Stock between the signing of the BCA and the closing. HollyFrontier Common Stock has historically experienced volatility. Stock price changes may result from a variety of factors that are beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions. The closing price of HollyFrontier Common Stock on the NYSE on July 30, 2021, was $29.40; and on September 15, 2021, the closing price was $31.05. The value of the New Parent Common Stock we issue in connection with the closing of the Sinclair Transactions may be significantly higher at the closing than when we entered into the BCA.

We will issue a large number of shares of New Parent Common Stock in connection with the Sinclair Transactions, which will result in dilution to our existing stockholders and may cause the market price of our common stock to decline in the future as the result of sales of our common stock owned by Sinclair HoldCo or current HollyFrontier stockholders. Our stockholders may not realize a benefit from the Sinclair Transactions commensurate with the ownership dilution they will experience.

At the closing of the Sinclair Transactions, we will issue 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) to Sinclair HoldCo, which on a pro forma basis following the closing represents 26.75% of the outstanding shares of New Parent Common Stock based on the HollyFrontier Common Stock outstanding as of July 30, 2021 (on a fully diluted basis). The issuance of the such shares of common stock will result in dilution of our existing stockholders’ ownership interests and may also have an adverse impact on net income per share in fiscal periods that include (or follow) the closing.

The Stockholders Agreement subjects 75% of the shares of New Parent Common Stock issued to Sinclair HoldCo (and indirectly the other Sinclair Parties) (“Restricted Shares”) to a “lock-up” period commencing on the closing date, with one-third of such Restricted Shares being released from such restrictions on the date that is six months after the closing, one-third of the Restricted Shares being released from such restrictions on the first anniversary of the closing date, and the remainder being released from such restrictions on the date that is 15 months from the closing date. In addition, until the earliest to occur of (i) the date on which the Sinclair Parties beneficially own less than 5% of all outstanding New Parent Common Stock on a fully diluted basis and (ii) the date on which a Change of Control (as defined in the Stockholders Agreement) occurs, the Sinclair Parties will be prohibited from transferring the shares of New Parent Common Stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

Further, New Parent has agreed to file, within five business days following the closing date, a shelf registration statement under the Securities Act, to permit the public resale of all the registrable securities held by the Sinclair Parties (subject to the lock-up and transfer restrictions described above).

In addition, following their receipt of shares of New Parent Common Stock as stock consideration in the Sinclair Transactions, subject to release from the lock-up provisions and other transfer restrictions described above and the filing of a resale registration statement or satisfaction of the requirements of Rule 144, the Sinclair Parties may seek to sell the shares of New Parent Common Stock delivered to them. HollyFrontier stockholders may also seek to sell shares held by them of HollyFrontier Common Stock held in anticipation of completion of the closing, or of New Parent Common Stock following the closing. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of New Parent Common Stock, may affect the market for, and the market price of, HollyFrontier Common Stock and New Parent Common Stock in an adverse manner.

If we are unable to realize the strategic and financial benefits currently anticipated from the Sinclair Transactions, our stockholders will have experienced dilution of their ownership interest without receiving commensurate benefit, and we may be unable to execute on our strategy to return capital to our stockholders that was described in our press release and investor presentation announcing the Sinclair Transactions.

HollyFrontier and Sinclair NewCo are each subject to business uncertainties and contractual restrictions while the Sinclair Transactions are pending, which could adversely affect each party’s business and operations.

Prior to the closing of the Sinclair Transactions, it is possible that some customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners with whom HollyFrontier or Sinclair NewCo has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with HollyFrontier or Sinclair NewCo, as the case may be, as a result of the Sinclair Transactions. Under the terms of the BCA, each of HollyFrontier and Sinclair NewCo is subject to certain restrictions on the conduct of its respective business prior to completing the Sinclair Transactions, which may adversely affect HollyFrontier’s ability to acquire assets or Sinclair NewCo’s ability to execute certain of their business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect each party’s businesses and operations prior to the completion of the Sinclair Transactions. See “The BCA — Covenants Regarding Conduct Pending the Sinclair Acquisition” beginning on page 56.

If the HFC Merger does not qualify as a tax-deferred transaction under either Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), HollyFrontier common stockholders may be required to pay material U.S. federal income taxes.

Assuming that the HFC Transactions are completed as currently contemplated, it is intended that the HFC Merger and the Sinclair Acquisition will be integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code and/or that the HFC Merger will qualify as a “reorganization” within the meaning of Section 368 of the Code. It is a condition to HollyFrontier’s obligation to complete the HFC Transactions that it receive an opinion from its counsel that the HFC Merger will be treated as described above. HollyFrontier does not intend to obtain a ruling from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the HFC Merger. Accordingly, there can be no assurance that the IRS would not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. If it were determined that the HFC Merger does not qualify as a tax-deferred transaction under either Section 351 or Section 368(a) of the Code, a U.S. holder of HollyFrontier Common Stock would generally recognize taxable gain or loss upon the exchange of HollyFrontier Common Stock for New Parent Common Stock pursuant to the HFC Merger and, in case of any gain recognition, may be required to pay material U.S. federal income taxes. Please see the section entitled “Material U.S. Federal Income Tax Consequences of the HFC Merger” beginning on page 66 for more information.

Potential litigation relating to the Sinclair Transactions could result in substantial costs to HollyFrontier or an injunction preventing the completion of the Sinclair Transactions.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert the time and resources of management. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition, or prevent or delay the completion of the Sinclair Transactions and result in substantial costs to HollyFrontier. There can be no assurance that HollyFrontier or the other defendants in these lawsuits will be successful in the outcome.

Risks Related to HollyFrontier

As a result of entering into the Sinclair Transactions, our business will be subject to the risk described herein. In addition, we are, and following completion of the Sinclair Transactions, will continue to be, subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 as updated by subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other SEC filings, which are incorporated by reference into this proxy statement. See “Incorporation of Certain Documents by Reference” beginning on page 117 and “Where You Can Find More Information” beginning on page 118.

Risks Related to the Combined Business Following the Sinclair Transactions

The trading price and volume of New Parent Common Stock may be volatile following the Sinclair Transactions.

The trading price and volume of New Parent Common Stock may be volatile following completion of the Sinclair Transactions. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of New Parent Common Stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for New Parent Common Stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for New Parent Common Stock to fluctuate substantially, which may negatively affect the price and liquidity of New Parent Common Stock. Many of these factors and conditions are beyond the control of the combined company or the combined company’s stockholders.

The financial forecasts are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts included under the section “The Sinclair Acquisition — Financial Forecasts” were based on assumptions of, and information available to HollyFrontier management (including based in part on information provided by Sinclair HoldCo), when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond HollyFrontier’s and Sinclair HoldCo’s control and may not be realized. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from HollyFrontier’s and Sinclair HoldCo’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

HollyFrontier’s and Sinclair NewCo’s (including based in part on information provided by Sinclair HoldCo) financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and neither HollyFrontier nor Sinclair HoldCo undertakes any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The financial estimates of HollyFrontier and Sinclair NewCo (including based in part on information provided by Sinclair HoldCo) included in this proxy statement have been prepared by, and are the responsibility of, HollyFrontier. Moreover, neither HollyFrontier’s nor Sinclair HoldCo’s independent accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to HollyFrontier’s or Sinclair NewCo’s prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, HollyFrontier’s and Sinclair NewCo’s prospective financial information. The reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this proxy statement and should not be read to do so. See “The Sinclair Acquisition — Financial Forecasts” for more information.

The synergies attributable to the Sinclair Transactions may vary from expectations.

HollyFrontier may fail to realize the anticipated benefits and synergies expected from the Sinclair Transactions, which could adversely affect HollyFrontier’s business, financial condition and operating results. The success of the Sinclair Transactions will depend, in significant part, on HollyFrontier’s ability to successfully integrate the acquired businesses, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. HollyFrontier believes that the addition of Sinclair NewCo will complement HollyFrontier’s strategy by providing operational and financial scale, increasing free cash flow, and enhancing HollyFrontier’s corporate rate of return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Sinclair Transactions. This growth and the anticipated benefits of the transactions may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If HollyFrontier is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Sinclair Transactions within the anticipated timing or at all, HollyFrontier’s business, financial condition and operating results may be adversely affected.

The future results of HollyFrontier following the Sinclair Transactions will suffer if HollyFrontier does not effectively manage its expanded operations.

Following the Sinclair Transactions, the size of the business of HollyFrontier will increase significantly. HollyFrontier’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. HollyFrontier may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurance that HollyFrontier will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Sinclair Transactions.

The Sinclair Transactions may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.

Following the Sinclair Transactions, some of the customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners of HollyFrontier or Sinclair NewCo may terminate or scale back their current or prospective business relationships with HollyFrontier. In addition, HollyFrontier and Sinclair NewCo have contracts with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners that may require HollyFrontier or Sinclair NewCo to obtain consents from these other parties in connection with the Sinclair Transactions, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the Sinclair Transactions, or if HollyFrontier, following the Sinclair Transactions, loses the benefits of the contracts of HollyFrontier or Sinclair NewCo, HollyFrontier’s business and financial performance could suffer.

The Sinclair Transactions will require management to devote significant attention and resources to integrating the Sinclair NewCo business with our business. Potential difficulties that may be encountered in the integration process include, among others:

•

the inability to successfully integrate the Sinclair NewCo business into the HollyFrontier business in a manner that permits us to achieve the full revenue and cost savings anticipated from the Sinclair Transactions, including approximately $100 million in run-rate synergies that HollyFrontier expects the combined company to realize, as well as another $100 to $200 million in estimated one-time savings from working capital benefits during the first two years after closing of the Sinclair Transactions;

•	the inability to successfully close and integrate multiple acquisitions simultaneously or within a short timeframe of each other, including the Sinclair Transactions and the Puget Sound Acquisition;

•	complexities associated with managing the larger, integrated business;

•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Sinclair Transactions;

•	integrating personnel from the two companies while maintaining focus on providing consistent, high-quality products and services;

•	loss of key employees;

•	integrating relationships with customers, vendors and business partners;

•

performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Sinclair Transactions and integrating Sinclair NewCo’s operations into HollyFrontier; or

•	the disruption of, or the loss of momentum in, each company’s ongoing business or inconsistencies in standards, controls, procedures and policies.

Delays or difficulties in the integration process could adversely affect our business, financial results, financial condition and stock price. Even if we are able to integrate our business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that we currently expect from this integration or that these benefits will be achieved within the anticipated time frame.

Sinclair HoldCo will become a significant holder of the combined company’s common stock following completion of the Sinclair Transactions.

At the closing of the Sinclair Transactions, we will issue 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) to Sinclair HoldCo, which on a pro forma basis following the closing represents 26.75% of the outstanding shares of New Parent Common Stock based on the HollyFrontier Common Stock outstanding as of July 30, 2021 (on a fully diluted basis). Additionally, pursuant to the Stockholders Agreement, Sinclair HoldCo (on behalf of itself and the other Sinclair Parties) will be entitled to nominate (i) two persons to the New Parent Board following the closing of the Sinclair Acquisition and for so long as the Sinclair Parties beneficially own common stock constituting not less than 15% of all outstanding New Parent Common Stock and (ii) one person to the New Parent Board for so long as the Sinclair Parties beneficially own less than 15% but more than or equal to 5% of all outstanding New Parent Common Stock. As a result, Sinclair HoldCo and the other Sinclair Parties will have the ability to influence our management and affairs. Further, the existence of a new significant stockholder may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company.

So long as Sinclair HoldCo continues to control a significant amount of the New Parent Common Stock, it will continue to be able to influence all matters requiring stockholder approval, subject to the voting agreements of Sinclair HoldCo and the Sinclair Parties set forth in the Stockholders Agreement. Moreover, this concentration of stock ownership may also adversely affect the trading price of the New Parent Common Stock to the extent investors perceive a disadvantage in owning stock of a company with a significant stockholder.

The Sinclair Transactions will expand our business into branded marketing and licensing, and we could face a variety of risks of expanding into a new business.

The Sinclair Transactions will expand our business into branded marketing and licensing, including the addition of over 300 distributors and 1,300 branded retail sites. Risks of our expanding this business line include: (i) potential diversion of management’s attention and other resources from our existing businesses; (ii) unanticipated liabilities or contingencies; (iii) the need for additional capital and other resources to integrate and expand this line of business; and (iv) inefficient combination or integration of operational and management systems and controls. Expanding this line of business may also lead to increased litigation and regulatory risk and could have an impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the expansion and integration of the branded marketing business could have a material adverse effect on our business, results of operations and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain or incorporate by reference statements or information that is, includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “anticipate(s),” “project(s),” “expect(s),” “plan(s),” “goal(s),” “forecast(s),” “strategy,” “intend(s),” “should,” “would,” “could,” “believe,” “may,” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding the Sinclair Transactions, statements regarding the Puget Sound Acquisition, pro forma descriptions of the combined company and their operations, integration and transition plans, synergies, opportunities and anticipated future performance. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier and/or HEP, and they are not guarantees of future performance. These forward-looking statements are based on assumptions using currently available information and expectations as of the date thereof that HollyFrontier management believes are reasonable, but that involve certain risks and uncertainties and may prove inaccurate. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to (i) HollyFrontier’s and HEP’s failure to successfully close the Sinclair Transactions or, once closed, integrate the operations of Sinclair with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; (ii) the satisfaction or waiver of the conditions precedent to the proposed Sinclair Transactions, including, without limitation, the receipt of the HollyFrontier stockholder approval for the issuance of New Parent Common Stock at closing and regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions) on the terms and timeline desired, (iii) risks relating to the value of the shares of New Parent Common Stock and the value of HEP’s common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and by Sinclair HoldCo and the other Sinclair Parties following the closing, (iv) legal proceedings that may be instituted against HollyFrontier or HEP following the announcement of the proposed Sinclair Transactions, (v) HollyFrontier’s failure to successfully close the Puget Sound Acquisition or, once closed, integrate the operations of the Puget Sound Refinery with its existing operations and fully realize the expected synergies of the Puget Sound Acquisition or on the expected timeline; (vi) disruption the Sinclair Transactions may cause to customers, vendors, business partners and HollyFrontier’s, HEP’s and Sinclair HoldCo’s ongoing business, (vii) the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in the markets we serve, risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant and specialty products in HollyFrontier’s and HEP’s markets, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the work force or in response to reductions in demand, effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic, and (viii) other factors, including those listed in the most recent annual, quarterly and periodic reports of HollyFrontier and HEP filed with the SEC, whether or not related to either proposed transaction. All forward-looking statements included in this proxy statement are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this communication or otherwise. Readers are advised, however, to consult any further disclosures HollyFrontier makes in its filings with the SEC.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF THE NEW PARENT COMMON STOCK

At the Special Meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) as consideration to Sinclair HoldCo in connection with the BCA by and among HollyFrontier, New Parent, Parent Merger Sub, Sinclair HoldCo and Sinclair NewCo.

Further information with respect to the BCA and Sinclair HoldCo is contained elsewhere in this proxy statement, including the sections “The Sinclair Acquisition” beginning on page 23 and “The Business Combination Agreement” beginning on page 54.

Vote Required

Pursuant to applicable rules of the NYSE, the affirmative vote of a majority of the votes cast on the New Parent Stock Issuance Proposal and entitled to be voted on such proposal is required to approve such proposal. Abstentions will be treated as votes cast on this proposal and therefore will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NEW PARENT STOCK ISSUANCE PROPOSAL

PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY

THE SINCLAIR ACQUISITION

The following is a description of the material aspects of the Sinclair Acquisition, including the BCA. While we believe that the following description covers the material terms of the Sinclair Acquisition, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the BCA attached to this proxy statement as Annex A, for a more complete understanding of the Sinclair Acquisition.

Background of the Sinclair Acquisition

HollyFrontier and Sinclair HoldCo are both independent refiners in the United States. HollyFrontier’s operations are focused in the Rocky Mountain, Southwest and Mid-Continent regions of the United States, and Sinclair HoldCo’s operations are focused in the Rocky Mountain region of the United States.

HollyFrontier’s Board and senior management regularly review HollyFrontier’s performance, strategy, competitive position, opportunities and prospects, in light of the current business and economic environment and developments in the refining industry. Further, from time to time, the Board and senior management engage in strategic planning reviews to consider ways to enhance stockholder value. These reviews have included the consideration of merger or acquisition transactions with third parties and the potential benefits and risks of those transactions.

HollyFrontier has periodically held acquisition discussions with Sinclair HoldCo, including as recently as the fourth quarter of 2018 through the first quarter of 2019, but all such previous discussions were preliminary and were mutually terminated without resulting in any agreement on terms of a business combination.

On July 28, 2020, L.E. Simmons (member of Sinclair HoldCo’s board of directors) called Franklin Myers (Chairman of the HollyFrontier Board) to discuss HollyFrontier’s interest in a possible business combination with Sinclair HoldCo. Mr. Myers informed Michael C. Jennings, Chief Executive Officer of HollyFrontier, of the inquiry and expressed to Mr. Simmons that HollyFrontier continued to be interested and would be supportive of discussions.

On August 6, 2020, Ross Matthews, Chief Operating Officer of Sinclair HoldCo and Chief Executive Officer of Sinclair, called Mr. Jennings to further gauge HollyFrontier’s interest in a possible business combination with Sinclair HoldCo. Mr. Jennings responded that such a transaction was strategically interesting to HollyFrontier and that work would be required to determine whether the parties could find common ground with respect to transaction terms and valuation.

On August 13, 2020, Mr. Jennings sent a letter to Mr. Matthews outlining the potential strategic advantages to a business combination and providing a general valuation construct.

On August 30, 2020, HollyFrontier was provided with access to a virtual data room prepared by Sinclair HoldCo, and HollyFrontier commenced its due diligence review. In connection with the commencement of HollyFrontier’s due diligence review, HollyFrontier and Sinclair HoldCo also entered into a confidentiality agreement.

On September 15, 2020, Mr. Jennings sent a letter to Mr. Matthews that included a valuation model and a proposed path forward for developing common assumptions and negotiating key transaction terms. The valuation model contemplated Sinclair HoldCo receiving 23–24% equity in a new company combining HollyFrontier and Sinclair, with a separate transaction whereby Sinclair’s midstream logistics business would be acquired by HEP for $437 million in cash and HEP common units.

On September 25, 2020, Mr. Matthews sent a letter to Mr. Jennings responding to Mr. Jennings’ September 15, 2020 letter and highlighting questions regarding the valuation model provided by Mr. Jennings. This letter was followed by a phone call between Mr. Matthews and Mr. Jennings on the same day to discuss the letter.

On September 30, 2020, HollyFrontier management provided an update to the Board on the proposed transaction and the Board expressed support of management continuing discussions.

On October 23, 2020, Mr. Jennings sent a letter to Mr. Matthews, which included a revised indicative valuation of 25% equity for Sinclair HoldCo in the combined company (versus 23–24% in HollyFrontier’s letter dated September 15, 2020). The letter contemplated a separate transaction whereby Sinclair’s midstream logistics business would be acquired by HEP for $560 million, split 50/50 in cash and HEP common units, and also outlined other transaction terms and provided additional due diligence information on HollyFrontier as requested by Sinclair HoldCo.

On November 6, 2020, Mr. Matthews sent a letter to Mr. Jennings reflecting revised illustrative terms that the Sinclair HoldCo owners would consider appropriate for a proposed transaction valuation and structure, which included potential valuations ranging from 28% to 54% equity for Sinclair HoldCo in the combined company.

On November 11, 2020, HollyFrontier management provided an update to the Board on the proposed transaction, including the valuations proposed by Sinclair HoldCo.

On November 16, 2020, Mr. Jennings sent an email to Mr. Matthews indicating that while HollyFrontier remained interested in a possible business combination with Sinclair, there did not appear to be an apparent path to bridge the significant differences in the parties’ valuation approaches. Later that day, Mr. Jennings and Mr. Matthews spoke and agreed that, despite significant differences in valuation perspectives, it could be helpful to meet in person to discuss each company’s current business performance and future outlook so that both parties had the best available information for their discussions.

On December 8, 2020, the parties met (with some attendees in person and some attending virtually) to discuss current business performance and future opportunities by business segment for each company. HollyFrontier was represented by Mr. Jennings, Mr. Tim Go (EVP and Chief Operating Officer), Mr. Richard Voliva (EVP and CFO of HollyFrontier and President of HEP), Mr. Tom Creery (President of HollyFrontier Renewables) and Mr. John Harrison (VP, Finance, Strategy and Treasurer of HollyFrontier and SVP, CFO and Treasurer of HEP). Sinclair HoldCo was represented by Mr. Matthews, Steve Sondergard (Downstream Operations, Executive Vice President of Sinclair), Mark Petersen (Transportation Vice President of Sinclair), Jack Barger (Marketing & Supply Vice President of Sinclair) and Peter Johnson (President of Sinclair). Representatives of Tudor, Pickering, Holt & Co. (“TPH”), Sinclair HoldCo’s financial advisor, also attended the meeting.

On December 17, 2020, Mr. Matthews sent Mr. Jennings high-level due diligence questions regarding HollyFrontier’s operations.

On January 13, 2021, Mr. Jennings sent an email to Mr. Matthews providing HollyFrontier’s responses to Sinclair HoldCo’s due diligence questions from December 17, 2020.

On January 22, 2021, Mr. Matthews sent a letter to Mr. Jennings with revised illustrative transaction terms. The letter contemplated Sinclair HoldCo receiving 32% equity in a new company combining HollyFrontier and Sinclair, with a separate transaction whereby Sinclair’s midstream logistics business would be acquired by HEP for $900 million, split 50/50 in cash and HEP common units.

During the week of January 25, 2021, Messrs. Jennings and Matthews spoke for purposes of clarifying certain items contained in the January 22, 2021 letter.

On February 8, 2021, Mr. Jennings sent a letter to Mr. Matthews indicating that the economic and transaction terms reflected in Mr. Matthews’ January 22, 2021 letter still reflected a wide valuation gap and that HollyFrontier would be unable to meet Sinclair HoldCo’s valuation expectations.

During the week of February 15, 2021, Messrs. Matthews and Jennings spoke and affirmed the strategic logic of the potential transaction, although no agreement was reached on economic terms.

On February 17, 2021, HollyFrontier management provided an update to the Board on the proposed transaction.

On February 25, 2021, Mr. Jennings sent a letter to Mr. Matthews which included revised transaction terms that were intended to provide more clarity and certainty regarding closing conditions. The economic terms contemplated Sinclair HoldCo receiving 25% equity in a new company combining HollyFrontier and Sinclair, with a separate transaction whereby Sinclair’s midstream logistics business would be acquired by HEP for $628 million in HEP common units (or 21,000,000 common units) and $325 million in cash. Following receipt of the letter by Sinclair HoldCo, the parties agreed that an in-person meeting to negotiate economic and other terms would be needed to advance the negotiations.

On March 10, 2021, a meeting was held to discuss economic and other key terms and conditions for a transaction. Attendees from HollyFrontier were Messrs. Myers, Jennings and Voliva and Ms. Vaishali Bhatia (Senior Vice President, General Counsel and Secretary) and attendees from Sinclair HoldCo were Mr. Matthews and Mr. Simmons. Attorneys at Vinson & Elkins LLP (“V&E”), Sinclair HoldCo’s legal counsel, and TPH also attended the meeting. The parties discussed high-level transaction terms, including the proposed purchase prices for the Sinclair Transactions, noting, however, that both parties recognized that additional significant aspects of the Sinclair Transactions, including transaction structure, confirmatory due diligence and other matters, remained open. Mr. Matthews communicated on behalf of Sinclair HoldCo a counterproposal of 27.5% equity for Sinclair HoldCo in a new company combining HollyFrontier and Sinclair. Mr. Jennings communicated in response a counterproposal on behalf of HollyFrontier of 26.5% equity for Sinclair HoldCo. After further discussions, the parties agreed to proceed towards the preparation of definitive documents, subject to resolution of open issues and the approval of their respective boards of directors and the HLS Conflicts Committee, on the basis that Sinclair HoldCo would receive equity in the new company combining HollyFrontier and Sinclair equal to 26.75% and HEP would acquire Sinclair’s midstream logistics business for $628 million in HEP common units (or 21,000,000 common units) and $325 million in cash.

On March 18, 2021, the parties held a telephone conference to discuss financial statements that would be needed if a transaction were to proceed in light of the fact that HollyFrontier would not be acquiring Sinclair HoldCo’s entire business. Attendees were Mr. Voliva, Mr. Harrison and Mr. Thomas Caldwell (Manager, Business Development of HollyFrontier), Mr. Johnson and David Crittenden (Vice President, Controller of Sinclair). Representatives of V&E and Sinclair HoldCo’s financial and accounting advisors also attended this call.

On March 19, 2021, the parties held a telephone conference to discuss the potential structure alternatives for the transaction. Attendees from HollyFrontier were Mr. Voliva and Mses. Bhatia, Stacey Foland (Assistant General Counsel), Leslie Simmons (VP, Tax, Assistant Controller) and Katie Drilling (Director, Taxation), and Mr. Lynn Hart (Secretary of Sinclair HoldCo and Vice President and General Counsel of Sinclair) also attended. Attorneys at V&E, Morgan Lewis & Bockius LLP, HollyFrontier’s legal counsel (“Morgan Lewis”) and Bracewell LLP, HEP’s legal counsel (“Bracewell”), also attended the call.

On March 22, 2021, HollyFrontier management provided an update to the Board on the proposed transaction. Mr. Voliva further discussed the opportunity and proposed purchase price as tentatively agreed with Sinclair HoldCo and reviewed the high-level terms under discussion with Sinclair HoldCo, as well as the primary work streams contemplated over the next few weeks in order to progress discussions with Sinclair HoldCo. A discussion was held regarding, among other things, Sinclair HoldCo’s wholesale business, long-term plans of Sinclair HoldCo’s principals, potential financial advisors and future staffing of the business. Valuation perspectives for the proposed transaction were also discussed. The Board was supportive of management continuing to discuss a proposed transaction.

On March 25, 2021, HollyFrontier’s and Sinclair HoldCo’s respective legal counsel had a telephone conference to discuss transaction structure. Later that day, Mr. Voliva contacted a representative of Citi to discuss a potential engagement as HollyFrontier’s financial advisor in connection with a potential transaction involving HollyFrontier and Sinclair HoldCo. HollyFrontier subsequently engaged Citi as its financial advisor for the transaction.

On March 26, 2021, the parties held a telephone conference to discuss the potential structure of the transaction. Attendees were Messrs. Voliva and Mses. Bhatia, Simmons, Foland and Drilling (HollyFrontier), and Mr. Hart (Sinclair HoldCo). Representatives from Morgan Lewis, V&E and TPH also attended this call.

On March 31, 2021, the parties held a telephone conference to discuss various facility related items, including air pollution, emissions, compliance, waste, safety and operations and incidents. Attendees were Mr. Stephen Gill (Process Safety Management Director of Sinclair), Mr. Hart (Sinclair HoldCo), Mr. Paul Conrad (Corporate Environmental Manager of Sinclair) and Mr. Go (HollyFrontier). Representatives of TPH, Morgan Lewis, and SLR Consulting, environmental consultant to HollyFrontier, also attended this call.

From late March 2021 through August 2, 2021, Sinclair HoldCo, HEP and their respective legal counsel had numerous diligence calls and engaged in discussions relating to the terms of the Contribution Agreement and the other documents to be entered into in connection with the HEP Transaction.

On April 7, 2021, the parties held a telephone conference to discuss solid waste management units and financial assurance. Attendees were Messrs. Gill, Conrad and Dennis Ellis (Internal Audit Manager of Sinclair), and Mr. Go (HollyFrontier). Representatives of Morgan Lewis, V&E, TPH and TRC Companies, Inc., environmental consultant to HollyFrontier, also attended this call.

On April 12, 2021, representatives of HollyFrontier and Sinclair HoldCo’s respective legal counsel had a telephone conference to further discuss potential structure alternatives for the transaction. Later on April 12, 2021, following the call between HollyFrontier’s and Sinclair HoldCo’s respective legal counsel, the parties held a telephone conference to further discuss the potential structure alternatives for the transaction. Attendees were Messrs. Voliva and Mses. Bhatia, Simmons, Foland and Drilling (HollyFrontier), and Mr. Hart (Sinclair HoldCo). Attorneys at V&E and Morgan Lewis also attended this call.

On April 14, 2021, HollyFrontier provided a proposal to V&E and TPH regarding the proposed structure for the transaction. Later that day, TPH called Mr. Voliva to notify him of comments on the proposed transaction structure.

On April 16, 2021, the parties held a telephone conference to discuss legal due diligence. Attendees from HollyFrontier were Mr. Voliva and Mses. Bhatia, Simmons, Drilling, and Indira Agarwal (VP, Chief Accounting Officer and Controller), and attendees from Sinclair HoldCo were Messrs. Hart, Johnson and Crittenden. A representative of TPH also attended this call.

Also on April 16, 2021, the parties held a telephone conference to discuss financial due diligence. Attendees were Messrs. Voliva, Harrison, Norwood and Caldwell and Mses. Bhatia, Foland, Agarwal, Simmons and Drilling (HollyFrontier), and Messrs. Johnson and Crittenden (Sinclair HoldCo). A representative of TPH also attended this call.

Also on April 16, 2021, the parties held a telephonic conference to discuss environmental, health and safety due diligence. Attendees were Messrs. Gill and Conrad (Sinclair HoldCo) and Mr. Go (HollyFrontier). Attorneys at Morgan Lewis and representatives of TPH and SLR Consulting also attended this call.

Additionally on April 16, 2021, representatives of HollyFrontier and Sinclair HoldCo’s respective legal counsel had a call to discuss the transaction structure proposed by HollyFrontier.

On April 20, 2021, the parties held a telephone conference to further discuss the proposed structure of the transaction. Attendees were Ms. Simmons and Ms. Drilling (HollyFrontier), and representatives of Sullivan and Cromwell LLP and Hunton Andrews Kurth LLP, legal counsel to certain stockholders of Sinclair HoldCo. Representatives of Morgan Lewis and V&E also attended this call.

On April 21, 2021, the parties held a telephone conference to discuss working capital matters. Attendees were Messrs. Voliva, Harrison and Caldwell (HollyFrontier), and Messrs. Johnson and Crittenden (Sinclair HoldCo). Representatives of Citi, V&E and TPH also attended this call.

On April 22, 2021, representatives from HollyFrontier and Sinclair HoldCo’s respective legal counsel held a telephone conference to further discuss the proposed transaction structure.

On April 27, 2021, the parties held a telephone conference to discuss environmental, health and safety due diligence. Attendees were Messrs. Gill, Hart, Sondergard and Jon Christensen (Process and Planning Manager of Sinclair) and Mr. Go (HollyFrontier). Representatives of TPH and SLR Consulting also attended this call.

On April 28, 2021, the parties held a telephone conference to discuss legal environmental due diligence. Attendees were Mr. Hart (Sinclair HoldCo) and Mr. Go (HollyFrontier). Attorneys at Morgan Lewis and representatives of TPH and Citi also attended this call.

Also on April 28, 2021, HollyFrontier provided a revised proposal on the transaction structure to V&E and TPH, which also included a proposal on certain matters to be contained in the Stockholders Agreement.

On May 1, 2021, Mr. Jennings met with Mr. Matthews to discuss transaction terms, including the proposed transaction structure.

On May 3, 2021, Ms. Bhatia (HollyFrontier) and Mr. Cunningham (HEP) held a telephone conference with Sinclair HoldCo’s legal advisors to discuss regulatory matters.

On May 4, 2021, Ms. Bhatia (HollyFrontier) and Mr. Go (HollyFrontier) held a telephone conference with Sinclair HoldCo’s legal advisors to discuss environmental matters.

On May 12, 2021, a meeting of the Board was held. Mr. Voliva provided an update to the Board on developments with the proposed transaction since its March 22, 2021 meeting on the proposed transaction, including the proposed transaction structure. HollyFrontier management also responded to questions from the Board. The Board was supportive of management continuing to discuss a proposed transaction.

On May 13, 2021, Ms. Bhatia (HollyFrontier) had a follow-up due diligence call with respect to HollyFrontier with V&E.

On May 20, 2021, the parties held a telephone conference to discuss environmental due diligence on Sinclair HoldCo’s assets. Attendees were Mr. Go and Ms. Bhatia (HollyFrontier) and Mr. Stephen Gill (Sinclair HoldCo). Attorneys at Morgan Lewis and representatives of TPH and SLR Consulting also attended this call.

On May 21, 2021, Sinclair HoldCo provided a term sheet to HollyFrontier on proposed transaction terms, including the transaction structure, adjustments to the cash payment for working capital and inventory items, certain governance matters, the scope of indemnification, and certain matters to be contained in the Stockholders Agreement.

On May 23, 2021, Messrs. Jennings and Matthews spoke to discuss outstanding items and potential adjustments to the proposed purchase price based on due diligence conducted to date.

On May 24, 2021, HollyFrontier provided Sinclair HoldCo with additional detail on the results of HollyFrontier’s due diligence review that warranted further discussion.

On May 25, 2021, HollyFrontier provided Sinclair HoldCo with an updated term sheet.

Also on May 25, 2021, the parties met to negotiate principal transaction terms and conditions that would serve as the basis for definitive transaction documents. Participants at the meeting, and by teleconference, included Messrs. Jennings and Voliva and Ms. Bhatia (HollyFrontier), and Mr. Matthews (Sinclair HoldCo). Representatives of HollyFrontier’s and Sinclair HoldCo’s respective legal and financial advisors also attended this session.

On May 31, 2021, Sinclair HoldCo provided a revised term sheet to HollyFrontier based on the parties’ discussions held on May 25, 2021, which included proposed terms for the standstill, voting and transfer restriction provisions to be contained in the Stockholders Agreement, as well as on the indemnification provisions to be contained in the BCA.

On June 2, 2021, the parties held a telephone conference to discuss financial statements. Attendees were Mr. Voliva and Mses. Bhatia, Agarwal and Foland (HollyFrontier). Representatives of HollyFrontier’s and Sinclair HoldCo’s respective legal counsel also attended this call. In addition, Ms. Bhatia and a representative of V&E had a telephone conference to discuss risk allocation under the business combination agreement.

On June 7, 2021, HollyFrontier provided a revised term sheet to Sinclair HoldCo and its legal counsel. The revised term sheet included certain counterproposals to the terms outlined by Sinclair HoldCo in its May 31, 2021 draft of the term sheet, including an extension of the “lock-up” period from 15 months to 18 months, a requirement that at least one of the directors nominated by Sinclair HoldCo possess significant management experience in the refining industry, and additional details on the standstill provisions.

On June 9, 2021, a meeting of the Board was held during which Mr. Jennings discussed with the Board the strategic rationale for the transaction and Ms. Bhatia reviewed the status of the key terms of the transaction. The Board was supportive of further pursuing the transaction.

Also on June 9, 2021, the parties met to negotiate terms of definitive transaction agreements. Attendees (in person and by teleconference) were Messrs. Matthews, Jennings, Voliva and Ms. Bhatia. Representatives of HollyFrontier’s and Sinclair HoldCo’s respective legal and financial advisors also attended this session. The parties determined that HollyFrontier’s and Sinclair HoldCo’s respective legal counsel should begin drafting the transaction agreements.

Also on June 9, 2021, Mr. Matthews met Mr. Jennings, Mr. Myers, Mr. Lel Echols (HollyFrontier director) and Mr. Craig Knocke (HollyFrontier director) for dinner. While the parties did not negotiate transaction terms, the dinner presented the first opportunity for certain of HollyFrontier’s directors to speak with Mr. Matthews.

On June 10, 2021, the parties held a telephone conference to discuss risk allocation under the agreements. Attendees were Mr. Voliva and Ms. Bhatia (HollyFrontier). Representatives of V&E and TPH also attended this call.

On June 15, 2021, the parties held another telephone conference to discuss due diligence related to Sinclair HoldCo’s human resources and employee benefits. Attendees were Messrs. Dale Kunneman (VP, Human Resources) and Caldwell and Ms. Foland (HollyFrontier) and Messrs. Johnson and Lowell Hardy (Human Resources Vice President of Sinclair). Representatives of Sinclair HoldCo’s financial advisor also attended this session.

Also on June 15, 2021, a meeting of the Board was held. Mr. Jennings and Mr. Voliva provided an update to the Board on the status and progress of negotiations with Sinclair HoldCo, noting the target date for the signing of a definitive agreement. Ms. Bhatia and Mr. Voliva discussed the transaction terms that had been negotiated to date, and Mr. Jennings, Mr. Voliva and Ms. Bhatia responded to questions from the Board regarding, among other things, due diligence, Sinclair HoldCo’s financial statements, Sinclair HoldCo’s marketing business, transaction documentation, personnel matters and valuation. The Board continued to express its support of management and moving forward with negotiations in connection with the proposed transaction.

On June 16, 2021, the parties held a telephone conference to discuss Sinclair HoldCo’s financial statements. Attendees were Mr. Voliva and Mses. Agarwal, Bhatia and Foland (HollyFrontier), and Messrs. Johnson and Crittenden (Sinclair HoldCo). Representatives of V&E, TPH and Sinclair HoldCo’s accounting advisors also attended this meeting.

Also on June 16, 2021, Sinclair HoldCo and V&E provided a revised term sheet to HollyFrontier, which, among other things, revised the “lock-up” term from 18 months to 15 months and clarified the scope of the voting provisions to be contained in the Stockholders Agreement.

On June 17, 2021, the parties held a telephone conference to discuss due diligence matters related to Sinclair HoldCo’s joint ventures. Attendees were Messrs. Voliva, Caldwell and Harrison (HollyFrontier), and Messrs. Johnson and Petersen (Sinclair HoldCo), Representatives of Sinclair HoldCo’s and HollyFrontier’s respective financial advisors also attended this call.

On June 23, 2021, a meeting of the HollyFrontier Conflicts Committee was held, with HollyFrontier’s senior management and financial advisors. The HollyFrontier Conflicts Committee reviewed the initial proposal to HEP regarding (i) terms and conditions, including purchase price, on which HEP and its affiliates would sell their assets located at or near the Woods Cross Refinery to HollyFrontier if HollyFrontier entered into a definitive agreement to divest the Woods Cross Refinery in order to obtain antitrust clearance for the Sinclair Transactions (the “HEP Woods Cross Refinery Assets Divestiture”), and (ii) post-closing minimum volume commitments and tariffs on the Sinclair Transportation midstream assets to be acquired by HEP and other related changes to the intercompany agreements between HollyFrontier and HEP as a result of HEP’s acquisition of Sinclair Transportation (the “Intercompany Agreements Amendments”).

On June 23, 2021, Ms. Bhatia and Ms. Foland, together with representatives of Morgan Lewis and V&E had a conference call to discuss governance items included in the term sheet received by HollyFrontier on June 16, 2021 and determined that the parties would continue the negotiations in connection with the preparation and exchange of the transaction documents.

On June 24, 2021, the parties held a telephone conference to discuss franchise due diligence matters. Attendees were Mr. Caldwell and Ms. Foland (HollyFrontier) and Messrs. Barger and Hart (Sinclair HoldCo). HollyFrontier’s legal advisors also attended this call, along with representatives of V&E and TPH.

On June 25, 2021, the parties held a telephone conference to discuss due diligence matters relating to Sinclair HoldCo. Attendees were Messrs. Voliva, Caldwell and Harrison (HollyFrontier) and Messrs. Matthews, Johnson, Sondergard, Petersen, Barger, Hart and Jay Mick (Crude Oil Supply Vice President of Sinclair). Representatives from HollyFrontier’s and Sinclair HoldCo’s respective legal counsel and financial advisors also attended this call.

Also on June 25, 2021, Mr. Voliva delivered term sheets with respect to the HEP Woods Cross Refinery Assets Divestiture, which included a proposed purchase price of $190 million, and the Intercompany Agreements Amendments, along with forecasts and valuation information, to the HLS Conflicts Committee, its financial advisor, BofA Securities Inc. (“BofA Securities”), Morris Nichols Arsht & Tunnell LLP (“Morris Nichols”), legal counsel to the HLS Conflicts Committee, and Bracewell, on behalf of HollyFrontier and the HollyFrontier Conflicts Committee.

On June 30, 2021, Morgan Lewis delivered the initial draft of the BCA to V&E. Starting that day until the announcement of the transactions, the parties exchanged numerous drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the BCA and the other agreements and documents related to the HFC Transactions. Significant areas of discussion and negotiation included the calculation of the number of shares of New Parent Common Stock to be issued, the calculation of the cash payment to be made for working capital, inventory and other items, the scope and degree of reciprocity of the representations, warranties and covenants, including the interim operating covenants and the “no shop” provision, provisions relating to the regulatory approval process and associated conditions to closing and the circumstances under which either party would be permitted to terminate the agreement, including whether HollyFrontier would be permitted to terminate the agreement for a superior proposal, and the termination-related fees payable in connection therewith. Documentary and other due diligence, including legal due diligence calls by both parties also continued in parallel with the negotiation of the transaction documentation.

On July 13, 2021, the Chairman of the HLS Conflicts Committee delivered to Mr. Voliva the Conflicts Committee’s counterproposal of $275 million for the proposed purchase price for the HEP Woods Cross Refinery Assets Divestiture, which Mr. Voliva delivered to the HollyFrontier Conflicts Committee on behalf of HEP and the HLS Conflicts Committee.

Also on July 13, 2021, Morgan Lewis delivered an initial draft of the Stockholders Agreement to V&E. Starting that day until the announcement of the Sinclair Transactions, the parties exchanged numerous drafts and engaged in discussions and negotiations concerning the terms of the Stockholders Agreement. Significant areas of discussion and negotiation included registration rights, the transfer restrictions and the standstill and voting provisions.

On July 16, 2021, a meeting of the HollyFrontier Conflicts Committee was held to consider the HLS Conflicts Committee’s counterproposal for the HEP Woods Cross Refinery Assets Divestiture with HollyFrontier’s senior management and legal and financial advisors. The HollyFrontier Conflicts Committee discussed additional financial aspects of the proposed transaction and determined to present a counterproposal to the HLS Conflicts Committee of $225 million for the purchase price for the HEP Woods Cross Refinery Assets Divestiture.

On July 17, 2021, Mr. Voliva delivered the HollyFrontier Conflicts Committee’s counterproposal on the proposed purchase price for the HEP Woods Cross Refinery Assets Divestiture to the HLS Conflicts Committee and BofA Securities on behalf of HollyFrontier and the HollyFrontier Conflicts Committee.

On July 19, 2021, the Chairman of the HLS Conflicts Committee delivered to Mr. Jennings and Mr. Voliva the HLS Conflicts Committee’s counterproposal of $240 million for the proposed purchase price for the HEP Woods Cross Refinery Assets Divestiture and requested a longer period on the term of the minimum volume commitments in connection with the Intercompany Agreement Amendments.

During July 19-20, 2021, Morgan Lewis and V&E held telephone conferences to negotiate the BCA. Mses. Bhatia and Foland (HollyFrontier) also participated.

On July 21, 2021, Mr. Jennings and Mr. Voliva discussed the proposed purchase price for the HEP Woods Cross Refinery Assets Divestiture with Mr. Eric Mattson, Chairman of the HLS Conflicts Committee, and suggested that the parties agree upon a final purchase price of $232.5 million for the assets.

Also on July 21, 2021, the HLS Conflicts Committee informed Mr. Jennings, Mr. Voliva and Ms. Bhatia that the HLS Conflicts Committee was amenable to HollyFrontier’s latest counterproposal on the proposed purchase price for the HEP Woods Cross Refinery Assets Divestiture and provided additional comments on the Intercompany Agreements Amendments.

Additionally on July 21, 2021, the parties held in-person meetings to negotiate definitive transaction agreements. Participants (in person and by teleconference) were Mr. Matthews, Mr. Jennings, Mr. Voliva and Ms. Bhatia. Representatives of Morgan Lewis, V&E and TPH also attended these meetings.

During the period from July 21, 2021 through July 31, 2021, HollyFrontier, the HollyFrontier Conflicts Committee, the HLS Conflicts Committee and HollyFrontier management continued to negotiate documents to memorialize the transactions between HollyFrontier and HEP, including the Letter Agreement.

On July 22, 2021, a meeting of the Board was held to discuss the transaction with HollyFrontier’s senior management and legal and financial advisors. Prior to this meeting, Citi provided the Board with certain disclosures regarding Citi’s material relationships with HollyFrontier and Sinclair during the prior approximately two-year period. At this meeting, Citi reviewed with the Board certain preliminary financial analyses with respect to the proposed transaction. Also at this meeting, attorneys at Wachtell Lipton Rosen & Katz, legal counsel to HollyFrontier, reviewed with the Board various antitrust-related matters regarding the proposed transaction, and attorneys at Morgan Lewis reviewed with the Board legal aspects of the proposed transaction, including material transaction terms and the Board’s fiduciary duties.

Also at a meeting on July 22, 2021, the HollyFrontier Conflicts Committee approved the $232.5 million purchase price for the HEP Woods Cross Refinery Assets Divestiture, and the longer 15-year term on the minimum volume commitments for the assets HEP will acquire through its purchase of Sinclair Transportation. Mr. Jennings, Mr. Voliva and Ms. Bhatia, and HollyFrontier’s legal and financial advisors, were also present at the meeting.

On July 23, 2021, Mr. Voliva sent an email to the HLS Conflicts Committee and Morris Nichols noting that HollyFrontier and the HollyFrontier Conflicts Committee agreed with the HLS Conflicts Committee’s latest proposal on the Intercompany Agreements Amendments and the $232.5 million purchase price for the HEP Woods Cross Refinery Assets Divestiture.

From July 29, 2021 through August 1, 2021, the parties held several all-hands telephone conferences with senior management and legal counsel to negotiate remaining transaction terms.

On July 30, 2021, the parties held a telephone conference in order to continue transaction negotiations. Attendees were Messrs. Jennings and Voliva and Ms. Bhatia (HollyFrontier), and Messrs. Matthews, Johnson and Hart (Sinclair HoldCo). Representatives of Morgan Lewis and Sinclair HoldCo’s legal and financial advisors also attended this call.

On July 31, 2021, the parties held a telephone conference to discuss due diligence matters relating to HollyFrontier. Attendees were Messrs. Jennings and Voliva and Ms. Bhatia (HollyFrontier), and Messrs. Matthews, Johnson and Hart (Sinclair HoldCo). Representatives of V&E and TPH also attended this call.

On August 1, 2021, the HollyFrontier Conflicts Committee reviewed the final terms of the HEP Woods Cross Refinery Assets Divestiture and the Intercompany Agreements Amendments and recommended them to the Board for approval.

On August 1, 2021, a meeting of the Board was held to discuss the proposed transaction with HollyFrontier’s senior management and legal and financial advisors. Attorneys at Morgan Lewis noted that the transaction terms had not changed materially from those discussed with the Board at its July 22 meeting. Also at this meeting, Citi reviewed with the Board its financial analysis of the New Parent Base Stock Amount and rendered an oral opinion, confirmed by delivery of a written opinion dated August 1, 2021, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the New Parent Base Stock Amount to be paid to Sinclair HoldCo was fair, from a financial point of view, to HollyFrontier. After final deliberation, the Board unanimously determined that the proposed transactions and related agreements were advisable, fair to and in the best interests of HollyFrontier, and approved (a) the transaction documents, including the BCA, Stockholders Agreement and related Transaction Documents, (b) the formation of Parent Merger Sub and New Parent, (c) the HFC Merger, (d) the issuance of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA) and the Sinclair Acquisition, (e) matters related to the issuance of New Parent Common Stock to Sinclair HoldCo, including submission of the issuance to the HollyFrontier stockholders for approval at a special meeting of stockholders, and (f) the Letter Agreement. The Board also recommended to the HollyFrontier stockholders that they approve the issuance of New Parent Common Stock to Sinclair HoldCo.

On August 2, 2021, HollyFrontier and Sinclair HoldCo executed the BCA and related agreements. Also on August 2, 2021, HEP and Sinclair HoldCo executed the Contribution Agreement and related agreements for the HEP Transactions, and HEP and HollyFrontier executed the Letter Agreement.

On the morning of August 3, 2021, HollyFrontier and HEP publicly announced the Sinclair Transactions.

Our Reasons for the Sinclair Acquisition

At its meeting on August 1, 2021, HollyFrontier’s Board unanimously:

•

determined that the BCA and the transactions contemplated thereby, including the HFC Merger and the issuance of shares of New Parent Common Stock, are advisable, fair to and in the best interests of HollyFrontier;

•	approved the BCA, the Stockholders Agreement and the other Transaction Documents; and

•	recommended that the Company’s stockholders vote FOR the New Parent Stock Issuance Proposal.

In evaluating the BCA, the Board consulted with the Company’s management and legal and financial advisors and, in arriving at its determination, considered a number of factors, which are discussed below. The following discussion of the information and factors considered by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the Sinclair Acquisition, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of the Board may have given different weight to different factors. The Board considered this information and these factors as a whole, and, overall, considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations.

The Board considered the following as generally supporting its decision to enter into the BCA:

•

Increased Scale. The potential benefits to the combined company and HollyFrontier’s employees from the expanded opportunities available as a result of being part of a larger organization with increased operational and financial scale, and relative prospects if HollyFrontier were to forgo Sinclair Acquisition.

•	Financial Accretion. The increase in earnings, cash flow and free cash flow that management expected to result from the combination of the two companies.

•

Anticipated Synergies and Other Benefits. The expected benefits to HollyFrontier and its stockholders, including an estimated $100 million in run-rate synergies and another $100-$200 million in one-time savings during the first two years post-closing.

•	Long-Term Value. The fact that the Sinclair Acquisition will allow the Company’s stockholders to participate in possible long-term value created by the combination of the two companies.

•

Branding and Diversification. The fact that Sinclair’s branded wholesale business provides an attractive channel to market for HollyFrontier’s unbranded products and also provides HollyFrontier with the opportunity to leverage the brand across a broad range of HollyFrontier products and geographies.

•

Complementary Assets. The fact that the Sinclair and Casper refineries acquired in connection with the Sinclair Acquisition are complementary to the Company’s existing refinery network and will expand the combined company’s footprint in the Rocky Mountain region.

•

Increase in Size and Scale of Renewables Business. The fact that the combined companies could be a leading renewable diesel producer in the United States with the size and scale to support logistical, procurement, feedstock and operational synergies.

•	Commitment to ESG and Sustainability. The Company’s and Sinclair HoldCo’s shared philosophy on commitment to environmental stewardship, sustainability and strong corporate governance.

•	Recommendation of Management. HollyFrontier management’s recommendation in support of the BCA and the Sinclair Acquisition.

•

Opinion of HollyFrontier’s Financial Advisor. The opinion, dated August 1, 2021, of Citi to the Board as to the fairness, from a financial point of view and as of the date of the opinion, to HollyFrontier of the New Parent Base Stock Amount to be paid for the Sinclair Downstream Business. Citi’s opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as more fully described below under the heading “The Sinclair Acquisition—Opinion of HollyFrontier’s Financial Advisor.”

The Board also considered the potential risks of the Sinclair Acquisition, including the following:

•

Fixed Stock Consideration. The fact that the Sinclair Acquisition consideration payable in the form of the New Parent Common Stock would not adjust upwards or downwards to compensate for changes in the price of HollyFrontier Common Stock prior to the consummation of the Sinclair Acquisition, and that the terms of the BCA did not include termination rights triggered expressly by an increase or decrease in the value of HollyFrontier Common Stock. The Board determined this structure was appropriate and the risk acceptable given the directors’ focus on the relative intrinsic values and performance of the Company and Sinclair HoldCo and the inclusion in the BCA of other structural protections, such as the Board’s ability to change its recommendation in favor of the BCA or to terminate the BCA in certain circumstances.

•

Sinclair Business Risks. Certain risks inherent in Sinclair NewCo’s business and operations and other contingent liabilities, however, taking into account the due diligence process and the representations and warranties made by Sinclair HoldCo in the BCA, the Board determined that these risks were manageable as part of the ongoing business of the combined company.

•

Integration and Synergies. The challenges inherent in the combination of two business enterprises of the size and scope of the Company and Sinclair NewCo, including the possibility the anticipated benefits sought to be obtained from the transaction might not be achieved in the time frame contemplated or at all. The Board also considered the challenges of integrating the Puget Sound Refinery on a similar timetable to the Sinclair Acquisition.

•

Personnel. The potential adverse impact that business uncertainty pending completion of the transactions could have on the ability to attract, retain and motivate key personnel until the consummation of the transactions.

•

Restrictions on Interim Operations. The provisions in the BCA placing restrictions on the Company’s operations until completion of the transactions, and the extent of those restrictions as negotiated between the parties. See “The Business Combination Agreement — Covenants Regarding Conduct Pending the Sinclair Acquisition” beginning on page 56 for further information.

•

Regulatory Approval. The regulatory approvals required to complete the Sinclair Acquisition and the risk that governmental authorities might seek to impose unfavorable terms or conditions on the required approvals or that such approvals may not be obtained at all. The Board also considered the provisions in the BCA relating to a potential divestiture of the Woods Cross Refinery Assets in connection with obtaining antitrust approval. The Board further considered the potential length of the regulatory approval process and the period of time that the Company may be subject to the BCA without assurance that the Sinclair Acquisition will be completed.

•

Termination Fee. The provisions in the BCA relating to the potential payment of a termination fee of $200 million by the Company under certain circumstances (the “Termination Fee”) or the payment of up to a $35 million expense reimbursement under certain other circumstances (the “Reimbursement Fee”). See “The Business Combination Agreement — Termination of the BCA and Termination Fees” beginning on page 59 for further information.

•	Potential litigation. The risk of potential litigation arising as a result of the Sinclair Transactions.

The Board also considered the following factors relating to the Sinclair Acquisition:

•	the corporate governance provisions, transfer restrictions and other provisions under the Stockholders Agreement to be effective as of the closing of the Sinclair Acquisition;

•	the scope of the due diligence investigation conducted by the Company and the results thereof;

•	the pro forma earnings, cash flow and balance sheet impact of the Sinclair Acquisition;

•	the relative financial performance, businesses, risks and prospects of the Company and Sinclair NewCo; and

•	the historical and then current stock price of the Company.

The Board realizes that there can be no assurance about future results, including results considered or expected as described in the factors listed above. It should be noted that this explanation of the reasoning of the Board and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

The Board concluded that, overall, the potential benefits of the Sinclair Acquisition to the Company and its stockholders outweighed the risks, many of which are mentioned above.

Recommendation of Our Board

For reasons including those described above under the heading “The Sinclair Acquisition – Our Reasons for the Sinclair Acquisition,” on August 1, 2021, our Board unanimously approved the Sinclair Acquisition, HFC Merger and the related transactions, including the issuance of the New Parent Common Stock, and recommends such matters to our stockholders for approval, subject to the Board’s right to withdraw, modify or amend such recommendation. In particular, the Board unanimously:

•	determined that the terms of the Sinclair Acquisition and the HFC Merger are advisable, fair to and in the best interests of HollyFrontier;

•	approved the Sinclair Acquisition, the HFC Merger and related transactions, and authorized us to enter into the BCA, the Stockholders Agreement and the related Transaction Documents; and

•	recommended that our stockholders approve the issuance of the New Parent Common Stock.

Certain Forecasted Financial Information

HollyFrontier does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, certain non-public financial forecasts covering multiple years, that were prepared by HollyFrontier management and not for public disclosure, were provided to the HollyFrontier Board in its evaluation of the Sinclair Acquisition and also were provided to Citi, HollyFrontier’s financial advisor, for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “—Opinion of HollyFrontier’s Financial Advisor,” as applicable.

The forecasted financial information is not included in this proxy statement to influence your decision whether to vote for or against the New Parent Stock Issuance Proposal, but is included because such forecasts were made available to the Board and HollyFrontier’s financial advisor. The forecasted financial information was prepared by HollyFrontier management.

The inclusion of this information should not be regarded as an indication that the Board, HollyFrontier (or any of its affiliates, officers, directors, advisors or other representatives) or any other person considered, or now considers, the forecasted financial information to be necessarily predictive of actual future events or results of HollyFrontier’s or Sinclair NewCo’s operations and should not be relied upon as such. HollyFrontier management’s internal financial forecasts, upon which the forecasted financial information is based, are subjective in many respects. There can be no assurance that the projections contained in the forecasted financial information will be realized or that actual results will not be significantly different than those forecasted. The forecasted financial information covers multiple years and such information by its nature becomes less predictive with each successive year. As a result, the forecasted financial information summarized in this proxy statement is not necessarily predictive of actual future events.

In addition, the forecasted financial information was not prepared with a view to publicly disclosing such information or to complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information. Neither the respective independent registered public accounting firms of HollyFrontier or Sinclair HoldCo, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the forecasted financial information summarized in this proxy statement, nor have they expressed any opinion or provided any other form of assurance with respect to such information or the achievability of the projections contained therein.

The forecasted financial information is based on numerous variables and assumptions that were deemed to be reasonable as of the date on which such projections were finalized. However, such assumptions are inherently uncertain and difficult or impossible to predict or estimate and most of them are beyond HollyFrontier’s or Sinclair HoldCo’s control. Assumptions that were used by HollyFrontier in developing the forecasted financial information include, but are not limited to, the following: no material fluctuations in general economic conditions, including interest rate assumptions over the forward-looking periods; the commodity price assumptions described below; the completion of the Puget Sound Acquisition; no unannounced acquisitions; and ongoing investments in HollyFrontier’s and Sinclair HoldCo’s existing entities for maintenance, integrity and other capital expenditures. The forecasted financial information also reflects assumptions regarding the continuing nature of certain business decisions that, in reality, are subject to change. The forecasted financial information is generally based on information known to HollyFrontier management as of July 16, 2021.

Important factors that may affect actual results and cause the projections contained in the forecasted financial information not to be achieved include, but are not limited to, changes in commodity prices from those described in such forecasted information, risks and uncertainties relating to HollyFrontier’s and Sinclair NewCo’s businesses (including the ability to achieve strategic goals, objectives and targets), industry performance, the legal and regulatory environment, general business and economic conditions and other factors described in this proxy statement or described or referenced in HollyFrontier’s filings with the SEC, including HollyFrontier’s Annual Report on Form 10-K for the year ended December 31, 2020, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The forecasted financial information disclosed in this proxy statement constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the forecasted financial information reflects assumptions that are subject to change and does not reflect revised prospects for HollyFrontier’s or Sinclair NewCo’s respective businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasted financial information was prepared.

HollyFrontier management developed the forecasted financial information, in connection with its evaluation of the Sinclair Acquisition, utilizing reasonably available estimates and judgments at the time of its preparation, including the commodity price assumptions described below. The forecasted financial information (other than the pro forma forecasts) was developed on a standalone basis without giving effect to the Sinclair Acquisition, and therefore the forecasted financial information does not give effect to the Sinclair Acquisition or any changes to HollyFrontier’s operations or strategy that may be implemented after the effective time of the Sinclair Acquisition if the Sinclair Acquisition is completed, including any potential cost synergies to be realized as a result of the Sinclair Acquisition or any costs incurred in connection with the Sinclair Acquisition. Furthermore, the forecasted financial information does not take into account the effect of any failure of the Sinclair Acquisition to be completed and should not be viewed in that context.

Accordingly, there can be no assurance that the projections contained in the forecasted financial information will be realized or that the future financial results will not vary materially from the forecasted financial information. Neither HollyFrontier nor Sinclair HoldCo, or any of their respective affiliates, officers, directors, advisors or other representatives, can give any assurance that actual results will not differ from the forecasted financial information, nor does any such party undertake any obligation to update or otherwise revise or reconcile the forecasted financial information to reflect circumstances existing, or developments or events occurring, after the date on which the forecasted financial information was finalized, or that may occur in the future, even if any or all of the assumptions underlying the forecasted financial information turn out to be incorrect. HollyFrontier does not intend to make publicly available any update or other revision to the forecasted financial information, except as otherwise required by applicable law. None of HollyFrontier or any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any HollyFrontier stockholder, Sinclair HoldCo shareholder or any other person regarding the ultimate performance of HollyFrontier or Sinclair NewCo compared to the information contained in the forecasted financial information, or that the projections contained in the forecasted financial information will be achieved.

In light of the foregoing factors as well as the uncertainties inherent in the forecasted financial information, and given that the Special Meeting will be held several months after the forecasted financial information was prepared, HollyFrontier stockholders are cautioned not to place undue, if any, reliance on the information presented in the forecasted financial information, and HollyFrontier urges all HollyFrontier stockholders to review HollyFrontier’s historical financial statements, incorporated by reference into this proxy statement, for a description of its reported financial results. The inclusion of this information in this proxy statement does not constitute an admission or representation by HollyFrontier or its advisors or representatives or any other person that the information is material, particularly in light of the inherent risks and uncertainties associated with such forecasts.

The forecasted financial information was prepared based on the following key assumptions:

Key Assumptions

Market Assumptions	Units		2H22E	2023E	2024E
West Texas Intermediate Crude Oil	$	per barrel	$64.95	$59.76	$56.31
US Gulf Coast Regular Gasoline Crack	$	per barrel	14.97	15.63	16.44
US Gulf Coast ULSD Crack	$	per barrel	20.40	21.17	22.09
Brent - WTI Cushing	$	per barrel	2.86	4.07	4.68
WCS - WTI Cushing	$	per barrel	(14.66)	(15.78)	(15.21)

Operating Assumptions
HollyFrontier Crude Throughput		000s barrels per day	537	539	518
Sinclair Crude Throughput		000s barrels per day	101	101	106

In addition, the forecasted financial information assumed the new issuance of $500 million in HEP’s bonds and the corresponding $8.7 million of incremental debt issuance costs, which is offset by the paydown of the HEP credit facility of $175 million and cash consideration of $325 million as part of the HEP Transactions.

Forecasted Financial Information of HollyFrontier

The following table presents forecasted financial information of HollyFrontier for the second half of the fiscal year ending December 31, 2022 and the full fiscal years ending December 31, 2023 and 2024 prepared by HollyFrontier’s management:

HollyFrontier Forecast Financial Information

	2H22E	2023E	2024E
Income Statement Items	(dollars in millions, except for per share amounts)
Consolidated Adjusted EBITDA(1)	$802	$1,575	$1,526
Adjusted Net Income Attributable to HollyFrontier Stockholders(2)	$325	$586	$586
Adjusted Earnings per Share(3)	$1.97	$3.55	$3.56
Diluted Shares Outstanding (mm)	164.9	164.9	164.9

Cash Flow Statement Items
Deconsolidated Cash Flow from Operations(4)	$518	$879	$710
Deconsolidated Cash Flow per Share	$3.14	$5.33	$4.30

Leverage Metrics
Consolidated Net Debt—End of Period	$2,227	$1,770	$1,466
Consolidated Total Debt—End of Period	$3,420	$2,964	$2,660
Consolidated Total Debt / LTM EBITDA (x)	2.2x	1.9x	1.7x

Balance Sheet Items (End of Period)
Deconsolidated Total Debt	$2,158	$1,811	$1,625
Deconsolidated Total Cash	$1,174	$1,174	$1,174
Deconsolidated Net Debt	$985	$638	$452

(1)

Adjusted EBITDA means EBITDA plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with GAAP and identified in the financial statements, such as inventory valuation adjustments, goodwill or long-lived asset impairments, severance costs or acquisition integration and regulatory costs. EBITDA means net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. Forecasted consolidated Adjusted EBITDA for the fiscal year ending December 31, 2025 was $1,700 million.

(2)

Adjusted Net Income Attributable to HollyFrontier Stockholders means net income less non-cash lower of cost or market inventory valuation adjustments, severance costs, restructuring charges, pre-close acquisition integration costs, acquisition integration and regulatory costs.

(3)

Adjusted Earnings per Share means Adjusted Net Income Attributable to HollyFrontier Stockholders divided by the average number of shares of HollyFrontier Common Stock outstanding assuming dilution, which is based on the same weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in GAAP diluted earnings per share calculation.

(4)	Reflects HollyFrontier’s standalone cash flow, including the distributions received from its ownership in HEP.

Forecasted Financial Information of Sinclair NewCo

The following table presents forecasted financial information of Sinclair NewCo for the second half of the fiscal year ending December 31, 2022 and the full fiscal years ending December 31, 2023 and 2024 prepared by HollyFrontier’s management:

Sinclair NewCo Forecast Financial Information

	2H22E	2023E	2024E
Income Statement Items	(dollars in millions)
Consolidated Adjusted EBITDA(1)(2)	$219	$484	$524

Cash Flow Statement Items
Deconsolidated Cash Flow from Operations(3)	$148	$221	$338

(1)

Adjusted EBITDA means EBITDA plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with GAAP and identified in the financial statements, such as inventory valuation adjustments, goodwill or long-lived asset impairments, severance costs or acquisition integration and regulatory costs. EBITDA means net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. Forecasted consolidated Adjusted EBITDA for the fiscal year ending December 31, 2025 was $524 million.

(2)	Includes forecast EBITDA of Sinclair Transportation Company of $38 million, $78 million and $82 million in 2H22, 2023 and 2024 respectively.
(3)	Does not include Sinclair Transportation Company.

Pro Forma Forecasted Financial Information of the Combined Company

The following table presents pro forma forecasted financial information of the combined company for the second half of the fiscal year ending December 31, 2022 and the full fiscal years ending December 31, 2023 and 2024 prepared by HollyFrontier’s management. Information included in the following table may not reconcile with the totals for HollyFrontier and Sinclair NewCo in the tables above due to transaction adjustments including, but not limited to, synergies, integration costs, interest expense and minority interests.

Combined Company Pro Forma Forecasted Financial Information

	2H22E	2023E	2024E
Income Statement Items	(dollars in millions, except for per share amounts)
Consolidated Adjusted EBITDA(1)(2)(3)	$1,040	$2,122	$2,149
Adjusted Net Income Attributable to HollyFrontier Stockholders(1)(2)(4)	$438	$856	$911
Adjusted Earnings per Share(1)(2)(5)	$1.95	$3.97	$4.44
Diluted Shares Outstanding (in millions)(6)	225.2	215.3	205.3

Cash Flow Statement Items
Deconsolidated Cash Flow from Operations(1)(7)	$722	$1,261	$1,176
Deconsolidated Cash Flow per Share(1)	$3.21	$5.86	$5.73

Leverage Metrics
Consolidated Net Debt - End of Period	$2,452	$2,052	$1,684
Consolidated Total Debt - End of Period	$3,645	$3,245	$2,877
Consolidated Total Debt / LTM EBITDA (x)	1.8x	1.5x	1.3x

	2H22E	2023E	2024E
Balance Sheet Items (End of Period)	(dollars in millions, except for per share amounts)
Deconsolidated Total Debt(8)	$2,059	$1,784	$1,554
Deconsolidated Total Cash	$1,174	$1,174	$1,174
Deconsolidated Net Debt	$886	$610	$380

(1)	Does not include forecast pre-tax integration expenses of $18 million, $28 million and $10 million in 2H22, 2023 and 2024, respectively.
(2)	Includes forecast pre-tax synergies of $19 million, $64 million and $100 million in 2H22, 2023 and 2024, respectively.
(3)

Adjusted EBITDA means EBITDA plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with GAAP and identified in the financial statements, such as inventory valuation adjustments, goodwill or long-lived asset impairments, severance costs or acquisition integration and regulatory costs. EBITDA means net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization.

(4)

Adjusted Net Income Attributable to HollyFrontier Stockholders means net income less non-cash lower of cost or market inventory valuation adjustments, severance costs, restructuring charges, pre-close acquisition integration costs, acquisition integration and regulatory costs.

(5)

Adjusted Earnings per Share means Adjusted Net Income Attributable to HollyFrontier Stockholders divided by the average number of shares of HollyFrontier Common Stock outstanding assuming dilution, which is based on the same weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in GAAP diluted earnings per share calculation.

(6)	Assumes the repurchase of 10,000,000 shares in the first quarter of 2023 and another 10,000,000 shares in the first quarter of 2024.
(7)	Reflects the combined company’s standalone cash flow, including the distributions received from its ownership in HEP.
(8)	Reflects the combined company’s standalone debt.

HOLLYFRONTIER DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE ON WHICH SUCH FORECASTS WERE FINALIZED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Opinion of HollyFrontier’s Financial Advisor

HollyFrontier has engaged Citi as its financial advisor in connection with the proposed HFC Transactions. In connection with Citi’s engagement, the Board requested that Citi evaluate the fairness, from a financial point of view, to HollyFrontier of the New Parent Base Stock Amount (as defined in the BCA) to be paid for the Sinclair Downstream Business. On August 1, 2021, at a meeting of the Board held to evaluate the proposed HFC Transactions, Citi rendered an oral opinion, confirmed by delivery of a written opinion, dated August 1, 2021, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the New Parent Base Stock Amount to be paid for the Sinclair Downstream Business was fair, from a financial point of view, to HollyFrontier.

The full text of Citi’s written opinion, dated August 1, 2021, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Board (in its capacity as such) in connection with its evaluation of the New Parent Base Stock Amount from a financial point of view to HollyFrontier and did not address any other terms, aspects or implications of the HFC Transactions. For purposes of Citi’s opinion, the term “related transactions” refers to various restructuring transactions, prior to consummation of the HFC Transactions, involving, among other things, the transfer of specified assets to, and assumption of related liabilities by, Sinclair HoldCo or certain of its affiliates that are unrelated to the Sinclair Downstream Business, HEP’s acquisition of Sinclair Transportation and the other transactions (other than the HFC Transactions) contemplated by the BCA. Citi expressed no view as to, and its opinion did not address, the underlying business decision of HollyFrontier or its affiliates to effect or enter into the HFC Transactions or the related transactions, the relative merits of the HFC Transactions or the related transactions as compared to any alternative business strategies that might exist for HollyFrontier or its affiliates or the effect of any other transaction which HollyFrontier or its affiliates might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the Board or any securityholder should vote or act on any matters relating to the proposed HFC Transactions or otherwise.

In arriving at its opinion, Citi:

•	reviewed a draft, provided to Citi on August 1, 2021, of the BCA, which Citi was advised by representatives of HollyFrontier was in substantially final form;

•

held discussions with certain senior officers, directors and other representatives and advisors of HollyFrontier and certain senior officers and other representatives and advisors of Sinclair HoldCo concerning the Sinclair Downstream Business and HollyFrontier and their respective operations and prospects;

•

reviewed certain publicly available and other business and financial information relating to the Sinclair Downstream Business and HollyFrontier provided to or discussed with Citi by the managements of Sinclair HoldCo and HollyFrontier, including certain financial forecasts and other information and data relating to the Sinclair Downstream Business and HollyFrontier prepared by the management of HollyFrontier, certain publicly available future commodity price estimates and assumptions reviewed and discussed with such management and certain information and data provided to or discussed with Citi by such management relating to potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from the HFC Transactions and the related transactions;

•

reviewed the financial terms of the HFC Transactions as set forth in the BCA in relation to, among other things, current and historical market prices of HollyFrontier Common Stock, the financial condition and certain historical and projected financial and operating data of the Sinclair Downstream Business and HollyFrontier, and the capitalization of Sinclair NewCo, HollyFrontier and New Parent;

•

analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of the Sinclair Downstream Business and HollyFrontier;

•	analyzed, to the extent publicly available, financial terms of certain other transactions which Citi considered relevant in evaluating the HFC Transactions;

•

reviewed certain potential pro forma financial effects of the HFC Transactions on HollyFrontier utilizing the financial forecasts and other information and data relating to the Sinclair Downstream Business and HollyFrontier and the potential cost savings, strategic implications and financial and operational benefits referred to above; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of HollyFrontier and Sinclair HoldCo that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data that Citi was directed to utilize in its analyses, Citi was advised and assumed, with HollyFrontier’s consent, that such financial forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of HollyFrontier as to, and were a reasonable basis upon which to evaluate, the future financial performance of the Sinclair Downstream Business and HollyFrontier, the potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from, and other potential pro forma financial effects of, the HFC Transactions and HEP Transactions and the other matters covered thereby. With respect to future commodity price estimates and assumptions that Citi was directed to utilize in its analyses, Citi assumed, with HollyFrontier’s consent, that they were a reasonable and appropriate basis upon which to evaluate the matters covered thereby. Citi also assumed, with HollyFrontier’s consent, that there were no material changes in the assets, liabilities, financial condition, results of operations or prospects of the Sinclair Downstream Business since the dates on which the most recent financial statements or other information (financial or otherwise) relating to the Sinclair Downstream Business were made available to Citi. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data were based) provided to or otherwise reviewed by or discussed with Citi and Citi assumed, with HollyFrontier’s consent, that the financial results, including with respect to potential cost savings, strategic implications and financial and operational benefits, reflected in such financial forecasts and other information and data would be realized in the amounts and at the times projected.

Citi relied, at HollyFrontier’s direction, upon the assessments of the management of HollyFrontier as to, among other things, (i) the related transactions, including with respect to the timing thereof and financial and other terms involved, (ii) the potential impact on the Sinclair Downstream Business and HollyFrontier of macroeconomic, geopolitical, market, competitive, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the petroleum refining and marketing industry, including with respect to the geographic regions in which the Sinclair Downstream Business and HollyFrontier operate, environmental regulations, impacts of low-carbon fuel standard programs and federal renewable fuel standards obligations, commodity and raw materials pricing, and supply and demand for crude oil, refined and finished lubricant products, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Citi’s analyses or opinion, (iii) matters relating to pending acquisitions, including the financial and other terms involved and integration and continuing obligations (if any), and potential divestitures of HollyFrontier, (iv) implications for the Sinclair Downstream Business and HollyFrontier of the global COVID-19 pandemic, (v) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, vendors, distributors, joint venture partners, derivatives counterparties and other commercial relationships of, the Sinclair Downstream Business and HollyFrontier, and (vi) the ability of HollyFrontier to integrate the operations of the Sinclair Downstream Business and HollyFrontier and to realize the potential cost savings, strategic implications and financial and operational benefits as contemplated. Citi assumed, with HollyFrontier’s consent, that there would be no developments with respect to any such matters, or any adjustments to the New Parent Base Stock Amount, that would have an adverse effect on the Sinclair Downstream Business, HollyFrontier, New Parent, the HFC Transactions (including the contemplated benefits thereof) or the related transactions or that otherwise would be meaningful in any respect to Citi’s analyses or opinion.

Citi did not make and Citi was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity and Citi did not make any physical inspection of the properties or assets of the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity. Citi did not evaluate the solvency or fair value of the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent or other orders or investigations or the potential impact thereof on the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity, the HFC Transactions or the related transactions. Citi also assumed, with HollyFrontier’s consent, that all transition services and other contractual arrangements and all assets, properties and rights necessary for the operation of the Sinclair Downstream Business would be acquired and retained, appropriate indemnification arrangements or other provisions had been or would be made relating to, and that there were no undisclosed liabilities of, the Sinclair Downstream Business, and that Sinclair NewCo, HollyFrontier and New Parent would not directly or indirectly incur any liabilities or other obligations contemplated to be assumed or retained directly or indirectly by Sinclair HoldCo in connection with the HFC Transactions or the related transactions or otherwise.

Citi assumed, with HollyFrontier’s consent, that the HFC Transactions and the related transactions would be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the HFC Transactions, the related transactions or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on the Sinclair Downstream Business, HollyFrontier, New Parent, the HFC Transactions (including the contemplated benefits thereof) or the related transactions or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with HollyFrontier’s consent, that the HFC Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes and that the HFC Transactions and related transactions would otherwise qualify for the intended tax treatment contemplated by the BCA. Representatives of HollyFrontier advised Citi, and Citi further assumed, that the final terms of the BCA would not vary materially from those set forth in the draft reviewed by Citi. Citi did not express any view or opinion as to the actual value of New Parent Common Stock when issued or the securities of HollyFrontier or Sinclair NewCo when exchanged in connection with the HFC Transactions or the related transactions or the prices at which New Parent Common Stock or the securities of HollyFrontier or Sinclair NewCo would trade or otherwise be transferable at any time, including following the announcement or consummation of the HFC Transactions or the related transactions. Citi did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the HFC Transactions, the related transactions or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Sinclair Downstream Business, HollyFrontier, New Parent, the HFC Transactions (including the contemplated benefits thereof) or the related transactions, and Citi relied, with HollyFrontier’s consent, upon the assessments of representatives of HollyFrontier as to such matters.

Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, to HollyFrontier of the New Parent Base Stock Amount (to the extent expressly specified therein), and does not address any related transactions (including, without limitation, any consideration payable in HEP’s acquisition of Sinclair Transportation relative to the New Parent Base Stock Amount or otherwise) or any other terms, aspects or implications of the HFC Transactions, including, without limitation, the form or structure of the HFC Transactions or the related transactions, any adjustments to the New Parent Base Stock Amount, or any terms, aspects or implications of any stockholders’ agreement, transition services agreement, reorganization agreement, midstream contribution agreement, indemnification arrangements or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the HFC Transactions, any related transactions or otherwise. Citi expressed no view as to, and Citi’s opinion did not address, the underlying business decision of HollyFrontier or its affiliates to effect or enter into the HFC Transactions or the related transactions, the relative merits of the HFC Transactions or the related transactions as compared to any alternative business strategies that might exist for

HollyFrontier or its affiliates or the effect of any other transaction which HollyFrontier or its affiliates might engage in or consider. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the HFC Transactions or the related transactions, or any class of such persons, relative to the New Parent Base Stock Amount or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Board was aware, the credit, financial and stock markets, the industry in which the Sinclair Downstream Business and HollyFrontier operate (including commodity prices related to such industry) and the securities of HollyFrontier have experienced and may continue to experience volatility and disruptions, including from the COVID-19 pandemic, and Citi expressed no view or opinion as to any potential effects of such volatility or disruptions on the Sinclair Downstream Business, HollyFrontier, New Parent, the HFC Transactions (including the contemplated benefits thereof) or the related transactions. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses or other methodologies undertaken, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Sinclair Downstream Business and HollyFrontier. No company, business or transaction reviewed is identical or directly comparable to the Sinclair Downstream Business, HollyFrontier or the HFC Transactions and an evaluation of these analyses or methodologies is not entirely mathematical; rather, such analyses and methodologies involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis or methodology.

The estimates contained in Citi’s analyses or other methodologies undertaken and the ranges resulting from any particular analysis or methodology are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses or methodologies. In addition, analyses or other methodologies relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses or other methodologies are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the HFC Transactions. The type and amount of consideration payable in the HFC Transactions were determined through negotiations between HollyFrontier and Sinclair HoldCo and the decision of HollyFrontier to enter into the BCA was solely that of the Board. Citi’s opinion was only one of many factors considered by the Board in its evaluation of the HFC Transactions and should not be viewed as determinative of the views of the Board or management of HollyFrontier with respect to the HFC Transactions or the consideration payable in the HFC Transactions.

Financial Analyses

The summary of the financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses reviewed with the Board and performed by Citi in connection with Citi’s opinion, dated August 1, 2021. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. For purposes of its analyses and opinion, Citi evaluated the New Parent Common Stock issuable in the Sinclair Acquisition as if, as contemplated by the BCA, it were HollyFrontier Common Stock and, at HollyFrontier’s direction, (i) Citi assumed that cash consideration (if any) payable in the Sinclair Acquisition would be offset by an equivalent available cash amount in the Sinclair Downstream Business to be acquired in connection with the Sinclair Acquisition, and (ii) Citi evaluated HollyFrontier without giving effect to any potential divestiture by HollyFrontier given the uncertainty as to the timing, terms and consummation of any such divestiture. For purposes of the financial analyses described below, the term (i) “adjusted EBITDA” refers to earnings before interest, taxes, depreciation and amortization adjusted for cash distributions from affiliated master limited partnerships (as applicable), (ii) “adjusted operating cash flow” refers to operating cash flow adjusted for cash distributions from affiliated master limited partnerships (as applicable) and (iii) “implied aggregate consideration” refers to the implied value of the New Parent Base Stock Amount of 60,230,036 shares of New Parent Common Stock payable for the Sinclair Downstream Business of $1,771 million, based on the closing stock price of HollyFrontier Common Stock of $29.40 on July 30, 2021, implying a pro forma equity ownership for Sinclair HoldCo in New Parent upon consummation of the HFC Transactions of approximately 26.75%. Approximate implied equity value reference ranges derived from the financial analyses described below were rounded to the nearest $5 million and approximate implied per share equity value reference ranges were rounded to the nearest $0.05.

Sinclair Downstream Business Financial Analyses.

Selected Public Companies Analyses. Citi performed selected public companies analyses of the Sinclair Downstream Business both on a consolidated basis and a sum-of-the-parts basis in which Citi reviewed certain financial information relating to the Sinclair Downstream Business and certain financial and stock market information relating to the selected publicly traded entities listed below.

Consolidated. In its consolidated selected public companies analysis of the Sinclair Downstream Business, Citi reviewed certain financial information relating to the Sinclair Downstream Business and certain financial and stock market information relating to the following eight selected publicly traded companies in the petroleum refining and marketing industry that Citi considered generally relevant for purposes of analysis, collectively referred to as the “Sinclair selected R&M companies”:

•	CVR Energy, Inc.

•	Delek U.S. Holdings, Inc.

•	HollyFrontier Corporation

•	Marathon Petroleum Corporation

•	Par Pacific Holdings, Inc.

•	PBF Energy Inc.

•	Phillips 66

•	Valero Energy Corporation

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on July 30, 2021 plus total debt (excluding affiliated master limited partnership debt, as applicable) and non-controlling interests, as applicable, and less cash and cash equivalents, as a multiple of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA, and equity values based on closing stock prices (as of July 30, 2021) as a multiple of calendar year 2022 and calendar year 2023 estimated adjusted operating cash flow. Financial data of the Sinclair selected R&M companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of the Sinclair Downstream Business was based on financial forecasts and other information and data provided by the management of HollyFrontier.

The overall low to high, mean and median, and 25th and 75th percentiles of calendar years 2022 and 2023 estimated adjusted EBITDA multiples and calendar years 2022 and 2023 estimated adjusted operating cash flow multiples observed for the Sinclair selected R&M companies were as follows:

•	calendar year 2022 estimated adjusted EBITDA multiples: low of 3.9x to high of 6.7x (with a mean of 5.7x and a median of 5.9x) and 25th and 75th percentiles of 4.9x and 6.5x, respectively;

•	calendar year 2023 estimated adjusted EBITDA multiples: low of 3.9x to high of 7.9x (with a mean of 5.5x and a median of 5.6x) and 25th and 75th percentiles of 4.2x and 6.4x, respectively;

•

calendar year 2022 estimated adjusted operating cash flow multiples: low of 4.8x to high of 7.6x (with a mean of 6.0x and a median of 5.8x) and 25th and 75th percentiles of 5.1x and 6.7x, respectively; and

•

calendar year 2023 estimated adjusted operating cash flow multiples: low of 2.3x to high of 7.5x (with a mean of 5.1x and a median of 5.3x) and 25th and 75th percentiles of 4.3x and 5.9x, respectively.

Citi then applied selected ranges of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples of 4.9x to 6.5x and 4.2x to 6.4x, respectively, and calendar year 2022 and calendar year 2023 estimated adjusted operating cash flow multiples of 5.1x to 6.7x and 4.3x to 5.9x, respectively, to corresponding data of the Sinclair Downstream Business based on financial forecasts provided by the management of HollyFrontier. This analysis indicated the following approximate average implied equity value reference range for the Sinclair Downstream Business on a consolidated basis, as compared to the aggregate consideration implied by the New Parent Base Stock Amount:

Approximate Average Implied Equity Value Reference Range	Implied Aggregate Consideration

$1,700 million – $2,350 million	$1,771 million

Sum-of-the-Parts. In its sum-of-the-parts analysis of the Sinclair Downstream Business, Citi evaluated Sinclair’s (i) refining and renewables business, referred to as “Sinclair’s refining business,” (ii) refined petroleum products marketing business, referred to as “Sinclair’s marketing business,” and (iii) other businesses, referred to as “Sinclair’s other businesses.” In evaluating Sinclair’s refining business and Sinclair’s other businesses, Citi reviewed, among other things, enterprise values as a multiple of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA of the Sinclair selected R&M companies referred to above under “Sinclair Downstream Business Financial Analyses—Selected Public Companies Analyses—Consolidated.” In evaluating Sinclair’s marketing business, Citi reviewed, among other things, enterprise values as a multiple of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA of the following three selected companies that Citi considered generally relevant as publicly traded companies with operations in the refined petroleum products marketing industry, which we collectively refer to as the “Sinclair selected marketing companies”:

•	CrossAmerica Partners LP

•	Global Partners LP

•	Sprague Resources LP

Financial data of the Sinclair selected R&M companies and the Sinclair selected marketing companies were based on or derived from publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Sinclair’s refining business, Sinclair’s marketing business and Sinclair’s other businesses were based on financial forecasts and other information and data provided by the management of HollyFrontier.

The overall low to high, mean and median, and 25th and 75th percentiles of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples observed for the Sinclair selected R&M companies were as described above under “Sinclair Downstream Business Financial Analyses—Selected Public Companies Analyses—Consolidated.” The overall low to high calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples observed for the Sinclair selected marketing companies were 8.2x to 11.9x (with a median of 8.9x) and 8.1x to 11.3x (with a median of 8.1x), respectively. In deriving an implied equity value reference range for the Sinclair Downstream Business, Citi applied selected ranges of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples of 4.9x to 6.5x and 4.2x to 6.4x, respectively, to corresponding data of Sinclair’s refining business and Sinclair’s other businesses, applied selected ranges of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples of 8.2x to 11.9x and 8.1x to 11.3x, respectively, to corresponding data of Sinclair’s marketing business and took into account unallocated corporate selling, general and administrative expenses. This analysis indicated the following approximate average implied equity value reference range for the Sinclair Downstream Business on a sum-of-the-parts basis, as compared to the aggregate consideration implied by the New Parent Base Stock Amount:

Approximate Average Implied Equity Value Reference Range	Implied Aggregate Consideration

$1,940 million – $2,775 million	$1,771 million

Selected Precedent Transactions Analysis. Using publicly available information, Citi reviewed financial data relating to the following four selected transactions involving target companies with operations in the refined petroleum products industry that Citi considered relevant for purposes of analysis, collectively referred to as the selected precedent transactions:

Announced	Acquiror	Target
April 2018	• Marathon Petroleum Corporation	• Andeavor
November 2016	• Tesoro Corporation	• Western Refining, Inc.
February 2012	• Icahn Partners, LP	• CVR Energy, Inc. (55.42% equity interest)
February 2011	• Holly Corporation	• Frontier Oil Corporation

Citi reviewed transaction values, based on the consideration paid in the selected precedent transactions as a multiple of the target company’s next 12 months adjusted EBITDA, referred to as NTM adjusted EBITDA, as of the announcement date of the relevant transaction. Financial data of the selected precedent transactions were based on publicly available Wall Street research analysts’ estimates and public filings. Financial data of the Sinclair Downstream Business was based on financial forecasts and other information and data provided by the management of HollyFrontier.

The overall low to high, mean and median, and 25th and 75th percentiles of the NTM adjusted EBITDA multiples observed for the selected precedent transactions were 5.0x to 9.3x (with a mean of 7.1x and a median of 7.0x) and 25th and 75th percentiles of 5.2x and 9.1x, respectively. Citi then applied a selected range of NTM adjusted EBITDA multiples of 5.2x to 9.1x to the calendar year 2022 estimated adjusted EBITDA of the Sinclair Downstream Business. This analysis indicated the following approximate implied equity value reference range for the Sinclair Downstream Business, as compared to the aggregate consideration implied by the New Parent Base Stock Amount:

Approximate Implied Equity Value Reference Range	Implied Aggregate Consideration

$1,875 million – $3,295 million	$1,771 million

Discounted Cash Flow Analysis. Citi performed a discounted cash flow analysis of the Sinclair Downstream Business by calculating the estimated present value (as of December 31, 2021) of the standalone unlevered, after-tax free cash flows that the Sinclair Downstream Business was forecasted to generate during the fiscal years ending December 31, 2022 through December 31, 2025 based on financial forecasts provided by the management of HollyFrontier, both before and after giving effect to potential synergies anticipated by the management of HollyFrontier to result from the HFC Transactions. Citi calculated implied terminal values for the Sinclair Downstream Business by applying to the fiscal year 2025 estimated adjusted EBITDA of the Sinclair Downstream Business a selected range of adjusted EBITDA multiples of 4.9x to 6.5x. The present values (as of December 31, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.3% to 9.3%. This analysis indicated the following approximate implied equity value reference ranges for the Sinclair Downstream Business both with and without synergies anticipated by the management of HollyFrontier to result from the HFC Transactions, as compared to the aggregate consideration implied by the New Parent Base Stock Amount:

Approximate Implied Equity Value Reference Ranges:		Implied Aggregate Consideration

With Synergies	Without Synergies
$3,055 million – $3,685 million	$2,230 million – $2,810 million	$1,771 million

HollyFrontier Financial Analyses.

Selected Public Companies Analyses. Citi performed selected public companies analyses of HollyFrontier both on a consolidated basis and a sum-of-the-parts basis in which Citi reviewed certain financial and stock market information relating to HollyFrontier and the selected publicly traded entities listed below.

Consolidated. In its consolidated selected public companies analysis of HollyFrontier, Citi reviewed certain financial and stock market information relating to HollyFrontier and the following seven selected publicly traded companies in the petroleum refining and marketing industry that Citi considered generally relevant for purposes of analysis, collectively referred to as the “HollyFrontier selected R&M companies”:

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Marathon Petroleum Corporation

•	Par Pacific Holdings, Inc.

•	PBF Energy Inc.

•	Phillips 66

•	Valero Energy Corporation

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on July 30, 2021 plus total debt (excluding affiliated master limited partnership debt, as applicable) and non-controlling interests, as applicable, and less cash and cash equivalents, as a multiple of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA and closing stock prices (as of July 30, 2021) as a multiple of calendar year 2022 and calendar year 2023 estimated cash flow per share. Financial data of the HollyFrontier selected R&M companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of HollyFrontier was based on publicly available Wall Street research analysts’ estimates, financial forecasts and other information and data provided by the management of HollyFrontier, public filings and other publicly available information.

The overall low to high, mean and median, and 25th and 75th percentiles of calendar years 2022 and 2023 estimated adjusted EBITDA multiples and calendar years 2022 and 2023 estimated cash flow per share multiples observed for the HollyFrontier selected R&M companies were as follows:

•	calendar year 2022 estimated adjusted EBITDA multiples: low of 3.9x to high of 6.7x (with a mean of 5.8x and a median of 5.9x) and 25th and 75th percentiles of 5.2x and 6.5x, respectively;

•	calendar year 2023 estimated adjusted EBITDA multiples: low of 3.9x to high of 7.9x (with a mean of 5.7x and a median of 5.9x) and 25th and 75th percentiles of 4.5x and 6.4x, respectively;

•	calendar year 2022 estimated cash flow per share multiples: low of 4.8x to high of 7.6x (with a mean of 6.1x and a median of 6.0x) and 25th and 75th percentiles of 5.1x and 6.8x, respectively; and

•	calendar year 2023 estimated cash flow per share multiples: low of 2.3x to high of 7.5x (with a mean of 5.2x and a median of 5.5x) and 25th and 75th percentiles of 4.2x and 5.9x, respectively.

Citi noted that the calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples observed for HollyFrontier were 4.8x and 4.1x, respectively, and the calendar year 2022 and calendar year 2023 estimated cash flow per share multiples observed for HollyFrontier were 5.3x and 4.6x, respectively, in each case based on publicly available Wall Street research analysts’ estimates. Citi then applied selected ranges of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples of 4.8x to 6.5x and 4.1x to 6.4x, respectively, and calendar year 2022 and calendar year 2023 estimated cash flow per share multiples of 5.1x to 6.8x and 4.2x to 5.9x, respectively, to corresponding data of HollyFrontier based on financial forecasts provided by the management of HollyFrontier. This analysis indicated an approximate average implied equity value reference range for HollyFrontier of $5,255 million to $7,595 million and the following approximate average implied per share equity value reference range for HollyFrontier, on a consolidated basis, as compared to the per share closing price of HollyFrontier Common Stock on July 30, 2021:

Approximate Average Implied Per Share Equity Value Reference Range	HollyFrontier Per Share Closing Stock Price on July 30, 2021
$31.90 – $46.05	$29.40

Sum-of-the-Parts. In its sum-of-the-parts analysis of HollyFrontier Citi evaluated HollyFrontier’s (i) refining and renewables business, referred to as “HollyFrontier’s refining business,” (ii) lubricants and specialty products business, referred to as “HollyFrontier’s lubricants business,” (iii) other businesses, referred to as “HollyFrontier’s other businesses,” and (iv) equity ownership in HEP. In evaluating HollyFrontier’s refining business and HollyFrontier’s other businesses, Citi reviewed, among other things and to the extent publicly available, enterprise values as multiples of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA of the HollyFrontier selected R&M companies referred to above under “HollyFrontier Financial Analyses—Selected Public Companies Analyses—Consolidated.” In evaluating HollyFrontier’s lubricants business, Citi reviewed, among other things, enterprise values as a multiple of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA of the following five selected companies that Citi considered generally relevant as publicly traded companies with operations in the lubricants and specialty products industry, which we collectively refer to as the “HollyFrontier selected lubricants companies”:

•	Calumet Specialty Products Partners, L.P.

•	Fuchs Petrolub SE

•	Innospec Inc.

•	Quaker Chemical Corporation

•	Valvoline Inc.

Financial data of the HollyFrontier selected R&M companies and the HollyFrontier selected lubricants companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of HollyFrontier’s refining business, HollyFrontier’s lubricants business and HollyFrontier’s other businesses were based on Wall Street research analysts’ estimates, financial forecasts and other information and data provided by the management of HollyFrontier, public filings and other publicly available information.

The overall low to high, mean and median, and 25th and 75th percentiles of the calendar years 2022 and 2023 estimated adjusted EBITDA multiples observed for the HollyFrontier selected R&M companies and the calendar years 2022 and 2023 estimated adjusted EBITDA multiples observed for HollyFrontier based on Wall Street research analysts’ estimates are described above under “HollyFrontier Financial Analyses—Selected Public Companies Analyses—Consolidated.” The overall low to high, mean and median, and 25th and 75th percentiles of calendar years 2022 and 2023 estimated adjusted EBITDA multiples observed for the HollyFrontier selected lubricants companies were as follows:

•	calendar year 2022 estimated adjusted EBITDA multiples: low of 7.3x to high of 16.8x (with a mean of 11.7x and a median of 10.5x) and 25th and 75th percentiles of 8.8x and 15.3x, respectively; and

•	calendar year 2023 estimated adjusted EBITDA multiples: low of 7.2x to high of 16.5x (with a mean of 11.5x and a median of 11.0x) and 25th and 75th percentiles of 7.8x and 15.5x, respectively.

In deriving an implied per share equity value reference range for HollyFrontier, Citi applied selected ranges of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples of 4.8x to 6.5x and 4.1x to 6.4x, respectively, to corresponding data of HollyFrontier’s refining business and HollyFrontier’s other businesses, applied selected ranges of calendar year 2022 and calendar year 2023 estimated adjusted EBITDA multiples of 8.8x to 10.5x and 7.8x to 9.6x, respectively, to corresponding data of the HollyFrontier lubricants business and took into account unallocated corporate selling, general and administrative expenses. In deriving an implied value for HollyFrontier’s equity ownership in HEP, Citi utilized the closing unit price of HEP of $20.60 per unit on July 30, 2021. This analysis indicated an approximate average implied equity value reference range for HollyFrontier of $6,950 million to $9,415 million and the following approximate average implied per share equity value reference range for HollyFrontier, on a sum-of-the-parts basis, as compared to the per share closing price of HollyFrontier Common Stock on July 30, 2021:

Approximate Average Implied Per Share Equity Value Reference Range	HollyFrontier Per Share Closing Stock Price on July 30, 2021
$42.15 – $57.10	$29.40

Discounted Cash Flow Analysis. Citi performed a discounted cash flow analysis of HollyFrontier by calculating the estimated present value (as of December 31, 2021) of the standalone unlevered, after-tax free cash flows that HollyFrontier was forecasted to generate during the fiscal years ending December 31, 2022 through December 31, 2025 based on financial forecasts provided by the management of HollyFrontier. Citi calculated implied terminal values for HollyFrontier by applying to HollyFrontier’s fiscal year 2025 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 4.8x to 6.5x. The present values (as of December 31, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.2% to 9.2%. This analysis indicated an approximate implied equity value reference range for HollyFrontier of $6,095 million to $8,140 million and the following approximate implied per share equity value reference range for HollyFrontier, as compared to the per share closing price of HollyFrontier Common Stock on July 30, 2021:

Approximate Implied Per Share Equity Value Reference Range	HollyFrontier Per Share Closing Stock Price on July 30, 2021
$36.95 – $49.35	$29.40

Pro Forma Equity Ownership Analysis. Utilizing the approximate implied equity value reference ranges derived for the Sinclair Downstream Business and HollyFrontier as described above under “Sinclair Downstream Business Financial Analyses” and “HollyFrontier Financial Analyses,” respectively, Citi compared the implied pro forma equity ownership reference ranges for Sinclair HoldCo in New Parent upon consummation of the HFC Transactions based on such analyses relative to the implied pro forma equity ownership of Sinclair HoldCo in New Parent upon consummation of the HFC Transactions based on the New Parent Base Stock Amount. In calculating the low-ends (or high-ends, as the case may be) of the implied pro forma equity ownership percentage reference ranges described below, Citi divided (i) the low-ends (or high-ends, as the case may be) of the approximate implied equity value reference ranges derived for the Sinclair Downstream Business from such analyses by (ii) the sum of (a) the high-ends (or low-ends, as the case may be) of the approximate implied equity value reference ranges derived for HollyFrontier and (b) the low-ends (or high-ends, as the case may be) of the approximate implied equity value reference ranges derived for the Sinclair Downstream Business from such analyses. This indicated the following approximate implied pro forma equity ownership percentage reference ranges for Sinclair HoldCo in New Parent, as compared to Sinclair HoldCo’s approximate implied pro forma equity ownership percentage in New Parent upon consummation of the HFC Transactions based on the New Parent Base Stock Amount:

Approximate Implied Pro Forma Equity Ownership Percentage Reference Ranges for Sinclair HoldCo Based on:		Approximate Implied Pro Forma Equity Ownership Percentage for Sinclair HoldCo Based on New Parent Base Stock Amount
Consolidated Selected Public Companies Analyses	Sum-of-the-Parts Selected Public Companies Analyses	26.75%
18.3% - 30.9%	17.1% - 28.5%
Discounted Cash Flow Analyses
With Synergies from Sinclair Downstream Business	Without Synergies from Sinclair Downstream Business
27.3% - 37.7%	21.5% - 31.6%

Illustrative Has/Gets Analysis. Citi compared the approximate implied per share equity value reference range derived for HollyFrontier on a standalone basis as described above under “HollyFrontier Financial Analyses—Discounted Cash Flow Analysis” relative to the illustrative approximate implied per share equity value reference range derived from a discounted cash flow analysis on a pro forma basis, utilizing the same selected ranges of adjusted EBITDA terminal multiples and discount rates as utilized in the standalone discounted cash flow analysis of HollyFrontier, based on financial forecasts provided by the management of HollyFrontier. Citi observed that, based on the New Parent Base Stock Amount, the HFC Transactions could result in an approximate implied per share equity value reference range on a pro forma basis derived from the discounted cash flow analysis described above of $43.15 to $56.55 per share (relative to $36.95 to $49.35 per share on a standalone basis). Actual results achieved by HollyFrontier and New Parent may vary from forecasted results and variations may be material.

Certain Additional Information

Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

•

historical closing prices of HollyFrontier Common Stock during the 52-week period ended July 30, 2021, which indicated low and high closing prices of HollyFrontier Common Stock of $16.81 per share and $42.39 per share, respectively; and

•

publicly available Wall Street research analysts’ price targets for HollyFrontier Common Stock, which indicated an overall low to high target stock price range for HollyFrontier Common Stock of $28.00 to $43.00 per share.

Miscellaneous

HollyFrontier has agreed to pay Citi for its services in connection with the proposed HFC Transactions an aggregate fee of $15 million, of which a portion was payable upon delivery of Citi’s opinion and $12 million is payable contingent upon consummation of the HFC Transactions. In addition, HollyFrontier agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.

As the Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to HollyFrontier and/or certain of its affiliates unrelated to the proposed HFC Transactions, for which services Citi and its affiliates have received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as (i) a lead or joint bookrunning manager in connection with certain debt offerings of HollyFrontier and certain of its affiliates, and (ii) a joint lead arranger, co-documentation agent and letter of credit issuer for, and as a lender under, a credit facility of HollyFrontier, for which services described in clauses (i) and (ii) above Citi and its affiliates received during such approximately two-year period aggregate fees of approximately $3.5 million from HollyFrontier and/or certain of its affiliates. Although Citi and its affiliates did not provide investment banking, commercial banking or other similar financial services to Sinclair during the two-year period prior to the date of Citi’s opinion for which Citi and its affiliates received or expect to receive compensation, Citi and its affiliates may provide such services to Sinclair, Sinclair HoldCo and/or certain of their respective affiliates in the future, for which services Citi and its affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of HollyFrontier, New Parent, Sinclair NewCo, Sinclair HoldCo and/or their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with HollyFrontier, New Parent, Sinclair NewCo, Sinclair HoldCo and/or their respective affiliates.

HollyFrontier selected Citi to act as its financial advisor in connection with the proposed HFC Transactions based on Citi’s reputation, experience and familiarity with the respective businesses of HollyFrontier and Sinclair HoldCo. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Sinclair Stock Consideration

As consideration for the acquisition of Sinclair NewCo, we have agreed that (a) New Parent will issue to Sinclair HoldCo an aggregate of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA), which, on a pro forma basis, would represent 26.75% of New Parent Common Stock immediately following the closing of the HFC Transactions based on the outstanding HollyFrontier Common Stock as of July 30, 2021, determined on a fully diluted basis and (b) a cash payment will be made, either from New Parent to Sinclair HoldCo or from Sinclair HoldCo to New Parent, equal to the Estimated Adjustment Payment (subject to post-closing adjustment pursuant to the BCA). On a pro forma basis, HollyFrontier’s current stockholders are expected to hold in the aggregate 73.25% of the issued and outstanding New Parent Common Stock based on the outstanding HollyFrontier Common Stock as of July 30, 2021, determined on a fully-diluted basis. The value of the New Parent Common Stock actually given as consideration in the Sinclair Acquisition will not be determined until the Sinclair Acquisition closes.

In the event that, as a condition to obtaining antitrust clearance for the Sinclair Transactions, HollyFrontier enters into an agreement to divest the Woods Cross Refinery Assets, Sinclair HoldCo will be responsible for the Sinclair

Divestiture Portion (as defined in the BCA), which is an amount equal to (A)(I) $500 million minus (II) the Woods Cross Divestiture Proceeds (as defined in the BCA), multiplied by (B) 0.3170. Sinclair HoldCo has the option to satisfy the Sinclair Divestiture Portion, if any, either by (x) electing to have New Parent reduce the number of shares of New Parent Common Stock to be issued to Sinclair HoldCo as the Sinclair Stock Consideration by a number of shares equal to (i) the Sinclair Divestiture Portion, divided by (ii) the Share Price (as defined in the BCA) as of the Closing Date (as defined in the BCA) or (y) paying New Parent an amount of cash equal to the Sinclair Divestiture Portion. The BCA describes the manner in which Sinclair HoldCo may elect to satisfy its obligations with respect to the Sinclair Divestiture Portion, as well as how any Woods Cross Divestiture Proceeds that are in the form of non-cash consideration or delayed, deferred or contingent consideration will be valued.

Effective Time of the Sinclair Acquisition

We currently expect the closing of the Sinclair Acquisition to occur in mid-2022. The closing will occur on the second business day after the satisfaction or waiver of all the conditions and the obligations of HollyFrontier and Sinclair HoldCo to the transactions contemplated by the BCA, including approval of the issuance of the New Parent Common Stock by our stockholders and expiration or termination of the waiting period under the HSR Act; however, if such second business day is not the first business day of a calendar month, then the closing date will be the first business day of the calendar month following the month in which such second business day occurs. Therefore, we cannot predict exactly when the closing will occur or if it will occur at all.

Stockholders Agreement

In connection with the BCA, New Parent entered into the Stockholders Agreement with Sinclair HoldCo and the other Sinclair Parties. Pursuant to the Stockholders Agreement, Sinclair HoldCo (on behalf of itself and the other Sinclair Parties) will be entitled to nominate (i) two persons to the New Parent Board following the closing of the Sinclair Acquisition and for so long as the Sinclair Parties beneficially own common stock constituting not less than 15% of all outstanding New Parent Common Stock and (ii) one person to the New Parent Board for so long as the Sinclair Parties beneficially own less than 15% but more than or equal to 5% of all outstanding New Parent Common Stock.

The Stockholders Agreement subjects 75% of the shares of New Parent Common Stock issued to Sinclair HoldCo (and indirectly the other Sinclair Parties) to a “lock-up” period commencing on the closing date, with one-third of such Restricted Shares being released from such restrictions on the date that is six months after the closing, one-third of the Restricted Shares being released from such restrictions on the first anniversary of the closing date, and the remainder being released from such restrictions on the date that is 15 months from the closing date. In addition, until the earliest to occur of (i) the date on which the Sinclair Parties beneficially own New Parent Common Stock constituting less than 5% of all outstanding New Parent Common Stock and (ii) the date on which a Change of Control occurs, the Sinclair Parties will be prohibited from transferring the shares of New Parent Common Stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

Further, New Parent has agreed to file, within five business days following the closing date, a shelf registration statement under the Securities Act, to permit the public resale of all the registrable securities held by the Sinclair Parties and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective immediately upon filing, or if the form of such shelf registration statement would not permit immediate effectiveness, to be declared effective as soon as reasonably practicable after the initial filing of the shelf registration statement, but in any event within ninety days following filing of a registration statement on Form S-1 and within forty-five days after filing of a registration statement on Form S-3 (if such Form S-3 is not immediately effective upon filing).

The Sinclair Parties have agreed to certain customary standstill provisions prohibiting them from, among other things, (i) making a public announcement, or otherwise soliciting, to effect or effecting any business combination, merger, tender offer, exchange offer or similar transaction (whether or not involving a Change of Control) involving the New Parent or any of its subsidiaries, (ii) forming, joining or participating in any group with respect to the New Parent Common Stock; or (iii) otherwise acting with any person, to seek to control the management, the New Parent Board or the policies of the New Parent. The standstill provisions continue in effect until the earliest to occur of (i) the fourth anniversary of the closing date, (ii) the date on which the Sinclair Parties beneficially own New Parent Common Stock constituting less than 10% of all outstanding New Parent Common Stock, and (iii) the date on which a Change of Control occurs.

In addition, the Sinclair Parties have agreed to vote at any annual or special meeting of the stockholders all shares of the New Parent Common Stock held by them (i) in accordance with the New Parent Board’s recommendations in respect of stockholder proposals and certain proposals submitted by New Parent, including the ratification of New Parent’s independent public accounting firm, “say-on-pay” votes, and proposals relating to an incentive compensation plan or a material amendment thereof, and (ii) with respect to each nominee for election to the New Parent Board, either (in their sole discretion) (A) in accordance with the New Parent Board’s recommendation, or (B) in the same proportion as the votes cast by stockholders of New Parent who are not Sinclair Parties. The voting agreements continue until the date on which the Sinclair Parties are no longer entitled to nominate a director to the New Parent Board.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders Agreement, which is attached hereto as Annex B and is incorporated by reference herein.

Board Following the Sinclair Acquisition

Pursuant to the Stockholders Agreement, Sinclair HoldCo will nominate two directors to the New Parent Board prior to the closing of the Sinclair Acquisition. Following the closing of the Sinclair Acquisition, there are expected to be 12 directors on the New Parent Board: nine independent directors of HollyFrontier who will continue as directors of New Parent, two directors designated by Sinclair HoldCo, and Michael C. Jennings, who will continue as a director and Chief Executive Officer of New Parent. Messrs. Franklin Myers, Leldon E. Echols, Manny J. Fernandez, Michael E. Rose, R. Craig Knocke, Robert J. Kostelnik, James H. Lee and Mmes. Anne-Marie N. Ainsworth and Anna C. Catalano are expected to continue as independent directors of New Parent following the effective time of the Sinclair Acquisition. However, Mr. Rose will reach the mandatory retirement age of 75 prior to HollyFrontier’s 2022 Annual Meeting and will not stand for re-election. If the Sinclair Acquisition were to close after the 2022 Annual Meeting, then Mr. Rose would not serve as a director of New Parent.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for the completion of the Sinclair Acquisition, other than (i) filings pursuant to and in compliance with the HSR Act, (ii) filings in compliance with the applicable corporate laws of Delaware and (iii) the filing with the NYSE of a Supplemental Listing Application with respect to the shares of New Parent Common Stock to be issued pursuant to the BCA.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Indemnification Agreements

The directors nominated by Sinclair HoldCo are expected to enter into indemnification agreements with New Parent consistent with the form of the existing indemnification agreement entered into between the Company and its directors.

THE BUSINESS COMBINATION AGREEMENT

The following is a summary of the material terms of the BCA, which is attached as Annex A to this proxy statement and incorporated herein by reference. The BCA has been attached to this document to provide you with information regarding its terms. The BCA is not intended to provide any other factual information about us or Sinclair. The following description does not purport to be complete and is qualified in its entirety by reference to the BCA included as Annex A. You should refer to the full text of the BCA for details of the Sinclair Acquisition and the terms and conditions of the BCA.

General

Pursuant to the BCA, we will acquire Sinclair NewCo by effecting (a) the HFC Merger and, (b) immediately following the consummation of the HFC Merger, effecting the Sinclair Acquisition. Following the consummation of the HFC Transactions, New Parent will assume HollyFrontier’s listing on the NYSE and be renamed “HF Sinclair Corporation.” New Parent Common Stock is expected to trade under the symbol “DINO.”

Subject to the terms and conditions set forth in the BCA, at the Effective Time, each share of HollyFrontier Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of HollyFrontier Common Stock to be cancelled pursuant to the BCA) will be automatically converted into one validly issued, fully paid and nonassessable share of New Parent Common Stock.

Sinclair Stock Consideration

As consideration for the acquisition of Sinclair NewCo, we have agreed that (a) New Parent will issue to Sinclair HoldCo an aggregate of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA), which, on a pro forma basis, would represent 26.75% of New Parent Common Stock immediately following the HFC Transactions based on the outstanding HollyFrontier Common Stock as of July 30, 2021, determined on a fully diluted basis, and (b) a cash payment will be made, either from New Parent to Sinclair HoldCo or from Sinclair HoldCo to New Parent, equal to the Estimated Adjustment Payment (subject to post-closing adjustment pursuant to the BCA). On a pro forma basis, HollyFrontier’s current stockholders are expected to hold in the aggregate 73.25% of the issued and outstanding New Parent Common Stock based on the outstanding HollyFrontier Common Stock as of July 30, 2021, determined on a fully-diluted basis. The value of the New Parent Common Stock actually given as consideration in the Sinclair Acquisition will not be determined until the Sinclair Acquisition closes.

In the event that, as a condition to obtaining antitrust clearance for the HFC Transactions, HollyFrontier enters into an agreement to divest the Woods Cross Refinery, Sinclair HoldCo will be responsible for the Sinclair Divestiture Portion, which is the positive amount, if any, equal to (A)(I) $500 million minus (II) the Woods Cross Divestiture Proceeds, multiplied by (B) 0.3170. Sinclair HoldCo has the option to satisfy the Sinclair Divestiture Portion either by (x) electing to have New Parent reduce the number of shares of New Parent Common Stock to be issued to Sinclair HoldCo as the Sinclair Stock Consideration by a number of shares equal to (i) the Sinclair Divestiture Portion, divided by (ii) the Share Price as of the Closing Date or (y) paying New Parent an amount of cash equal to the Sinclair Divestiture Portion. The BCA further describes the manner in which Sinclair HoldCo may elect to satisfy its obligations with respect to the Sinclair Divestiture Portion, as well as how any Woods Cross Divestiture Proceeds that are in the form of non-cash consideration or delayed, deferred or contingent consideration will be valued.

Conditions to the Completion of the Sinclair Acquisition

Each party’s obligation to complete the Sinclair Acquisition is subject to the satisfaction or waiver by each of the parties, at or prior to the closing, of various conditions, which include the following:

•	the Parent Stockholder Approval (as defined in the BCA);

•	the approval of the listing of the New Parent Common Stock to be issued pursuant to the Sinclair Acquisition on the NYSE;

•	the consummation of the transactions contemplated by the Contribution Agreement, which are contemplated to occur immediately prior to the HFC Transactions;

•

no temporary restraining order, preliminary or permanent injunction or other judgment or order, judgment, injunction, award, decree, writ or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority (as defined in the BCA) or other statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority preventing the consummation of the Sinclair Acquisition will be in effect;

•

the expiration or termination of the waiting period applicable under the HSR Act, including any extensions thereof, and any timing agreement with any Governmental Authority, will have occurred or will have been received.

Our obligation to complete the Sinclair Acquisition is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, any of which may be waived by us, which include the following:

•

the representations and warranties concerning Sinclair HoldCo and Sinclair NewCo in the BCA being true and correct as of the date of the BCA and as of the closing date as if made on the closing date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are to be true and correct as of such date); with only such failures to be so true and correct, taken as a whole, as have not resulted in or would not reasonably be expected to have a material adverse effect (other than certain fundamental representations of Sinclair HoldCo which are to be true and correct in all respects as of the applicable dates referred to above except where the failure to be so true and correct would not be reasonably expected to result in more than de minimis damages);

•

the receipt of a tax opinion by HollyFrontier from HollyFrontier’s counsel, dated as of the closing date, to the effect that, for U.S. federal income tax purposes, (a) the HFC Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and/or (b) the Sinclair Acquisition and HFC Merger will be integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code; and

•	Sinclair HoldCo and Sinclair NewCo will have performed in all material respects the respective obligations contained in the BCA that were to be performed as of or prior to the closing.

The obligation of Sinclair HoldCo to complete the Sinclair Acquisition is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, any of which may be waived by Sinclair HoldCo which include the following:

•

the representations and warranties concerning HollyFrontier, New Parent and Parent Merger Sub (collectively, the “Parent Parties”) in the BCA being true and correct as of the date of the BCA and as of the closing date as if made on the closing date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are to be true and correct as of such date); with only such failures to be so true and correct, taken as a whole, as have not resulted in or would not reasonably be expected to have a material adverse effect (other than certain fundamental representations of the Parent Parties which are to be true and correct in all respects as of the applicable dates referred to above except where the failure to be so true and correct would not be reasonably expected to result in more than de minimis damages);

•

the receipt of a tax opinion by Sinclair HoldCo from Sinclair HoldCo’s counsel, dated as of the closing date, to the effect that, for U.S. federal income tax purposes, the Sinclair Acquisition and HFC Merger will be integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code; and

•	the Parent Parties will have performed in all material respects their respective obligations contained in the BCA that were to be performed as of or prior to the closing.

The Sinclair Transactions May Not Be Completed Without the Required Regulatory Approval

Completion of the Sinclair Transactions is conditioned upon the expiration or termination of the waiting period relating to the transactions under the HSR Act. The HSR Act provides that each party must file a pre-merger notification with the Federal Trade Commission (“FTC”), and the Antitrust Division of the U.S. Department of Justice (“DOJ”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. The parties may also choose to voluntarily re-start the initial 30-calendar-day waiting period by following certain prescribed procedures. After the expiration of the initial waiting period (or the re-started initial waiting period), the DOJ or the FTC may issue a Request for Additional Information and Documentary Material, which is referred to in this proxy statement as a Second Request. If a Second Request is issued, the parties may not complete the transaction until they substantially comply with the Second Request and observe a second 30-calendar-day waiting period, unless the waiting period is terminated earlier or the parties commit not to close for some additional period of time.

Each of HollyFrontier and Sinclair HoldCo filed its respective HSR Act notification and report with respect to the Sinclair Transactions on August 23, 2021.

HollyFrontier and Sinclair HoldCo have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Sinclair Transactions, including (i) filing any required Notification and Report Forms with the DOJ and FTC pursuant to the HSR Act within fifteen business days, (ii) supplying as promptly as practicable any additional information that may be requested by regulatory authorities pursuant to applicable laws, and (iii) cooperating with the other parties, to the extent reasonable, in their efforts to comply with their obligations under the agreements.

HollyFrontier’s obligation to use reasonable best efforts (as described in the preceding paragraph) also includes agreeing to divestitures, hold separate arrangements, the termination, assignment, novation or modification of contracts or other business relationships, the acceptance of restrictions on business operations and the entry into other commitments and limitations with respect to the Woods Cross Refinery Assets.

Meeting of Stockholders

We are obligated under the BCA, subject to certain conditions, to hold and convene a special meeting of our stockholders for purposes of approving the issuance of the New Parent Common Stock. Unless the BCA is earlier terminated, we are required to prepare and file this proxy statement with the SEC and distribute it to our stockholders for the purpose of convening the Special Meeting and obtaining stockholder approval of the issuance of the New Parent Common Stock.

Covenants Regarding Conduct Pending the Sinclair Acquisition

Pending the closing of the Sinclair Acquisition, Sinclair HoldCo has agreed to, except (i) as expressly permitted or required by the BCA or the Contribution Agreement, (ii) as required by applicable law or (iii) as otherwise approved with the prior written consent of HollyFrontier (which consent shall not be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice including by using commercially reasonable efforts to: (A) maintain and preserve substantially intact the business organization of Sinclair HoldCo; and (B) maintain its existing relations with key suppliers, customers, employees and other persons having relationships with Sinclair HoldCo. Further, Sinclair HoldCo has agreed to use its commercially reasonable efforts to take certain actions related to its capital expenditures in 2021 and 2022.

Prior to the closing, Sinclair HoldCo has agreed to not take certain actions without our written consent, including the following:

•

create or allow for the creation of any Encumbrance (as defined in the BCA) (other than a Permitted Encumbrance (as defined in the BCA)) on any of the material assets of the Company Group (as defined in the BCA);

•

authorize for issuance, issue, sell or deliver (A) any equity or voting interests in any member of the Company Group, other than issuances of equity interests in one member of the Company Group to another member of the Company Group, or (B) any securities convertible into or exchangeable for, or evidencing the right to subscribe for or acquire any equity or voting interests in any member of the Company Group, in each case, other than in connection with the conversion of any member of the Company Group to a limited liability company;

•

split, combine, reclassify, redeem, purchase or otherwise acquire, directly or indirectly, any outstanding capital stock or other equity interests of Sinclair NewCo or any Company Subsidiary (as defined in the BCA);

•

assume, incur or guarantee any Indebtedness (as defined in the BCA), other than (A) Indebtedness referred to in clauses (d), (h) (with respect to Indebtedness referred to in clause (d) of the definition thereof) and (i) (with respect to Indebtedness referred to in clause (d) of the definition thereof) of the definition thereof, (B) under the Specified Funded Indebtedness (as defined in the BCA), (C) any Indebtedness incurred in connection with a Permitted Encumbrance or (D) performance bonds, letters of credit or hedging arrangements in the ordinary course of business;

•	cancel any material debts or waive any material claims or rights that, but for such cancellation or waiver, as applicable, would have remained outstanding as of the Closing (as defined in the BCA);

•

adopt or propose any amendment to the organizational documents of the Company or any other member of the Company Group in a manner (A) adverse to the Parent Parties or (B) that could delay or prevent the consummation of the Contemplated Transactions (as defined in the BCA), in each case, other than in connection with the conversion of any member of the Company Group to a limited liability company;

•

enter into, amend or modify in any material respect or terminate any Contract (as defined in the BCA) that is or would be a Sinclair Material Contract (as defined in the BCA) (other than the Company Revolving Credit Facility (as defined in the BCA)) or Sinclair Lease (as defined in the BCA) if in existence on the date hereof, or otherwise waive, release or assign any material rights, claims or benefits thereunder, in each case other than in the ordinary course of business consistent with past practice;

•

change any of the material accounting, financial reporting or Tax (as defined in the BCA) principles, practices or methods used by the Company or any Company Subsidiary, except as may be required in order to comply with changes in GAAP or applicable Law (as defined in the BCA), including Tax Laws;

•

make, change or revoke any material Tax election (but excluding any election that must be made periodically in the ordinary course of business and is made consistent with past practice), enter into any material closing agreement, surrender any right to a material Tax refund, settle or compromise any Income Tax (as defined in the BCA) or other material Tax Proceeding (as defined in the BCA) for an amount materially in excess of the amounts accrued or reserved with respect thereto in the Financial Statements (as defined in the BCA), or consent to any extension or waiver of the limitation period applicable to any Income Tax or other material Tax claim or assessment;

•	make any filings or registrations with any Governmental Authority, except for filings and registrations made in the ordinary course of business consistent with past practice;

•	acquire any material business or Person (as defined in the BCA), by merger, consolidation, purchase of assets or equity interests or otherwise;

•

acquire, lease, transfer, sell, assign or dispose of any assets (excluding the sale or other disposition of Hydrocarbon Inventory (as defined in the BCA) in the ordinary course of business consistent with past practice and the sale or other disposition of equipment that is surplus, obsolete or replaced in the ordinary course of business consistent with past practice) that, taken as a whole, are material to the Company Group;

•

cancel, terminate, amend, allow to lapse or fail to renew (on materially the same terms or on terms not materially less favorable to the Company Group) or maintain in full force and effect any of the Insurance Policies (as defined in the BCA), provided that in no event shall Sinclair HoldCo, the Company, or the Company Group be required to pay an annual aggregate premium for any such Insurance Policy in excess of one hundred fifty percent (150%) of the current annual aggregate premium for such Insurance Policy;

•	dissolve, wind up or liquidate any member of the Company Group;

•

take any action (or omit to take any action) if such action (or omission) would reasonably be expected to cause any of the conditions set forth in Article 7 of the BCA not being satisfied by the End Date (as defined in the BCA);

•

other than as required by the terms of any Sinclair Benefit Plan (as defined in the BCA) in effect as of the date hereof, (A) establish, adopt or materially amend any Sinclair Benefit Plan or any collective bargaining agreement, other than any offer letters providing solely for base compensation and participation in broad-based Sinclair Benefit Plans entered into with new or prospective hires in the ordinary course, or (B) increase the compensation of any Sinclair Employee (as defined in the BCA), other than such increases that are (x) in the ordinary course of business consistent with past practice and, (y) in the reasonable judgment of the management of the Company, reasonably necessary to comport with prevailing market requirements;

•	approve, make or commit any member of the Company Group to any growth capital project in excess of $40 million;

•

amend, modify or alter the Reorganization Agreement (as defined in the BCA) or any of the agreements, documents, schedules or certificates contemplated thereby or related to the Company Reorganization (as defined in the BCA), or otherwise cause the Reorganization Agreement to be amended, modified or altered in any way, or enter into any additional documents, instruments or assurances of transfer, conveyances, assignments or assumptions to effectuate the transactions contemplated by the Reorganization Agreement; or

•	agree to take any of the foregoing actions.

Pending the closing of the Sinclair Acquisition, we have agreed (and shall cause New Parent and Parent Merger Sub) not to, except as (i) expressly permitted or required by the BCA or the Contribution Agreement, (ii) as required by applicable law, take certain actions prior to the consummation of the Sinclair Acquisition without Sinclair HoldCo’s written consent, including the following:

•

prior to the receipt of the Parent Stockholder Approval, issue any equity interests in any Parent Entity (as defined in the BCA) or any equity interests convertible into any equity interests of any Parent Entity, other than (A) issuances by a direct or indirect wholly owned Subsidiary (as defined in the BCA) of Parent of equity securities to such Person’s parent or any other direct or indirect wholly owned Subsidiary of Parent, (B) (1) the grant of Parent Restricted Stock Unit Awards (as defined in the BCA), Parent Performance Share Unit Awards (as defined in the BCA) or similar awards under the Parent Stock Plans (as defined in the BCA) in the ordinary course of business consistent with past practice (including as to timing, amount and purpose of each such issuance) or (2) the issuance of shares of HollyFrontier Common Stock upon the settlement of Parent Restricted Stock Unit Awards or Parent Performance Share Unit Awards outstanding on the date of the BCA or issued after the date of the BCA in accordance with the BCA, in each case, in accordance with their terms as in effect on the date of issuance or (C) issuances of HollyFrontier Common Stock through one or more public or private offerings or other transactions of up to five percent (5%) of the shares of HollyFrontier Common Stock issued and outstanding as of the date of the BCA, in the aggregate;

•

issue any equity interests in any Parent Entity or any equity interests convertible into any equity interests of any Parent Entity to any current or former director, officer, employee, independent contractor or other Representative of any Parent Entity, other than the grant of any Parent Restricted Stock Unit Awards, Parent Performance Share Unit Awards or similar awards under the Parent Stock Plans in the ordinary course of business consistent with past practice (including as to timing, amount and purpose of each such issuance);

•	adopt any amendment to the organizational documents of any Parent Entity in a manner adverse to the Company or Sinclair HoldCo;

•

prior to the receipt of the Parent Stockholder Approval, directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to HollyFrontier and its Subsidiaries, in each case, other than any acquisitions as to which the aggregate amount of the consideration paid or transferred by HollyFrontier and its Subsidiaries in connection with all such acquisitions would not exceed $250 million;

•

directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to HollyFrontier and its Subsidiaries, in each case, other than acquisitions that would not reasonably be expected to prevent or materially delay the Closing;

•	dissolve, wind up or liquidate HollyFrontier;

•

declare, issue, pay or make, or set a record date prior to the Closing with respect to, any dividend or distribution in respect of any of its capital stock or other equity securities except the (A) declaration and payment of dividends or distributions from any direct or indirect wholly owned Subsidiary of HollyFrontier to HollyFrontier or any other wholly owned Subsidiary thereof, or (B) declaration of quarterly dividends on the HollyFrontier Common Stock in accordance with the organizational documents of Parent not to exceed $0.35 per share of HollyFrontier Common Stock prior to May 2022 and $0.40 per share of HollyFrontier Common Stock thereafter (which dividend amount shall be adjusted for any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, or any similar event);

•

take any action (or omit to take any action) if such action (or omission) would reasonably be expected to cause any of the conditions set forth in Article 7 of the BCA not being satisfied by the End Date; or

•	agree to take any of the foregoing actions.

The BCA also contains customary non-solicitation provisions that restricts the ability to take certain actions in respect of, including to solicit or initiate discussions or negotiations with third parties, regarding other proposals to acquire HollyFrontier, and the parties have agreed to certain restrictions on their ability to respond to such proposals.

Termination of the BCA and Termination Fee

The BCA may be terminated at any time prior to the closing (unless indicated otherwise below):

•	by mutual written consent of HollyFrontier and Sinclair HoldCo;

•

if HollyFrontier or Sinclair HoldCo breach certain of their representations or warranties or fail to perform any of their respective covenants or other agreements contained in the BCA, which breach or failure to perform (i) would result in the failure of a closing condition from being satisfied and (ii) is not cured within the appropriate cure period;

•	by Sinclair HoldCo if there is an Adverse Recommendation Change prior to the Parent Stockholder Approval;

•	if HollyFrontier accepts a Superior Proposal (as defined in the BCA) prior to the Parent Stockholder Approval;

•	if Parent Stockholder Approval is not obtained at the Special Meeting or any adjournment or postponement thereof at which a vote on the Parent Stockholder Approval was taken; and

•

under certain circumstances, if the closing has not occurred by the Outside Date, except that the Outside Date can be extended by either party by up to two 90 day periods to obtain any required antitrust clearance; and

•	automatically without action by HollyFrontier or Sinclair HoldCo upon the termination of the Contribution Agreement.

Upon termination of the BCA, under certain circumstances, including, among others, in the event HollyFrontier validly accepts a Superior Proposal or HollyFrontier’s Board withdraws its recommendation to HollyFrontier stockholders to approved the issuance of the Sinclair Stock Consideration, HollyFrontier may be required to pay Sinclair HoldCo the Termination Fee. In addition, if the Parent Stockholder Approval is not obtained and the BCA is terminated, HollyFrontier will pay Sinclair HoldCo the Reimbursement Fee.

Representations and Warranties

The BCA contains customary representations and warranties regarding Sinclair HoldCo and Sinclair NewCo relating to, among other things: (i) organization and qualification; (ii) authority and enforceability; (iii) non-contravention; (iv) governmental consents and approvals; (v) financial information, financial statements and undisclosed liabilities; (vi) capitalization; (vii) subsidiaries, equity ownership and joint ventures; (viii) absence of certain changes; (ix) real property; (x) material contracts; (xi) intellectual property; (xii) sufficiency of assets; (xiii) compliance with laws; (xiv) environmental matters; (xv) legal proceedings and orders; (xvi) permits; (xvii) taxes; (xviii) employment and labor matters; (xix) employee benefits; (xx) insurance; (xxi) powers of attorney; (xxii) affiliate transactions; (xxiii) anti-corruption; (xxiv) brokers; (xxv) Sinclair HoldCo’s internal reorganization; (xxvi) requisite approvals; (xxvii) information supplied; and (xxviii) the inapplicability of anti-takeover laws.

The BCA contains certain customary representations and warranties of the Parent Parties relating to, among other things: (i) organization and qualification; (ii) authority and enforceability; (iii) non-contravention; (iv) governmental consents and approvals; (v) capitalization; (vi) subsidiaries and equity ownership; (vii) absence of certain changes; (viii) real property; (ix) material contracts; (x) intellectual property; (xi) sufficiency of assets; (xii) compliance with laws; (xiii) environmental matters; (xiv) legal proceedings and orders; (xv) permits; (xvi) taxes; (xvii) employment and labor matters; (xviii) employee benefits; (xix) anti-corruption; (xx) brokers; (xxi) information supplied; (xxii) SEC reports and documents; (xxiii) business conduct of New Parent and Parent Merger Sub; (xxiv) entity classification as an investment company; (xxv) registration of securities; (xxvi) requisite approvals; and (xxvii) the inapplicability of anti-takeover laws.

The representations and warranties of the parties to the BCA are subject to materiality and knowledge qualifiers in many respects, as well as exceptions contained in disclosure schedules to the BCA.

This description of the representations and warranties is included to provide investors with information regarding the terms of the BCA. It is not intended to provide any other factual information about us or Sinclair HoldCo. The assertions embodied in the representations and warranties are subject to qualifications and exceptions and are for the benefit of the parties to the BCA only. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Indemnification

Other than in the case of Fraud (as defined in the BCA), none of the representations and warranties contained in the BCA survive closing, other than the fundamental representations which survive indefinitely. Covenants survive, to the extent they contemplate performance prior to the closing, until closing, and, to the extent they contemplate performance following the closing, survive until fully performed or discharged.

New Parent will indemnify each of the Sinclair HoldCo Indemnified Parties (as defined in the BCA) against and hold them harmless from any and all losses, costs, damages, taxes, amounts paid in settlement, costs, expenses, fines, penalties arising out of, resulting from or related to (i) any breach or inaccuracy of any of HollyFrontier’s fundamental representations, (ii) HollyFrontier’s or New Parent’s breach of or failure to perform any of its covenants or agreements contained in the BCA or (iii) any of the Assumed Liabilities (as defined in the BCA).

Sinclair HoldCo will indemnify each of the Parent Indemnified Parties (as defined in the BCA) against and hold them harmless from any and all losses, costs, damages, taxes, amounts paid in settlement, costs, expenses, fines, penalties arising out of, resulting from or related to (i) any breach or inaccuracy of any of Sinclair NewCo’s fundamental representations, (ii) Sinclair HoldCo’s or Sinclair NewCo’s breach or failure to perform any of its covenants or agreements contained in the BCA, (iii) certain Indebtedness of the Company Group as of the closing, (iv) any Retained Liabilities (as defined in the BCA) and (v) certain taxes.

EFFECT OF THE PROPOSAL ON HOLLYFRONTIER STOCKHOLDERS

If the New Parent Stock Issuance Proposal is approved, subject to the terms and conditions set forth in the BCA, at the closing, each share of HollyFrontier Common Stock (other than any treasury shares which are to be cancelled pursuant to the BCA) will be automatically converted into one validly issued, fully paid and nonassessable share of New Parent Common Stock, New Parent will assume HollyFrontier’s listing on the NYSE and be renamed “HF Sinclair Corporation,” and New Parent will issue to Sinclair HoldCo an aggregate of 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA), which on a pro forma basis following the closing represents 26.75% of the outstanding New Parent Common Stock based on the HollyFrontier Common Stock outstanding as of July 30, 2021, determined on a fully-diluted basis. On a pro forma basis, HollyFrontier’s current stockholders are expected to hold in the aggregate 73.25% of the New Parent Common Stock immediately based on the HollyFrontier Common Stock outstanding as of July 30, 2021, determined on a fully-diluted basis.

The holders of shares of New Parent Common Stock will have substantially the same rights under the New Parent organizational documents as the rights previously represented by shares of HollyFrontier Common Stock. Below is a description of the New Parent Capital Stock.

DESCRIPTION OF NEW PARENT CAPITAL STOCK

General

New Parent is incorporated in the state of Delaware. The rights of New Parent’s stockholders are generally covered by Delaware law and New Parent’s proposed certificate of incorporation (the “New Parent Certificate”) and by-laws (the “New Parent By-Laws”), both of which will become effective on the closing date pursuant to the BCA. The proposed New Parent Certificate and New Parent By-Laws are attached hereto as Annex D and Annex E, respectively, and are incorporated by reference herein. The terms of New Parent Common Stock are also subject to Delaware law, including the DGCL, and the common and constitutional law of Delaware.

This section describes the general terms of New Parent Common Stock. This is a summary and does not purport to be complete. For more detailed information about the rights of New Parent Common Stock, you should refer to the New Parent Certificate, the New Parent By-Laws and the applicable provisions of Delaware law, including the DGCL, for additional information. The terms of the New Parent Common Stock are the same as those of the HollyFrontier Common Stock as in effect on the date of this proxy statement.

Common Stock

New Parent’s authorized common stock consists of 320,000,000 shares, par value $0.01 per share.

Dividend Rights

Each share of New Parent Common Stock is entitled to participate equally in dividends as and when declared by New Parent’s Board. The payment of dividends on New Parent Common Stock may be limited by obligations we may have to holders of any preferred stock.

Voting Rights

Holders of New Parent Common Stock are entitled to one vote for each share held on all matters submitted to them. Holders of New Parent Common Stock do not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Liquidation Rights

If New Parent liquidates or dissolves its business, whether voluntarily or involuntarily, the holders of New Parent Common Stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions.

Other Matters

The shares of New Parent Common Stock have no preemptive rights, are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Anti-Takeover Provisions

Certain provisions of the DGCL, the New Parent Certificate and the New Parent By-Laws summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for New Parent Common Stock.

Preferred Stock

New Parent’s authorized preferred stock consists of 5,000,000 shares, par value $1.00 per share, issuable in series. New Parent’s Board can, without action by stockholders, issue one or more series of preferred stock. New Parent’s Board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of New Parent.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of New Parent Common Stock. It could also affect the likelihood that holders of New Parent Common Stock will receive dividend payments and payments upon liquidation.

Stockholder Proposals and Director Nominations

New Parent’s stockholders can submit stockholder proposals and nominate candidates for New Parent’s Board if the stockholders follow advance notice procedures described in the New Parent By-Laws. Generally, stockholders must submit a written notice between 90 and 120 days before the first anniversary of the date of New Parent’s previous year’s annual stockholders’ meeting.

The notice must set forth specific information regarding the stockholder and the proposal or director nominee, as described in the New Parent By-Laws. These requirements are in addition to those set forth in the regulations adopted by the SEC under the Exchange Act.

Proxy Access

The New Parent By-Laws permit a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), owning 3% or more of outstanding New Parent Common Stock continuously for at least three years, to nominate and include in New Parent’s proxy materials director nominees constituting up to the greater of two individuals or 20% of New Parent’s Board (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the New Parent By-Laws and subject to the other terms and conditions set forth in the New Parent By-Laws. A stockholder’s Proxy Access Notice must be submitted not less than 120 calendar days before the first anniversary of the date New Parent’s proxy was released to stockholders for the previous year’s annual stockholders’ meeting.

Stockholder Meetings; Action by Written Consent

Pursuant to the New Parent By-Laws, special meetings of stockholders may be called by the Chief Executive Officer or at the request in writing of a majority of New Parent’s Board, a majority of the Executive Committee of HollyFrontier, or of stockholders owning a majority of the outstanding shares of New Parent Common Stock. At any special meeting of the stockholders, only such nominations or business may be conducted or considered as shall have been properly brought before the meeting pursuant to the notice of meeting.

New Parent’s stockholders may act by written consent without a meeting, subject to the requirements in the New Parent By-Laws for setting a record date for the written consent. Any stockholder seeking to have the stockholders authorize or take corporate action must request that New Parent’s Board fix a record date. Such notice must include the same information required for a stockholder proposal and be submitted to New Parent’s Board as described in the New Parent By-Laws.

Size of Board and Vacancies; Removal

The New Parent By-Laws provide that New Parent’s Board will consist of between three and fourteen directors, as determined by resolution of New Parent’s Board. Directors are elected to hold office until the next annual meeting. Vacancies on New Parent’s Board shall be filled by a majority of the directors then in office.

The New Parent By-Laws provide that at any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes then entitled to vote in the election of directors, be removed from office with or without cause.

Delaware Anti-takeover Statute

New Parent is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents New Parent from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of New Parent’s outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, New Parent’s Board approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the stockholder becoming a 15% stockholder, the stockholder owned at least 85% of New Parent’s voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

•

after the transaction in which that person became a 15% stockholder, the business combination is approved by New Parent’s Board and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203 of the DGCL, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of New Parent’s directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of New Parent’s directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

The New Parent By-Laws provide that such by-laws may be amended or repealed, or new by-laws may be adopted, only by the affirmative vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of New Parent’s Board. The New Parent Certificate also provides that New Parent’s Board is expressly authorized to amend or repeal the New Parent By-Laws.

Listing

New Parent Common Stock will be listed on the NYSE and is expected to trade under the symbol “DINO.”

Transfer Agent and Registrar

EQ Shareowner Services, which currently serves as HollyFrontier’s transfer agent and registrar, will be New Parent’s transfer agent and registrar.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE HFC MERGER

The following is a general discussion of the material U.S. federal income tax consequences of the HFC Merger to U.S. holders (as defined below) of HollyFrontier Common Stock.

This discussion addresses only U.S. holders of HollyFrontier Common Stock, as applicable, who hold their stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any non-income taxes or any foreign, state or local tax consequences of the HFC Merger. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of HollyFrontier Common Stock, as applicable, in light of their particular circumstances, or to holders subject to special rules, including but not limited to:

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt entities and organizations;

•	governmental organizations;

•	banks or other financial institutions;

•	mutual funds and exchange traded funds;

•	brokers, traders or dealers in securities;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•

persons who hold HollyFrontier Common Stock as part of a hedging, synthetic security or conversion transaction or as part of a short-sale or straddle or other integrated or risk-reduction transaction for U.S. federal income tax purpose;

•	U.S. expatriates or former long-term residents of the United States;

•	persons who own (or are deemed to own) five-percent (5%) or more of the outstanding stock of HollyFrontier;

•	persons whose functional currency is not the U.S. dollar;

•	accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	any person who is not a U.S. holder (as defined below);

•	persons deemed to sell HollyFrontier Common Stock under the constructive sale provisions of the Code;

•	S corporations, partnerships or other entities or arrangements treated as partnerships, pass-through entities or disregarded entities for U.S. federal income tax purposes (and investors therein);

•	persons who hold their HollyFrontier Common Stock through tax-qualified retirement plans;

•	persons who acquired their HollyFrontier Common Stock pursuant to the exercise of warrants or conversion rights under convertible instruments; or

•	persons who acquired HollyFrontier Common Stock pursuant to the exercise of compensatory options or otherwise as compensation or holders of employee stock options.

In addition, this discussion does not address any U.S. federal estate, gift or alternative minimum tax laws nor does it address any tax consequences arising under the Medicare surtax on net investment income. This discussion is based on the Code, applicable Treasury Regulations, administrative interpretations and court decisions, each as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the validity of this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of HollyFrontier Common Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds HollyFrontier Common Stock, the tax treatment of a partner in such partnership (or an equity owner of such other entity or arrangement) will generally depend on the status of the partner (or equity owner) and the activities of the partnership (or such other entity or arrangement). Partners of partnerships (or equity owners of entities or arrangements treated as partnerships) holding HollyFrontier Common Stock should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE HFC MERGER TO HOLDERS OF HOLLYFRONTIER COMMON STOCK. PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE HFC MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

General

For U.S. federal income tax purposes, it is intended that (i) the HFC Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the HFC Merger and the Sinclair Acquisition be integrated transactions constituting a single exchange qualifying as a transaction governed by Section 351 of the Code. As described in the description of the BCA above, it is a condition to the obligation of HollyFrontier to complete the Sinclair Acquisition that HollyFrontier receive an opinion of Morgan Lewis, on which only it can rely, with respect to the qualification of the HFC Merger as a “reorganization” within the meaning of Section 368(a) of the Code and/or the qualification of the HFC Merger and the Sinclair Acquisition as integrated transactions constituting a single exchange qualifying as a transaction governed by Section 351 of the Code. This opinions will be based on customary assumptions and representations from New Parent, HollyFrontier and Sinclair HoldCo, as well as certain covenants and undertakings by New Parent, HollyFrontier and Sinclair HoldCo and will rely on the facts as stated in the BCA, the other Transaction Documents, this proxy statement and a number of other documents (collectively, the “tax opinion representations and assumptions”). If any of the tax opinion representations and assumptions is incorrect, incomplete, inaccurate or is violated in any respect, the validity of the opinion described above may be affected and the tax consequences of the HFC Merger could materially differ from those described in this proxy statement. Similarly, Sinclair HoldCo intends to seek a separate opinion, on which only it can rely, from V&E with respect to the qualification of the HFC Merger and the Sinclair Acquisition as integrated transactions constituting a single exchange qualifying as a transaction governed by Section 351 of the Code, which opinion will also be based on the tax opinion representations and assumptions. Neither we nor Sinclair HoldCo has, nor do we or Sinclair HoldCo intend to seek, any ruling from the IRS with respect to the qualification of the transactions described in this proxy statement, and no assurance can be given that the IRS will agree with the views expressed herein or that a court will not sustain any challenge by the IRS in the event of litigation. The remainder of this discussion assumes (unless otherwise indicated) that (i) the HFC Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the HFC Merger and the Sinclair Acquisition will be integrated transactions constituting a single exchange qualifying as a transaction governed by Section 351 of the Code. If the HFC Merger does not so qualify, the receipt of shares of New Parent Common Stock in the HFC Merger would constitute a taxable exchange for U.S. federal income tax purposes and the corresponding tax consequences of the HFC Merger could materially differ from those described herein.

Anticipated Tax Consequences of the HFC Merger to U.S. Holders of the Exchange of HollyFrontier Common Stock for New Parent Common Stock

Subject to the limitations and qualifications set forth in this section “Material U.S. Federal Income Tax Consequences of the HFC Merger,” and on the basis that the HFC Merger will be treated as described above, the following are the anticipated material United States federal income tax consequences to the U.S. holders whose shares of HollyFrontier Common Stock convert to shares of New Parent Common Stock pursuant to the HFC Merger:

•	no gain or loss upon will be recognized on the exchange of shares of HollyFrontier Common Stock for shares of New Parent Common Stock in the HFC Merger;

•	the tax basis in the New Parent Common Stock received in the HFC Merger will be equal to the tax basis of the HollyFrontier Common Stock surrendered in exchange therefor; and

•	the holding period for shares of New Parent Common Stock received in the HFC Merger includes its holding period for its shares of HollyFrontier Common Stock surrendered in exchange therefor.

Tax Consequences if the HFC Merger Fails to Qualify as Either a Reorganization or a Transaction Governed by Section 351 of the Code

If the HFC Merger does not qualify as either (a) a “reorganization” within the meaning of Section 368(a) of the Code or (b) a transaction governed by Section 351 of the Code, a U.S. holder of HollyFrontier Common Stock generally would recognize gain or loss for U.S. federal income tax purposes with respect to each share of HollyFrontier Common Stock surrendered in the HFC Merger in an amount equal to the difference between the fair market value, at the time of the HFC Merger, of the New Parent Common Stock received in the HFC Merger and such U.S. holder’s tax basis in the HollyFrontier Common Stock surrendered in the HFC Merger.

Gain or loss must be calculated separately for each block of HollyFrontier Common Stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss, and generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of HollyFrontier Common Stock exceeds one year at the effective time of the HFC Merger. Long-term capital gain of non-corporate U.S. holders (including individuals) generally is taxed at reduced U.S. federal income tax rates as compared to short-term capital gain or ordinary income. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in shares of New Parent Common Stock received in the HFC Merger would be equal to the fair market value thereof as of the effective time of the HFC Merger, and such U.S. holder’s holding period in such shares would begin on the day following the HFC Merger.

Backup Withholding

If the HFC Merger qualifies as either (a) a “reorganization” within the meaning of Section 368(a) of the Code or (b) a transaction governed by Section 351 of the Code, backup withholding will not apply to U.S. holders.

If the HFC Merger does not qualify as either (a) a “reorganization” within the meaning of Section 368(a) of the Code or (b) a transaction governed by Section 351 of the Code, U.S. federal backup withholding at the applicable rate (currently 24%) may apply with respect to New Parent Common Stock received by U.S. holders. Such backup withholding will not apply if the applicable U.S. holder (i) is an exempt holder (including certain corporations and certain tax-exempt organizations who, when required, provides certification as to its status) or (ii) timely provides an IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and indicating that the holder is exempt from backup withholding. If a U.S. holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the U.S. holder may be subject to penalties imposed by the IRS and to U.S. federal backup withholding. Any amounts withheld from payments to a holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

HOLDERS OF HOLLYFRONTIER COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE HFC MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS AND OF ANY FUTURE CHANGES IN SUCH LAWS.

HOLLYFRONTIER

HollyFrontier is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt. We own and operate refineries located in El Dorado, Kansas, Tulsa, Oklahoma, which comprise two production facilities, the Tulsa West and East facilities, Artesia, New Mexico, which operates in conjunction with crude, vacuum distillation and other facilities situated 65 miles away in Lovington, New Mexico and Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest United States, the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the United States, Canada and the Netherlands, and export products to more than 80 countries. The Company also owns a 57% limited partner interest and a non-economic general partner interest in HEP, a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier subsidiaries.

On May 4, 2021, HollyFrontier Puget Sound Refining LLC, a wholly owned subsidiary of HollyFrontier, entered into a sale and purchase agreement with Shell to acquire Shell’s Puget Sound Refinery, for a base cash purchase price of $350 million plus hydrocarbon inventory to be valued at closing with an estimated current value as of June 30, 2021 of $250 million. The Puget Sound Refinery is strategically located on approximately 850 acres in Anacortes, Washington, approximately 80 miles north of Seattle and 90 miles south of Vancouver. The 149,000 barrel per day facility is a large, high quality and complex refinery with catalytic cracking and delayed coking units and is well positioned geographically and logistically to source advantaged Canadian and Alaskan North Slope crudes. In addition to refining assets and an on-site cogeneration facility, the transaction includes a deep-water marine dock, a light product loading rack, a rail terminal, and storage tanks with approximately 5.8 million barrels of crude, product and other hydrocarbon storage capacity. The Puget Sound Acquisition is expected to close on November 1, 2021, subject to customary closing conditions. We expect to fund the Puget Sound Acquisition with a one-year suspension of our regular quarterly dividend and cash on hand.

HollyFrontier was incorporated as a Delaware corporation 1947. New Parent was incorporated in 2021 as a wholly owned subsidiary of HollyFrontier, and will serve as the holding company of HollyFrontier following the HFC Merger. Parent Merger Sub, was incorporated in 2021 as a wholly owned subsidiary of New Parent for purposes of effecting the HFC Merger.

HollyFrontier’s principal corporate offices are located at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201 and our telephone number is (214) 871-3555.

SINCLAIR’S BUSINESS

Overview

Sinclair owns and operates the Sinclair and Casper refineries in Wyoming, and since early 2018 has been producing renewable diesel through its affiliate Wyoming Renewable Diesel Company LLC, the operations of which are co-located at the Sinclair refinery. Sinclair markets fuel in 30 states, supplying high-quality fuels to more than 300 wholesale distributors and more than 1,300 branded retail stations. Sinclair also licenses the use of the “Sinclair” brand at more than 300 locations throughout the country in areas where it does not have direct supply capabilities. The iconic Sinclair “Dino” brand is widely recognized with roots dating back nearly 100 years. Sinclair is a privately held Wyoming corporation with its principal executive offices in Salt Lake City and more than 1,200 employees across several states. Sinclair is a wholly owned subsidiary of Sinclair HoldCo.

Unless otherwise specified, references to Sinclair in this section also include Wyoming Renewable Diesel Company LLC, which will also be sold to HollyFrontier pursuant to the BCA and whose assets are included in Sinclair’s historical financial statements included elsewhere in this proxy statement. The businesses of Sinclair and Wyoming Renewable Diesel Company LLC have been reorganized into Sinclair NewCo following the signing of the BCA.

Sinclair’s principal corporate offices are located at 550 East South Temple, Salt Lake City, Utah 84102 and its telephone number is 801-524-2700.

Refinery Operations

Sinclair’s refinery operations serve the Rocky Mountain, Southwest and Mid-Continent geographic regions of the United States. Sinclair owns and operates refineries having a combined crude oil processing capacity of 124,000 barrels per day (“bpd”). Each of Sinclair’s refineries has access to various crude supply sources and the Sinclair refinery has the complexity to convert discounted, heavy and sour crude oils into a high percentage of gasoline, diesel and other high-value refined products.

Refining System Feedstock Purchases

Sinclair purchases much of its crude oil from third party producers directly at the wellhead to enable better margins, more control over crude quality and better assurance of delivery. This provides the opportunity to optimize supply cost to the refineries while also maximizing the value of the refineries’ outputs. The majority of the crude oil Sinclair purchases is sourced from inland domestic sources, primarily in areas of Wyoming, North Dakota and Colorado, although Sinclair also purchases crude oil delivered via pipeline from other regions, including Canada. Sinclair’s long-term agreement with the Express Pipeline allows delivery of up to 40,000 bpd of crude oil from Canada directly to its refineries and affords the optionality between Western Canada Select and Syncrude.

Refining System Production Slate

Sinclair’s refining system processes a combination of sweet and sour crude oil, which, when refined, results in a product mix consisting principally of transportation fuels such as gasoline, diesel and jet fuel. A lesser portion of its overall production consists of residual products, including paving asphalt, roofing flux and other products with industrial applications.

Refined Product Sales and Distribution

Sinclair’s refineries sell products on a wholesale and branded basis to inter-company and third-party customers located in Colorado, Utah, Arizona, Idaho, Nebraska, Nevada, Oregon, South Dakota, Washington and Wyoming, through terminals and exchanges.

The table below sets forth the crude charge, refinery throughput and other information relating to Sinclair’s refinery operations for the three and six-month periods ended June 30, 2021 and 2020 and the three years ended December 31, 2020, 2019 and 2018, excluding operations surrounding renewable diesel:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018
Consolidated (excluding renewable diesel)
Crude charge (bpd) (1)	90,363	69,969	89,722	81,816	87,281	97,159	91,613
Refinery throughput (bpd) (2)	91,261	76,345	94,479	86,543	92,696	103,125	94,959
Average crude capacity (bpd)	113,000	113,000	113,000	113,000	111,800	108,000	108,000
Refinery utilization (3)	80.0%	61.9%	79.4%	72.4%	78.1%	90.0%	84.8%

Feedstocks:
Sweet crude oil	47.6%	48.0%	48.2%	49.0%	51.1%	59.4%	61.9%
Sour crude oil	6.4%	8.7%	6.4%	7.7%	7.1%	3.6%	4.1%
Heavy sour crude oil	22.8%	28.2%	22.7%	22.9%	24.0%	25.8%	24.6%
Syncrude	17.0%	9.6%	15.6%	14.9%	11.5%	6.0%	4.9%
Other feedstocks and blends	6.1%	5.6%	7.1%	5.5%	6.3%	5.1%	4.5%

Total	100%	100%	100%	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at Sinclair’s refineries.
(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at Sinclair’s refineries.
(3)	Represents crude charge divided by average crude capacity (bpd). Crude capacity is subject to change period-to-period due to down time associated with repairs and turnaround related activities.

The table below sets forth information regarding refined product sales of Sinclair’s refining operations, excluding sales from renewable diesel:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018
Consolidated
Sales of refined products:
Gasolines	46.7%	42.0%	47.6%	45.5%	45.7%	48.5%	49.2%
Diesel fuels	40.7%	43.1%	39.9%	41.8%	41.1%	39.4%	39.0%
Jet fuels	1.6%	1.7%	2.1%	1.9%	2.1%	1.9%	2.3%
Fuel oil	0.5%	0.6%	0.5%	0.4%	0.5%	0.4%	0.4%
Asphalt	2.6%	3.1%	2.0%	2.0%	2.6%	2.4%	2.2%
LPG and other	7.8%	9.5%	8.1%	8.4%	8.1%	7.4%	6.9%

Total	100%	100%	100%	100%	100%	100%	100%

Refined products are shipped to customers via product pipelines or are available for loading at Sinclair’s refinery truck facilities and terminals. Refined products are also made available to customers at various other locations via exchange with other parties.

The table below sets forth information regarding Sinclair’s renewable diesel throughput and product sales for the three years ended December 31, 2020, 2019 and 2018 and for the three and six-month periods ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018
Renewable Diesel
Renewable diesel feedstock throughput (bpd)	5,046	6,319	6,793	5,596	6,959	6,344	2,772
Renewable diesel throughput capacity (bpd)	10,000	8,000	10,000	8,000	7,600	6,500	6,500
Refinery utilization(1)	50.5%	79.0%	67.9%	70.0%	91.6%	97.6%	42.6%
Feedstocks:
Renewable diesel feedstocks (bbls)	410,929	626,790	1,071,616	1,018,556	2,540,152	2,315,547	1,011,755
Sales:
Renewable diesel (bbls)	383,421	624,496	997,584	943,264	2,063,994	1,852,361	511,541

(1)	Represents renewable diesel feedstock throughput divided by refinery capacity attributable to renewable diesel production (bpd).

Sinclair Refinery

The Sinclair refinery, located in Sinclair, Wyoming, has a crude throughput capacity of 94,000 bpd and has a current operating capacity of approximately 84,000 bpd due to a hydrogen supply agreement with Wyoming Renewable Diesel Company LLC and capacity constraints of the downstream units. The Sinclair refinery runs a mix of Canadian and U.S. sweet and sour crude oil. Its property consists of approximately 4,800 contiguous acres of land that Sinclair owns in Sinclair, Wyoming and adjacent areas, of which the main plant and associated tank farms adjacent to the refinery sit on approximately 420 acres.

The Sinclair refinery produces diesel, gasoline, road asphalt, jet fuel and liquefied petroleum gas (“LPG”). Its products are mainly distributed by major direct pipelines to Denver, Colorado and to Salt Lake City, Utah connecting to pipelines owned by Sinclair’s joint ventures or third parties, serving an extensive network of terminals or by exchange. The refinery’s customers are located in Colorado, Utah, Arizona, Idaho, Nebraska, Nevada, Oregon, South Dakota, Washington and Wyoming.

Casper Refinery

The Casper refinery, located in Casper, Wyoming, has a crude throughput capacity of over 30,000 bpd. The Casper refinery’s crude oil input is general U.S. sweet crude oil sourced primarily from the Rocky Mountain producing areas. Its property consists of approximately 1,900 acres of land that Sinclair owns in Casper, Wyoming and adjacent areas, of which the main plant and associated tank farms adjacent to the refinery sit on approximately 250 acres.

The Casper refinery primarily produces diesel, gasoline and heavy oil. Its products are mainly distributed by major direct pipelines serving the Rocky Mountain region and western Southern Dakota through an extensive network of terminals or by exchange. The refinery’s customers are located in Colorado, Utah, South Dakota and Wyoming.

Renewable Diesel Unit

Sinclair’s renewable diesel facility is co-located at the Sinclair refinery and has been operating since August 2018. This facility has a current operating capacity of 10,000 bpd and currently primarily processes RBD soybean oil. The renewable diesel facility is geographically situated to support compliance with the Low Carbon Fuel Standard (“LCFS”) programs in California and British Columbia and the Renewable Fuel Standard (“RFS”) of the Environmental Protection Agency (“EPA”).

Sinclair is currently planning to construct a pretreatment facility at the renewable diesel facility that is expected to be completed in mid-2022. This pretreatment facility will mitigate single feedstock risk and is expected to target the processing of lower carbon intensity distillers corn oil, tallow and lower priced degummed soybean oil. This feedstock flexibility should result in the generation of higher LCFS value through lower carbon intensity feedstocks.

Refining Seasonality

Demand for gasoline and asphalt products is generally higher during the summer months than during the winter months due to seasonal increases in motor vehicle traffic and road and home construction. Varying vapor pressure requirements between the summer and winter months also tighten summer gasoline supply. As a result, the operating results of Sinclair’s refining operations are generally lower for the first and fourth quarters of the calendar year.

Refining Competition

The refining industry is highly competitive and includes fully integrated national and multinational oil companies engaged in many segments of the petroleum business, including exploration, production, transportation, refining, marketing and retail fuel and convenience stores, along with independent refiners. Sinclair’s principal competitors are petroleum refiners in the Rocky Mountain region, in addition to wholesale distributors operating in these markets.

The principal competitive factors affecting Sinclair’s refinery operations are crude oil and other feedstock costs, the differential in price between various grades of crude oil, refinery product margins, refinery reliability and efficiency, refinery product mix, distribution flexibility and transportation costs.

Marketing Operations

Sinclair is a distributor of motor fuels and other petroleum products that it supplies to distributors, other commercial consumers of motor fuel and retail locations. Sinclair’s marketing operations consist of more than 300 distributors and 1,300 branded retail sites located across 30 states. The “Sinclair” retail brand is one of the most recognized oil brands in the nation, with roots dating back nearly 100 years. Sinclair’s award winning brand has recently been named by GasBuddy as a top five retail brand (in the 1,000 – 3,999 locations category) for customer service, cleanliness and restrooms. The brand popularity has led to over 300 retail locations licensed outside Sinclair’s supply capabilities. Sinclair diligently maintains the registration of its extensive portfolio of trademarks and also takes all measures necessary to protect against any form of trademark infringement that may arise.

The following depicts Sinclair’s current marketing operations, which are conducted through a Mountains business and a Plains business (as described in greater detail below):

Mountains Business

The refined product pipelines and terminals in Sinclair’s Mountains marketing business serve Wyoming, western South Dakota, Utah, Montana, Idaho, eastern Oregon, eastern Washington, Nevada and Colorado. All gas and diesel are transferred from Sinclair’s refineries to marketing either in a pipeline shipment or into a truck at the refineries’ loading racks. Most refined products are sold to distributors and more than 65% of gasoline sales are branded.

Plains Business

The Plains marketing business serves customers in Oklahoma, Kansas, Missouri, Nebraska, Minnesota, Illinois, Iowa and eastern South Dakota. Through a supply agreement with HollyFrontier, 55% of the light products are supplied from HollyFrontier’s El Dorado refinery and the other 45% are supplied from HollyFrontier’s Tulsa refinery. Approximately 69% of the refined products are gasoline and the other 31% are diesel, and more than 65% of gasoline sales are branded.

Marketing Seasonality

Sinclair’s marketing operations exhibit some seasonality due to its customers’ increased demand for motor fuel during the late spring and summer months, as compared to the fall and winter months. Travel, recreation and construction activities typically increase in these months in the geographic areas in which Sinclair operates, increasing the demand for motor fuel. Therefore, the volume of motor fuel that Sinclair distributes is typically somewhat higher in the second and third quarters.

Marketing Competition

In the fuel distribution business, Sinclair competes primarily with other independent motor fuel refiners. The markets for distribution of motor fuel and the large and growing retail store industry are highly competitive and fragmented, which results in narrow margins. Significant competitive factors include the availability of major brands, customer service, price, range of services offered and quality of service, among others. Sinclair relies on its ability to provide value-added and reliable service and control its operating costs in order to maintain its margins and competitive position.

Logistics Assets

Below is a description of certain logistics assets that are associated with Sinclair refining and marketing operations described above. While these assets are reflected in the historical financial statements of Sinclair included in this proxy statement, they (with the exception of Sinclair Trucking Company) will be conveyed to HEP pursuant to the Contribution Agreement.

Sinclair’s logistics assets generate revenue by charging fees for gathering, transporting, offloading and storing crude oil; for storing intermediate products and feedstocks; for distributing, transporting and storing refined products; and for wholesale marketing. A majority of Sinclair’s logistics assets are integral to and dependent upon the successful operation of Sinclair’s refining operations, as the logistics assets gather, transport and store crude oil, and market, distribute, transport and store refined products in select regions in support of the Sinclair and Casper refineries as well as value-chain optimization. In addition, the logistics assets also provide crude oil, intermediate and refined products transportation services for, and terminalling and marketing services to, third parties primarily in Wyoming, Colorado and Idaho. Sinclair’s logistics assets consist of inbound crude logistics and outbound product logistics.

Inbound Crude Logistics

Sinclair’s inbound crude logistics consists of an extensive crude system owned by Sinclair and the joint ventures it has invested in, including approximately 670 miles of pipelines, six terminals and 2.6 million barrels (“MMbbl”) of crude storage capacity (including approximately 605 thousand barrels crude storage capacity available at the Sinclair and Casper refineries). Through Sinclair Crude Company, Sinclair purchases crude oil directly from wellhead and ships by truck and pipeline to the pipelines and terminals owned by Sinclair and its joint ventures. Sinclair’s crude pipelines and storage assets are connected to all the key crude hubs in the Rocky Mountain region.

Outbound Product Logistics

Sinclair’s outbound product logistics consists of approximately 1,658 miles of refined product pipelines (including 392 miles of idled pipeline), 11 terminals and 6.3 MMbbl of refined product storage capacity, which are owned by Sinclair’s subsidiaries or the joint ventures it has invested in. Through its subsidiary Sinclair Trucking Company (which is being conveyed to HollyFrontier pursuant to the BCA), Sinclair also owns a fleet of approximately 80 trucks used to transport refined products, third-party biofuels, and intermediate between the refineries. Sinclair’s fleet of trucks mainly operates in nine states: Utah, Wyoming, Colorado, Arizona, Idaho, Iowa, Missouri, Nebraska and Nevada. The pipeline, storage and transportation assets afford significant access to premium markets.

Logistics Joint Ventures

Sinclair’s logistics business owns a portion of four joint ventures owning logistics assets, which serve third parties and Sinclair’s refining operations. These assets include the following:

JV Name	Ownership Interest	Description

Saddle Butte Pipeline III, LLC	25.06%	Owns approximately 220 miles of 4” - 12” diameter pipeline, with the current capacity of 60,000 barrels a day (“bbl/d”), and the Highland Flats Terminal with one 10,000 barrels (“bbl”) tank and one 150,000 bbl tank

Pioneer Investment Corp.	49.995%	Owns a 310-mile operated pipeline that stretches from Sinclair, WY to Salt Lake City, UT, and additional 252 miles of idle pipeline; 8” and 12” diameter pipelines with a gross capacity of 60,000 bbl/d; the pipelines connect to the Pioneer North Salt Lake Terminal with 16 storage tanks with 655,000 bbl capacity

UNEV Pipeline, LLC	25%*	Owns a 427-mile pipeline from Woods Cross, UT to Las Vegas Valley, NV, with a gross capacity of 62,000 bbl/d; the pipeline has connections to two terminals, the North Las Vegas terminal with gross capacity of 372,272 bbl and the Cedar City, UT terminal with 191,000 bbl storage capacity

Prairie Field Services, LLC	49%	Owns a fleet of 25 trucks, with an average fleet age of two years; its contract with Sinclair Crude Company guarantees it deliveries of 85% of Sinclair Crude Company’s trucked volumes

*	HEP owns the remaining 75% ownership interest in UNEV Pipeline, LLC.

Logistics Seasonality

The volume and throughput of crude oil and refined products transported through Sinclair’s pipelines (including pipelines owned by its joint ventures) and sold through Sinclair’s terminals (including terminals owned by its joint ventures) and to third parties is directly affected by the level of supply and demand for all of such products in the markets served directly or indirectly by Sinclair’s assets. Supply and demand for such products fluctuate during the calendar year. Demand for gasoline, for example, is generally higher during the summer months than during the winter months due to seasonal increases in motor vehicle traffic. Varying vapor pressure requirements between the summer and winter months also tighten summer gasoline supply. In addition, Sinclair’s refining operations often perform planned maintenance during the winter, spring and fall, when demand for their products is lower. Accordingly, these factors can limit its volumes or throughput during these periods, and Sinclair expects that its operating results will generally be lower during the first and fourth quarters of the calendar year.

Logistics Competition

Sinclair’s logistics business faces competition for the transportation of crude oil from other pipeline owners whose pipelines (i) may have a location advantage over Sinclair’s pipelines, (ii) may be able to transport more desirable crude oil to third parties, (iii) may be able to transport crude oil or refined product at a lower tariff, or (iv) may be able to store more crude oil or refined product. In addition, the wholesale marketing and terminalling business in general is also very competitive. Sinclair’s owned refined product terminals, as well as the other third-party terminals Sinclair uses to sell refined products, compete with other independent terminal operators as well as integrated oil companies on the basis of terminal location, price, versatility and services provided.

Additional Operations and Other Information

Corporate Offices

Sinclair’s principal corporate offices are located in Salt Lake City, Utah. Functions performed in the Salt Lake City office include overall corporate management, refinery and downstream management, planning and strategy, corporate finance, crude acquisition, logistics, contract administration, marketing, governmental affairs, accounting, tax, treasury, information technology, legal and human resources support functions.

Governmental Regulations

Sinclair is subject to numerous international, federal, state, provincial and local laws and regulations governing worker health and safety, tariff rates for crude oil and refined product pipelines, the discharge of substances into the environment, or otherwise relating to the protection of the environment and natural resources. Sinclair is generally subject to a regulatory framework that is substantially similar to the regulatory framework applicable to HollyFrontier’s operations. Permits or other authorizations are required under these laws and regulations for the operation of its refineries, pipelines and related facilities, and the transportation and storage of crude oil and refined products, which can result in the imposition of costly reporting, installation of pollution control equipment and maintenance obligations. Moreover, these permits and authorizations are subject to revocation, modification and renewal, as well as challenges from third parties.

Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil and criminal penalties; the imposition of investigatory, remedial or corrective action obligations or the incurrence of capital expenditures; the occurrence of delays in the permitting, development or expansion of projects; the issuance of injunctive relief limiting or prohibiting certain operations; and reputational harm. In addition, many environmental laws provide a mechanism for citizens to file suit against regulated facilities for alleged environmental violations. Compliance with applicable environmental laws, regulations and permits or other authorizations will continue to have an impact on its operations, the results of its operations and its capital expenditures.

PROPOSAL 2

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING OF STOCKHOLDERS

You may be asked to vote to approve a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the New Parent Stock Issuance Proposal set forth in this proxy statement. We currently do not intend to propose adjournment or postponement of the Special Meeting of stockholders if there are sufficient votes to approve the other proposals.

Vote Required

Pursuant to our By-laws, the affirmative vote of a majority of the votes cast on the adjournment or postponement of the Special Meeting and entitled to be voted on such proposal is required to approve such adjournment or postponement. Abstentions will not be treated as votes cast on this proposal and therefore will have no effect on the outcome of the vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE NEW PARENT STOCK ISSUANCE PROPOSAL

PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information and related footnotes (the “Pro Forma Financial Statements”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, which is herein referred to as Article 11. The Pro Forma Financial Statements of HollyFrontier present the combination of the financial information and the pro forma effect with respect to the following transactions (collectively, the “Transactions”), further details of which are included within the footnotes to the Pro Forma Financial Statements:

•

the proposed Puget Sound Acquisition, whereby HollyFrontier will acquire from Shell the Puget Sound Refinery for a base cash purchase price of $350.0 million plus hydrocarbon inventory to be valued at the closing of the acquisition with an estimated current value as of June 30, 2021 of approximately $250.0 million;

•	the proposed acquisition by HollyFrontier of Sinclair NewCo pursuant to the BCA; and

•	the proposed acquisition by HEP of Sinclair Transportation and its subsidiaries pursuant to the Contribution Agreement.

The Pro Forma Financial Statements are presented for informational purposes only and are not necessarily indicative of the financial position or results that would have occurred had the events been consummated as of the dates indicated, nor are they indicative of any future results. The information presented in the Pro Forma Financial Statements does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transactions.

The Transactions will be accounted for using the acquisition method of accounting with HollyFrontier identified as the accounting acquirer. Under the acquisition method of accounting, HollyFrontier will record assets acquired and liabilities assumed from Shell and Sinclair at their respective acquisition date fair values at the effective times and effective dates.

The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of HollyFrontier, Puget Sound Refinery, and Sinclair, adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical condensed consolidated balance sheets of HollyFrontier, Puget Sound Refinery, and Sinclair as of June 30, 2021, giving effect to the Transactions as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations (the “Pro Forma Statements of Operations”) for the six months ended June 30, 2021, and the year ended December 31, 2020, combine the historical condensed consolidated statements of operations of HollyFrontier, Puget Sound Refinery, and Sinclair, giving effect to the Transactions as if they had been consummated on January 1, 2020. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical Puget Sound Refinery and Sinclair financial statement presentation to HollyFrontier’s financial statement presentation. The historical financial statements of Sinclair on which the Pro Forma Financial Statements are based reflect the financial position and results of operations of (i) the assets reorganized into Sinclair NewCo following the signing of the BCA, (ii) Sinclair Transportation and (iii) certain assets to be retained by Sinclair HoldCo. As discussed in Note 5 below, adjustments have been made to exclude the assets and liabilities not to be acquired or assumed by New Parent and HEP as part of the Sinclair Transactions.

The Pro Forma Financial Statements are presented to reflect the Transactions and do not represent what HollyFrontier’s financial position or results of operations would have been had the Transactions occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following the effective dates. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Transactions as if they had been consummated earlier. The transaction accounting adjustments are based on available information and certain assumptions that HollyFrontier management believes are factually supportable as of the date of this proxy statement. In the opinion of HollyFrontier’s management, all adjustments necessary to present fairly the Pro Forma Financial Statements have been made.

HollyFrontier, Puget Sound Refinery, and Sinclair have incurred and will incur certain non-recurring charges in connection with the Transactions, the substantial majority of which consist of transaction costs related to financial advisors, legal advisors, financial advisory and professional accounting services. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the effective dates. Accordingly, the Pro Forma Statement of Operations for the year ended December 31, 2020, reflects the effects of these estimated non-recurring charges, which are not included in the historical balance sheets of HollyFrontier, Puget Sound Refinery, or Sinclair as of June 30, 2021. Further, there may be additional charges related to other integration activities resulting from the Transactions, the timing, nature, and amount of which HollyFrontier management cannot identify as of the date of this proxy statement, and thus, such charges are not reflected in the Pro Forma Financial Statements.

As of the date of this proxy statement, HollyFrontier has used currently available information to determine preliminary fair value estimates for the consideration and the assets acquired and liabilities assumed in the Transactions. Until the Transactions are completed, Shell and Sinclair are limited in their ability to share certain information with HollyFrontier. Therefore, HollyFrontier has estimated the fair values of the Puget Sound Refinery’s and Sinclair’s assets and liabilities based on reviews of available financial statements, preliminary valuation studies, allowed discussions with Shell’s and Sinclair’s management teams and other due diligence procedures.

The final determination of the fair values of the assets and liabilities of Shell and Sinclair will be based on the actual net tangible and intangible assets and liabilities of Shell and Sinclair that exist as of the respective closing date of each of the transactions and, therefore, cannot be made prior to the completion of either of the transactions. In addition, the value of the consideration to be paid by HollyFrontier and HEP upon the consummation of the Sinclair Transactions will be determined based on the closing prices of HollyFrontier Common Stock and HEP common units on the effective date of the transactions.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Pro Forma Financial Statements presented herein. The assumptions and estimates used to determine the fair value of the assets acquired and liabilities assumed are described in the notes accompanying the Pro Forma Financial Statements. Any increases or decreases in the fair values of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the Pro Forma Balance Sheet and if applicable, the Pro Forma Statements of Operations. The final fair value of the assets acquired and liabilities assumed may be materially different than those reflected in the preliminary fair values presented herein.

The Pro Forma Financial Statements should be read in conjunction with:

•

the audited consolidated financial statements contained in HollyFrontier’s Annual Report on Form 10-K for the year ended December 31, 2020 and the unaudited consolidated financial statements contained in HollyFrontier’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which is incorporated by reference into this proxy statement; and

•

the audited consolidated financial statements of Sinclair as of December 31, 2020 and the year then ended, and the unaudited consolidated financial statements of Sinclair as of and for the six months ended June 30, 2021, which are included in this proxy statement.

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2021

	Historical		Puget Sound Refinery Transaction Accounting Adjustments
	HollyFrontier	Puget Sound Refinery	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 3		HollyFrontier Pro Forma Combined (excluding Sinclair)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$1,398,280	$—	$—	$(600,000	) (a)	$798,280

Accounts receivable: Product and transportation	803,858	—	—	—		803,858
Crude oil resales	122,579	—	—	—		122,579
Accounts receivable - related parties	—	82,255	—	(82,255	) (b)	—
Accounts receivable - third parties	—	318	—	(318	) (b)	—
Trade and other accounts receivable, net of allowance	—	—	—	—		—
Related party receivable	—	—	—	—		—

	926,437	82,573	—	(82,573)		926,437
Inventories: Crude oil and refined products	1,522,907	—	233,787	16,213	(a)	1,772,907
Materials, supplies and other	177,698	—	17,834	(1,037	) (a)	194,495
Inventory	—	251,621	(251,621)	—		—

	1,700,605	251,621	—	15,176		1,967,402
Income taxes receivable	69,862	—	—	—		69,862
Environmental credits	—	100,706	—	(100,706	) (b)	—
Prepayments and other	49,266	—	—	—		49,266

Total current assets	4,144,450	434,900	—	(768,103)		3,811,247

Property, plant and equipment, net	—	1,101,313	—	(1,101,313	) (a)	—
Properties, plants and equipment, at cost	7,633,297	—	—	365,193	(a)(c)	7,998,490
Less accumulated depreciation	(2,873,658)	—	—	—		(2,873,658)

	4,759,639	1,101,313	—	(736,120)		5,124,832
Operating lease right-of-use assets	404,009	—	—	2,410	(c)	406,419

Investment in affiliates	—	—	—	—		—
Other assets: Turnaround costs	303,707	—	—	—		303,707
Goodwill	2,293,544	—	—	—		2,293,544
Intangibles and other	654,684	—	—	—		654,684
Notes receivable and other noncurrent assets	—	—	—	—		—

	3,251,935	—	—	—		3,251,935

Total assets	$12,560,033	$1,536,213	$—	$(1,501,813)		$12,594,433

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

As of June 30, 2021

	Historical		Puget Sound Refinery Transaction Accounting Adjustments
	HollyFrontier	Puget Sound Refinery	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 3		HollyFrontier Pro Forma Combined (excluding Sinclair)
	(in thousands, except per share amounts)

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,480,820	$46,915	$—	$(46,915	) (b)	$1,480,820
Accounts payable - related parties	—	18,123	—	(18,123	) (b)	—
Accounts payable and accrued liabilities	—	—	—	—		—
Income taxes payable	6,146	—	—	—		6,146
Operating lease liabilities	104,768	—	—	616	(c)	105,384
Accrued liabilities	421,037	19,441	—	(15,249	) (b)(c)	425,229
Accrued liabilities - related parties	—	139,229	—	(139,229	) (b)	—
Environmental credits - liability	—	99,097	—	(99,097	) (b)	—
Capital lease obligations - current	—	3,253	—	(3,253	) (c)	—

Total current liabilities	2,012,771	326,058	—	(321,250)		2,017,579

Long-term debt	3,100,969	—	—	—		3,100,969
Noncurrent operating lease liabilities	327,838	—	—	2,009	(c)	329,847
Deferred income taxes	805,734	62,953	—	(62,953	) (h)	805,734
Capital lease obligations - non-current	—	13,599	—	(13,599	) (c)	—
Other long-term liabilities	272,477	3,283	—	24,300	(a)(c)(d)	300,060
Equity:
HollyFrontier stockholders’ equity:
Common stock	2,560	—	—	—		2,560
Additional capital	4,225,032	—	—	—		4,225,032
Retained earnings	4,172,560	—	—	—		4,172,560
Accumulated other comprehensive income	9,653	—	—	—		9,653
Common stock held in treasury	(2,966,430)	—	—	—		(2,966,430)

Total HollyFrontier stockholders’ equity	5,443,375	—	—	—		5,443,375
Noncontrolling interest	596,869	—	—	—		596,869
Net parent investment	—	1,130,320	—	(1,130,320	) (e)	—

Total equity	6,040,244	1,130,320	—	(1,130,320)		6,040,244

Total liabilities and equity	$12,560,033	$1,536,213	$—	$(1,501,813)		$12,594,433

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

As of June 30, 2021

			Sinclair Transaction Accounting Adjustments
	HollyFrontier Pro Forma Combined (excluding Sinclair)	Sinclair Historical	Reclass Adjustments - Note 4	Pro Forma Adjustments - Note 5		HF Sinclair Pro Forma Combined
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$798,280	$2,053	$—	$3,721	(a)(b)	$804,054

Accounts receivable: Product and transportation	803,858	—	259,859	(6,228	) (b)	1,057,489
Crude oil resales	122,579	—	87,636	(16,035	) (b)	194,180
Accounts receivable - related parties	—	—	—	—		—
Accounts receivable - third parties	—	—	—	—		—
Trade and other accounts receivable, net of allowance	—	341,017	(341,017)	—		—
Related party receivable	—	217,096	—	(217,096	) (c)	—

	926,437	558,113	6,478	(239,359)		1,251,669
Inventories: Crude oil and refined products	1,772,907	—	347,693	299,967	(c)	2,420,567
Materials, supplies and other	194,495	—	16,898	—		211,393
Inventory	—	364,591	(364,591)	—		—

	1,967,402	364,591	—	299,967		2,631,960
Income taxes receivable	69,862	—	—	—		69,862
Environmental credits	—	—	—	—		—
Prepayments and other	49,266	1,694	—	(1,372	) (b)	49,588

Total current assets	3,811,247	926,451	6,478	62,957		4,807,133

Property, plant and equipment, net	—	—	—	—		—
Properties, plants and equipment, at cost	7,998,490	2,588,184	—	(1,020,492	) (b)(c)(d)	9,566,182
Less accumulated depreciation	(2,873,658)	(1,249,393)	—	1,249,393	(b)(c)	(2,873,658)

	5,124,832	1,338,791	—	228,901		6,692,524
Operating lease right-of-use assets	406,419	—	—	4,801	(d)	411,220

Investment in affiliates	—	199,266	—	(97,974	) (c)(e)	101,292
Other assets: Turnaround costs	303,707	131,302	—	(131,302	) (c)	303,707
Goodwill	2,293,544	—	—	382,785	(a)(b)(c)(g)(h)(i)(j)(q)	2,676,329
Intangibles and other	654,684	—	14,299	114,800	(c)	783,783
Notes receivable and other noncurrent assets	—	15,491	(15,491)	—		—

	3,251,935	346,059	(1,192)	268,309		3,865,111

Total assets	$12,594,433	$2,611,301	$5,286	$564,968		$15,775,988

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

As of June 30, 2021

			Sinclair Transaction Accounting Adjustments
	HollyFrontier Pro Forma Combined (excluding Sinclair)	Sinclair Historical	Reclass Adjustments - Note 4	Pro Forma Adjustments - Note 5		HF Sinclair Pro Forma Combined
	(in thousands, except per share amounts)

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,480,820	$—	$380,972	$56,937	(b)(f)	$1,918,729
Accounts payable - related parties	—	—	—	—		—
Accounts payable and accrued liabilities	—	528,174	(528,174)	—		—
Income taxes payable	6,146	—	313	(195	) (b)	6,264
Operating lease liabilities	105,384	—	—	981	(d)	106,365
Accrued liabilities	425,229	—	152,175	(129,300	) (b)(d)(g)	448,104
Accrued liabilities - related parties	—	—	—	—		—
Environmental credits - liability	—	—	—	—		—
Capital lease obligations - current	—	—	—	—		—

Total current liabilities	2,017,579	528,174	5,286	(71,577)		2,479,462

Long-term debt	3,100,969	—	—	316,286	(a)	3,417,255
Noncurrent operating lease liabilities	329,847	—	—	3,821	(d)	333,668
Deferred income taxes	805,734	—	—	288,341	(q)	1,094,075
Capital lease obligations - non-current	—	—	—	—		—
Other long-term liabilities	300,060	23,695	—	6,815	(b)(d)(g)(h)	330,570

Equity:
HollyFrontier stockholders’ equity:
Common stock	2,560	—	—	602	(i)	3,162
Additional capital	4,225,032	—	—	1,790,932	(e)(i)(q)	6,015,964
Retained earnings	4,172,560	—	—	(25,732	) (f)	4,146,828
Accumulated other comprehensive income	9,653	—	—	—		9,653
Common stock held in treasury	(2,966,430)	—	—	—		(2,966,430)

Total HollyFrontier stockholders’ equity	5,443,375	—	—	1,765,802		7,209,177
Noncontrolling interest	596,869	—	—	314,912	(e)(f)(i)	911,781
Net parent investment	—	2,059,432	—	(2,059,432	) (b)(j)	—

Total equity	6,040,244	2,059,432	—	21,282		8,120,958

Total liabilities and equity	$12,594,433	$2,611,301	$5,286	$564,968		$15,775,988

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2021

	Historical		Puget Sound Refinery Transaction Accounting Adjustments
	HollyFrontier	Puget Sound Refinery	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 3		HollyFrontier Pro Forma Combined (excluding Sinclair)
	(in thousands, except per share amounts)
Sales and other revenues	$8,081,416	$1,574,984	$—	$—		$9,656,400
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization):
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,786,034	1,415,400	(6,231)	—		8,195,203
Lower of cost or market inventory valuation adjustment	(318,862)	—	—	—		(318,862)

	6,467,172	1,415,400	(6,231)	—		7,876,341
Operating expenses (exclusive of depreciation and amortization)	734,100	44,682	56,860	7,300	(f)	842,942
Operations and maintenance - related parties	—	7,300	—	(7,300	) (f)	—
Selling, general and administrative expenses (exclusive of depreciation and amortization)	159,729	40,205	(40,205)	25,000	(f)	184,729
General and administrative - related parties	—	25,000	—	(25,000	) (f)	—
Depreciation and amortization	248,121	57,984	—	(41,783	) (g)	264,322
Loss on disposal of non-current assets	—	175	(175)	—		—
Property and other taxes	—	10,249	(10,249)	—		—

Total operating costs and expenses	7,609,122	1,600,995	—	(41,783)		9,168,334

Income (loss) from operations	472,294	(26,011)	—	41,783		488,066
Other income (expense):
Earnings of equity method investments	5,186	—	—	—		5,186
Interest income	2,060	—	—	—		2,060
Interest expense	(67,328)	(572)	—	—		(67,900)
Gain on tariff settlement	51,500	—	—	—		51,500
Loss on foreign currency transactions	(734)	—	—	—		(734)
Other, net	9,817	—	—	—		9,817
Equity in income of affiliates	—	—	—	—		—

	501	(572)	—	—		(71)

Income (loss) before income taxes	472,795	(26,583)	—	41,783		487,995
Income tax expense (benefit)	95,178	(5,577)	—	10,326	(h)	99,927

Net income (loss)	377,617	(21,006)	—	31,457		388,068
Less net income attributable to noncontrolling interest	60,550	—	—	—		60,550

Net income (loss) attributable to HollyFrontier stockholders	$317,067	$(21,006)	$—	$31,457		$327,518

Earnings per share:
Basic	$1.92					$1.99

Diluted	$1.92					$1.99

Average number of common shares outstanding:
Basic	162,501			—		162,501
Diluted	162,501			—		162,501

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)

Six Months Ended June 30, 2021

			Sinclair Transaction Accounting Adjustments
	HollyFrontier Pro Forma Combined (excluding Sinclair)	Sinclair Historical	Reclass Adjustments - Note 4	Pro Forma Adjustments - Note 5		HF Sinclair Pro Forma Combined
	(in thousands, except per share amounts)
Sales and other revenues	$9,656,400	$2,614,989	$25,959	$—		$12,297,348
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization):
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	8,195,203	2,522,223	(90,972)	—		10,626,454
Lower of cost or market inventory valuation adjustment	(318,862)	—	—	—		(318,862)

	7,876,341	2,522,223	(90,972)	—		10,307,592
Operating expenses (exclusive of depreciation and amortization)	842,942	—	117,468	—		960,410
Operations and maintenance - related parties	—	—	—	—		—
Selling, general and administrative expenses (exclusive of depreciation and amortization)	184,729	12,222	(537)	(1,602	) (b)	194,812
General and administrative - related parties	—	—	—	—		—
Depreciation and amortization	264,322	86,901	—	(23,538	) (b)(k)	327,685
Loss on disposal of non-current assets	—	—	—	—		—
Property and other taxes	—	—	—	—		—

Total operating costs and expenses	9,168,334	2,621,346	25,959	(25,140)		11,790,499

Income (loss) from operations	488,066	(6,357)	—	25,140		506,849
Other income (expense):
Earnings of equity method investments	5,186	—	7,192	(2,451	) (l)	9,927
Interest income	2,060	—	—	—		2,060
Interest expense	(67,900)	—	—	(11,010	) (m)	(78,910)
Gain on tariff settlement	51,500	—	—	—		51,500
Loss on foreign currency transactions	(734)	—	—	—		(734)
Other, net	9,817	2,506	—	—		12,323
Equity in income of affiliates	—	7,192	(7,192)	—		—

	(71)	9,698	—	(13,461)		(3,834)

Income (loss) before income taxes	487,995	3,341	—	11,679		503,015
Income tax expense (benefit)	99,927	—	—	4,318	(q)	104,245

Net income (loss)	388,068	3,341	—	7,361		398,770
Less net income attributable to noncontrolling interest	60,550	—	—	11,793	(l)(n)(o)	72,343

Net income (loss) attributable to HollyFrontier stockholders	$327,518	$3,341	$—	$(4,432)		$326,427

Earnings per share:
Basic	$1.99					$1.45

Diluted	$1.99					$1.45

Average number of common shares outstanding:
Basic	162,501			60,230	(i)	222,731
Diluted	162,501			60,230	(i)	222,731

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2020

	Historical		Puget Sound Refinery Transaction Accounting Adjustments
	HollyFrontier	Puget Sound Refinery	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 3		HollyFrontier Pro Forma Combined (excluding Sinclair)
	(in thousands, except per share amounts)
Sales and other revenues	$11,183,643	$1,999,977	$—	$—		$13,183,620
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization):
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	9,158,805	1,959,130	(9,991)	—		11,107,944
Lower of cost or market inventory valuation adjustment	78,499	—	—	—		78,499

	9,237,304	1,959,130	(9,991)	—		11,186,443
Operating expenses (exclusive of depreciation and amortization)	1,300,277	83,802	108,556	22,400	(f)	1,515,035
Operations and maintenance - related parties	—	22,400	—	(22,400	) (f)	—
Selling, general and administrative expenses (exclusive of depreciation and amortization)	313,600	81,927	(81,927)	56,700	(f)	370,300
General and administrative - related parties	—	56,700	—	(56,700	) (f)	—
Depreciation and amortization	520,912	113,285	—	(80,883	) (g)	553,314
Loss on disposal of non-current assets	—	1,292	(1,292)	—		—
Goodwill and long-lived asset impairments	545,293	—	—	—		545,293
Property and other taxes	—	15,346	(15,346)	—		—

Total operating costs and expenses	11,917,386	2,333,882	—	(80,883)		14,170,385

Income (loss) from operations	(733,743)	(333,905)	—	80,883		(986,765)
Other income (expense):
Earnings of equity method investments	6,647	—	—	—		6,647
Interest income	7,633	—	—	—		7,633
Interest expense	(126,527)	(1,330)	—	—		(127,857)
Gain on business interruption insurance settlement	81,000	—	—	—		81,000
Gain on sales-type leases	33,834	—	—	—		33,834
Loss on early extinguishment of debt	(25,915)	—	—	—		(25,915)
Gain on foreign currency transactions	2,201	—	—	—		2,201
Other, net	7,824	—	—	—		7,824
Equity in income of affiliates	—	—	—	—		—

	(13,303)	(1,330)	—	—		(14,633)

Income (loss) before income taxes	(747,046)	(335,235)	—	80,883		(1,001,398)
Income tax expense (benefit)	(232,147)	(75,402)	—	20,372	(h)	(287,177)

Net income (loss)	(514,899)	(259,833)	—	60,511		(714,221)
Less net income (loss) attributable to noncontrolling interest	86,549	—	—	—		86,549

Net income (loss) attributable to HollyFrontier stockholders	$(601,448)	$(259,833)	$—	$60,511		$(800,770)

Earnings (loss) per share:
Basic	$(3.72)					$(4.95)

Diluted	$(3.72)					$(4.95)

Average number of common shares outstanding:
Basic	161,983			—		161,983
Diluted	161,983			—		161,983

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

HOLLYFRONTIER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)

Year Ended December 31, 2020

			Sinclair Transaction Accounting Adjustments
	HollyFrontier Pro Forma Combined (excluding Sinclair)	Sinclair Historical	Reclass Adjustments - Note 4	Pro Forma Adjustments - Note 5		HF Sinclair Pro Forma Combined
	(in thousands, except per share amounts)
Sales and other revenues	$13,183,620	$3,331,036	$15,567	$—		$16,530,223
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization):
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	11,107,944	3,113,134	(230,431)	—		13,990,647
Lower of cost or market inventory valuation adjustment	78,499	—	—	—		78,499

	11,186,443	3,113,134	(230,431)	—		14,069,146
Operating expenses (exclusive of depreciation and amortization)	1,515,035	—	247,262	—		1,762,297
Operations and maintenance - related parties	—	—	—	—		—
Selling, general and administrative expenses (exclusive of depreciation and amortization)	370,300	24,911	(1,264)	26,248	(b)(f)	420,195
General and administrative - related parties	—	—	—	—		—
Depreciation and amortization	553,314	178,088	—	(51,277	) (b)(k)	680,125
Loss on disposal of non-current assets	—	—	—	—		—
Goodwill and long-lived asset impairments	545,293	—	—	—		545,293
Property and other taxes	—	—	—	—		—

Total operating costs and expenses	14,170,385	3,316,133	15,567	(25,029)		17,477,056

Income (loss) from operations	(986,765)	14,903	—	25,029		(946,833)
Other income (expense):
Earnings of equity method investments	6,647	—	9,280	(5,064	) (l)	10,863
Interest income	7,633	—	—	—		7,633
Interest expense	(127,857)	—	—	(22,021	) (p)	(149,878)
Gain on business interruption insurance settlement	81,000	—	—	—		81,000
Gain on sales-type leases	33,834	—	—	—		33,834
Loss on early extinguishment of debt	(25,915)	—	—	—		(25,915)
Gain on foreign currency transactions	2,201	—	—	—		2,201
Other, net	7,824	2,739	—	249	(b)	10,812
Equity in income of affiliates	—	9,280	(9,280)	—		—

	(14,633)	12,019	—	(26,836)		(29,450)

Income (loss) before income taxes	(1,001,398)	26,922	—	(1,807)		(976,283)
Income tax expense (benefit)	(287,177)	—	—	14,986	(q)	(272,191)

Net income (loss)	(714,221)	26,922	—	(16,793)		(704,092)
Less net income (loss) attributable to noncontrolling interest	86,549	—	—	8,704	(l)(n)(o)	95,253

Net income (loss) attributable to HollyFrontier stockholders	$(800,770)	$26,922	$—	$(25,497)		$(799,345)

Earnings (loss) per share:
Basic	$(4.95)					$(3.61)

Diluted	$(4.95)					$(3.61)

Average number of common shares outstanding:
Basic	161,983			60,230	(i)	222,213
Diluted	161,983			60,230	(i)	222,213

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

The HollyFrontier, Puget Sound Refinery, and Sinclair historical financial information has been derived from each company’s respective historical financial statements. Certain of Puget Sound Refinery’s and Sinclair’s historical amounts have been reclassified to conform to HollyFrontier’s financial statement presentation, as discussed further in Notes 2 and 4 below. The Pro Forma Balance Sheet gives effect to the Transactions as if they had been completed on June 30, 2021. The Pro Forma Statements of Operations give effect to the Transactions as if they had been completed on January 1, 2020.

In the opinion of HollyFrontier’s management, all material adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for transaction accounting adjustments and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (referred to as “Management’s Adjustments”). HollyFrontier management has elected not to present Management’s Adjustments and has only presented transaction accounting adjustments in the Pro Forma Financial Statements.

The Pro Forma Financial Statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Transactions had occurred on the dates indicated, nor are they indicative of HollyFrontier’s future financial position or results of operations. In addition, future results may differ significantly from those reflected in such statements due to factors discussed in the section entitled “Risk Factors” within this proxy statement.

NOTE 2 — RECLASSIFICATION ADJUSTMENTS FOR PUGET SOUND REFINERY

The Pro Forma Financial Statements have been adjusted to reflect reclassifications of Puget Sound Refinery’s historical financial statements to conform to HollyFrontier’s financial statement presentation. These reclassification adjustments are recorded to align certain amounts on Puget Sound Refinery’s historical financial statements with the historical presentation in the HollyFrontier financial statements.

Pro Forma Balance Sheet as of June 30, 2021

•	Reclassification of $233.8 million and $17.8 million from Inventory to Inventories: Crude oil and refined products and Inventories: Materials, supplies and other, respectively.

Pro Forma Statement of Operations for the six months ended June 30, 2021

•

Reclassification of $6.2 million from Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment), $40.2 million from Selling, general and administrative expenses (exclusive of depreciation and amortization), $0.2 million from Loss on disposal of non-current assets, and $10.2 million from Property and other taxes to Operating expenses (exclusive of depreciation and amortization).

Pro Forma Statement of Operations for the year ended December 31, 2020

•

Reclassification of $10.0 million from Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment), $81.9 million from Selling, general and administrative expenses (exclusive of depreciation and amortization), $1.3 million from Loss on disposal of non-current assets, and $15.3 million from Property and other taxes to Operating expenses (exclusive of depreciation and amortization).

NOTE 3 — PUGET SOUND REFINERY PRELIMINARY ACQUISITION ACCOUNTING AND PRO FORMA ADJUSTMENTS

On May 4, 2021, HollyFrontier and Shell entered into the Puget Sound Refinery purchase agreement. Subject to the terms and conditions of the Puget Sound Refinery purchase agreement, at the closing of the Puget Sound Acquisition, HollyFrontier will acquire the Puget Sound Refinery from Shell for a base cash purchase price of $350.0 million plus hydrocarbon inventory to be valued at the closing of the acquisition with an estimated current value as of June 30, 2021 of approximately $250.0 million.

Puget Sound Refinery Preliminary Acquisition Accounting

The Puget Sound Acquisition is expected to close on November 1, 2021 for an estimated closing price of approximately $600.0 million, subject to customary closing conditions. HollyFrontier has determined it is the accounting acquirer to the Puget Sound Acquisition, which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations. The Puget Sound Acquisition’s fair values of assets to be acquired and liabilities to be assumed as of June 30, 2021 are based upon HollyFrontier management’s estimates and assumptions using currently available information. Due to the fact that the Pro Forma Financial Statements have been prepared based on these preliminary estimates, the final fair values of assets to be acquired and liabilities to be assumed and the resulting effect on HollyFrontier’s financial position and results of operations may differ significantly from the pro forma amounts included herein. HollyFrontier expects to finalize the fair values of assets to be acquired and liabilities to be assumed as soon as practicable after completing the acquisition.

The final fair values of assets to be acquired and liabilities to be assumed for the business combination will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the closing date of the acquisition. HollyFrontier expects to finalize the fair values of assets to be acquired and liabilities to be assumed as soon as practicable after completing the Puget Sound acquisition.

The preliminary fair values of assets to be acquired and liabilities to be assumed are subject to change due to several factors, including, but not limited to

•

changes in the estimated fair value of the Shell assets acquired and liabilities assumed as of the closing date of the Puget Sound Acquisition, which could result from HollyFrontier’s additional valuation analysis, changes in future crude oil, blendstock, feedstock, and petroleum products commodity prices, discount rates and other factors.

The following table presents the preliminary Puget Sound Acquisition consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Puget Sound Acquisition:

Preliminary Purchase Consideration (in thousands except per share amount)
Cash consideration	$350,000
Estimated refinery hydrocarbon inventory consideration	250,000

Total estimated merger consideration	$600,000

Preliminary Purchase Price Allocation
(in thousands)
Assets Acquired
Inventories: Crude oil and refined products	$250,000
Inventories: Materials, supplies and other	16,797
Properties, plants and equipment	365,193
Operating lease right-of-use assets	2,410

Total assets to be acquired	$634,400

Liabilities Assumed
Operating lease liabilities	$616
Accrued liabilities	4,192
Noncurrent operating lease liabilities	2,009
Other long-term liabilities	27,583

Total liabilities to be assumed	34,400

Net assets to be acquired	$600,000

Puget Sound Refinery Pro Forma Adjustments

The Pro Forma Financial Statements have been adjusted to reflect adjustments to historical book values of Shell in respect of the Puget Sound Refinery to their preliminary estimated fair values in accordance with the acquisition method of accounting, and the estimated tax impact of pro forma adjustments. These adjustments include the following:

(a)

Reflects the adjustments to recognize the estimated fair value of the Puget Sound Acquisition cash consideration of $600.0 million allocated to the estimated fair values of the Shell assets acquired and liabilities assumed based on the following adjustments:

•	an increase of $15.2 million to Inventories: Crude oil and refined products;

•	a decrease of $736.1 million to Properties, plants and equipment, and

•	an increase of $24.3 million to Other long-term liabilities.

(b)	Reflects the following eliminations of certain working capital balances and other assets and liabilities excluded from the transaction upon HollyFrontier’s acquisition of the Puget Sound Refinery:

•	elimination of Accounts receivable – related parties of $82.3 million;

•	elimination of Accounts receivable – third parties of $0.3 million;

•	elimination of Environmental credits (asset) of $100.7 million;

•	elimination of Accounts payable (third party) of $46.9 million;

•	elimination of Accounts payable – related parties of $18.1 million;

•	elimination of Accrued liabilities (third party) of $19.4 million;

•	elimination of Accrued liabilities – related parties of $139.2 million; and

•	elimination of Environmental credits (liability) of $99.1 million.

(c)

Reflects the adjustments for $19.3 million of lease assets and $21.1 million of lease liabilities. The lease assets comprise $16.9 million of finance leases within Properties, plants and equipment, at cost, and $2.4 million of operating leases within Operating lease right-of-use assets, and the lease liabilities comprise $4.2 million of short-term finance leases within Accrued liabilities, $14.3 million of long-term finance leases within Other long-term liabilities, $0.6 million of short-term operating leases within Operating lease liabilities, and $2.0 million of long-term operating leases within Noncurrent operating lease liabilities, which correspond to the estimated fair value of the leases acquired by HollyFrontier from Shell in the Puget Sound Acquisition. Additionally, the historical balances of Puget Sound Refinery for Capital lease obligations (short term) of $3.3 million and Capital lease obligations (long term) of $13.6 million are reclassed to Accrued liabilities and Other long-term liabilities, respectively, based on HollyFrontier having previously adopted ASC 842, Leases, which Puget Sound Refinery had not adopted as of June 30, 2021.

(d)	Reflects the fair value adjustment to recognize asset retirement obligations for $4.1 million which had not historically been recorded per Puget Sound Refinery’s accounting policy.

(e)	Reflects the elimination of Puget Sound Refinery’s historical Net parent investment balance in respect of the Puget Sound Refinery in accordance with the acquisition method of accounting.

(f)	Reflects the adjustment of Puget Sound Refinery’s related party activity to the corresponding historical third party expenses for HollyFrontier.

(g)

Reflects the pro forma adjustments to Depreciation and amortization, related to depreciation expense for the properties, plants and equipment acquired based on the preliminary estimated fair value, calculated on a straight-line basis assuming an estimated 11.8 year weighted average useful life of the assets.

(h)

Reflects the pro forma income tax adjustments based upon a statutory federal and blended state tax rate of 24.7% and 25.29% for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The adjustments include:

•	the income tax expense impact of the Puget Sound Refinery transaction accounting adjustments; and

•	the reversal of the June 30, 2021 historical deferred tax liability amount as the tax basis in the acquired assets and assumed liabilities will receive a step-up to fair value.

NOTE 4 — RECLASSIFICATION ADJUSTMENTS FOR SINCLAIR

The Pro Forma Financial Statements have been adjusted to reflect reclassifications of Sinclair’s historical financial statements to conform to HollyFrontier’s financial statement presentation. These reclasses are recorded to align certain costs on the historical Sinclair financial statements with the historical presentation in the HollyFrontier financial statements.

Pro Forma Balance Sheet as of June 30, 2021

•

Reclassification of $253.4 million from Trade and other accounts receivable, net of allowance and $6.5 million from Accounts payable and accrued liabilities to Accounts receivable: Product and transportation;

•	Reclassification of $87.6 million from Trade and other accounts receivable, net of allowance to Accounts receivable: Crude oil resales;

•	Reclassification of $347.7 million and $16.9 million from Inventory to Inventories: Crude oil and refined products and Inventories: Materials, supplies and other, respectively;

•	Reclassification of $15.5 million from Notes receivable and other noncurrent assets to Intangibles and other; and

•

Reclassification of $381.0 million, $0.3 million, $152.2 million and $1.2 million from Accounts payable and accrued liabilities to Accounts payable, Income taxes payable, Accrued liabilities and Intangibles and other, respectively.

Pro Forma Statement of Operations for the six months ended June 30, 2021

•

Reclassification of $(26.0) million, $117.5 million and $(0.5) million from Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment) to Sales and other revenues, Operating expenses (exclusive of depreciation and amortization) and to Selling, general and administrative expenses (exclusive of depreciation and amortization), respectively; and

•	Reclassification of $7.2 million from Equity in income of affiliates to Earnings of equity method investments.

Pro Forma Statement of Operations for the year ended December 31, 2020

•

Reclassification of $(15.6) million, $247.3 million and $(1.3) million from Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment) to Sales and other revenues, Operating expenses (exclusive of depreciation and amortization) and to Selling, general and administrative expenses (exclusive of depreciation and amortization), respectively; and

•	Reclassification of $9.3 million from Equity in income of affiliates to Earnings of equity method investments.

NOTE 5 — SINCLAIR PRELIMINARY ACQUISITION ACCOUNTING AND PRO FORMA ADJUSTMENTS

Subject to the terms and conditions of the BCA, at the effective time of the Sinclair Transactions (the “Sinclair Effective Time”), the limited liability company interests of Sinclair NewCo will be contributed to New Parent for the right to collectively receive 60,230,036 shares of New Parent Common Stock (as may be adjusted pursuant to the BCA). The BCA also provides for a cash payment between the parties related to certain working capital, hydrocarbon inventory, blenders tax credits, renewable identification numbers (“RINs”) adjustments, and closing indebtedness as compared to target net working capital levels set in the BCA, whereby if the Estimated Adjustment Payment is positive, then New Parent shall pay to Sinclair HoldCo an amount of cash equal to the Estimated Adjustment Payment, and if the Estimated Adjustment Payment is negative, then Sinclair HoldCo shall pay to New Parent an amount of cash equal to the absolute value of the Estimated Adjustment Payment.

Additionally, immediately preceding the HFC Transactions described above, HEP will acquire all of the outstanding shares of Sinclair Transportation in exchange for 21,000,000 newly issued common units of HEP and cash consideration equal to $325.0 million as part of the HEP Transactions.

Sinclair Preliminary Acquisition Accounting

The Sinclair Transactions are expected to close in mid-2022, subject to customary closing conditions and regulatory clearance, including the expiration or termination of the waiting period under the HSR Act. In addition, the HFC Transactions and the HEP Transactions are cross-conditioned on each other. The Sinclair Transactions are expected to close for an estimated closing price of approximately $1.8 billion and $722.1 million (based on equity values as of September 8, 2021) for the HFC Transactions and HEP Transactions, respectively, subject to customary closing conditions.

HollyFrontier has determined it is the accounting acquirer to the Sinclair Transactions which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations. The Sinclair Transactions’ fair values of assets to be acquired and liabilities to be assumed as of June 30, 2021 are based upon HollyFrontier management’s estimates and assumptions using currently available information. Due to the fact that the Pro Forma Financial Statements have been prepared based on these preliminary estimates, the final fair values of assets to be acquired and liabilities to be assumed and the resulting effect on HollyFrontier’s financial position and results of operations may differ significantly from the pro forma amounts included herein. HollyFrontier expects to finalize the fair values of assets to be acquired and liabilities to be assumed as soon as practicable after completing the Sinclair Transactions.

The final fair values of assets to be acquired and liabilities to be assumed for the business combination will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the closing date of the acquisition. HollyFrontier expects to finalize the fair values of assets to be acquired and liabilities to be assumed as soon as practicable after completing the Sinclair Transactions.

The preliminary fair values of assets to be acquired and liabilities to be assumed are subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of the HollyFrontier Common Stock transferred as consideration to Sinclair HoldCo, based on the closing price of HollyFrontier Common Stock at the closing date of the Sinclair Acquisition;

•

changes in the estimated fair value of HEP’s common units transferred as consideration to Sinclair HoldCo based on the closing price of HEP common units at the closing date of the Sinclair Transactions; and

•

changes in the estimated fair value of Sinclair’s assets acquired and liabilities assumed as of the closing date of the Sinclair Transactions, which could result from HollyFrontier’s additional valuation analysis, changes in future oil commodity prices, discount rates and other factors.

The following tables present the preliminary consideration of the Sinclair Transactions and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Sinclair Transactions:

Preliminary Purchase Consideration (in thousands except per share amount)
Shares of HollyFrontier Common Stock to be issued to existing Sinclair Stockholders	60,230
Closing price per share of HollyFrontier Common Stock(1)	$30.28

Purchase consideration to be paid in shares of New Parent Common Stock	1,823,765

Shares of HEP common units to be issued to existing Sinclair Stockholders	21,000
Closing price per share of HEP common units(2)	$18.91

Purchase consideration to be paid in units of HEP common units	397,110

Total equity consideration	2,220,875
Estimated Adjustment Payment	(13,360)
Cash consideration to be paid by HEP	325,000

Total Purchase consideration	$2,532,515

(1)	Based on the HollyFrontier closing stock price on September 8, 2021.
(2)	Based on the HEP closing unit price on September 8, 2021.

Preliminary Purchase Price Allocation
(in thousands)
Assets Acquired
Cash and cash equivalents	$1,128
Accounts receivable: Product and transportation	253,631
Accounts receivable: Crude oil resales	71,601
Inventories: Crude oil and refined products	647,660
Inventories: Materials, supplies and other	16,898
Prepayments and other	322
Properties, plants and equipment	1,567,692
Operating lease right-of-use assets	4,801
Investment in affiliates	175,222
Goodwill	382,785
Intangibles and other	129,099

Total assets to be acquired	$3,250,839

Liabilities Assumed
Accounts payable	$408,589
Income taxes payable	118
Operating lease liabilities	981
Accrued liabilities	22,875
Noncurrent operating lease liabilities	3,821
Deferred income taxes	251,430
Other long-term liabilities	30,510

Total liabilities to be assumed	$718,324

Net assets to be acquired	$2,532,515

From August 2, 2021, the last trading date prior to the initial public announcement of the Sinclair Acquisition, to September 8, 2021, the preliminary value of HollyFrontier’s consideration to be issued had increased by approximately $80.7 million, as a result of the increase in the share price of HollyFrontier Common Stock from $28.94 to $30.28. The final value of HollyFrontier’s consideration will be determined based on the actual number of shares of New Parent Common Stock issued and the market price of HollyFrontier Common Stock at the closing date of the Sinclair Acquisition (on which date such HollyFrontier Common Stock will be converted into New Parent Common Stock).

From August 2, 2021, the last trading date prior to the initial public announcement of the Sinclair Transactions, to September 8, 2021, the preliminary value of HEP’s consideration to be issued had decreased by approximately $25.6 million, as a result of the decrease in the unit price of HEP’s common units from $20.13 to $18.91. The final value of HEP’s consideration will be determined based on the actual number of HEP common units issued and the market price of HEP’s common units at the closing date of the Sinclair Transactions.

A 10% increase or decrease in the closing price of HollyFrontier Common Stock and HEP’s common units, as compared to the September 8, 2021 closing prices, would increase or decrease the total transaction consideration by approximately $222.1 million, assuming all other factors are held constant. A 10% increase or decrease in the closing price of HollyFrontier Common Stock and HEP’s common units would potentially result in goodwill of $604.9 million or $160.7 million, respectively, as of the closing date of the Sinclair Transactions based on the preliminary estimates of the fair values of the assets acquired and liabilities assumed.

Sinclair Pro Forma Adjustments

The Pro Forma Financial Statements have been adjusted to reflect adjustments to historical book values of Sinclair to their preliminary estimated fair values in accordance with the acquisition method of accounting, the estimated closing price to be paid by HollyFrontier for the net parent investment of Sinclair and the estimated tax impact of pro forma adjustments. These adjustments include the following:

(a)	Reflects the change in Cash and cash equivalents for the following pro forma adjustments:

•

the new issuance of $500.0 million in HEP’s bonds and the corresponding $8.7 million of incremental debt issuance costs, which is offset by the paydown of the HEP credit facility of $175.0 million and cash consideration of $325.0 million as part of the HEP Transactions; and

•	consideration of $13.4 million paid to New Parent for the Estimated Adjustment Payment.

(b)	Reflects the elimination of certain companies and working capital not acquired as part of the Sinclair Transactions which are insignificant to the transaction.

(c)

Reflects the adjustments to recognize at the completion of the Sinclair Acquisitions the preliminary estimated fair value of HollyFrontier Common Stock and HEP common units issued to Sinclair HoldCo for total consideration of $2.5 billion allocated to the estimated fair values of the assets acquired and liabilities assumed based on the following adjustments:

•	an increase of $228.9 million to Properties, plants and equipment;

•	an increase of $300.0 million to Inventories: Crude oil and refined products;

•	the elimination of Related party receivable of $217.1 million as this amount reflects balances eliminated upon the Sinclair Transactions;

•	an increase of $114.8 million to Intangibles and other;

•

a decrease of $98.0 million to Investment in affiliates, $73.9 million of which relates to the fair value of the UNEV Pipeline LLC equity method investment acquired by HEP which is eliminated in the acquisition method of accounting; and

•	a decrease of $131.3 million to Other assets: Turnaround costs.

(d)

Reflects the adjustments for $8.4 million of lease assets and $8.4 million of lease liabilities. The lease assets comprise $3.6 million of finance leases within Properties, plants and equipment, at cost, and $4.8 million of operating leases within Operating lease right-of-use assets, and the lease liabilities comprise $1.3 million of short-term finance leases within Accrued liabilities, $2.3 million of long-term finance leases within Other long-term liabilities, $1.0 million of short-term operating leases within Operating lease liabilities, and $3.8 million of long-term operating leases within Noncurrent operating lease liabilities, which correspond to the estimated fair value of the leases acquired by HollyFrontier from Sinclair based on HollyFrontier having previously adopted ASC 842, Leases, which Sinclair had not adopted as of June 30, 2021.

(e)

As part of HEP’s acquisition of Sinclair Transportation, it is also acquiring the 25.0% of UNEV Pipeline LLC owned by one of Sinclair Transportation’s subsidiaries, Sinclair Logistics LLC, and as such, UNEV Pipeline LLC will become a wholly-owned subsidiary of HEP. Accordingly, a pro forma adjustment has been made to the Pro Forma Balance Sheet to eliminate $73.9 million related to the fair value of the UNEV Pipeline LLC equity method investment acquired by HEP, with a corresponding reduction to Noncontrolling interest for the historical carrying amount of the investment of $78.6 million on HollyFrontier’s consolidated balance sheet, with the offset reflected within Additional capital as of June 30, 2021.

(f)	Reflects the accrual of estimated non-recurring costs of $29.3 million related to the Sinclair Transactions including, among others, fees paid for financial advisors, legal services, and professional accounting services. These estimated and to be incurred costs are not reflected in the historical June 30, 2021 consolidated balance sheets of HollyFrontier and Sinclair but are reflected in the Pro Forma Balance Sheet as of June 30, 2021, as an increase to Accounts payable, a decrease to Retained earnings for $25.7 million and Noncontrolling interest for $3.6 million, and in the Pro Forma Statement of Operations for the year ended December 31, 2020, within Selling, general and administrative expenses (exclusive of depreciation and amortization) due to their non-recurring nature. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the transaction.

(g)

Reflects the elimination of environmental liabilities that will not be acquired of $4.3 million, of which $1.0 million is included in Accrued liabilities and $3.3 million is included in Other long-term liabilities offset by an increase in environmental liabilities of $7.4 million to incur additional accruals for the alignment of the accounting policy between HollyFrontier and Sinclair.

(h)	Reflects the fair value adjustment to recognize asset retirement obligations for $15.0 million which had not historically been recorded in accordance with Sinclair’s accounting policy.

(i)

Reflects the estimated increase in shares of HollyFrontier Common Stock and capital in excess of par resulting from the issuance of shares to Sinclair HoldCo to affect the Sinclair Acquisition. The portion attributable to newly issued HEP units to be owned by Sinclair HoldCo will be included in Noncontrolling interest.

(j)	Reflects the elimination of Sinclair’s historical Net parent investment balances in accordance with the acquisition method of accounting.

(k)

Reflects the pro forma adjustments to Depreciation and amortization, related to depreciation expense for the properties, plants and equipment acquired based on the preliminary estimated fair value, calculated on a straight-line basis assuming an estimated 12.2 year weighted average useful life of the assets.

(l)

Reflects the pro forma adjustments to eliminate the historical Earnings of equity method investments from the Sinclair historical statement of operations to Net income attributable to noncontrolling interest for the six months ended June 30, 2021 and the year ended December 31, 2020 related to the acquisition by HEP of the 25.0% in UNEV Pipeline LLC.

(m)

Reflects the pro forma adjustments to Interest expense for the six months ended June 30, 2021 for an increase of $11.0 million, including amortization of debt issuance costs, related to $325.0 million of net incremental borrowings which are comprised of $500.0 million in new HEP bonds of which $175.0 million is used to pay down a portion of the HEP credit facility. A one-eighth percent increase or decrease in the interest rate on the HEP bonds would not have had a material impact on the pro forma interest expense for the six months ended June 30, 2021.

(n)

Reflects the pro forma adjustments related to Sinclair Transportation and its subsidiaries, which are being acquired by HEP, for the allocation of the amounts to Net income attributable to noncontrolling interest for the six months ended June 30, 2021 and the year ended December 31, 2020.

(o)

Reflects the pro forma adjustments related to HEP historical net income for the increase in noncontrolling interest percentage in HEP for the six months ended June 30, 2021 and the year ended December 31, 2020, assuming the Sinclair Acquisition had occurred as of January 1, 2020.

(p)

Reflects the pro forma adjustments to Interest expense for the year ended December 31, 2020 for an increase of $22.0 million, including amortization of debt issuance costs, related to $325.0 million of net incremental borrowings which are comprised of $500.0 million in new HEP bonds of which $175.0 million is used to pay down a portion of the HEP credit facility. A one-eighth percent increase or decrease in the interest rate on the HEP bonds would not have had a material impact on the pro forma interest expense for the year ended December 31, 2020.

(q)

Reflects the pro forma income tax adjustments based upon a statutory federal and blended state tax rate of 24.7% and 25.2% for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The adjustments include:

•

the income tax expense impact of Sinclair transaction accounting adjustments. Total transaction accounting adjustments include $29.3 million of non-deductible transaction costs for tax purposes as of December 31, 2020. These expenses have been treated as permanently non-deductible for tax purposes for purposes of the pro forma financial statements;

•

the historical Sinclair activity does not have an income tax expense recorded as the historic Sinclair entity is an S-Corporation. Accordingly, there is a pro forma adjustment required to record income tax expense on the historical Sinclair activity; and

•

for deferred tax purposes, HollyFrontier records a deferred tax liability on the outside basis difference related to the difference between book and tax basis in HEP. For June 30, 2021 there is a pro forma adjustment to record an additional $36.9 million deferred tax liability related to the estimated outside basis difference in HEP due to a change in the book basis in HEP as a result of the Sinclair Transactions. In addition, there is a $251.4 million increase in deferred tax liabilities to reflect adjustments to the book basis of the refinery assets acquired and liabilities assumed for which there will not be a step-up in tax basis.

SINCLAIR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

Sinclair owns and operates the Sinclair and Casper refineries in Wyoming, and since early 2018 has been producing renewable diesel through its affiliate Wyoming Renewable Diesel Company LLC, the operations of which are co-located at the Sinclair refinery. Sinclair markets fuel in 30 states, supplying high-quality fuels to more than 300 wholesale distributors and more than 1,300 branded retail stations. Sinclair also licenses the use of the “Sinclair” brand at more than 300 locations throughout the country in areas where it does not have direct supply capabilities. The iconic Sinclair “Dino” brand is widely recognized with roots dating back nearly 100 years. Sinclair is a privately held Wyoming corporation with its principal executive offices in Salt Lake City and more than 1,200 employees across several states. Sinclair is a wholly owned subsidiary of Sinclair HoldCo.

Pursuant to the BCA, HollyFrontier will acquire from Sinclair HoldCo its two refineries, renewable diesel business and marketing business, which consist of Sinclair, its affiliate Wyoming Renewable Diesel Company LLC, and certain of Sinclair’s subsidiaries, including Sinclair Trucking Company, Sinclair Wyoming Refining Company, Sinclair Casper Refining Company, Sinclair Crude Company, Sinclair Tulsa Refining Company and Sinclair Golf Course, Inc. (collectively, the “HollyFrontier Target Entities”). After the signing of the BCA, the HollyFrontier Target Entities were reorganized such that each becomes a subsidiary of Sinclair NewCo. At the closing, Sinclair NewCo will be transferred to New Parent in exchange for the Sinclair Stock Consideration. Sinclair HoldCo’s crude and refined products pipelines and terminal assets, which are comprised of Sinclair Transportation and its subsidiaries (including Sinclair Logistics LLC, Sinclair Terminals, Sinclair Pipelines and Sinclair Pipeline Company LLC) and joint venture interests (collectively, the “HEP Target Entities”), will be acquired separately by HEP pursuant to the Contribution Agreement. Sinclair Marketing, Inc. and Sinclair Services Company (collectively, the “Retained Entities”), which are Sinclair’s subsidiary and affiliate, respectively, will both be retained by Sinclair HoldCo and will not be sold to either HollyFrontier or HEP. However, as part of the reorganization, certain assets and liabilities of the Retained Entities were transferred to Sinclair.

The combined consolidated financial statements of Sinclair and certain affiliated entities included elsewhere in this proxy statement and discussed in this section reflect the financial position and historical results of the HollyFrontier Target Entities, the HEP Target Entities and the Retained Entities. As a result, the combined consolidated financial statements of Sinclair included elsewhere in this proxy statement and discussed in this section reflect the results of certain entities that will not be acquired by HollyFrontier pursuant to the BCA. Because HollyFrontier owns the general partner interest of HEP and owns approximately 57% of HEP’s outstanding limited partner interest, HEP is treated as a consolidated subsidiary of HollyFrontier for financial reporting purposes. Therefore, following the HFC Transactions, the HEP Target Entities will be included in New Parent’s consolidated financial statements.

Unless otherwise specified, references to Sinclair in this section also include the HollyFrontier Target Entities, the HEP Target Entities and the Retained Entities.

Outlook

The impact of the COVID-19 pandemic on the global economy created an unprecedented reduction in demand for many of the products and the associated transportation and terminal services Sinclair provides. Since the decline in demand at the beginning of the COVID-19 pandemic in 2020, Sinclair began to see improvement in demand for its products and services beginning late in the second quarter of 2020 that continued through the second quarter of 2021. The combination of improving demand, declining inventories, and increasing COVID-19 vaccinations led to an increase in refined products prices and crack spreads during the second quarter of 2021. While the refining market is showing signs of recovery, refinery fleet utilization is still operating at lower rates than before the pandemic and there remains uncertainty as to whether another wave of COVID-19 cases could spur additional governmental restrictions and lock-downs in the future which could decrease the recovery efforts seen thus far in 2021.

With increasing vaccination rates, almost all of Sinclair’s employees have returned to work at its locations, and Sinclair continues to follow Centers for Disease Control and local government guidance. Sinclair will continue to monitor developments relating to the COVID-19 pandemic and the dynamic environment it has created to properly address these policies going forward.

The extent to which Sinclair’s future results are affected by the COVID-19 pandemic will depend on various factors and consequences beyond its control, such as the duration and scope of the pandemic, the effects of any new variant strains of the underlying virus, additional actions by businesses and governments in response to the pandemic and the speed and effectiveness of responses to combat the virus. The COVID-19 pandemic may also materially adversely affect Sinclair’s results in a manner that is either not currently known or is not currently considered to be a significant risk to Sinclair’s business.

In addition to current market conditions discussed above, Sinclair continues to be impacted by significant volatility to date in 2021 related to compliance requirements under the RFS. The petroleum business is subject to the RFS, which, each year, requires blending “renewable fuels” with transportation fuels or purchasing RINs, in lieu of blending, or otherwise be subject to penalties. Sinclair’s cost to comply with the RFS depends upon a variety of factors, which include the amount of renewable fuels blending required by EPA, the availability of ethanol for blending at Sinclair’s refineries and downstream terminals or RINs for purchase, the price at which RINs can be purchased, transportation fuel production levels, and the mix of Sinclair’s products, all of which can vary significantly from period to period, as well as certain waivers or exceptions to which Sinclair may be entitled. Although Sinclair does generate some RINs at its biodiesel facility and these RINs can be used to fulfill some of its obligations under the RFS, Sinclair continues to need to generate or acquire additional RINs to fulfill the remainder of its RFS obligations. Sinclair expects that past volatility in the price of RINs will continue during 2021 and such volatility could have material impacts on its results of operations, financial condition and cash flows.

Refining Business Operating Data

The table below sets forth the crude charge, refinery throughput and other information relating to Sinclair’s refinery operations (including renewable diesel, presented on a separate basis) for the three and six-month periods ended June 30, 2021 and 2020 and the three years ended December 31, 2020, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018
Consolidated (excluding renewable diesel)
Crude charge (bpd) (1)	90,363	69,969	89,722	81,816	87,281	97,159	91,613
Refinery throughput (bpd) (2)	91,261	76,345	94,479	86,543	92,696	103,125	94,959
Average crude capacity (bpd)	113,000	113,000	113,000	113,000	111,800	108,000	108,000
Refinery utilization (3)	80.0%	61.9%	79.4%	72.4%	78.1%	90.0%	84.8%

Feedstocks:
Sweet crude oil	47.6%	48.0%	48.2%	49.0%	51.1%	59.4%	61.9%
Sour crude oil	6.4%	8.7%	6.4%	7.7%	7.1%	3.6%	4.1%
Heavy sour crude oil	22.8%	28.2%	22.7%	22.9%	24.0%	25.8%	24.6%
Syncrude	17.0%	9.6%	15.6%	14.9%	11.5%	6.0%	4.9%
Other feedstocks and blends	6.1%	5.6%	7.1%	5.5%	6.3%	5.1%	4.5%

Total	100%	100%	100%	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018
Sales of refined products:
Gasolines	46.7%	42.0%	47.6%	45.5%	45.7%	48.5%	49.2%
Diesel fuels	40.7%	43.1%	39.9%	41.8%	41.1%	39.4%	39.0%
Jet fuels	1.6%	1.7%	2.1%	1.9%	2.1%	1.9%	2.3%
Fuel oil	0.5%	0.6%	0.5%	0.4%	0.5%	0.4%	0.4%
Asphalt	2.6%	3.1%	2.0%	2.0%	2.6%	2.4%	2.2%
LPG and other	7.8%	9.5%	8.1%	8.4%	8.1%	7.4%	6.9%

Total	100%	100%	100%	100%	100%	100%	100%

Renewable Diesel
Renewable diesel feedstock throughput (bpd)	5,046	6,319	6,793	5,596	6,959	6,344	2,772
Renewable diesel throughout capacity (bpd)	10,000	8,000	10,000	8,000	7,600	6,500	6,500
Refinery utilization(4)	50.5%	79.0%	67.9%	70.0%	91.6%	97.6%	42.6%
Feedstocks:
Renewable diesel feedstocks (bbls)	410,929	626,790	1,071,616	1,018,556	2,540,152	2,315,547	1,011,755
Sales:
Renewable diesel (bbls)	383,421	624,496	997,584	943,264	2,063,994	1,852,361	511,541

(1)	Crude charge represents the barrels per day of crude oil processed at Sinclair’s refineries.
(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at Sinclair’s refineries.
(3)	Represents crude charge divided by average crude capacity (bpd). Crude capacity is subject to change period-to-period due to down time associated with repairs and turnaround activities.
(4)	Represents renewable diesel feedstock throughput divided by total refinery capacity attributable to renewable diesel production (bpd).

Results of Operations

Three Months Ended June 30, 2021 as Compared to Three Months Ended June 30, 2020

The following table sets forth the results of Sinclair’s operations for the three months ended June 30, 2021 and 2020 (in thousands, except percentages).

	Three months ended June 30,		Change from 2020
	2021	2020	Change	Percent
Revenues and Other Income:
Sales and operating revenues	$1,509,669	$618,010	$891,659	144.3%
Other income (loss) (net)	1,616	(1,540)	3,156	204.9%
Equity in income of affiliates	3,423	3,028	395	13.0%

Total revenues and other income	1,514,708	619,498	895,210	144.5%

	Three months ended June 30,		Change from 2020
	2021	2020	Change	Percent
Costs and Expenses:
Cost of goods sold	$1,410,347	$573,110	$837,237	146.1%
Administrative, general and selling	6,054	11,961	(5,907)	(49.4)%
Depreciation and amortization	41,973	43,297	(1,324)	(3.1)%

Total costs and expenses	1,458,374	628,368	830,006	132.1%

Net Income (loss)	$56,334	$(8,870)	$65,204	735.1%

Summary

Net income for the three months ended June 30, 2021 was $56.3 million, a $65.2 million increase from a ($8.9) million loss for the three months ended June 30, 2020. The increase in net income was principally due to increased sales volumes combined with higher refined product sales prices that resulted in increased refined product margins as product demand increased during the three months ended June 30, 2021.

Sales and Operating Revenues

Sales and operating revenues increased $891.7 million or 144.3% from $618.0 million for the three months ended June 30, 2020 to $1.51 billion for the three months ended June 30, 2021.

Refined product sales revenue increased $885.3 million to $1,403 million for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020, principally due to increases in refined products sales prices and higher refined sales volumes, which increased 29% from 125,118 barrels per day to 161,475 barrels per day as a result of increased demand for refined products.

Renewable diesel sales revenue increased $7.7 million to $103.9 million for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020, primarily due to increases in renewable diesel sales prices, offset by lower production volumes, which decreased 39% from 6,844 barrels per day to 4,202 barrels driven as a result of fewer production days resulting from turnaround of catalyst in the unit.

Other Income

Other income increased 204.9% from $(1.5) million for the three months ended June 30, 2020 to $1.6 million for the three months ended June 30, 2021, principally due to the expiration of hedge contracts.

Equity in Income of Affiliates

Equity in income of affiliates increased 13.0% from $3.0 million for the three months ended June 30, 2020 to $3.4 million for the three months ended June 30, 2021, principally due to an approximate 31% increase in equity in income of Pioneer Pipeline Company and a 24% increase in equity in income of UNEV Pipeline, LLC. These increases were offset by an approximately 86% decrease in equity in income of Saddle Butte Pipeline III, LLC.

Cost of Goods Sold

Cost of goods sold increased $837.2 million, or 146.1%, from $573.1 million for the three months ended June 30, 2020 to $1.41 billion for the three months ended June 30, 2021. Cost of goods sold associated with refined products revenues increased $833.4 million to $1.31 billion for the three months ended June 30, 2021 primarily due to higher crude oil costs and higher refined product volumes. Due to the turnaround at the Sinclair refinery in late June 2021, inventory levels at June 30, 2021 were 1.0 million barrels lower than March 31, 2021. Sinclair accounts for inventory under the LIFO method and an actual valuation of inventory under the LIFO method is made at the end of each year based on the inventory levels at that time. Accordingly, interim LIFO calculations are based on management’s estimates of expected year-end inventory levels at current replacement costs and are subject to final year end LIFO inventory valuation.

For the three months ending June 2021, cost of goods sold included $107 million for the replacement cost of the inventory decrement. For the three months ending June 2020, cost of goods sold included 17 million for the replacement cost of the inventory change.

In addition, compliance with RFS regulations undertaken at the Sinclair refinery in the three months ending June 30, 2021 also increased cost of goods sold, with RINs costs totaling $26.0 million for the three months ended June 30, 2021.

Cost of goods sold associated with renewable diesel revenues increased $2.4 million to $85.2 million for the three months ended June 30, 2021 from the three months ended June 30, 2020.

Administrative, General and Selling Costs

Administrative, general and selling costs decreased 49.4% from $12.0 million for the three months ended June 30, 2020 to $6.1 million for the three months ended June 30, 2021, principally due to bonus accruals during the three months ended June 30, 2020, which did not recur in the three months ended June 30, 2021.

Depreciation and Amortization

Depreciation and amortization decreased 3.1% from $43.3 million for the three months ended June 30, 2020 to $42.0 million for the three months ended June 30, 2021.

Six Months Ended June 30, 2021 as Compared to Six Months Ended June 30, 2020

The following table sets forth the results of Sinclair’s operations for the six months ended June 30, 2021 and 2020 (in thousands, except percentages).

	Six months ended June 30,		Change from 2020
	2021	2020	Change	Percent
Revenues and Other Income:
Sales and operating revenues	$2,614,989	$1,523,633	$1,091,356	71.6%
Other income (net)	2,506	1,670	836	50.1%
Equity in income of affiliates	7,192	5,763	1,429	24.8%

Total revenues and other income	2,624,687	1,531,066	1,093,621	71.4%

Costs and Expenses:
Cost of goods sold	2,522,223	1,429,270	1,092,953	76.5%
Administrative, general and selling	12,222	16,492	(4,270)	(25.9)%
Depreciation and amortization	86,901	88,126	(1,225)	(1.4)%

Total costs and expenses	2,621,346	1,533,888	1,087,458	70.9%

Net Income (loss)	$3,341	$(2,822)	$6,163	218.4%

Summary

Net income for the six months ended June 30, 2021 was $3.3 million, a $6.2 million increase from $(2.8) million for the six months ended June 30, 2020. The increase in net income was principally due to increased sales prices offset by increased RIN costs, high natural gas costs associated with winter storm Uri and increased routine maintenance costs.

Sales and Operating Revenues

Sales and operating revenues increased $1.09 billion, or 71.6%, from $1.52 billion for the six months ended June 30, 2020 to $2.62 billion for the six months ended June 30, 2021.

Refined product sales revenue increased $1.0 billion to $2.4 billion for the six months ended June 30, 2021, primarily due to an increase in refined products sales prices and higher sales volumes, which increased 14% from 130,316 barrels per day to 148,136 barrels per day as a result of improved product demand.

Renewable diesel sales revenue increased $93.2 million to $246.2 million for the six months ended June 30, 2021, primarily due to an increase in renewable diesel sales prices and higher sales volumes, which increased 6% from 5,169 barrels per day to 5,466 barrels per day. In addition, revenues from RIN sales were $61 million higher as a result higher production volumes and higher realized price for RINs.

Other Income

Other revenue increased $0.8 million to $2.5 million for the six months ended June 30, 2021.

Equity in Income of Affiliates

Equity in income of affiliates increased 24.8% from $5.8 million for the six months ended June 30, 2020 to $7.2 million for the six months ended June 30, 2021, principally due to an approximate 48% increase in equity in income of Saddle Butte Pipeline III, LLC.

Cost of Goods Sold

Cost of goods sold increased $1.09 billion or 76.5% from $1.43 billion for the six months ended June 30, 2020 to $2.52 billion for the six months ended June 30, 2021.

Cost of goods sold associated with refined products sales increased $1.05 billion to $2.33 billion for the six months ended June 30, 2021 primarily due to higher crude oil costs and higher refined product volumes. Due to the turnaround at the Sinclair refinery in late June 2021, inventory levels at June 30, 2021 were 1.2 million barrels lower than December 31, 2020. Sinclair accounts for inventory under the LIFO method and an actual valuation of inventory under the LIFO method is made at the end of each year based on the inventory levels at that time. Accordingly, interim LIFO calculations are based on management’s estimates of expected year-end inventory levels at current replacement costs and are subject to final year end LIFO inventory valuation.

For the six months ending June 2021, cost of goods sold included $109 million for the replacement cost of the inventory decrement. For the six months ending June 2020, cost of goods sold included $14 million for the replacement cost of the inventory change.

Cost of goods sold for the six months ended June 30, 2021 was also impacted by winter storm Uri, which increased natural gas costs by approximately $30 million, and increased routine maintenance undertaken at the Sinclair refinery. In addition, compliance with RFS regulations significantly increased cost of goods sold, with RINs costs totaling $56 million for the six months ended June 30, 2021. At June 30, 2021, open RINs obligations were $88 million.

Cost of goods sold associated with renewable diesel sales increased $83.1 million to $215.0 million for the six months ended June 30, 2021, primarily related to higher production volumes of renewable diesel and higher soy bean feedstock prices during the period.

Administrative, General and Selling Costs

Administrative, general and selling costs decreased 25.9% from $16.5 million for the six months ended June 30, 2020 to $12.2 million for the six months ended June 30, 2021, principally due to bonus accruals during the six months ended June 30, 2020, which did not recur in the six months ended June 30, 2021.

Depreciation and Amortization

Depreciation and amortization decreased 1.4% from $88.1 million for the six months ended June 30, 2020 to $86.9 million for the six months ended June 30, 2021.

Year Ended December 31, 2020 as Compared to Year Ended December 31, 2019

The following table sets forth the results of Sinclair’s operations for the years ended December 31, 2020 and 2019 (in thousands, except percentages).

	Year ended December 31,		Change from 2019
	2020	2019	Change	Percent
Revenues and Other Income:
Sales and operating revenues	$3,331,036	$5,083,965	$(1,752,929)	(34.5)%
Other income (net)	2,739	23,606	(20,867)	(88.4)%
Equity in income of affiliates	9,280	20,184	(10,904)	(54)%

Total revenues and other income	3,343,055	5,127,755	(1,784,700)	(34.8)%

Costs and Expenses:
Cost of goods sold	3,113,134	4,507,572	(1,394,438)	(30.9)%
Administrative, general and selling	24,911	43,980	(19,069)	(43.4)%
Depreciation and amortization	178,088	181,356	(3,268)	(1.8)%

Total costs and expenses	3,316,133	4,732,908	(1,416,775)	(29.9)%

Net Income	$26,922	$394,847	$(367,925)	(93.2)%

Summary

Net income for the year ended December 31, 2020 was $26.9 million, a $367.9 million decrease from $394.8 million for the year ended December 31, 2019. The decrease in net income was principally due to an 11% reduction in refined product sales and a significant reduction in refined product margins largely attributable to the industry-wide effects of the COVID-19 pandemic beginning in March 2020. Net income associated with renewable diesel operations declined 31% year over year due to increased soybean oil costs.

Sales and Operating Revenues

Sales and operating revenues decreased $1.75 billion or 34.5% from $5.1 billion for the year ended December 31, 2019 to $3.33 billion for the year ended December 31, 2020.

Refined product sales revenue decreased $1.8 billion to $3.0 billion for the year ended December 31, 2020, primarily due to a decrease in refined products sales prices and lower refined product sales volumes, which decreased 11% from 155,380 barrels per day to 138,025 barrels per day driven largely by the supply and demand impacts of COVID-19. This decrease was partially offset by an increase in RINs and credit sales of approximately $43.0 million from the year ended December 31, 2020 as compared to the year ended December 31, 2019.

Renewable diesel sales revenue decreased $34.5 million to $100.8 million for the year ended December 31, 2020, primarily due to a decrease in renewable diesel sales prices and lower production volumes, which decreased 11% from 5,655 barrels per day to 5,075 barrels. In addition, RIN sales were $53 million higher as a result of higher realized price for RINs.

Other Income (net)

Other income decreased 88.4% from $23.6 million for the year ended December 31, 2019 to $2.7 million for the year ended December 31, 2020, principally due to $17.3 million in legal settlements received in 2019.

Equity in Income of Affiliates

Equity in income of affiliates decreased 54% from $20.2 million for the year ended December 31, 2019 to $9.3 million for the year ended December 31, 2020, principally due to an approximately 298% decrease in equity in income of Prairie Field Services. In addition, the 2020 balance includes $3.8 million of the equity in loss from the first year operation of Saddle Butte Pipeline III, LLC.

Cost of Goods Sold

Cost of goods sold decreased $1.4 billion or 30.9% from $4.51 billion for the year ended December 31, 2019 to $3.11 billion for the year ended December 31, 2020.

Cost of goods sold associated with refined products revenues decreased $1.4 billion to $2.8 billion for the year ended December 31, 2020 primarily due to lower crude oil costs and lower refined product volumes.

Cost of goods sold associated with renewable diesel revenues increased $29.4 million to $286.1 million for the year ended December 31, 2020, primarily as a result of higher production volumes of renewable diesel and higher soybean feedstock prices during 2020.

Administrative, General and Selling Costs

Administrative, general and selling costs decreased 43.4% from $44.0 million for the year ended December 31, 2019 to $24.9 million for the year ended December 31, 2020 principally due to a significant decrease in executive bonus expense.

Depreciation and Amortization

Depreciation and amortization decreased 1.8% from $181.4 million for the year ended December 31, 2019 to $178.1 million for the year ended December 31, 2020.

Year Ended December 31, 2019 as Compared to Year Ended December 31, 2018

The following table sets forth the results of Sinclair’s operations for the years ended December 31, 2019 and 2018 (in thousands, except percentages).

	Year ended December 31,		Change from 2018
	2019	2018	Change	Percent
Revenues and Other Income:
Sales and operating revenues	$5,083,965	$4,944,195	$139,770	2.8%
Other income (net)	23,606	2,930	20,676	705.7%
Equity in income of affiliates	20,184	17,939	2,245	12.5%

Total revenues and other income	5,127,755	4,965,064	162,691	3.3%

	Year ended December 31,		Change from 2018
	2019	2018	Change	Percent
Costs and Expenses:
Cost of goods sold	$4,507,572	$4,390,832	$116,740	2.7%
Administrative, general and selling	43,980	50,118	(6,138)	(12.2%)
Depreciation and amortization	181,356	193,284	(11,928)	(6.2%)

Total costs and expenses	4,732,908	4,634,234	98,674	2.1%

Net Income	$394,847	$330,830	$64,017	19.3%

Summary

Net income for the year ended December 31, 2019 was $394.8 million, a $64.0 million increase from $330.8 million for the year ended December 31, 2018. The increase primarily related to an increase of $114.0 million in net income from the first full year of renewable diesel operations, and to an increase in refined product sales volume. This was partially offset by a reduction in refinery margins from 2018 to 2019.

Sales and Operating Revenues

Sales and operating revenues increased $139.8 million or 2.8% from $4.94 billion for the year ended December 31, 2018 to $5.08 billion for the year ended December 31, 2019.

Refined product sales revenue decreased $147.9 million to $4.7 billion for the year ended December 31, 2019, primarily due to a decrease in sales prices, offset by higher refined product sales volumes, which increased 3% from 151,337 barrels per day to 155,380 barrels per day.

Renewable diesel sales revenue increased $289.8 million to $365.7 million for the year ended December 31, 2019, primarily due to production volumes increasing 262% from 1,401 barrels per day to 5,075 barrels, offset by a decrease in renewable diesel sales prices. In addition, RIN sales were $51 million higher as a result of higher production volumes and higher realized price for RINs.

Other Income (net)

Other income increased 705.7% from $2.9 million for the year ended December 31, 2018 to $23.6 million for the year ended December 31, 2019, principally due to $17.3 million in legal settlements received.

Equity in Income of Affiliates

Equity in income of affiliates increased 12.5% from $17.9 million for the year ended December 31, 2018 to $20.2 million for the year ended December 31, 2019, principally due to a 15% increase in equity in income of UNEV Pipeline, LLC and 6% increase in equity in income of Pioneer Pipeline Company.

Cost of Goods Sold

Cost of goods sold increased $116.7 million or 2.7% from $4.39 billion for the year ended December 31, 2019 to $4.51 billion for the year ended December 31, 2019.

Cost of goods sold associated with refined products sales decreased $194.3 million to $4.2 billion for the year ended December 31, 2019 primarily due to lower crude oil costs and lower refined product volumes.

Cost of goods sold associated with renewable diesel sales increased $180.1 million to $256.7 million for the year ended December 31, 2019, primarily related to higher production volumes as it was the first full year of operations.

For the year ended December 31, 2019, Sinclair recognized a $3.3 million reduction to cost of products sold as a result of U.S. blender’s tax credit legislation that was signed in December 2019 and applied retroactively for 2019 and 2018.

Administrative, General and Selling Costs

Administrative, general and selling costs decreased 12.2% from $50.1 million for the year ended December 31, 2018 to $44.0 million for the year ended December 31, 2019 principally due to a legal settlement of $5.0 million during 2018.

Depreciation and Amortization

Depreciation and amortization decreased 6.2% from $193.3 million for the year ended December 31, 2018 to $181.4 million for the year ended December 31, 2019. This decrease was primarily due to a reduction of the turnaround amortization expense of $8.5 million at the Sinclair refinery and $7.4 million at the Casper refinery as a result of postponement of certain turnaround projects.

Liquidity and Capital Resources

Historically, Sinclair’s primary sources of liquidity have been cash flows from operations, short term borrowing under Sinclair HoldCo’s intercompany cash agreement and borrowings under the Sinclair HoldCo Credit Agreement (as defined below). To date, Sinclair’s primary use of capital has been for the funding of ongoing working capital requirements and payment of operational capital expenditures.

Sinclair HoldCo Credit Agreement

Sinclair HoldCo has a $750.0 million revolving credit facility maturing on July 24, 2023 with a group of lenders (the “Sinclair HoldCo Credit Agreement”), with Wells Fargo Bank, N.A., as administrative agent, and Sinclair and substantially all other subsidiaries of Sinclair HoldCo as guarantors. The Sinclair HoldCo Credit Agreement may be used for revolving credit loans and letters of credit from time to time and is available to fund general corporate purposes. On August 19, 2019, the Sinclair HoldCo Credit Agreement was amended to increase the amount of certain unsecured debt that Sinclair HoldCo is permitted to incur. On June 30, 2021, the Sinclair HoldCo Credit Agreement was further amended to add certain subsidiaries of Sinclair HoldCo as guarantors.

LIBOR borrowings under the Sinclair HoldCo Credit Agreement bear interest at the greater of LIBOR or 0.00%, plus a margin of 1.25% to 2.25%, depending on Sinclair HoldCo’s Consolidated Leverage Ratio, as defined in the Sinclair HoldCo Credit Agreement, as of the most recently ended fourth fiscal quarter period. Base rate loans are also available at Sinclair’s option.

The Sinclair HoldCo Credit Agreement contains customary conditions to credit extensions, representations and warranties, and affirmative and negative covenants. The Sinclair HoldCo Credit Agreement contains certain financial covenants which require Sinclair HoldCo to maintain a Consolidated Adjusted Debt Service Coverage Ratio of at least 3.50 to 1.00, a Consolidated Leverage Ratio of no greater than 2.75 to 1.00, and a Consolidated Current Ratio of at least 1.25 to 1.00, each as defined in the Sinclair HoldCo Credit Agreement.

At June 30, 2021, Sinclair HoldCo was in compliance with all covenants, had no borrowings outstanding and had undrawn and uncalled letters of credit totaling $6.3 million under the Sinclair HoldCo Credit Agreement. At June 30, 2021, Sinclair HoldCo had $750.0 million of borrowing capacity under its revolving credit facility, which may be used to fund the capital needs of Sinclair and other subsidiaries of Sinclair HoldCo.

Liquidity

At June 30, 2021, Sinclair had cash and cash equivalents of $2.1 million. Sinclair believes its current cash, together with cash flows from operations and funds available under the Sinclair HoldCo Credit Agreement and Sinclair HoldCo’s intercompany agreements, will provide sufficient resources to fund currently planned capital projects and liquidity needs for the foreseeable future.

Capital Expenditures

Sinclair’s operations are highly capital intensive. Each of Sinclair’s refineries comprises a large base of property assets, consisting of a series of interconnected, highly integrated and interdependent crude oil and other feedstock processing facilities and supporting logistical infrastructure (“Units”), and these Units are improved continuously in order to maintain and enhance their operating reliability, to meet environmental obligations with respect to reducing emissions and removing prohibited elements from the products Sinclair produces, or to enhance their profitability. The cost of improvements can be significant. Sinclair plans for these improvements by developing a multi-year capital program that is updated and revised based on changing internal and external factors.

Between 2012 and 2016, Sinclair invested over $1.0 billion in its Sinclair Refinery and Casper Refinery to enhance safety, efficiency, reliability and profitability. For the six months ended June 30, 2021, Sinclair spent $44 million on capital expenditures relating to the Sinclair Refinery and Casper Refinery and expects to spend an additional $24 million during the remainder of the 2021. For the years ended December 31, 2020, 2019 and 2018, Sinclair spent $93.0 million, $82.0 million and $162.0 million, respectively, on capital expenditures for the Sinclair Refinery and Casper Refineries.

Sinclair also incurs significant capital expenditures in connection with its renewable diesel operations. For the six months ended June 30, 2021, Sinclair spent $28 million on capital expenditures related to its renewable diesel operations and expects to spend an additional $42 million during the remainder of the 2021. For the years ended December 31, 2020, 2019 and 2018, Sinclair spent $6 million, $6 million and $86 million, respectively, on capital expenditures relating to its renewable diesel operations.

Cash Flows

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

The following table sets forth a summary of Sinclair’s consolidated cash flows for the six months ended June 30, 2021 and 2020 (in thousands):

	Six months ended June 30,
	2021	2020
Net cash provided by operating activities	191,016	157,987
Net cash used in investing activities	(192,566)	(159,003)
Net cash used in financing activities	—	(539)

Decrease in Cash and Cash Equivalents	(1,550)	(1,555)
Cash and Cash Equivalents, Beginning of Period	3,603	2,127

Cash and Cash Equivalents, End of Period	$2,053	$572

Net cash provided by operating activities was $191.0 million for the six months ended June 30, 2021 compared to $158.0 million for the six months ended June 30, 2020, an increase of $33 million. Net income for the six months ended June 30, 2021 was $3.3 million, an increase of $6.1 million compared to net loss of $2.8 million for the six months ended June 30, 2020. Adjustments to net income consisting of depreciation and amortization, earnings of equity method investments, inclusive of distributions, loss on sale of property, plant and equipment, turnaround costs paid and changes in assets and liabilities totaled $187.7 million for the six months ended June 30, 2021 compared to $160.8 million for the same period in 2020.

Net cash used in investing activities was $192.6 million for the six months ended June 30, 2021 compared to $159.0 million for the six months ended June 30, 2020, an increase of $33.6 million. During the six months ended June 30, 2021, Sinclair’s net cash used in investing activities consisted of advances to cash management arrangements with related party of $128.2 million and $67.2 million attributable to the purchase of property, plant and equipment, offset by $2.7 million from distributions in excess of earnings and $0.1 million proceeds from sale of property, plant and equipment. During the six months ended June 30, 2020, Sinclair’s net cash used in investing activities consisted of advances from cash management arrangements primarily related to cash transferred to Sinclair HoldCo from operations under the Sinclair HoldCo intercompany cash management arrangement with related party of $64.5 million, investments in affiliates of $24.4 million and $75.2 million attributable to the purchase of property, plant and equipment, offset by $2.5 million sales of investments, $2.1 million from distributions in excess of earnings and $0.5 million proceeds from sale of property, plant and equipment.

Net cash used in financing activities was $0 for the six months ended June 30, 2021 compared to net cash flows used for financing activities of $0.5 million for the six months ended June 30, 2020, a decrease of $0.5 million. During the six months ended June 30, 2020, Sinclair’s net cash used in financing activities consisted of $0.5 million in dividends payments.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The following table sets forth a summary of Sinclair’s consolidated cash flows for the years ended December 31, 2020 and 2019 (in thousands):

	Year ended December 31,
	2020	2019
Net cash provided by operating activities	185,252	477,458
Net cash used in investing activities	(113,798)	(140,295)
Net cash used in financing activities	(69,978)	(338,167)

Increase (decrease) in Cash and Cash Equivalents	1,476	(1,004)
Cash and Cash Equivalents, Beginning of Year	2,127	3,131

Cash and Cash Equivalents, End of Year	$3,603	$2,127

Net cash provided by operating activities was $185.3 million for the year ended December 31, 2020 compared to $477.5 million for the year ended December 31, 2019, a decrease of $292.2 million. Net income for the year ended December 31, 2020 was $26.9 million, a decrease of $367.9 million compared to net income of $394.8 million for the year ended December 31, 2019. Adjustments to net income consisting of depreciation and amortization, earnings of equity method investments, inclusive of distributions, loss on sale of property, plant and equipment, turnaround costs paid, and changes in assets and liabilities totaled $158.3 million for the year ended December 31, 2020, compared to $82.6 million for the same period in 2019.

Net cash used in investing activities was $113.8 million for the year ended December 31, 2020 compared to $140.3 million for the year ended December 31, 2019, a decrease of $26.5 million. For the year ended December 31, 2020, net cash used in investing activities consisted of $24.4 million investment in affiliates and $93.2 million attributable to the purchase of property, plant and equipment offset by $2.5 million from the sales of investments and $1.3 million proceeds from the sale of property, plant and equipment. For the year ended December 31, 2019, net cash used in investing activities consisted of $0.4 million attributable to the purchases of investments, $58.8 million attributable to investments in affiliates, and $81.9 million attributable to the purchase of property, plant and equipment, offset by $0.8 million proceeds from the sale of property, plant and equipment.

Net cash used in financing activities was $70.0 million for the year ended December 31, 2020 compared to net cash used for financing activities of $338.2 million for the year ended December 31, 2019, a decrease of

$268.2 million. During the year ended December 31, 2020, Sinclair’s net cash used in financing activities consisted of $0.5 million paid in dividends and $69.5 million as repayment on financing arrangement with related parties. During the year ended December 31, 2019, Sinclair’s net cash used in financing activities consisted of $338.2 million as repayment on financing arrangement with related parties.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

The following table sets forth a summary of Sinclair’s consolidated cash flows for the years ended December 31, 2019 and 2018 (in thousands):

	Year ended December 31,
	2019	2018
Net cash provided by operating activities	477,458	314,462
Net cash used in investing activities	(140,295)	(162,809)
Net cash used in financing activities	(338,167)	(150,285)

Increase (decrease) in Cash and Cash Equivalents	(1,004)	1,368
Cash and Cash Equivalents, Beginning of Year	3,131	1,763

Cash and Cash Equivalents, End of Year	$2,127	$3,131

Net cash provided by operating activities was $477.5 million for the year ended December 31, 2019 compared to $314.5 million for the year ended December 31, 2018, an increase of $163.0 million. Net income for the year ended December 31, 2019 was $394.8 million, an increase of $64.0 million compared to net income of $330.8 million for the year ended December 31, 2018. Non-cash adjustments to net income consisting of depreciation and amortization, earnings of equity method investments, inclusive of distributions, loss on sale of property, plant and equipment, turnaround costs paid, and changes in assets and liabilities totaled $82.6 million for the year ended December 31, 2019, compared to $(16.4) million for the same period in 2018.

Net cash used in investing activities was $140.3 million for the year ended December 31, 2019 compared to $162.8 million for the year ended December 31, 2018, a decrease of $22.5 million. For the year ended December 31, 2019, net cash used in investing activities consisted of $0.4 million attributable to the purchases of investments, $58.8 million investments in affiliates related to the Saddle Butte Pipeline investment, and $81.9 million attributable to the purchase of property, plant and equipment, offset by $0.8 million proceeds from the sale of property, plant and equipment. For the year ended December 31, 2018, net cash used in investing activities consisted of $2.0 million attributable to the purchases of investments, and $162.0 million attributable to the purchase of property, plant and equipment, offset by $1.2 million proceeds from the sale of property, plant and equipment.

Net cash used in financing activities was $338.2 million for the year ended December 31, 2019 compared to net cash used for financing activities of $150.3 million for the year ended December 31, 2018, an increase of $187.9 million. During the year ended December 31, 2019, Sinclair’s net cash used in financing activities consisted of $338.2 million as repayment on financing arrangement with related parties. During the year ended December 31, 2018, Sinclair’s net cash used in financing activities consisted of $150.3 million as repayment on financing arrangement with related parties.

Contractual Obligations

Sinclair HoldCo had the following contractual obligations and commitments at June 30, 2021:

Sinclair leases railcars, trucks and office space under long-term operating leases. The leases expire at various dates through 2024. Certain of the leases have options to extend the term of the lease. As of June 30, 2021, the minimum future rental commitments on non-cancelable leases with a term in excess of one year are as follows (in thousands):

Year Ending December 31,
2021	$2,272
2022	2,167
2023	1,727
2024	1,202
2025	819
Thereafter	1,794

$9,981

Sinclair has a 10-year financial commitment, which began December 2011 with UNEV Pipeline, LLC, a logistics joint venture in which Sinclair owns a 25% interest, to utilize the pipeline through product shipments and/or fees for a minimum of $7.4 million annually.

Sinclair has long-term agreements (entered in the normal course of business) with third parties for the transportation of crude oil to its refineries that expire between 2021 and 2038. These agreements require a minimum of 55,000 barrels per day at contracted rates based on the quality of the crude oil. Sinclair recorded $15.4 million and $22.6 million in costs of goods sold during the six months ended June 30, 2021 and 2020, respectively, in relation to these agreements.

Sinclair has an off-take agreement, which expires in 2024, with a refiner whereby Sinclair has agreed to purchase 45,000 to 50,000 barrels per day of gasoline and distillate products to supply Sinclair’s branded and unbranded marketing network throughout the Midwest. Sinclair recorded $602.0 million and $337.0 million in cost of goods sold during the six months ended June 30, 2021 and 2020, respectively, in relation to this off-take agreement.

Off Balance Sheet Arrangements

As of June 30, 2021, Sinclair did not have any off-balance sheet arrangements.

Critical Accounting Policies and Accounting Estimates

Sinclair’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Sinclair to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results may differ from these estimates under different assumptions or conditions. Sinclair’s significant accounting policies are described in Note 1 – “The Company, Basis of Presentation, and Summary of Significant Accounting Policies” to its audited combined consolidated financial statements for the years ended December 31, 2020, 2019 and 2018, which are included elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures About Market Risk

Sinclair enters into future contracts on the New York Mercantile Exchange and into forward purchase agreements with third parties to manage price risk on crude oil and to fix margins on certain future production which generally do not involve an exchange of product. When material, all instruments are recognized at fair value in the financial statements as either assets or liabilities, unless they satisfy the normal purchase and sales exception criteria. Sinclair records the change in fair value of the future contracts in cost of goods sold. The impact to the financial statements related to futures contracts was not material for the six months ended June 30, 2021 and 2020 or the years ended December 31, 2020, 2019 and 2018.

Sinclair’s operations are subject to hazards of petroleum processing operations, including but not limited to fire, explosion, cyberattacks and weather-related perils. Sinclair maintains various insurance coverages, including property damage and business interruption, subject to certain deductibles, retentions and insurance policy terms and conditions. Sinclair is not fully insured against certain risks because such risks are not fully insurable, coverage is unavailable, or premium costs do not justify such expenditures.

Changes and Disagreements with Accountants or Accounting and Financial Disclosure

None.

STOCK OWNERSHIP

The tables below provide information regarding the beneficial ownership of HollyFrontier Common Stock as of September 10, 2021 for:

•	each of HollyFrontier’s directors;

•	each of HollyFrontier’s named executive officers;

•	all HollyFrontier directors and executive officers as a group; and

•	each known beneficial owner of more than five percent of HollyFrontier Common Stock.

The tables below list the number of shares beneficially owned based on 162,492,047 shares of HollyFrontier Common Stock outstanding as of September 10, 2021. HollyFrontier’s directors and executive officers do not, individually or as a group, own more than 1.0% of HollyFrontier Common Stock.

Beneficial ownership of HollyFrontier Common Stock is determined in accordance with SEC rules and regulations and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of HollyFrontier Common Stock shown as beneficially owned by them. Except to the extent otherwise disclosed below, the directors and named executive officers have no shares pledged as securities nor any other rights to acquire beneficial ownership of shares.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares
Thomas G. Creery (3)	141,260
Richard L. Voliva III (2)(3)(4)	95,728
James H. Lee (1)(2)	54,458
Franklin Myers (1)	52,535
Leldon E. Echols (1)	47,943
Michael E. Rose (1)(5)	46,225
Michael C. Jennings (2)(3)	45,418
Robert J. Kostelnik (1)	43,055
Timothy Go (3)	25,970
Anne-Marie N. Ainsworth (1)	14,408
Anna C. Catalano (1)	14,408
R. Craig Knocke (1)	11,810
Bruce A. Lerner (3)	7,618
Manuel J. Fernandez (1)	6,573
All directors and executive officers as a group (15 persons) (6)	618,862

(1)

The number reported includes 59,157 shares of common stock to be issued to the non-management director upon settlement of restricted stock units, which may vest and be settled within 60 days of September 10, 2021 under certain circumstances. Until settled, the non-management director has no voting or dispositive power over the common stock underlying the restricted stock units.

(2)	Messrs. Rose, Lee, Jennings and Voliva each own common units of HEP, a subsidiary of HollyFrontier, as set forth in the following table:

Name of Beneficial Owner	Number of Units
Michael E. Rose	26,919
Michael C. Jennings	26,377

Name of Beneficial Owner	Number of Units
James H. Lee (a)(b)	23,212
Richard L. Voliva III	6,816
HFC directors and executive officers as a group (4 persons)	83,324

(a)

The number reported includes 8,809 common units to be issued to Mr. Lee upon settlement of phantom units, which may vest and be settled within 60 days of September 10, 2021 under certain circumstances. Until settled, Mr. Lee has no voting or dispositive power over the common stock underlying the phantom units.

(b)

The number reported includes 285 common units owned by Mr. Lee’s wife. Mr. Lee’s wife has the right to receive distributions from, and the proceeds from the sale of, these common units. Mr. Lee disclaims beneficial ownership of the common units held by his wife except to the extent of his pecuniary interest therein.

As of September 10, 2021, there were 105,440,201 HEP common units outstanding. Messrs. Rose, Lee, Jennings and Voliva each own less than 1 percent of the outstanding common units of HEP.

(3)

The number reported does not include unvested restricted stock units and performance share units held by the executive officers, except for Mr. Creery, it includes 13,470 shares of common stock to be issued to him upon settlement of restricted stock units and 21,730 shares of common stock to be issued to him upon settlement of performance share units, which may vest and be settled within 60 days of September 10, 2021 under certain circumstances. Until settled, the executive officers have no voting or dispositive power over the common stock underlying the restricted stock units and the performance share units.

(4)

The number reported includes 13,060 shares of common stock held by Mr. Voliva’s wife for which Mr. Voliva disclaims beneficial ownership except to the extent of his pecuniary interest therein. The number reported does not include unvested restricted stock units and performance share units held by Mr. Voliva’s wife.

(5)	The number reported includes 1,400 shares of common stock acquired by Mr. Rose pursuant to a dividend reinvestment plan.
(6)

HollyFrontier’s directors and executive officers, as a group, own less than 1 percent of HollyFrontier’s Common Stock. The number reported includes 59,157 shares of common stock to be issued to non-management directors upon settlement of restricted stock units, which may vest and be settled within 60 days of September 10, 2021 under certain circumstances and 13,471 shares of common stock to be issued to Mr. Creery upon settlement of restricted stock units and 21,730 shares of common stock to be issued to Mr. Creery upon settlement of performance share units, which may vest and be settled within 60 days of September 10, 2021 under certain circumstances. Until settled, the non-management directors and Mr. Creery have no voting or dispositive power over the common stock underlying the restricted stock units or the performance share units.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all entities and other persons known by HollyFrontier to beneficially own five percent or more of HollyFrontier’s outstanding common stock. The number of shares of common stock reported as beneficially owned by each of the entities identified below is included in reliance on reports filed with the SEC by these entities.

Name and address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
The Vanguard Group (1)	16,275,434	10.02%
TCTC Holdings, LLC (2)	12,561,896	7.73%
State Street Corporation (3)	11,625,658	7.15%
BlackRock, Inc. (4)	11,382,974	7.01%

(1)

According to a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard has sole dispositive power with respect to 15,756,585 shares, shared voting power with respect to 203,986 shares and shared dispositive power with respect to 518,849 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)

According to a Schedule 13D/A filed on February 13, 2019 by TCTC Holdings, LLC (“TCTC”) and its two wholly-owned subsidiaries Turtle Creek Trust Company, LTA (“Trust Company”) and Trust Creek Management, LLC (“Management”), (a) TCTC may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,561,896 shares, (b) Trust Company may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,510,831 shares, and (c) Management may be deemed to beneficially own and has sole voting and dispositive power with respect to 51,065 shares. Mr. Knocke is the Director of Trust Company and a Principal and non-controlling manager and member of TCTC. Mr. Knocke is not deemed to beneficially own the shares reported by TCTC because he does not have voting or dispositive power over such shares. The address for TCTC, Trust Company and Management is 3838 Oak Lawn, Suite 1650, Dallas, Texas 75219.

(3)

According to a Schedule 13G filed on February 10, 2021 by State Street Corporation (“State Street”), State Street has shared voting power with respect to 10,020,546 shares and shared dispositive power with respect to 11,624,008 shares. The address for State Street is One Lincoln Street, Boston, MA 02111.

(4)

According to a Schedule 13G/A filed on January 29, 2021 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 10,509,844 shares and sole dispositive power with respect to 11,382,974 shares. The address for Blackrock is 55 East 52nd Street, New York, New York 10055.

PRICE RANGE OF SECURITIES AND DIVIDENDS

HollyFrontier Common Stock trades on the NYSE under the symbol “HFC.” Historical market price information is publicly available. Any declaration and payment of future dividends to holders of the HollyFrontier Common Stock may be limited by the provisions of the DGCL.

Historical market price information regarding Sinclair and Sinclair NewCo is not provided because there is no public market for their respective securities. For information about distributions paid by Sinclair to its equityholders, please see the section entitled “Sinclair’s Management’s Discussion and Analysis of Financial Condiiton and Results of Operations.”

STOCKHOLDER PROPOSALS

For a stockholder proposal to be included in the Company’s proxy materials for the 2022 annual meeting of stockholders, the proposal must be received in writing by the Company at the Company’s principal executive offices by November 25, 2021, and otherwise comply with all requirements of the SEC for stockholder proposals and the Company’s By-Laws.

Notice of proposals to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in Article II, Section 2 of the Company’s By-Laws. These notices must be submitted to the Secretary of the Company at the Company’s principal executive offices. To be timely, notice of business, including nomination of a director, must be submitted not less than 90 calendar days (February 11, 2022) nor more than 120 calendar days (January 12, 2022) prior to the anniversary date of the prior year’s annual meeting of stockholders. A copy of the Company’s By-Laws may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the Special Meeting will automatically update and supersede this information. This proxy statement incorporates by reference the Company’s documents listed below (File No. 001-03876) and any future filings we make with the SEC prior to the Special Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

b.	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021;

c.

The Company’s Current Reports on Form 8-K filed on February 11, 2021, March 29, 2021, May 3, 2021, May 4, 2021 (as amended on May 5, 2021), May 14, 2021, August 3, 2021 and September 15, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

d.	The Company’s proxy statement filed on Schedule 14A dated March 25, 2021 in connection with the Company’s 2021 annual meeting of stockholders; and

e.

The description of HollyFrontier’s Common Stock contained in our registration statement on Form 8-A filed on August 20, 2004 and in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.hollyfrontier.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Vice President, Investor Relations, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, TX 75201 or to investors@hollyfrontier.com, or an oral request by calling the Company’s Investor Relations department at (214) 954-6510.

You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from the information contained in this proxy statement. This proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may also obtain copies of these reports, proxy statements and other documents on the SEC’s website at www.sec.gov.

OTHER MATTERS ARISING AT THE SPECIAL MEETING

The matters referred to in the Notice of Special Meeting and described in this proxy statement are, to the knowledge of our Board, the only matters that will be presented for consideration at the Special Meeting. If any other matters should properly come before the Special Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered accounting firm, Ernst & Young LLP, will be present at the Special Meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

EXPENSES AND SOLICITATION

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners to assist in the solicitation of proxies for the Special Meeting. For these services, the Company will pay MacKenzie Partners a base amount of $40,000 plus additional fees under certain circumstances, and will reimburse MacKenzie Partners for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of HollyFrontier’s Common Stock.

STOCKHOLDERS WITH THE SAME ADDRESS

Unless the Company has received contrary instructions, it may send a single copy of this proxy statement to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. This procedure called “householding” reduces our printing and distribution costs. Upon written or oral request by writing to Vice President, Investor Relations, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, or by telephoning 214-954-6510, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

SINCLAIR OIL CORPORATION AND SUBSIDIARIES AND CERTAIN AFFILIATES

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019, 2018 AND 2017

KPMG LLP

Suite 1500

15 W. South Temple

Salt Lake City, UT 84101

Independent Auditors’ Report

To the Stockholders and Board of Directors

of The Sinclair Companies and Subsidiaries:

We have audited the accompanying combined consolidated financial statements of Sinclair Oil Corporation and its subsidiaries and certain affiliates, which comprise the combined consolidated balance sheets as of December 31, 2019, and 2018, and the related combined consolidated statements of operations, changes in parent’s net investment, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes to the combined consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sinclair Oil Corporation and its subsidiaries and certain affiliates as of

December 31, 2019 and 2018, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2019, in accordance with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 1 to the combined consolidated financial statements, in 2019 the Company adopted a new accounting pronouncement for revenue from contracts with customers in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers. Our opinion is not modified with respect to this matter.

Emphasis of Matter

We draw attention to Note 1 to the combined consolidated financial statements, which describes the Company’s basis of presentation used in preparing the combined consolidated financial statements. Our opinion is not modified with respect to this matter.

Salt Lake City, Utah

March 31, 2020

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$2,127	$3,131
Marketable securities	2,478	2,032
Trade and other accounts receivable, net of allowance of $840 and $834	348,157	221,873
Related party receivable	19,443	—
Inventories	391,473	394,904
Prepaid expenses and other assets	7,599	5,041

Total current assets	771,277	626,981

Other Assets:
Investment in affiliates	192,647	135,013
Deferred turnaround costs (net of amortization)	151,952	198,976
Notes receivable and other noncurrent assets	31,493	31,544

Total other assets	376,092	365,533

Property, plant and equipment, at cost	2,433,818	2,342,783
Less accumulated depreciation	(1,091,970)	(993,941)

Property, plant and equipment (net)	1,341,848	1,348,842

Total Assets	$2,489,217	$2,341,356

LIABILITIES AND NET PARENT’S INVESTMENT
Current Liabilities:
Accounts payable and accrued liabilities	$434,743	$368,345
Related parties payable	—	318,724

Total current liabilities	434,743	687,069

Long Term Liabilities:
Long term liabilities	24,766	19,426

Total Liabilities	459,509	706,495

Parent’s Net Investment:
Parent’s net investment	2,029,708	1,634,861

Total Liabilities and Parent’s Net Investment	$2,489,217	$2,341,356

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Statements of Operations

(Dollars in thousands)

	Year ended December 31,
	2019	2018	2017
Revenues and Other Income:
Sales and operating revenues	$5,083,965	$4,944,195	$4,100,204
Other income (expense), net	23,606	2,930	(60)
Equity in income of affiliates	20,184	17,939	16,491

Total revenues and other income	5,127,755	4,965,064	4,116,635

Costs and Expenses:
Cost of goods sold	4,507,572	4,390,832	3,661,832
Administrative, general and selling	43,980	50,118	37,887
Depreciation and amortization	181,356	193,284	173,924

Total costs and expenses	4,732,908	4,634,234	3,873,643

Net Income	$394,847	$330,830	$242,992

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Statements of Changes in Parent’s Net Investment

(Dollars in thousands)

Total Parent’s Net Investment
Balance at December 31, 2016	$1,061,039
Net Income	242,992

Balance at December 31, 2017	1,304,031
Net Income	330,830

Balance at December 31, 2018	1,634,861
Net Income	394,847

Balance at December 31, 2019	$2,029,708

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31,
	2019	2018	2017
Cash Flows From Operating Activities:
Net income	$394,847	$330,830	$242,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181,356	193,284	173,924
Earnings of equity method investments, inclusive of distributions	1,164	1,311	(2,442)
Loss (gain) on sale of property, plant and equipment	3,142	(1,193)	1,695
Turnaround costs paid	(29,395)	(119,560)	(13,110)
Changes in assets and liabilities:
Trade accounts receivable	(126,284)	46,605	(86,140)
Inventories	3,431	(78,578)	12,149
Prepaid expenses and other assets	(2,558)	(729)	(2,253)
Notes receivable and other noncurrent assets	51	208	(354)
Accounts payable and accrued liabilities	46,364	(64,811)	126,147
Other long term liabilities	5,340	7,095	(5,968)

Net cash provided by operating activities	477,458	314,462	446,640

Cash Flows From Investing Activities:
Purchases of investments	(446)	(2,032)	—
Investment in affiliates	(58,798)	—	—
Purchase of property, plant and equipment	(81,932)	(161,978)	(99,379)
Proceeds from sale of property, plant and equipment	881	1,201	224

Net cash used in investing activities	(140,295)	(162,809)	(99,155)

Cash Flows From Financing Activities:
Repayments on financing arrangement with related party, (net)	(338,167)	(150,285)	(345,722)

Net cash used in financing activities	(338,167)	(150,285)	(345,722)
Increase (decrease) in Cash and Cash Equivalents	(1,004)	1,368	1,763
Cash and Cash Equivalents, Beginning of Year	3,131	1,763	—

Cash and Cash Equivalents, End of Year	$2,127	$3,131	$1,763

Supplemental Disclosures of Cash Flow Information
Supplemental Disclosures of Non-Cash Investing Activities:
Purchases of Property, plant and equipment included in accounts payable	$44,115	$24,081	$18,741
Assignment of notes with a related party	—	—	31,000

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

1.	The Company, Basis of Presentation, and Summary of Significant Accounting Policies

The Company

We have prepared the accompanying combined consolidated financial statements of Sinclair Oil Corporation and subsidiaries, which include the Sinclair Trucking Company, Sinclair Wyoming Refining Company, Sinclair Casper Refining Company, Sinclair Transportation Company, Sinclair Crude Company, Sinclair Logistics LLC, Sinclair Terminals, Sinclair Pipelines, Sinclair Pipeline Company LLC, Sinclair Marketing, Inc., and Sinclair Tulsa Refining Company, and certain affiliates which include Sinclair Services Company, Wyoming Renewable Diesel Company LLC, and Sinclair Golf Course, Inc., (collectively “the Company”), which comprise the combined consolidated balance sheets as of December 31, 2019 and 2018, and the related combined consolidated statements of operations, statements of changes in parent’s net investment, and statements of cash flows for the years ended December 31, 2019, 2018 and 2017. The Company is wholly owned by The Sinclair Companies (“Parent”).

The Company owns and operates various petroleum refineries, pipelines, and terminals and consolidates its financial statements.

Basis of Presentation

The combined consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles from the combined consolidated financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company. These combined consolidated financial statements have been prepared to demonstrate the Company’s combined consolidated historical financial positions results of operations, and cash flows. All intercompany balances and transactions within the Company’s combined consolidated financial statements have been eliminated. Transactions and balances between the Company and the Parent and its subsidiaries that are not included in these combined consolidated financial statements are reflected as related party balances and transactions within these financial statements. Transactions between the Company and the Parent are reflected as either contributions by, or distributions to, the Parent.

The combined consolidated financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. The combined consolidated financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on estimated hours incurred for the respective entities. These allocated costs are primarily related to corporate administrative expenses, employee related costs for corporate and shared employees. Nevertheless, the combined consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the combined consolidated results of operations, financial position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the combined consolidated historical results of operations, financial position and cash flow. Consequently, future results of operations should the Company operate separately from the Parent will include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the combined consolidated financial statements for the periods presented are not indicative of the Company’s future results of operations, financial position and cash flow.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

Parent’s net investment represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company and the Parent have been included in the accompanying combined consolidated financial statements. Parent’s net investment includes the cumulative operating results of the Company.

Related Party Transactions

The Company has a financing and cash management arrangement for all periods presented with Sinclair Finance Company, a wholly owned subsidiary of the Parent. Under this financing and cash management arrangement the Company delivers available cash, borrows, and makes repayments with Sinclair Finance throughout the year in the normal course of business. Funds on deposit with Sinclair Finance Company earn an adjusted money market rate and borrowed funds bear interest at one month LIBOR plus 1.75%. Outstanding balances are due on demand. As of December 31, 2019 and 2018, the outstanding balances are presented on the combined consolidated balance sheets as a related party receivable of $19,443 and related party payable of $318,724, respectively. The Company has recognized interest (income) expense, net under the financing and cash management arrangement of ($10,917), ($5,509) and $3,535, for the years ended December 31, 2019, 2018 and 2017 respectively in “Other income (expense), net” in the Company’s combined consolidated statements of operations.

In the normal course of business, the Company sells refined petroleum products to affiliates of the Parent. For the years ending December 31, 2019, 2018 and 2017, the Company has product sales to these affiliates in the amount of $36,719, $38,402 and $31,194, respectively.

The Company has no long-term debt under credit agreements to which it is the legal obligor. However, the Company is a guarantor to the Parent’s $750,000 line of credit which had no outstanding balance as of December 31, 2019 and 2018. The Company’s accounts receivable and inventories are subject to the Parent’s line of credit collateral. The Parent’s line of credit contains covenants that include a minimum debt service coverage ratio, maximum leverage ratio and minimum current ratio. The line of credit matures in July 2023. If a change in control were to occur, the Company would no longer have access to the Parent’s line of credit.

A summary of the significant accounting policies of the Company follows.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results may differ from such estimates.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers who are retailers or wholesalers of petroleum products throughout the Mid-West and Rocky Mountain regions. Credit is extended based on the

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

Company’s evaluation of the customer’s financial condition and in certain circumstances, collateral, such as a letter of credit, cash deposits or guarantee is required.

Marketable Securities

Investments with original maturities greater than three months are classified as marketable securities. Debt securities are accounted for as trading securities and recorded at fair value. Unrealized gains and losses of debt and equity securities are included in other income.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets recorded on the combined balance sheets are categorized based on the lowest level of inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 assets include the quoted prices for similar assets in active markets; quoted prices for identical or similar assets in non-active markets; pricing models whose inputs are observable for substantially the full term of the asset; and pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

A review of fair value hierarchy classifications is conducted on an annual basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets or liabilities, there were no changes in classification in the current or prior year.

The Company’s assessment of the significance of a particular input to fair value requires judgment and may affect the fair value of assets and their placement within the fair value hierarchy.

Fair Value of Financial Instruments

The carrying values of notes receivable approximate fair value because the stated interest rates reflect current market rates.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

Inventories

Crude oil and petroleum products inventory is determined by the last-in, first-out (LIFO) method and is valued at the lower of cost or market. Other inventories are primarily determined by the first-in, first-out (FIFO) method and are valued at the lower of cost or net realizable value.

Investment in Affiliates

The Company has investments in two pipelines, over which it has significant influence but not a controlling financial interest. Pioneer Pipeline Company, with a 49% ownership, and UNEV Pipeline Company, with a 25% ownership, are accounted for by the equity method. In 2019, the Company obtained a 32.5% ownership in Saddle Butte Pipeline for an investment of $58,798, the Company also accounts for this investment by the equity method. The Company incurred $40,196, $35,600 and $32,128 of product transportation costs and recorded $16,965, $15,637 and $15,240 of equity income from these companies in 2019, 2018 and 2017, respectively.

The Company owns 50% of one of its wholesale petroleum distributors. The distributor has an option to purchase the Company’s ownership interest prior to May 31, 2024. In 2017, the Company issued a note for $16,000 to an affiliate of the wholesale petroleum distributor (see footnote 4). The Company recognized $1,255, $679 and $973 of equity income under the equity method in 2019, 2018 and 2017, respectively. Additionally, the Company recognized $76,015, $70,023 and $45,886 of sold products and services to this wholesale petroleum distributor in 2019, 2018 and 2017, respectively.

For all other investments the Company incurred costs of $51,771, $36,912 and $27,491 for products and services and recorded $1,964, $1,623 and $278 of equity income under the equity method in 2019, 2018 and 2017, respectively.

Summary combined financial information for the investee companies is presented below:

	December 31,
	2019	2018
Balance Sheets
Current assets	$55,896	$27,735
Property, plant and equipment (net)	642,343	476,768
Other assets	11,141	7,595

Total assets	$709,380	$512,098

Current liabilities	$37,974	$16,699
Noncurrent liabilities	66,947	56,162

Total liabilities	104,921	72,861
Stockholders’ equity	604,459	439,237

Total liabilities and stockholders’ equity	$709,380	$512,098

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

	Year ended December 31,
	2019	2018	2017
Results of operations:
Sales	$210,427	$156,608	$122,688
Operating income	54,807	49,673	38,124
Net income	47,245	45,722	39,960

Notes Receivable

Notes receivable consists of loans and notes due from distributors and unrelated third parties and are reported at their principal balance plus accrued interest less allowances for uncollectibility. The Company considers financial condition, historical payment patterns and general and industry specific economic factors in determining risk and collectability. The loans bear interest at a market rate based on credit quality and are secured by various assets. The allowance, if any, is based on the Company’s regular assessment of collectability and historical collection experience. The Company will write off notes deemed uncollectable. Interest income on loans is recognized on the accrual basis over the life of the loans.

Property, Plant and Equipment

Depreciation is provided on the straight-line method for property, plant and equipment. Maintenance and repairs are expensed as incurred and substantial improvements that extend the life of the asset are capitalized.

The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the undiscounted future cash flow of an asset group to be held and used in operations is less than the carrying value, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Deferred Turnaround costs

Refinery units require regular major maintenance and repair which are commonly referred to as turnarounds. Catalysts used in certain refinery processes also require regular change-outs. The required frequency of the maintenance varies by unit and by catalyst, but generally is every two to five years. Under the deferral method, turnaround costs are deferred and amortized on a straight-line basis over the expected period until the next scheduled turnaround and are included in “Depreciation and amortization” in the Company’s combined consolidated statements of operations. Other repairs and maintenance costs are expensed when incurred. Deferred turnaround amortization expense was $76,419, $83,915 and $78,725 for the years ended December 31, 2019, 2018 and 2017, respectively.

Revenue Recognition

Our revenues are primarily generated from contracts with customers with the sale of our refined petroleum products, crude oil, natural gas and renewable diesel products. Revenues are recognized when we satisfy our performance obligation to transfer products to our customers, which typically occurs at a point in time upon shipment of the products, and for an amount that reflects the transaction price that is allocated to the performance obligation.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

Our contracts with customers state the final terms of the sale, including the description, quantity, and price for goods sold. Payment is typically due in full within ten to thirty days of delivery. The company’s commodity sales are typically based on prevailing market-based prices. Some of our contracts also contain variable consideration in the form of sales incentives to our customers, such as discounts and rebates.

We have elected to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from a customer.

We enter into certain purchase and sale arrangements with the same counterparty that are deemed to be made in contemplation of one another. We combine these transactions and present the net effect in cost of goods sold.

Other Income

Other income includes net gains and losses on investments, interest income and expense from related parties and gains and losses from sales of property, plant and equipment and other assets, unless otherwise identified on the combined consolidated statement of operations.

Renewable Fuel Identification Numbers

The Company purchases and sells renewable fuel identification numbers (RINs) to satisfy its renewable fuel standard (“RFS”) compliance. The Company records a current liability, included in accounts payable and accrued liabilities on the balance sheet, when the Company does not have sufficient quantities of RINs at year end to satisfy Environmental Protection Agency regulatory blending requirements. As of December 31, 2019, 2018 and 2017, the Company recorded a liability of $2,854, $7,905 and $49,983, respectively. The purchases and sales of RINs used for compliance is reflected in costs of goods sold on the statements of operations. For the years ended December 31, 2019, 2018 and 2017, the Company recorded $8,471, $95,897 and $145,251, respectively, as a reduction of cost of goods sold associated with the sale of RINs RFS compliance. During 2019, the Company obtained a waiver for one of its refineries of its 2018 FRS obligations and used some of the RINs to satisfy part of its 2019 obligation additional RINs were sold for $2,043, which is included in the $8,471 above. During 2018, the refineries obtained waivers of its 2017, 2015 and 2014 FRS obligations. During 2018, the returned RINs were sold during the year for $83,867, which is included in the $95,897 above. During 2017, the Company obtained a waiver of its 2016 RFS obligation, these RINs were sold during the year for $115,827, which are included in the $145,251 above. The Company does not record an asset on the balance sheet related to RINs that have not been validated and contracted.

The Company also operates a renewable diesel company located at one of its refineries. The company uses vegetable oils, such as soybean oil, as feedstock and markets the renewable diesel product to several customers. As part of the production process RINs are generated and sold separately. During 2019, 2018 and 2017, renewable RIN sales were $53,264, $8,532 and $0, respectively and are recorded as sales and operating revenues. On December 20, 2019, the Biodiesel and Renewable Diesel Mixture and Alternative Fuel Excise Tax Credit was retroactively reinstated for the years 2018 and 2019. The credit has also been extended through December 31, 2022. The Company recognized $99,118 as revenue from the Federal Credit program of which $77,872 was for 2019 and $21,246 was for 2018 fuel production. The total revenue was recorded in 2019 as sales and operating revenues.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

Income Taxes

The Company consists of wholly owned subsidiaries of the Parent. These subsidiaries are disregarded entities for income tax purposes. Income and loss flows directly to the Parent’s income tax return. The Parent has elected to be taxed as an S Corporation under the Internal Revenue Code. As an S Corporation, taxable income (loss) for federal income tax purposes, as well as for certain states, flows directly to the Parent’s stockholders.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act did not have any impact on the taxable status of the Company as disregarded entities for income tax purposes.

The Parent evaluates the Company tax positions taken in the course of the preparation of the Parent’s tax return to determine whether the tax positions will “more likely than not” be sustained by the applicable tax authority. The Parent has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions. The Parent is subject to tax examination for each of its open tax years, which extend back to 2016.

Derivative Instruments

The Company enters into future contracts on the New York Mercantile Exchange and into forward purchase agreements with third parties to manage price risk on crude oil and to fix margins on certain future production which generally do not involve an exchange of product. When material, all instruments are recognized at fair value in the financial statements as either assets or liabilities, unless they satisfy the normal purchase and sales exception criteria. The Company records the change in fair value of the future contracts in cost of goods sold. The impact to the financial statements related to futures contracts was not material for 2019, 2018 and 2017.

Adopted Accounting Pronouncement

On January 1, 2019, the Company adopted Accounting Standards Codification (ASC) Revenue from Contracts with Customers (Topic 606). Topic 606 includes a five step process by which entities recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 using the modified retrospective approach. The adoption resulted in increased disclosure but otherwise did not have a material impact on the Company’s combined consolidated financial statements. The comparative information was not adjusted and continues to be reported under ASC 605, Revenue Recognition.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

2.	Fair Value Measurements

The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2019 and 2018.

	Fair Value Measurements on a Recurring Basis as of December 31, 2019
	Level 1	Level 2	Level 3	Total
Cash equivalents
Money market funds	$1,512	$—	$—	$1,512
Marketable securities
Money market funds	509	—	—	509
Municipal bonds	—	500	—	500
Corporate bonds	—	1,469	—	1,469
Trade and other accounts receivable
Derivatives	—	1,695	—	1,695

	Fair Value Measurements on a Recurring Basis as of December 31, 2018
	Level 1	Level 2	Level 3	Total
Cash equivalents
Money market funds	$1,943	$—	$—	$1,943
Marketable securities
Money market funds	3	—	—	3
Corporate bonds	—	2,029	—	2,029
Trade and other accounts receivable
Derivatives	—	4,384	—	4,384

3.	Inventories

Inventories as of December 31, consist of the following:

	2019	2018
Crude oil and petroleum products	$374,442	$379,447
Materials and supplies	17,031	15,457

	$391,473	$394,904

At December 31, 2019 and 2018, replacement cost exceeded the LIFO cost of crude oil and petroleum products inventories by $144,141 and $91,607, respectively.

During 2019, the petroleum inventory quantities decreased. This decrease resulted in a liquidation of LIFO inventory quantities carried at a higher cost than the cost of 2019 purchases. This increased cost of goods sold and decreased net income by $8,416. During 2018, the petroleum inventory quantities increased. This increase resulted in an additional LIFO inventory layer. This decreased cost of goods sold and increased income by $12,278 in 2018. During 2017, the petroleum inventory quantities decreased. This decrease resulted in a liquidation of LIFO inventory quantities carried at a higher cost than the cost of 2017 purchases. This increased cost of goods sold and decreased net income by $2,125 in 2017.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

4.	Notes Receivable

Loans are made in the normal course of business to distributors of the Company and other third parties. The terms of the notes exceed one year and become due between 2022 and 2024 with no minimum required principal payments. The interest rates on the notes range between 4.5% to Libor plus 9.5%, with one note having an option to reduce the annual interest rate if certain annual minimum fuel volume purchases are satisfied. The Company has determined it is not necessary to record an allowance for uncollectibility as of December 31, 2019 and 2018. Long-term notes receivable as of December 31, 2019 and 2018 was $31,450 and $31,500, respectively.

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,		Depreciable Lives (Years)
	2019	2018
Refineries	$1,951,826	$1,884,590	20
Equipment and furnishings	137,742	127,538	5-15
Land	6,162	6,192
Marketing and distribution facilities	60,598	58,611	5-30
Petroleum transporting and other vehicles	20,940	21,051	5-10
Pipelines and related property	194,909	190,019	5-40
Construction-in-progress	61,641	54,782

	$2,433,818	$2,342,783
Less accumulated depreciation	(1,091,970)	(993,941)

Property, plant and equipment (net)	$1,341,848	$1,348,842

During 2019, 2018 and 2017, the Company sold property, plant and equipment for $881, $1,201 and $224, respectively and recognized a (gain) or loss of $3,142, ($1,193) and $1,695 respectively which has been recorded in other income.

Depreciation expense was $104,937, $109,369 and $95,119 for the years ended December 31, 2019, 2018 and 2017, respectively

The Company capitalized interest of $0, $0 and $1,353 in 2019, 2018 and 2017, respectively.

6.	Employee Benefit Plans

Defined Contribution Plans

The Parent has defined contribution “401(k)” plans that cover substantially all employees of the Company. Contributions are based on employees’ compensation and the Company partially matches employee contributions. The Company’s contributions to these plans were $ 9,611, $9,273 and $8,649 for 2019, 2018 and 2017, respectively.

Current and Postretirement Medical Plans

The Parent provides health insurance, life insurance and long-term disability insurance coverage through current and postretirement medical plans (the Plan) to current qualified employees as well as certain retirees

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

and other terminated employees of the Parents subsidiaries. The Plan is funded by Parent’s subsidiaries contributions to a trust account. The Parent’s subsidiaries contributes sufficient monies to meet minimum funding requirements and to pay claims. Employees are required to contribute toward certain coverage levels as determined by the Plan. The costs of the postretirement and postemployment benefits are shared by the Parent’s subsidiaries and retirees.

The Plan does not offer new early retirees age 55 to 61 post employment healthcare. Employees with at least 12 years of service may retire at age 62 to 65 and receive a cash payment equal to 50% of the company’s full premium related to the actual employees’ historical coverage since age 60 (last 36 months) prorated to age 65. The Plan offers retirees age 65 or older the Medicare Supplement Plan for $40 per covered person per month for a maximum benefit of $10,000 per covered person.

The estimated plan benefit obligation as of December 31, 2019 and 2018 was $23,228 and $18,760, respectively. The fair value of the plan assets as of December 31, 2019 and 2018 was $8,243 and $7,877, respectively. The plan assets do not include any Level 3 investments. The Company has an accrued liability of $14,985 and $10,863 at December 31, 2019 and 2018, respectively, included in other long term liabilities in the combined consolidated balance sheets related to the unfunded portion of the plan.

7.	Commitments and Contingent Liabilities

Lease Commitments

The Company leases railcars, trucks and office space under long-term operating leases. The leases expire at various dates through 2024. Certain of the leases have options to extend the term of the lease.

As of December 31, 2019, the minimum future rental commitments on non-cancelable leases with a term in excess of one year are as follows:

Year Ending December 31,
2020	$1,673
2021	1,089
2022	891
2023	674
2024	351
Thereafter	—

$4,678

The Company recorded $5,116, $4,076 and $4,505 of lease expense in 2019, 2018 and 2017, respectively, in cost of goods sold.

Environmental Issues

Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company’s commitment to a formal plan of action.

No obligations to retire petroleum refining, pipeline and terminals long-lived assets have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated retirement obligation. The Company performs periodic reviews of such assets for any changes in facts and circumstances that might require recognition of a retirement obligation.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2019, 2018, and 2017

(Dollars in Thousands)

Commitments

The Company entered into an agreement with a pipeline company that obligated the Company to pay for the transportation of Canadian sourced crude oil to Cushing, Oklahoma. This agreement was entered into with CCPS Transportation, LLC (“CCPS”) pursuant to which CCPS reconfigured an existing pipeline (“Spearhead Pipeline”). The term of the agreement is ten years from the in-service date, which occurred in 2009. Pursuant to the agreement, the Company is obligated to pay an incentive tariff, which is a fixed rate per barrel for a minimum of 8,500 barrels per day. The Company has been successful in sub-leasing this space resulting in income. The income associated with this agreement totaled $227, $696 and $4,504, for the years ended December 31, 2019, 2018 and 2017, respectively. The Company assigned and a third party assumed, the entire barrel per day obligation effective through the term of the agreement.

The Company has a 10 year financial commitment, which began December 2011 with UNEV Pipeline, LLC, a pipeline affiliate, to utilize the pipeline through product shipments and/or fees for a minimum of $7,400 annually.

The Company has long-term agreements (entered in the normal course of business) with third parties for the transportation of crude oil to its refineries that expire between 2020 and 2038. These agreements require a minimum of 55,000 barrels per day at contracted rates based on the quality of the crude oil. The Company recorded transportation cost of $38,734, $45,130 and $42,279 in 2019, 2018 and 2017, respectively, in costs of goods sold.

The Company has an off-take agreement, which expires in December 2024, with a refiner whereby the refiner has agreed to sell 45,000 to 50,000 barrels per day of gasoline and distillate products to supply Sinclair’s branded and unbranded marketing network throughout the Midwest. The Company recorded cost of $1,213,910, $1,316,347 and $1,126,308 in 2019, 2018 and 2017, respectively, in cost of goods sold.

Litigation

The Company is involved in certain litigation related to its business activities. Management does not believe that it is reasonably possible the resolution of these matters will have a material adverse effect on the Company’s financial position or results of operations. The Company settled litigation in the amount of $110, $5,670 and $135, for 2019, 2018 and 2017, respectively. Such settlements are included in administrative, general and selling expenses.

8.	Subsequent events

Subsequent events were evaluated through March 31, 2020, the date the financial statements were available to be issued.

SINCLAIR OIL CORPORATION AND SUBSIDIARIES AND CERTAIN AFFILIATES

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

KPMG LLP

Suite 1500

15 W. South Temple

Salt Lake City, UT 84101

Independent Auditors Report

To the Stockholders and Board of Directors

of The Sinclair Companies and Subsidiaries:

We have audited the accompanying combined consolidated financial statements of Sinclair Oil Corporation and Subsidiaries and Certain Affiliates, which comprise the combined consolidated balance sheets as of December 31, 2020 and 2019, and the related combined consolidated statements of operations, changes in parent’s net investment, and cash flows for the years then ended, and the related notes to the combined consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sinclair Oil Corporation and Subsidiaries and Certain Affiliates as of

December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the combined consolidated financial statements, which describes the Company’s basis of presentation used in preparing the combined consolidated financial statements. Our opinion is not modified with respect to this matter.

Salt Lake City, Utah

March 26, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$3,603	$2,127
Marketable securities	—	2,478
Trade and other accounts receivable, net of allowance of $854 and $840	215,303	348,157
Related party receivable	88,882	19,443
Inventories	475,146	391,473
Prepaid expenses and other assets	2,806	7,599

Total current assets	785,740	771,277

Long Term Assets:
Investment in affiliates	203,224	192,647
Deferred turnaround costs (net of amortization)	107,154	151,952
Notes receivable and other noncurrent assets	31,492	31,493

Total other assets	341,870	376,092

Property, plant and equipment, at cost	2,517,115	2,433,818
Less accumulated depreciation	(1,194,277)	(1,091,970)

Property, plant and equipment (net)	1,322,838	1,341,848

Total Assets	$2,450,448	$2,489,217

LIABILITIES AND PARENT’S NET INVESTMENT
Current Liabilities:
Accounts payable and accrued liabilities	$369,330	$434,743

Total current liabilities	369,330	434,743

Long Term Liabilities:
Long term liabilities	25,027	24,766

Total Liabilities	394,357	459,509

Parent’s Net Investment:
Parent’s net investment	2,056,091	2,029,708

Total Liabilities and Parent’s Net Investment	$2,450,448	$2,489,217

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Statements of Operations

(Dollars in thousands)

	Year ended December 31,
	2020	2019
Revenues and Other Income:
Sales and operating revenues	$3,331,036	$5,083,965
Other income (net)	2,739	23,606
Equity in income of affiliates	9,280	20,184

Total revenues and other income	3,343,055	5,127,755

Costs and Expenses:
Cost of goods sold	3,113,134	4,507,572
Administrative, general and selling	24,911	43,980
Depreciation and amortization	178,088	181,356

Total costs and expenses	3,316,133	4,732,908

Net Income	$26,922	$394,847

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Statements of Changes in Parent’s Net Investment

(Dollars in thousands)

Total Parent’s Net Investment
Balance at December 31, 2018	$1,634,861
Net Income	394,847

Balance at December 31, 2019	2,029,708
Dividends	(539)
Net Income	26,922

Balance at December 31, 2020	$2,056,091

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Combined Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income	$26,922	$394,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178,088	181,356
Earnings of equity method investments, inclusive of distributions	13,835	1,164
Loss on sale of property, plant and equipment	1,236	3,142
Turnaround costs paid	(23,447)	(29,395)
Changes in assets and liabilities:
Trade accounts receivable	132,854	(126,284)
Inventories	(83,673)	3,431
Prepaid expenses and other assets	4,793	(2,558)
Notes receivable and other noncurrent assets	1	51
Accounts payable and accrued liabilities	(65,618)	46,364
Long term liabilites	261	5,340

Net cash provided by operating activities	185,252	477,458

Cash Flows From Investing Activities:
Sales (Purchases) of investments (net)	2,478	(446)
Investment in affiliates	(24,412)	(58,798)
Purchase of property, plant and equipment	(93,247)	(81,932)
Proceeds from sale of property, plant and equipment	1,383	881

Net cash used in investing activities	(113,798)	(140,295)

Cash Flows From Financing Activities:
Dividends	(539)	—
Repayments on financing arrangement with related party, (net)	(69,439)	(338,167)

Net cash used in financing activities	(69,978)	(338,167)
Increase (decrease) in Cash and Cash Equivalents	1,476	(1,004)
Cash and Cash Equivalents, Beginning of Year	2,127	3,131

Cash and Cash Equivalents, End of Year	$3,603	$2,127

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$65	$607
Supplemental Disclosures of Non-Cash Investing Activities:
Purchases of Property, plant and equipment included in accounts payable	$44,320	$44,115

See accompanying notes to these combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

1.	The Company, Basis of Presentation, and Summary of Significant Accounting Policies

The Company

We have prepared the accompanying combined consolidated financial statements of Sinclair Oil Corporation and subsidiaries, which include the Sinclair Trucking Company, Sinclair Wyoming Refining Company, Sinclair Casper Refining Company, Sinclair Transportation Company, Sinclair Crude Company, Sinclair Logistics LLC, Sinclair Terminals, Sinclair Pipelines, Sinclair Pipeline Company LLC, Sinclair Marketing, Inc., and Sinclair Tulsa Refining Company, and certain affiliates which include Sinclair Services Company, Wyoming Renewable Diesel Company LLC, and Sinclair Golf Course, Inc., (collectively “the Company”), which comprise the combined consolidated balance sheets as of December 31, 2020 and 2019, and the related combined consolidated statements of operations, statements of changes in parent’s net investment, and statements of cash flows for the years then ended. The Company is wholly owned by The Sinclair Companies (“Parent”).

The Company owns and operates various petroleum refineries, pipelines, and terminals and consolidates its financial statements.

Basis of Presentation

The combined consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles from the combined consolidated financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company. These combined consolidated financial statements have been prepared to demonstrate the Company’s combined consolidated historical financial positions results of operations, and cash flows. All intercompany balances and transactions within the Company’s combined consolidated financial statements have been eliminated. Transactions and balances between the Company and the Parent and its subsidiaries that are not included in these combined consolidated financial statements are reflected as related party balances and transactions within these financial statements. Transactions between the Company and the Parent are reflected as either contributions by, or distributions to, the Parent.

The combined consolidated financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. The combined consolidated financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on estimated hours incurred for the respective entities. These allocated costs are primarily related to corporate administrative expenses, employee related costs for corporate and shared employees. Nevertheless, the combined consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the combined consolidated results of operations, financial position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the combined consolidated historical results of operations, financial position and cash flow. Consequently, future results of operations should the Company operate separately from the Parent will include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the combined consolidated financial statements for the periods presented are not indicative of the Company’s future results of operations, financial position and cash flow.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

Parent’s net investment represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company and the Parent have been included in the accompanying combined consolidated financial statements. Parent’s net investment includes the cumulative operating results of the Company.

COVID-19

The COVID-19 pandemic has negatively impacted economies, businesses, sales practices, supply chains, and consumer behavior around the world. The pandemic disrupted and negatively affected the Company’s business. The Company experienced various disruptions and impacts to the business including a reduction of both volumes and margins across its oil and gas business. The Company is unable at this time to predict the impact that COVID-19 will have on its future business, financial position and operating results in future periods due to numerous uncertainties. The Company is closely monitoring the impact of the pandemic on all aspects of its business.

Related Party Transactions

The Company has a financing and cash management arrangement for all periods presented with Sinclair Finance Company, a wholly owned subsidiary of the Parent. Under this financing and cash management arrangement the Company delivers available cash, borrows, and makes repayments with Sinclair Finance Company throughout the year in the normal course of business. Funds on deposit with Sinclair Finance Company earn an adjusted money market rate and borrowed funds bear interest at one-month LIBOR plus 1.75%. Outstanding balances are due on demand. As of December 31, 2020 and 2019, the outstanding balances are presented on the combined consolidated balance sheets as a related party receivable of $88,882 and $19,443, respectively. The Company has recognized interest income under the financing and cash management arrangement of $3,264 and $10,917, for the years ended December 31, 2020 and 2019, respectively in other income in the Company’s combined consolidated statements of operations.

In the normal course of business, the Company sells refined petroleum products to affiliates of the Parent. For the years ending December 31, 2020 and 2019, the Company has product sales to these affiliates in the amount of $33,911 and $36,719, respectively.

The Company has no long-term debt under credit agreements to which it is the legal obligor. However, the Company is a guarantor to the Parent’s $750,000 line of credit which had no outstanding balance as of December 31, 2020 and 2019. The Company’s accounts receivable and inventories are subject to the Parent’s line of credit collateral. The Parent’s line of credit contains covenants that include a minimum debt service coverage ratio, maximum leverage ratio and minimum current ratio. The line of credit matures in July 2023. If a change in control were to occur, the Company would no longer have access to the Parent’s line of credit.

A summary of the significant accounting policies of the Company follows.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results may differ from such estimates.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

Marketable Securities

Investments with original maturities greater than three months are classified as marketable securities. Debt securities are accounted for as trading securities and recorded at fair value. Unrealized gains and losses of debt securities are included in other income.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers who are retailers or wholesalers of petroleum products throughout the Mid-West and Rocky Mountain regions. Credit is extended based on the Company’s evaluation of the customer’s financial condition and in certain circumstances, collateral, such as a letter of credit, cash deposits or guarantee is required.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets recorded on the combined balance sheets are categorized based on the lowest level of inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 assets include the quoted prices for similar assets in active markets; quoted prices for identical or similar assets in non-active markets; pricing models whose inputs are observable for substantially the full term of the asset; and pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

A review of fair value hierarchy classifications is conducted on an annual basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets or liabilities, there were no changes in classification in the current or prior year.

The Company’s assessment of the significance of a particular input to fair value requires judgment and may affect the fair value of assets and their placement within the fair value hierarchy.

Fair Value of Financial Instruments

The carrying values of notes receivable approximate fair value because the stated interest rates reflect current market rates.

Inventories

Crude oil and petroleum products inventory is determined by the last-in, first-out (LIFO) method and is valued at the lower of cost or market. Other inventories are primarily determined by the first-in, first-out (FIFO) method and are valued at the lower of cost or net realizable value.

Investment in Affiliates

The Company has investments in three pipelines, over which it has significant influence but not a controlling financial interest. Pioneer Pipeline Company, with a 49% ownership and UNEV Pipeline Company, with a 25% ownership are accounted for by the equity method. In 2019, the Company obtained a 32.5% ownership in Saddle Butte Pipeline and invested $24,412 and $58,798, in 2020 and 2019, respectively, which is accounted for by the equity method. The Company incurred $44,067 and $40,196 of product transportation costs and recorded $12,912 and $16,965 of equity income from these companies in 2020 and 2019, respectively.

The Company owns 50% of one of its wholesale petroleum distributors. The distributor has an option to purchase the Company’s ownership interest prior to May 31, 2024. In 2017, the Company issued a note for $16,000 to an affiliate of the wholesale petroleum distributor (see footnote 4). The Company recognized $233 and $1,255 of equity income under the equity method in 2020 and 2019, respectively. Additionally, the Company recognized $60,263 and $76,015 of sold products and services to this wholesale petroleum distributor in 2020 and 2019, respectively.

For all other investments the Company incurred costs of $30,243 and $51,771 for products and services and recorded ($3,865) and $1,964 of equity (loss) income under the equity method in 2020 and 2019, respectively.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

Summary combined financial information for the investee companies is presented below:

	December 31,
	2020	2019
Balance Sheets
Current assets	$47,778	$55,896
Property, plant and equipment (net)	692,472	642,343
Other assets	12,793	11,141

Total assets	$753,043	$709,380

Current liabilities	$16,577	$37,974
Noncurrent liabilities	95,071	66,947

Total liabilities	111,648	104,921
Stockholders’ equity	641,395	604,459

Total liabilities and stockholders’ equity	$753,043	$709,380

	Year ended December 31,
	2020	2019
Results of operations
Sales	$348,348	$210,427
Operating income	40,455	54,807
Net income	36,819	47,245

Notes Receivable

Notes receivable consists of loans and notes due from distributors and unrelated third parties and are reported at their principal balance plus accrued interest less allowances for uncollectibility. The Company considers financial condition, historical payment patterns and general and industry specific economic factors in determining risk and collectability. The loans bear interest at a market rate based on credit quality and are secured by various assets. The allowance, if any, is based on the Company’s regular assessment of collectability and historical collection experience. The Company will write off notes deemed uncollectable. Interest income on loans is recognized on the accrual basis over the life of the loans.

Property, Plant and Equipment

Depreciation is provided on the straight-line method for property, plant and equipment. Maintenance and repairs are expensed as incurred and substantial improvements that extend the life of the asset are capitalized.

The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the undiscounted future cash flow of an asset group to be held and used in operations is less than the carrying value, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Deferred Turnaround costs

Refinery units require regular major maintenance and repair which are commonly referred to as turnarounds. Catalysts used in certain refinery processes also require regular change-outs. The required

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

frequency of the maintenance varies by unit and by catalyst, but generally is every two to five years. Under the deferral method, turnaround costs are deferred and amortized on a straight-line basis over the expected period until the next scheduled turnaround and are included in depreciation and amortization in the Company’s combined consolidated statements of operations. Other repairs and maintenance costs are expensed when incurred. Deferred turnaround amortization expense was $68,245 and $76,419 for the years ended December 31, 2020 and 2019, respectively.

Revenue Recognition

Company revenues are primarily generated from contracts with customers with the sale of our refined petroleum products, crude oil, natural gas and renewable diesel products. Revenues are recognized when we satisfy our performance obligation to transfer products to our customers, which typically occurs at a point in time upon shipment of the products, and for an amount that reflects the transaction price that is allocated to the performance obligation.

The Company contracts with customers state the final terms of the sale, including the description, quantity, and price for goods sold. Payment is typically due in full within ten to thirty days of delivery. The Company’s commodity sales are typically based on prevailing market-based prices. Some of our contracts also contain variable consideration in the form of sales incentives to our customers, such as discounts and rebates.

We have elected to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from a customer.

We enter into certain purchase and sale arrangements with the same counterparty that are deemed to be made in contemplation of one another. We combine these transactions and present the net effect in cost of goods sold.

Other Income

Other income includes net gains and losses on investments, interest income and expense from related parties and gains and losses from sales of property, plant and equipment and other assets, unless otherwise identified on the combined consolidated statement of operations.

Renewable Fuel Identification Numbers

The Company purchases and sells renewable fuel identification numbers (RINs) to satisfy its renewable fuel standard (“RFS”) compliance. The Company records a current liability, included in accounts payable and accrued liabilities on the balance sheet, when the Company does not have sufficient quantities of RINs at year end to satisfy Environmental Protection Agency regulatory blending requirements. As of December 31, 2020 and 2019, the Company recorded a liability of $32,636 and $2,854, respectively. The purchases and sales of RINs used for compliance is reflected in costs of goods sold on the statement of operations. For the years ended December 31, 2020 and 2019, the Company recorded $0 and $8,471, respectively, as a reduction of cost of goods sold associated with the sale of RINs RFS compliance. During 2019, the Company obtained a waiver of its 2018 FRS obligations for one of its refineries and used some of the RINs to satisfy part of its 2019 obligation, and sold additional RINs for $2,043, which is included in the $8,471 amounts above. The Company does not record an asset on the balance sheet related to RINs that have not been validated and contracted.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

The Company also operates a renewable diesel company located at one of its refineries. The company uses vegetable oils, such as soybean oil, as feedstock and markets the renewable diesel product to several customers. As part of the production process RINs are generated and sold separately. During 2020 and 2019 renewable RIN sales were $92,851 and $53,264, respectively and are recorded as sales and operating revenues. On December 20, 2019, the Biodiesel and Renewable Diesel Mixture and Alternative Fuel Excise Tax Credit was retroactively reinstated for the years 2018 and 2019. The credit has also been extended through December 31, 2022. The Company recognized $86,167 and $99,118 for 2020 and 2019, respectively from the Federal Credit program of which $77,872 was for 2019 and $21,246 was for 2018 fuel production. The total income was recorded in 2019 as sales and operating revenues.

Income Taxes

The Company consists of wholly owned subsidiaries of the Parent. These subsidiaries are disregarded entities for income tax purposes. Income and loss flows directly to the Parent’s income tax return. The Parent has elected to be taxed as an S Corporation under the Internal Revenue Code. As an S Corporation, taxable income (loss) for federal income tax purposes, as well as for certain states, flows directly to the Parent’s stockholders.

The Parent evaluates the Company tax positions taken in the course of the preparation of the Parent’s tax return to determine whether the tax positions will “more likely than not” be sustained by the applicable tax authority.The Parent has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions. The Parent is subject to tax examination for each of its open tax years, which extend back to 2017.

Derivative Instruments

The Company enters into future contracts on the New York Mercantile Exchange and into forward purchase agreements with third parties to manage price risk on crude oil and to fix margins on certain future production which generally do not involve an exchange of product. When material, all instruments are recognized at fair value in the financial statements as either assets or liabilities, unless they satisfy the normal purchase and sales exception criteria. The Company records the change in fair value of the future contracts in cost of goods sold. The impact to the financial statements related to futures contracts was not material for 2020 and 2019.

2.	Fair Value Measurements

The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2020 and 2019.

	Fair Value Measurements on a Recurring Basis as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash equivalents
Money market funds	$2,824	$—	$—	$2,824
Trade and other accounts receivable
Derivatives	—	3,236	—	3,236

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

	Fair Value Measurements on a Recurring Basis as of December 31, 2019
	Level 1	Level 2	Level 3	Total
Cash equivalents
Money market funds	$1,512	$—	$—	$1,512
Marketable securites
Money market funds	509	—	—	509
Municipal bonds	—	500	—	500
Corporate bonds	—	1,469	—	1,469
Trade and other accounts receivable
Derivatives	—	1,695	—	1,695

3.	Inventories

Inventories as of December 31, consist of the following:

	2020	2019
Crude oil and petroleum products	$456,191	$374,442
Materials and supplies	18,955	17,031

	$475,146	$391,473

At December 31, 2020 and 2019, replacement cost exceeded the LIFO cost of crude oil and petroleum products inventories by $22,638 and $144,141, respectively.

During 2020, the petroleum inventory quantities increased. This increase resulted in an additional LIFO inventory layer. This decreased cost of goods sold and increased net income by $23,824. During 2019, the petroleum inventory quantities decreased. This decrease resulted in a liquidation of LIFO inventory quantities carried at a higher cost than the cost of current year purchases. This increased cost of goods sold and decreased net income by $8,416.

4.	Notes Receivable

Loans are made in the normal course of business to distributors of the Company and other third parties. The terms of the notes exceed one year and become due between 2022 and 2024 with no minimum required principal payments. The interest rates on the notes range between 4.5% to Libor plus 9.5%, with one note having an option to reduce the annual interest rate if certain annual minimum fuel volume purchases are satisfied. The Company has determined it is not necessary to record an allowance for uncollectibility as of December 31, 2020 and 2019. Long-term notes receivable as of December 31, 2020 and 2019 was $31,450.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,		Depreciable Lives (Years)
	2020	2019
Refineries	$1,998,428	$1,951,826	20
Equipment and furnishings	152,152	137,742	5-15
Land	5,668	6,162
Marketing and distribution facilities	66,311	60,598	5-30
Petroleum transporting and other vehicles	21,081	20,940	5-10
Pipelines and related property	199,693	194,909	5-40
Construction-in-progress	73,782	61,641

	$2,517,115	$2,433,818
Less accumulated depreciation	(1,194,277)	(1,091,970)

Property, plant and equipment (net)	$1,322,838	$1,341,848

During 2020 and 2019, the Company sold property, plant and equipment for $1,383 and $881, respectively, and recognized a loss of $1,236 and $3,142, respectively, which has been recorded in other income.

Depreciation expense was $109,843 and $104,937 for the years ended December 31, 2020 and 2019, respectively.

The Company did not capitalize any interest in 2020 or 2019.

6.	Employee Benefit Plans

Defined Contribution Plans

The Parent has defined contribution “401(k)” plans that cover substantially all employees of the Company. Contributions are based on employees’ compensation and the Company partially matches employee contributions. The Company’s contributions to these plans were $10,197 and $9,611 for 2020 and 2019, respectively.

Current and Postretirement Medical Plans

The Parent provides health insurance, life insurance and long-term disability insurance coverage through current and postretirement medical plans (the Plan) to current qualified employees as well as certain retirees and other terminated employees of the Parent’s subsidiaries. The Plan is funded by Parent’s subsidiaries contributions to a trust account. The Parent’s subsidiaries contribute sufficient monies to meet minimum funding requirements and to pay claims. Employees are required to contribute toward certain coverage levels as determined by the Plan. The costs of the postretirement and postemployment benefits are shared by the Parent’s subsidiaries and retirees.

The Plan does not offer new early retirees age 55 to 61 post employment healthcare. Employees with at least 12 years of service may retire at age 62 to 65 and receive a cash payment equal to 50% of the company’s full premium related to the actual employees’ historical coverage since age 60 (last 36 months) prorated to age 65. The Plan offers retirees age 65 or older the Medicare Supplement Plan for a maximum benefit of $10 per covered person.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

The estimated plan benefit obligation as of December 31, 2020 and 2019 was $25,752 and $23,228, respectively. The fair value of the plan assets as of December 31, 2020 and 2019 was $6,052 and $8,243, respectively. The plan assets do not include any Level 3 investments. The Company has an accrued liability of $19,700 and $14,985 at December 31, 2020 and 2019, respectively, included in other long term liabilities in the combined consolidated balance sheets related to the unfunded portion of the plan.

7.	Commitments and Contingent Liabilities

Lease Commitments

The Company leases railcars, trucks and office space under long-term operating leases. The leases expire at various dates through 2024. Certain of the leases have options to extend the term of the lease.

As of December 31, 2020, the minimum future rental commitments on non-cancelable leases with a term in excess of one year are as follows:

Year Ending December 31,
2021	$1,879
2022	1,559
2023	1,343
2024	875
2025	170
Thereafter	—

$5,826

The Company recorded $3,612 and $5,116 of lease expense in 2020 and 2019, respectively, in cost of goods sold.

Environmental Issues

Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company’s commitment to a formal plan of action.

No obligations to retire petroleum refining, pipeline and terminals long-lived assets have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated retirement obligation. The Company performs periodic reviews of such assets for any changes in facts and circumstances that might require recognition of a retirement obligation. If the settlement dates become determinable, the associated retirement obligation could be material to the financial statements.

Commitments

The Company has a 10 year financial commitment, which began December 2011 with UNEV Pipeline, LLC, a pipeline affiliate, to utilize the pipeline through product shipments and/or fees for a minimum of $7,400 annually.

The Company has long-term agreements (entered in the normal course of business) with third parties for the transportation of crude oil to its refineries that expire between 2020 and 2038. These agreements require a minimum of 55,000 barrels per day at contracted rates based on the quality of the crude oil. The Company recorded transportation cost of $34,102 and $38,734 in 2020 and 2019, respectively, in costs of goods sold.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Combined Consolidated Financial Statements

December 31, 2020 and 2019

(Dollars in Thousands)

In October 2020, the Company entered into a one-year purchase agreement with an affiliated company to purchase a minimum of 4,500 barrels per day and recorded transportation costs of $6,511 in 2020.

The Company has an off-take agreement, which expires in 2024, with a refiner whereby the Company has agreed to purchase 45,000 to 50,000 barrels per day of gasoline and distillate products to supply Sinclair’s branded and unbranded marketing network throughout the Midwest. The Company recorded cost of $727,201 and 1,213,910 in 2020 and 2019, respectively, in cost of goods sold.

Litigation

The Company is involved in certain litigation related to its business activities. Management does not believe that it is reasonably possible the resolution of these matters will have a material adverse effect on the Company’s financial position or results of operations. The Company settled litigation in the amount of $251 and $110 for 2020 and 2019, respectively. Such settlements are included in administrative, general and selling expenses.

8.	Subsequent events

Subsequent events were evaluated through March 26, 2021, the date the financial statements were available to be issued.

SINCLAIR OIL CORPORATION AND SUBSIDIARIES AND CERTAIN AFFILIATES

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

For the quarterly period ended June 30, 2021

KPMG LLP

Suite 1500

15 W. South Temple

Salt Lake City, UT 84101

Independent Auditors’ Review Report

The Board of Directors of

The Sinclair Companies and Subsidiaries:

Report on the Financial Statements

We have reviewed the condensed combined consolidated financial statements of Sinclair Oil Corporation and Subsidiaries and Certain Affiliates, which comprise the condensed combined consolidated balance sheet as of June 30, 2021, and the related condensed combined consolidated statements of operations, and changes in parent’s net investment for the three and six-month periods ended June 30, 2021 and 2020, and cash flows for the six-month periods ended June 30, 2021 and 2020.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the condensed combined consolidated financial information referred to above for it to be in accordance with U.S. generally accepted accounting principles.

Report on Condensed Balance Sheet as of December 31, 2020

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the combined consolidated balance sheet as of December 31, 2020, and the related combined consolidated statements of operations, changes in parent’s net investment, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited combined consolidated financial statements in our report dated March 26, 2021, which included an emphasis of matter paragraph related to the Company’s basis of presentation. In our opinion, the accompanying condensed combined consolidated balance sheet of Sinclair Oil Corporation and Subsidiaries and Certain Affiliates as of December 31, 2020 is consistent, in all material respects, with the audited combined consolidated financial statements from which it has been derived.

Salt Lake City, Utah

August 25, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Condensed Combined Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$2,053	$3,603
Trade and other accounts receivable, net of allowance of $848 and $854	341,017	215,303
Related party receivable	217,096	88,882
Inventories	364,591	475,146
Prepaid expenses and other assets	1,694	2,806

Total current assets	926,451	785,740

Long Term Assets:
Investment in affiliates	199,266	203,224
Deferred turnaround costs (net of amortization)	131,302	107,154
Notes receivable and other noncurrent assets	15,491	31,492

Total other assets	346,059	341,870

Property, plant and equipment, at cost	2,588,184	2,517,115
Less accumulated depreciation	(1,249,393)	(1,194,277)

Property, plant and equipment (net)	1,338,791	1,322,838

Total Assets	$2,611,301	$2,450,448

LIABILITIES AND PARENT’S NET INVESTMENT
Current Liabilities:
Accounts payable and accrued liabilities	$528,174	$369,330

Total current liabilities	528,174	369,330

Long Term Liabilities:
Long term liabilities	23,695	25,027

Total Liabilities	551,869	394,357

Parent’s Net Investment:
Parent’s net investment	2,059,432	2,056,091

Total Liabilities and Parent’s Net Investment	$2,611,301	$2,450,448

See accompanying notes to these condensed combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Condensed Combined Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenues and Other Income:
Sales and operating revenues	$1,509,669	$618,010	$2,614,989	$1,523,633
Other income (loss), (net)	1,616	(1,540)	2,506	1,670
Equity in income of affiliates	3,423	3,028	7,192	5,763

Total revenues and other income	1,514,708	619,498	2,624,687	1,531,066

Costs and Expenses:
Cost of goods sold	1,410,347	573,110	2,522,223	1,429,270
Administrative, general and selling	6,054	11,961	12,222	16,492
Depreciation and amortization	41,973	43,297	86,901	88,126

Total costs and expenses	1,458,374	628,368	2,621,346	1,533,888

Net Income (loss)	$56,334	$(8,870)	$3,341	$(2,822)

See accompanying notes to these condensed combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Condensed Combined Consolidated Statements of Changes in Parent’s Net Investment

(Unaudited)

(Dollars in thousands)

Three Months Ended June 30,	Total Parent’s Net Investment
Balance at March 31, 2021	$2,003,098
Net lncome	56,334

Balance at June 30, 2021	$2,059,432

Balance at March 31, 2020	$2,035,217
Net loss	(8,870)

Balance at June 30, 2020	$2,026,347

Six Months Ended June 30,	Total Parent’s Net Investment
Balance at December 31, 2020	$2,056,091
Net income	3,341

Balance at June 30, 2021	$2,059,432

Balance at December 31, 2019	$2,029,708
Net Loss	(2,822)
Dividends	(539)

Balance at June 30, 2020	$2,026,347

See accompanying notes to these condensed combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Condensed Combined Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	For the six months ended June 30,
	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$3,341	$(2,822)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	86,901	88,126
Earnings of equity method investments, inclusive of distributions	1,201	2,163
Loss (Gain) on sale of property, plant and equipment	(71)	647
Turnaround costs paid	(55,283)	(8,728)
Changes in assets and liabilities:
Trade accounts receivable	(109,714)	198,178
Inventories	110,555	50
Prepaid expenses and other assets	1,112	4,504
Notes receivable and other noncurrent assets	1	1
Accounts payable and accrued liabilities	154,305	(129,416)
Long term liabilities	(1,332)	5,284

Net cash provided by operating activities	191,016	157,987

Cash Flows From Investing Activities:
Sales of investments	—	2,478
Investment in affiliates	—	(24,412)
Advances from cash management arrangement with related party, net	(128,214)	(64,492)
Distributions in excess of equity earnings	2,757	2,174
Purchase of property, plant and equipment	(67,216)	(75,240)
Proceeds from sale of property, plant and equipment	107	489

Net cash used in investing activities	(192,566)	(159,003)

Cash Flows From Financing Activities:
Dividends	—	(539)

Net cash used in financing activities	—	(539)
Decrease in Cash and Cash Equivalents	(1,550)	(1,555)
Cash and Cash Equivalents, Beginning of Period	3,603	2,127

Cash and Cash Equivalents, End of Period	$2,053	$572

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$—	$34
Supplemental Disclosures of Non-Cash Investing Activities:
Purchases of Property, plant and equipment included in accounts payable	$48,859	$10,204

See accompanying notes to these condensed combined consolidated financial statements

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

1.	The Company, Basis of Presentation, and Summary of Significant Accounting Policies

The Company

We have prepared the accompanying condensed combined consolidated financial statements of Sinclair Oil Corporation and subsidiaries, which include the Sinclair Wyoming Refining Company, Sinclair Casper Refining Company, Sinclair Transportation Company, Sinclair Crude Company, Sinclair Logistics LLC, Sinclair Trucking Company, Sinclair Terminals, Sinclair Pipelines, Sinclair Pipeline Company LLC, Sinclair Marketing, Inc., and Sinclair Tulsa Refining Company, and certain affiliates which include Sinclair Services Company, Wyoming Renewable Diesel Company LLC, and Sinclair Golf Course, Inc., (collectively “the Company”), which comprise the condensed combined consolidated balance sheets as of June 30, 2021 and December 31, 2020, and the related condensed combined consolidated statements of operations and statements of changes in parent’s net investment for the three months and six months ended June 30, 2021 and 2020, and statements of cash flows for the six months ended June 30, 2021 and 2020. The Company is wholly owned by The Sinclair Companies (“Parent”).

The Company owns and operates various petroleum refineries, pipelines, and terminals and consolidates its financial statements.

Basis of Presentation

The accompanying unaudited condensed combined consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) from the consolidated financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company to demonstrate the Company’s condensed combined consolidated historical financial position, results of operations, and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These condensed combined consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position, the results of operations, and cash flows of the Company for the periods presented. All intercompany balances and transactions within the Company’s condensed combined consolidated financial statements have been eliminated. Transactions and balances between the Company and the Parent and its subsidiaries that are not included in these condensed combined consolidated financial statements are reflected as related party balances and transactions within these financial statements. Transactions between the Company and the Parent are reflected as either contributions by, or distributions to, the Parent.

The condensed combined consolidated financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. The condensed combined consolidated financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on estimated hours incurred for the respective entities. These allocated costs are primarily related to corporate administrative expenses, employee related costs for corporate and shared employees. Nevertheless, the condensed combined consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the condensed combined consolidated results of operations, financial position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the condensed combined consolidated historical results of operations, financial position and cash flow. Consequently, future results of operations should the Company operate separately from the Parent will include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the condensed combined consolidated financial statements for the periods presented may not be indicative of the Company’s future results of operations, financial position and cash flow.

Parent’s net investment represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company and the Parent have been included in the accompanying condensed combined consolidated financial statements. Parent’s net investment includes the cumulative operating results of the Company.

Related Party Transactions

The Company has a financing and cash management arrangement for all periods presented with Sinclair Finance Company, a wholly owned subsidiary of the Parent. Under this financing and cash management arrangement the Company delivers available cash, borrows, and makes repayments with Sinclair Finance Company throughout the year in the normal course of business. Funds on deposit with Sinclair Finance Company earn an adjusted money market rate and borrowed funds bear interest at one-month LIBOR plus 1.75%. Outstanding balances are due on demand. As of June 30, 2021 and December 31, 2020, the outstanding balances are presented on the condensed combined consolidated balance sheets as a related party receivable of $217,096 and $88,882, respectively. The Company has recognized interest income under the financing and cash management arrangement of $0 and $606 for the three months ended June 30, 2021 and 2020, respectively, and $0 and $3,097 for the six months ended June 30, 2021 and 2020, respectively, in other income in the Company’s condensed combined consolidated statements of operations.

In the normal course of business, the Company sells refined petroleum products and provides terminal and transportation services of petroleum products to affiliates of the Parent. The Company has product sales to these affiliates in the amount of $18,126 and $6,984 for the three months ended June 30, 2021 and 2020, respectively, and $28,527 and $14,075, for the six months ended June 30, 2021 and 2020, respectively.

The Company has no long-term debt under credit agreements to which it is the legal obligor. However, the Company is a guarantor to the Parent’s $750,000 line of credit which had no outstanding balance as of June 30, 2021 and December 31, 2020. The Company’s accounts receivable and inventories are subject to the Parent’s line of credit collateral. The Parent’s line of credit contains covenants that include a minimum debt service coverage ratio, maximum leverage ratio and minimum current ratio. The line of credit matures in July 2023. If a change in control were to occur, the Company would no longer have access to the Parent’s line of credit.

A summary of the significant accounting policies of the Company follows.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results may differ from such estimates.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers who are retailers or wholesalers of petroleum products and who utilize the pipelines and terminals for transfer of petroleum products throughout the Mid-West and Rocky Mountain regions. Credit is extended based on the Company’s evaluation of the customer’s financial condition and in certain circumstances, collateral, such as a letter of credit, cash deposits or guarantee is required.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets recorded on the combined balance sheets are categorized based on the lowest level of inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 assets include the quoted prices for similar assets in active markets; quoted prices for identical or similar assets in non-active markets; pricing models whose inputs are observable for substantially the full term of the asset; and pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

A review of fair value hierarchy classifications is conducted on an annual basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets or liabilities, there were no changes in classification in the current or prior year.

The Company’s assessment of the significance of a particular input to fair value requires judgment and may affect the fair value of assets and their placement within the fair value hierarchy.

Fair Value of Financial Instruments

The carrying values of notes receivable approximate fair value because the stated interest rates reflect current market rates.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

Inventories

Crude oil and petroleum products inventory is determined by the last-in, first-out (LIFO) method and is valued at the lower of cost or market. Other inventories are primarily determined by the first-in, first-out (FIFO) method and are valued at the lower of cost or net realizable value. An actual valuation of inventory under the LIFO method is made at the end of each year based on the inventory levels at the time. Accordingly, interim LIFO calculations are based on management’s estimates of expected year-end inventory levels and are subject to the final year-end LIFO inventory valuation.

Investment in Affiliates

The Company has investments in three pipelines, over which it has significant influence but not a controlling financial interest. Pioneer Pipeline Company, with a 49% ownership and UNEV Pipeline Company, with a 25% ownership are accounted for by the equity method. In 2019, the Company obtained a 32.5% ownership in Saddle Butte Pipeline and invested $24,412 for the six months ended June 30, 2020, which is accounted for by the equity method. The Company incurred product transportation costs of $11,065 and $10,137 for the three months ended June 30, 2021 and 2020, respectively, and $22,622 and $21,719 for the six months ended June 30, 2021 and 2020, respectively, and recorded equity income from these companies of $3,173 and $2,715 for the three months ended June 30, 2021 and 2020, respectively, and $6,942 and $5,136 for the six months ended June 30, 2021 and 2020, respectively.

The Company owns 50% of one of its wholesale petroleum distributors. The distributor has an option to purchase the Company’s ownership interest prior to May 31, 2024. In 2017, the Company issued a note for $16,000 to an affiliate of the wholesale petroleum distributor (see footnote 4). The Company recognized equity income under the equity method of $250 and $313 for the three months ended June 30, 2021 and 2020, respectively, and $250 and $627 for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company recognized sales of products and services to this wholesale petroleum distributor of $30,926 and $10,937 for the three months ended June 30, 2021 and 2020, respectively, and $51,004 and $27,210 for the six months ended June 30, 2021 and 2020, respectively.

For all other investments the Company incurred costs for products and services of $6,426 and $6,429 for the three months ended June 30, 2021 and 2020, respectively, and $13,010 and $16,475 for the six months ended June 30, 2021 and 2020, respectively. Equity income under the equity method for the three and six months ended June 30, 2021 and 2020, was immaterial.

Notes Receivable

Notes receivable consists of loans and notes due from distributors and unrelated third parties and are reported at their principal balance plus accrued interest less allowances for uncollectibility. The Company considers financial condition, historical payment patterns and general and industry specific economic factors in determining risk and collectability. The loans bear interest at a market rate based on credit quality and are secured by various assets. The allowance, if any, is based on the Company’s regular assessment of collectability and historical collection experience. The Company will write off notes deemed uncollectable. Interest income on loans is recognized on the accrual basis over the life of the loans.

Property, Plant and Equipment

Depreciation is provided on the straight-line method for property, plant and equipment. Maintenance and repairs are expensed as incurred and substantial improvements that extend the life of the asset are capitalized.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the undiscounted future cash flow of an asset group to be held and used in operations is less than the carrying value, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Deferred Turnaround costs

Refinery units require regular major maintenance and repair which are commonly referred to as turnarounds. Catalysts used in certain refinery processes also require regular change-outs. The required frequency of the maintenance varies by unit and by catalyst, but generally is every two to five years. Under the deferral method, turnaround costs are deferred and amortized on a straight-line basis over the expected period until the next scheduled turnaround and are included in depreciation and amortization in the Company’s condensed combined consolidated statements of operations. Other repairs and maintenance costs are expensed when incurred. Deferred turnaround amortization expense was $13,962 and $15,931 for the three months ended June 30, 2021 and 2020, respectively, and $31,135 and $33,505 for the six months ended June 30, 2021 and 2020, respectively.

Revenue Recognition

Company revenues are primarily generated from contracts with customers for the sale of our refined petroleum products, crude oil, natural gas and renewable diesel products and as petroleum products are shipped through our pipelines and terminals. For the sale of our refined petroleum products, crude oil, natural gas and renewable diesel products, revenues are recognized when we satisfy our performance obligation to transfer products to our customers, which typically occurs at a point in time upon shipment of the products, and for an amount that reflects the transaction price that is allocated to the performance obligation. Revenue recognized for the pipeline transportation and terminal services are satisfied over time as the transportation and terminal storage are fulfilled, at the contractual agreed upon pricing.

The Company contracts with customers state the final terms of the sale, including the description, quantity, and price for goods sold. Payment is typically due in full within ten to thirty days of delivery. The Company’s commodity sales are typically based on prevailing market-based prices. Some of our contracts also contain variable consideration in the form of sales incentives to our customers, such as discounts and rebates.

We have elected to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from a customer.

We enter into certain purchase and sale arrangements with the same counterparty that are deemed to be made in contemplation of one another. We combine these transactions and present the net effect in cost of goods sold.

Other Income

Other income includes net gains and losses on investments, interest income and expense from related parties and gains and losses from sales of property, plant and equipment and other assets, unless otherwise identified on the condensed combined consolidated statement of operations.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

Renewable Fuel Identification Numbers

The Company purchases and sells renewable fuel identification numbers (RINs) to satisfy its renewable fuel standard (“RFS”) compliance. The Company records a current liability, included in accounts payable and accrued liabilities on the balance sheet, when the Company does not have sufficient quantities of RINs at year end to satisfy Environmental Protection Agency regulatory blending requirements. As of June 30, 2021 and December 31, 2020, the Company recorded a liability of $88,071 and $32,636, respectively. The purchases and sales of RINs used for compliance is reflected in costs of goods sold on the statement of operations. The Company does not record an asset on the balance sheet related to RINs that have not been validated and contracted.

The Company also operates a renewable diesel company located at one of its refineries. The company uses vegetable oils, such as soybean oil, as feedstock and markets the renewable diesel product to several customers. As part of the production process RINs are generated and sold separately. RIN sales were $45,167 and $23,945 for the three months ended June 30, 2021 and 2020, respectively, and $98,120 and $33,746, for the six months ended June 30, 2021 and 2020, respectively, and are recorded as sales and operating revenues. On December 20, 2019, the Biodiesel and Renewable Diesel Mixture and Alternative Fuel Excise Tax Credit was extended through December 31, 2022. The Company recognized $16,075 and $26,516 for the three months ended June 30, 2021 and 2020, respectively, and $41,874 and $39,057 for the six months ended June 30, 2021 and 2020, respectively from the Federal Credit program. The total income was recognized and recorded as sales and operating revenues.

Income Taxes

The Company consists of wholly owned subsidiaries of the Parent. These subsidiaries are disregarded entities for income tax purposes. Income and loss flows directly to the Parent’s income tax return. The Parent has elected to be taxed as an S Corporation under the Internal Revenue Code. As an S Corporation, taxable income (loss) for federal income tax purposes, as well as for certain states, flows directly to the Parent’s stockholders.

The Parent evaluates the Company tax positions taken in the course of the preparation of the Parent’s tax return to determine whether the tax positions will “more likely than not” be sustained by the applicable tax authority. The Parent has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions.

Derivative Instruments

The Company enters into future contracts on the New York Mercantile Exchange and into forward purchase agreements with third parties to manage price risk on crude oil and to fix margins on certain future production which generally do not involve an exchange of product. When material, all instruments are recognized at fair value in the financial statements as either assets or liabilities, unless they satisfy the normal purchase and sales exception criteria. The Company records the change in fair value of the future contracts in cost of goods sold. The impact to the financial statements related to futures contracts was not material for the three and six month periods ended June 30, 2021 and 2020.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

2.	Fair Value Measurements

The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020.

	Fair Value Measurements on a Recurring Basis as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Cash equivalents
Money market funds	$1,212	$—	$—	$1,212
Trade and other accounts receivable
Derivatives	—	1,971	—	1,971

	Fair Value Measurements on a Recurring Basis as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash equivalents
Money market funds	$2,824	$—	$—	$2,824
Trade and other accounts receivable
Derivatives	—	3,236	—	3,236

3.	Inventories

Inventories as of June 30, 2021 and December 31, 2020 consist of the following:

	June 30, 2021	December 31, 2020
Crude oil and petroleum products	$347,231	$456,191
Materials and supplies	17,360	18,955

	$364,591	$475,146

At June 30, 2021 and December 31, 2020, replacement cost exceeded the LIFO cost of crude oil and petroleum products inventories by $340,086 and $22,638, respectively.

4.	Notes Receivable

Loans are made in the normal course of business to distributors of the Company and other third parties. The terms of the notes exceed one year and become due between 2022 and 2024 with no minimum required principal payments. The interest rates on the notes range between 4.5% to LIBOR plus 9.5%, with one note having an option to reduce the annual interest rate if certain annual minimum fuel volume purchases are satisfied. The Company has determined it is not necessary to record an allowance for uncollectibility as of June 30, 2021 and December 31, 2020. Long-term notes receivable as of June 30, 2021 and December 31, 2020 was $15,491 and $31,492, respectively.

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	June 30, 2021	December 31, 2020	Depreciable Lives (Years)
Refineries	$2,028,311	$1,998,427	20
Equipment and furnishings	155,413	152,152	5-15
Land	5,668	5,668
Marketing and distribution facilities	68,372	66,311	5-30
Petroleum transporting and other vehicles	20,666	21,081	5-10
Pipelines and related property	200,631	199,693	5-40
Construction-in-progress	109,122	73,782

	$2,588,184	$2,517,115
Less accumulated depreciation	(1,249,393)	(1,194,277)

Property, plant and equipment (net)	$1,338,791	$1,322,838

During the six months ended June 30, 2021 and 2020, the Company sold property, plant and equipment for $107 and $489, respectively, and recognized a gain of $71 and a loss of $647, respectively, which has been recorded in other income.

Depreciation expense was $28,011 and $27,366 for the three months ended June 30, 2021 and 2020, respectively, and $55,766 and $54,621 for the six months ended June 30, 2021 and 2020, respectively.

The Company did not capitalize any interest for the three or six months ended June 30, 2021 or 2020.

6.	Employee Benefit Plans

Defined Contribution Plans

The Parent has defined contribution “401(k)” plans that cover substantially all employees of the Company. Contributions are based on employees’ compensation and the Company partially matches employee contributions. The Company’s contributions to these plans were $9,220 and $3,360 for the three months ended June 30, 2021 and 2020, respectively, and $17,389 and $9,084 for the six months ended June 30, 2021 and 2020, respectively.

Current and Postretirement Medical Plans

The Parent provides health insurance, life insurance and long-term disability insurance coverage through current and postretirement medical plans (the Plan) to current qualified employees as well as certain retirees and other terminated employees of the Parent’s subsidiaries. The Plan is funded by Parent’s subsidiaries contributions to a trust account. The Parent’s subsidiaries contribute sufficient monies to meet minimum funding requirements and to pay claims. Employees are required to contribute toward certain coverage levels as determined by the Plan. The costs of the postretirement and postemployment benefits are shared by the Parent’s subsidiaries and retirees.

The Plan does not offer new early retirees age 55 to 61 post employment healthcare. Employees with at least 12 years of service may retire at age 62 to 65 and receive a cash payment equal to 50% of the company’s full premium related to the actual employees’ historical coverage since age 60 (last 36 months) prorated to

Sinclair Oil Corporation and Subsidiaries, and Certain Affiliates

Notes to the Condensed Combined Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

age 65. The Plan offers retirees age 65 or older the Medicare Supplement Plan for a maximum benefit of $10 per covered person.

The Company has an accrued liability of $14,981 and $19,700 at June 30, 2021 and December 31, 2020, included in other long term liabilities in the condensed combined consolidated balance sheets related to the unfunded portion of the plan.

7.	Commitments and Contingent Liabilities

Environmental Issues

Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company’s commitment to a formal plan of action.

No obligations to retire petroleum refining, pipeline and terminals long-lived assets have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated retirement obligation. The Company performs periodic reviews of such assets for any changes in facts and circumstances that might require recognition of a retirement obligation. If the settlement dates become determinable, the associated retirement obligation could be material to the financial statements.

Litigation

The Company is involved in certain litigation related to its business activities. Management does not believe that it is reasonably possible the resolution of these matters will have a material adverse effect on the Company’s financial position or results of operations.

8.	Subsequent events

Subsequent events were evaluated through August 25, 2021, the date the financial statements were available to be issued.

In July 2021, the Company sold its 50% ownership in a wholesale petroleum distributor for $14,255. The Company accounted for its ownership in the distributor as an equity method investment (see note 1). The Company no longer has any ownership in the distributor.

The Parent announced on August 3, 2021 that it has entered into definitive agreements to combine substantially all of the Company’s refining, renewable diesel, and logistics assets with those of HollyFrontier Corporation (HollyFrontier) and Holly Energy Partners, L.P. (HEP), a HollyFrontier affiliated midstream master limited partnership. As part of the transaction, HollyFrontier will form a new parent company called HF Sinclair Corporation, which will replace HollyFrontier as the public company trading on the New York Stock Exchange.

Under the agreements, the Company’s branded marketing business and all related commercial activities and its refineries and related operations and assets in Casper and Sinclair, Wyoming, will combine with HollyFrontier. The Company’s logistics and storage assets, including approximately 1,200 miles of pipelines, two crude oil terminals and eight light product terminals, will combine with HEP. The transaction is expected to close mid-2022 and is subject to regulatory clearance.

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

THE SINCLAIR COMPANIES,

HIPPO HOLDING LLC,

HOLLYFRONTIER CORPORATION,

HIPPO PARENT CORPORATION,

and

HIPPO MERGER SUB, INC.

Dated as of August 2, 2021

A-i

A-ii

A-iii

ANNEX LIST

Annex A	Definitions

COMPANY DISCLOSURE SCHEDULES

Schedule 4.3	Company Non-Contravention
Schedule 4.5(b)	Company Liabilities
Schedule 4.6	Capitalization of the Company
Schedule 4.7(a)	Company Subsidiaries
Schedule 4.7(b)	Equity Ownership
Schedule 4.7(e)	Joint Venture Interests
Schedule 4.8	Absence of Changes
Schedule 4.9(a)	Sinclair Owned Real Property
Schedule 4.9(b)	Sinclair Leased Real Property
Schedule 4.9(c)	Condemnation
Schedule 4.9(e)	Sinclair Third Party Leases
Schedule 4.9(f)	Unexercised Rights of First Offer and Rights of First Refusal
Schedule 4.10	Sinclair Material Contracts
Schedule 4.11(a)	Registered Business Intellectual Property Rights
Schedule 4.12(a)	Assets of the Company Group
Schedule 4.12(b)	Sufficiency of Assets
Schedule 4.13	Compliance with Laws
Schedule 4.14	Environmental Matters
Schedule 4.15(a)	Certain Proceedings
Schedule 4.16	Permits
Schedule 4.18(a)	Company Employees
Schedule 4.18(f)	Employment Matters
Schedule 4.19(a)	Sinclair Benefit Plans
Schedule 4.20	Insurance
Schedule 4.21	Powers of Attorney
Schedule 4.22	Affiliate Transactions

PARENT DISCLOSURE SCHEDULES

Schedule 5.5(b)	Capitalization of the Parent
Schedule 5.6(a)	Parent Significant Subsidiaries
Schedule 5.6(c)	MLP Subsidiaries
Schedule 5.6(d)	Parent Equity Ownership
Schedule 5.6(e)	New Parent Ownership
Schedule 5.9	Parent Material Contracts
Schedule 5.11	Assets of the Parent Parties
Schedule 5.13	Environmental Matters

BUSINESS COMBINATION AGREEMENT SCHEDULES

Schedule 1.1(a)(i)	Knowledge of the Company
Schedule 1.1(a)(ii)	Knowledge of Parent
Schedule 1.1(b)	Permitted Encumbrances
Schedule 1.1(c)	Specified Funded Indebtedness
Schedule 1.1(d)	Retention Closing Payments
Schedule 1.1(e)	Hospitality Business
Schedule 1.1(f)	Fuel Credit Programs
Schedule 1.1(g)	Certain Legacy Assets
Schedule 1.2(m)	Excluded Sinclair Subsidiaries

A-iv

Schedule 2.6(a)	Accounting Principles
Schedule 6.6(a)	Company Conduct of Business
Schedule 6.6(b)	Parent Conduct of Business
Schedule 6.6(c)	Interim Period Actions
Schedule 6.9	Sinclair Employees
Schedule 6.9(a)	Certain Employee Titles and Positions
Schedule 6.14	Termination of Affiliate Obligations
Schedule 6.16	Use of Certain Names
Schedule 6.22(b)	Existing SRE Litigation
Schedule 6.24	Credit Support Arrangements

EXHIBIT LIST

Exhibit A	Hydrocarbon Inventory Valuation Methodologies and Procedures
Exhibit B	New Parent Certificate of Incorporation
Exhibit C	New Parent Bylaws
Exhibit D	Parent Surviving Corporation Certificate of Incorporation
Exhibit E	Transition Services Agreement
Exhibit F	Office Lease Key Terms
Exhibit G-1	Company Tax Counsel Sinclair Tax Certificate
Exhibit G-2	Company Tax Counsel Parent Tax Certificate
Exhibit G-3	Parent Tax Counsel Sinclair Tax Certificate
Exhibit G-4	Parent Tax Counsel Parent Tax Certificate

A-v

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT is made and entered into on August 2, 2021, by and among (a) The Sinclair Companies, a corporation organized under the Laws of the State of Wyoming (“Sinclair HoldCo”) and the sole member of Hippo Holding LLC, a limited liability company organized under the Laws of the State of Delaware (the “Company”), (b) the Company, (c) HollyFrontier Corporation, a corporation organized under the Laws of the State of Delaware (“Parent”), (d) Hippo Parent Corporation, a corporation and wholly owned subsidiary of Parent organized under the Laws of the State of Delaware (“New Parent”), and (e) Hippo Merger Sub, Inc., a corporation and wholly owned Subsidiary of New Parent organized under the Laws of the State of Delaware (“Parent Merger Sub” and, together with Parent and New Parent, the “Parent Parties”). Sinclair HoldCo, the Company, Parent, New Parent, and Parent Merger Sub are each referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Annex A.

RECITALS

WHEREAS, in anticipation of the Contemplated Transactions, (a) Parent has formed New Parent and (b) New Parent has formed Parent Merger Sub;

WHEREAS, contemporaneously with the execution of this Agreement, Sinclair HoldCo has undertaken or will undertake various company restructuring transactions pursuant to and as set forth in the Reorganization Agreement (the “Company Reorganization”);

WHEREAS, New Parent wishes to acquire Parent and the Company by effecting (a) a merger in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”) whereby Parent Merger Sub shall be merged with and into Parent, with Parent surviving such merger as a direct wholly owned Subsidiary of New Parent (the “Parent Merger”) and (b) immediately following the consummation of the Parent Merger, a contribution whereby Sinclair HoldCo will contribute all of the Company LLC Interests (and cash, if applicable) to New Parent in exchange for shares of New Parent, resulting in the Company becoming a direct wholly owned Subsidiary of New Parent (the “Sinclair Contribution”);

WHEREAS, the board of directors of Sinclair HoldCo has unanimously (a) determined that the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of its shareholders and Sinclair HoldCo and (b) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions;

WHEREAS, the shareholders of Sinclair HoldCo have adopted this Agreement concurrently with its execution and approved the Contemplated Transactions, and Sinclair HoldCo has delivered evidence of such approval to Parent;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously (a) determined that the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of Parent and the holders of Parent Common Stock (the “Parent Stockholders”), (b) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions and (c) recommended that the Parent Stockholders approve at the Special Meeting the issuance of the Sinclair Stock Consideration;

WHEREAS, the board of directors of New Parent (the “New Parent Board”) has unanimously (a) determined the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of Parent and New Parent and (b) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions;

WHEREAS, Parent, acting in its capacity as the sole stockholder of New Parent, will adopt this Agreement promptly following its execution (the “New Parent Stockholder Approval”);

WHEREAS, the board of directors of Parent Merger Sub has unanimously (a) determined the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of New Parent and Parent Merger Sub and (b) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions;

WHEREAS, New Parent, acting in its capacity as the sole stockholder of Parent Merger Sub, will adopt this Agreement promptly following its execution (the “Parent Merger Sub Stockholder Approval”);

WHEREAS, the consummation of the Contemplated Transactions shall occur immediately following, and is expressly conditioned upon, the consummation of the transactions contemplated by that certain Contribution Agreement, dated of even date herewith, by and among Sinclair HoldCo, Sinclair Transportation Company, a Wyoming corporation, and Holly Energy Partners, L.P., a Delaware limited partnership (the “MLP”) (the “Midstream Contribution Agreement,” and the transactions contemplated thereby, the “Midstream Contribution”); provided that, except as explicitly set forth in this Agreement, the Midstream Contribution Agreement and the Midstream Contribution shall be excluded from this Agreement and the Contemplated Transactions; and

WHEREAS, for U.S. federal income tax purposes, the relevant Parties intend to treat (a) the Parent Merger and Sinclair Contribution as integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code, (b) the Parent Merger as a “reorganization” within the meaning of Section 368(a) of the Code, and (c) this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

DEFINITIONS AND TERMS

Section 1.1 Definitions.

Unless the context otherwise requires, the capitalized terms used in this Agreement have the meanings prescribed in Annex A.

Section 1.2 Interpretation and Construction.

Unless expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

(a) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

(b) As used in this Agreement, (i) the words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, (ii) the word “including,” and words of similar import, means “including, but not limited to” and “including, without limitation,” (iii) the terms “dollars” and “$” means United States Dollars, the lawful currency of the

United States of America, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (v) the word “or” is not exclusive, (vi) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if” and (vii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity.

(c) The heading references herein and the Table of Contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(d) References to “Articles,” “Sections,” “Subsections,” “Recitals,” “Preamble,” “Annexes,” “Schedules” or “Exhibits” means the Articles, Sections, Subsections, Recitals or Preamble of, or the Annexes, Schedules or Exhibits to, this Agreement, as the case may be, except as may be otherwise specified. The Annexes, Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All terms defined in this Agreement have their defined meanings when used in any Annex, Exhibit or Schedule to this Agreement or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(e) Any information in one section or subsection of the Company Disclosure Schedules or the Parent Disclosure Schedules shall be deemed to apply to and to qualify the Section or Subsection of this Agreement to which it corresponds in number and each other Section or Subsection of this Agreement to the extent it is reasonably apparent on its face that such information is relevant to such other Section or Subsection. The disclosure of any matter in any Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed to constitute an admission by Sinclair HoldCo or the Company or the Parent Parties, as applicable, or otherwise imply, that any such matter is material or creates measures for materiality for the purposes of this Agreement.

(f) Except as otherwise specifically provided in this Agreement, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, supplemented or modified, including (i) (in the case of agreements or instruments) by written waiver or consent and (ii) (in the case of statutes) by succession of comparable successor statutes and, in each case, all attachments thereto and instruments incorporated therein.

(g) Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(h) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(i) Unless otherwise specified, all references to a specific time of day in this Agreement shall be based on Central Time on the date in question. All references to “day” or “days” mean calendar days unless specified as a “Business Day.” No action shall be required of the Parties except on a Business Day, and in the event an action is required on a day that is not a Business Day, such action shall be required to be performed on the next succeeding day that is a Business Day.

(j) With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

(k) As used in this Agreement, the term “made available” means the respective materials that were posted to the Venue data room entitled “Project Safari” to Parent or its Representatives by the Company or its Representatives at least three (3) Business Days prior to the date of this Agreement.

(l) Accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis.

(m) All references to any “member” of the Company Group refer only to the Company and the Company Subsidiaries that collectively comprise the Company Group, and, for the avoidance of doubt, do not refer to any other Person (including, for the avoidance of doubt, (i) Sinclair Transportation Company and each Person in which Sinclair Transportation Company owns, directly or indirectly, any capital stock or other equity or voting interest, and (ii) each of the Subsidiaries of Sinclair HoldCo set forth on Schedule 1.2(m)).

(n) Except as expressly provided otherwise, the representations and warranties in Article 4 that are made as of the date hereof shall be deemed to have been made after giving effect to the consummation of the Company Reorganization.

ARTICLE 2.

THE TRANSACTIONS

Section 2.1 Parent Merger.

(a) Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with Section 251(g) of the DGCL, at the Effective Time, Parent Merger Sub shall be merged with and into Parent. As a result of the Parent Merger, the separate corporate existence of Parent Merger Sub will cease, and Parent will survive and continue to exist as a Delaware corporation and direct wholly owned Subsidiary of New Parent (the entity surviving the Parent Merger, the “Parent Surviving Corporation”). To the extent relating to the Parent Merger, this Agreement shall be a plan of merger for all purposes under the DGCL.

(b) As early as practicable on the Closing Date, the Parties shall cause the Parent Merger to be consummated by filing a certificate of merger relating to the Parent Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the “Parent Certificate of Merger”). The Parent Merger shall become effective at such time at which the Parent Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such subsequent time as the Company and Parent shall agree and as shall be specified in the Parent Certificate of Merger (“Effective Time”).

(c) At the Effective Time, the effect of the Parent Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Parent and Parent Merger Sub shall vest in Parent Surviving Corporation, and all debts, liabilities and duties of Parent and Parent Merger Sub shall become the debts, liabilities and duties of Parent Surviving Corporation.

Section 2.2 Effects of the Parent Merger.

(a) General Effects. At the Effective Time, the Parent Merger shall have the effects set forth in Section 251(g) and 259(a) of the DGCL.

(b) Organizational Documents of New Parent. Prior to the Closing, Parent, as the sole stockholder of New Parent, and New Parent shall take all requisite action to cause the certificate of incorporation of New Parent (the “New Parent Certificate of Incorporation”) and the bylaws of New Parent (the “New Parent Bylaws”) in effect immediately following the Effective Time to be in the forms attached to this Agreement as Exhibit B and Exhibit C, respectively, which shall comply with the requirements of Section 251(g) of the DGCL, and, pursuant to which, the name of New Parent shall be changed, effective as of the Effective Time, to HF Sinclair Corporation.

(c) Organizational Documents of Parent Surviving Corporation. At the Effective Time, the certificate of incorporation of the Parent Surviving Corporation shall be in the form attached to this Agreement as Exhibit D (which shall comply with the requirements of Section 251(g) of the DGCL), until thereafter changed or amended as provided therein or by applicable Law. As of the Effective Time, the name of the Parent Surviving Corporation shall be HollyFrontier Corporation. At the Effective Time, the bylaws of the Parent Surviving Corporation shall be amended to read in their entirety as the bylaws of Parent Merger Sub (except that references to the name of Parent Merger Sub shall be replaced by references to the name of the Parent Surviving Corporation), until thereafter amended in accordance with applicable Law.

(d) Directors and Officers of New Parent. Prior to the Closing, Parent, as the sole stockholder of New Parent, and New Parent shall take all action necessary to elect as directors of New Parent effective as of the Effective Time the persons who are the directors of Parent immediately prior to the Effective Time, and to elect, effective one (1) Business Day following the Closing, the directors designated by Sinclair HoldCo pursuant to the Stockholders’ Agreement (the “Initial Sinclair Directors”), each to hold office in accordance with the New Parent Certificate of Incorporation and the New Parent Bylaws, and appoint the persons who are the officers of Parent immediately prior to the Effective Time as officers holding the same offices of New Parent effective as of the Effective Time, each such person to hold office in accordance with the New Parent Certificate of Incorporation and the New Parent Bylaws. Sinclair HoldCo shall provide, and shall cause the Initial Sinclair Directors to provide, the Parent Parties with such information as is reasonably requested by the Parent Parties concerning the Initial Sinclair Directors, as is required to be disclosed under applicable Law or stock exchange regulations, including the completion of the Parent’s current standard director and officer questionnaire, in each case at least ten (10) Business Days prior to the Closing Date.

(e) Directors and Officers of Parent Surviving Corporation. The directors of Parent Merger Sub immediately prior to the Effective Time shall be the directors of Parent Surviving Corporation from and after the Effective Time, each to hold office in accordance with the certificate of incorporation and the bylaws of Parent Surviving Corporation. The officers of Parent Merger Sub immediately prior to the Effective Time shall be the officers of Parent Surviving Corporation from and after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of Parent Surviving Corporation.

Section 2.3 Effect on Securities.

(a) Parent Merger and Parent Merger Sub. At the Effective Time, by virtue of the Parent Merger and without any action on the part of any Party or the holders of any securities of Parent or Parent Merger Sub:

(i) Generally. Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Parent Common Stock to be cancelled pursuant to Section 2.3(a)(iii)) shall be converted into one (1) share of validly issued, fully paid and nonassessable New Parent Common Stock. All such shares of Parent Common Stock that were issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and each certificate or certificates which immediately prior to the Effective Time represented any such shares of Parent Common Stock or book-entry shares which immediately prior to the Effective Time represented shares of Parent Common Stock shall thereafter represent the shares of New Parent Common Stock into which they converted.

(ii) Parent Merger Sub Common Stock. Each share of common stock of Parent Merger Sub issued and outstanding immediately prior to the Effective Time shall continue as one share of common stock of Parent Surviving Corporation, which, except as provided in Section 2.3(a)(iii), shall constitute the only outstanding shares of common stock of Parent Surviving Corporation.

(iii) Cancellation of Certain Parent Shares. Each share of Parent Common Stock held in the treasury of Parent, if any, immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

Section 2.4 Parent Equity Awards.

(a) Parent Restricted Stock Unit Awards. At the Effective Time, by virtue of the Parent Merger and without any action on the part of the holders thereof, each award of restricted stock units granted under a Parent Plan representing the right to receive shares of Parent Common Stock (a “Parent Restricted Stock Unit Award”) that is outstanding as of immediately prior to the Effective Time shall be assumed by New Parent and shall be converted into an award of restricted stock units representing the right to receive shares of New Parent Common Stock (a “New Parent Restricted Stock Unit Award”) with the same terms and conditions (including with respect to vesting) applicable to the corresponding Parent Restricted Stock Unit Award under the applicable Parent Plan and Parent Award Agreement as of immediately prior to the Effective Time and representing the right to receive a number of whole shares of New Parent Common Stock equal to the number of shares of Parent Common Stock subject to such Parent Restricted Stock Unit Award as of immediately prior to the Effective Time.

(b) Parent Performance Share Unit Awards. At the Effective Time, by virtue of the Parent Merger and without any action on the part of the holders thereof, each award of performance share units granted under a Parent Plan representing the right to receive shares of Parent Common Stock (a “Parent Performance Share Unit Award”) that is outstanding as of immediately prior to the Effective Time shall be assumed by New Parent and shall be converted into a performance share unit award representing the right to receive shares of New Parent Common Stock (a “New Parent PSU Award”) with the same terms and conditions (including with respect to vesting and performance conditions) applicable to the corresponding Parent Performance Share Unit Award as of immediately prior to the Effective Time and representing the right to receive, subject to the applicable level of performance attained, a number of whole shares of New Parent Common Stock equal to the number of shares of Parent Common Stock subject to such Parent Performance Share Unit Award as of immediately prior to the Effective Time; provided, however, that Parent, in its reasonable discretion, may adjust the performance conditions applicable to the New Parent PSU Awards as necessary to take into account the effects, if any, of the transactions contemplated by this Agreement.

(c) Dividend Equivalent Rights. At the Effective Time, all rights to receive dividend equivalent payments (each, a “Parent Dividend Equivalent”) granted in tandem with a corresponding Parent Restricted Stock Unit Award or Parent Performance Share Unit Award shall, by virtue of the Parent Merger and without any action on the part of the holder of any such Parent Dividend Equivalent, automatically be assumed by New Parent and converted into a right to receive a dividend equivalent payment from New Parent with respect to the corresponding New Parent Restricted Stock Unit Award or New Parent PSU Award, as applicable (each, a “New Parent Dividend Equivalent”), with substantially the same terms and conditions (including with respect to vesting and timing of payment) applicable to the corresponding Parent Dividend Equivalent under the applicable Parent Plan and Parent Award Agreement as of immediately prior to the Effective Time and representing the right to receive (i) any balance accrued but unpaid with respect to such New Parent Dividend Equivalent as of the Effective Time in respect of dividends paid by Parent in respect of the underlying Parent Restricted Stock Unit Award or New Parent PSU Award, as applicable, to which such New Parent Dividend Equivalent relates and (ii) any distributions made by New Parent from and after the Effective Time with respect to the number of shares of New Parent Common Stock subject to the corresponding New Parent Restricted Stock Unit Award or New Parent PSU Award, as applicable, to which such New Parent Dividend Equivalent relates.

(d) New Parent Actions. Parent and New Parent shall take all actions necessary to provide for the treatment of the Parent Restricted Stock Unit Awards and Parent Performance Share Unit Awards as set forth in the foregoing provisions of this Section 2.4, and New Parent shall take all actions necessary to reserve for issuance a number of shares of New Parent Common Stock in respect of New Parent Restricted Stock Unit Awards and New Parent PSU Awards assumed and converted pursuant to this Section 2.4. As of the Effective Time, New Parent shall assume the Parent Plans, including (i) all of the obligations with respect to the Parent Restricted Stock Unit Awards and Parent Performance Share Unit Awards, as assumed and converted as set forth in the foregoing provisions of this Section 2.4 and (ii) with respect to any number of shares of Parent Common Stock that remain (or may again become) available for future issuance thereunder (“Remaining Parent Plan Shares”), subject to any limitations under applicable Law or any applicable securities exchange listing requirements. As soon as practicable following the Effective Time, New Parent shall file one or more appropriate registration statement or registration statements with respect to the New Parent Restricted Stock Unit Awards and New Parent PSU Awards under this Section 2.4 and all shares of New Parent Common Stock that may be issued in connection with such New Parent Restricted Stock Unit Awards and New Parent PSU Awards and the Remaining Parent Plan Shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.

Section 2.5 Company Reorganization and Sinclair Contribution.

(a) Company Reorganization. Immediately prior to the execution of this Agreement, Sinclair HoldCo has executed and delivered the Reorganization Agreement, pursuant to which it has undertaken or will undertake various restructuring transactions. Following the date hereof, Sinclair HoldCo shall, and shall cause its Affiliates to, comply with the terms and conditions set forth in the Reorganization Agreement.

(b) Sinclair Contribution. Upon the terms and subject to the conditions set forth in this Agreement, immediately after the Effective Time, Sinclair HoldCo shall contribute to New Parent the Company LLC Interests and, if applicable, the amount of cash set forth in Section 2.5(f)(iii) and the amount of cash set forth in Section 2.5(e)(iii), which cash amount shall be subject to adjustment following the Closing pursuant to Section 2.6, in exchange for the consideration described in this Section 2.5(b) (the “Sinclair Contribution Consideration”). The aggregate consideration to be issued or paid by New Parent to Sinclair HoldCo in connection with the Sinclair Contribution shall be, as applicable, (i) a number of shares of New Parent Common Stock equal to the New Parent Base Stock Amount, less the Closing Divestiture Shares (if applicable), to the extent applicable in accordance with Section 2.5(f) (the “Sinclair Stock Consideration”) and (ii) the amount of cash set forth in Section 2.5(e)(ii), which cash amount shall be subject to adjustment following the Closing pursuant to Section 2.6.

(c) Equitable Adjustment. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Sinclair Stock Consideration shall be equitably adjusted to proportionally reflect such change.

(d) Pre-Closing Statement; Payoff Letters. At least three (3) Business Days prior to the Closing Date, Sinclair HoldCo shall deliver to Parent a statement (the “Pre-Closing Statement”) setting forth its good faith estimates of the (i)(A) Closing Working Capital (the “Estimated Closing Working Capital”), (B) Closing Cash (the “Estimated Closing Cash”), (C) Closing Hydrocarbon Inventory Amount (the “Estimated Closing Hydrocarbon Inventory Amount”), (D) Closing Blenders Tax Credits (the “Estimated Blenders Tax Credits”), (E) Closing RINs Adjustment (the “Estimated Closing RINs Adjustment”), and (F) Closing Indebtedness (the “Estimated Closing Indebtedness”), in each case, determined in accordance with the accounting principles set forth on Schedule 2.6(a) and in a format consistent with the illustrative calculation on Schedule 2.6(a), which assumes a Closing Date of December 31, 2020, and this Agreement and (ii) the Estimated Adjustment Payment resulting from such estimates. At least three (3) Business Days prior to the Closing Date, Sinclair HoldCo shall deliver to Parent substantially final payoff letters for the Specified Funded Indebtedness (the “Payoff Letters”), which Payoff Letters shall authorize the release of all Encumbrances securing such Specified Funded Indebtedness upon payment of the applicable portion of the Indebtedness Payoff Amount in full at or prior to the Closing.

(e) Pre-Closing Cash Distribution, Issuance of Sinclair Stock Consideration and Payment of Estimated Adjustment Payment.

(i) At Closing, New Parent shall deliver to Sinclair HoldCo the Sinclair Stock Consideration, in book-entry form or, if requested by Sinclair HoldCo, certificates of the New Parent Common Stock representing the Sinclair Stock Consideration bearing the Transfer Legend.

(ii) If the Estimated Adjustment Payment is positive:

(A) prior to Closing, the Company shall distribute to Sinclair HoldCo an amount of cash equal to the lesser of (i) the Estimated Closing Cash and (ii) the Estimated Adjustment Payment; and

(B) at Closing, New Parent shall pay to Sinclair HoldCo, by wire transfer of immediately available funds to an account designated by Sinclair HoldCo at least three (3) Business Days prior to the Closing Date, an amount of cash equal to the excess, if any, of the Estimated Adjustment Payment over the amount distributed to Sinclair HoldCo pursuant to Section 2.5(e)(ii)(A).

(iii) If the Estimated Adjustment Payment is negative, Sinclair HoldCo shall pay to New Parent at Closing, by wire transfer of immediately available funds to an account designated by New Parent at least three (3) Business Days prior to the Closing Date, an amount of cash equal to the absolute value of the Estimated Adjustment Payment.

(f) In the event of a Woods Cross Refinery Divestiture Action, Sinclair HoldCo shall satisfy the Sinclair Divestiture Portion in accordance with this Section 2.5(f). Promptly following the date that the applicable Parent Entity enters into definitive agreements contemplating the Woods Cross Refinery Divestiture Action, but no later than ten (10) Business Days prior to the Closing Date, Parent shall deliver a written notice (the “Woods Cross Divestiture Notice”) to Sinclair HoldCo, which notice shall set forth the Woods Cross Divestiture Proceeds and, in the event the Woods Cross Divestiture Proceeds include (i) any non-cash consideration or (ii) any delayed, deferred or contingent consideration (other than customary post-closing adjustments for inventory and working capital) (collectively, “Other Consideration”), Parent’s good faith estimate of the fair market value of the Other Consideration, taking into account, in the case of clause (ii), the timing and likelihood of payment of such Other Consideration and such notice shall include in reasonable detail the basis for Parent’s calculation of such fair market value.

(i) In the event the Woods Cross Divestiture Proceeds consist solely of cash payable at the closing of the Woods Cross Refinery Divestiture Action and do not include any Other Consideration, then, no later than five (5) Business Days following Sinclair HoldCo’s receipt of the Woods Cross Divestiture Notice, Sinclair HoldCo shall deliver a written notice to Parent specifying its election to satisfy the Sinclair Divestiture Portion at the Closing by either (x) New Parent reducing the number of shares of New Parent Common Stock to be issued to Sinclair HoldCo at the Closing pursuant to Section 2.5(b) by the Closing Divestiture Shares, or (y) the payment by Sinclair HoldCo to New Parent of an amount of cash equal to the Sinclair Divestiture Portion. If Sinclair HoldCo makes the election provided in Section 2.5(f)(i)(x), New Parent shall reduce the number of shares of New Parent Common Stock to be issued at the Closing pursuant to Section 2.5(b) by the Closing Divestiture Shares.

(ii) In the event the Woods Cross Divestiture Proceeds include any Other Consideration, then Sinclair HoldCo may, within five (5) Business Days after the Woods Cross Divestiture Notice has been received by Sinclair HoldCo, dispute the fair market value of the Other Consideration contained therein by delivery of a written notice to New Parent. Upon the delivery of such dispute notice to New Parent, Sinclair Holdco and New Parent shall, during the ten (10) Business Days following the date of delivery of such dispute notice, negotiate in good faith to resolve the dispute. If Sinclair HoldCo and New Parent cannot reach agreement as to the fair market value of the Other Consideration during such period, Sinclair HoldCo and New Parent shall refer such matter to a mutually agreed upon nationally recognized investment bank, or if Sinclair HoldCo and New Parent are unable to mutually agree upon an investment bank, to an investment bank selected by the Houston office of the American Arbitration Association. The investment bank’s determination of the fair market value of the Other Consideration shall be final and binding upon the Parties and the fee of the investment banking firm shall be split equally between New Parent and Sinclair HoldCo.

(A) In the event that Sinclair HoldCo does not elect to dispute the fair market value of the Other Consideration set forth in the Woods Cross Divestiture Notice, then, no later than five (5) Business Days following the delivery of the Woods Cross Divestiture Notice, Sinclair HoldCo shall deliver a written notice to Parent specifying its election to satisfy the Sinclair Divestiture Portion at the Closing by either (x) New Parent reducing the number of shares of New Parent Common Stock to be issued to Sinclair HoldCo at the Closing pursuant to Section 2.5(b) by the Closing Divestiture Shares, or (y) the payment by Sinclair HoldCo to New Parent of an amount of cash equal to the Sinclair Divestiture Portion. If Sinclair HoldCo makes the election provided in Section 2.5(f)(ii)(A)(x), New Parent shall reduce the number of shares of New Parent Common Stock to be issued at the Closing pursuant to Section 2.5(b) by the Closing Divestiture Shares.

(B) In the event that Sinclair HoldCo elects to dispute the fair market value of the Other Consideration set forth in the Woods Cross Divestiture Notice, then, no later than five (5) Business Days following the final determination of the fair market value of the Other Consideration, Sinclair HoldCo shall deliver a written notice to New Parent specifying its election to satisfy the Sinclair Divestiture Portion by either (x) Sinclair HoldCo forfeiting the Divestiture Shares to New Parent or (y) the payment by Sinclair HoldCo to New Parent of an amount of cash equal to the Sinclair Divestiture Portion. If Sinclair HoldCo makes the election provided in Section 2.5(f)(ii)(B)(x), Sinclair Holdco shall forfeit to New Parent a number of shares of New Parent Stock equal to the Post-Closing Divestiture Shares.

(iii) If Sinclair HoldCo makes the election provided in Section 2.5(f)(i)(y) or Section 2.5(f)(ii)(A)(y), Sinclair HoldCo shall pay at the Closing, by wire transfer of immediately available funds, to an account designated by New Parent, an amount of cash equal to the Sinclair Divestiture Portion. If Sinclair HoldCo makes the election provided in Section 2.5(f)(ii)(B)(y), Sinclair HoldCo shall pay, no later than ten (10) days following the date of the final determination of the fair market value of the Other Consideration, by wire transfer of immediately available funds, to an account designated by New Parent, an amount of cash equal to the Sinclair Divestiture Portion. For purposes of this Section 2.5(f):

(iv) “Sinclair Divestiture Portion” means an amount equal to (A)(I) $500 million minus (II) the Woods Cross Divestiture Proceeds, multiplied by (B) 0.3170;

(v) “Closing Divestiture Shares” means a number of whole shares of New Parent Common Stock (rounded to the nearest share) equal to (A) the Sinclair Divestiture Portion, divided by (B) the Share Price as of the Closing Date;

(vi) “Post-Closing Divestiture Shares” means a number of whole shares of New Parent Common Stock (rounded to the nearest share) equal to (A) the Sinclair Divestiture Portion, divided by (B) the Share Price as of the date of the final determination of the fair market value of the Other Consideration; and

(vii) “Woods Cross Divestiture Proceeds” shall mean the base purchase price for Parent’s rights, title and interest in the Woods Cross Refinery Assets set forth in the definitive agreements contemplating the Woods Cross Refinery Divestiture Action, which purchase price shall be calculated on a cash-free, debt-free basis and shall include a normalized amount of inventory and net working capital (defined as current assets minus current liabilities) based on monthly historical averages for the twenty-four (24) month period preceding the date of the definitive agreement contemplating the Woods Cross Refinery Divestiture Action. In the event that the purchase price does not include inventory or net working capital assumptions consistent with the prior sentence, then a deemed value of inventory and net working capital determined by New Parent in good faith, acting reasonably, shall be added to the Woods Cross Divestiture Proceeds based on the monthly average of inventory and net working capital for the twenty-four (24) month period preceding the date of the definitive agreement contemplating the Woods Cross Refinery Divestiture Action for purposes of determining the Sinclair Divestiture Portion.

(g) Withholding. New Parent and each of its Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement or any other Transaction Documents such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of local, state, federal, or foreign Tax Law; provided, however, New Parent shall use reasonable best efforts to (i) notify Sinclair HoldCo of its intent to withhold any amounts under this Section 2.5(g) at least five (5) Business Days before Closing, (ii) provide Sinclair HoldCo with a reasonable opportunity to establish an exemption or other basis for reducing or eliminating such withholding tax and (iii) cooperate with Sinclair HoldCo to mitigate or reduce any such withholding taxes. To the extent that amounts are so deducted or withheld by New Parent or such Affiliate and paid over to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement or other applicable Transaction Document as having been paid to the Person in respect of which such deduction and withholding was made by New Parent or such Affiliate.

Section 2.6 Closing Accounting Adjustment.

(a) As promptly as practicable, but no later than ninety (90) days after the Closing Date, New Parent shall prepare and deliver to Sinclair HoldCo its calculation of the (i) Closing Working Capital, (ii) Closing Cash, (iii) with respect to each item of Hydrocarbon Inventory, the Applicable Hydrocarbon Inventory Amount, determined in accordance with the procedures set forth in Exhibit A accompanied by the petroleum inspection company’s report referenced in Exhibit A and other reasonable supporting documentation for such calculations, (iv) Closing Blenders Tax Credits, (v) with respect to each type of RIN, the Applicable RINs Amount and the Applicable RINs Obligation, and (vi) Closing Indebtedness, and (vii) the resulting Closing Adjustment Amount (such calculation, the “Closing Accounting Statement”) and the work papers supporting such calculation. The Closing Accounting Statement shall be unaudited and prepared in accordance with the accounting principles set forth on Schedule 2.6(a) and in a format consistent with the illustrative calculation on Schedule 2.6(a), which assumes a Closing Date of December 31, 2020; provided, however, that the Closing Accounting Statement shall not take into account the Contemplated Transactions. From and after the Closing until the date on which the Final Closing Working Capital, Final Closing Cash, Final Closing Hydrocarbon Inventory Amount, Final Closing Blenders Tax Credits, Final Closing RINs Adjustment and Final Closing Indebtedness are finally determined in accordance with this Section 2.6, New Parent shall not take any action with respect to the accounting books and records of the Company relating to the pre-closing period, or the items reflected thereon, on which the Closing Accounting Statement is to be based, that is inconsistent with the accounting principles set forth on Schedule 2.6(a). New Parent and Sinclair HoldCo shall cooperate and assist in the preparation of the Closing Accounting Statement and the calculation of the items listed in the foregoing clauses (i) through (vi) and in the conduct of the review referred to in this Section 2.6, and New Parent shall afford, and shall cause the Company and the Company Subsidiaries to afford, to Sinclair HoldCo and any accountants, counsel or financial advisors retained by Sinclair HoldCo, reasonable access to the books, personnel, Representatives (including the Company’s accountants) and records of the Company and the Company Subsidiaries to the extent reasonably necessary for Sinclair HoldCo to review the Closing Accounting Statement; provided, that, any cooperation and assistance provided by New Parent, the Company or any Company Subsidiaries shall be upon reasonable prior notice by Sinclair HoldCo and shall be during regular business hours and in a manner that does not interfere with the normal business or operations of New Parent or its Affiliates.

(b) Sinclair HoldCo may, within 30 days after the Closing Accounting Statement has been received by Sinclair HoldCo, dispute any of the amounts reflected on the line items of the Closing Accounting Statement (each, a “Disputed Item”); provided, however, that in each case Sinclair HoldCo shall notify New Parent in writing of each Disputed Item and specify in reasonable detail the amount in dispute and the basis therefor. To the extent Sinclair HoldCo does not notify New Parent in writing that a certain line item of the Closing Accounting Statement is a Disputed Item within 30 days after the Closing Accounting Statement has been received by Sinclair HoldCo, such item shall become final and binding for the purposes of determining the (i) Final Closing Working Capital, (ii) Final Closing Cash, (iii) Final Closing Hydrocarbon Inventory Amount, (iv) Final Closing Blenders Tax Credits, (v) Final Closing RINs Adjustment, (vi) Final Closing Indebtedness, and (iv) the resulting Closing Adjustment Amount.

(c) If a notice of Disputed Item(s) shall be timely delivered pursuant to Section 2.6(b), then Sinclair HoldCo and New Parent shall, during the 20 Business Days following the date of such delivery (the “Resolution Period”), negotiate in good faith to resolve the Disputed Item(s). If, during the Resolution Period, Sinclair HoldCo and New Parent reach an agreement with respect to any or all Disputed Item(s), such agreement shall be evidenced in writing and the Closing Accounting Statement (as revised pursuant to such written agreement) shall become final and binding on the date of such agreement, with respect to each such agreed Disputed Item. If, during the Resolution Period, Sinclair HoldCo and New Parent cannot reach agreement on a Disputed Item, then Sinclair HoldCo and New Parent shall refer all remaining unresolved Disputed Items to Deloitte Touche Tohmatsu Limited (the “Independent Accountant”). If Deloitte Touche Tohmatsu Limited does not agree to serve as the Independent Accountant within 10 days after written request from Sinclair HoldCo and New Parent to serve, then Sinclair HoldCo and New Parent will mutually select and engage an alternative independent nationally recognized accounting firm, or if Sinclair HoldCo and New Parent are unable to agree upon such firm or such firm declines to serve as the Independent Accountant, then Sinclair HoldCo or New Parent may request that the Houston office of the American Arbitration Association select the Independent Accountant, and Sinclair HoldCo and New Parent will engage such Independent Accountant selected by the American Arbitration Association. Sinclair HoldCo and New Parent shall cooperate with the Independent Accountant and promptly provide all documents and information requested by the Independent Accountant in connection with its determination with respect to the Disputed Item(s). The Independent Accountant shall review this Agreement and the Disputed Item(s) for the sole purposes of calculating the Disputed Item(s) and the resulting Closing Adjustment Amount, and in each case, in accordance with the accounting principles set forth on Schedule 2.6(a) and the terms of this Agreement, and shall make a determination, acting as an expert and not as an arbitrator, of each Disputed Item within 30 days after its engagement, which determination shall be made in accordance with the rules in this Section 2.6. With respect to each Disputed Item, the Independent Accountant shall select and adopt, without modification, only from the final offer of either Sinclair HoldCo or New Parent in making its determination. The Independent Accountant shall deliver to Sinclair HoldCo and New Parent, within such 30 day period, a report specifying (A) its final determination of the Closing Working Capital, Closing Cash, with respect to each item of Hydrocarbon Inventory, the Applicable Hydrocarbon Inventory Amount, Closing Blenders Tax Credits, with respect to each type of RIN, the Applicable RINs Amount and the Applicable RINs Obligation, and Closing Indebtedness, (B) the resulting Closing Adjustment Amount, (C) its adjustments, if any, to the Closing Accounting Statement in connection with the items listed in the foregoing clauses (A) and (B), and (D) the calculations supporting such determinations and adjustments in the foregoing clauses (A), (B), and (C). Such report shall, absent manifest error, be final, conclusive and binding on the Parties. Each of the Closing Working Capital, Closing Cash, Closing Hydrocarbon Inventory Amount, Closing Blenders Tax Credits, Closing RINs Adjustment and Closing Indebtedness, as finally determined pursuant to this Section 2.6, is referred to herein as the “Final Closing Working Capital,” “Final Closing Cash,” “Final Closing Hydrocarbon Inventory Amount,” “Final Closing Blenders Tax Credits,” “Final Closing RINs Adjustment,” and “Final Closing Indebtedness,” as applicable. The Independent Accountant shall determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the Disputed Items as originally submitted to the Independent Accountant. For example, should the Disputed Items amount to $1,000 and the Independent Accountant awards $600 in favor of Sinclair HoldCo’s position, sixty percent (60%) of the costs of its review would be borne by New Parent and forty percent (40%) of the costs would be borne by Sinclair HoldCo. Any dispute arising under this Section 2.6 regarding the Independent Accountant’s determination of each Disputed Item, including enforcement of the determination by the Independent Accountant, must be resolved pursuant to Section 10.11. After the Closing Accounting Statement has become final and binding on the Parties in accordance with the terms of this Section 2.6, the following payments shall be made:

(i) If the Closing Adjustment Amount is positive, then New Parent shall pay to Sinclair HoldCo, within three Business Days after the determination of the Closing Adjustment Amount, by wire transfer of immediately available funds to the account or accounts designated in writing by Sinclair HoldCo, an amount of cash equal to the Closing Adjustment Amount.

(ii) If the Closing Adjustment Amount is negative, then Sinclair HoldCo shall pay to New Parent, within three Business Days after the determination of the Closing Adjustment Amount, by wire transfer of immediately available funds to the account or accounts designated in writing by New Parent, an amount of cash equal to the absolute value of the Closing Adjustment Amount.

(iii) Upon payment of all of the amounts provided in this Section 2.6(c), none of the Parties may make or assert any claim under this Section 2.6 for any matter included in the Final Closing Working Capital, Final Closing Cash, Final Closing Hydrocarbon Inventory Amount, Final Closing Blenders Tax Credits, Final Closing RINs Adjustment or Final Closing Indebtedness or the resulting Closing Adjustment Amount.

(d) For U.S. federal income Tax purposes, any Closing Adjustment Amount paid by New Parent to Sinclair HoldCo pursuant to Section 2.6(c)(i) will be treated as the receipt of property other than New Parent stock by Sinclair HoldCo in a transaction described in Section 351 of the Code, and any Closing Adjustment Amount or Sinclair Divestiture Portion paid by Sinclair HoldCo to New Parent pursuant to Section 2.6(c)(ii) or the first sentence of Section 2.5(f)(iii), respectively, will be treated as an additional amount contributed by Sinclair HoldCo to New Parent as part of the Sinclair Contribution in a transaction described in Section 351 of the Code, in each case except to the extent otherwise required pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or a change in applicable Law after the date hereof.

(e) Prior to the Closing, Sinclair HoldCo shall cause the applicable members of the Company Group to assign to Sinclair HoldCo or its designated Affiliate without recourse (i) any account receivable that is individually in excess of $2,000,000, to the extent such account receivable will be excluded from Current Assets for purposes of this Section 2.6, and (ii) the Puri Note. At the Closing, Sinclair HoldCo shall cause the Stinker Stores Note to be owned by and payable to a member of the Company Group to the extent such note is not fully repaid prior to the Closing. If the Stinker Stores Note is repaid (in full or in-part) prior to the Closing, all amounts received in connection with such repayment shall be retained by a member of the Company Group at the Closing, and all such amounts shall be excluded from Closing Cash and Current Assets for all purposes of this Agreement.

(f) If the statutory standards described in the definition of “Applicable RINS Obligations” are amended, modified or otherwise changed prior to or following the Closing Date with respect to the year in which the Closing occurs, the Parties will take all appropriate actions to adjust any payments to be made or true-up any payments previously made in respect of such Applicable RINs Obligation pursuant to this Agreement, as if such standards had applied as of the Closing Date.

ARTICLE 3.

CLOSING

Section 3.1 Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Vinson & Elkins L.L.P., in Houston, Texas at 10:00 a.m. local time, on the date that is two Business Days following the satisfaction (or, to the extent permitted, waiver by the Party entitled to the benefits thereof) of all the conditions in Article 7 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at or prior to the Closing), or at such other time(s) and place(s) as Sinclair HoldCo and Parent may mutually agree in writing; provided, however, that if such second Business Day is not the first Business Day of a calendar month, then the Closing Date shall be the first Business Day of the calendar month following the month in which such second Business Day occurs; provided, further, that, for accounting purposes and for purposes of any determinations regarding any item on the Pre-Closing Statement or Closing Accounting Statement, the Closing shall be deemed to have occurred at the Adjustment Time. The date on which the Closing occurs is referenced herein as the “Closing Date.” All of the actions to be taken and documents to be executed and delivered at the Closing shall be deemed to be taken, executed and delivered simultaneously, and no such action, execution or delivery shall be effective until all are complete, except as specifically provided herein.

Section 3.2 Closing; Deliveries.

(a) At or prior to the Closing, the Company shall deliver or cause to be delivered:

(i) to New Parent, duly executed resignations of each of the directors and officers of each member of the Company Group that are designated by Parent prior to the Closing in a written notice delivered to the Company no less than five (5) Business Days prior to the Closing Date, effective as of the Closing;

(ii) to the applicable Persons set forth on Schedule 1.1(d), the payments pursuant to the retention plan set forth on Schedule 1.1(d) (collectively, the “Retention Closing Payments”);

(iii) duly executed copies of the final Payoff Letters and other documentation, in form and substance reasonably satisfactory to New Parent, evidencing the payment in full of the Indebtedness Payoff Amount on or before the Adjustment Time and the release of all Encumbrances on any of the equity or assets of the Downstream Business or any member of the Company Group securing the Specified Funded Indebtedness; and

(iv) any other certificates and/or documents required by this Agreement to be delivered by the Company in connection with the Closing.

(b) At or prior to the Closing, New Parent shall deliver or cause to be delivered to Sinclair HoldCo:

(i) the Sinclair Stock Consideration pursuant to Section 2.5;

(ii) if applicable, the payment of an amount in cash equal to the Estimated Adjustment Payment pursuant to Section 2.5;

(iii) a certificate signed by an authorized representative of Parent in his or her capacity as such, certifying that the conditions specified in Sections 7.3(a) and 7.3(b) have been satisfied (the “Parent Officer’s Certificate”);

(iv) a copy of the Parent Certificate of Merger, executed and filed with the Secretary of State of the State of Delaware;

(v) a counterpart of the Transition Services Agreement, duly executed by New Parent;

(vi) a lease with a term of three years from the Closing Date for a portion of the office space at the property located at 550 East South Temple, Salt Lake City, Utah 84102, in form and substance reasonably acceptable to each of Sinclair HoldCo and New Parent, duly executed by New Parent (the “Office Lease”), consistent in all material respects with the summary of key terms attached to this Agreement as Exhibit F; and

(vii) any other certificates and/or documents required by this Agreement to be delivered by Parent Parties in connection with the Closing.

(c) At or prior to the Closing, Sinclair HoldCo shall deliver or cause to be delivered to New Parent:

(i) if applicable, the payment of an amount in cash equal to the Estimated Adjustment Payment pursuant to Section 2.5;

(ii) a certificate signed by an authorized representative of Sinclair HoldCo in his or her capacity as such, certifying that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied (the “Company Officer’s Certificate”);

(iii) a counterpart of the Transition Services Agreement, duly executed by Sinclair HoldCo;

(iv) a duly completed and executed certificate of non-foreign status in compliance with Treasury Regulations Section 1.1445-2(b)(2) with respect to Sinclair HoldCo;

(v) the Office Lease, duly executed by Sinclair HoldCo, as landlord; and

(vi) any other certificates and/or documents required by this Agreement to be delivered by Sinclair HoldCo in connection with the Closing.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF SINCLAIR HOLDCO AND THE COMPANY

Except as set forth in the corresponding sections of the disclosure schedules containing certain exceptions to, or information required by, the representations and warranties in this Article 4 delivered by Sinclair HoldCo and the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedules”), each of Sinclair HoldCo and the Company represents and warrants to the Parent Parties as follows:

Section 4.1 Organization.

(a) The Company, each of the other members of the Company Group and Sinclair HoldCo are duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the Laws of their respective jurisdictions of organization or incorporation, and have the requisite power and authority to own, lease and operate their respective properties and carry on their businesses as conducted on the date hereof, except where the failure to be in good standing or to have such power and authority would not have or not reasonably be expected to have a Material Adverse Effect.

(b) The Company, each of the other members of the Company Group and Sinclair HoldCo are duly qualified, licensed or registered, as applicable, to do or transact business under the Laws of all jurisdictions in which such qualification, license or registration, as applicable, is required, except for those jurisdictions where the failure to be so qualified, licensed or registered, as applicable, would not have or not reasonably be expected to have a Material Adverse Effect.

(c) The Company has made available to Parent true and correct copies of the certificate of formation and the limited liability company agreement (or similar organizational documents) for each member of the Company Group and the Joint Ventures as in effect on the date of this Agreement.

Section 4.2 Authority; Binding Effect.

(a) Each of the Company and Sinclair HoldCo has the requisite limited liability company or corporate power and authority, as applicable, to enter into this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by all required limited liability company or corporate action, as applicable, on the part of the Company and Sinclair HoldCo, and no other limited liability company or corporate proceedings, as applicable, on the part of the Company or Sinclair HoldCo are necessary to authorize this Agreement or the consummation of the Contemplated Transactions.

(b) This Agreement has been duly executed and delivered by the Company and Sinclair HoldCo, and assuming the due authorization, execution and delivery of this Agreement by the Parent Parties, this Agreement constitutes a legal, valid and binding obligation of each of the Company and Sinclair HoldCo, enforceable against the Company and Sinclair HoldCo in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and (ii) the availability of equitable remedies ((i) and (ii), collectively, the “Equitable Exceptions”).

(c) The (i) board of directors of Sinclair HoldCo has unanimously (x) determined that the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of its shareholders and Sinclair HoldCo and (y) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions, and (ii) the shareholders of Sinclair HoldCo have adopted this Agreement concurrently with its execution, and the approvals described in clause (i) and (ii) above are, and shall be as of the Closing, in full force and effect and shall not have been amended, modified or rescinded in any respect.

Section 4.3 Non-Contravention.

Except as listed on Company Disclosure Schedule 4.3, the execution, delivery and performance of this Agreement by Sinclair HoldCo and the Company and the consummation of the Contemplated Transactions, do not and will not (a) violate, conflict with or result in any breach of any provision of the organizational documents of Sinclair HoldCo, the Company or any other member of the Company Group, (b) result in the breach or violation of, constitute a default under, or give rise to any right of termination, cancellation, modification, revocation, suspension or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any member of the Company Group under any Sinclair Material Contract or Sinclair Lease, result in the creation or the imposition of any Encumbrance (other than Permitted Encumbrances) on any of the assets of the Company Group, or give rise to or result in the termination, cancellation, modification, acceleration, revocation or suspension of any Permit used by or required for the ongoing operation of, the Company Group, or (c) violate any Law applicable to Sinclair HoldCo, the Company or any other member of the Company Group, or any Order against Sinclair HoldCo, the Company or any other member of the Company Group, except with respect to clauses (b) and (c), for any violation, breach, default, termination, cancellation, acceleration, modification, revocation or suspension that would not have or not reasonably be expected to have a Material Adverse Effect.

Section 4.4 Governmental Consents and Approvals.

The execution and delivery of this Agreement by Sinclair HoldCo and the Company, and the performance by each of Sinclair HoldCo and the Company of its obligations hereunder and the consummation of the Contemplated Transactions, do not and will not require any advance filing with, or clearance, consent or approval of, any Governmental Authority, except for those filings required under the HSR Act and any filings, clearances, consents or approvals, the failure of which to effect or obtain would not have or not reasonably be expected to have a Material Adverse Effect.

Section 4.5 Financial Information; No Undisclosed Liabilities.

(a) As of the date hereof, the Company has made available to Parent copies of (i) audited financial statements consisting of the combined consolidated audited balance sheet of the Sinclair Oil Corporation and its subsidiaries and certain affiliates which include Sinclair Services Company, Wyoming Renewable Diesel Company LLC, and Sinclair Golf Course, Inc. (the “Financial Statement Businesses”) as of December 31, 2020, December 31, 2019 and December 31, 2018 and the related combined consolidated audited statements of operations, changes in parent’s net investment and cash flows for the years ended December 31, 2020, December 31, 2019 and December 31, 2018 (the “Historical Financial Statements”), and (ii) unaudited financial statements consisting of the combined consolidated unaudited balance sheet of the Financial Statement Businesses as of June 30, 2021 (the “Interim Balance Sheet”) and the related combined consolidated unaudited statements of operations, changes in parent’s net investment and cash flows for the three and six months ended June 30, 2021, as applicable (together with the Historical Financial Statements, the “Financial Statements”). The (A) Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except that (x) there are no notes to the Interim Balance Sheet and related unaudited statements of operations, changes in parent’s net investment and cash flows and (y) the Interim Balance Sheet and related unaudited statements of operations, changes in parent’s net investment and cash flows are subject to normal audit adjustments which are not material in the aggregate), and (B) Historical Financial Statements and Interim Balance Sheet fairly present, in all material respects, the financial condition of the Financial Statement Businesses on a combined consolidated basis as of the respective dates thereof, and the results of the operations of the Financial Statement Businesses on a combined consolidated basis for the periods covered by such Financial Statements. The Company has made available to Parent copies of unaudited trial balances showing balance sheet and income statement information for each of the individual legal entities that comprise the Historical Financial Statements and the Interim Balance Sheet as of the dates thereof and for the periods covered thereby (the “Trial Balance and Income Information”). The Trial Balance and Income Information is derived from the same books and records of each legal entity whose financial information is included therein and from which the Financial Statements were derived.

(b) Except for Liabilities (i) set forth in the Financial Statements or on Company Disclosure Schedule 4.5(b), (ii) incurred in the ordinary course of business since the date of the Interim Balance Sheet and (iii) as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, no member of the Company Group has any Liabilities of the type that would be required by GAAP to be recorded or reflected in a consolidated balance sheet of the Downstream Business. No member of the Company Group has any material Liabilities unrelated to the Downstream Business, except to the extent such Liabilities are Retained Liabilities that have been or will be transferred to Sinclair HoldCo or its Affiliates pursuant to the Reorganization Agreement.

Section 4.6 Capitalization of the Company.

The Company LLC Interests are duly authorized, validly issued and owned of record by Sinclair HoldCo, and except as set forth on Company Disclosure Schedule 4.6, there are no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls, phantom equity, profit sharing agreements or commitments or other agreements of any character whatsoever relating to any equity or voting interest in the Company or requiring the issuance, delivery or sale of any equity or voting interest of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness that afford the holders thereof the right to vote (or any instrument convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) on any matter relating to the Company. Except as set forth on Company Disclosure Schedule 4.6, there are no Contracts to which Sinclair HoldCo or any member of the Company Group is a party or by which it is bound to (i) repurchase, redeem or otherwise acquire any equity or voting interest in the Company or (ii) vote or dispose of any equity or voting interest in the Company. Except as set forth on Company Disclosure Schedule 4.6, there are no irrevocable proxies and no voting agreements with respect to any equity or voting interest in any member of the Company Group. Except as set forth on Company Disclosure Schedule 4.6, no Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of any equity or voting interest in the Company.

Section 4.7 Subsidiaries; Equity Ownership; Joint Ventures.

(a) Company Disclosure Schedule 4.7(a) sets forth each Subsidiary of the Company, excluding any Joint Ventures (each a “Company Subsidiary”), listing for each Company Subsidiary the name, entity type, jurisdiction of incorporation or organization, and the authorized, issued and outstanding equity security of such Company

Subsidiary. All of the outstanding equity securities of each Company Subsidiary are duly authorized, validly issued, fully paid and non-assessable (to the extent such concepts are applicable) and are directly owned of record by the Company or a Company Subsidiary, free and clear of any Encumbrances other than (i) the Permitted Encumbrances, (ii) Encumbrances created by acts of the Parent Parties or any of their respective Affiliates, (iii) transfer restrictions imposed by federal and state securities Laws, and (iv) any transfer restrictions contained in the organizational documents of the Company Group. There are no other equity securities of any Company Subsidiary authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls, phantom equity, profit sharing agreements or commitments or other agreements of any character whatsoever relating to the equity securities of any Company Subsidiary or requiring the issuance, delivery or sale of any equity security of any Company Subsidiary. No Company Subsidiary has any authorized or outstanding bonds, debentures, notes or other indebtedness that afford the holders thereof the right to vote (or any instrument convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) on any matter relating to such Company Subsidiary. Except as set forth on Company Disclosure Schedule 4.7(a), there are no Contracts to which Sinclair HoldCo or any member of the Company Group is a party or by which Sinclair HoldCo or any member of the Company Group is bound to (x) repurchase, redeem or otherwise acquire any equity or voting interest in any Company Subsidiary or (y) vote or dispose of any equity or voting interest in any Company Subsidiary. No Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of any equity or voting interest in any Company Subsidiary.

(b) Except as set forth on Company Disclosure Schedule 4.7(b), no member of the Company Group owns, directly or indirectly, any equity ownership or voting interest in, any Person (other than a Company Subsidiary or Joint Venture).

(c) To the Knowledge of the Company, each of the Joint Ventures is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the Laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and carry on its businesses as conducted on the date hereof in all material respects.

(d) To the Knowledge of the Company, as of the date hereof, each of the Joint Ventures is duly qualified, licensed or registered, as applicable, to do or transact business under the Laws of all jurisdictions in which such qualification, license or registration, as applicable, is required, except for those jurisdictions where the failure to be so qualified, licensed or registered, as applicable, would not have or not reasonably be expected to have a Material Adverse Effect.

(e) Company Disclosure Schedule 4.7(e) sets forth each Joint Venture, listing for each the name, entity type, jurisdiction of organization or incorporation, in each case, as of the date hereof, and the authorized, issued and outstanding equity interest of such Joint Venture owned of record by the Company or a Company Subsidiary (the “Joint Venture Interests”). To the Knowledge of the Company, all of the Joint Venture Interests are duly authorized, validly issued, fully paid and non-assessable (to the extent such concepts are applicable). All of the Joint Venture Interests are free and clear of any Encumbrances other than (i) the Permitted Encumbrances, (ii) Encumbrances created by acts of the Parent Parties or any of their respective Affiliates, (iii) any transfer restrictions imposed by federal and state securities Laws and (iv) any transfer restrictions contained in the organizational documents of such Joint Venture. Except as set forth in Company Disclosure Schedule 4.7(e) or in the organizational documents of the Joint Ventures, to the Knowledge of the Company, as of the date hereof, there is no equity interest of any Joint Venture authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights and rights of first refusal), calls, phantom equity, profit sharing agreements or commitments or other agreements of any character whatsoever relating to any Joint Venture Interests or requiring any Joint Venture to issue, deliver or sell any equity interests of any Joint Venture. Except as set forth in Company Disclosure Schedule 4.7(e) or in the organizational documents of the Joint Ventures in effect as of the date hereof, there are no Contracts to which Sinclair HoldCo or the Company (or any Company Subsidiary) is a party or by which Sinclair HoldCo or the Company (or any Company Subsidiary) is bound to (x) repurchase, redeem or otherwise acquire any equity or voting interest in, any Joint Venture (including any Joint Venture Interests) or (y) vote or dispose of any equity or voting interests in, any Joint Venture (including any Joint Venture Interests). Except as set forth in Company Disclosure Schedule 4.7(e) or in the organizational documents of the Joint Ventures in effect as of the date hereof, to the Knowledge of the Company, as of the date hereof, there are no Contracts to which any Joint Venture is a party or by which any Joint Venture is bound to (x) repurchase, redeem or otherwise acquire any equity or voting interest in, any Joint Venture (including any Joint Venture Interests) or (y) vote or dispose of any equity or voting interest in, any Joint Venture (including any Joint Venture Interests).

(f) The execution, delivery and performance of this Agreement by Sinclair HoldCo and the Company and the consummation of the Contemplated Transactions, do not and will not result in the material breach or material violation of, constitute a material default under, or give rise to any right of termination, cancellation, modification or acceleration (whether after the giving of notice or the lapse of time or both) of any material right or material obligation of any Joint Ventures (or any member, shareholder or partner of any Joint Venture), and no notice to or consent from any of the Joint Ventures (or any member, shareholder or partner of any Joint Venture) is required in connection with the Contemplated Transactions.

Section 4.8 Absence of Changes.

Except as listed on Company Disclosure Schedule 4.8 or as explicitly set forth in this Agreement, (a) since the date of the Interim Balance Sheet through the date of this Agreement, (i) the Company Group has been operated in the ordinary course of business in all material respects, (ii) there has been no action or inaction by any member of the Company Group which, if such action had been taken (or failed to be taken) between the date hereof and the Closing Date, would have required the written consent of Parent under Section 6.6, and (iii) there has been no Casualty Event, loss, damage or destruction or condemnation of any property that is material to the Company Group and that is not fully covered by insurance (excluding customary deductibles and retentions), and (b) since the date of the Interim Balance Sheet, there has not been any event, occurrence, fact, condition or change that has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.9 Real Property.

(a) Company Disclosure Schedule 4.9(a) contains a list as of the date hereof of all parcels or tracts of real property owned in fee by any member of the Company Group, including the applicable member of the Company Group that owns such parcel or tract and the tax parcel numbers and addresses thereof (the “Sinclair Owned Real Property”). The Company Group has good and marketable fee simple title to all Sinclair Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

(b) Company Disclosure Schedule 4.9(b) contains a list as of the date hereof of all real property leased by any member of the Company Group as lessee or sublessee (the “Sinclair Leased Real Property”) pursuant to a lease or sublease agreement (each, a “Sinclair Lease,” and collectively, the “Sinclair Leases”). Copies of the Sinclair Leases and the Sinclair Third Party Leases and all amendments, modifications, supplements, extensions and memoranda thereof, and all estoppel certificates and subordination, non-disturbance and attornment agreements related thereto, have been made available by Sinclair HoldCo or the Company to Parent. The Company Group has a good and valid leasehold interest in all material Sinclair Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

(c) No member of the Company Group is in breach beyond applicable notice and cure periods in any material respect under any Sinclair Lease or Sinclair Easement to which any such entity is a party that is material to the operation of the business of the Company Group. All of the Sinclair Leases and Sinclair Easements that are material to the operation of the business of the Company Group are, to the Knowledge of the Company and

subject to the Equitable Exceptions, valid and in full force and effect, and are the legal and binding obligation of the member of the Company Group party thereto, enforceable against such member of the Company Group and, to the Knowledge of the Company, the counterparty thereto in accordance with its terms. Except as listed on Company Disclosure Schedule 4.9(c), as of the date hereof, there is no pending, or to the Knowledge of the Company, threatened, appropriation, condemnation, expropriation, eminent domain or similar proceeding materially affecting the use of any Sinclair Owned Real Property, Sinclair Leased Real Property or Sinclair Easement.

(d) The assets and rights of the Company Group include all of the material easements, rights-of-way, servitudes and similar rights and agreements used by the Company Group in the Downstream Business in the twelve (12) months prior to the date of this Agreement (each, a “Sinclair Easement,” and collectively, the “Sinclair Easements”) and no member of the Company Group has received any written notice or claim that it does not possess any Sinclair Easement, the failure of which to possess would reasonably be expected to materially restrain or hinder the operations of the business of the Company Group as it has been conducted in the twelve (12) months prior to the date of this Agreement. With respect to each Sinclair Easement, the Company Group has a good and valid easement interest therein, free and clear of all Encumbrances, except Permitted Encumbrances.

(e) Except for the Contracts listed on Company Disclosure Schedule 4.9(e) (the “Sinclair Third Party Leases”), members of the Company Group have exclusive possession of the Sinclair Real Property and have not leased, licensed or granted occupancy rights to any third party in or to any portion of the Sinclair Real Property.

(f) The Sinclair Real Property and the Sinclair Easements constitute all of the real property and interests in real property used by the Company Group in connection with the operation of the Downstream Business in substantially the same manner as operated in the twelve (12) months prior to the date of this Agreement. Except as set forth on Company Disclosure Schedule 4.9(f), there are no unexercised options, rights of first offer or rights of first refusal to purchase any portion of or interest in the Sinclair Owned Real Property. To the Knowledge of the Company, (i) the Sinclair Owned Real Property is in material compliance with all zoning and land use Laws, (ii) all Sinclair Real Property that is material to the operation of the Downstream Business has direct access (or indirect access pursuant to a valid easement) to a dedicated public street which provides vehicular and pedestrian access, ingress and egress, and (iii) no member of the Company Group is in breach or default in any material respect beyond applicable notice and cure periods, under any Sinclair Third Party Lease or Permitted Encumbrance. The Company Group does not hold any real property or interest in real property that, in the twelve (12) months prior to the date of this Agreement, has not been used by the Company Group in connection with the Downstream Business or Midstream Business and is not reasonably expected to return to operational service.

Section 4.10 Material Contracts.

(a) Company Disclosure Schedule 4.10 sets forth, as of the date hereof, the following Contracts (other than Sinclair Leases) to which any member of the Company Group is a party (such listed Contracts, collectively, the “Sinclair Material Contracts”):

(i) any Contract for the purchase, sale or processing of crude oil, feed stock, raw materials, blendstocks and refined and intermediate petroleum products by or to any member of the Company Group involving payments of more than $25,000,000 during the current or any future calendar year that is not subject to cancellation by each member of the Company Group party to such Contract on notice of 60 days or less without any liability to such member of the Company Group, excluding purchase orders under spot market contracts;

(ii) any Contract involving the terminalling, transportation or storage of refined products involving payments by or to any member of the Company Group of more than $25,000,000 during the current or any future calendar year that is not subject to cancellation by each member of the Company Group party to such Contract on notice of 60 days or less without any liability to such member of the Company Group;

(iii) any Contract in the nature of a futures, swap, collar, put, call, floor, cap, option or similar Contract that is intended to benefit from or reduce or eliminate the risk of fluctuations in the price of any derivatives or commodities and that is not subject to cancellation by each member of the Company Group party to such Contract on notice of 60 days or less without any liability to such member of the Company Group;

(iv) any Contract (A) that is not subject to cancellation by each member of the Company Group party to such Contract on notice of 60 days or less without any liability to such member of the Company Group, (B) pursuant to which the Company or any member of the Company Group has made payments, in the aggregate, of more than $25,000,000 during the 12 calendar months ended on the date hereof or (C) that, together with any related purchase order(s) or similar document(s), provides for remaining financial commitments or expenditures (or anticipated payments or expenditures) of the Company Group in excess of $25,000,000;

(v) any Contract for the sale or lease of equipment or other tangible personal property or the furnishing of services by the Company Group that is not subject to cancellation by each member of the Company Group party to such Contract on notice of 60 days or less without any liability to such member of the Company Group pursuant to which any member of the Company Group has received payments, or reasonably expects to receive payments, in the aggregate, of more than $25,000,000 during the current or any future calendar year;

(vi) any Contract involving capital expenditures with remaining commitments or expenditures (or anticipated payments or expenditures) in excess of $10,000,000;

(vii) any Contract that evidences third party Indebtedness;

(viii) any joint venture, partnership or similar arrangement (however named) involving the sharing of profits, losses, costs or liabilities;

(ix) any Contract for the sale, transfer or acquisition of any material assets of the Company Group, equity or voting interest in any member of the Company Group or businesses of the Company Group (other than those providing for sales, transfers or acquisitions of assets in the ordinary course of business) or for the grant to any Person of any preferential rights to purchase any of the assets of the Company Group, equity or voting interest in any member of the Company Group, or businesses of the Company Group, in each case under which there are material outstanding Liabilities of the Company Group;

(x) any Contract granting to the Company Group any material Licensed Business Intellectual Property Rights (A) on an exclusive basis or (B) involving aggregate consideration in excess of $200,000 (other than Contracts for Off-The-Shelf Software);

(xi) any Contract granting to a third Person the right to use any material Owned Business Intellectual Property Rights (A) on an exclusive basis or (B) involving aggregate consideration in excess of $200,000 (other than non-exclusive licenses granted in the ordinary course of business);

(xii) any Contract that materially limits or restricts any member of the Company Group from engaging in any business or competing with any Person anywhere in the world;

(xiii) any collective bargaining agreement for the benefit of Company Employees;

(xiv) any consulting agreement, independent contractor agreement or employment agreement that provides for annual base compensation or consulting fees exceeding $200,000 per year or which are not terminable by the applicable member of the Company Group without penalty or other payment to any such employee, independent contractor, temporary employee or consultant;

(xv) agreements with any professional employer organization and any agreement with an employee leasing agency for the engagement of temporary or leased employees by the Company Group;

(xvi) any Contract that provides for any change of control, severance or termination pay or other compensation or benefits related to termination of employment or services to the Company Group;

(xvii) any Contract under which any member of the Company Group has advanced or loaned any amount to any employee, director or officer of any member of the Company Group; and

(xviii) any Contract that grants any exclusive distribution, sale, purchase, or representation to any third party.

(b) (i) Each Sinclair Material Contract is valid and binding on each member of the Company Group that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, (ii) no member of the Company Group is in breach of, or default under, any Sinclair Material Contract in any material respect, (iii) no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default in any material respect (or has constituted such breach or default in any material respect) under such Sinclair Material Contract on the part of the applicable member of the Company Group, nor, to the Knowledge of the Company, on the part of the other party thereto.

Section 4.11 Intellectual Property Rights; Privacy.

(a) Company Disclosure Schedule 4.11(a) sets forth a list of the following Owned Business Intellectual Property Rights: (i) all Registered Business Intellectual Property Rights (including, the jurisdiction and issuance, registration or application number and date, as applicable); (ii) material unregistered Trademarks; and (iii) material proprietary Software. All Registered Business Intellectual Property Rights are valid, subsisting, and to the Knowledge of the Company, enforceable.

(b) The Company Group owns or has rights to use all material Business Intellectual Property Rights, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. To the Knowledge of the Company, no other Intellectual Property Rights other than the Business Intellectual Property Rights are necessary to conduct the business of the Company Group in substantially the same manner as conducted as of the date hereof. The consummation of the transactions will not result in the loss or impairment of the Company Group’s right to own, use or hold for use any Business Intellectual Property Rights as owned, used or held for use in the conduct of the business as conducted in the twelve (12) months prior to the date of this Agreement.

(c) To the Knowledge of the Company, neither the Company Group’s business as conducted as of the date hereof nor the Company Group’s business as conducted during the thirty-six (36) months immediately prior to the date hereof infringes on, misappropriates, or otherwise violates any Intellectual Property Rights of any third Person. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against any of the Company Group with respect to the alleged infringement or misappropriation by the Company Group of any Intellectual Property Rights of any third Person, and no such Action has been brought, or to the Knowledge of the Company, threatened, against any members of the Company Group during the thirty-six (36) months immediately prior to the date hereof. As of the date hereof, no Person has asserted to the Company Group any written objection or claim with respect to the ownership, validity or enforceability of, or the right of the Company Group to exercise, sell or license, any Owned Business Intellectual Property Rights.

(d) To the Knowledge of the Company, as of the date hereof, no Person has infringed, misappropriated, or otherwise violated, or is infringing on, misappropriating, or otherwise violating the Owned Business Intellectual Property Rights. During the thirty-six (36) months immediately prior to the date hereof, the Company Group has not made any written claims against any Person alleging such infringement, misappropriation, or violation of Owned Business Intellectual Property Rights.

(e) To the Knowledge of the Company, no Open Source is or has been used in any material Company Software in a manner which will result in an obligation for the Company Group to disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any material Company Software or material Owned Business Intellectual Property Rights.

(f) The Company Group uses reasonable tools and processes to protect the Company Systems owned or controlled by the Company Group from defects, bugs, viruses and other such corruptants that would materially and adversely hinder the operation or use of such Company Systems (or the Company Software, if any, stored or hosted thereon).

(g) The Company Group owns or have rights to use all Company Systems that the Company Group uses in connection with its business as conducted as of the date of the Agreement and as has been conducted during the twelve (12) months prior to the date of this Agreement in the ordinary course of business on the date hereof. To the Knowledge of the Company, the Company Systems do not contain trojan horses, spyware, adware, malware or other malicious code. The Company Group has taken reasonable measures to protect the integrity of the Company Systems owned or controlled by the Company Group, including reasonable measures related to back-ups, disaster recovery and business continuity. Such back-ups, disaster recovery and business continuity arrangements are reasonably designed to reduce the risk of any material errors, interruption, breakdown, failure of the Company Systems. To the Knowledge of the Company, in the thirty-six (36) months immediately prior to the date hereof, there has not been any material (x) failure, outage, or substandard performance with respect to the Company Systems that has materially and adversely affected the Company Group’s ability to conduct its business or (y) security breach of, or other unauthorized access to, any Company System that hosts confidential information in the possession or control of the Company Group (including any material breach of Personal Information stored or processed thereon).

(h) To the Knowledge of the Company, the Company Group has been and as of the Closing Date is in material compliance with all applicable Laws, the Company Group’s website privacy policies, and contractual obligations, in each case with respect to the collection, use, storage, sharing or transfer of Personal Information (including credit card information) by the Company Group preceding the Closing Date. The Company Group has reasonable safeguards in place, designed to protect Personal Information in its possession or under its control against loss, theft, misuse or unauthorized disclosure, and to the Knowledge of the Company, there have been no material breaches of Personal Information in the possession or control of the Company Group, including Personal Information obtained by a third party for the Company Group’s benefit, preceding the Closing Date and the Company Group has not received any written notice of any claims of, or, to the Knowledge of the Company, been charged with, the violation of any Laws concerning the collection, use, storage, sharing or transfer of Personal Information.

Section 4.12 Assets of the Company Group.

(a) Except for Permitted Encumbrances, property or Sinclair Leases disposed of or terminated in the ordinary course of business since the date of the Interim Balance Sheet, Business Intellectual Property Rights, which are the subject of Section 4.11, property that will be used by Sinclair HoldCo to provide the transition services contemplated by the Transition Services Agreement and property subject to the Office Lease, and except as set forth on Company Disclosure Schedule 4.12(a), the Company Group has good and valid title to, or, in the case of leased tangible personal property or Sinclair Leases, valid leasehold interests in, all real property and tangible personal property reasonably required for the conduct of the Downstream Business in substantially the same manner as conducted as of the date hereof or recorded or reflected in the Financial Statements as owned or leased by the Company Group, except, in each case, as would not materially restrain or hinder the operations of the business of the Company Group.

(b) Except as set forth on Company Disclosure Schedule 4.12(b) and except for property that will be used by Sinclair HoldCo to provide the transition services contemplated by the Transition Services Agreement and property subject to the Office Lease, the assets, rights and properties owned or leased by the Company Group collectively constitute all of the assets, rights and properties, tangible or intangible, real or personal, that are necessary for the operation of the Downstream Business in substantially the same manner as operated as of the date hereof and as has been operated during the twelve (12) months prior to the date of this Agreement.

Section 4.13 Compliance with Laws.

Except as specified on Company Disclosure Schedule 4.13, the Downstream Business is, and during the thirty-six (36) months prior to the date of this Agreement has been, operated in compliance in all material respects with all Laws applicable to the Company Group and the conduct of the Downstream Business. Except as specified on Company Disclosure Schedule 4.13, during the three (3) years prior to the date of this Agreement, no member of the Company Group has received written notice of or, to the Knowledge of the Company, has been under investigation with respect to, any claimed material noncompliance with such Laws or binding Order of any Governmental Authority on the part of any member of the Company Group.

Section 4.14 Environmental Matters. Except as specified on Company Disclosure Schedule 4.14:

(a) To the Knowledge of the Company, there has been no Release of Hazardous Material and no Person has been exposed to any Hazardous Materials at, on, in, under, to or from any Sinclair Owned Real Property or Sinclair Leased Real Property or any other real property currently owned, leased or operated in connection with the operation of the Downstream Business by the Company Group for which reporting, assessment, investigation, monitoring, response, remedial or corrective action is presently required under applicable Environmental Law or Environmental Permit, in each case, that could reasonably be expected to result in material Liability to the Company Group.

(b) The Company Group and the operation of the Downstream Business is and, during the time periods specified pursuant to all applicable statutes of limitations, has been in compliance with applicable Environmental Laws (including holding all required Environmental Permits) and required Environmental Permits in all material respects.

(c) The Company Group has not received any Environmental Notice the substance of which remains pending or unresolved that could reasonably be expected to result in material Liability to the Company Group.

(d) No Proceeding is pending against, or, to the Knowledge of the Company, is threatened in writing against, the Company Group pursuant to or relating to applicable Environmental Laws or Environmental Permits that could reasonably be expected to result in material Liability to the Company Group.

(e) To the Knowledge of the Company, the Company Group (or any predecessor thereof) has not transported or arranged for the treatment, storage, handling, disposal, recycling or transportation of any Hazardous Material to any off-site location which has or could reasonably be expected to result in material Liability of the Company Group under Environmental Laws.

(f) The Company Group is not subject to any currently effective Order issued by any Governmental Authority under any Environmental Laws that could reasonably be expected to result in material Liability to the Company Group.

(g) The Company Group has not assumed any material responsibility for or agreed to indemnify or hold harmless any Person for any material liability or obligation, arising under or relating to Environmental Laws that could reasonably be expected to result in material Liability to the Company Group.

Section 4.15 Certain Proceedings.

(a) Except as listed on Company Disclosure Schedule 4.15(a), as of the date hereof, no Proceeding is pending or, to the Knowledge of the Company, threatened against any member of the Company Group or any portion of their respective properties or assets (including any of the Sinclair Real Property) that (i) would (if determined in a manner adverse to the Company Group, as applicable) reasonably be likely to result in a material Liability of the Company Group or materially restrain or hinder the operations of the business of the Company Group, or (ii) would reasonably be likely to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement, or the carrying out of this Agreement and the Contemplated Transactions.

(b) No member of the Company Group is subject to any outstanding Order relating to the conduct of the business of the Company Group that would reasonably be likely to result in a material Liability of the Company Group or materially restrain or hinder the operations of the business of the Company Group.

Section 4.16 Permits.

Company Disclosure Schedule 4.16 sets forth all material Permits held or being applied for by any member of the Company Group as of the date hereof, and all such Permits constitute all material Permits that are necessary for the operation of the Downstream Business in substantially the same manner as such business has been operated during the twelve (12) month period prior to the date of this Agreement. Except as set forth on Company Disclosure Schedule 4.16, (a) as of the date hereof, all such Permits are in full force and effect and no material Proceeding is pending, or to the Knowledge of the Company, threatened to revoke or limit any such material Permit or application, (b) the Company Group is, and has been during the thirty-six (36) months prior to the date of this Agreement, in material compliance with all material Permits, and (c) during the thirty-six (36) months prior to the date of this Agreement, no member of the Company Group has received any written notice stating that the Company Group is in violation of any material Permit.

Section 4.17 Taxes.

(a) All Income Tax Returns and all other material Tax Returns required to be filed by the Company or any Company Subsidiary have been timely filed (taking into account any valid extension of time within which to file), and all such Tax Returns are true, complete and correct in all material respects.

(b) Each of the Company and the Company Subsidiaries has fully and timely paid all material Taxes required to be paid by it prior to the Closing (whether or not reflected on any Tax Return). None of the Company nor any Company Subsidiaries will have any liability for unpaid Income Taxes or other material unpaid Taxes for any Pre-Closing Tax Period, other than those liabilities for Taxes reflected in the Financial Statements, as adjusted for operations and transactions in the ordinary course of business of the Company and the Company Subsidiaries for the period from June 30, 2021 to and including the Closing Date consistent with past custom and practice of the Company and the Company Subsidiaries.

(c) Each of the Company and the Company Subsidiaries has fully and timely paid (including, for the avoidance of doubt, by application of offsetting Tax credits) all material Excise Taxes, whether or not shown as due on any Tax Returns, and any and all material Tax credits (including, for the avoidance of doubt, any Blenders Tax Credits) or material Tax refunds claimed by any of the Company and the Company Subsidiaries, whether or not shown on any Tax Returns, were duly and properly claimed.

(d) All material withholding Tax requirements imposed on the Company or the Company Subsidiaries under any applicable Tax Law have been satisfied in all material respects, and the Company and the Company Subsidiaries have complied in all material respects with all information reporting requirements.

(e) There is no outstanding deficiency for Income Taxes or other material Taxes that has been proposed, assessed or asserted in writing against the Company or any Company Subsidiary other than those properly reflected in the Financial Statements.

(f) There are no audits, discussions, claims, assessments, deficiencies or administrative or judicial Proceedings or investigations pending or, to the Knowledge of the Company, threatened with respect to any income or other material Taxes due from or with respect to the Company or any Company Subsidiary.

(g) Neither the Company nor any Company Subsidiary has a taxable presence in a jurisdiction where it does not file a Tax Return. No written claim has been made in the last three (3) years by a Governmental Authority in a jurisdiction where Tax Returns are not filed by the Company or the Company Subsidiaries that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction.

(h) There are no Encumbrances for Income Taxes or other material Taxes on any assets of the Company Group other than Permitted Encumbrances.

(i) Neither the Company nor any Company Subsidiary has participated in a “listed transaction” as set forth in Treasury Regulations Section 1.6011-4(b)(2) or any transaction under any similar provision of state, local or foreign Law.

(j) Neither the Company nor any Company Subsidiary has been either a “distributing corporation” or a “controlled corporation” (or any successor thereto) (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code (or any corresponding or similar provision of state or local Law) (i) in the twenty-four (24) months prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Parent Merger and the Sinclair Contribution.

(k) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made prior to Closing, (ii) prepaid amount received prior to Closing outside of the ordinary course of business, (iii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into prior to Closing or (iv) adjustment under Section 481(a) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) by reason of a change in method of accounting prior to Closing.

(l) Neither the Company nor any Company Subsidiary has deferred any obligation to pay Taxes pursuant to Section 2302 of the CARES Act (or any corresponding or similar provision of any COVID-19 aid).

(m) Neither the Company nor any Company Subsidiary has, or has ever had, a permanent establishment or other taxable presence in any country other than the United States (other than in such entity’s jurisdiction of formation), as determined pursuant to applicable U.S. or foreign Law and any applicable Tax treaty or convention.

(n) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Income Taxes or other material Taxes due from the Company or any Company Subsidiary for any taxable period, and no request for any such waiver or extension is currently pending.

(o) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated, consolidated, combined, unitary or similar group (other than a group the common parent of which is or was Sinclair HoldCo, the Company or a Company Subsidiary) for federal, state, local or foreign Tax purposes, or (ii) is a party to any Tax sharing, Tax allocation or similar agreement (other than any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Taxes (e.g., customary leases, credit agreements or other customary commercial agreements)).

(p) Neither the Company nor any Company Subsidiary has any material Liability for Income Taxes or other material Taxes of any other Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, or by Contract, other than, in each case, pursuant to any customary Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., customary leases, credit agreements or other customary commercial agreements).

(q) Sinclair HoldCo is, and has been at all times since July 1, 1987, properly classified as an “S corporation” for U.S. federal income Tax purposes pursuant to Code Sections 1361 and 1362 and the Treasury Regulations thereunder. As of the date hereof, each of the Company and the Company Subsidiaries (other than Prairie Field Services LLC) has been properly classified as either (i) an entity disregarded as separate from Sinclair HoldCo for U.S. federal income tax purposes as provided in Treasury Regulations Section 301.7701-3 since its date of formation or (ii) a “qualified subchapter S subsidiary” for U.S. federal income tax purposes pursuant to Code Section 1361(b)(3)(B) since the later of its date of formation and July 1, 1987. As of the Closing, the Company and each Company Subsidiary (other than Prairie Field Services LLC) will be properly classified as an entity disregarded as separate from Sinclair HoldCo for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3. As of the Closing, Prairie Field Services LLC will be properly classified as a partnership for U.S. federal income tax purposes.

(r) Each of the Company and any Company Subsidiary has timely and properly registered, reported, and collected all material Excise Taxes, sales, use, value-added, gross receipts, and similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority. Each of the Company and any Company Subsidiary has timely and properly collected and maintained all material resale certificates, material exemption certificates and other material documentation required to qualify for any exemption from the collection of sales Taxes.

(s) Neither Sinclair HoldCo, the Company nor any Company Subsidiary is aware of the existence of any fact or circumstance, after reasonable diligence, or has taken or agreed to take any action, that could reasonably be expected to prevent or impede (i) the Parent Merger and Sinclair Contribution from being treated as integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code or (ii) the Parent Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(t) None of the Company, any Company Subsidiary or Sinclair HoldCo has requested or received a ruling or determination from, or entered into any agreement with, any Governmental Authority that would reasonably be expected to materially impact the amount of Tax due from New Parent or its Affiliates (including following the Closing, for the avoidance of doubt, the Company or any Company Subsidiary).

(u) None of the assets of the Company or any Company Subsidiary is an interest in an entity or arrangement classified as a partnership (other than the interests in Prairie Field Services LLC) or a foreign corporation for U.S. federal, state or local Income Tax purposes.

Section 4.18 Employment Matters.

(a) Company Disclosure Schedule 4.18(a) sets forth a list of all persons who as of the date hereof are employees of any member of the Company Group, including, for the avoidance of doubt, all Sinclair Employees and any other employee of Sinclair HoldCo or its Subsidiaries providing services to any member of the Company Group through an intercompany arrangement (including such persons employed or co-employed by Sinclair Services Company) and any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual, as of such date the following information: name; job title; date of hire or retention date; hourly rate, annual salary or contract fee; full-time/part-time status, exempt or non-exempt status of the employees under the Fair Labor Standards Act or eligibility for overtime under any applicable wage and hour law; work location (city, state); and whether such individual is working with the Company Employment Group pursuant to any work permit, work visa, or similar authorization (all such individuals, the “Company Employees”). The Company has provided a list of each temporary employee, consultant and independent contractor providing services for the Company Group as of the date hereof that receives annual compensation in excess of $200,000, except where the temporary employees, consultants or independent contractors are retained through service provider organizations, in which case the Company has provided a list identifying the service provider organization, the number of temporary employees, consultants or independent contractors retained through the service provider organization, their location, and a description of services performed. Other than as set forth on Company Disclosure Schedule 4.18(a), all Company Employees are employed on an at-will basis.

(b) With respect to the Company Employees: (i) to the Knowledge of the Company, the Company Employment Group is in compliance with all applicable Laws respecting labor and employment and employment practices, terms and conditions of employment and wages and hours, immigration, occupational safety and health, workers’ compensation; (ii) the Company Employment Group is in compliance with all applicable Laws respecting the characterization and treatment of individuals as employees, independent contractors or consultants; (iii) all Company Employees classified as exempt under the Fair Labor Standards Act and/or ineligible for overtime under federal, state, and local wage and hour Laws (including employment and labor standards Laws) are properly classified; and (iv) the Company Employment Group is in compliance with and have complied in all material respects with all immigration Laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. The Company Employment Group is in compliance with all applicable Laws relating to any outsourced or temporary labor contracts between any member of the Company Employment Group and other third parties or individuals and no such contract deems any member of the Company Employment Group as the employer of such individuals for purposes of applicable Laws. The Company Employment Group is and has been in compliance with the terms of all employment agreements or other employment-related contracts in all material respects.

(c) As of the date hereof, there are no Actions against any member of the Company Employment Group pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee, applicant, consultant, volunteer, intern, or independent contractor of the Company Employment Group, including, without limitation, any charge, investigation or claim relating to unfair labor practices, grievances under any applicable collective bargaining agreement, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, human rights, pay equity, accessibility, language, immigration, wages, hours, overtime compensation, employment or labor standards, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment-related matter arising under applicable Laws.

(d) There have been no “mass layoffs” or “plant closings” (as defined by the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”) and any similar state or local laws) in connection with the Company Employment Group at any time during the period six (6) months prior to the date hereof, except in compliance with the WARN Act and any other similar state, local or other law, and the Company Employment Group has provided any required notice to employees and other entities thereunder. In the past ninety (90) days, no employee of any member of the Company Employment Group has suffered an “employment loss” as such term is defined in the WARN Act. The consummation of the transactions contemplated hereby will not create liability for any act by any member of the Company Employment Group on or prior to the Closing under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

(e) As of the date hereof, there are no outstanding levies, assessments and penalties made against any member of the Company Employment Group pursuant to any applicable worker’s compensation statutes.

(f) Except as set forth on Company Disclosure Schedule 4.18(f), as of the date hereof, no officer or Senior Management Employee of the Company Employment Group has given notice that such employee intends to terminate his or her employment.

(g) With respect to the Company Employees, no member of the Company Employment Group is a party to or bound by any collective bargaining agreement applicable to any Company Employees, nor, to the Knowledge of the Company, is any such Contract being negotiated by or on behalf of any member of the Company Employment Group as of the date hereof. During the thirty-six (36) months prior to the date of this Agreement, there have not been, and there are not pending or, to the Knowledge of the Company, threatened, any strike, picketing, boycott, work stoppage, slowdown, charge or complaint of unfair labor practice or employment discrimination or, to the Knowledge of the Company, union or other labor organizational activity.

Section 4.19 Employee Benefits.

(a) Company Disclosure Schedule 4.19(a) lists, as of the date hereof, each material Sinclair Benefit Plan. There are no Company Benefit Plans, and no member of the Company Group has any Liability with respect to any Benefit Plan (including with respect to any unfunded Liability).

(b) With respect to each such Sinclair Benefit Plan, the Company Group has made available to Parent, to the extent applicable, (i) a copy of such Sinclair Benefit Plan (or a description, if such plan is not written) and all amendments thereto, and, to the extent applicable and (ii) the current prospectus or summary plan description, including all amendments or summaries of material modification thereto. The Company Group has made available to Parent copies of all employee handbooks and policies applicable to Sinclair Employees.

(c) Neither Sinclair HoldCo nor any member of the Company Group, nor any of their respective ERISA Affiliates, sponsors, maintains or contributes to, and no Sinclair Benefit Plan is, (i) a plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (v) a “voluntary employees beneficiary association” within the meaning of Section 501(c)(9) of the Code, (vi) a Benefit Plan that provides post-termination or retiree medical or other welfare benefits to any Person for any reason (other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or any similar state Laws, and at the sole expense of such Person).

(d) Each Sinclair Benefit Plan that is intended to meet the requirements of Section 401(a) of the Code has received a favorable and current determination letter from the IRS or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such Sinclair Benefit Plan and the related trust are qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, respectively, each such determination remains in effect and has not been revoked, and nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Sinclair Benefit Plan or cause the imposition of any tax or other Liability under ERISA, the Code or any other applicable Law.

(e) Except to the extent set forth in Section 6.9 or on Company Disclosure Schedule 4.19(e), neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in combination with any other additional or subsequent event, including a termination of employment) will (i) result in any compensation or benefits (including any bonus, retention, change in control or severance compensation or benefits) of any current or former employee or independent contractor who provides or has provided services directly or indirectly to any member of the Company Group (including as an employee of Sinclair Services Company) or any of their beneficiaries becoming due, vested, funded (through a grantor trust or otherwise), payable, accelerated or increased, or in any forgiveness of indebtedness, (ii) result in any other obligation or Liability pursuant to any Sinclair Benefit Plan or otherwise with respect to any current or former employee or independent contractor who provides or has provided services directly or indirectly to any member of the Company Group (including as an employee of Sinclair Services Company) or (iii) after giving effect to any executed 280G Waivers and any 280G Approval actually attained (as described in Section 6.10 hereof), result in “excess parachute payments” within the meaning of Section 280G(b) of the Code, without giving effect to any payments (other than any Severance Benefits) made by Parent or any of its Affiliates following the Closing to the extent such payments are not disclosed to Sinclair HoldCo. No member of the Company Group has any obligation to gross up, indemnify, or otherwise reimburse any Person for any excise taxes, interest, or penalties incurred under Section 409A or Section 4999 of the Code.

Section 4.20 Insurance.

Company Disclosure Schedule 4.20 sets forth a list of all material insurance policies with coverage periods inclusive of the date hereof with respect to the properties, assets or business of the Company and the Company Subsidiaries (the “Insurance Policies”). For avoidance of doubt, the term “Insurance Policies” shall not include any insurance policies with coverage periods that expired prior to the date hereof. All of the Insurance Policies are valid and in full force and effect, and all premiums due and payable thereon have been paid in full. Except as set forth on Company Disclosure Schedule 4.20, neither the Company nor any Company Subsidiary has received a written notice of cancellation or non-renewal of any Insurance Policy, nor, to the Knowledge of the Company, is the termination of any Insurance Policy threatened. Except as set forth on Company Disclosure Schedule 4.20, there are no material claims pending under any Insurance Policies as to which coverage has been denied or disputed by the insurer or in respect of which the insurer has reserved its rights. Except as set forth on Company Disclosure Schedule 4.20, none of the Insurance Policies is subject to any self-insurance arrangements, and no member of the Company Group has or is party to any self-insurance obligations, other than customary deductibles and retentions shown on the face of the Insurance Policies.

Section 4.21 Powers of Attorney.

Company Disclosure Schedule 4.21 sets forth a list of all powers of attorney executed on behalf of any member of the Company Group.

Section 4.22 Affiliate Transactions.

Except for (a) employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business (but not including obligations or payments (including premium payments with respect to insurance policies) required to be made by members of the Company Group pursuant to any Sinclair Benefit Plan which shall be deemed to be Sinclair Affiliate Contracts hereunder), (b) the Transaction Documents, (c) as set forth on Company Disclosure Schedule 4.22 (all of which arrangements have been made available in writing to Parent), (d) insurance policies of the Company Group and (e) Contracts exclusively among the members of the Company Group, no member of the Company Group is a party to any Contract with (i) any current or former executive officer or director of any member of the Company Group or any of their respective family members, (ii) any equity holder of Sinclair HoldCo, the Company or any member of the Company Group or (iii) any Affiliate of the Company (collectively, “Sinclair Affiliate Contracts”).

Section 4.23 Anti-Corruption.

No member of the Company Group, nor any of their respective directors, managers or, officers, nor, to the Knowledge of the Company, any of their respective agents, employees, representatives, consultants or any other Person acting for or on behalf of the foregoing (individually and collectively), has, directly or indirectly, offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, including but not limited to cash, checks, wire transfers, tangible and intangible gifts, favors, services, entertainment and travel expenses or other illicit payments to (a) any governmental official, candidates or members of political parties or organizations or other Persons, in violation of any applicable Law, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, any Laws prohibiting commercial bribery or any other applicable anti-corruption Laws or (b) any Person for the purpose of influencing any act or decision of any government official or inducing any governmental official to act or fail to act in violation of such government official’s duties. The Downstream Business is and has been operated in compliance in all material respects with all applicable export and/or import, sanction, anti-bribery and anti-money laundering Laws, and, during the three (3) years prior to the date of this Agreement, no member of the Company Group has received written notice of or, to the Knowledge of the Company, has been under investigation with respect to, any claimed material noncompliance with such Laws or binding Order of any Governmental Authority on the part of any member of the Company Group.

Section 4.24 Brokers.

Except for Tudor, Pickering, Holt & Co., no broker, finder, investment banker or other agent is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions for which any member of the Company Group would have any Liability.

Section 4.25 Company Reorganization.

Immediately prior to the execution of this Agreement, Sinclair HoldCo has undertaken or will undertake various company restructuring transactions pursuant to the Reorganization Agreement. Sinclair HoldCo has made available to Parent true and correct copies of all agreements, documents, schedules and certificates contemplated by the Reorganization Agreement or related to the Company Reorganization.

Section 4.26 Board Approval; Vote Required.

(a) The board of directors of Sinclair HoldCo has duly and unanimously adopted resolutions (i) determining that the terms of this Agreement and Contemplated Transactions are advisable and in the best interests of its shareholders and Sinclair HoldCo, and (ii) approving and declaring advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions, and (iii) recommending that the shareholders of Sinclair HoldCo adopt this Agreement and approve the Contemplated Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(b) This Agreement has been adopted, and the Contemplated Transactions have been approved, with the requisite vote of the shareholders of Sinclair HoldCo. No other vote or approval of any other Person is necessary for Sinclair HoldCo or the Company to consummate the Contemplated Transactions.

Section 4.27 Company’s Investigation.

Each of Sinclair HoldCo and the Company has conducted its own independent investigation, review and analysis of the Parent Parties and its business operations and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Parent Parties for such purpose. Each of Sinclair HoldCo and the Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Contemplated Transactions, it has relied solely on its own investigation and the express representations and warranties of the Parent Parties in Article 5 and the corresponding representations and warranties set forth in the Parent Officer’s Certificate and (b) neither the Parent Parties nor any other Person has made any representation or warranty as to the Parent Parties, or this Agreement, except as expressly set forth in Article 5 and the Parent Officer’s Certificate and neither Sinclair HoldCo nor the Company has relied on any information other than the express representations and warranties of the Parent Parties in Article 5 and the corresponding representations and warranties set forth in the Parent Officer’s Certificate. Without limiting the generality of the foregoing, each of Sinclair HoldCo and the Company acknowledges, on behalf of itself and its Affiliates, that none of the Parent Parties or any of their respective Affiliates or Representatives makes any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to this (i) Agreement, (ii) the Contemplated Transactions, (iii) the Transaction Documents, (iv) the assets of the Parent Parties, (v) the Liabilities of the Parent Parties, (vi) the New Parent Common Stock, (vii) the condition, prospects or performance (financial or otherwise) of, or any other matter involving, the business, the assets or the Liabilities of the Parent Parties, (viii) any projection, estimate or budget delivered or made available to Sinclair HoldCo or the Company or any of its Affiliates or their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), future performance or future capacity, or (ix) any other information provided or made available to Sinclair HoldCo or the Company or any of its Affiliates or Representatives with respect to the New Parent Common Stock, the business, the assets, the Liabilities or the operations of the Parent Parties, except as expressly set forth in the representations and warranties made by the Parent Parties in Article 5 and the corresponding representations and warranties set forth in the Parent Officer’s Certificate.

Section 4.28 Takeover Laws.

The Contemplated Transactions are not subject to any applicable anti-takeover provisions related to business combinations in Wyoming or Delaware, or any other no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (“Takeover Laws”) as they relate to any member of the Company Group or any similar provision in any member of the Company Group’s organizational documents.

Section 4.29 Disclaimer of Other Representations and Warranties.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4 (OR IN THE CORRESPONDING REPRESENTATIONS AND WARRANTIES SET FORTH IN THE COMPANY OFFICER’S CERTIFICATE), (A) NONE OF THE COMPANY OR SINCLAIR HOLDCO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES MAKES, AND EACH OF THE PARENT PARTIES WAIVES, ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THIS (I) AGREEMENT, (II) THE CONTEMPLATED TRANSACTIONS, (III) THE TRANSACTION DOCUMENTS, (IV) THE ASSETS OF THE COMPANY GROUP (INCLUDING THE SINCLAIR REAL PROPERTY, THE FACILITIES (OR CAPACITY THEREOF), TANGIBLE PERSONAL PROPERTY AND BUSINESS INTELLECTUAL PROPERTY RIGHTS), (V) THE LIABILITIES OF THE COMPANY GROUP, (VI) THE COMPANY LLC INTERESTS, (VII) THE CONDITION, PROSPECTS OR PERFORMANCE (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE BUSINESS, THE ASSETS OR THE LIABILITIES OF THE COMPANY GROUP, (VIII) ANY PROJECTION, ESTIMATE OR BUDGET DELIVERED OR MADE AVAILABLE TO THE PARENT PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS, FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF), FUTURE PERFORMANCE OR FUTURE CAPACITY, OR (IX) ANY OTHER INFORMATION PROVIDED OR MADE AVAILABLE TO THE PARENT PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE COMPANY LLC INTERESTS, THE BUSINESS, THE ASSETS, THE LIABILITIES OR THE OPERATIONS OF THE COMPANY GROUP, AND (B) ALL OF THE ASSETS TO BE TRANSFERRED OR THE LIABILITIES TO BE ASSUMED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN ACCORDANCE WITH THIS AGREEMENT SHALL BE TRANSFERRED OR ASSUMED ON AN “AS IS, WHERE IS” AND “WITH ALL KNOWN AND UNKNOWN FAULTS” BASIS, AND (C) ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FAILURE OF AN ESSENTIAL PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR OTHERWISE ARE EXPRESSLY DISCLAIMED BY THE COMPANY AND SINCLAIR HOLDCO AND ARE WAIVED BY EACH OF THE PARENT PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, FINANCIAL OR OTHER PROJECTIONS, AS WELL AS ANY OTHER INFORMATION, DOCUMENTS OR OTHER MATERIALS (INCLUDING ANY SUCH MATERIALS CONTAINED IN ANY “DATA ROOM” OR REVIEWED BY ANY PARENT PARTY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES) OR MANAGEMENT PRESENTATIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED TO ANY PARENT PARTY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES ARE NOT AND WILL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR SINCLAIR HOLDCO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES AND NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE FOREGOING EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT.

Section 4.30 No Other Representations. Notwithstanding anything to the contrary in this Agreement, neither Sinclair HoldCo nor the Company makes any representation or warranty in any provision of this Agreement, the

Company Disclosure Schedules or otherwise, other than those representations and warranties expressly set forth in this Article 4 (subject to the limitations in this Section 4.30). In addition, notwithstanding the generality of any other representations and warranties in this Agreement:

(a) the representations and warranties in Section 4.14 are Sinclair Holdco’s and the Company’s exclusive representations and warranties with respect to compliance with Environmental Laws;

(b) the representations and warranties in Section 4.17 and Section 4.19 are Sinclair Holdco’s and the Company’s exclusive representations and warranties with respect to compliance with Tax Laws;

(c) the representations and warranties in Section 4.18 and Section 4.19 are Sinclair Holdco’s and the Company’s exclusive representations and warranties with respect to compliance with Laws relating to ERISA, employee benefit and compensation, and labor and employment matters; and

(d) the representations and warranties set forth in Section 4.23 are Sinclair Holdco’s and the Company’s exclusive representations with respect to compliance with anti-corruption Laws.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Except as set forth in the Parent Disclosure Schedules, the Parent Parties represent and warrant to the Company and Sinclair HoldCo as follows:

Section 5.1 Organization.

(a) Each of Parent and its Significant Subsidiaries is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the Laws of its jurisdiction of organization or incorporation, and has the requisite power and authority to own, lease and operate its properties and carry on its businesses as conducted on the date hereof, except where the failure to be in good standing or to have such power and authority would not have or not reasonably be expected to have a Parent Material Adverse Effect.

(b) Each of the Parent Entities is duly qualified, licensed or registered, as applicable, to do or transact business under the Laws of all jurisdictions in which such qualification, license or registration, as applicable, is required, except for those jurisdictions where the failure to be so qualified, licensed or registered, as applicable, would not have or not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Authority; Binding Effect.

(a) Each Parent Party has the requisite corporate or limited liability company power and authority, as applicable, to enter into this Agreement, to perform its obligations hereunder, and, subject to the receipt of the Parent Stockholder Approval and the other approvals set forth in Section 5.26(d), to consummate the Contemplated Transactions. The execution of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by all required corporate or limited liability company action, as applicable, on the part of such Parent Party and, except for the Parent Stockholder Approval and the other approvals set forth in Section 5.26(d), no other corporate or limited liability company proceedings, as applicable, on the part of such Parent Party are necessary to authorize this Agreement or the consummation of the Contemplated Transactions.

(b) This Agreement has been duly executed and delivered by each Parent Party, and assuming the due authorization, execution and delivery of this Agreement by the Company and Sinclair HoldCo, this Agreement constitutes a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with its terms, except as enforcement may be limited by the Equitable Exceptions.

(c) As of the date hereof, the board of directors of Parent has unanimously (i) determined that the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of its stockholders and Parent and (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions.

Section 5.3 Non-Contravention.

The execution, delivery and performance of this Agreement by each Parent Party and, subject to the receipt of the Parent Stockholder Approval and the other approvals set forth in Section 5.26(d), the consummation of the Contemplated Transactions, do not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of any Parent Entity, (b) result in the breach or violation of, constitute a default under, or give rise to any right of termination, cancellation, modification, revocation, suspension or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any Parent Entity under any Parent Material Contract or Parent Lease, result in the creation or the imposition of any Encumbrance (other than Permitted Encumbrances) on any of the assets of any Parent Entity, or give rise to or result in the termination, cancellation, modification, acceleration, revocation or suspension of any Permit used by or required for the ongoing operation of, any Parent Entity, or (c) violate any Law applicable to any Parent Entity, or any Order against any Parent Entity, except with respect to clauses (b) and (c), for any violation, breach, default, termination, cancellation, acceleration, modification, revocation or suspension that would not have or not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Governmental Consents and Approvals.

The execution and delivery of this Agreement by the Parent Parties and the performance of each such Parent Party’s obligations hereunder and the consummation of the Contemplated Transactions, do not and will not require any advance filing with, or clearance, consent or approval of, any Governmental Authority, except for (a) those filings required under the HSR Act, (b) the filing of the Parent Certificate of Merger with the Secretary of State of the State of Delaware and (c) any filings, clearances, consents or approvals, the failure of which to effect or obtain would not have or not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5 Capitalization of Parent.

(a) As of the date hereof and until the Effective Time, the authorized capital of Parent consists solely of (i) 320,000,000 shares of Parent Common Stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock of Parent, par value $1.00 per share. As of the date of this Agreement, the only issued and outstanding capital stock or other equity interests of Parent are (i) 162,490,166 shares of Parent Common Stock, (ii) no shares of preferred stock of Parent were outstanding, (iii) 1,826,745 shares of Parent Common Stock were subject to outstanding Parent Restricted Stock Unit Awards, (iv) 600,106 shares of Parent Common Stock were subject to outstanding Parent Performance Share Unit Awards and (v) 7,697 shares of Parent Common Stock vested yet to be awarded.

(b) All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. The New Parent Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The New Parent Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms hereof, will be issued in compliance in all material respects with applicable Laws. Except as set forth on Parent Disclosure Schedule 5.5(b), or as identified in the Parent SEC Documents filed or furnished on or prior to the date of this Agreement, and except for changes after the date hereof in compliance with Section 6.6(b)(i), there are no outstanding or authorized other shares of capital stock or equity securities of Parent, options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls, phantom equity, profit sharing agreements or commitments or other agreements of any character whatsoever relating to any equity or voting interest in Parent requiring the issuance, delivery or sale of any equity or voting interest of Parent. Parent has no authorized or outstanding bonds, debentures, notes or other indebtedness that afford the holders thereof the right to vote (or any instrument convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) on any matter relating to Parent. There are no Contracts to which Parent is a party or by which it is bound to (i) repurchase, redeem or otherwise acquire any equity or voting interest in Parent, or (ii) vote or dispose of any equity or voting interest in Parent. To the Knowledge of Parent, there are no irrevocable proxies and no voting agreements with respect to any equity or voting interest in Parent or any Significant Subsidiary. No Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of any equity or voting interest in, Parent.

Section 5.6 Subsidiaries; Equity Ownership.

(a) All Significant Subsidiaries of Parent (excluding, for the avoidance of doubt, the MLP and its Subsidiaries) and their respective jurisdictions of organization are identified in the Parent SEC Documents. Except as set forth on Parent Disclosure Schedule 5.6(a), each Significant Subsidiary is directly owned of record by Parent or a Subsidiary of Parent, free and clear of any Encumbrances other than (i) the Permitted Encumbrances, (ii) transfer restrictions imposed by federal and state securities Laws and (iii) any transfer restrictions contained in the organizational documents of such Significant Subsidiary. There are no other equity securities of any Significant Subsidiary authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls, phantom equity, profit sharing agreements or commitments or other agreements of any character whatsoever relating to the equity securities of any Significant Subsidiary or requiring the issuance, delivery or sale of any equity security of any Significant Subsidiary. Except as set forth on Parent Disclosure Schedule 5.6(a) and as identified in the Parent SEC Documents, no Significant Subsidiary has any authorized or outstanding bonds, debentures, notes or other Indebtedness that afford the holders thereof the right to vote (or any instrument convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) on any matter relating to such Significant Subsidiary. There are no Contracts to which Parent or any Significant Subsidiary is a party or by which Parent or any Significant Subsidiary is bound to (x) repurchase, redeem or otherwise acquire any equity or voting interest in, any Significant Subsidiary or (y) vote or dispose of any equity or voting interest in, any Significant Subsidiary.

(b) As of the date of this Agreement, the only issued and outstanding limited partner or other equity interests of the MLP are (i) 105,440,201 common units of the MLP issued and outstanding, of which 65,630,030 were owned directly or indirectly by Parent, (ii) no subordinated units of the MLP issued and outstanding, (iii) a non-economic general partner interest which is held indirectly by Parent, (iv) 290,738 common units of the MLP subject to outstanding phantom units of the MLP (v) 66,591 common units of the MLP subject to outstanding performance units of the MLP (assuming, if applicable, achievement of the applicable performance measures at the target level) and (vi) 857,959 common units reserved for issuance upon a grant under the MLP’s Long-Term Incentive Plan.

(c) The sole general partner of the MLP is HEP Logistics Holdings, L.P., which is a wholly owned subsidiary of Parent. All of the outstanding equity interests of the MLP are duly authorized and validly issued, fully paid and non-assessable (to the extent applicable) and not subject to any preemptive rights. Except as set forth above in this Section 5.6(c), and for changes after the date hereof in compliance with Section 6.6(b)(i), there are no outstanding or authorized limited partner interests or other equity securities of the MLP, options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls, phantom equity, profit sharing agreements or commitments or other agreements of any character whatsoever relating to the limited partner interests or other equity securities of the MLP, to which the MLP or any of its Subsidiaries is a party or is bound requiring the issuance, delivery or sale of limited partner interests or other equity securities of the MLP. Except as set forth on Parent Disclosure Schedule 5.6(c), each Subsidiary of the MLP is wholly owned by the MLP.

(d) Except as set forth on Parent Disclosure Schedule 5.6(d), none of Parent, the MLP or any Significant Subsidiary owns, directly or indirectly, any capital stock of, or equity ownership or voting interest in, any Person (other than a Significant Subsidiary or the MLP).

(e) Except as set forth on Parent Disclosure Schedule 5.6(e), as of the Closing Date, New Parent shall own, directly or indirectly, all of the outstanding equity interests in Parent and each Significant Subsidiary free and clear of all Encumbrances, other than (i) Permitted Encumbrances, (ii) transfer restrictions imposed by federal and state securities Laws and (iii) any transfer restrictions contained in the organizational documents of Parent or such Significant Subsidiary, none of which apply to the Contemplated Transactions.

Section 5.7 Absence of Changes.

Except as explicitly set forth in this Agreement, (a) since June 30, 2021 through the date of this Agreement the Parent Entities have been operated in the ordinary course of business in all material respects, and (b) since June 30, 2021 there has not been any event, occurrence, fact, condition or change that has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.8 Real Property.

(a) The applicable Parent Entity has good and marketable fee simple title to each of the material parcels or tracts of real property identified, recorded or reflected in the Parent Financial Statements (the “Parent Owned Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances, except where the failure of such Parent Entity to have such good and marketable fee simple title has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The applicable Parent Entity has a good and valid leasehold interest in each of the material leased or subleased real properties identified, recorded or reflected in the Parent Financial Statements (the “Parent Leased Real Property”) pursuant to a lease or sublease agreement (each, a “Parent Lease,” and collectively, the “Parent Leases”), free and clear of all Encumbrances, except Permitted Encumbrances, except where the failure of such Parent Entity to have such good and valid leasehold interest has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) As of the date hereof, no Parent Entity is in breach beyond applicable notice and cure periods in any material respect under any Parent Lease or Parent Easement to which any such Parent Entity is a party that is material to the operation of the business of the Parent Entities, except for such breaches that have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All of the Parent Leases and Parent Easements that are material to the operation of the business of the Parent Entities are, to the Knowledge of Parent and subject to the Equitable Exceptions, valid and in full force and effect as of the date hereof, and are the legal and binding obligation of the Parent Entity party thereto, enforceable against such Parent Entity and, to the Knowledge of Parent, the counterparty thereto in accordance with its terms, except where the failure of such Parent Lease or Parent Easement to be valid and in full force and effect, the legal and binding obligation of such Parent Entity or enforceable against such Parent Entity or the counterparty thereto, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) The assets and rights of the Parent Entities include all of the material easements, rights-of-way, servitudes and similar rights and agreements used by the Parent Entities in the conduct of the business of the Parent Entities in the twelve (12) months prior to the date of this Agreement (each, a “Parent Easement,” and collectively, the “Parent Easements”), except where the failure of the Parent Entities to have or hold a Parent Easement has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and no Parent Entity has received any written notice or claim that it does not possess any Parent Easement, the failure of which to possess would have or reasonably be expected to have a Parent Material Adverse Effect. With respect to each Parent Easement, the applicable Parent Entity has a good and valid easement interest therein, free and clear of all Encumbrances, except Permitted Encumbrances, except where the failure of such Parent Entity to have such good and valid easement interest therein has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.9 Material Contracts.

(a) Parent Disclosure Schedule 5.9, together with the Contracts identified on the list of exhibits to the Parent SEC Documents, sets forth, as of the date hereof, any Contract that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K of the Exchange Act (the “Parent Material Contracts”).

(b) (i) Each Parent Material Contract is valid and binding on each Parent Entity that is a party thereto and, to the Knowledge of Parent, each other party thereto, and is in full force and effect, (ii) no Parent Entity is in breach of, or default under, any Parent Material Contract, (iii) no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default (or has constituted such breach or default) under such Parent Material Contract on the part of the applicable Parent Entity, nor to the Knowledge of Parent, on the part of the other party thereto, except where the failure of such Parent Material Contract to be valid and binding would not have or reasonably be expected to have, or for such breaches or defaults that would not have or not reasonably be expected to have, a Parent Material Adverse Effect.

Section 5.10 Intellectual Property Rights; Privacy. Except where the failure of such representation to be true and correct would not have or not reasonably be expected to have a Parent Material Adverse Effect:

(a) The Parent Entities own or have rights to use all material Parent Intellectual Property Rights, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. To the Knowledge of Parent, no other Intellectual Property Rights other than the Parent Intellectual Property Rights are necessary to conduct the business of the Parent Entities in substantially the same manner as conducted as of the date hereof. The consummation of the transactions will not result in the loss or impairment of the Parent Entities’ right to own, use or hold for use any Parent Intellectual Property Rights as owned, used or held for use in the conduct of the business as conducted in the twelve (12) months prior to the date of this Agreement.

(b) To the Knowledge of Parent, neither the Parent Entities’ business as conducted as of the date hereof nor the Parent Entities’ business as conducted during the thirty-six (36) months immediately prior to the date hereof infringes on, misappropriates or otherwise violates any Intellectual Property Rights of any third Person in any material respect. As of the date hereof, there is no Action pending or, to the Knowledge of the Parent, threatened against any of the Parent Entities with respect to the alleged infringement or misappropriation by the Parent Entities of any material Intellectual Property Rights of any third Person. As of the date hereof, no Person has asserted to the Parent Entities any written objection or claim with respect to the ownership, validity or enforceability of, or the right of the Parent Entities to exercise, sell or license, any material Owned Parent Intellectual Property Rights.

(c) To the Knowledge of Parent, as of the date hereof, no Person is infringing on, misappropriating or otherwise violating the Owned Parent Intellectual Property Rights.

(d) To the Knowledge of Parent, no Open Source is or has been used in any material Parent Software in a manner which will result in an obligation for the Parent Entities to disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any material Parent Software or material Owned Parent Intellectual Property Rights.

(e) The Parent Entities have taken reasonable measures to protect the integrity of the Parent Systems owned or controlled by the Parent Entities, including reasonable measures related to back-ups, disaster recovery and business continuity, as well as reasonable tools and processes to protect the Parent Systems owned or controlled by the Parent Entities from defects, bugs, viruses and other such corruptants.

(f) To the Knowledge of the Parent, in the thirty-six (36) months immediately prior to the date hereof, there has not been any material (x) failure, outage or substandard performance with respect to the Parent Systems owned or controlled by the Parent Entities or (y) security breach of, or other unauthorized access to, any Parent

Systems owned or controlled by the Parent Entities (including any material breach of Personal Information stored or processed thereon).

(g) To the Knowledge of Parent, the Parent Entities are in material compliance with all applicable Laws, the Parent Entities’ website privacy policies and contractual obligations, in each case with respect to the collection, use, storage, sharing or transfer of Personal Information by the Parent Entities preceding the Closing Date. The Parent Entities have reasonable safeguards in place designed to protect Personal Information in its possession or under its control against loss, theft, misuse or unauthorized disclosure, and to the Knowledge of Parent, the Parent Entities have not received any written notice of any claims of, or been charged with, the violation of any Laws concerning the collection, use, storage, sharing or transfer of Personal Information.

Section 5.11 Assets of the Parent Parties.

Except for (i) Permitted Encumbrances, (ii) property or Parent Leases disposed of or terminated in the ordinary course of business since June 30, 2021, and (iii) Parent Intellectual Property Rights, which are the subject of Section 5.10, as of the date hereof, except as set forth on Parent Disclosure Schedule 5.11, the Parent Entities have good and valid title to, or, in the case of leased tangible personal property or Parent Leases, valid leasehold interests in, all real property and tangible personal property reasonably required for the conduct of the business of the Parent Entities in substantially the same manner as conducted as of the date hereof or recorded or reflected in the Parent Financial Statements as owned or leased by the Parent Entities, except, in each case, as would not have or not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.12 Compliance with Laws.

Each Parent Entity is, and during the thirty-six (36) months prior to the date of this Agreement has been, in compliance with all Laws applicable to such Parent Entity or its assets, except (a) as disclosed in any Parent SEC Documents or (b) where the failure to comply with such Laws would not have or not reasonably be expected to have a Parent Material Adverse Effect. During the thirty-six (36) months prior to the date of this Agreement, no Parent Entity has received written notice of or, to the Knowledge of Parent, has been under investigation with respect to, any claimed material noncompliance with such Laws or binding Order of any Governmental Authority on the part of any Parent Entity, except where such noncompliance would not have or not be reasonably expected to have a Parent Material Adverse Effect.

Section 5.13 Environmental Matters. Except as specified on Parent Disclosure Schedule 5.13, as disclosed in any Parent SEC Document filed or furnished on or prior to the date of this Agreement or for matters that would not have or not reasonably be expected to have a Parent Material Adverse Effect:

(a) To the Knowledge of Parent, there has been no Release of Hazardous Material at any Parent Owned Real Property or real property subject to a Parent Lease in connection with the operation of the business of the Parent Entities for which remedial or corrective action is presently required under applicable Environmental Laws.

(b) The Parent Entities are and, during the time periods specified pursuant to all applicable statutes of limitations, have been in compliance with applicable Environmental Laws (including holding all required Environmental Permits) and required Environmental Permits.

(c) As of the date hereof, the Parent Entities have not received any Environmental Notice the substance of which remains pending or unresolved.

(d) As of the date hereof, no Proceeding is pending against, or, to the Knowledge of Parent, is threatened in writing against, the Parent Entities pursuant to or relating to applicable Environmental Laws or Environmental Permits.

(e) The Parent Entities (or any predecessor thereof) have not transported or arranged for the treatment, storage, handling, disposal, recycling or transportation of any Hazardous Material to any off-site location which has or could reasonably be expected to result in Liability of the Parent Entities under Environmental Laws.

(f) The Parent Entities are not subject to any currently effective Order issued by any Governmental Authority under any Environmental Laws.

Section 5.14 Certain Proceedings.

(a) As of the date of hereof, no Proceeding is pending or, to the Knowledge of Parent, threatened against any Parent Entity or any portion of their respective properties or assets (including any of the Parent Real Property), that (i) would (if determined in a manner adverse to such Parent Entity, as applicable) reasonably be expected to have a Parent Material Adverse Effect, or (ii) would reasonably be likely to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement, or the carrying out of this Agreement and the Contemplated Transactions.

(b) No Parent Entity is subject to any outstanding Order relating to the conduct of the business of such Parent Entity that would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.15 Permits.

Except as would not have or not reasonably be expected to have a Parent Material Adverse Effect: (a) the Parent Entities hold or have applied for all Permits that are necessary for the operation of the business of the Parent Entities in substantially the same manner as such business has been operated during the twelve (12) month period prior to the date of this Agreement; (b) all such Permits are in full force and effect and no Proceeding is pending, or to the Knowledge of Parent, threatened to revoke or limit any such Permit or application; (c) the Parent Entities are, and have been during the thirty-six (36) months prior to the date of this Agreement, in compliance with all Permits; and (d) during the thirty-six (36) month period to the date of this Agreement, no Parent Entity has received any written notice stating that the Parent Entities are in violation of any Permit.

Section 5.16 Tax Treatment. No Parent Entity is aware of the existence of any fact or circumstance, after reasonable diligence, or has taken or agreed to take any action, that could reasonably be expected to prevent or impede (i) the Parent Merger and Sinclair Contribution from being treated as integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code or (ii) the Parent Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.17 Employment Matters.

(a) With respect to all employees of the Parent Entities (all such individuals the “Parent Employees”): (i) to the Knowledge of the Parent, the Parent Entities are in compliance with all applicable Laws respecting labor and employment and employment practices, terms and conditions of employment and wages and hours, immigration, occupational safety and health, workers’ compensation; (ii) the Parent Entities are in compliance with all applicable Laws respecting the characterization and treatment of individuals as employees, independent contractors or consultants; (iii) all Parent Employees classified as exempt under the Fair Labor Standards Act and/or ineligible for overtime under federal, state, and local wage and hour Laws (including employment and labor standards Laws) are properly classified; and (iv) the Parent Entities are in compliance with and have complied in all material respects with all immigration Laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations, except, in the case of each of clauses (i) through (iv) for any such non-compliance or violation as would not have or not reasonably be expected to have a Parent Material Adverse Effect. The Parent Entities are and have been in compliance with the terms of all employment agreements or other employment-related contracts, except as would not have or not reasonably be expected to have a Parent Material Adverse Effect.

(b) As of the date hereof, there are no Actions against any of the Parent Entities pending, or to the Knowledge of the Parent, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee, applicant, consultant, volunteer, intern, or independent contractor of the Parent Entities, including, without limitation, any charge, investigation or claim relating to unfair labor practices, grievances under any applicable collective bargaining agreement, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, human rights, pay equity, accessibility, language, immigration, wages, hours, overtime compensation, employment or labor standards, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment-related matter arising under applicable Laws, except, for any such Actions as would not have or not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.18 Employee Benefits.

(a) None of the Parent Entities, nor any of their respective ERISA Affiliates, sponsors, maintains or contributes to, and no Parent Benefit Plan is, (i) a plan subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (v) a “voluntary employees beneficiary association” within the meaning of Section 501(c)(9) of the Code, (vi) a Benefit Plan that provides post-termination or retiree medical or other welfare benefits to any Person for any reason (other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or any similar state Laws, and at the sole expense of such Person).

(b) Each Parent Benefit Plan is, and has been, operated in accordance with its terms and with all applicable Laws including, if applicable, ERISA and the Code, except where the failure to do so would not have or not reasonably be expected to have a Parent Material Adverse Effect.

(c) Each Parent Benefit Plan that is intended to meet the requirements of Section 401(a) of the Code has received a favorable and current determination letter from the IRS or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such Parent Benefit Plan and the related trust are qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, respectively, each such determination remains in effect and has not been revoked, and nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Parent Benefit Plan or cause the imposition of any tax or other Liability under ERISA, the Code or any other applicable Law.

(d) Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in combination with any other additional or subsequent event, including a termination of employment) will (i) result in any compensation or benefits (including any bonus, retention, change in control or severance compensation or benefits) of any current or former employee or independent contractor who provides or has provided services directly or indirectly to any Parent Entity or any of their beneficiaries becoming due, vested, funded (through a grantor trust or otherwise), payable, accelerated or increased, or in any forgiveness of indebtedness, (ii) result in any other obligation or Liability pursuant to any Parent Benefit Plan or otherwise with respect to any current or former employee or independent contractor who provides or has provided services directly or indirectly to any Parent Entity, (iii) limit or restrict the right of any Parent Entity to merge, amend, or terminate any Parent Benefit Plan; or (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. No Parent Entity, nor any of their ERISA Affiliates, has any obligation to gross up, indemnify, or otherwise reimburse any Person for any excise taxes, interest, or penalties incurred under Section 409A or Section 4999 of the Code.

Section 5.19 Anti-Corruption.

No Parent Entity, nor any of their respective directors, managers or officers, nor, to the Knowledge of Parent, any of their respective agents, employees, representatives, consultants or any other Person acting for or on behalf of the foregoing (individually and collectively) has, directly or indirectly, offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, including but not limited to cash, checks, wire transfers, tangible and intangible gifts, favors, services, entertainment and travel expenses or other illicit payments to (a) any governmental official, candidates or members of political parties or organizations or other Persons, in violation of any applicable Law, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, any Laws prohibiting commercial bribery or any other applicable anti-corruption Laws or (b) any Person for the purpose of influencing any act or decision of any government official or inducing any governmental official to act or fail to act in violation of such government official’s duties, in each case, except to the extent that any such violation of applicable Law would not have or not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.20 Brokers.

No broker, finder, investment banker or other agent retained by any Parent Entity is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions for which the Company or Sinclair HoldCo would have any Liability.

Section 5.21 Parent’s Investigation.

Each Parent Party has conducted its own independent investigation, review and analysis of the Company Group and its business operations and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company Group for such purpose. Each Parent Party acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Contemplated Transactions, such Parent Party has relied solely on its own investigation and the express representations and warranties of the Company in Article 4 and the corresponding representations and warranties set forth in the Company Officer’s Certificate and (b) neither the Company nor any other Person has made any representation or warranty as to the Company Group, or this Agreement, except as expressly set forth in Article 4 and the Company Officer’s Certificate and such Parent Party has not relied on any information other than the express representations and warranties of the Company in Article 4 and the corresponding representations and warranties set forth in the Company Officer’s Certificate. Without limiting the generality of the foregoing, each Parent Party acknowledges, on behalf of itself and its Affiliates, that none of the Company, Sinclair HoldCo or any of their respective Affiliates or Representatives makes any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to this (i) Agreement, (ii) the Contemplated Transactions, (iii) the Transaction Documents, (iv) the assets of the Company Group (including the Sinclair Real Property, the Facilities (or capacity thereof), tangible personal property and Business Intellectual Property Rights), (v) the Liabilities of the Company Group, (vi) the Company LLC Interests, (vii) the condition, prospects or performance (financial or otherwise) of, or any other matter involving, the business, the assets or the Liabilities of the Company Group, (viii) any projection, estimate or budget delivered or made available to each Parent Party, or any of their respective Affiliates or their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), future performance or future capacity, or (ix) any other information provided or made available to each Parent Party or any of their respective Affiliates or Representatives with respect to the Company LLC Interests, the business, the assets, the Liabilities or the operations of the Company Group, except as expressly set forth in the representations and warranties made by the Company in Article 4 and the corresponding representations and warranties set forth in the Company Officer’s Certificate.

Section 5.22 SEC Documents.

(a) Parent has filed with or furnished to the Commission on a timely basis all forms, reports, schedules, statements and other documents required to be filed with or furnished to the Commission by Parent on or after January 1, 2020 (all such documents filed or furnished, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Parent SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, including, in each case, the rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Parent SEC Documents (the “Parent Financial Statements”) (i) have been prepared in a manner consistent with the books and records of the applicable Parent Entities, (ii) have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission), (iii) comply as to form in all material respects with the published rules and regulations of the Commission with respect thereto and (iv) fairly present in all material respects the consolidated financial position of the applicable Parent Entities as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments), all in accordance with GAAP and the applicable rules and regulations promulgated by the Commission. Since January 1, 2020, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, Commission rule or policy or applicable Law. The books and records of the Parent Entities have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(c) Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed in its periodic and current reports under the Exchange Act is made known to its chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Parent have evaluated the effectiveness of Parent’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document, that is a report on Form 10-K or Form 10-Q, or any amendment thereto, his or her conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(d) Parent has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of Parent’s internal control over financial reporting prior to the date hereof, to Parent’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Parent’s internal control over financial reporting which would reasonably be expected to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(e) Since January 1, 2020, (i) none of the Parent Entities nor, to the Knowledge of Parent, any director, officer, employee, auditor, accountant or Representative of the Parent Entities has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Parent Entities or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any of the Parent Entities has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Parent Entities, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by any of the Parent Entities or any of their respective officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of any of the Parent Entities.

(f) There are no outstanding or unresolved comments in the comment letters received from the Commission staff with respect to the Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents is subject to ongoing review or outstanding Commission comment or investigation.

(g) No Parent Entity is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among any Parent Entity on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent’s or such Subsidiary’s published financial statements or other Parent SEC Documents.

(h) Parent is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the NYSE, in each case, that are applicable to Parent.

Section 5.23 No Prior Activities of New Parent or Parent Merger Sub.

Except for obligations incurred in connection with its formation or the negotiation and consummation of this Agreement and the Contemplated Transactions, none of New Parent or Parent Merger Sub has incurred any Liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 5.24 Investment Company.

None of Parent Parties is, and immediately after the issuance and sale of the New Parent Common Stock pursuant to this Agreement none of the Parent Parties will be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 5.25 Form S-3.

Parent is eligible as of the date hereof, and, to the Knowledge of Parent, New Parent will be eligible as of the Closing, in each case, to register the New Parent Common Stock comprising the Sinclair Merger Consideration for resale by Sinclair HoldCo, under a Registration Statement on Form S-3 promulgated under the Securities Act.

Section 5.26 Board Approval; Vote Required.

(a) The Parent Board, at a meeting duly called and held, has duly and unanimously adopted resolutions (i) determining that the terms of this Agreement and Contemplated Transactions are advisable and in the best interests of the Parent Stockholders and Parent, (ii) approving and declaring advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions and (iii) recommending that Parent Stockholders approve the issuance of the Sinclair Stock Consideration at the Special Meeting (herein referred to as the “Parent Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.7.

(b) The New Parent Board has unanimously (i) determined the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of Parent and New Parent and (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions.

(c) The board of directors of Parent Merger Sub has unanimously (i) determined the terms of this Agreement and the Contemplated Transactions are advisable and in the best interests of New Parent and Parent Merger Sub and (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the Contemplated Transactions.

(d) The affirmative vote of the majority of the votes cast by holders of shares of Parent Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting in favor of the issuance of the Sinclair Stock Consideration (the “Parent Stockholder Approval”), the New Parent Stockholder Approval and the Parent Merger Sub Stockholder Approval are the only votes of holders of any class or series of Parent’s, New Parent’s or Parent Merger Sub’s capital stock, as applicable, necessary in connection with the consummation of the Contemplated Transactions.

(e) No Parent Stockholders or other holders of equity interests of Parent have any dissenters’ rights or rights of appraisal relating to the Contemplated Transactions.

Section 5.27 Takeover Laws.

The Contemplated Transactions are not subject to any applicable Takeover Laws as they relate to any Parent Party or any similar provision in any Parent Party’s organizational documents.

Section 5.28 Disclaimer of Other Representations and Warranties.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 5 OR IN THE CORRESPONDING REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PARENT OFFICER’S CERTIFICATE, NONE OF THE PARENT PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES MAKES, AND EACH OF SINCLAIR HOLDCO AND EACH MEMBER OF THE COMPANY GROUP WAIVES, ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THIS (I) AGREEMENT, (II) THE CONTEMPLATED TRANSACTIONS, (III) THE TRANSACTION DOCUMENTS, (IV) THE ASSETS OF THE PARENT ENTITIES (INCLUDING THE PARENT REAL PROPERTY, TANGIBLE PERSONAL PROPERTY AND PARENT INTELLECTUAL PROPERTY RIGHTS), (V) THE LIABILITIES OF THE PARENT ENTITIES, (VI) THE NEW PARENT COMMON STOCK, (VII) THE CONDITION, PROSPECTS OR PERFORMANCE (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE BUSINESS, THE ASSETS OR THE LIABILITIES OF THE PARENT ENTITIES, (VIII) ANY PROJECTION, ESTIMATE OR BUDGET DELIVERED OR MADE AVAILABLE TO SINCLAIR HOLDCO OR THE COMPANY GROUP OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS, FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) FUTURE PERFORMANCE OR FUTURE CAPACITY, OR (IX) ANY OTHER INFORMATION PROVIDED OR MADE AVAILABLE TO SINCLAIR HOLDCO, THE COMPANY GROUP OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE NEW PARENT COMMON STOCK, THE BUSINESS, THE ASSETS, THE LIABILITIES OR THE OPERATIONS OF THE PARENT ENTITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, FINANCIAL OR OTHER PROJECTIONS, AS WELL AS ANY OTHER INFORMATION, DOCUMENTS OR OTHER MATERIALS (INCLUDING ANY SUCH MATERIALS CONTAINED IN ANY “DATA ROOM” OR REVIEWED BY ANY MEMBER OF THE COMPANY GROUP OR SINCLAIR HOLDCO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES) OR MANAGEMENT PRESENTATIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED TO ANY MEMBER OF THE COMPANY GROUP OR SINCLAIR HOLDCO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ARE NOT AND WILL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF THE PARENT PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES AND NO REPRESENTATION OR

WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE FOREGOING EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT.

Section 5.29 No Other Representations. Notwithstanding anything to the contrary in this Agreement, the Parent Parties make no representation or warranty in any provision of this Agreement, the Parent Disclosure Schedules or otherwise, other than those representations and warranties expressly set forth in this Article 5 (subject to the limitations in this Section 5.29). In addition, notwithstanding the generality of any other representations and warranties in this Agreement:

(a) the representations and warranties in Section 5.13 are the Parent Parties’ exclusive representations and warranties with respect to compliance with Environmental Laws;

(b) the representations and warranties in Section 5.16 and Section 5.18 are the Parent Parties’ exclusive representations and warranties with respect to compliance with Tax Laws;

(c) the representations and warranties in Section 5.17 and Section 5.18 are the Parent Parties’ exclusive representations and warranties with respect to compliance with Laws relating to ERISA, employee benefit and compensation, and labor and employment matters; and

(d) the representations and warranties set forth in Section 5.19 are the Parent Parties’ exclusive representations with respect to compliance with anti-corruption Laws.

ARTICLE 6.

FURTHER AGREEMENTS

The Parties covenant and agree as follows:

Section 6.1 Efforts of the Parties.

(a) Subject to the terms and conditions of this Agreement, including Section 6.1(b) and Section 6.2, and the Midstream Contribution Agreement in the case of the Midstream Contribution, the Parties shall, as promptly as reasonably practicable, use reasonable best efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary under applicable Laws or otherwise proper and advisable to consummate and make effective the Contemplated Transactions and the Midstream Contribution.

(b) The Parties shall give notices to and use reasonable best efforts to obtain any consent, authorization or approval of any private third party (other than any Governmental Authority) that may be or become necessary in connection with this Agreement or the Midstream Contribution Agreement and the performance of its obligations pursuant to this Agreement or the Midstream Contribution Agreement.

Section 6.2 Regulatory Clearance.

(a) Each of the Parties shall, and shall cause each of its respective Affiliates to, (i) file any required Notification and Report Forms with the DOJ and FTC pursuant to the HSR Act within fifteen (15) Business Days after the date of this Agreement; (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law; and (iii) use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.2 to satisfy the Closing condition in Section 7.1(b) as soon as practicable, which reasonable best efforts shall include avoiding and eliminating any impediment under the HSR Act and any other Antitrust Law and refraining from taking actions that would reasonably be expected to delay the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act and any other Antitrust Law. Without limiting the foregoing, the Parties shall request and shall use reasonable best efforts to obtain expiration or early termination of the waiting period under the HSR Act in connection with the Contemplated Transactions and the Midstream Contribution as soon as practicable. The Parent Parties shall pay the filing fee applicable to the Contemplated Transactions under the HSR Act.

(b) Notwithstanding anything to the contrary set forth in this Agreement, the Parent Parties shall not have any obligation to, and Sinclair HoldCo or the Company may not without the Parent Parties’ written consent: (i) agree or commit to sell, divest, or otherwise dispose of any particular asset, properties, category, portion or part of an asset or business of Parent Parties, the Company or their respective Subsidiaries; (ii) terminate, modify, or assign existing relationships, Contracts, or obligations of the Parent Parties, the Company or their respective Subsidiaries; (iii) change or modify any course of conduct regarding future operations of the Parent Parties, the Company or their respective Subsidiaries; or (iv) otherwise take or commit to take any other action that would limit the freedom of action of the Parent Parties with respect to, or their ability to retain, one or more of its respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired as part of the Contemplated Transactions or the Midstream Contribution, except as otherwise contemplated in the Midstream Contribution Agreement, (each of clause (i), (ii), (iii), and (iv) a “Divestiture Action”); provided, however, if required to satisfy the closing conditions in Section 7.1(a) and Section 7.1(b) and cause the Closing to occur no later than the End Date, the Parent Parties shall agree to a Divestiture Action with respect to Parent’s rights, title and interest in the Woods Cross Refinery Assets (a “Woods Cross Refinery Divestiture Action”); provided, further, that the Parent Parties shall not be required to agree to or take any such Woods Cross Refinery Divestiture Action that is not conditioned on, or that becomes effective prior to, the Closing. Anything in this Agreement notwithstanding, nothing in this Section 6.2 or otherwise in this Agreement shall require the Parent Parties to take or cause to be taken any Divestiture Action with respect to any asset, property, business or equity interest of the MLP or any of its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, Parent may at its sole discretion compel the Company to take or agree to any Divestiture Action so long as the effectiveness of such Divestiture Action is conditioned upon the Closing and does not become effective prior to the Closing.

(c) Each of the Parties shall, and shall cause each of its respective Representatives to, (i) promptly keep each other Party apprised of the status of any communications with, and any inquiries or requests for additional information from, the DOJ, FTC or any other Governmental Authority, and shall substantially comply with any such inquiry or request as promptly as practicable; (ii) cooperate and consult with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 6.2, including, subject to applicable Laws relating to the exchange of information, by permitting counsel for the other Party to review in advance, and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Authority and provide counsel for the other Party with copies of all filings and submissions made by such Party and all correspondence and other written communications between such Party (and its advisors) and any Governmental Authority and any other information supplied by such Party or its respective Representatives, as the case may be, to a Governmental Authority or received from such a Governmental Authority in connection with the Contemplated Transactions or the Midstream Contribution; provided, however, that materials may be redacted before being provided to the other Party (A) to remove references concerning the valuation of the Company Group, (B) as necessary to comply with contractual arrangements and (C) as necessary to address reasonable privilege, competition or confidentiality concerns; (iii) furnish to the other Party, as promptly as practicable, such information and assistance as such other Party reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Authority under the HSR Act or any other applicable Law; and (iv) not have any meeting, teleconference, videoconference or substantive oral or written conversation or discussion with any Governmental Authority in respect of any filing or proceeding contemplated by this Section 6.2 unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to participate. Pursuant to the terms of this Section 6.2, each Party shall, and shall cause each of its respective Representatives to, cooperate and use its reasonable best efforts to assist in any defense by any other Party before any Governmental Authority reviewing the Contemplated Transactions or the Midstream Contribution under the HSR Act or any other applicable competition or Antitrust Law, including by providing as promptly as practicable such information as may be requested by such Governmental Authority or such assistance as may be reasonably requested by the other Party in such defense. Without limiting the Parent Parties’ obligations described in this Section 6.2, the Parent Parties will control the ultimate strategy for securing approvals and expiration or termination of the relevant waiting period under the HSR Act, including any filings, submissions and communications with or to any Governmental Authority in connection therewith, and taking into account in good faith, acting reasonably, any comments of the Company or its Representatives relating to such strategy.

(d) Each of the Parties shall not extend, directly or indirectly, any such waiting period or enter into any agreement with a Governmental Authority to delay or not to consummate the Contemplated Transactions or the Midstream Contribution on the Closing Date, except with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

Section 6.3 Certain Tax Matters.

(a) Tax Returns.

(i) Sinclair HoldCo shall prepare or cause to be prepared each Tax Return of the Company or any Company Subsidiary for a Pre-Closing Tax Period that is required to be filed on or after the Closing Date (each, a “Pre-Closing Tax Return”). Each Pre-Closing Tax Return shall be prepared in a manner consistent with past practice except to the extent required by applicable Law. Not later than 30 days prior to the due date (including extensions) for filing each such Pre-Closing Tax Return, Sinclair HoldCo shall deliver a draft of such Pre-Closing Tax Return, together with all supporting documentation and workpapers, to New Parent for its review and comment. Sinclair HoldCo shall consider in good faith any comments received from New Parent not less than 15 days prior to the due date (including extensions) for filing such Pre-Closing Tax Return. Not later than five (5) days prior to the due date for filing such Pre-Closing Tax Return, Sinclair HoldCo shall provide such revised Pre-Closing Tax Return to New Parent (executed, as may be required, by any present or former authorized owners or officers of the Company) for filing by New Parent with the appropriate Governmental Authority, and New Parent shall cause such Pre-Closing Tax Return (as revised to incorporate New Parent’s comments agreed to by Sinclair HoldCo) to be timely executed and filed and cause all Taxes shown as due thereon to be timely paid. Sinclair HoldCo shall pay to New Parent the amount of any Pre-Closing Taxes with respect to such Pre-Closing Tax Return no later than five (5) Business Days prior to the due date for payment of Taxes with respect to such Pre-Closing Tax Return.

(ii) New Parent shall prepare or cause to be prepared each Tax Return of the Company or any Company Subsidiary for a Straddle Period (each, a “Straddle Tax Return”). Each Straddle Tax Return shall be prepared in a manner consistent with past practice except to the extent required by applicable Law. Not later than 30 days prior to the due date (including extensions) for filing such Straddle Tax Return, New Parent shall deliver a draft of such Straddle Tax Return, together with all supporting documentation and workpapers, to Sinclair HoldCo for its review and comment. New Parent shall (A) consider in good faith any comments received from Sinclair HoldCo not less than 15 days prior to the due date (including extensions) for filing such Straddle Tax Return, (B) cause such Straddle Tax Return (as revised to incorporate Sinclair HoldCo’s comments agreed to by New Parent) to be timely executed and filed and all Taxes shown as due thereon to be timely paid, and (C) provide a copy thereof to Sinclair HoldCo. Sinclair HoldCo shall pay to New Parent the amount of any Pre-Closing Taxes with respect to such Straddle Tax Return no later than five (5) Business Days prior to the due date for payment of Taxes with respect to such Straddle Tax Return.

(iii) If, in accordance with this Section 6.3(a), the Parties are unable to agree on the finalization of a Pre-Closing Tax Return or Straddle Tax Return prior to the due date (including extensions) for filing such Pre-Closing Tax Return or Straddle Tax Return, then (i) New Parent shall file such Pre-Closing Tax Return or such Straddle Tax Return, as applicable, in accordance with, as applicable, Sinclair HoldCo’s position relating to such disputed items (with respect to a Pre-Closing Tax Return) or New Parent’s position relating to such disputed items (with respect to a Straddle Tax Return), (ii) the disputed items shall be resolved by the Independent Accountant in accordance with the procedures set forth in Section 2.6(c), whose determination shall be final and binding on the Parties, and (iii) to the extent the Independent Accountant’s determination differs from the position taken on the previously filed Pre-Closing Tax Return or Straddle Tax Return, as applicable, New Parent shall amend (and, if necessary, Sinclair Holdco shall cooperate to amend) such Pre-Closing Tax Return or Straddle Tax Return, as applicable, as need be to reflect the determination of the Independent Accountant. All costs related to preparing and filing such amended Tax Return will be borne by New Parent and Sinclair HoldCo in the same proportion as any fees related to the Independent Accountant are borne as set forth in Section 2.6(c).

(b) Transfer Taxes. The Parties do not expect that any excise, sales, use, stamp, transfer, documentary, filing, recordation or value added Taxes or other similar Taxes or fees (collectively, “Transfer Taxes”) will be incurred as a result of or with respect to the Parent Merger or the Sinclair Contribution. In the event that any Transfer Taxes are due as a result of or with respect to the Parent Merger or the Sinclair Contribution, New Parent shall be responsible for fifty percent (50%) of such Transfer Taxes and Sinclair HoldCo shall be responsible for fifty percent (50%) of such Transfer Taxes. The Party customarily responsible under applicable Law for filing any Tax Returns remitting such Transfer Taxes shall properly do so in a timely manner, and the non-filing Party agrees to remit to the filing Party, upon demand, an amount in cash equal to such non-filing Party’s allocable share under this Section 6.3(b) of the Transfer Taxes shown on such Tax Return. If required by applicable Law, Parent, New Parent, Sinclair HoldCo or their respective Affiliates, as applicable, will join in the execution of any Tax Returns required to remit such Transfer Taxes. The Parties shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any Transfer Taxes.

(c) Cooperation on Tax Matters. The Parent Entities and Sinclair HoldCo shall cooperate fully as and to the extent reasonably requested by another Party in respect of Tax matters arising under this Agreement, including in the preparation, review, and filing of Tax Returns and in connection with any audit, investigation, litigation, or other Proceeding (including a refund request, an objection or an appeal) with respect to the Intended Tax Treatment or with respect to Taxes imposed on or with respect to the assets, operations or activities of a member of the Company Group for a Pre-Closing Tax Period or a Straddle Period (each a “Tax Proceeding”). Such cooperation will include the retention and (upon the other Party’s reasonable request) the timely provision of all documents, data and other information which may be relevant to any such Tax Return or Tax Proceeding until the expiration of any applicable limitation period (taking into account applicable extensions) under applicable Law with respect to such Taxes and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for a refund or in conducting an audit or other proceeding, or as may otherwise be necessary to enforce the provisions of this Agreement.

(d) Tax Proceedings. Each Party shall notify the other Parties in writing within fifteen (15) days of receipt by the applicable Party or its Affiliates of written notice of any Tax Proceeding. Such notification shall specify in reasonable detail the subject matter of such Tax Proceeding and shall include a copy of the relevant portion of any correspondence received from the Governmental Authority, provided, that failure to comply with this provision shall not affect the Parent Indemnified Parties’ right to indemnification hereunder except to the extent such failure actually and materially prejudices Sinclair HoldCo. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, as of the Closing:

(i) Sinclair HoldCo shall control, at its sole cost and expense, any Tax Proceeding of Sinclair HoldCo with respect to the Intended Tax Treatment; provided, however, that Sinclair HoldCo shall keep New Parent reasonably informed with respect to the defense and progress of such Tax Proceeding. Sinclair HoldCo shall control, at its sole cost and expense, any Tax Proceeding of a member of the Company Group for a Pre-Closing Tax Period; provided, however, that (A) subject to the procedures of Section 9.2 of this Agreement, Sinclair HoldCo shall acknowledge in writing its obligation to indemnify the Parent Indemnified Parties in respect of such Tax Proceedings, (B) New Parent shall, at New Parent’s sole cost and expense, have the right to participate in any such Tax Proceeding, (C) Sinclair HoldCo shall keep New Parent reasonably informed with respect to the defense and progress of such Tax Proceeding, (D) Sinclair HoldCo shall reasonably consult with New Parent before taking any material or significant action in connection with such Tax Proceeding and shall consider in good faith any comments received from New Parent (which comments shall not be unreasonably withheld or delayed), (E) Sinclair HoldCo shall not settle, compromise, abandon or otherwise resolve any such Tax Proceeding without New Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (F) Sinclair HoldCo shall conduct the control of such Tax Proceeding diligently and in good faith.

(ii) New Parent shall control, at its sole cost and expense, any Tax Proceeding of the Parent Entities with respect to the Intended Tax Treatment, provided, however, that New Parent shall keep Sinclair HoldCo reasonably informed with respect to the defense and progress of such Tax Proceeding. New Parent shall control, at its sole cost and expense, any Tax Proceeding of a member of the Company Group for a Straddle Period; provided, however, that (A) Sinclair HoldCo, shall, at Sinclair HoldCo’s sole cost and expense, have the right to participate in any such Tax Proceeding, (B) New Parent shall keep Sinclair HoldCo reasonably informed with respect to the defense and progress of such Tax Proceeding, (C) New Parent shall reasonably consult with Sinclair HoldCo before taking any material or significant action in connection with such Tax Proceeding and shall consider in good faith any comments received from Sinclair HoldCo (which comments shall not be unreasonably withheld or delayed), (D) New Parent shall not settle, compromise, abandon or otherwise resolve any such Tax Proceeding without Sinclair HoldCo’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (E) New Parent shall conduct the control of such Tax Proceeding diligently and in good faith. For the avoidance of doubt, to the extent the procedures of this Section 6.3(d) conflict with the procedures set forth in Section 9.3(b), this Section 6.3(d) shall control over the procedures under Section 9.3(b) with respect to any Tax Proceedings or other matters governed by this Section 6.3(d).

(e) Post-Closing Actions Affecting Pre-Closing Tax Periods or Straddle Periods. Parent and New Parent covenant that, following the Closing, the Parent Entities will not, and will not cause or permit the Company Group to, (i) make or change any Income Tax or other Tax election or take any position on any Income Tax Return or other Tax Return, in each case with respect to the Company Group, for (or that would have retroactive effect to) any Pre-Closing Tax Period or the pre-Closing portion of any Straddle Period, (ii) file, amend or otherwise modify any Income Tax Return or other Tax Return of the Company for any Pre-Closing Tax Period or Straddle Period or (iii) enter into an agreement to extend the statute of limitations with respect to any Income Tax Return or other Tax Return of the Company for any Pre-Closing Tax Period or any Straddle Period, except in each case to the extent that (A) such action is required by applicable Law, (B) Sinclair HoldCo has provided its prior written consent to any such action, which consent shall not be unreasonably withheld, conditioned or delayed, (C) such action is in accordance with the other provisions of this Section 6.3, (D) such action is directed or facilitated by Sinclair HoldCo in accordance with the provisions of this Section 6.3 (including, but not limited to, Section 6.3(d)), or (E) New Parent agrees to waive any indemnity claim under Section 9.2 of this Agreement with respect to such action and New Parent agrees to indemnify Sinclair HoldCo and each ultimate beneficial owner of Sinclair HoldCo for any additional Liability for Taxes owed by it as a result of or attributable to such action.

(f) Tax Treatment of the Parent Merger and the Sinclair Contribution.

(i) For U.S. federal (and where applicable, state and local) income Tax purposes, the relevant Parties intend to treat (A) the Parent Merger and the Sinclair Contribution as integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code and (B) the Parent Merger as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (A) and (B) together, the “Intended Tax Treatment”).

(ii) Each of Parent, New Parent, the Company, and Sinclair HoldCo will, and will cause its Subsidiaries and Affiliates to, (A) (1) use its reasonable best efforts to cause the Parent Merger and Sinclair Contribution to qualify for the Intended Tax Treatment and (2) not knowingly take any action (whether or not otherwise permitted under this Agreement), or cause any action to be taken, which action would prevent or impede, or that could reasonably be expected to prevent or impede, the Parent Merger and Sinclair Contribution from qualifying for the Intended Tax Treatment, and (B) (1) use its reasonable best efforts to cause the Parent Merger to qualify for the Intended Tax Treatment and (2) not knowingly take any action (whether or not otherwise permitted under this Agreement), or cause any action to be taken, which action would prevent or impede, or that could reasonably be expected to prevent or impede, the Parent Merger from qualifying for the Intended Tax Treatment. Each of the Parties will notify the other Party promptly after becoming aware of any reason to believe that the Contemplated Transactions may not qualify for the Intended Tax Treatment.

(iii) This Agreement is intended to constitute, and the Parties hereto adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(iv) Each of the Parties has reviewed with its own Tax advisor the U.S. federal, state and local Tax consequences of the Contemplated Transactions. Each Party understands that it will be responsible for its own Tax liability, if any, that may arise as a result of the Contemplated Transactions.

(v) The Parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment, and, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, take no Tax position inconsistent with the Intended Tax Treatment.

(g) Tax Opinions and Certificates. Each of Parent, New Parent, the Company and Sinclair HoldCo will use its reasonable best efforts and will reasonably cooperate with one another to obtain the opinions of counsel referred to in Sections 7.2(d) and 7.3(d). Such opinions shall be based, in part, on (i) a duly executed certificate substantially in the form attached hereto as Exhibit G-1 (the “Company Tax Counsel Sinclair Tax Certificate”), (ii) a duly executed certificate substantially in the form attached hereto as Exhibit G-2 (the “Company Tax Counsel Parent Tax Certificate”), (iii) a duly executed certificate substantially in the form attached hereto as Exhibit G-3 (the “Parent Tax Counsel Sinclair Tax Certificate”) and (iv) a duly executed certificate substantially in the form attached hereto as Exhibit G-4 (the “Parent Tax Counsel Parent Tax Certificate”), in each case, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Proxy Statement). Parent, New Parent, the Company and Sinclair HoldCo shall provide such other information as reasonably requested by each of Company Tax Counsel and Parent Tax Counsel for purposes of rendering the opinions described in Sections 7.2(d) and 7.3(d), as applicable. Sinclair HoldCo (x) represents that it has been advised by Company Tax Counsel that, absent a relevant change in law prior to Closing, the forms of tax certificates attached hereto as Exhibit G-1 and Exhibit G-2, if duly executed and delivered to Company Tax Counsel immediately prior to Closing, would be sufficient to enable Company Tax Counsel to deliver the opinion referred to in Section 7.2(d) and (y) acknowledges and agrees that nothing contained in such forms of tax certificates, if duly executed and delivered to Company Tax Counsel immediately prior to the Closing, would cause the opinion referred to in Section 7.2(d) to fail to be reasonably satisfactory to Sinclair HoldCo. Parent (x) represents that it has been advised by Parent Tax Counsel that, absent a relevant change in law prior to Closing, the forms of tax certificates attached hereto as Exhibit G-3 and Exhibit G-4, if duly executed and delivered to Parent Tax Counsel immediately prior to Closing, would be sufficient to enable Parent Tax Counsel to deliver the opinion referred to in Section 7.3(d) and (y) acknowledges and agrees that nothing contained in such forms of tax certificates, if duly executed and delivered to Parent Tax Counsel immediately prior to Closing, would cause the opinion referred to in Section 7.3(d) to fail to be reasonably satisfactory to Parent.

(h) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving any of the Company and the Company Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, none of the Company nor any Company Subsidiaries shall be bound thereby or have any liability thereunder.

(i) Proration of Straddle Period Taxes. For all purposes of this Agreement, in order to apportion appropriately any Taxes relating to a Straddle Period, in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that are attributable to the portion of a Straddle Period ending on the Closing Date shall be:

(i) in the case of any Taxes that are imposed on a periodic basis with respect to the assets or capital of the Company or any Company Subsidiary, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and

(ii) in the case of all other Taxes (including, for the avoidance of doubt, Excise Taxes and Blenders Tax Credits), deemed equal to the amount that would be payable if the relevant Straddle Period ended on and included the Closing Date (as if there was an interim period closing of the books); provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of calendar days in each portion of such Straddle Period.

(j) Tax Refunds. The amount of any refunds of Taxes (including, for the avoidance of doubt, any refunds of Excise Taxes and Blenders Tax Credits) of the Company and any Company Subsidiary for any Pre-Closing Tax Period shall be for the account of Sinclair HoldCo. The amount of any refunds of Taxes of the Company and any Company Subsidiary for any Tax period beginning after the Closing Date shall be for the account of New Parent. The amount of any refund of Taxes (including, for the avoidance of doubt, any refunds of Excise Taxes and Blenders Tax Credits) of the Company and any Company Subsidiary for any Straddle Period shall be equitably apportioned between New Parent and Sinclair HoldCo in accordance with the principles set forth in Section 6.3(i). Notwithstanding the foregoing, Sinclair HoldCo shall not be entitled to any refund of Taxes pursuant to this Section 6.3(j) (A) attributable to the carryback of any Tax attribute from a Tax period (or portion thereof) beginning after the Closing Date to any Pre-Closing Tax Period or to the pre-Closing portion of any Straddle Period, or (B) included in the calculation of the Closing Adjustment Amount (or any item included therein). Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a refund of Tax pursuant to this Section 6.3(j) the amount of such refund within 30 days after such refund is received, net of any third-party costs or expenses (including Taxes) incurred by such Party or its Affiliates in procuring such refund; provided, that, notwithstanding anything in this Agreement to the contrary, in the event that any refund of Taxes is subsequently determined by any Governmental Authority to be less than the amount paid to such Party pursuant to this Section 6.3(j), such Party shall promptly return any such disallowed amounts (plus any interest in respect of such disallowed amount owed to a Governmental Authority) to the payor Party.

Section 6.4 Further Assurances.

(a) From time to time at the request of the other Party, (x) prior to the Closing, the Parent Parties, on the one hand, and the Company and Sinclair HoldCo, on the other hand, and, (y) from and after the Closing, New Parent and the Company, on the one hand, and Sinclair HoldCo, on the other hand, shall, without further consideration, execute and deliver such documents, instruments and assurances of transfer, conveyance, assignment and assumption, and take such further actions as may reasonably be necessary or desirable to carry out and effectuate the provisions of this Agreement (including the Company Reorganization), including, if and to the extent it is determined at any time after the Closing (a) that legal title to, beneficial ownership of, or other interest in all or part of (i) any asset of the Retained Business (including any asset used to provide services contemplated by the Transition Services Agreement) is held by any member of the Company Group, or (ii) any asset of the Downstream Business (excluding any asset used to provide services contemplated by the Transition Services Agreement) is held by Sinclair HoldCo or any of its Affiliates, or (b) (i) that any member of the Company Group assumed or retained, as applicable, any of the Retained Liabilities, or (ii) that Sinclair HoldCo or any of its Affiliates assumed or retained, as applicable, any of the Assumed Liabilities, in each case taking such actions as Parent or Sinclair HoldCo may reasonably direct in order to carry out the purposes set forth herein, without further consideration.

(b) Sinclair HoldCo and Parent shall negotiate in good faith and use commercially reasonable efforts to prepare and finalize a mutually agreeable “Exhibit A” to the Transition Services Agreement within six (6) months from the date of this Agreement.

Section 6.5 Access, Information and Documents.

(a) From and after the date hereof until the Closing, on reasonable advance notice from Parent, the Company shall, and shall cause each other member of the Company Group to, to the extent permitted by Law, permit Parent and its Representatives to have reasonable access, during regular business hours, to the assets (including the Sinclair Real Property), Facilities, personnel, Contracts, books and records and other documents and data relating to the Company Group; provided, however, that (i) no such access (or related activities or investigations) shall unreasonably interfere with any of the Company Group’s normal business operations, (ii) no such access (or related activities or investigations) shall be permitted on any portion of Sinclair Leased Real Property if such access (or related activities or investigations) would violate the terms of the applicable Sinclair Lease and (iii) access to personnel of the Company Group shall be subject to the prior approval of the Company as to the scope and duration of such access and the specific personnel involved, such approval not to be unreasonably withheld, conditioned or delayed. Parent shall bear the risk of injury to itself, any of its Affiliates, and their respective Representatives conducting any investigation or inspection pursuant to this Section 6.5, except to the extent such injury is caused by the gross negligence or willful misconduct of the Company Group or any of its personnel. The Company shall have the right to have one or more Representatives accompany Parent and its Representatives at all times during Parent’s and its Representatives’ on-site inspection of the assets, Facilities, personnel, Contracts, books and records and other documents and data relating to the Company Group.

(b) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to permit Parent or its Representatives to (i) have access to any files, records, Contracts or documents of the Company Group relating to (A) particular terms of any Contracts to the extent that disclosure of such terms, based upon the advice of outside counsel of the Company, could risk violating any antitrust or similar applicable Law or (B) information that is subject to confidentiality restrictions or attorney-client or other legal privilege, provided, however, that in the event such information is not provided, Sinclair HoldCo shall provide Parent with notice thereof and a reasonable description of the nature of such withheld information, (ii) subject to Section 6.2(c), have access to competitively sensitive information, including proprietary technology or processes or trade or industrial secrets or (iii) conduct any invasive inspections, investigations, tests or assessments of any portion of Sinclair Real Property or any invasive environmental tests, including any sampling or other invasive investigation of the soil, water, air, soil gas, surface water, groundwater, building materials or other environmental media at any Sinclair Real Property or access the proprietary network of the Company Group (provided, however, that nothing herein shall prohibit licensed surveyors engaged by Parent from accessing the Sinclair Real Property for purposes of preparing ALTA/NSPS surveys thereof, which surveys Sinclair HoldCo hereby expressly permits). Parent shall ensure that the access permitted pursuant to Section 6.5 will be solely in connection with the Contemplated Transactions. During such access, Parent and its Representatives shall comply with the applicable policies and procedures of the Company Group that have been provided to Parent and its Representatives prior to or in connection with such access. If, at any time, the Company reasonably believes that any Representative of Parent has not complied with such policies and procedures, then the Company may immediately terminate such Representative’s access. New Parent shall indemnify and hold harmless Sinclair HoldCo, the Company and their respective Affiliates from and against all Damages that arise out of or result from any of Parent’s and its Representatives’ site visits and access to any property of the Company Group, except to the extent arising from or relating to the gross negligence or willful misconduct of the Company Group. Promptly upon completion of any such access, Parent shall repair at its sole expense any Damages caused by such access.

(c) From and after the date hereof until the Closing, if Sinclair HoldCo believes in good faith that a Parent Material Adverse Effect has occurred or would reasonably be expected to occur, then on reasonable advance notice from Sinclair HoldCo, Parent shall, and shall cause each other Parent Entity to, to the extent permitted by Law and solely to the extent reasonably necessary for Sinclair HoldCo to evaluate whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur, permit Sinclair HoldCo and its Representatives to have reasonable access, during regular business hours, to the assets and properties (including the Parent Real Property) of the applicable Parent Entities in respect of which Sinclair HoldCo reasonably believes a Parent Material Adverse Effect has occurred or would reasonably be expected to occur; provided, however, that (i) no such access (or related activities or investigations) shall unreasonably interfere with any Parent Entity’s normal business operations, (ii) no such access (or related activities or investigations) shall be permitted on any portion of Parent Leased Real Property if such access (or related activities or investigations) would violate the terms of the applicable Parent Lease, and (iii) no such access shall be permitted with respect to competitively sensitive information, including proprietary technology or processes or trade or industrial secrets. Sinclair HoldCo shall bear the risk of injury to itself, any of its Affiliates, and their respective Representatives conducting any investigation or inspection pursuant to this Section 6.5, except to the extent such injury is caused by the gross negligence or willful misconduct of the Parent Entities or any of its personnel. Parent shall have the right to have one or more Representatives accompany Sinclair HoldCo and its Representatives at all times during Sinclair HoldCo and its Representatives’ on-site inspection of the assets or properties relating to the Parent Entities.

(d) No Party, nor any of its Affiliates, or their respective Representatives, shall, prior to the Closing, contact any known customer, vendor, supplier, lessor, lessee, party to an easement, or employee of the other Party with respect to the Contemplated Transactions, except where it has received the prior written consent of such other Party. Notwithstanding the foregoing, but subject to the applicable terms of the Confidentiality Agreement, this Section 6.5(d) shall not limit or otherwise restrict any Party, its Affiliates, or their respective Representatives from contacting or having business dealings with any such Person with whom any such Party or its Affiliates has or may have business dealings, so long as such contact or business dealings do not relate to the other Party’s business dealings with such Person or with respect to any aspect of the Contemplated Transactions.

(e) Each of Sinclair HoldCo and Parent acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, shall keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to such Party pursuant to this Section 6.5. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.5(e) shall nonetheless continue in full force and effect in accordance with the terms thereof.

Section 6.6 Conduct of the Business.

(a) From the date hereof until the Closing, except (i) as required by applicable Law, (ii) as Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, (iii) as set forth on Schedule 6.6(a), or (iv) as required pursuant to this Agreement or the Midstream Contribution Agreement, (A) Sinclair HoldCo and the Company shall, and shall cause each member of the Company Group to, (1) conduct the business of the Company Group in the ordinary course of business consistent with past practice, including in respect of turnarounds, turnaround planning, routine maintenance and routine preventive maintenance activities, asset inspections and repairs (including in the case of any Casualty Event) and such capital expenditures and projects as are in the Company Group’s operational plans for such period, and (2) use commercially reasonable efforts to (I) maintain and preserve intact the current organization, operations, assets and franchise of the Company Group and (II) to preserve the rights, franchises, goodwill and relationships of the Company Employees, customers, suppliers, vendors, lessors, lessees, parties to easements, regulators and others having relationships with the Company Group, and (B) the Company shall not, and shall cause the Company Group not to:

(i) create or allow for the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the material assets of the Company Group;

(ii) authorize for issuance, issue, sell or deliver (A) any equity or voting interests in any member of the Company Group, other than issuances of equity interests in one member of the Company Group to another member of the Company Group, or (B) any securities convertible into or exchangeable for, or evidencing the right to subscribe for or acquire any equity or voting interests in any member of the Company Group, in each case, other than in connection with the conversion of any member of the Company Group to a limited liability company;

(iii) split, combine, reclassify, redeem, purchase or otherwise acquire, directly or indirectly, any outstanding capital stock or other equity interests of the Company or any Company Subsidiary;

(iv) assume, incur or guarantee any Indebtedness, other than (A) Indebtedness referred to in clauses (d), (h) (with respect to Indebtedness referred to in clause (d) of the definition thereof) and (i) (with respect to Indebtedness referred to in clause (d) of the definition thereof), (B) under the Specified Funded Indebtedness, (C) any Indebtedness incurred in connection with a Permitted Encumbrance or (D) performance bonds, letters of credit or hedging arrangements in the ordinary course of business;

(v) cancel any material debts or waive any material claims or rights that, but for such cancellation or waiver, as applicable, would have remained outstanding as of the Closing;

(vi) adopt or propose any amendment to the organizational documents of the Company or any other member of the Company Group in a manner (A) adverse to the Parent Parties or (B) that could delay or prevent the consummation of the Contemplated Transactions, in each case, other than in connection with the conversion of any member of the Company Group to a limited liability company;

(vii) enter into, amend or modify in any material respect or terminate any Contract that is or would be a Sinclair Material Contract (other than the Company Revolving Credit Facility) or Sinclair Lease if in existence on the date hereof, or otherwise waive, release or assign any material rights, claims or benefits thereunder, in each case other than in the ordinary course of business consistent with past practice;

(viii) change any of the material accounting, financial reporting or Tax principles, practices or methods used by the Company or any Company Subsidiary, except as may be required in order to comply with changes in GAAP or applicable Law, including Tax Laws;

(ix) make, change or revoke any material Tax election (but excluding any election that must be made periodically in the ordinary course of business and is made consistent with past practice), enter into any material closing agreement, surrender any right to a material Tax refund, settle or compromise any Income Tax or other material Tax Proceeding for an amount materially in excess of the amounts accrued or reserved with respect thereto in the Financial Statements, or consent to any extension or waiver of the limitation period applicable to any Income Tax or other material Tax claim or assessment;

(x) make any filings or registrations with any Governmental Authority, except for filings and registrations made in the ordinary course of business consistent with past practice;

(xi) acquire any material business or Person, by merger, consolidation, purchase of assets or equity interests or otherwise;

(xii) acquire, lease, transfer, sell, assign or dispose of any assets (excluding the sale or other disposition of Hydrocarbon Inventory in the ordinary course of business consistent with past practice and the sale or other disposition of equipment that is surplus, obsolete or replaced in the ordinary course of business consistent with past practice) that, taken as a whole, are material to the Company Group;

(xiii) cancel, terminate, amend, allow to lapse or fail to renew (on materially the same terms or on terms not materially less favorable to the Company Group) or maintain in full force and effect any of the

Insurance Policies, provided that in no event shall Sinclair HoldCo, the Company, or the Company Group be required to pay an annual aggregate premium for any such Insurance Policy in excess of one hundred fifty percent (150%) of the current annual aggregate premium for such Insurance Policy;

(xiv) dissolve, wind up or liquidate any member of the Company Group;

(xv) take any action (or omit to take any action) if such action (or omission) would reasonably be expected to cause any of the conditions set forth in Article 7 not being satisfied by the End Date;

(xvi) other than as required by the terms of any Sinclair Benefit Plan in effect as of the date hereof, (A) establish, adopt or materially amend any Sinclair Benefit Plan or any collective bargaining agreement, other than any offer letters providing solely for base compensation and participation in broad-based Sinclair Benefit Plans entered into with new or prospective hires in the ordinary course, or (B) increase the compensation of any Sinclair Employee, other than such increases that are (x) in the ordinary course of business consistent with past practice and, (y) in the reasonable judgment of the management of the Company, reasonably necessary to comport with prevailing market requirements;

(xvii) approve, make or commit any member of the Company Group to any growth capital project in excess of $40,000,000;

(xviii) amend, modify or alter the Reorganization Agreement or any of the agreements, documents, schedules or certificates contemplated thereby or related to the Company Reorganization, or otherwise cause the Reorganization Agreement to be amended, modified or altered in any way, or enter into any additional documents, instruments or assurances of transfer, conveyances, assignments or assumptions to effectuate the transactions contemplated by the Reorganization Agreement; or

(xix) agree to take any of the foregoing actions.

Notwithstanding the foregoing and without requiring the consent of Parent, the Company and the other members of the Company Group may, in their reasonable discretion, take any and all actions (x) necessary to prevent or minimize injury to persons or damage to property in the case of an emergency or a health, environmental or safety concern involving the Company Group (including to mitigate or remedy the endangerment of health or safety of any Person or the Environment or in connection with any forced outage or force majeure event), (y) necessary to comply with a Sinclair Lease or any recorded document affecting the Sinclair Real Property or (z) necessary to address regulatory requirements or other requirements of applicable Law (including preliminary curtailment or similar operating decisions with respect to the Facilities taken as a safety precaution in the reasonable good faith discretion of the management of the Company) and the Company shall provide advance notice where reasonable and otherwise, as promptly as reasonably practicable, inform Parent of any such actions taken outside the ordinary course of business.

(b) From the date hereof until the Closing, except (i) as required by applicable Law, (ii) as the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, (iii) as set forth on Schedule 6.6(b), or (iv) as required or contemplated pursuant to this Agreement (including any Woods Cross Refinery Divestiture Action) or the Midstream Contribution Agreement, Parent shall not, and shall cause its Subsidiaries not to:

(i) prior to the receipt of the Parent Stockholder Approval, issue any equity interests in any Parent Entity or any equity interests convertible into any equity interests of any Parent Entity, other than (A) issuances by a direct or indirect wholly owned Subsidiary of Parent of equity securities to such Person’s parent or any other direct or indirect wholly owned Subsidiary of Parent, (B) (1) the grant of Parent Restricted Stock Unit Awards, Parent Performance Share Unit Awards or similar awards under the Parent Stock Plans in the ordinary course of business consistent with past practice (including as to timing, amount and purpose of each such issuance) or

(2) the issuance of shares of Parent Common Stock upon the settlement of Parent Restricted Stock Unit Awards or Parent Performance Share Unit Awards outstanding on the date of this Agreement or issued after the date of this Agreement in accordance with this Agreement, in each case, in accordance with their terms as in effect on the date of issuance or (C) issuances of Parent Common Stock through one or more public or private offerings or other transactions of up to five percent (5%) of the shares of Parent Common Stock issued and outstanding as of the date of this Agreement, in the aggregate;

(ii) issue any equity interests in any Parent Entity or any equity interests convertible into any equity interests of any Parent Entity to any current or former director, officer, employee, independent contractor or other Representative of any Parent Entity, other than the grant of any Parent Restricted Stock Unit Awards, Parent Performance Share Unit Awards or similar awards under the Parent Stock Plans in the ordinary course of business consistent with past practice (including as to timing, amount and purpose of each such issuance);

(iii) adopt any amendment to the organizational documents of any Parent Entity in a manner adverse to the Company or Sinclair HoldCo;

(iv) prior to the receipt of the Parent Stockholder Approval, directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to Parent and its Subsidiaries, in each case, other than any acquisitions as to which the aggregate amount of the consideration paid or transferred by Parent and its Subsidiaries in connection with all such acquisitions would not exceed $250,000,000;

(v) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to Parent and its Subsidiaries, in each case, other than acquisitions that would not reasonably be expected to prevent or materially delay the Closing;

(vi) dissolve, wind up or liquidate Parent;

(vii) declare, issue, pay or make, or set a record date prior to the Closing with respect to, any dividend or distribution in respect of any of its capital stock or other equity securities except the (A) declaration and payment of dividends or distributions from any direct or indirect wholly owned Subsidiary of Parent to Parent or any other wholly owned Subsidiary thereof, or (B) declaration of quarterly dividends on the Parent Common Stock in accordance with the organizational documents of Parent not to exceed $0.35 per share of Parent Common Stock prior to May 2022 and $0.40 per share of Parent Common Stock thereafter (which dividend amount shall be adjusted for any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, or any similar event);

(viii) take any action (or omit to take any action) if such action (or omission) would reasonably be expected to cause any of the conditions set forth in Article 7 not being satisfied by the End Date; or

(ix) agree to take any of the foregoing actions.

(c) In furtherance of, and without limiting the Parties’ obligations in this Section 6.6, Sinclair HoldCo shall, from and after the date hereof until the Closing, cause each member of the Company Group to use commercially reasonable efforts to take the actions set forth on Schedule 6.6(c).

Section 6.7 No Solicitation; Recommendations.

(a) Except in connection with any Woods Cross Refinery Divestiture Action, prior to the Closing Parent shall not, and shall not permit or authorize any of the other Parent Entities or any of their respective directors or officers to, and shall use reasonable best efforts to cause each of the other Representatives of Parent and the other Parent Entities, directly or indirectly, not to (i) solicit, initiate, endorse, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes a Parent Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to any Parent Acquisition Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to, or otherwise cooperate in any way with, any Parent Acquisition Proposal. Parent shall, and shall cause each of the other Parent Entities and their respective directors and officers to, and shall use reasonable best efforts to cause each of the other Representatives of Parent and the other Parent Entities to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal or proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, and (B) request the prompt return or destruction of all confidential information furnished with respect to any Parent Acquisition Proposal or potential Parent Acquisition Proposal during the six (6) months prior to the date of this Agreement, to the extent such return or destruction had not previously been requested. Nothing in this Section 6.7 shall prohibit Parent or the Parent Board, directly or indirectly through any Representative, from informing any person that Parent is party to this Agreement and informing such person of the restrictions that are set forth in this Section 6.7. Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the Parent Stockholder Approval, (1) Parent receives an unsolicited written Parent Acquisition Proposal that the Parent Board determines in good faith to be bona fide, (2) such Parent Acquisition Proposal did not result from a breach of this Section 6.7, (3) the Parent Board determines in good faith (after consultation with outside counsel and Parent’s financial advisor) that such Parent Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (4) the Parent Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be inconsistent with the Parent Board’s fiduciary duties to the Parent Stockholders under applicable Law, then Parent may (x) furnish information with respect to Parent and the other Parent Entities to the Person making such Parent Acquisition Proposal pursuant to a customary confidentiality agreement containing confidentiality terms substantially similar to, and no less favorable to Parent than, those set forth in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided, that (I) Parent shall provide Sinclair HoldCo with a non-redacted copy of each confidentiality agreement Parent has executed in accordance with this Section 6.7 and (II) any non-public information provided to any such Person shall have been previously provided to Sinclair HoldCo or shall be provided to Sinclair HoldCo prior to or substantially concurrently with (or in the case of oral communication only, within 24 hours after) the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Parent Acquisition Proposal and such Person’s Representatives and financing sources regarding such Parent Acquisition Proposal and take any other actions with respect to such Parent Acquisition Proposal that would otherwise be restricted by Section 6.7(a)(i) or Section 6.7(a)(ii) (it being understood that no solicitation under this clause (y) shall result in any proposal or offer being deemed to be “solicited”). Notwithstanding the foregoing, prior to obtaining Parent Stockholder Approval, Parent and its Representatives may contact the Person or group of Persons making the Parent Acquisition Proposal solely to clarify the terms and conditions thereof in order to determine whether such inquiry or proposal constitutes or would reasonably be expected to lead to a Superior Proposal or to request that any Parent Acquisition Proposal made orally be made in writing.

(b) Except as permitted by Section 6.7(c), neither the Parent Board nor any committee thereof shall:

(i) (A) withdraw (or modify or qualify) the Parent Recommendation, (B) recommend or otherwise declare advisable the approval by the Parent Stockholders of any Parent Acquisition Proposal, (C) publicly propose to take the actions set forth in clause (A) or (B), or (D) fail to publicly reaffirm the Parent Recommendation within ten (10) Business Days after Sinclair HoldCo so requests in writing, which request is transmitted after any public disclosure of any Parent Acquisition Proposal (provided that Parent will have no obligation to make such reaffirmation on more than two occasions with respect to any Parent Acquisition Proposal) (each such action set forth in this Section 6.7(b)(i) being referred to herein as an “Adverse Recommendation Change” with respect to the Parent Recommendation); or

(ii) cause or permit Parent or any of the other Parent Entities to enter into, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract, except for an Acceptable Confidentiality Agreement (each, an “Alternative Acquisition Agreement”), in each case constituting or related to any Parent Acquisition Proposal.

(c) Notwithstanding Section 6.7(b), at any time prior to obtaining the Parent Stockholder Approval, the Parent Board may, if it determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with the Parent Board’s fiduciary duties to the Parent Stockholders under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Sinclair HoldCo pursuant to this Section 6.7, (i) make an Adverse Recommendation Change in response to either (x) a Superior Proposal or (y) an Intervening Event or (ii) terminate this Agreement pursuant to Section 8.3(a)(iii) and pay the Parent Termination Fee to enter into an Alternative Acquisition Agreement relating to a Superior Proposal; provided, however, that the Parent Board may not make an Adverse Recommendation Change or terminate this Agreement to enter into an Alternative Acquisition Agreement relating to a Superior Proposal in response to a Superior Proposal unless:

(i) Parent notifies Sinclair HoldCo in writing at least five (5) Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes to Sinclair HoldCo a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material amendment to any material term of such Superior Proposal shall require a new written notice by Parent and a new notice period, provided such notice period shall be shortened to three (3) Business Days);

(ii) during the five (5) Business Day period (or three (3) Business Day period, as applicable) prior to its effecting an Adverse Recommendation Change or terminating this Agreement, as applicable, Parent negotiates, and causes its financial and legal advisors to, negotiate with Sinclair HoldCo in good faith (to the extent Sinclair HoldCo seeks to negotiate) regarding any revisions to the terms of the Contemplated Transactions proposed by Sinclair HoldCo; and

(iii) if Sinclair HoldCo makes a proposal during such five (5) Business Day period (or three (3) Business Day period, as applicable) to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Sinclair HoldCo, continues to determine in good faith (after consultation with outside counsel and Parent’s financial advisor) that such Superior Proposal continues to be a Superior Proposal and that (after consultation with outside counsel) the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would be inconsistent with the Parent Board’s fiduciary duties to Parent Stockholders under applicable Law;

provided, further, that the Parent Board may not make an Adverse Recommendation Change in response to an Intervening Event, unless:

(A) Parent notifies Sinclair HoldCo in writing at least five (5) Business Days before making an Adverse Recommendation Change with respect to such Intervening Event of its intention to do so and specifies the reasons therefor and describing such Intervening Event in reasonable detail;

(B) during the five (5) Business Day period prior to its effecting an Adverse Recommendation Change, Parent negotiates, and causes its financial and legal advisors to, negotiate with Sinclair HoldCo in good faith (to the extent Sinclair HoldCo seeks to negotiate) regarding any revisions to the terms of the Contemplated Transactions proposed by Sinclair HoldCo; and

(C) if Sinclair HoldCo makes a proposal during such five (5) Business Day period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Sinclair HoldCo, continues to determine in good faith (after consultation with outside counsel) that the failure to make such Adverse Recommendation Change would be inconsistent with the Parent Board’s fiduciary duties to the Parent Stockholders under applicable Law.

(d) In addition to its obligations set forth in Section 6.7(a) and Section 6.7(b), Parent shall promptly (and in any event within the shorter of one (1) Business Day and forty-eight (48) hours of receipt) advise Sinclair HoldCo in writing in the event Parent or any of the other Parent Entities or Representatives receives (i) any indication by any Person that it is considering making a Parent Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that would reasonably be expected to lead to or that contemplates a Parent Acquisition Proposal, or (iii) any proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal, in each case together with a description of the material terms and conditions of any such indication, inquiry, request, proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person. Parent and the Parent Board shall keep Sinclair HoldCo reasonably informed on a timely basis of the status and details (including, within the shorter of one (1) Business Day and forty-eight (48) hours after the occurrence of any material amendment, modification or development) of any such Parent Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any material written correspondence provided to Parent, and copies of all draft documentation provided to Parent for a Parent Acquisition Proposal. Without limiting any of the foregoing, Parent shall promptly (and in any event within the shorter of one (1) Business Day and forty-eight (48) hours) notify Sinclair HoldCo if Parent determines to begin providing information or to engage in discussions or negotiations concerning a Parent Acquisition Proposal pursuant to Section 6.7(a) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(e) Parent agrees that any violation of the restrictions set forth in this Section 6.7 by any director or officer of Parent, or any other Representative of Parent specifically acting at the direction of Parent shall be deemed to be a breach of this Section 6.7 by Parent.

(f) Parent shall not, and shall cause the other Parent Entities not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict Parent’s ability to comply with any of the terms of this Section 6.7, and each of Parent represents that neither it nor any of the other Parent Entities is a party to any such agreement.

(g) Prior to the Closing, Parent shall not take any action to exempt any Person (other than the Company and its Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Laws) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing.

(h) Nothing contained in Section 6.7(a) shall prohibit Parent from (i) taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of Parent that is required by applicable Law; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Parent Recommendation, such disclosure shall be deemed to be an Adverse Recommendation Change and Sinclair HoldCo shall have the right to terminate this Agreement as set forth in Section 8.1(f), or (iii) making any “stop, look and listen” communication pursuant to Section 14d-9(f) under the Exchange Act.

(i) For purposes of this Agreement:

(i) “Parent Acquisition Proposal” means, with respect to Parent, any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) twenty percent (20%) or more of the consolidated assets of Parent (based on the fair market value thereof), (B) the assets of Parent and the other Parent Entities accounting for twenty percent (20%) or more of consolidated EBITDA of Parent during the prior twelve (12) months or (C) twenty percent (20%) or more of the capital stock or voting power of Parent or any of the other Parent Entities, in each case other than the Contemplated Transactions;

(ii) “Superior Proposal” means, with respect to Parent, any unsolicited bona fide written Parent Acquisition Proposal that does not arise in connection with a violation of Section 6.7(a) that the Parent Board determines in good faith (after consultation with outside counsel and Parent’s financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing or financing contingencies and the likelihood and timing of closing, and the Person making the proposal, is more favorable to the Parent Stockholders from a financial point of view than the Contemplated Transactions (including any adjustment to the terms and conditions proposed by the other Party in response to such proposal); provided, that, for purposes of this definition of “Superior Proposal,” references in the term “Parent Acquisition Proposal” to “twenty percent (20%) or more” shall be deemed to be references to “fifty percent (50%) or more”; and

(iii) “Intervening Event” means, with respect to Parent, a material event or circumstance that was not known or reasonably foreseeable to the Parent Board prior to the execution of this Agreement, which event or circumstance, or any material consequence thereof, becomes known to the Parent Board prior to the receipt of the Parent Stockholder Approval that does not relate to (A) a Parent Acquisition Proposal or (B) changes in the price of Parent Common Stock (it being understood that the underlying facts giving rise or contributing to such change in price may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition).

(j) Notwithstanding anything in this Section 6.7 to the contrary, the Parent Parties shall not be restricted or limited in any manner whatsoever from soliciting, initiating, endorsing, facilitating, negotiating or consummating any transaction or series of transactions solely in connection with any Woods Cross Refinery Divestiture Action.

(k) Sinclair HoldCo shall not, and shall not permit or authorize any member of the Company Group or any of their respective directors, managers or officers to, and shall use reasonable best efforts to cause each of the other Representatives of Sinclair HoldCo and each member of the Company Group, directly or indirectly, not to (i) solicit, initiate, endorse, knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to Sinclair HoldCo or any member of the Company Group regarding any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) any of the assets of the Company Group used in the conduct of the Downstream Business (other than sales of inventory in the ordinary course of business), or (B) any of the capital stock, equity interests or voting power of Sinclair HoldCo, the Company or any other member of the Company Group, in each case other than the Contemplated Transactions (each, a “Company Acquisition Proposal”), or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to, or otherwise cooperate in any way with, any Company Acquisition Proposal. Sinclair HoldCo shall, and shall cause each of the members of the Company Group and their respective directors, managers and officers to, and shall use reasonable best efforts to cause each of the other Representatives of Sinclair HoldCo and the Company Group to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal or potential Company Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information furnished with respect to any Company Acquisition Proposal or potential Company Acquisition Proposal during the six (6) month period prior to the date of this Agreement, to the extent such return or destruction had not previously been requested, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Company Acquisition Proposal or potential Company Acquisition Proposal, and shall use reasonable best efforts to enforce the provisions of any such agreement, which shall include, to the extent such Party has knowledge of any breach of such agreement, using reasonable best efforts to seek any injunctive relief available to enforce such agreement.

(l) In addition to its obligations set forth in Section 6.7(k), Sinclair HoldCo shall promptly (and in any event within the shorter of one (1) Business Day and 48 hours of receipt) advise Parent in writing in the event Sinclair HoldCo or any member of the Company Group or any of their respective Representatives receives (i) any indication by any Person that it is considering making a Company Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that would reasonably be expected to lead to or that contemplates a Company Acquisition Proposal, or (iii) any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, in each case together with a description of the material terms and conditions of any such indication, inquiry, request, proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person. Sinclair HoldCo shall keep Parent reasonably informed on a timely basis of the status and details (including, within the shorter of one (1) Business Day and 48 hours after the occurrence of any material amendment, modification or development, discussion or negotiation) of any such Company Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any material written correspondence or other materials provided to Sinclair HoldCo or any member of the Company Group, and copies of all draft documentation provided to Sinclair HoldCo or any member of the Company Group.

(m) Neither Sinclair HoldCo nor any member of the Company Group shall enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict any of their ability to comply with any of the terms of this Section 6.7, and each of Sinclair HoldCo and the Company represents that neither they nor any member of the Company Group is a party to any such agreement.

Section 6.8 Preparation of Proxy Statement; Special Meeting.

(a) As promptly as reasonably practicable following the date hereof, Parent and New Parent, as applicable, shall prepare and cause to be filed with the Commission, a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) in order to seek the Parent Stockholder Approval. Parent shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Each of the Company and Sinclair HoldCo shall (i) cooperate with Parent in the preparation of the Proxy Statement; (ii) use its reasonable best efforts to furnish the information reasonably requested by Parent for inclusion in the Proxy Statement and (iii) use its reasonable best efforts to provide such other assistance as may be reasonably requested by Parent or Parent’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement. Each of Parent and New Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the Commission as promptly as is practicable after filing and cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as reasonably practicable after the Proxy Statement shall have been cleared by the Commission. Each Party shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Contemplated Transactions, this Agreement or the issuance of New Parent Common Stock in the Contemplated Transactions. All filings by the Company or Parent with the Commission in connection with the Contemplated

Transactions and all mailings to the Parent Stockholders in connection with the Contemplated Transactions shall be subject to the reasonable opportunity for prior review and comment by the other Party, which comments the Company or Parent, as applicable, shall consider in good faith, acting reasonably.

(b) Sinclair HoldCo, the Company and Parent each agrees, as to itself and its Subsidiaries, to use reasonable best efforts so that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Parent Stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statement was made, not misleading.

(c) If at any time prior to the Closing, any Party discovers any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers that should be set forth in an amendment or supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and Parent shall promptly cause to be filed with the Commission an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the Parent Stockholders. Nothing in this Section 6.8(c) shall limit the obligations of any Party under Section 6.8(a), Section 6.8(b) and Section 6.8(d).

(d) Parent shall notify the Company promptly of the receipt of any correspondence, communications or comments from the Commission or the staff of the Commission and of any request by the Commission or the staff of the Commission for amendments or supplements to the Proxy Statement or for additional information and shall supply the Company with (i) copies of all correspondence and a description of all material oral discussions between it or any of its Representatives, on the one hand, and the Commission or the staff of the Commission, on the other hand, with respect to the Proxy Statement or the Contemplated Transactions and (ii) copies of all orders of the Commission relating to the Proxy Statement.

(e) Except as otherwise set forth herein, as promptly as practicable, Parent shall duly call, give notice of, convene and hold a meeting of the Parent Stockholders for the purpose of obtaining the Parent Stockholder Approval (the “Special Meeting”). Subject to the terms hereof, such Special Meeting shall in any event be no later than 45 calendar days after Parent mails the Proxy Statement to the Parent Stockholders. Parent may postpone or adjourn the Special Meeting (i) (A) due to the absence of a quorum or (B) if Parent has not received proxies representing a sufficient number of shares of Parent Common Stock for the Parent Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Parent Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent Stockholders prior to the Special Meeting; provided, that Parent may not postpone or adjourn the Special Meeting more than a total of two (2) times pursuant to clause (i)(A) and/or clause (i)(B) of this Section 6.8(e). Notwithstanding the foregoing, Parent shall, at the request of the Company, to the extent permitted by Law, adjourn the Special Meeting to a date specified by the Company for the absence of a quorum or if Parent has not received proxies representing a sufficient number of shares of Parent Common Stock for the Parent Stockholder Approval; provided, that Parent shall not be required to adjourn the Special Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding thirty (30) days. Except in the case of an Adverse Recommendation Change by Parent specifically permitted by Section 6.7(c), Parent, through the Parent Board, shall (i) make the Parent Recommendation to its stockholders and (ii) include the Parent Recommendation in the Proxy Statement. Without limiting the generality of the foregoing, Parent agrees that (x) except in the event of an Adverse Recommendation Change specifically permitted by Section 6.7(c), Parent shall use its reasonable best efforts to solicit proxies to obtain the Parent Stockholder Approval and (y) its obligations pursuant to this Section 6.8(e) shall not be affected by the occurrence of any Adverse Recommendation Change in response to an Intervening Event. For the avoidance of doubt, the Parties agree that Parent shall not be obligated to establish a record date for, duly call, give notice of, convene or hold the Special Meeting in the event of an Adverse Recommendation Change specifically permitted by Section 6.7(c) in response to a Superior Proposal. Parent shall cooperate with Sinclair HoldCo and keep Sinclair HoldCo reasonably informed regarding the status of the proxy solicitation.

Section 6.9 Employee Matters.

(a) Prior to and effective upon the Closing Date, Parent shall offer employment at Parent or an Affiliate of Parent to each employee set forth on Schedule 6.9 (each such employee listed on Schedule 6.9, as updated in accordance with this Section 6.9(a), a “Sinclair Employee”), subject to satisfactory completion of Parent or Parent’s Affiliate’s customary onboarding requirements and procedures (including typical pre-employment screening, including background checks and drug tests). Notwithstanding the foregoing, from and after the date of this Agreement until the Closing Date, if Sinclair HoldCo or any member of the Company Group or the Midstream Company Group hires any employee having any of the titles or positions set forth on Schedule 6.9(a) (each, a “Sinclair Executive Officer Position”) on terms and conditions (including compensation and benefits) that are not substantially similar to the employee(s) having such titles or positions as of the date of this Agreement, the terms and conditions (including compensation and benefits) of Parent’s offer of employment to such employee holding a Sinclair Executive Officer Position shall not be required to be any more favorable to such employee (including with respect to any termination, severance of other Liabilities) than the terms of employment of the person holding such Sinclair Executive Officer Position on the date of this Agreement. From and after the date of this Agreement until the Closing Date, Sinclair HoldCo shall, within five Business Days following the end of each calendar month, provide Parent with an updated Schedule 6.9 (or written confirmation of no updates thereto); provided, however, that Sinclair HoldCo may only update Schedule 6.9 (i) to remove an employee whose employment was terminated, (ii) to add an employee or (iii) with the written consent of Parent; provided, further, that, Sinclair HoldCo shall deliver the final Schedule 6.9 to Parent no fewer than twenty Business Days prior to the Closing Date. Each such offer of employment shall include terms such that such offer shall not give rise to a right of the applicable Sinclair Employee to terminate such Sinclair Employee’s employment for “Good Reason” and receive “Severance Benefits” in each case as defined in and pursuant to the terms of the Severance Plan applicable to such Sinclair Employee. With respect to each such Sinclair Employee who accepts such offer of employment from Parent, except as otherwise specifically provided in this Agreement or as required by applicable Law, effective as of the Closing Date, the employment of such Sinclair Employees with Sinclair HoldCo and its Subsidiaries (other than any member of the Company Group or the Midstream Company Group) shall terminate without any severance obligation on the part of Sinclair HoldCo or any of its Subsidiaries, and such Sinclair Employees shall cease all active participation in and accrual of benefits under the Sinclair Benefit Plans. Immediately prior to the Closing, the co-employment of each employee who is at that time employed by any member of the Company Group or Midstream Company Group shall terminate such that neither the Company nor any member of the Company Group or Midstream Company Group employs any employees on the Closing Date.

(b) With respect to each Sinclair Employee who remains in the employment of Parent or any of its Affiliates following the Closing Date (each, a “Continuing Employee”), for a period of at least one year following the Closing, Parent shall, or shall cause its Affiliate to, provide such Continuing Employee with (i) compensation and benefits that would not reasonably be expected to give rise to a right of the applicable Continuing Employee to terminate such Continuing Employee’s employment during such one-year period for “Good Reason” and receive “Severance Benefits” in each case as defined in and pursuant to the terms of the Severance Plan applicable to such Sinclair Employee, or (ii) “Severance Benefits” as defined in and pursuant to the terms of the Severance Plan in the event that such Continuing Employee would be eligible for such “Severance Benefits” under the Severance Plan as in effect immediately prior to the date hereof. For the avoidance of doubt, Parent shall also, or shall cause its Affiliate to, provide such Severance Benefits for any Continuing Employee for whom clause (i) of this Section 6.9(b) applies.

(c) With respect to any employee benefit plans, arrangements and employment related entitlements (including under any Parent Benefit Plan or any other applicable pension, 401(k), savings, medical, dental, vision, life insurance, disability insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, severance or separation pay plans) provided, sponsored, maintained or contributed to by New Parent or its Affiliates in which any Continuing Employee will be eligible to participate on or after the Closing Date, New Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to recognize all service of such Continuing Employee with any member of the Company Group or Midstream Company Group and any predecessor employers as if such service were with Parent for purposes of eligibility to participate and level of benefits; provided, however, that such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits for the same period of service or (ii) such service was not recognized under the corresponding Sinclair Benefit Plan.

(d) New Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by New Parent or any of its Affiliates in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Sinclair Benefit Plan immediately prior to the Closing. Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Closing.

(e) Sinclair HoldCo shall be solely responsible for any retention bonus or similar arrangements established on or prior to the Closing Date, and the employer portion of any payroll tax liabilities associated therewith.

(f) The provisions of this Section 6.9 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or shall be construed to confer on or give to any Person (including any current or former employees, directors, or independent contractors of the Company Group, Midstream Company Group, Parent or any of its Affiliates), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies with respect to the matters provided for in this Section 6.9. Nothing contained herein shall be (i) deemed an amendment of any Sinclair Benefit Plan or any Parent Benefit Plan or other benefit plan of Parent or any of its Affiliates or (ii) construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or its Affiliates to continue any specific employee benefit plans or to continue the employment of any specific Person.

Section 6.10 280G Cooperation.

(a) As soon as reasonably practicable following the execution of this Agreement but in any case no later than thirty (30) Business Days prior to the Closing Date, Sinclair HoldCo shall provide to New Parent and New Parent’s advisors, for their reasonable review and comment, its preliminary analysis (“Section 280G Analysis”) regarding the application of Section 280G of the Code and the regulations promulgated thereunder (“Section 280G”) in connection with the Contemplated Transactions (either alone or in combination with any other additional or subsequent event, including a termination of employment) to each Person who is determined by Sinclair HoldCo to be a “disqualified individual” within the meaning of Section 280G (each such Person, a “280G Disqualified Individual”). No later than fifteen (15) Business Days prior to the Closing Date, Sinclair HoldCo shall provide to New Parent and New Parent’s advisors, for their reasonable review and comment, its final Section 280G Analysis.

(b) Sinclair HoldCo shall (a) use commercially reasonable efforts to obtain, prior to the solicitation of the 280G Approval (as defined below), a waiver agreement from each 280G Disqualified Individual who could otherwise receive or retain or have the right or entitlement to receive or retain any “parachute payment” within the meaning of Section 280G, waiving any and all rights or entitlements to receive or retain any such payment to the extent that the value thereof (determined in accordance with Section 280G) equals or exceeds three times such Person’s “base amount” (within the meaning of and determined in accordance with Section 280G), unless the 280G Approval is obtained (each such waiver agreement, a “280G Waiver”); provided that a “disqualified individual’s” election not to execute a 280G Waiver despite Sinclair HoldCo’s commercially reasonable efforts to obtain such waiver will not, by itself, constitute a breach of this Section 6.10, and (b) following the execution of the 280G Waivers by any applicable “disqualified individuals,” solicit and take commercially reasonable efforts to obtain any necessary stockholder approval of any such payments or benefits so waived in a manner that is intended to satisfy all the requirements of Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder (the “280G Approval”); provided that the stockholders’ failure to approve such waived payments and benefits pursuant to the 280G Approval despite Sinclair HoldCo’s commercially reasonable efforts to obtain such 280G Approval will not, by itself, constitute a breach of this Section 6.10.

(c) No later than ten (10) Business Days prior to soliciting the 280G Waivers as provided above, Sinclair HoldCo shall provide to New Parent and New Parent’s advisors drafts of the stockholder approval materials (including Section 280G Waivers, disclosure and consent documentation) for their reasonable review and comment (which such comments shall be considered in good faith by Sinclair HoldCo for incorporation into such documentation).

Section 6.11 Takeover Laws.

Each of Parent, the Parent Board, the Company and Sinclair HoldCo, acting in its capacity as sole member of the Company, shall (a) take no action to cause any Takeover Law to become applicable to this Agreement or the Contemplated Transactions and (b) if any Takeover Law is or becomes applicable to this Agreement or the Contemplated Transactions, take all reasonable action necessary to cause the Contemplated Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement and the Contemplated Transactions.

Section 6.12 Notification of Certain Matters.

Prior to the Closing, each of Parent and the Company shall, to the extent permitted by applicable Law, promptly notify the other Party of (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions, (b) any Action commenced or, to such Party’s knowledge, threatened against, that challenges the validity or legality of the Contemplated Transactions or seeks damages in connection therewith or (c) (i) any change, condition or event that results in any of the conditions in Sections 7.2(a) or 7.3(a) not being met or (ii) the failure of such Party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in Article 7) to be complied with or satisfied hereunder; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties.

Section 6.13 Indemnification and Insurance.

(a) Following the Closing, New Parent agrees (and shall cause the Company and each Company Subsidiary to agree) that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing (including in respect of any matters arising in connection with this Agreement and the Contemplated Transactions), in favor of a D&O Person as provided in the organizational documents of any member of the Company Group (in each case as in effect on the date hereof) shall survive the Closing and shall continue in full force and effect in accordance with their respective terms for a period of six (6) years from the Closing Date, it being the intent of the Parties that all such D&O Persons shall continue to be entitled to such exculpation, indemnification and advancement of expenses to the fullest extent permitted by applicable Law; provided, however, that all rights to indemnification in respect of any pending or asserted Action or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b) In the event that New Parent, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys fifty percent (50%) or more of its properties and other assets to any Person (including by liquidation, dissolution or assignment for the benefit of creditors or similar action), then, and in each such case, New Parent or the Company, as the case may be, shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 6.13.

(c) The obligations of New Parent under this Section 6.13 shall not be terminated, amended or modified in any manner so as to adversely affect any D&O Person to whom this Section 6.13 applies without the consent of such D&O Person. The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each D&O Person, his or her heirs and his or her executors, administrators and personal representatives, each of whom is an intended third party beneficiary of this Section 6.13, and are in addition to, and not in substitution of, any other rights, including rights to indemnification or contribution that any such Person may have by Contract or otherwise. The provisions of this Section 6.13 shall survive the Closing.

Section 6.14 Termination of Affiliate Obligations.

On or before the Closing Date, except as set forth on Schedule 6.14, and except for this Agreement and the Transaction Documents, all Sinclair Affiliate Contracts shall be settled and terminated in full and there shall be no Liability or obligations of the Company or any Company Subsidiary surviving such termination, such termination being effective as of the completion of the Closing.

Section 6.15 Certain NYSE Matters.

Parent shall use its reasonable best efforts to cause the shares of New Parent Common Stock to be issued in the Parent Merger and Sinclair Contribution, in each case, as provided for in Article 2, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

Section 6.16 Use of Certain Names.

(a) Except as disclosed on Schedule 6.16, Sinclair HoldCo agrees that, within one hundred eighty (180) days after the Closing Date, except as otherwise permitted in a separate written agreement signed by Parent, Sinclair HoldCo shall, and shall cause its Affiliates to, cease using the Trademarks listed on Company Disclosure Schedule 4.11(a) (the “Company Marks”), including removing, or causing to be removed, all such Company Marks from any public-facing physical or digital products, facilities, signage or materials (including on any website or social media account). Notwithstanding anything to the contrary provided in this Section 6.16, Sinclair HoldCo and its Affiliates may use (a) the Company Marks (i) in a neutral, non-trademark manner (e.g., to describe the historical relationship of the Parties), or (ii) to the extent required by Law, and (b) the names of any member of the Company Group to the extent necessary for any public filings or press releases made by Sinclair HoldCo or its Affiliates, but solely to the extent related to the Contemplated Transactions.

(b) As promptly as practicable following the Closing, Sinclair HoldCo shall cause the name of Sinclair Oil Corporation, a Delaware corporation (“SOC Delaware”), to be changed to a name that does not reference or include Sinclair. Concurrently with such name change, Sinclair HoldCo shall, and shall cause SOC Delaware to, cooperate with New Parent and to execute and deliver to New Parent all such documents as may be reasonably necessary for a Subsidiary of New Parent formed in Delaware to use the name Sinclair Oil Corporation.

Section 6.17 Other Insurance Efforts.

(a) With respect to the Insurance Policies maintained by the Company Group, Sinclair HoldCo or its Affiliates at or prior to the Closing, the members of the Company Group may make claims under any such applicable Insurance Policy following the Closing with respect to claims made or occurrences prior to the Closing to the extent such claims or occurrences apply to the Downstream Business, including in the event that, after the date of this Agreement but prior to or on the Closing Date, any portion of the assets of the Downstream Business is damaged or destroyed by fire, explosion, hurricane, flood, storm, weather events, earthquake, act of nature, civil unrest or similar disorder, terrorist acts, war or any other hostilities or other casualty (each, a “Casualty Event”). Sinclair HoldCo shall (and shall cause its Affiliates to) use reasonable best efforts to assist the Company Group in asserting any such claims and making the benefits of any such Insurance Policies available to the Company Group. In furtherance of the foregoing, Sinclair HoldCo shall provide reasonable assistance to New Parent and the Company Group in connection with New Parent’s or the Company Group’s investigation of the facts and circumstances underlying any potential claims, and the Company Group’s assertion of any such claims under any such Insurance Policies, which shall include, for the avoidance of doubt, providing information and documentation reasonably requested by New Parent or the Company Group and their respective Representatives, including access to facilities and personnel of Sinclair HoldCo, to the extent such information and documentation reasonably relates to any such potential claim, as soon as reasonably practicable, and in any event, with sufficient time to permit the Company Group to comply with the terms of the applicable Insurance Policy.

(b) In the event that a Casualty Event occurs prior to the Closing, Sinclair HoldCo and its Affiliates shall, and shall cause the members of the Company Group to, make all claims under the applicable Insurance Policies with respect to such Casualty Event and use, and cause the members of the Company Group to use, commercially reasonable efforts to restore the affected assets to the condition prior to such Casualty Event during the period prior to the Closing, in each case, to the extent reasonably practicable to do so prior to the Closing, as determined by Sinclair HoldCo in good faith, and without prejudice to any claim by Sinclair HoldCo or any of its Affiliates under the Insurance Policies. Following the Closing, New Parent shall, and shall cause the members of the Company Group to, use commercially reasonable efforts to continue the pursuit of any such claims.

(i) If, prior to the Closing, Sinclair HoldCo and its Affiliates, including the members of the Company Group, actually receive proceeds for property damages coverage under a property Insurance Policy with respect to a Casualty Event that occurred prior to the Closing, all such proceeds shall be retained by or contributed to the applicable member of the Company Group that suffered such Casualty Event. In such case, (i) the amount of such proceeds equal to the excess of the reasonable documented out-of-pocket costs and expenses of Sinclair HoldCo or the Company Group incurred in connection with pursuing and collecting such proceeds and restoring the affected assets prior to the Closing over the amounts of the applicable deductible(s) with respect to the applicable Casualty Event (such amount, the “Sinclair Casualty Expenses”) shall be included in the calculation of Closing Cash pursuant to Section 2.5(d) and Section 2.6(a), and (ii) all other amounts of such proceeds shall not be included in the calculation of Closing Cash pursuant to Section 2.5(d) and Section 2.6(a).

(ii) If, following the Closing, New Parent or the Company Group actually receives proceeds for property damages coverage under a property Insurance Policy with respect to a Casualty Event that occurred prior to the Closing that are in excess of the reasonable documented out-of-pocket costs and expenses of New Parent or the Company Group in pursuing and collecting such proceeds, New Parent shall pay or shall cause the Company Group to pay to Sinclair HoldCo an amount equal to the Sinclair Casualty Expenses, and, for the avoidance of doubt, New Parent or the Company Group shall retain any amounts (and the right to receive any amounts) of such proceeds in excess thereof. If the Sinclair Casualty Expenses are less than the applicable deductible(s) with respect to the applicable Casualty Event, an amount equal to the difference between such deductible(s) and the Sinclair Casualty Expenses shall be included as a Current Liability for purposes of Section 2.5(d) and Section 2.6(a). By way of example only, if the applicable deductible(s) for a Casualty Event is $10,000,000 in the aggregate and the Sinclair Casualty Expenses are $12,000,000, the related Current Liability would be $0, but, if the Sinclair Casualty Expenses are $6,000,000, the related Current Liability would be $4,000,000.

(iii) If, following the Closing, New Parent or the Company Group actually receives proceeds from an Insurance Policy covering business interruption with respect to a matter that occurred prior to the Closing, New Parent shall, and shall cause the Company Group to, pay to Sinclair HoldCo the portion of the amount actually received that relates to the period prior to the Closing and that is in excess of the reasonable documented out-of-pocket costs and expenses of New Parent or the Company Group in pursuing and collecting such proceeds.

(c) Other than as set forth in Section 6.17(a), Parent acknowledges that all insurance policies maintained by Sinclair HoldCo or its Affiliates shall be terminated as of Closing with respect to the Company Group, and Parent shall be solely responsible for obtaining insurance for the Company Group from and after the Closing.

(d) With respect to any insurance policies maintained by the Company Group at or prior to the Closing, Sinclair HoldCo or its Affiliates may make claims under an applicable policy following the Closing with respect to claims made or occurrences prior to the Closing, to the extent such claims or occurrences apply to the Retained Business, the Retained Liabilities or the Legacy Assets. New Parent shall (and shall cause its Affiliates to) use reasonable best efforts to assist Sinclair HoldCo and its Affiliates in asserting any such claims and making the benefits of any such insurance policies available to Sinclair HoldCo and its Affiliates. In furtherance of the foregoing, New Parent shall provide reasonable assistance to Sinclair HoldCo and its Affiliates in connection with Sinclair HoldCo’s or any of its Affiliate’s investigation of the facts and circumstances underlying any potential claims, and Sinclair HoldCo’s or its Affiliate’s assertion of any such claims under any such policies, which shall include, for the avoidance of doubt, providing information and documentation reasonably requested by Sinclair HoldCo or its Affiliates and its and their respective Representatives, including access to facilities and personnel of the Company Group members, to the extent such information and documentation reasonably relates to any such potential claim, as soon as reasonably practicable, and in any event, with sufficient time to permit Sinclair HoldCo and its Affiliates to comply with the terms of the applicable policy.

Section 6.18 Books and Records.

(a) Parent shall preserve and keep any books and records of the Company Group that relate to any period beginning on or before the Closing Date for a period of six (6) years after the Closing Date (or longer for Tax records if required by Section 6.3) and shall reasonably cooperate with Sinclair HoldCo and its Affiliates to make available to Sinclair HoldCo and its Affiliates, during normal business hours and in such a manner as to not unreasonably interfere with the business of Parent, the Company Group or their respective Affiliates, such books and records as are reasonably necessary in connection with any dispute, litigation or defense of any indemnification claim, or in order to enable Sinclair HoldCo or its Affiliates to comply with its obligations under this Agreement or to perform the Contemplated Transactions. Following such six (6) year period (or such longer period with respect to Tax records as may be required in Section 6.3), Parent may retain or destroy such books and records; provided, however, that Parent shall notify Sinclair HoldCo prior to any such destruction and, if requested by Sinclair HoldCo no more than fifteen (15) Business Days after such notification, shall deliver such books and records to Sinclair HoldCo, at Sinclair HoldCo’s sole expense, prior to such destruction. Notwithstanding anything in this Agreement to the contrary, Sinclair HoldCo and its Affiliates may retain copies of the books and records and minute books of the Company relating to the period on or before the Closing Date.

(b) Sinclair HoldCo shall preserve and keep any books and records of the Company Group that are not delivered to Parent or its Affiliates in connection with the Closing or prior to the termination of the Transition Services Agreement and relate to any period beginning on or before the Closing Date for a period of six (6) years after the Closing Date (or longer for Tax records if required by Section 6.3) and shall reasonably cooperate with Parent and its Affiliates to make available to Parent and its Affiliates, during normal business hours and in such a manner as to not unreasonably interfere with the business of Sinclair HoldCo or its Affiliates, such books and records as are reasonably necessary in connection with any dispute, litigation or defense of any indemnification claim, or in order to enable Parent or its Affiliates to comply with its obligations under this Agreement or to perform the Contemplated Transactions. Following such six (6) year period (or such longer period with respect to Tax records as may be required in Section 6.3), Sinclair HoldCo may retain or destroy such books and records; provided, however, that Sinclair HoldCo shall notify Parent prior to any such destruction and, if requested by Parent no more than fifteen (15) Business Days after such notification, shall deliver such books and records to Parent, at Parent’s sole expense, prior to such destruction.

Section 6.19 Delivery of Written Consents.

Promptly following the execution of this Agreement, (a) Parent will, in accordance with applicable Law and the organizational documents of Parent, acting in its capacity as the sole stockholder of New Parent, deliver to Sinclair HoldCo a duly executed written consent adopting this Agreement on behalf of New Parent, and (b) New Parent will, in accordance with applicable Law and the organizational documents of New Parent, acting in its capacity as the sole stockholder of Parent Merger Sub, deliver to Sinclair HoldCo a duly executed written consent adopting this Agreement on behalf of Parent Merger Sub. Concurrently with the execution of this Agreement Sinclair HoldCo has, in accordance with applicable Law and the organizational documents of Sinclair HoldCo and the Company, acting in its capacity as the sole member of the Company, delivered to Parent a duly executed written consent adopting this Agreement.

Section 6.20 Wrong Pockets.

The Parties acknowledge that all assets (and rights to future payments related thereto) with respect to the Downstream Business are intended to be transferred to New Parent pursuant to the Sinclair Contribution, except as otherwise provided herein. If, following the Closing, Sinclair HoldCo or any of its Affiliates receives or collects any funds relating to the Downstream Business or any asset of any member of the Company Group on behalf of New Parent, except as otherwise provided herein, Sinclair HoldCo shall, or shall cause its Affiliates to, promptly remit such funds to New Parent. The Parties acknowledge that all assets (and rights to future payments related thereto) with respect to the Retained Business are intended to be retained by Sinclair HoldCo or any Affiliates thereof. If, following the Closing, New Parent or any of its Affiliates (including the Company Group) receives or collects any funds relating to the Retained Business on behalf of Sinclair HoldCo, New Parent shall, or shall cause its Affiliates to, promptly remit such funds to Sinclair HoldCo.

Section 6.21 Interim Financial Statements.

(a) Sinclair HoldCo shall deliver to Parent on or prior to Closing to the extent required to be delivered prior to the Closing:

(i) as soon as reasonably practicable but in no event later than the morning of August 25, 2021, (A) a reviewed combined consolidated balance sheet of the Financial Statement Businesses as of June 30, 2021 and December 31, 2020, and the related reviewed combined consolidated statements of operations, changes in parent’s net investment and cash flows for the three and six months ended June 30, 2021, and June 30, 2020, prepared in accordance with GAAP, and (B) a reviewed combined consolidated balance sheet of the Financial Statement Businesses as of March 31, 2021 and December 31, 2020, and the related reviewed combined consolidated statements of operations, changes in parent’s net investment and cash flows for the three months ended March 31, 2021, and March 31, 2020, prepared in accordance with GAAP, including, in each case, all notes to such reviewed combined consolidated balance sheets or the related reviewed combined consolidated statements of operations, changes in parent’s net investment and cash flows, except that such reviewed combined consolidated balance sheets and the related reviewed combined consolidated statements of operations, changes in parent’s net investment and cash flows shall be subject to normal audit adjustments which are not material in the aggregate;

(ii) (A) promptly after Sinclair HoldCo’s receipt thereof and in no event later than thirty-five (35) days following the end of the quarter ending September 30, 2021, a reviewed combined consolidated balance sheet of the Financial Statement Businesses as of September 30, 2021 and the related reviewed combined consolidated statements of operations, changes in parent’s net investment and cash flows for the three and nine months ending on September 30, 2021 and September 30, 2020, prepared in accordance with GAAP, (B) promptly after Sinclair HoldCo’s receipt thereof and in no event later than thirty-five (35) days following the end of each quarter ending March 31, June 30 or September 30 after December 31, 2021, a reviewed combined consolidated balance sheet for the business to be acquired by Parent as of each March 31, June 30 or September 30 quarter-end, as applicable, occurring on or after December 31, 2021 through the Closing Date and the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows for each quarter ending on or after December 31, 2021 through the Closing Date prepared in accordance with GAAP and (C) concurrently with the delivery of the audited combined consolidated balance sheet for the business to be acquired by Parent pursuant to Section 6.21(a)(iii), an unaudited combined consolidated balance sheet for the business to be acquired by Parent as of each December 31 quarter-end occurring on or after September 30, 2021 through the Closing Date and the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows for such quarter prepared in accordance with GAAP, including in each case, all notes to such unaudited combined consolidated balance sheet or the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows, except that such unaudited combined consolidated balance sheet and the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows shall be subject to normal audit adjustments which are not material in the aggregate;

(iii) promptly after Sinclair HoldCo’s receipt thereof and in no event later than forty-five (45) days following the end of the applicable fiscal year, the audited combined consolidated balance sheet for the business to be acquired by Parent as of December 31 for each fiscal year ending after September 30, 2021 that occurs prior to the Closing Date, and the related audited combined consolidated statements of operations, changes in parent’s net investment and cash flows for each fiscal year ending after September 30, 2021 that occurs prior to the Closing Date, including in each case the notes thereto, together with the report thereon of the independent auditor prepared in accordance with GAAP;

(iv) within forty-five (45) days following the end of the fiscal year ended December 31, 2021, (A) the audited combined consolidated balance sheet for the business to be acquired by Parent as of December 31, 2020 and the related audited combined consolidated statements of operations, changes in parent’s net investment and cash flows for such fiscal year, including the notes thereto, together with the report thereon of the independent auditor prepared in accordance with GAAP, and (B) the unaudited combined consolidated balance sheet for the business to be acquired by Parent as of each quarter end during the year ended December 31, 2020, and the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows for each quarter of the year ended December 31, 2020 prepared in accordance with GAAP, except that (1) there shall be no notes to such unaudited combined consolidated balance sheet or the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows and (2) such unaudited combined consolidated balance sheet and the related unaudited combined consolidated statements of operations, changes in parent’s net investment and cash flows shall be subject to normal audit adjustments which are not material in the aggregate; and

(v) concurrently with the delivery of each interim financial statement set forth in clause (i) above, an unaudited complete trial balance showing balance sheet and income statement information for each of the legal entities that comprise such interim financial statements as of the same dates specified in, and for the same periods covered thereby.

(b) The financial statements required to be delivered by Sinclair HoldCo pursuant to clauses (ii)(B), (ii)(C), (iii) and (iv) in subsection (a) above shall be prepared on a basis, as reasonably agreed to by Sinclair HoldCo and Parent, sufficient to permit Parent to satisfy Parent’s obligations to file acquisition financial statements required to be included under Item 2.01 or Item 9.01 of Form 8-K under the Exchange Act as a result of the consummation of the Contemplated Transactions. Parent shall reimburse Sinclair HoldCo for all third party expenses of Sinclair HoldCo’s independent accountants relating to the preparation of the foregoing financial statements (other than the audited financials for the year ended December 31, 2021).

(c) With respect to clauses (iii), (iv) and (v) in subsection (a) above, from the date hereof through the Closing Date, Sinclair HoldCo will take all appropriate and customary actions in advance of the deadlines specified in such clauses in order to position Parent to receive the applicable financial statements within the delivery deadlines specified therein.

(d) Sinclair HoldCo shall cooperate with Parent and take commercially reasonable efforts to prepare and deliver to Parent such additional financial information as may be reasonably necessary for Parent and its Affiliates to comply with any applicable obligations under federal securities laws and all applicable accounting rules pursuant to GAAP, including monthly unaudited combined consolidated balance sheets for the Financial Statement Businesses and trial balances showing balance sheet and income statement information for each of the individual legal entities that comprise the Historical Financial Statements.

(e) In the event that the Closing occurs prior to March 1, 2022, following the Closing, the Parties shall cooperate and take commercially reasonable efforts to prepare and complete the financial statements contemplated by clauses (iii) and (iv) in subsection (a) above and Sinclair HoldCo will fully cooperate with and direct its independent accountants to complete the contemplated audits within the timeframes specified above; provided that the Parties acknowledge that following the Closing, Parent is expected to be the employer of substantially all of the individuals responsible for accounting functions and financial statement preparation prior to the Closing and own and control related accounting books and records; provided, further, that Sinclair HoldCo shall provide Parent and its Affiliates (including any member of the Company Group) access to any assets, systems, personnel, Contracts, books and records and other documents and data reasonably requested by Parent in connection with the preparation or completion of the financial statements contemplated by clauses (iii) and (iv) in subsection (a) above.

(f) In the event that the Closing occurs after March 1, 2022, following the Closing, the Parties shall cooperate and take commercially reasonable efforts to prepare and complete the financial statements contemplated by clause (ii) in subsection (a) above for the quarter end immediately preceding the Closing and Sinclair HoldCo will fully cooperate with and direct its independent accountants to complete such financial statements within the timeframes specified above; provided that the Parties acknowledge that following the Closing, Parent is expected to be the employer of substantially all of the individuals responsible for accounting functions and financial statement preparation prior to the Closing and own and control related accounting books and records; provided, further, that Sinclair HoldCo shall provide Parent and its Affiliates (including any member of the Company Group) access to any assets, systems, personnel, Contracts, books and records and other documents and data reasonably requested by Parent in connection with the preparation or completion of the financial statements contemplated by clause (ii) in subsection (a) above.

Section 6.22 Fuels Compliance.

(a) Sinclair HoldCo shall cause the members of the Company Group to take all actions needed to comply with and satisfy, all obligations under the Fuel Credit Programs for all periods prior to the Closing (“Pre-Closing Fuel Obligations”), including by causing the members of the Company Group to create, maintain and retain records needed for compliance, to calculate applicable renewable volume obligations in accordance with 40 C.F.R. § 80.1407 accurately and completely, to file all reports required to be filed with the Environmental Protection Agency and the California Air Resources Board and to retire RINs or other applicable credits, or deliver to New Parent sufficient RINs or other applicable credits, required to demonstrate compliance with the Pre-Closing Fuel Obligations by the applicable compliance dates set by the Environmental Protection Agency or the California Air Resources Board for the year to which such obligations apply. At the Closing, Sinclair HoldCo shall cause the Company Group to possess RINs that are sufficient to satisfy a minimum of seventy five percent (75%) of the Company Group’s unsatisfied Pre-Closing Fuel Obligations for the portion of the calendar year (the

“RINs Closing Compliance Period”) that elapses prior to the Closing (the “RINs Volume Requirement”). To the extent that it is determined following the Closing that Sinclair Holdco did not meet the RINs Volume Requirement, Sinclair HoldCo shall reimburse New Parent for all costs that New Parent or the Company Group incurs as a result of the RINs Volume Requirement shortfall, including the price of any RINs purchased by New Parent to make up for the RINs Volume Requirement shortfall. New Parent will take commercially reasonable efforts to minimize the amount that Sinclair HoldCo would be required to reimburse New Parent for any such shortfall. To the extent that it is determined following the Closing that any Pre-Closing Fuel Obligations have not been fully satisfied in respect of any period other than the RINs Closing Compliance Period, Sinclair HoldCo shall deliver sufficient RINs to New Parent to satisfy such shortfall, or reimburse New Parent for any such shortfall obligations. Following the Closing, Sinclair HoldCo shall provide, and shall cause its Affiliates to provide, any information in the possession of Sinclair HoldCo or its Affiliates that is reasonably requested by New Parent and necessary to file any reports or satisfy any other obligations under the Fuel Credit Programs.

(b) Sinclair HoldCo will retain both the benefits and burdens, including any costs and expenses and any exempted or refunded RINs, related to the Company Group’s pending small refinery exemption (“SRE”) petitions and any other SRE petitions related to a year prior to the year in which the Closing occurs. Sinclair HoldCo will also retain the benefits and burdens, including any costs and expenses, related to the Company Group’s pending litigation over such petitions as set forth on Schedule 6.22(b) hereto, together with any similar actions the Company Group files relating to any period prior to the Closing (collectively, the “Existing SRE Litigation”). Following the Closing, the Parties shall reasonably cooperate and take such actions as are reasonably necessary to pursue the Existing SRE Litigation or other SRE petitions for any period prior to the Closing or litigation over such petitions in accordance with the terms of this Section 6.22, including New Parent reasonably cooperating with Sinclair HoldCo to facilitate (A) its receipt and liquidation of any refunded RINs as a result of the Existing SRE Litigation or SRE petitions and (B) the filing of other SRE petitions or litigation over such petitions for any period prior to the Closing. Sinclair HoldCo will not be responsible for, or benefit from, any litigation filed by the Company Group following the Closing to the extent such litigation relates to the period following the Closing.

(c) To the extent that both Parties wish to seek an SRE for the year in which the Closing occurs, the Parties agree to cooperate and take such actions as are reasonably necessary to pursue such an SRE and any litigation regarding such SRE that may subsequently arise, including New Parent reasonably cooperating with Sinclair HoldCo to facilitate its receipt and liquidation of any refunded RINs as a result of any SRE petition or related litigation for the year in which the Closing occurs. The benefits and costs of seeking such SRE and any costs of potential subsequent litigation related to such SRE shall be shared by New Parent and Sinclair HoldCo on a pro rata basis relative to the amount of applicable fuel produced by the Company Group during the applicable period prior to Closing. In the event that one Party elects not to participate in seeking such SRE or any subsequent litigation related to it, the other Party will cover all costs associated with, and receive all associated benefits from, the SRE.

(d) To the extent that following the Closing any member of the Company Group receives a refund or credit pursuant to any of the Fuel Credit Programs other than the RFS Program with respect to a period prior to the Closing, New Parent shall cause such member to pay to Sinclair HoldCo the amount of such refund or credit that corresponds to the amount of applicable fuel produced by the Company Group during the applicable period prior to the Closing.

(e) To the extent that following the Closing credits under any Fuel Credit Program generated or used prior to Closing by any member of the Company Group are invalidated by the United States Environmental Protection Agency or California Air Resources Board, Sinclair HoldCo shall replace such credits with valid credits or reimburse New Parent for the reasonable costs incurred by the Company Group in purchasing replacement credits, including the price of any replacement credits purchased. New Parent will take commercially reasonable efforts to minimize the amount that Sinclair HoldCo would be required to reimburse New Parent for any such replacement credits.

Section 6.23 Title Insurance Cooperation.

In the event that New Parent elects to obtain one or more New Parent Title Policies, New Parent shall pay directly to the Title Insurance Company, at New Parent’s sole cost and expense, the cost of all title insurance policy premiums (including, without limitation, the cost of any additional premiums required to secure extended title coverage and the cost of any modifications and endorsements to the New Parent Title Policies requested by New Parent) as well as the cost of any related title searches, title abstracting, lien searches, rundowns, photocopies, and all other costs and charges in connection with the obtaining or procurement of any New Parent Title Policies. Sinclair Holdco agrees to use commercially reasonable efforts, at New Parent’s sole cost and expense (such cost and expense to exclude Sinclair Holdco’s internal costs, which shall remain the responsibility of Sinclair Holdco), in connection with New Parent’s obtaining or procurement of the New Parent Title Policies; provided, however, that in no event shall Sinclair Holdco or any of its Affiliates (other than members of the Company Group) be required or obligated to assume, create or incur any liability to any Person in connection with such cooperation. Without limiting the foregoing, in no event shall Sinclair Holdco or any of its Affiliates or any other Persons have any obligation to cure any title defects or title exceptions disclosed in or on any title commitments, title reports, surveys, or any other reports or documents, and neither Sinclair Holdco nor any of its Affiliates shall be under any obligation to execute, deliver, obtain or procure any estoppels, releases or modifications of Encumbrances, lien waivers, proofs of payment, title curative documents, or any similar documents or instruments from any Person in connection with the New Parent Title Policies. At New Parent’s or the Title Insurance Company’s request, Sinclair Holdco shall execute and deliver at Closing, or shall cause the appropriate member of the Company Group to execute and deliver at Closing, one or more customary title affidavits in form and substance reasonably acceptable to Sinclair HoldCo and Parent (each a “Title Affidavit”) in connection with the issuance of the New Parent Title Policies; provided, however, that in no event shall Sinclair Holdco or any of its Affiliates or any other Persons (other than members of the Company Group) be obligated or required to execute and deliver any affidavit (other than Title Affidavits), agreement, instrument, indemnity, certificate, or any other document or undertaking in connection with the issuance of the New Parent Title Polices. Additionally, and notwithstanding anything in this Section 6.23 or elsewhere in this Agreement to the contrary, neither the issuance of, nor the commitment, agreement, or willingness on the part of the Title Insurance Company to issue, the New Parent Title Policies (or any of them), regardless of form, shall in any event constitute a condition precedent to the obligation of the Parent Parties to consummate the Contemplated Transactions.

Section 6.24 Credit Support Arrangements.

(a) Prior to the Closing, Parent shall use commercially reasonable efforts to deliver to the applicable beneficiary or counterparty replacement or substitute guaranties, letters of credit, bonds, security deposits, and other surety obligations and evidence of financial capacity, in each case acceptable to the relevant beneficiary or counterparty, in substitution and replacement of those credit support arrangements relating to the Downstream Business set forth in Schedule 6.24 (the “Credit Support Arrangements”), and Parent and Sinclair HoldCo shall cooperate and use commercially reasonable efforts to secure the release as of the Closing of Sinclair HoldCo and its Affiliates from the obligations relating to the Credit Support Arrangements.

(b) To the extent that a Credit Support Arrangement has not been replaced or substituted by Parent thereof prior to the Closing as contemplated by Section 6.24(a), New Parent shall have a continuing obligation after the Closing to use its commercially reasonable efforts to have any such Credit Support Arrangement replaced or substituted by New Parent or its Affiliates as contemplated by Section 6.24(a).

(c) From and after the Closing, New Parent shall (i) indemnify and hold harmless Sinclair HoldCo and its Affiliates to the extent they remain obligated under any Credit Support Arrangement from and against any and all Damages that such Person incurs arising out of: (A) any such Person being required to pay or reimburse the issuer of any Credit Support Arrangement; and (B) any claim or demand for payment made on any such Person with respect to any Credit Support Arrangement.

ARTICLE 7.

CONDITIONS TO CLOSING

Section 7.1 Conditions to the Obligations of the Parties.

The respective obligations of each of the Parties to consummate the Contemplated Transactions shall be subject to the satisfaction of each of the following conditions precedent at or prior to the Closing:

(a) No Legal Restraint or Law shall be in effect preventing the Contemplated Transactions.

(b) The waiting period applicable under the HSR Act, including any extensions thereof, and any timing agreement with a Governmental Authority, shall have expired or been earlier terminated.

(c) The Parent Stockholder Approval shall have been obtained.

(d) The shares of New Parent Common Stock to be issued in the Parent Merger and Sinclair Contribution, as provided for in Article 2, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(e) The Midstream Contribution shall have been consummated or shall be consummated substantially contemporaneously with the consummation of the Contemplated Transactions.

Section 7.2 Conditions to the Obligations of Parent Parties.

The obligation of the Parent Parties to consummate the Contemplated Transactions shall be subject to the satisfaction or Parent’s waiver of each of the following additional conditions precedent at or prior to the Closing:

(a) (i) Each of the Company Fundamental Representations and the representations and warranties contained in Section 4.8(b) shall be true and correct in all respects (except, in the case of the Company Fundamental Representations, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis Damages to the Parent Parties or their Affiliates) as of the Closing Date with the same effect as though made at and as of the Closing Date (except for any such representations and warranties that expressly relate to an earlier or a particular date, which shall be true and correct in all respects as of such date (except, in the case of the Company Fundamental Representations, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis Damages to the Parent Parties or their Affiliates)) and (ii) the representations and warranties of Sinclair HoldCo and the Company contained in Article 4 (other than the Company Fundamental Representations and the representations and warranties contained in Section 4.8(b)) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of the Closing Date (except for those representations and warranties that expressly relate to an earlier or a particular date, which shall be true and correct in all respects as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification contained therein as to materiality or a Material Adverse Effect) has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Sinclair HoldCo and the Company shall have performed in all material respects their respective obligations contained in this Agreement that are required to be performed by Sinclair HoldCo or the Company at or before the Closing.

(c) All documents, instruments, certificates or other items required to be delivered at or prior to the Closing by the Company or Sinclair HoldCo pursuant to Section 3.2(a) and Section 3.2(c) shall have been delivered.

(d) Parent shall have received a written opinion from Morgan, Lewis & Bockius LLP, counsel to Parent, or another nationally recognized law firm reasonably satisfactory to Parent (“Parent Tax Counsel”), in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Parent Merger and Sinclair Contribution will be integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code and/or that the Parent Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 7.2(d), Parent Tax Counsel shall have received and may rely upon the Parent Tax Counsel Sinclair Tax Certificate and the Parent Tax Counsel Parent Tax Certificate and such other information requested by it and provided to it by the Company, Sinclair HoldCo, New Parent, Parent or others for purposes of rendering such opinion.

Section 7.3 Conditions to the Obligations of Sinclair HoldCo and the Company.

The obligation of Sinclair HoldCo and the Company to consummate the Contemplated Transactions shall be subject to the satisfaction or Sinclair HoldCo’s or the Company’s waiver of each of the following additional conditions precedent at or prior to Closing:

(a) (i) The Parent Fundamental Representations and the representations and warranties contained in Section 5.7(b) shall be true and correct in all respects (except, in the case of the Parent Fundamental Representations, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis Damages to Sinclair HoldCo, the Company or their respective Affiliates ) as of the Closing Date with the same effect as though made at and as of the Closing Date (except for any such representations and warranties that expressly relate to an earlier or a particular date, which shall be true and correct in all respects as of such date (except, in the case of the Parent Fundamental Representations, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis Damages to Sinclair HoldCo, the Company or their respective Affiliates )) and (ii) the representations and warranties of the Parent Parties contained in Article 5 (other than the Parent Fundamental Representations and the representations and warranties contained in Section 5.7(b)) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of the Closing Date (except for those representations and warranties that expressly relate to an earlier or a particular date, which shall be true and correct in all respects as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification contained therein as to materiality or a Parent Material Adverse Effect) has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The Parent Parties shall have performed in all material respects their respective obligations contained in this Agreement that are required to be performed by the Parent Parties at or before the Closing.

(c) All documents, instruments, certificates or other items required to be delivered at or prior to the Closing by any Parent Party pursuant to Section 3.2(b) shall have been delivered.

(d) Sinclair HoldCo shall have received a written opinion from Vinson & Elkins L.L.P, counsel to Sinclair HoldCo and the Company, or another nationally recognized law firm reasonably satisfactory to Sinclair HoldCo (“Company Tax Counsel”), in form and substance reasonably satisfactory to the Sinclair HoldCo, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Parent Merger and Sinclair Contribution will be integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Code. In rendering the opinion described in this Section 7.3(d), Company Tax Counsel shall have received and may rely upon the Company Tax Counsel Sinclair Tax Certificate and the Company Tax Counsel Parent Tax Certificate and such other information requested by it and provided to it by the Company, Sinclair HoldCo, New Parent, Parent or others for purposes of rendering such opinion.

Section 7.4 Frustration of Closing Conditions.

No Party may rely on the failure of any condition in this Article 7 to be satisfied if such failure was caused by such Party’s willful failure to act in good faith or to use its required efforts to cause the Closing to occur, in accordance with and subject to any limitations in Section 6.1 and Section 6.2.

ARTICLE 8.

TERMINATION

Section 8.1 Termination Events.

Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated, and the Contemplated Transactions abandoned, at any time prior to the Closing:

(a) by mutual written consent of the Parties;

(b) by Sinclair HoldCo if any Parent Party shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement (other than with respect to a breach of Section 6.7 or Section 6.8(e) as to which Section 8.1(f) will apply), which breach or failure to perform (i) would result in the failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) (A) cannot be cured by the End Date or (B) if capable of being cured by the End Date, shall not have been cured within thirty (30) days following receipt of written notice from Sinclair HoldCo of such breach or failure to perform or any shorter period of time that remains between the date of such written notice and the End Date, provided, that Sinclair HoldCo shall not have the right to terminate this Agreement pursuant to this Section 8.1(b)(ii)(B) if Parent demonstrates that it is using good faith efforts to cure such breach or failure to perform; provided, however, that Sinclair HoldCo may not terminate this Agreement pursuant to this Section 8.1(b) if (x) any of Sinclair HoldCo’s or the Company’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition specified in Section 7.2(a) not to be satisfied or (y) there has been, and continues to be, a failure by Sinclair HoldCo or the Company to perform its obligations in such a manner as would cause the condition specified in Section 7.2(b) not to be satisfied;

(c) by Parent if Sinclair HoldCo or the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 7.1 or Section 7.2 and (ii) (A) cannot be cured by the End Date or (B) if capable of being cured by the End Date, shall not have been cured within thirty (30) days following receipt of written notice from Parent of such breach or failure to perform or any shorter period of time that remains between the date of such written notice and the End Date, provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(ii)(B) if Sinclair HoldCo demonstrates that it is using good faith efforts to cure such breach or failure to perform; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.1(c) if (x) any of Parent’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition specified in Section 7.3(a) not to be satisfied or (y) there has been, and continues to be, a failure by Parent to perform its obligations in such a manner as would cause the condition specified in Section 7.3(b) not to be satisfied;

(d) by either Sinclair HoldCo or Parent if (i) any of the conditions in Section 7.1 shall have become incapable of fulfillment due to (A) the final and nonappealable entry of any Order preventing or enjoining the Contemplated Transactions or (B) the final and nonappealable entry of any Legal Restraint preventing the Contemplated Transactions, or (ii) the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement pursuant to this Section 8.1(d) to comply fully with its obligations under this Agreement) on or before the first Business Day of the month following the date that is nine (9) months following the date of this Agreement (such date or such later date as the Parties may agree on or as may be extended pursuant to this Section 8.1(d), the “End Date”); provided that if, on the End Date, all of the conditions set forth in Article 7, other than the conditions set forth in Section 7.1(a) (to the extent any such Legal Restraint is in respect of, or any such Law is, an Antitrust Law) or Section 7.1(b) and those conditions that by their nature are to be satisfied on the Closing (if such conditions would be satisfied or validly waived were the Closing to occur at such time), shall have been satisfied or waived, then either Sinclair HoldCo or Parent may extend the End Date for all purposes hereunder by a period of three (3) months; provided, further that, absent mutual agreement of the parties, the End Date may only be extended twice;

(e) by either Sinclair HoldCo or Parent if the Parent Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the Parent Stockholder Approval was taken;

(f) by Sinclair HoldCo, prior to, but not after, the time the Parent Stockholder Approval is obtained, if (i) an Adverse Recommendation Change shall have occurred with respect to Parent, or (ii) Parent shall have breached or failed to perform any obligation set forth in Section 6.7 or Section 6.8(e) in any material respect and such breach or failure to perform constituted a Willful Breach; or

(g) by Parent, prior to, but not after, the time the Parent Stockholder Approval is obtained, if the Parent Board shall have approved, and Parent shall concurrently enter into, an Alternative Acquisition Agreement relating to a Superior Proposal; provided, that Parent shall have complied with its obligations under Section 6.7 and shall have paid (or shall concurrently pay) the Parent Termination Fee pursuant to Section 8.3;

(h) automatically without action by Parent or Sinclair HoldCo if the Midstream Contribution Agreement is terminated.

The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other Party.

Section 8.2 Survival After Termination.

The Parties’ termination rights under Section 8.1 are in addition to any other rights they may have under this Agreement or otherwise, and the exercise of a right of termination hereunder will not be an election of remedies. If this Agreement is terminated in accordance with Section 8.1, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that (a) Article 1 (Definitions and Terms), Section 6.5(b) (Access; Information and Documents), Section 6.5(e) (Confidential Information), this Section 8.2 (Survival After Termination), Section 8.3 (Fees and Expenses), Section 10.5 (Parties in Interest; Non-Recourse Parties), Section 10.7 (Expenses), Section 10.8 (Governing Law), Section 10.12 (Exclusive Jurisdiction), and Section 10.13 (Waiver of Jury Trial) shall each survive the termination of this Agreement and (b) nothing herein shall relieve any Party from any Liability or Damages resulting from a Willful Breach of this Agreement or Fraud prior to its termination, in which case, the non-breaching Party shall be entitled to all rights and remedies available at law or in equity.

Section 8.3 Fees and Expenses.

(a) In the event that:

(i) (A) after the date of this Agreement, a bona fide Parent Acquisition Proposal (whether or not conditional) is made directly to the Parent Stockholders or is otherwise publicly disclosed (other than through a breach of this Agreement by Sinclair HoldCo or its Affiliates) prior to the Special Meeting, (B) this Agreement is terminated by Sinclair HoldCo or Parent pursuant to Section 8.1(e) (Failure to Obtain Parent Stockholder Approval), (C) within 12 months after the date of such termination, Parent enters into an agreement in respect of any Parent Acquisition Proposal or recommends or submits any Parent Acquisition Proposal to the Parent Stockholders for adoption, which, in each case, need not be the same Parent Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (C), each reference to “twenty percent (20%) or more” in the definition of “Parent Acquisition Proposal” shall be deemed to be a reference to “fifty percent (50%) or more”) and (D) such transaction in respect of such Parent Acquisition Proposal described in clause (C) is consummated; or

(ii) this Agreement is terminated by Sinclair HoldCo pursuant to Section 8.1(f) (Adverse Recommendation Change); or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(g) (Termination for Superior Proposal);

then, in such event, Parent shall pay to Sinclair HoldCo the Parent Termination Fee, less the amount of Company Expenses previously paid to Sinclair HoldCo (if any) pursuant to Section 8.3(b) by wire transfer of same-day funds to the accounts designated by Sinclair HoldCo on the earliest of (i) the consummation of the transaction contemplated by a Parent Acquisition Proposal, as applicable in the case of a Parent Termination Fee payable pursuant to Section 8.3(a)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Parent Termination Fee payable pursuant to Section 8.3(a)(ii), or (iii) the termination of this Agreement pursuant to Section 8.3(a)(iii); provided, that the payment by Parent of the Parent Termination Fee pursuant to this Section 8.3(a) shall not relieve Parent from any Liability for Damages in excess of the amount of the Parent Termination Fee resulting from a Willful Breach of this Agreement or Fraud.

(b) In the event that this Agreement is terminated by Parent or Sinclair HoldCo pursuant to Section 8.1(e) under circumstances in which the Parent Termination Fee is not then payable pursuant to Section 8.3(a), then Parent shall pay Sinclair HoldCo an amount in cash equal to $35,000,000 (the “Company Expenses”) in respect of the costs and expenses of Sinclair HoldCo and the Company in connection with the Contemplated Transactions by wire transfer of same-day funds to the accounts designated by Sinclair HoldCo as promptly as reasonably practicable after such termination (and, in any event, within two (2) Business Days thereof); provided, that the payment by Parent of the Company Expenses pursuant to this Section 8.3(b) shall not relieve Parent (x) of any subsequent obligation to pay the Parent Termination Fee pursuant to Section 8.3(a) except to the extent indicated in such Section or (y) from any Liability for Damages in excess of the amount of the Company Expenses resulting from a Willful Breach of this Agreement or Fraud.

(c) Parent acknowledges that the agreements contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these agreements, Sinclair HoldCo would not enter into this Agreement. Accordingly, if Parent fails to promptly pay the Parent Termination Fee or Company Expenses, and, in order to obtain such payment, Sinclair HoldCo commences a suit that results in a judgment against Parent awarding the Parent Termination Fee or Company Expenses, Parent shall pay to Sinclair HoldCo its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts awarded from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(d) Notwithstanding anything to the contrary contained herein (but subject to the rights of Sinclair HoldCo set forth in Section 10.11), except in the case of a Willful Breach of this Agreement or Fraud, in any circumstance in which the Parent Termination Fee or the Company Expenses are payable hereunder, the sole and exclusive remedies available to the Company and Sinclair HoldCo for any breach of this Agreement prior to the termination of this Agreement, shall be termination of this Agreement pursuant to Section 8.1, if applicable, receipt of payment of the Company Expenses in accordance with Section 8.3(b), or receipt of the payment of the Parent Termination Fee pursuant to Section 8.3(a), as applicable. In no event shall Parent be required to pay the

Parent Termination Fee or Company Expenses on more than one occasion or if the Closing occurs, and under no circumstances shall any of the Company, Sinclair HoldCo, or any of their respective Affiliates, individually or collectively, be permitted or entitled to receive both a grant of specific performance of this Agreement to cause the Closing to occur (if the Closing occurs) and payment of the Parent Termination Fee or Company Expenses. In no event shall Parent be required to pay Company Expenses if the Closing occurs or if Parent pays the Parent Termination Fee. In any circumstance in which the Parent Termination Fee or the Company Expenses are paid hereunder, all such amounts shall be applied against any Damages for which Parent is liable under this Agreement resulting from a Willful Breach of this Agreement or Fraud.

ARTICLE 9.

INDEMNIFICATION

Section 9.1 Survival.

Except as set forth in this Article 9 and in the case of Fraud, none of the representations or warranties (other than (x) the Company Fundamental Representations and the corresponding representations and warranties set forth in the Company Officer’s Certificate and (y) the Parent Fundamental Representations and the corresponding representations and warranties set forth in the Parent Officer’s Certificate) in this Agreement or in any instrument delivered pursuant to this Agreement (including the Company Officer’s Certificate or the Parent Officer’s Certificate), shall survive the Closing. The Company Fundamental Representations (and the corresponding representations and warranties set forth in the Company Officer’s Certificate) and the Parent Fundamental Representations (and the corresponding representations and warranties set forth in the Parent Officer’s Certificate) shall, subject to the limitations and other provisions of this Article 9, survive the Closing indefinitely. The covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, (i) to the extent they contemplate performance prior to the Closing, shall terminate as of the Closing, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity, except in the case of Fraud) with respect thereto shall terminate as of the Closing, and (ii) to the extent they contemplate performance following the Closing, shall survive until fully performed or discharged in accordance with their terms, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall survive the Closing for the applicable periods in accordance with their terms. Each Parent Party, on the one hand, and Sinclair HoldCo, on the other, acknowledges and agrees that, from and after the Closing, except for Fraud and except as expressly provided in Section 9.2, such Party and its Affiliates (and any Person claiming under, or in the name or right of, such Party or any of its Affiliates), will not have any right of indemnification, contribution, subrogation or reimbursement from, or any other remedy against, the other Party, its Affiliates or its or their respective Representatives in respect of the representations, warranties, covenants or other agreements contained in this Agreement or any certificate delivered in respect hereof or any schedule (including the Company Disclosure Schedules and the Parent Disclosure Schedules, as applicable), certificate or other similar instrument delivered pursuant to this Agreement, regardless of applicable Law or the legal theory under which such remedy may be sought to be asserted, whether in contract or in tort or otherwise, or whether at law or in equity.

Section 9.2 Indemnification.

(a) Effective as of the Closing, New Parent hereby indemnifies Sinclair HoldCo, its Affiliates and its and their respective Representatives (together, in each case, with their respective successors and assigns, the “Sinclair HoldCo Indemnified Parties”) against, and agrees to hold them harmless from, any and all Damages arising out of, resulting from or related to:

(i) any breach or inaccuracy of any of the Parent Fundamental Representations;

(ii) Parent or New Parent’s breach of or failure to perform any of its covenants or agreements contained in this Agreement, to the extent they contemplate performance following the Closing; and

(iii) any Assumed Liabilities (including claims arising out of, resulting from or related to the failure of Parent Party to in due course pay or discharge any Assumed Liability).

(b) Effective as of the Closing, Sinclair HoldCo hereby indemnifies the Parent Parties, their respective Affiliates and their respective Representatives (together, in each case, with their respective successors and assigns, the “Parent Indemnified Parties”) against, and agrees to hold them harmless from, any and all Damages arising out of, resulting from or related to:

(i) any breach or inaccuracy of any of the Company Fundamental Representations;

(ii) Sinclair HoldCo’s or the Company’s breach or failure to perform any of its covenants or agreements contained in this Agreement, to the extent they contemplate performance following the Closing;

(iii) any Indebtedness of the Company Group as of the Closing, other than Indebtedness referred to in clauses (d), (g) and (i) (with respect to Indebtedness referred to in clauses (d) and (g) of the definition thereof) of the definition thereof;

(iv) any Retained Liabilities (including claims arising out of, resulting from or related to Sinclair HoldCo’s failure to in due course pay or discharge any Retained Liability); and

(v) Pre-Closing Taxes.

(c) Any indemnification payments hereunder shall be treated as adjustments to the Sinclair Contribution Consideration for all Tax purposes, except to the extent otherwise required by Law.

(d) No claim for indemnification (or otherwise) in connection with a representation, warranty, covenant or agreement shall be brought or made after the applicable date set forth in Section 9.1, except for particular claims that have been asserted in accordance with the terms of this Agreement by any Indemnified Party against any Indemnifying Party prior to or on the applicable date set forth in Section 9.1. For the avoidance of doubt, this Section 9.2(d) shall not apply to claims under Section 9.2(b)(v) with respect to Pre-Closing Taxes, and any Pre-Closing Tax claims under Section 9.2(b)(v) shall survive until thirty (30) days following the expiration of the applicable statute of limitations (as the same may be extended).

(e) Notwithstanding anything in this Article 9 to the contrary, the Parent Indemnified Parties will not be entitled to indemnification for any Damages pursuant to Section 9.2(b)(v) (except to the extent such Damages arise out of, result from or relate to (i) Income Taxes, (ii) Property Taxes, or (iii) any Liability resulting from a reduction or disallowance of any Blenders Tax Credits for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on and including the Closing Date, in which case this Section 9.2(e) shall not apply) unless and until the aggregate of all such indemnifiable Damages exceeds an aggregate amount of $1,000,000.

(f) The Parties agree that all indemnities provided by Sinclair Tulsa Refining Company to Holly-Frontier Tulsa Refining LLC and HEP Tulsa LLC pursuant to the Asset Sale and Purchase Agreement dated October 19, 2009 (the “ASPA”), are hereby terminated and are of no further force and effect, and that the Notice of Indemnification Claim dated November 19, 2019, submitted by Holly-Frontier Tulsa Refining LLC and HEP Tulsa LLC pursuant to the ASPA is rescinded, canceled and withdrawn, and that Sinclair Tulsa Refining Company and Sinclair Oil Corporation have no further obligations pursuant to Section 8.2 or any other provision of the ASPA.

(g) Notwithstanding anything to the contrary in this Section 9.2, the Sinclair HoldCo Indemnified Parties, on the one hand, and the Parent Indemnified Parties, on the other hand, shall not be entitled to indemnification under this Article 9 for any Damages to the extent the amount of such Damages was taken into account in the calculation of the Closing Adjustment Amount.

Section 9.3 Procedures.

(a) If any Sinclair HoldCo Indemnified Party seeks indemnification pursuant to Section 9.2(a), or if any Parent Indemnified Party seeks indemnification pursuant to Section 9.2(b), the Person seeking indemnification (the “Indemnified Party”) shall give written notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) promptly (and in any event within fifteen (15) days) after the Indemnified Party (or, if the Indemnified Party is not a natural person, any Representative of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an “Indemnified Claim”) specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of Damages (or if not known, a good faith estimate of the amount of Damages) and the method of computation thereof, containing a reference to the provision of this Agreement in respect of which such Indemnified Claim arises and a copy of any papers theretofore served on or delivered to the Indemnified Party and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 9.3(a), or any delay in providing such notice, shall not limit the Indemnified Party’s rights or constitute a waiver of the Indemnified Party’s claims to indemnification pursuant to Section 9.2, except to the extent that any such failure or delay in giving notice causes the amounts paid or to be paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party. Notwithstanding anything to the contrary contained in this Agreement, New Parent shall deliver notice of any Indemnified Claim on behalf of any Parent Indemnified Party and Sinclair HoldCo shall deliver notice of any Indemnified Claim on behalf of any Sinclair HoldCo Indemnified Party. For the avoidance of doubt, no Parent Indemnified Party (other than New Parent) and no Sinclair HoldCo Indemnified Party (other than Sinclair HoldCo) shall be entitled to bring an indemnification claim hereunder, it being understood that New Parent may bring, but shall not be required to bring, any indemnification claim on behalf of any Parent Indemnified Party and Sinclair HoldCo may bring, but shall not be required to bring, any indemnification claim on behalf of any Sinclair HoldCo Indemnified Party.

(b) The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within thirty (30) days of receipt of written notice of such Indemnified Claim, to assume the defense and control of any Third Party Claim (so long as prior to assuming the defense of same, the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party in writing), including the appointment and selection of counsel on behalf of the Indemnified Party so long as such counsel is reasonably acceptable to the Indemnified Party; provided, however, if the Indemnifying Party declines or fails to assume the defense of such Third Party Claim pursuant to this Section 9.3(b), then any Damages relating to such Indemnified Claim will include the reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Party with respect thereto. Notwithstanding anything to the contrary in this Section 9.3(b), the Indemnified Party will control such indemnification claim (i) to the extent that the object of such Third Party Claim is to obtain an injunction, restraining order, declaratory relief or other material non-monetary relief against the Indemnified Party, (ii) if the named parties to any such Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the former shall have been advised in writing by counsel (with a copy to the Indemnifying Party) that there are one or more legal or equitable defenses available to it that are different from or additional to those available to Indemnifying Party, (iii) if the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend the Third Party Claim and provide indemnification with respect to such Third Party Claim, (iv) if the Third Party Claim arises in connection with any criminal Proceeding against the Indemnified Party, (v) if the Third Party Claim, if adversely determined, would materially and adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement (including by being reasonably likely to establish a precedent or custom that would be materially adverse to the Indemnified Party, whether or not monetary Damages are also asserted in connection with such claim), or (vi) an actual or readily apparent conflict of interest exists between the Indemnifying Party and the Indemnified Party with respect to the Third Party Claim that precludes effective joint representation; provided, that, in each case the Indemnifying Party will have reasonable information and consultation rights in connection therewith and the Indemnified Party not shall settle such Third Party Claim without the Indemnifying Party’s prior consent, such consent not to be unreasonably withheld, conditioned or delayed, unless (A) such settlement includes an unconditional release from all Damages with respect to the Third Party Claim in favor of the Indemnified Party or (B) the Indemnified Party stipulates in writing that there are no Damages for which it is entitled to indemnification under this Article 9. Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, it shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take reasonable steps necessary in the investigation, defense or settlement thereof, and shall diligently and promptly pursue the resolution thereof. The Indemnified Party shall, and shall cause each of its Affiliates and Representatives to, cooperate with the Indemnifying Party in connection with any Third Party Claim. Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing at its sole cost and expense. If the Indemnifying Party assumes the defense of any such Third Party Claim but fails to diligently prosecute such Third Party Claim, the Indemnified Party may assume control of such defense and in the event it is finally determined that the Third Party Claim was a matter for which the Indemnifying Party is required to provide indemnification under the terms of this Section 9.3, the Indemnifying Party will bear the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses).

(c) Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, (i) that does not unconditionally release the Indemnified Party from all Liabilities and obligations with respect to such Third Party Claim, (ii) that imposes injunctive or other equitable relief against the Indemnified Party, (iii) that contains any admission or statement admitting or suggesting any wrongdoing or Liability on behalf of the Indemnified Party, or (iv) under which the Indemnified Party would be required to pay any portion of any monetary Damages arising as a result of the Third Party Claim, in each case without the Indemnified Party’s prior written consent.

(d) If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

Section 9.4 Release.

Effective as of the Closing, Sinclair HoldCo, on the one hand, and each of the Parent Parties, on the other hand, on their own behalf and on behalf of each of their respective Affiliates and their respective Representatives and their respective successors and assigns (each a “Releasing Person”), hereby fully and unconditionally releases, acquits and forever discharges the other Party and such Party’s Affiliates and their respective Representatives and their respective successors and assigns (each a “Released Person”) from all debts, Proceedings, costs, expenses, torts, Damages, offsets, judgments and Liabilities whatsoever, of every name and nature, whether in Law (including Environmental Laws) or in equity, whether in Contract or in tort or otherwise, known or unknown, accrued or unaccrued, contingent or otherwise, including in respect of any right of indemnification, contribution, subrogation or reimbursement, which have been or could have been asserted against any Released Person, that any Releasing Person has or ever had to the extent arising out of, resulting from or relating to the Company Group, Sinclair HoldCo or their operations, affairs, or conduct of business prior to or at the Effective Time (each a “Released Claim”), except for Fraud and except as expressly provided in Section 9.1 or Section 9.2. Sinclair HoldCo, on the one hand, and each of the Parent Parties, on the other, further covenants and agrees (a) that it will not, and will cause its Affiliates and its and their respective Representatives not to, take any action inconsistent with this Section 9.4 (including commencing any Proceeding in respect of, or directly or indirectly transferring to another Person, any Released Claim) and (b) to indemnify and hold harmless each Released Person from and against and in respect of any and all such debts, Proceedings, costs, expenses, torts, Damages, offsets, judgments and Liabilities whatsoever, of every name and nature, incurred by any Released Person as a result of any action by such Party or any of its Affiliates that is inconsistent with this Section 9.4. This Section 9.4 shall survive the Closing, is intended for the benefit of and may be enforced directly by each of the Released Persons and is binding on all successors and assigns of Sinclair HoldCo, on the one hand, and each of the Parent Parties, on the other hand.

ARTICLE 10.

MISCELLANEOUS

Section 10.1 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with written confirmation of receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Article 10):

if to any member of the Company Group prior to the Closing:

The Sinclair Companies

550 East South Temple

Salt Lake City, UT 84102

Attn:                 Lynn Hart

Telephone:       (801) 524-2756

Email:               lhart@sinclairoil.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attn:                 Scott N. Wulfe

                          Alan Beck

Telephone:       (713) 758-2750

                          (713) 758-3638

Email:               swulfe@velaw.com

                           abeck@velaw.com

if to Sinclair HoldCo:

The Sinclair Companies

550 East South Temple

Salt Lake City, UT 84102

Attn:                 Lynn Hart

Telephone:       (801) 524-2756

Email:               lhart@sinclairoil.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attn:                 Scott N. Wulfe

                          Alan Beck

Telephone:       (713) 758-2750

                          (713) 758-3638

Email:               swulfe@velaw.com

                           abeck@velaw.com

if to a Parent Party or to a member of the Company Group following the Closing:

c/o HollyFrontier Corporation

2828 North Harwood Street, Suite 1300

Dallas, TX 75201

Email:               president@hollyfontier.com

Attn:                 President

with a copy to (which shall not constitute notice):

c/o HollyFrontier Corporation

2828 North Harwood Street, Suite 1300

Dallas, TX 75201

Email:               generalcounsel@hollyfrontier.com

Attn:                 General Counsel

and

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attn:             Benjamin R. Wills

Telephone: (215) 963-5541

Email: Benjamin.wills@morganlewis.com

and

Watchtell, Lipton, Rosen & Katz

51 W. 52nd St.

New York, NY 10019

Attn: David A. Katz; Elina Tetelbaum

Telephone: (212) 403-1361; (212) 403-1061

Email: DAKatz@wlrk.com; ETetelbaum@wlrk.com

Section 10.2 Amendment; Waiver.

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and, in the case of an amendment, signed by the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure or delay by any Party in exercising any right, remedy, power or privilege arising hereunder shall operate or be construed as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.3 Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any Party without the prior written consent of the other Party.

Section 10.4 Entire Agreement.

This Agreement (including Annexes, Schedules and Exhibits), the Midstream Contribution Agreement (including the annexes, schedules and exhibits thereto) and the Reorganization Agreement (including the annexes, schedules and exhibits thereto) comprise the entire agreement among the Parties with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous agreements and understandings, oral or written, with respect to such subject matters, except for the Confidentiality Agreement, which will remain in full force and effect for the term provided for therein and any other written agreement of the Parties that expressly provides that it is not superseded by this Agreement, the Midstream Contribution Agreement or the Reorganization Agreement.

Section 10.5 Parties in Interest; Non-Recourse Parties.

(a) This Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns. Except as provided in Section 6.13(c), Section 9.2 and Section 9.4 this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer on any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b) Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Contemplated Transactions, may only be made against the entities and Persons that are expressly identified as Parties in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any Party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any Liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Contemplated Transactions or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary Damages from, any Non-Recourse Party.

Section 10.6 Public Disclosure.

Neither Sinclair HoldCo nor any of its Affiliates shall issue or make any communication, release or announcement to the public or to employees or others not directly involved in the negotiation or approval of this Agreement or the Contemplated Transactions without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as such communication, release or announcement may, be required by Law or the rules or regulations of any applicable securities exchange or similar organization. Prior to issuing or making any communication, release or announcement to the public with respect to the Contemplated Transactions, Parent shall allow Sinclair HoldCo reasonable time to comment thereon and Parent shall consider in good faith the comments of Sinclair HoldCo in advance of such issuance. Notwithstanding the foregoing, each Party may make internal announcements to its respective employees that are consistent with any prior public disclosures regarding the Contemplated Transactions after reasonable prior notice to and consultation with the other Parties.

Section 10.7 Expenses.

Except as otherwise provided in Section 6.2(a) or Section 8.3, regardless of whether the Contemplated Transactions are consummated, each of the Parties shall be responsible for the payment of its own costs and expenses incurred in connection with the negotiations leading up to and the performance of its own obligations pursuant to this Agreement, including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such Party.

Section 10.8 Governing Law.

This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of

Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 10.9 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.10 Severability.

If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability in any jurisdiction affect the validity, legality or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 10.11 Specific Performance.

(a) The Parties agree that irreparable damage would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, except to the extent set forth in Section 8.3(d), in addition to any other remedy to which they are entitled at law or in equity.

(b) Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security.

(c) If prior to the End Date, any Party hereto brings an Action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by such other time period established by the court presiding over such Action. Notwithstanding anything to the contrary contained herein or otherwise, after the Closing, no Party may seek to rescind this Agreement or any of the Contemplated Transactions.

Section 10.12 Exclusive Jurisdiction.

Any Proceeding arising out of or relating to this Agreement or any Contemplated Transactions shall only be brought in the Court of Chancery of the State of Delaware or if such court does not have jurisdiction, in any federal court within the State of Delaware only, and each Party expressly consents to personal jurisdiction and venue in such courts, waiving any claim of improper venue or that such courts are an inconvenient forum, or the absence of any property in the forum. Each Party irrevocably consents to the service of process of any of the aforementioned courts in any such Proceeding by the providing of notice in accordance with the provisions of Article 10.

Section 10.13 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

Section 10.14 Attorney Client Privilege; Waiver of Conflicts.

All communications involving attorney-client confidences between directors, officers or employees of Sinclair HoldCo or its Subsidiaries, including the Company Group, or direct or indirect holders of equity interests in Sinclair HoldCo, on the one hand, and Vinson & Elkins L.L.P., on the other hand, in the course of the negotiation, documentation and consummation of the Contemplated Transactions shall be deemed to be attorney-client confidences that belong solely to Sinclair HoldCo (and not the Company Group). Accordingly, the Company Group shall have no access to any such communications or to the files of Vinson & Elkins L.L.P. relating to such engagement from and after the Closing. Without limiting the generality of the foregoing, from and after the Closing, (a) Sinclair HoldCo (and not the Company Group) shall be the sole holder of the attorney-client privilege with respect to such engagement, and no member of the Company Group shall be a holder thereof, (b) to the extent that files of Vinson & Elkins L.L.P. in respect of such engagement constitute property of the client, only Sinclair HoldCo (and not Company Group) shall hold such property rights and (c) Vinson & Elkins L.L.P. shall have no duty whatsoever to reveal or disclose any such communications involving attorney-client confidences or files to any members of the Company Group by reason of any attorney-client relationship between Vinson & Elkins L.L.P. and any member of the Company Group.

The Parties have executed or caused this Agreement to be executed as of the date first written above.

PARENT

HOLLYFRONTIER CORPORATION

By:	/s/ Michael C. Jennings
Name:	Michael C. Jennings
Title:	Chief Executive Officer and President

NEW PARENT

HIPPO PARENT CORPORATION

By:	/s/ Michael C. Jennings
Name:	Michael C. Jennings
Title:	Chief Executive Officer and President

PARENT MERGER SUB

HIPPO MERGER SUB, INC.

By:	/s/ Michael C. Jennings
Name:	Michael C. Jennings
Title:	Chief Executive Officer and President

[Signature Page to Business Combination Agreement]

SINCLAIR HOLDCO

THE SINCLAIR COMPANIES

By:	/s/ Ross B. Matthews
Name:	Ross B. Matthews
Title:	Chief Operating Officer

COMPANY

HIPPO HOLDING LLC

By:	/s/ Ross B. Matthews
Name:	Ross B. Matthews
Title:	President

[Signature Page to Business Combination Agreement]

ANNEX A

DEFINITIONS

Unless the context otherwise requires, the capitalized terms used in this Agreement have the meanings specified or referenced below:

“280G Approval” has the meaning ascribed to such term in Section 6.10.

“280G Disqualified Individual” has the meaning ascribed to such term in Section 6.10.

“280G Waiver” has the meaning ascribed to such term in Section 6.10.

“Acceptable Confidentiality Agreement” has the meaning ascribed to such term in Section 6.7(a).

“Action” means any actual or threatened claim, action, suit, proceeding, investigation, or other similar legal proceeding, whether civil, criminal, administrative or investigative.

“Adjustment Time” means, (a) if the Closing Date is on the first day of a calendar month, 12:01 a.m. on the Closing Date, or (b) if the Closing Date is not the first day of a calendar month, 12:01 a.m. on the first day of the calendar month in which the Closing Date occurs.

“Adverse Recommendation Change” has the meaning ascribed to such term in Section 6.7(b)(i).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person at any time during the period for which the determination of affiliation is being made, where the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. Prior to the Closing, the Company Group shall be considered Affiliates of Sinclair HoldCo, and following the Closing, the Company Group shall be considered Affiliates of Parent.

“Agreement” means this Business Combination Agreement, as it may be amended or supplemented from time to time in accordance with the terms hereof.

“Alternative Acquisition Agreement” has the meaning ascribed to such term in Section 6.7(b)(ii).

“Antitrust Laws” means any applicable supranational, national, federal, state, county, local or foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar laws regulating antitrust, competition or restraint of trade of any U.S., foreign or international jurisdiction.

“Applicable Hydrocarbon Inventory Amount” means, with respect to each item of Hydrocarbon Inventory, the volume of such item of Hydrocarbon Inventory as of the Adjustment Time, measured in accordance with the procedures set forth in Exhibit A.

“Applicable Hydrocarbon Inventory Price” means, with respect to each item of Hydrocarbon Inventory, the price per barrel set forth opposite such item of Hydrocarbon Inventory in Exhibit A.

“Applicable RINs Amount” means, with respect to each type of RIN, the amount of such RINs owned by the applicable members of the Company Group as of the Adjustment Time.

“Applicable RINs Obligation” means, with respect to each type of RIN (i.e., D3, D4, D5, and D6), the collective renewable volume obligation of the applicable members of the Company Group for such type of RIN, calculated in accordance with 40 C.F.R. § 80.1407 using the standard applicable to the year in which Closing occurs pursuant to 40 C.F.R. § 80.1405(a), as of the Adjustment Time; provided, however, that if no such standard has been established as of the Adjustment Time, the calculation shall be conducted in accordance with the standards provided for the later of 2020 or the most recent calendar year for which standards have been provided in 40 C.F.R. § 80.1405(a).

“Applicable RINs Price” means, with respect to each type of RIN, the average of the daily closing prices for such type of RIN for the twenty (20) full trading days prior to the Adjustment Time as reported by OPIS.

“ASPA” has the meaning ascribed to such term in Section 9.2(f).

“Assumed Liabilities” means (a) all Liabilities, other than Retained Liabilities, of any kind, character or description, to the extent arising out of, resulting from or relating to, the operation, affairs or conduct of the Downstream Business or Midstream Business, including, for the avoidance of doubt, all Liabilities related to the refinery and associated assets in Tulsa, Oklahoma previously owned by the Company Group, whether before, at or after the Closing and (b) Employment Liabilities.

“Benefit Plan” means including each “employee benefit plan” within the meaning of Section 3(3) of ERISA and each other employment, consulting, offer letter, executive compensation, pension, profit-sharing, retirement, deferred compensation, bonus, commission or other incentive, stock option, stock grant, phantom equity or other equity or equity-based, change in control, transaction, retention, severance, termination, salary continuation, welfare, health, medical, dental, vision, disability, life insurance, accidental death and dismemberment, cafeteria, flexible spending account, health spending account, health reimbursement arrangement, paid time off, tuition reimbursement or scholarship, loan, gross-up, workers’ compensation, fringe or any other plan, agreement, contract, obligation, program, policy, practice or arrangement with respect to compensation, benefits or terms and conditions of employment or service of any current or former employee or independent contractor, including with respect to a single individual, and in each case whether or not reduced to writing, funded, tax-qualified, subject to ERISA or legally enforceable.

“Benefits Liabilities” means all Liabilities arising out of, resulting from or relating to the Sinclair Benefit Plans or any other Benefit Plan maintained, sponsored or contributed to by Sinclair HoldCo or any of its ERISA Affiliates or under which any Sinclair HoldCo or any of its ERISA Affiliates has or could reasonably be expected to have any Liability, in each case, whether before, at, or after the Closing (including, for the avoidance of doubt, any Liabilities arising under Section 4980H of the Code or otherwise arising from any failure to offer benefits to any current or former employee or independent contractor who provides or has provided services directly or indirectly to any member of the Company Group (including as an employee of Sinclair Services Company) or any other current or former employee or independent contractor of Sinclair HoldCo or its ERISA Affiliates).

“Blenders Tax Credits” means any Excise Tax credit with respect to Section 6426 of the Code (or any successor thereto) or any similar or corresponding provision of state or local Law.

“Business Day” means a day (excluding Saturday and Sunday) on which banks are generally open for business in the State of Texas.

“Business Intellectual Property Rights” means all Owned Business Intellectual Property Rights and Licensed Business Intellectual Property Rights.

“Cash” as of any time means, without duplication, all cash and cash equivalents, including deposits, marketable securities, any checks received (but not yet deposited), and any cash collateral accounts, in each case as determined in accordance with the accounting principles set forth on Schedule 2.6(a); it being understood that Cash shall be reduced by the amount of any checks written (but not yet cashed) (to the extent the Liability related thereto has not been included in the calculation of Closing Working Capital).

“Casualty Event” has the meaning ascribed to such term in Section 6.17(a).

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Adjustment Amount” means, as of any date of determination, an amount (which may be positive or negative) equal to (a) Final Closing Working Capital, minus Estimated Closing Working Capital, plus (b) Final Closing Cash, minus Estimated Closing Cash, plus (c) Final Closing Hydrocarbon Inventory Amount, minus Estimated Closing Hydrocarbon Inventory Amount, plus (d) Final Closing Blenders Tax Credits, minus Estimated Blenders Tax Credits, plus (e) Final Closing RINs Adjustment, minus Estimated Closing RINs Adjustment, minus (f) Final Closing Indebtedness, minus Estimated Closing Indebtedness.

“Closing Accounting Statement” has the meaning ascribed to such term in Section 2.6(a).

“Closing Blenders Tax Credits” means Blenders Tax Credits as of the Adjustment Time.

“Closing Cash” means Cash of the Company Group as of the Adjustment Time.

“Closing Date” has the meaning ascribed to such term in Section 3.1.

“Closing Divestiture Shares” has the meaning ascribed to such term in Section 2.5(f)(v).

“Closing Hydrocarbon Inventory Amount” means the Hydrocarbon Inventory Amount as of the Adjustment Time.

“Closing Indebtedness” means the aggregate amount of Indebtedness of the Company Group as of the Adjustment Time, determined in accordance with the accounting principles set forth on Schedule 2.6(a), without giving effect to the Contemplated Transactions.

“Closing RINs Adjustment” means the amount (which may be negative number) equal to (a) the Closing RINs Amount minus (b) the Closing RINs Obligation.

“Closing RINs Amount” means the aggregate amount equal to the sum of, for each type of RIN (i.e., D3, D4, D5 and D6), (a) the Applicable RINs Amount, multiplied by (b) the Applicable RINs Price.

“Closing RINs Obligation” means the aggregate amount equal to the sum of, for each type of RIN (i.e., D3, D4, D5 and D6), (a) the Applicable RINs Obligation, multiplied by (b) the Applicable RINs Price.

“Closing Working Capital” means Working Capital as of the Adjustment Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Acquisition Proposal” has the meaning ascribed to such term in Section 6.7(k).

“Company Benefit Plan” means each Benefit Plan (i) that is maintained, sponsored or contributed to by any member of the Company Group or (ii) under which any member of the Company Group has or could reasonably be expected to have any Liability. For the avoidance of doubt, “Company Benefit Plan” shall not include any HoldCo Benefit Plan.

“Company Disclosure Schedules” has the meaning ascribed to such term in Article 4.

“Company Employees” has the meaning ascribed to such term in Section 4.18(a).

“Company Employment Group” means, with respect to services provided to the Company Group, collectively, the Company Group, Sinclair HoldCo and its Affiliates.

“Company Expenses” has the meaning ascribed to such term in Section 8.3(b).

“Company Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Authority; Binding Effect), Section 4.3(a) (Non-Contravention of Organizational Documents), Section 4.6 (Capitalization of the Company), Section 4.7(a) and (b) (Subsidiaries; Equity Ownership), Section 4.24 (Brokers) and Section 4.26 (Board Approval; Vote Required).

“Company Group” means the Company and all of the Company Subsidiaries, collectively.

“Company LLC Interests” means the limited liability company interests of the Company.

“Company Marks” has the meaning ascribed to such term in Section 6.16.

“Company Officer’s Certificate” has the meaning ascribed to such term in Section 3.2(c)(ii).

“Company Reorganization” has the meaning ascribed to such term in the Recitals.

“Company Revolving Credit Facility” means that certain Fourth Amended and Restated Credit Agreement, dated as of July 24, 2018 among Sinclair HoldCo, as borrower, the subsidiaries of Sinclair HoldCo party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing bank, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Company Software” means all of the Software owned exclusively by any of the Company Group.

“Company Subsidiary” has the meaning ascribed to such term in Section 4.7(a).

“Company Systems” means the hardware (whether general purpose or special purpose), servers, circuits, platforms, computers, cable, networks and other computer systems that are owned by, or used in the operation of the business of, any of the Company Group.

“Company Tax Counsel” has the meaning ascribed to such term in Section 7.3(d).

“Company Tax Counsel Sinclair Tax Certificate” has the meaning ascribed to such term in Section 6.3(g).

“Company Tax Counsel Parent Tax Certificate” has the meaning ascribed to such term in Section 6.3(g).

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Sinclair Oil Corporation and Parent, dated as of August 31, 2020.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including the Parent Merger and the Sinclair Contribution, and the performance by the Parties of their respective obligations under this Agreement. For purposes of clarity, the Contemplated Transactions do not include the transactions being consummated pursuant to the Midstream Contribution Agreement.

“Continuing Employee” has the meaning ascribed to such term in Section 6.9(b).

“Contract” means any agreement, contract, obligation or undertaking (whether written or oral) that is or is intended to be legally binding.

“Copyrights” has the meaning ascribed to such term in the definition of Intellectual Property Rights.

“Credit Support Arranagements” has the meaning ascribed to such term in Section 6.24.

“Current Assets” means the current assets of the Company Group on a consolidated basis determined in accordance with the accounting principles set forth on Schedule 2.6(a), a sample calculation of which is set forth on Schedule 2.6(a) under the heading “Current Assets”; provided, that neither the amount of the Puri Note nor the amount of the Stinker Stores Note shall be included in Current Assets.

“Current Liabilities” means the current liabilities of the Company Group on a consolidated basis determined in accordance with the accounting principles set forth on Schedule 2.6(a), a sample calculation of which is set forth on Schedule 2.6(a) under the heading “Current Liabilities.”

“D&O Person” means each current and former director or officer of the Company Group and each Person who serves or served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee plan or enterprise if such service is/was at the request or for the benefit of the Company Group (together with any such Person’s heirs, successors, executors or administrators).

“Damages” means any and all loss, cost, damages, Taxes, amounts paid in settlement, cost, expense (including reasonable fees of, and actual disbursements by, attorneys, consultants, experts or other Representatives, including litigation costs), fine, penalty, judgement, or liability of any other nature.

“DGCL” has the meaning ascribed to such term in the Recitals.

“Disputed Item” has the meaning ascribed to such term in Section 2.6(b).

“Divestiture Action” has the meaning ascribed to such term in Section 6.2(b).

“DOJ” means the Antitrust Division of the United States Department of Justice.

“Domain Names” has the meaning ascribed to such term in the definition of Intellectual Property Rights.

“Downstream Business” means the ownership, operation, management and maintenance of the Facilities and all associated assets and infrastructure pertaining to the downstream business of the Company Group, including all activities related thereto (including the direct or indirect participation in the refining, transportation, marketing, storage or sale of hydrocarbons and refined products), but, for the avoidance of doubt, excluding the Retained Business, the Retained Liabilities, Legacy Assets and the Midstream Business.

“EBITDA” means earnings before interest, taxes, depreciation, and amortization.

“Effective Time” has the meaning ascribed to such term in Section 2.1(b).

“Employment Liabilities” means Liabilities of any kind, character or description to extent arising out of, resulting from or relating to the employment or engagement of individuals providing services to the Downstream Business or Midstream Business whether before, at, or after the Closing, excluding all Benefits Liabilities.

“Encumbrance” means any charge, claim, lien (statutory or otherwise), option, pledge, security interest, mortgage, deed of trust, easement, encroachment, right of first refusal or first offer or restriction or encumbrance of any kind.

“End Date” has the meaning ascribed to such term in Section 8.1(d).

“Environment” shall mean surface water, groundwater, land, surface or subsurface strata, ambient air, indoor air, and flora, fauna and biota.

“Environmental Law” means Laws or Orders of any Governmental Authority relating to pollution or protection of the Environment, worker health and occupational safety, including Laws or Orders related to the Release or threatened Release of, or exposure to, any Hazardous Material and/or governing the handling, use, generation, treatment, recycling, storage, transportation, disposal, manufacture, registration, distribution, formulation, packaging or labeling of Hazardous Materials.

“Environmental Notice” means any written complaint, citation, notice, demand or claim arising from or regarding any actual or alleged noncompliance with any Environmental Law or Law or Order of any Governmental Authority issued thereunder or Environmental Permit, any actual or alleged liability or any potential responsibility for the assessment, investigation, response, removal, remediation, corrective action or monitoring costs related to a Release of any Hazardous Material under Environmental Laws.

“Environmental Permit” means any federal, state, local, provincial, or foreign permits, licenses, approvals, registrations, waivers, consents or authorizations required or issued by any Governmental Authority under or in connection with any Environmental Law.

“Equitable Exceptions” has the meaning ascribed to such term in Section 4.2(b)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, together with the applicable Person, any other Person that is or was at any time treated as a single employer with such Person under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the applicable Person is or has been a general partner.

“Estimated Adjustment Payment” means an aggregate amount of cash (which may be a negative number) equal to: (i) the Estimated Closing Working Capital Adjustment, plus (ii) the Estimated Closing Cash, plus (iii) the Estimated Hydrocarbon Inventory Adjustment, plus (iv) the Estimated Blenders Tax Credits, plus (v) the Estimated Closing RINs Adjustment, minus (vi) the Estimated Closing Indebtedness.

“Estimated Blenders Tax Credits” has the meaning ascribed to such term in Section 2.5(d).

“Estimated Closing Cash” has the meaning ascribed to such term in Section 2.5(d).

“Estimated Closing Hydrocarbon Inventory Amount” has the meaning ascribed to such term in Section 2.5(d).

“Estimated Closing Indebtedness” has the meaning ascribed to such term in Section 2.5(d).

“Estimated Closing RINs Adjustment” has the meaning ascribed to such term in Section 2.5(d).

“Estimated Closing Working Capital” has the meaning ascribed to such term in Section 2.5(d).

“Estimated Closing Working Capital Adjustment” means the amount (which may be a negative number) equal to (a) Estimated Closing Working Capital minus (b) the Working Capital Target Amount.

“Estimated Hydrocarbon Inventory Adjustment” means the amount (which may be a negative number) equal to (a) Estimated Closing Hydrocarbon Inventory Amount minus (b) the Hydrocarbon Inventory Target Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excise Taxes” means all federal, state and local fuel excise Taxes, including motor fuel Taxes imposed under Sections 4041 and 4081 of the Code, federal oil spill liability Taxes imposed under Section 4611 of the Code and any similar Taxes (which shall include for purposes of this definition petroleum product delivery fees, petroleum product inspection fees, petroleum release and cleanup fees, underground storage tank and release fees, environmental surcharge fees, propane education and research fees, and any similar fees, in each case, that apply generally to industry participants and that are in the nature of a Tax).

“Existing SRE Litigation” has the meaning ascribed to such term in Section 6.22(b).

“Facilities” means the Refineries and the Company’s Wyoming Renewable Diesel Facility, located in Sinclair, Wyoming.

“Final Closing Blenders Tax Credits” has the meaning ascribed to such term in Section 2.6(c).

“Final Closing Cash” has the meaning ascribed to such term in Section 2.6(c).

“Final Closing Hydrocarbon Inventory Amount” has the meaning ascribed to such term in Section 2.6(c).

“Final Closing Indebtedness” has the meaning ascribed to such term in Section 2.6(c).

“Final Closing RINs Adjustment” has the meaning ascribed to such term in Section 2.6(c).

“Final Closing Working Capital” has the meaning ascribed to such term in Section 2.6(c).

“Financial Statement Businesses” has the meaning ascribed to such term in Section 4.5(a).

“Financial Statements” has the meaning ascribed to such term in Section 4.5(a).

“Fraud” means a knowing and intentional misrepresentation of a material fact or concealment of a material fact by a Party with respect to any representation or warranty by the Party in Article 4 or 5 of this Agreement (or the corresponding Company Disclosure Schedules or Parent Disclosure Schedules, as applicable) (but not, for the avoidance of doubt, in any other actual or alleged representation or warranty made orally or in writing), which is made or concealed with the intent of inducing another Party to enter into this Agreement and upon which such other Party has reasonably relied (and does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory).

“FTC” means the United States Federal Trade Commission.

“Fuel Credit Programs” means the Laws relating to emissions credits, allowances, offsets, compliance instruments, allotments, renewable identification numbers, certificates, authorizations, and other credits (relating to applicable fuel quality standards, renewable fuel and emissions standards, and other matters) as described in Schedule 1.1(f).

“GAAP” means the generally accepted accounting principles and practices in effect in the United States from time to time, as applied on a consistent basis by the Company.

“Governmental Authority” means any national, federal, state, regional, provincial, local or municipal administrative, judicial, legislative, executive, regulatory, police or taxing government or governmental or quasi-governmental authority of any nature, including any agency, branch, bureau, department, official or government-owned, government-operated, or government-controlled entity or any court or other tribunal, whether domestic or foreign.

“Hazardous Material” means any chemical, material, substance or waste defined or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law, including any petroleum, waste oil or petroleum constituents or by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, polychlorinated biphenyls, per- and polyfluoroalkyl substances; and any other chemicals, materials, substances or wastes in any amount or concentration for which Liability is imposed under Environmental Laws.

“Historical Financial Statements” has the meaning ascribed to such term in Section 4.5(a).

“HoldCo Benefit Plan” means each Benefit Plan with respect to any current or former employee or independent contractor who provides or has provided services directly or indirectly to any member of the Company Group (including as an employee of Sinclair Services Company) that (i) is maintained, sponsored or contributed to by Sinclair HoldCo or any of its ERISA Affiliates (other than the Company Group) or under which Sinclair HoldCo or any of its ERISA Affiliates (other than the Company Group) has or could reasonably be expected to have any Liability.

“Hospitality Business” means (a) the ownership, operation and management of hotels in Utah, Wyoming, Arizona and California, including (i) Little America Hotels and Resorts and (ii) various roadside hotel and truck stop properties, (b) the ownership, operation and management of ski resort properties in Utah and Idaho, including Sun Valley Ski Resort, (c) the ownership, operation and management of the Sinclair branded retail location in each of (i) Mountain Green, Utah, (ii) Salt Lake City, Utah and (iii) Sun Valley, Idaho, and (d) the ownership and management of the properties set forth on Schedule 1.1(e) and other undeveloped real estate for future development or sale, which real estate is not related to the crude supply, refining, logistics or refined products marketing businesses of the Company Group or used in support of the Sinclair brand.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hydrocarbon Inventory” means the products set forth in Exhibit A.

“Hydrocarbon Inventory Amount” means the aggregate amount equal to the sum of, for each item of Hydrocarbon Inventory, (a) the Applicable Hydrocarbon Inventory Amount multiplied by (b) the Applicable Hydrocarbon Inventory Price for such item.

“Hydrocarbon Inventory Target Amount” means the aggregate amount equal to the sum of, for each item of Hydrocarbon Inventory, (a) the volume target (in barrels) set forth opposite such item of Hydrocarbon Inventory in Exhibit A multiplied by (b) the Applicable Hydrocarbon Inventory Price for such item.

“Income Taxes” means any federal, state, local or foreign Tax (i) measured or imposed on or with reference to net income or gross income (in lieu of net income) or (ii) imposed on, or with reference to, multiple bases including net income.

“Income Tax Returns” means any Tax Return with respect to Income Taxes.

“Indebtedness” means, with respect to the Company Group, without duplication, (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) indebtedness evidenced by any note, bond, debenture, mortgage, loan or other debt instrument or debt security, (c) obligations under any performance bond or letter of credit, but only to the extent drawn or called prior to the Adjustment Time, (d) obligations, contingent or otherwise, under any lease arrangements that are required to capitalized under GAAP, (e) obligations for purchase price adjustments, royalty payments, the deferred purchase price of property, assets, services or equity interests, including “earn-outs” and “seller notes” (but excluding any trade payables, purchase orders, accrued expenses or Contracts for the purchase of goods or services prior to the delivery of such goods or services, in each case arising in the ordinary course of business), (f) obligations under any derivative financial instruments, including interest rate swaps, collars, caps, hedging and other derivative and similar arrangements, (g) obligations (that are not otherwise Indebtedness) secured by an Encumbrance (other than any Permitted Encumbrance) on property owned by any member of the Company Group, (h) amounts owed to any Affiliates of any member of the Company Group (other than amounts owed between members of the Company Group), (i) guarantees with respect to any indebtedness of any other Person of a type described in clauses (a) through (h) above and (j), and (j) for clauses (a) through (i) above, all accrued interest thereon, if any, and, solely in the case of the Specified Funded Indebtedness, any termination fees, prepayment penalties, “breakage” costs or similar payments associated with the repayment of such Specified Funded Indebtedness on the Closing Date. For the avoidance of doubt, Indebtedness shall not include (i) trade payables, (ii) any obligations under any performance bond or letter of credit to the extent undrawn or uncalled as of the Adjustment Time, (iii) any intercompany Indebtedness of the Company and the Company Subsidiaries, (iv) any Indebtedness incurred by the Parent Parties and their Affiliates (and subsequently assumed by the Company or any Company Subsidiary) on the Closing Date, (v) any endorsement of negotiable instruments for collection in the ordinary course of business, (vi) any deferred revenue, (vii) any Taxes of the Company or any Company Subsidiary or (viii) any liability under any Contract, agreement or other arrangement between the Company or any Company Subsidiary, on the one hand, and any Parent Party or any of its Affiliates, on the other hand.

“Indebtedness Payoff Amount” means the aggregate principal amount of the Specified Funded Indebtedness, plus all accrued but unpaid interest, fees and other amounts payable thereon (including any premiums, penalties or other obligations relating thereto), in each case, calculated as of the Adjustment Time without giving effect to the Contemplated Transactions.

“Indemnified Claim” has the meaning ascribed to such term in Section 9.3(a).

“Indemnified Party” has the meaning ascribed to such term in Section 9.3(a).

“Indemnifying Party” has the meaning ascribed to such term in Section 9.3(a).

“Independent Accountant” has the meaning ascribed to such term in Section 2.6(c).

“Initial Sinclair Directors” has the meaning ascribed to such term in Section 2.2(d).

“Insurance Policies” has the meaning ascribed to such term in Section 4.20.

“Insured Sinclair Owned Real Property” means those parcels of Sinclair Owned Real Property with respect to which New Parent elects to purchase title insurance at Closing.

“Intellectual Property Rights” means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all: (i) patents and patent applications, including all continuations, divisionals, continuations-in-part, and provisionals, and patents issuing on any of the foregoing, and all reissues, reexaminations, substitutions, renewals and extensions of any of the foregoing (clause (i), collectively, “Patents”); (ii) trademarks, service marks, trade names, trade dress, logos, corporate names and other similar indicia of origin or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions of any of the foregoing (clause (ii), collectively, “Trademarks”); (iii) copyrights, works of authorship (including any rights in software), including copyrights in Software website content and code, documentation, advertising copy, marketing materials, specifications, translations, drawings, graphics, databases and all registrations, applications, renewals, extensions and reversions of any of the foregoing (clause (iii), collectively, “Copyrights”); (iv) trade secrets, confidential business information and other proprietary information (including concepts, ideas, designs, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, drawings, methods, know-how, technical data and databases, discoveries, inventions, rights in research and development, formulas, modifications, extensions, software algorithms, improvements and other proprietary rights) (clause (iv), collectively, “Trade Secrets”); (v) domain names, domain name registrations and rights, social media accounts, and web pages (clause (v), collectively, “Domain Names”); (vi) rights of privacy and publicity; and (vii) the right to sue and collect Damages for past, present and future infringement, misappropriation or other violation with respect to any of the foregoing intellectual property rights.

“Intended Tax Treatment” has the meaning ascribed to such term in Section 6.3(f)(i).

“Interim Balance Sheet” has the meaning ascribed to such term in Section 4.5(a).

“Intervening Event” has the meaning ascribed to such term in Section 6.7(i)(iii).

“IRS” means the United States Internal Revenue Service.

“Joint Venture Interests” has the meaning ascribed to such term in Section 4.7(e).

“Joint Ventures” means Saddle Butte Pipeline III, LLC, a Delaware limited liability company, UNEV Pipeline, LLC, a Delaware limited liability company, Pioneer Investments Corp., a Delaware corporation, and Prairie Field Services, LLC, a North Dakota limited liability company.

“Knowledge of the Company” means, when used with respect to the representations and warranties of Sinclair HoldCo and the Company in Article 4, the actual knowledge of one or more of the individuals identified on Schedule 1.1(a)(i) of such fact or matter (as opposed to imputed, implied, or constructive knowledge, and without any duty or obligations of inquiry).

“Knowledge of Parent” means, when used with respect to the representations and warranties of Parent in Article 5, the actual knowledge of one or more of the individuals identified in Schedule 1.1(a)(ii) of such fact or matter (as opposed to imputed, implied, or constructive knowledge, and without any duty or obligations of inquiry).

“Law” means any statute, law, ordinance, regulation, rule, code, Order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Legacy Assets” means (a) all refining, pipeline, storage or terminalling assets (including the former Shawnee, New Madrid, Iola and Mexico terminals and any pipeline and related assets, including pipeline breakout stations and tanks, owned or operated in or around Hartford, Illinois) (and associated real property interests and buildings or improvements related to the foregoing) that (i) were previously owned or operated by Sinclair HoldCo, its Affiliates (including the Company Group) or any of their respective former Affiliates, including those related to the Downstream Business or the Midstream Business, but have been disposed of prior to the Closing, other than the refinery and associated assets in Tulsa, Oklahoma, previously owned by the Company Group or (ii) are located off-site of the Sinclair Real Property and that have been permanently idled or are currently non-operational and not expected to return to operational service and (b) the assets listed on Schedule 1.1(g).

“Legacy Liabilities” means (a) all Liabilities to the extent they arise out of, result from or relate to Sinclair Marketing, Inc. or Sinclair Services Company, (b) all Liabilities to the extent they arise out of, result from or relate to the Legacy Assets, including Liabilities specific to a Legacy Asset, such as environmental contamination of the particular Legacy Asset and any associated real property or adjacent real property, claims for personal injury or death arising out of the presence of environmental contamination at or emanating from any Legacy Asset, Liabilities relating to specific activities or operations at a Legacy Asset (other than activities constituting participation in the industry generally, which shall not constitute Legacy Liabilities in accordance with the proviso below) or Liabilities related to the dismantling or disposition of the particular Legacy Asset, and (c) the SFC Liabilities (as defined in the Reorganization Agreement); but, in all cases of clauses (a), (b) and (c) above, excluding (i) Employment Liabilities, (ii) products Liabilities and (iii) Liabilities that arise primarily from participation in the refining industry or any of the businesses of transporting, selling or marketing hydrocarbons or refined products generally and would be generally applicable to any participants in such industries, such as climate change litigation.

“Legal Restraint” means any temporary restraining order, preliminary or permanent injunction or other judgment or Order issued by any Governmental Authority.

“Liabilities” means all debts, liabilities, Taxes, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability) and regardless of whether such item would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Licensed Business Intellectual Property Rights” means Intellectual Property Rights that any third Person owns and that any member of the Company Group is licensed to use in its business as currently conducted and as proposed to be conducted.

“Licensed Parent Intellectual Property Rights” means Intellectual Property Rights that any third Person owns and that any of the Parent Entities is licensed to use in its business as currently conducted and as proposed to the conducted.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, has had (a) a material and adverse effect on the assets, business, financial condition or results of operations of the Company Group, taken as a whole, or (b) a material and adverse effect on the ability of the Company or Sinclair HoldCo to consummate the Contemplated Transactions; provided, however, that, in the case of clause (a) above, none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) changes or conditions generally affecting the economy or the financial markets in the United States or globally; (ii) changes or conditions generally affecting the industries in which the Company Group operates; (iii) armed hostilities, acts of war, terrorism, military actions or any escalation or material worsening thereof following the date hereof; (iv) changes in Laws (including applicable Environmental Laws) or GAAP, or in the interpretation thereof; (v) the announcement of this Agreement or the pendency of the Contemplated Transactions (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, vendors, partners, or employees); (vi) compliance by the Company with this Agreement, any actions taken or not taken by the Company that are required to be taken or not taken pursuant to this Agreement; (vii) the failure, in and of itself, of the Company Group to meet any projections, forecasts, estimates or predictions (provided that any event, occurrence, fact, condition or change that caused or contributed to such failure to meet any projection, forecast, estimate or prediction shall not be excluded from the definition of Material Adverse Effect for purposes of this clause (vii)); (viii) any effects of weather, geological or meteorological events or other natural disaster; (ix) any strikes, work stoppages or other labor disturbances; (x) any epidemic, pandemic, disease outbreak (including the COVID-19 virus) or other public health crisis or public health event, or the worsening of any of the foregoing; or (xi) any increases in the costs of commodities or supplies or decreases in the price of refined or finished products; except to the extent such effect relating to or arising in connection with matters described in clauses (i), (ii), (iii), (iv), (viii), (ix) and (x) above disproportionately affects the Company Group, as compared to other Persons that conduct business in, and derive substantially all of their revenues from, the industries in which the Company Group is engaged within the geographic area in which the Company Group principally operates.

“Midstream Business” means the ownership, operation, management and maintenance of the Facilities and all associated assets and infrastructure pertaining to the midstream business of the Company Group, including all sourcing, crude supply, midstream, transporting, gathering, terminalling, pipelines and logistics activities associated therewith and all ancillary activities related thereto.

“Midstream Company” means the “Company,” as such term is defined in the Midstream Contribution Agreement.

“Midstream Company Group” means the “Company Group,” as such term is defined in the Midstream Contribuiton Agreement.

“Midstream Contribution” has the meaning ascribed to such term in the Recitals.

“Midstream Contribution Agreement” has the meaning ascribed to such term in the Recitals.

“Midstream Liabilities” means all Liabilities of any kind, character or description, to the extent arising out of, resulting from or relating to, the operation, affairs or conduct of the Midstream Business.

“MLP” has the meaning ascribed to such term in the Recitals.

“New Parent” has the meaning ascribed to such term in the Preamble.

“New Parent Base Stock Amount” means a number of shares of New Parent Common Stock equal 60,230,036.

“New Parent Board” has the meaning ascribed to such term in the Recitals.

“New Parent Bylaws” has the meaning ascribed to such term in Section 2.2(b).

“New Parent Certificate of Incorporation” has the meaning ascribed to such term in Section 2.2(b).

“New Parent Common Stock” means the common stock of New Parent, par value $0.01.

“New Parent Dividend Equivalent” has the meaning ascribed to such term in Section 2.4(c).

“New Parent PSU Award” has the meaning ascribed to such term in Section 2.4(b).

“New Parent Restricted Stock Unit Award” has the meaning ascribed to such term in Section 2.4(a).

“New Parent Stockholder Approval” has the meaning ascribed to such term in the Recitals.

“New Parent Title Policies” means, collectively, ALTA owner’s policies of title insurance, with such endorsements as may be required by New Parent, and otherwise in form and substance reasonably satisfactory to New Parent, effective as of the Closing Date, insuring the applicable Company Group member’s good and marketable fee simple title to the Insured Sinclair Owned Real Property (and such Company Group member’s rights under any easements appurtenant thereto), free and clear of all Encumbrances, except Permitted Encumbrances.

“Non-Recourse Party” has the meaning ascribed to such term in Section 10.5(b).

“O&G Business” means (a) the development, leasing, acquisition, exploration, and production of unrefined oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons and gaseous hydrocarbons (“O&G Hydrocarbons”) and (b) (i) the ownership, operation, maintenance, expansion, construction, commissioning and decommissioning of, and acquisition of, gathering systems and pipelines through which such

O&G Hydrocarbons are transported, and (ii) the transportation and disposal of water (including fluids and materials contained therein) produced in association with the production of such O&G Hydrocarbons, including, in each of clauses (i) and (ii), through the ownership of equity interests in Wolf Midstream Holdings, LLC; provided, however, that the O&G Business shall exclude (x) any of the foregoing actions taken in connection with any gathering systems and pipelines located downstream from the point in which control and custody of such O&G Hydrocarbons is transferred to a Person other than any Person who held a direct or indirect interest in such O&G Hydrocarbons at the wellhead and (y) the Powder Flats crude oil gathering system owned by the Saddle Butte Pipeline III, LLC.

“O&G Hydrocarbons” has the meaning ascribed to such term in the definition of O&G Business.

“Off-The-Shelf Software” means licenses for commercially available and unmodified off-the-shelf Software used solely for internal use with a replacement cost or aggregate fee, royalty, or other consideration for any such Software or group of related Software licenses of no more than $25,000 per year.

“Office Lease” has the meaning ascribed to such term in Section 3.2(b)(vi).

“Open Source” means any Software that is distributed as free software, open source software, copyleft software, “freeware” or “shareware” or under similar licensing or distribution models, including, without limitation, any Software licensed under the GNU General Public License, the GNU Library General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License or any Creative Commons “sharealike” license.

“Order” means any order, judgment, injunction, award, decree, writ or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

“Other Consideration” has the meaning ascribed to such term in Section 2.5(f).

“Other Real Estate HoldCo Liabilities” has the meaning ascribed to such term in the Reorganization Agreement.

“Owned Business Intellectual Property Rights” means all Intellectual Property Rights that the Company Group owns or purports to own, including, but not limited to the Registered Business Intellectual Property Rights set forth on Company Disclosure Schedule 4.11(a).

“Owned Parent Intellectual Property Rights” means all Intellectual Property Rights that the Parent Entities own or purport to own.

“Parent” has the meaning ascribed to such term in the Preamble.

“Parent Acquisition Proposal” has the meaning ascribed to such term in Section 6.7(i)(i).

“Parent Award Agreement” means any agreement memorializing the grant of, or terms and conditions applicable to, any Parent Restricted Stock Unit Award or Parent Performance Share Unit Award granted under a Parent Plan, including, as applicable, any Notice of Grant of Restricted Stock Units, Restricted Stock Unit Agreement and Performance Share Unit Agreement.

“Parent Benefit Plan” means each Benefit Plan (i) that is maintained, sponsored or contributed to by any Parent Party, or (ii) under which any Parent Party has or could reasonably be expected to have any Liability.

“Parent Board” has the meaning ascribed to such term in the Recitals.

“Parent Certificate of Merger” has the meaning ascribed to such term in Section 2.1(b).

“Parent Common Stock” means the common stock of Parent, par value $0.01 per share.

“Parent Disclosure Schedules” means both the disclosure schedules containing certain exceptions to, or information required by, the representations and warranties in Article 5 of this Agreement delivered by Parent to Sinclair HoldCo concurrently with the execution of this Agreement and any information in the Parent SEC Documents publicly available and filed with or furnished to the Commission after January 1, 2021 and before the date of this Agreement (excluding any disclosures in the Parent SEC Documents (i) in any risk factors section, (ii) in the “Forward-Looking Statements” section and (iii) in any other disclosures that are similarly predictive, cautionary or forward-looking in nature), to the extent the relevance of such information to the representations and warranties in Article 5 is reasonably apparent on the face of such information. For the avoidance of doubt, any reference in this Agreement to a specific schedule of the Parent Disclosure Schedules shall also be deemed to be a reference to any applicable Parent SEC Documents to the extent satisfying the criteria set forth in this definition.

“Parent Dividend Equivalent” has the meaning ascribed to such term in Section 2.4(c).

“Parent Easements” has the meaning ascribed to such term in Section 5.8(c).

“Parent Employees” has the meaning ascribed to such term in Section 5.17(a).

“Parent Entities” means each of Parent, New Parent and all of their respective Significant Subsidiaries, but expressly excluding the MLP.

“Parent Financial Statements” has the meaning ascribed to such term in Section 5.22(b).

“Parent Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization), Section 5.2 (Authority; Binding Effect), Section 5.3(a) (Non-Contravention of Organizational Documents), Section 5.5 (Capitalization of Parent), Section 5.6(a) and (d) (Subsidiaries; Equity Ownership), Section 5.20 (Brokers) and Section 5.23 (No Prior Activities of New Parent and Parent Merger Sub) and Section 5.26 (Board Approval; Vote Required).

“Parent Indemnified Parties” has the meaning ascribed to such term in Section 9.2(b).

“Parent Intellectual Property Rights” means all Owned Parent Intellectual Property Rights and Licensed Parent Intellectual Property Rights.

“Parent Leased Real Property” has the meaning ascribed to such term in Section 5.8(a).

“Parent Leases” has the meaning ascribed to such term in Section 5.8(b).

“Parent Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, has had (a) a material and adverse effect on the assets, business, financial condition or results of operations of the Parent Entities, taken as a whole, or (b) a material and adverse effect on the ability of the Parent Parties to consummate the Contemplated Transactions; provided, however, that, in the case of clause (a) above, none of the following shall be taken into account in determining whether there has been a Parent Material Adverse Effect: (i) changes or conditions generally affecting the economy or the financial markets in the United States or globally; (ii) changes or conditions generally affecting the industries in which the Parent Entities operate; (iii) armed hostilities, acts of war, terrorism, military actions or any escalation or material worsening thereof following the date hereof; (iv) changes in Laws (including applicable Environmental Laws) or GAAP, or in the interpretation thereof; (v) the announcement of this Agreement or the pendency of the Contemplated

Transactions (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, vendors, partners, or employees); (vi) compliance by Parent with this Agreement, any actions taken or not taken by Parent that are required to be taken or not taken pursuant to this Agreement; (vii) the failure, in and of itself, of the Parent Entities to meet any projections, forecasts, estimates or predictions (provided that any event, occurrence, fact, condition or change that caused or contributed to such failure to meet any projection, forecast, estimate or prediction shall not be excluded from the definition of Parent Material Adverse Effect for purposes of this clause (vii)); (viii) any effects of weather, geological or meteorological events or other natural disaster; (ix) any strikes, work stoppages or other labor disturbances; (x) any epidemic, pandemic, disease outbreak (including the COVID-19 virus) or other public health crisis or public health event, or the worsening of any of the foregoing; or (xi) any increases in the costs of commodities or supplies or decreases in the price of refined or finished products; except to the extent such effect relating to or arising in connection with matters described in clauses (i), (ii), (iii), (iv), (viii), (ix) and (x) above disproportionately affects the Parent Entities, as compared to other Persons that conduct business in, and derive substantially all of their revenues from, the industries in which the Parent Entities are engaged within the geographic area in which the Parent Entities principally operate.

“Parent Material Contracts” has the meaning ascribed to such term in Section 5.9(a).

“Parent Merger” has the meaning ascribed to such term in the Recitals.

“Parent Merger Sub” has the meaning ascribed to such term in the Preamble.

“Parent Merger Sub Stockholder Approval” has the meaning ascribed to such term in the Recitals.

“Parent Officer’s Certificate” has the meaning ascribed to such term in Section 3.2(b)(iii).

“Parent Owned Real Property” has the meaning ascribed to such term in Section 5.8(a).

“Parent Parties” has the meaning ascribed to such term in the Preamble.

“Parent Performance Share Unit Award” has the meaning ascribed to such term in Section 2.4(b).

“Parent Plans” means the HollyFrontier Corporation 2020 Long Term Incentive Plan and the HollyFrontier Corporation Long-Term Incentive Compensation Plan, as amended, and including, in each case, the UK Sub-Plans adopted thereunder.

“Parent Real Property” means the Parent Owned Real Property and the Parent Leased Real Property.

“Parent Recommendation” has the meaning ascribed to such term in Section 5.26(a).

“Parent Restricted Stock Unit Award” has the meaning ascribed to such term in Section 2.4(a).

“Parent SEC Documents” has the meaning ascribed to such term in Section 5.22(a).

“Parent Software” means all of the Software owned exclusively by any of the Parent Entities.

“Parent Stockholder Approval” has the meaning ascribed to it in Section 5.26(d).

“Parent Stockholders” has the meaning ascribed to such term in the Recitals.

“Parent Surviving Corporation” has the meaning ascribed to such term in Section 2.1(a).

“Parent Systems” means the hardware (whether general purpose or special purpose), servers, circuits, platforms, computers, cable, networks and other computer systems that are owned by, or used in the operation of the business of, any of the Parent Entities.

“Parent Tax Counsel” has the meaning ascribed to such term in Section 7.2(d).

“Parent Tax Counsel Sinclair Tax Certificate” has the meaning ascribed to such term in Section 6.3(g).

“Parent Tax Counsel Parent Tax Certificate” has the meaning ascribed to such term in Section 6.3(g).

“Parent Termination Fee” means a fee equal to $200,000,000.

“Parties” and “Party” have the meanings ascribed to such terms in the Preamble.

“Patents” has the meaning ascribed to such term in the definition of Intellectual Property Rights.

“Payoff Letters” has the meaning ascribed to such term in Section 2.5(d).

“Permits” means all licenses, permits, consents, certificates, exemptions, registrations, waivers and other authorizations and approvals obtained or required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (i) with respect to the Company Group, Encumbrances listed on Schedule 1.1(b) (which Encumbrances shall be removed on the Closing Date); (ii) statutory Encumbrances arising out of operation of Law with respect to a Liability incurred in the ordinary course of business consistent with prior practice securing payments not yet due and payable as of the Closing and that are not delinquent or are being actively contested in good faith and for which appropriate reserves have been established under GAAP; (iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Sinclair Real Property or the Parent Real Property, as applicable, that would not result in or reasonably be expected to result in a Material Adverse Effect or a Parent Material Adverse Effect, as applicable; (iv) rights of parties under the Sinclair Leases or Parent Leases, as applicable; (v) with respect to the Parent Entities and their assets, including the Parent Real Property and the Parent Easements, all matters disclosed by the Parent SEC Documents, including the Parent Financial Statements that would not result in or not reasonably be expected to result in a Parent Material Adverse Effect; (vi) all matters that current, accurate surveys would show that would not result in or not reasonably be expected to result in a Material Adverse Effect or a Parent Material Adverse Effect, as applicable; (vii) all matters reflected in recorded documents affecting the Sinclair Real Property or Sinclair Easements, or the Parent Real Property or Parent Easements, as applicable, that would not result in or not reasonably be expected to result in a Material Adverse Effect or a Parent Material Adverse Effect, as applicable; (viii) Encumbrances arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business; (ix) Encumbrances and other imperfections of title that do not materially detract from the value or materially interfere with or impair the present use of the property subject thereto; (x) liens for Taxes not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established under GAAP; (xi) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other similar liens and security obligations arising or incurred in the ordinary course of business securing payments not yet due and payable as of the Closing; (xii) any pledge or deposit made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws, or to secure the performance of bids, tenders, or government Contracts, leases, licenses, statutory obligations, surety bonds, performance bonds, completion bonds or other obligations of a like level, or as otherwise incurred in the ordinary course of business; (xiii) title of a lessor under any capital or operating lease; (xiv) Encumbrances on goods in transit incurred pursuant to documentary letters of credit or shipper’s Encumbrances; (xv) Encumbrances affecting the assets or properties of the Company Group or Parent, as applicable, which are fully released prior to Closing; and (xvi) any other imperfection or irregularity of title or other Encumbrance that would not result in or not reasonably be expected to result in a Material Adverse Effect or Parent Material Adverse Effect, as applicable; provided, however, that no mortgages, deeds of trust, judgments, liens for Taxes (other than liens for Taxes described in clause (x) of this definition or Encumbrances described in clause (xi) of this definition) or other monetary Encumbrances encumbering any Sinclair Owned Real Property or any interest of any member of the Company Group in the Sinclair Leased Real Property or the Sinclair Easements shall be deemed or considered a Permitted Encumbrance to the extent not fully released and satisfied at or prior to Closing.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust, other legal entity or organization or Governmental Authority.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “PII”) provided by applicable Law, (a) all information that identifies an individual person, (b) all personal information subject to the California Consumer Privacy Act, (c) nonpublic personal information subject to the Gramm-Leach Bliley Act and state financial privacy laws and regulations, and (d) credit card information financial account numbers (including credit card and procurement card numbers) subject to the Payment Card Industry Data Security Standard.

“Post-Closing Divestiture Shares” has the meaning ascribed to such term in Section 2.5(f)(vi).

“Pre-Closing Fuel Obligations” has the meaning ascribed to such term in Section 6.22(a).

“Pre-Closing Statement” has the meaning ascribed to such term in Section 2.5(d).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Pre-Closing Tax Return” has the meaning ascribed to such term in Section 6.3(a)(i).

“Pre-Closing Taxes” means, without duplication, any and all (i) Taxes of Sinclair HoldCo or any ultimate beneficial owner of Sinclair HoldCo, including any Taxes resulting from the Contemplated Transactions, (ii) Taxes of any member of the Company Group (including relating or attributable to any assets, rights, activities or properties of the Company Group) for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on and including the Closing Date (determined in accordance with Section 6.3(i) and, for the avoidance of doubt, determined without regard to any carryback of a loss or credit arising in a taxable period beginning after the Closing Date), including, but not limited to, any Excise Taxes for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on and including the Closing Date (including, for the avoidance of doubt, any increase in such Excise Taxes resulting from a reduction or disallowance of any Tax credit or refund with respect to such Excise Taxes), (iii) Taxes of any member of the Company Group for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on and including the Closing Date resulting from a reduction or disallowance of any Tax credit or refund (including, for the avoidance of doubt, any Blenders Tax Credit or any other Tax credit or refund with respect or related to Excise Taxes), (iv) Liability for Taxes of any member of any affiliated, consolidated, combined, unitary or similar group of which any member of the Company Group was a member for any period prior to the Closing Date, (v) Liability for Taxes as a result of any obligation of any member of the Company Group to indemnify any other Person with respect to Taxes (including any Liability for Taxes of a predecessor or transferor or otherwise by operation of Law) to the extent such obligation arises on or prior to Closing, (vi) withholding Taxes imposed with respect to any payment made to Sinclair HoldCo under this Agreement, and (vii) Taxes attributable to the Company Reorganization; provided, however, that Pre-Closing Taxes shall not include any Taxes, expenses or liabilities included in the calculation of the Closing Adjustment Amount (or any item included therein). Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge that Sinclair HoldCo shall have no obligation to indemnify any Parent Indemnified Party for (or otherwise pay any Parent Indemnified Party for any Damages resulting from) any loss, reduction or disallowance (in whole or in part) of, or any limitation imposed on, any Tax credit or other Tax attribute (whether federal, state, local or foreign) of any member of the Company Group used in or with respect to the portion of any Straddle Period beginning after the Closing Date or any taxable period beginning after the Closing Date.

“Proceeding” means any action, arbitration, audit, claim, hearing, investigation, litigation or suit (whether civil, commercial, administrative, criminal, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

“Property Taxes” means ad valorem, property or similar Taxes but excluding, for the avoidance of doubt, Income Taxes, Excise Taxes and Transfer Taxes.

“Proxy Statement” has the meaning ascribed to such term in Section 6.8(a).

“Puri Note” means that certain Promissory Note, dated as of June 2017, by and between Preet S. Puri, as borrower, and Sinclair Finance Company, as lender.

“Ranching Business” means the ownership, leasing, operation and management of farm, ranch and cattle feedlot properties in Big Horn County, Treasure County, Carbon County, Fergus County and Yellowstone County, Montana, and Park County and Sheridan County, Wyoming.

“Refineries” means the refining facilities owned by the Company Group and located in Sinclair, Wyoming and Casper, Wyoming.

“Registered Business Intellectual Property Rights” means all Patents, Copyrights, Trademarks and Domain Names, respectively, that (a) are registered to or (b) were applied for by or issued to, and, in each case, currently assigned to the Company Group by any Governmental Authority or authorized private Domain Name registrar in any jurisdiction.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, placing, pumping, discarding, abandoning, emptying, escaping, leaching or migration into or through the Environment.

“Released Claim” has the meaning ascribed to such term in Section 9.4.

“Released Person” has the meaning ascribed to such term in Section 9.4.

“Releasing Person” has the meaning ascribed to such term in Section 9.4.

“Remaining Parent Plan Shares” has the meaning ascribed to such term in Section 2.4(d).

“Reorganization Agreement” means that certain Reorganization Agreement, dated as of the date of this Agreement, by and among Sinclair HoldCo, the Company, Real Estate Holding LLC, a Delaware limited liability company, Sinclair Oil Corporation, a Wyoming corporation, Sinclair Transportation Company, a Wyoming corporation, Sinclair Wyoming Refining Company, a Wyoming corporation, Sinclair Finance Company, a Wyoming corporation, SOC Delaware, Wyoming Renewable Diesel Company LLC, a Wyoming limited liability company, Sinclair Trucking Company, a Wyoming corporation, Sinclair Casper Refining Company, a Wyoming corporation, Sinclair Tulsa Refining Company, a Wyoming corporation, Sinclair Crude Company, a Wyoming corporation, Field Services LLC, a Wyoming limited liability company, Sinclair Golf Course, Inc., a Wyoming corporation, Sinclair Pipeline Company LLC, a Wyoming limited liability company, and Sinclair Logistics LLC, a Wyoming limited liability company.

“Representatives” means, as to any Person, its officers, directors, employees, managers, members, partners, trustees, shareholders, owners, counsel, accountants, financial advisors, sources of financing (including counsel to such sources) and consultants.

“Resolution Period” has the meaning ascribed to such term in Section 2.6(c).

“Retained Business” means, collectively, the Hospitality Business, the O&G Business and the Ranching Business.

“Retained Liabilities” means (a) the Legacy Liabilities, (b) the Other Real Estate HoldCo Liabilities, (c) all Liabilities arising out of, resulting from or relating to the operation of the Retained Business, (d) all Liabilities primarily resulting from the failure of the intended tax treatment of the Company Reorganization, or the failure of the definitive agreements relating to the Company Reorganization to be valid and binding on each party thereto, and (e) all Benefits Liabilities, in each case, whether before, at, or after the Closing.

“Retention Closing Payments” has the meaning ascribed to such term in Section 3.2(a)(ii).

“RFS Program” means the Renewable Fuel Standard Program under the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007 (42 U.S.C. § 7545(o)) and implementing regulations, including without limitation, 40 CFR Part 80 Subpart M, as the same may be amended from time to time.

“RIN” means a renewable identification number, which is the serial number assigned to a batch of biofuel for the purpose of tracking its production, use and trading as required by the RFS Program.

“RINs Closing Compliance Period” has the meaning ascribed to such term in Section 6.22(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Section 280G” has the meaning ascribed to such term in Section 6.10.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management Employee” means any executive-level employee, including, but not limited to, the top twenty (20) most highly compensated employees of the Company Group.

“Severance Plan” means the Sinclair Services Company Employee Change of Control Severance Policy, effective as of August 3, 2021, and the Sinclair Services Company Employee Change of Control Severance Plan for Over the Road Drivers, effective as of August 3, 2021.

“Share Price” means, as of the date of determination, the VWAP for the ten (10) consecutive trading days ending on (and including) the trading day immediately prior to the date of determination (or, if the date of determination is not a trading day, the trading day immediately prior to the date of determination), rounded to three decimal places.

“Significant Subsidiary” means any Subsidiary of Parent that has the meaning ascribed to the term “Significant Subsidiary” in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act, and shall explicitly exclude the MLP and its Subsidiaries.

“Sinclair Affiliate Contracts” has the meaning ascribed to such term in Section 4.22.

“Sinclair Benefit Plan” means each Company Benefit Plan and each HoldCo Benefit Plan.

“Sinclair Casualty Expenses” has the meaning ascribed to such term in Section 6.17(b)(i).

“Sinclair Contribution” has the meaning ascribed to such term in the Recitals.

“Sinclair Contribution Consideration” has the meaning ascribed to such term in Section 2.5(b).

“Sinclair Divestiture Portion” has the meaning ascribed to such term in Section 2.5(f)(iv).

“Sinclair Easements” has the meaning ascribed to such term in Section 4.9(d).

“Sinclair Executive Officer Position” has the meaning ascribed to such term in Section 6.9(a).

“Sinclair HoldCo” has the meaning ascribed to such term in the Preamble.

“Sinclair HoldCo Indemnified Parties” has the meaning ascribed to such term in Section 9.2(a).

“Sinclair Leased Real Property” has the meaning ascribed to such term in Section 4.9(b).

“Sinclair Leases” has the meaning ascribed to such term in Section 4.9(b).

“Sinclair Material Contracts” has the meaning ascribed to such term in Section 4.10(a).

“Sinclair Owned Real Property” has the meaning ascribed to such term in Section 4.9(a).

“Sinclair Real Property” means, collectively, the Sinclair Owned Real Property and the Sinclair Leased Real Property.

“Sinclair Stock Consideration” has the meaning ascribed to such term in Section 2.5(b).

“Sinclair Third Party Leases” has the meaning ascribed to such term in Section 4.9(e).

“SOC Delaware” has the meaning ascribed to such term in Section 6.16(b).

“Software” means software and firmware, databases, any and all software implementations of algorithms, specifications, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and all translations, compilations, arrangements, adaptations, and derivative works thereof, and documentation related thereto.

“Special Meeting” has the meaning ascribed to such term in Section 6.8(e).

“Specified Funded Indebtedness” means the Indebtedness set forth on Schedule 1.1(c).

“SRE” has the meaning ascribed to such term in Section 6.22(b).

“Stinker Stores Note” means that certain Promissory Note, dated as of February 7, 2017, by and between Stinker Stores Co., Inc., as borrower, and Sinclair Finance Company, as lender.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of the date of this Agreement, by and among New Parent, Sinclair HoldCo and the stockholders of Sinclair HoldCo set forth on Schedule I thereto.

“Straddle Period” means any taxable period beginning before and ending after the Closing Date.

“Straddle Tax Return” has the meaning ascribed to such term in Section 6.3(a)(ii).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), either the managing member or general partner or a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be any managing director or general partner of such business entity (other than a corporation) or control any managing director or general partner of such business entity (other than a corporation); or (iii) is otherwise contractually entitled to direct and control such Person.

“Takeover Laws” has the meaning ascribed to such term in Section 4.28.

“Tax” or “Taxes” means: (i) any and all taxes, charges, duties, fees or other assessments (including income, corporation, excise, property, sales, use, value-added, gross receipts, profits, gains, license, withholding (with respect to compensation or otherwise), payroll, employment, unemployment, disability, wealth, welfare, net worth, capital gains, purchase, transfer, stamp, ad valorem, conveyance, severance, production, escheat, unclaimed property, registration, social security, environmental, occupation, franchise, alternative minimum, estimated, or other taxes of any kind whatsoever, whether disputed or not) imposed by any Governmental Authority, and including any interest, penalties or addition thereto; (ii) any Liability for the payment of any amounts of the type described in clause (i) above of another Person arising as a result of being (or ceasing to be) a member of any consolidated or affiliated group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) any Liability for the payment of any amounts of the type described in clause (i) above of another Person as a result of any transferee or secondary Liability or any Liability assumed by Contract or Law.

“Tax Proceeding” has the meaning ascribed to such term in Section 6.3(c).

“Tax Return” means any return, declaration (including any declaration of estimated Taxes), report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” means any claim, or the commencement of any Proceeding, brought by a Person that is not an Indemnified Party.

“Title Affidavit” has the meaning ascribed to such term in Section 6.23.

“Title Insurance Company” means, collectively, Fidelity National Title Insurance Company and Chicago Title Insurance Company.

“Trade Secrets” has the meaning ascribed to such term in the definition of Intellectual Property Rights.

“Trademarks” has the meaning ascribed to such term in the definition of Intellectual Property Rights.

“Transaction Documents” means the Stockholders’ Agreement, the Transition Services Agreement and any other agreement or certificate required to be delivered pursuant hereto. For purposes of clarity, the Transaction Documents do not include the Midstream Contribution Agreement or documents delivered pursuant to the Midstream Contribution Agreement.

“Transfer Legend” means the following restrictive legend to be placed on the New Parent Common Stock:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

“Transfer Taxes” has the meaning ascribed to such term in Section 6.3(b).

“Transition Services Agreement” means the Transition Services Agreement substantially in the form of Exhibit E.

“Trial Balance and Income Information” has the meaning ascribed to such term in Section 4.5(a).

“VWAP” means the volume weighted average trade price per share of Parent Common Stock on the New York Stock Exchange (calculated to the nearest one-hundredth of a cent) as reported by Bloomberg L.P., or any successor thereto, through its “Volume Weighted Average Price” function.

“WARN Act” has the meaning ascribed to such term in Section 4.18(d).

“Willful Breach” means, with respect to any Party, that such Party willfully and intentionally takes an action or fails to take an action, with the knowledge that the taking of such action or the failure to take such action would reasonably be expected to cause a material breach of this Agreement and which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching this Agreement was the conscious object of the act or failure to act.

“Woods Cross Divestiture Notice” has the meaning ascribed to such term in Section 2.5(f).

“Woods Cross Divestiture Proceeds” has the meaning ascribed to such term in Section 2.5(f)(vii).

“Woods Cross Refinery Assets” means the refinery located in Davis County, Utah, and includes all assets, licenses, agreements, contracts, and permits used in the operation of the refinery, and any licenses used in the marketing, distribution or sale of the products produced at the refinery, including any leasehold, ownership, fee, or any other interest in real estate at the refinery grounds in Davis County, Utah, including, but not limited to the plant, the refinery tanks, the 2-mile refined products pipeline from the refinery to the Pioneer Pipeline Company’s terminal, the four-mile refined products pipeline from the refinery to the UNEV Pipeline, LLC origin pump station, the four-mile refined products pipeline from the refinery to the MPLX, LP Northwest Pipeline origin station in Salt Lake City, Utah, the four-mile hydrogen pipeline from Chevron to the refinery, the 700-foot crude oil delivery pipeline into the refinery, the truck loading rack, and loading facilities.

“Woods Cross Refinery Divestiture Action” has the meaning ascribed to such term in Section 6.2(b).

“Working Capital” means, as of any given date, (i) Current Assets minus (ii) Current Liabilities.

“Working Capital Target Amount” means an amount equal to negative $66,941,121.77.

EXHIBIT A

HYDROCARBON INVENTORY VALUATION METHODOLOGIES AND

PROCEDURES

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT B

NEW PARENT CERTIFICATE OF INCORPORATION

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT C

NEW PARENT BYLAWS

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT D

PARENT SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT E

TRANSITION SERVICES AGREEMENT

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT F

OFFICE LEASE KEY TERMS

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT G-1

COMPANY TAX COUNSEL TAX CERTIFICATE

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT G-2

COMPANY TAX COUNSEL PARENT TAX CERTIFICATE

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT G-3

PARENT TAX COUNSEL SINCLAIR TAX CERTIFICATE

Omitted pursuant to Item 601(a)(5) of Regulation S-K

EXHIBIT G-4

PARENT TAX COUNSEL PARENT TAX CERTIFICATE

Omitted pursuant to Item 601(a)(5) of Regulation S-K

Annex B

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made and entered into as of August 2, 2021, to be effective as of the Closing Date, by and among Hippo Parent Corporation, a Delaware corporation (the “Company”), The Sinclair Companies, a Wyoming corporation (“Sinclair HoldCo”) and the other stockholders set forth on Schedule I hereto, as may be amended from time to time after the date hereof (each, together with Sinclair HoldCo, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Company, Sinclair HoldCo, Hippo Holding LLC, a Delaware limited liability company (“Sinclair NewCo”), HollyFrontier Corporation, a Delaware corporation and Hippo Merger Sub, Inc., a Delaware corporation have entered into a Business Combination Agreement (the “BCA”), dated as of the date hereof, pursuant to which, following the consummation of the transactions contemplated thereby (collectively, the “Transactions”), Sinclair NewCo will become a wholly-owned subsidiary of the Company and Sinclair HoldCo will become a stockholder of the Company;

WHEREAS, the Company, Sinclair HoldCo and the Stockholders desire to enter into this Agreement to provide for (a) registration rights with respect to the shares of Common Stock to be held by Sinclair HoldCo (on behalf of the Stockholders) immediately after the closing of the Transactions and (b) certain other governance matters and restrictions on Transfer and other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth in Section 1. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the BCA.

“Accountants” means the independent registered public accounting firm selected by the Board.

“Activist” means, as of any date of determination, a Person (other than a Sinclair Party) that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the two-year period immediately preceding such date of determination, (i) publicly made, engaged in or been a “participant” in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or influence any Person with respect to the voting of, any equity securities of any issuer, including in connection with a proposed change of control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (ii) called, or publicly sought to call, a meeting of the shareholders of any issuer or initiated any shareholder proposal for action by shareholders of any issuer, in each case not approved (at the time of the first such action) by the board of directors of such issuer, (iii) otherwise publicly acted, alone or in concert with others, to seek to control the management or the policies of any issuer (provided, that this clause (iii) is not intended to include the activities of any member of the board of directors of any issuer, with respect to such issuer, taken in good faith solely in his or her capacity as a director of such issuer), (iv) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (v) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the actions, management or policies of the specified person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

“BCA” has the meaning set forth in the recitals hereto.

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of (i) all securities that any such Person has the right to acquire, regardless of whether such right may be exercised immediately or only after the passage of time and regardless of whether such right is conditional, and (ii) all securities in which such Person has any economic interest, including pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of such securities. As used in this definition, “Beneficial Ownership” shall have a correlative meaning.

“Block Trade” has the meaning set forth in Section 5(h)(i).

“Blue Sky Filings” has the meaning set forth in Section 5(l)(i).

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to close.

“Change of Control” means any of the following: (i) individuals who, as of the Closing Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to any Person or Group; or (iii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing authority), as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, and (B) at least a majority of the members of the board of directors (or equivalent governing authority) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means (a) the Company’s common stock, par value $0.01 per share and (b) any securities issued or issuable directly or indirectly with respect to shares of Common Stock by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.

“Company” has the meaning set forth in the preamble hereto.

“Company Bylaws” means the Amended and Restated Bylaws of the Company.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Confidential Information” has the meaning set forth in Section 9(b)(i).

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least $100 million, at the time of the Underwritten Demand, under a Registration Statement pursuant to an Underwritten Offering. Any action to be taken by the Demanding Holders hereunder with respect to an Underwritten Offering shall be taken by the Demanding Holders that hold a majority of the Registrable Securities to be included in such Underwritten Offering.

“DGCL” means the General Corporation Law of the State of Delaware, as the same shall be in effect from time to time.

“Director” means a member of the Board.

“Disinterested Directors” means all of the members of the Board other than the Sinclair Directors.

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations adopted under such act, all as the same shall be in effect from time to time.

“Financial Counterparty” shall have the meaning set forth in Section 5(h)(i).

“FINRA” has the meaning set forth in Section 5(j)(xviii).

“Fully Diluted Basis” means, as of the time of determination, the sum of (i) the number of registered and unregistered shares of Common Stock issued and outstanding, plus (ii) the number of shares of Common Stock issuable upon vesting of all outstanding New Parent Restricted Stock Unit Awards (as defined in the BCA) that by their terms are to be settled in Common Stock, plus (iii) the number of shares of Common Stock issuable upon vesting at “Target” levels of all outstanding New Parent PSU Awards (as defined in the BCA) that by their terms are to be settled in Common Stock. If after the Closing the Company issues any securities to employees of the Company or any Director pursuant to a plan that is not substantially similar to plans in effect as of the date hereof, the calculation of the Company’s outstanding shares of Common Stock on a Fully Diluted Basis shall be revised to reflect such issuance as determined by the Board in its reasonable discretion. An illustrative calculation of the Company’s outstanding shares of Common Stock on a Fully Diluted Basis as determined based on the assumptions set forth above is set forth as Exhibit A hereto.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.

“Holder” means any holder of Registrable Securities.

“Information” has the meaning set forth in Section 5(j)(x).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Registrable Securities pursuant to Section 5.

“Law” means any federal, state, local, municipal or foreign order, judgment, decree, constitution, law (including common law), ordinance, rule, regulation, statute or treaty, as well as any legally binding policy, guidance, interpretation, manual or binding communication of any Governmental Authority or stock exchange on which the Common Stock is listed.

“Lock-up Period” means the period commencing on the Closing and ending on the date that is fifteen (15) months following the Closing.

“Nominating Committee” means the Nominating, Governance and Social Responsibility Committee of the Board or any other committee of the Board that performs similar functions.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, subpoena or award or other decision issued, promulgated or entered by or with any Governmental Authority.

“Other Coordinated Offering” has the meaning set forth in Section 5(h)(i).

“Pending Transaction” has the meaning set forth in Section 6(e).

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Registrable Securities pursuant to Section 5.

“Permitted Transfer” has the meaning set forth in Section 3(b).

“Permitted Transferee” has the meaning set forth in Section 3(b).

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation (including not-for-profit), an association, a joint stock corporation, a trust, estate, a joint venture, an unincorporated organization and any Governmental Authority or any other entity of any kind or nature.

“Piggyback Registration” has the meaning set forth in Section 5(f).

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 5, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material incorporated by reference in the prospectus.

“Prohibited Actions” has the meaning set forth in Section 6(a).

“Prohibited Transferee” has the meaning set forth in Section 4(a)(i).

“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 5, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material incorporated by reference in the prospectus.

“Records” has the meaning set forth in Section 5(j)(x).

“Registrable Securities” means the Subject Shares until (i) such Subject Shares have been sold pursuant to an effective Registration Statement or (ii) such Subject Shares have been sold pursuant to Rule 144 promulgated under the Securities Act; provided, that, in the case of either clause (i) or clause (ii), the Subject Shares will remain Registrable Securities when sold or otherwise Transferred to any Permitted Transferee.

“Registration Expenses” has the meaning set forth in Section 5(k).

“Registration Statement” means any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Restricted Shares” means 75% of the shares of the Common Stock issued to Sinclair HoldCo as of the Closing Date pursuant to the BCA.

“Road Show Material” has the meaning set forth in Section 5(l)(i).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations adopted under that act, all as the same shall be in effect from time to time.

“Sellers’ Counsel” has the meaning set forth in Section 5(j)(ii).

“Shelf Registration Statement” has the meaning set forth in Section 5(a).

“Sinclair Designee Calculation Date” has the meaning set forth in Section 2(a).

“Sinclair Designees” has the meaning set forth in Section 2(a).

“Sinclair Directors” means any Sinclair Designees elected or otherwise serving as a Director.

“Sinclair Family Member” means (i) Carol Holding; (ii) Stephen Holding, Anne Holding Peterson and Kathleen Holding; (iii) any spouse, former spouse, sibling, niece, nephew, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of any person named in clause (ii); (iv) any lineal descendent of any Person identified in clause (ii) or (iii) and any spouse or former spouse of any such Person, including adoptive relationships and stepchildren; (v) any trust established by, and in which at least 75% of the beneficial interest is directly or indirectly held by or for the benefit of, any one or more Persons identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition and one or more Persons exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (vi) any limited liability company, partnership or other estate planning or family business vehicle of which one or more Persons identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition serves as managing member, manager, general partner or otherwise, as applicable, and in which at least 75% of the economic interest is directly or indirectly held by or for the benefit of any one or more of such Persons; (vii) any tax-exempt foundation, charitable trust, non-profit entity or other entity established by any Person identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition, so long as the voting and disposition authority with respect to the Subject Shares are controlled by or under the appointment of any Person identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition; (viii) any other Person directly or indirectly controlled by any Person or combination of persons identified in this definition; and (ix) executors, administrators or beneficiaries of the estates of any such now or hereafter deceased Person, guardians or members of a committee for any such Person who is or becomes incompetent, or similar Persons duly authorized by Law to administer the estate or assets of any such Person identified in this definition.

“Sinclair HoldCo” has the meaning set forth in the preamble hereto.

“Sinclair NewCo” has the meanings set forth in the preamble hereto.

“Sinclair Parties” means, collectively, Sinclair HoldCo, the Stockholders and their Permitted Transferees, and each, individually, a “Sinclair Party”.

“Standstill Termination Date” means the earliest to occur of (i) the fourth anniversary of the Closing, (ii) the date on which the Sinclair Parties Beneficially Own Common Stock constituting less than 10% of all outstanding Common Stock on a Fully Diluted Basis, and (iii) the date on which a Change of Control occurs.

“Stockholder” and “Stockholders” have the meanings set forth in the preamble hereto.

“Subject Shares” means all of the shares of the Common Stock issued to Sinclair HoldCo at the Closing pursuant to the BCA.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 5(a)(iii).

“Sunset Date” means the earliest to occur of (i) the date on which the Sinclair Parties Beneficially Own Common Stock constituting less than 5% of all outstanding Common Stock on a Fully Diluted Basis and (ii) the date on which a Change of Control occurs.

“Transfer” has the meaning set forth in Section 3(a).

“Underwritten Demand” has the meaning set forth in Section 5(b).

“Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

“Valid Business Reason” has the meaning set forth in Section 5(c).

Section 2.    Sinclair Designees.

(a)    As soon as practicable following, but no earlier than the day after and no later than five (5) Business Days after, the Closing, subject to the other provisions of this Section 2, the Company and Sinclair HoldCo shall cooperate and take appropriate actions to cause the Board to include among its membership a number of Directors designated by Sinclair HoldCo (on behalf of the Stockholders) for election or appointment as Directors (the “Sinclair Designees”) as follows: (i) if the Sinclair Parties Beneficially Own Common Stock constituting not less than 15% of all outstanding Common Stock on a Fully Diluted Basis as of the Sinclair Designee Calculation Date, there shall be two Sinclair Designees; (ii) if the Sinclair Parties Beneficially Own Common Stock constituting less than 15% but more than or equal to 5% of all outstanding Common Stock on a

Fully Diluted Basis as of the Sinclair Designee Calculation Date, there shall be one Sinclair Designee; and (iii) if the Sinclair Parties Beneficially Own Common Stock constituting less than 5% of all outstanding Common Stock on a Fully Diluted Basis as of the Sinclair Designee Calculation Date, there shall be no Sinclair Designees and Sinclair HoldCo shall not have the right to designate any directors to the Board. For purposes of this Agreement, the “Sinclair Designee Calculation Date” shall mean the close of business on the date that is one hundred twenty (120) days prior to the anniversary of the Company’s annual meeting of stockholders for the immediately preceding year; provided, that the first Sinclair Designee Calculation Date shall be the Closing Date, after giving effect to the Closing.

(b)    If at any time the number of Sinclair Designees serving as Directors exceeds the number provided for in Section 2(a), the Sinclair Parties shall cause one or more of such Sinclair Designees, as applicable, to offer to resign from the Board within thirty (30) days (it being understood that it shall be in the Board’s sole discretion whether to accept or reject such offer of resignation, unless any such Sinclair Designee no longer wishes to serve on the Board in which event the resignation shall be accepted).

(c)    The Sinclair Designees shall resign and the Company’s obligations under this Section 2 shall terminate effective upon such time that any Sinclair Party violates, through the act of such Sinclair Party or any of its Affiliates, Section 6(a) or Section 7(a) of this Agreement, which breach is not cured within the earlier of (i) twenty (20) Business Days following written notice from the Company to Sinclair HoldCo of such breach and (ii) the next occurring date of nomination of Directors. Any Sinclair Party shall be entitled to terminate such Sinclair Party’s rights under this Section 2 by providing prior written notice to the Company and Sinclair HoldCo, which notice shall state the number of shares of Common Stock Beneficially Owned by such Sinclair Party and the date on which such termination shall be effective. Upon the effectiveness of such termination, the shares of Common Stock Beneficially Owned by such Sinclair Party shall cease to be counted for purposes of determining the amount of Common Stock Beneficially Owned by the Sinclair Parties for purposes of Section 2(a).

(d)    Subject to compliance with applicable Laws and the regulations of the NYSE, in connection with each annual meeting of the Company’s stockholders held after the Closing, Sinclair HoldCo may designate for nomination by the Board or the Nominating Committee the number of persons Sinclair HoldCo is entitled to designate pursuant to Section 2(a), based on the aggregate Beneficial Ownership of the Sinclair Parties as of the Sinclair Designee Calculation Date. All Sinclair Designees shall possess the director characteristics and qualifications (i) contained in the Company Bylaws and Corporate Governance Guidelines and (ii) described on Exhibit C, in each case as consistently applied to other members of the Board. In addition, at all times at least one Sinclair Director, if there is any, shall possess significant management experience in the refining industry, as determined by the Board in its reasonable discretion.

(e)    Each Sinclair Designee shall be nominated by the Board or the Nominating Committee, as applicable, for election or appointment as a Director following the Nominating Committee’s interview of each such individual and review of such individual’s qualifications, including such individual’s independence status, and shall be so nominated to serve on the Board unless the Board or the Nominating Committee, as applicable, reasonably determines that (i) such individual is an officer, director, partner, principal stockholder or Affiliate of any significant competitor, (ii) such individual would not qualify as an independent director pursuant to NYSE’s listing rules relating to director independence, as then in effect, (iii) the appointment of such individual as a director would cause the Company not to be in compliance with applicable Law, (iv) such individual is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (v) such individual is an Affiliate of an Activist. If the Board or the Nominating Committee, as applicable, determines that any individual designated by Sinclair HoldCo does not satisfy the criteria set forth in the preceding sentence or if any Sinclair Designee is unable to serve on the Board due to resignation, death or disability, the Board or the Nominating Committee, as applicable, will promptly notify Sinclair HoldCo of such determination and Sinclair HoldCo will be entitled to designate another individual for nomination. The Sinclair Parties agree that the Sinclair Designees will not become a party to any agreement, arrangement or understanding with any Sinclair Party or any third party (other than the Company with respect to the compensation and other items referred to in Section 2(h) below) with respect to any compensation (other than indemnification and expense reimbursement) in connection with service or action as a Sinclair Designee.

(f)    The Company shall use its commercially reasonable efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the Sinclair Designees designated in accordance with this Section 2 in substantially the same manner that it solicits proxies for all other Director nominees recommended by the Board.

(g)    Each Sinclair Party acknowledges that each of the Sinclair Directors shall be required to comply, during the Sinclair Director’s term as a director of the Company, with all policies, processes, procedures, codes, rules, standards, and guidelines applicable, from time to time, to members of the Board, and that each of the Sinclair Directors shall be required to strictly preserve Confidential Information, including the discussion of any matters considered in meetings of the Board whether or not the matters relate to material non-public information, subject to the exceptions set forth in Section 9(b)(i) and Section 9(b)(ii). The Sinclair Directors and Sinclair HoldCo shall provide the Company with such information as is reasonably requested by the Company concerning the Sinclair Designees and Sinclair Directors as is required to be disclosed under applicable Law or stock exchange regulations, including the completion of the Company’s current standard director and officer questionnaire, in each case promptly after such Sinclair Designees are nominated and from time to time as promptly as necessary to enable the timely filing of the Company’s proxy statement on Schedule 14A and periodic reports on Forms 10-K and 10-Q with the Commission.

(h)    The Company agrees that the Sinclair Directors shall receive the same compensation, director and officer insurance, indemnity and exculpation arrangements and other benefits as are available to the other non-employee directors on the Board.

Section 3.    Lock-Up.

(a)    During the Lock-up Period, no Sinclair Party shall, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge (other than a pledge in connection with a bona fide third party debt financing), through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (“Transfer”), any of the Restricted Shares, except as permitted by Section 3(b) or Section 3(c).

(b)    Notwithstanding anything to the contrary in Section 3(a), and subject to the other terms and conditions of this Section 3, a Sinclair Party may Transfer Restricted Shares as set forth below (each, a “Permitted Transfer” and the transferee permitted hereby, a “Permitted Transferee”):

(i)    to a Sinclair Family Member;

(ii)    as a bona fide gift or gifts (whether or not the recipient is a Sinclair Family Member); or

(iii)    with the prior written approval of a majority of the Disinterested Directors.

It shall be a condition to any Permitted Transfer that the Permitted Transferee execute a joinder to this Agreement in the form attached hereto as Exhibit D (at which time, such Permitted Transferee’s name will be added to Schedule I, and such Permitted Transferee will be deemed a Stockholder for purposes of this Agreement). Subject to Section 4(d), each Sinclair Party agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Shares except in compliance with the foregoing restrictions; provided that, subject to the requirements of securities Laws, the Company shall cause such stop transfer instructions to be terminated immediately upon expiration of the Lock-up Period. The Company agrees to provide an indemnification in customary form required by its transfer agent so that Permitted Transfers, as well as sales pursuant to Section 5, may be effected without the requirement for any Sinclair Family Member to deliver a medallion guaranty or similar assurance in connection with any such Transfer.

(c)    The Restricted Shares shall cease to be “Restricted Shares” and shall be released from the restrictions on Transfer in Section 3(a) on the dates and in the amounts set forth below:

(i)    on the date that is six months following the Closing, one-third of the Restricted Shares shall be relieved from the restrictions on Transfer in Section 3(a);

(ii)    on the date that is the one year following the Closing, one-half of the remaining Restricted Shares shall be relieved from the restrictions on Transfer in Section 3(a); and

(iii)    on the date is that fifteen months following the Closing, the remaining Restricted Shares shall be relieved from the restrictions on Transfer in Section 3(a);

(d)    provided, however, that any or all of the Restricted Shares may be Transferred in connection with the commencement of any tender offer or exchange offer or the Company’s entry into a definitive agreement with respect to a merger, consolidation or other similar transaction, which tender offer, exchange offer or definitive agreement has been approved or recommended by the Board or a committee thereof; provided, further, that all shares of Common Stock that cease to be “Restricted Shares” shall continue to be Subject Shares that remain subject to the other terms and conditions of this Agreement in accordance with their terms, including Section 4, Section 5, Section 6 and Section 7. Any attempt to Transfer any Restricted Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted Transfer on its records.

Section 4.    General Transfer Restrictions.

(a)    Until the Sunset Date, without the prior written approval of a majority of the Disinterested Directors, no Sinclair Party shall, either individually or acting together with any other Sinclair Parties:

(i)    Knowingly Transfer any Subject Shares to any Person or Group who is listed on Exhibit B (each, a “Prohibited Transferee”); or

(ii)    Transfer any Subject Shares to any Person or Group who, after giving effect to such Transfer and to the Transferring Sinclair Party’s knowledge, would own 5% or more of the outstanding shares of Common Stock (other than any Person or Group entitled to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act);

provided, however, the Subject Shares may be Transferred in connection with the commencement of any tender offer or exchange offer or the Company’s entry into a definitive agreement with respect to a merger, consolidation or other similar transaction, which tender offer, exchange offer or definitive agreement has been approved or recommended by the Board or a committee thereof.

Notwithstanding anything in this Agreement to the contrary, this Section 4(a) shall not apply to (A) any Permitted Transfer, (B) any Transfer effected through an Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to an exercise of the registration rights pursuant to Article 5 so long as the Sinclair Parties effecting any such Transfers shall instruct the managing underwriter(s) of any such Underwritten Offering or the distribution agent of any such Block Trade or Other Coordinated Offering to exclude (as potential purchasers) Prohibited Transferees from such Underwritten Offering, Block Trade or Other Coordinated Offering, or (C) any Transfer effected through an open market transaction, block trade (other than a Block Trade) or brokerage sale conducted through a market maker or broker. For the purposes of determining “knowledge” for purposes of Section 4(a)(ii), excluding any Transfers contemplated by the immediately preceding sentence, the Transferring Sinclair Party shall be required to undertake reasonable inquiry into the identity of any potential purchaser(s), which shall be satisfied by (x) reviewing (or causing the applicable Sinclair Party’s legal counsel to review) filings made by the prospective purchaser on the Commission’s EDGAR system in order to determine whether or not such purchaser beneficially owns 5% or more of the outstanding shares of Common Stock and (y) in the case of any Transfer (in one transaction or a series of transactions with any potential purchaser) of

Subject Shares constituting 1% or more of the outstanding shares of Common Stock, causing such purchaser to execute a certification in form and substance reasonably satisfactory to the Company, certifying that such purchaser will not own 5% or more of the outstanding shares of Common Stock after giving effect to the proposed Transfer.

(b)    Any attempt to Transfer any Subject Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted Transfer on its records.

(c)    The Subject Shares held by a Stockholder, whether represented by certificates or in book-entry form, will bear a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or applicable state securities Laws and the holder of such securities may not, directly or indirectly, sell, offer or agree to sell such securities, or otherwise transfer, directly or indirectly, or loan or pledge, through swap or hedging transactions (or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities even if such securities would be disposed of by someone other than such holder thereof) such securities (“Transfer”) other than in accordance with the terms and conditions of the Stockholders Agreement, dated as of August 2, 2021, as it may be amended from time to time by and among Hippo Parent Corporation (the “Company”) and certain of its stockholders and other persons (the “Stockholders Agreement”). The Stockholders Agreement contains, among other things, significant restrictions on the Transfer of the securities of the Company and other restrictions on the actions by certain stockholders of the Company relating to the Company and/or its securities. A copy of the Stockholders Agreement is available upon request from the Company.”

(d)    The restrictive legends on any Subject Shares, including the legend in Section 4(c), shall be removed if (i) such Subject Shares are sold pursuant to an effective Registration Statement, (ii) a Registration Statement covering the resale of such Subject Shares is effective under the Securities Act and the applicable Stockholder delivers to the Company a representation letter (substantially in the form attached as Exhibit F, with such changes and modifications as any broker may reasonably request) agreeing that such Subject Shares will be sold under such effective Registration Statement, pursuant to Rule 144 or pursuant to an exemption from registration under the Securities Act (subject to the transferee agreeing to similar restrictions), (iii) if such Subject Shares may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such Subject Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the holder of such shares of Common Stock has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities Law. The Company shall cooperate with the applicable Stockholder of Subject Shares to effect removal of the legends on such shares pursuant to this Section 4(d) as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Stockholder pursuant to the immediately preceding sentence). The Company shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 4(d).

Section 5.    Registration Rights.

(a)    Shelf Registration.

(i)    Within five (5) Business Days following the Closing Date, the Company shall file with the Commission a Registration Statement covering the resale or other disposition of all of the Registrable Securities of Holders that have furnished in writing by the Closing Date the information requested under Section 5(n) hereof (a “Shelf Registration Statement”).

(ii)    The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become immediately effective upon filing, or if the form of such Shelf Registration Statement would not permit immediate effectiveness, to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Shelf Registration Statement, but in any event within ninety (90) days following filing of a Registration Statement on Form S-1 and within forty-five (45) days after filing of a Registration Statement on Form S-3 (if such Form S-3 is not immediately effective upon filing). If at any time a Registration Statement filed with the Commission pursuant to this Section 5 is effective and Sinclair HoldCo provides written notice to the Company that one or more Holders intend to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

(iii)    If any Registration Statement ceases to be effective under the Securities Act for any reason at any time (including by expiration of effectiveness with respect to any Registration Statement on Form S-3ASR) while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to (a) cause, as promptly as is reasonably practicable, such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to amend, as promptly as is reasonably practicable, such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or (b) to file an additional Registration Statement as a Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof but in any event within ninety (90) days following filing of a Registration Statement on Form S-1 and within forth-five (45) days after filing of a Registration Statement on Form S-3 (if such Form S-3 is not immediately effective upon filing) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(b)    Underwritten Offerings. Subject to the provisions of this Section 5, at any time and from time to time during the term of this Agreement, Sinclair HoldCo (on behalf of any Demanding Holder) shall have the right to make written requests to the Company for an Underwritten Offering pursuant to a Registration Statement filed with the Commission pursuant to this Section 5 (an “Underwritten Demand”). Prior to making any Underwritten Demand, Sinclair HoldCo shall give prior written notice of such Underwritten Demand to all of the other Holders, and such Underwritten Demand shall contain all of the Registrable Securities requested by all of the other Holders for inclusion in such Registration Statement. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this Section 5(b) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Underwritten Offering by the Company as described below. Any Underwritten Demand shall specify the aggregate amount of Registrable Securities intended to be included in such Underwritten Offering and the intended method of distribution thereof and whether such offering shall be a “firm commitment” underwriting. Subject to Section 5(g), the Company shall include in such Underwritten Offering all of the Registrable Securities requested by any Holders for inclusion in such Underwritten Demand. The Company shall have the right to select the managing underwriter or underwriters to administer any Underwritten Offering related to Underwritten Demands, which managing underwriters shall be selected from those listed on Exhibit E, or, to the extent not listed on Exhibit E, which underwriter(s) shall be agreed upon by the Company and Sinclair HoldCo; provided, that in the event of a “bought deal” or similarly structured transaction where underwriting terms and pricing are solicited from multiple managing underwriters, the Company shall designate three (3) or more participating underwriters for such transaction from those listed on Exhibit E or which are otherwise agreed to by the Company and Sinclair HoldCo, and in such case, Sinclair HoldCo shall be entitled to select the managing underwriter from among the participating underwriters designated by the Company. In no event will the Company be required to effect (i) more than eight (8) Block Trades, Other Coordinated Offerings or Underwritten Offerings relating to Underwritten Demands in the aggregate, or (ii) more than one (1) Block Trade, Other Coordinated Offering or Underwritten Offering relating to an Underwritten Demand in the aggregate during any one hundred and eighty (180)-day period. The one hundred and eighty (180)-day periods reference in the preceding sentence will be counted beginning on the Closing Date.

(c)    Company’s Right to Defer Registration. The Company shall be entitled (A) to delay or suspend the (i) initial effectiveness (but not the preparation) of any Registration Statement or (ii) launch of any Underwritten Offering, in each case, filed or requested pursuant to this Agreement, and (B) from time to time to require the Holders not to sell under any Registration Statement or Prospectus or to suspend the effectiveness thereof, if such initial effectiveness or offering launch would (I) materially interfere with any active and ongoing material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company, including negotiations related thereto, (II) require the Company to disclose any material nonpublic information the disclosure of which would reasonably be likely to be detrimental to the Company, or (III) would otherwise have a material adverse effect on the Company’s business or financial condition, in each case as reasonably determined by the Board in good faith (a “Valid Business Reason”); provided, however, that the Company may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering for more than sixty (60) consecutive calendar days, or more than ninety (90) days total in any twelve (12)-month period. The Company shall give written notice to Sinclair HoldCo (on behalf of the Holders) of its determination to delay or suspend a Registration Statement, Prospectus or Underwritten Offering and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof.

(d)    Registration Statement Form. Registrations under this Section 5 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to Sinclair HoldCo (on behalf of the Holders) and (ii) as shall permit the transfer of Registrable Securities in accordance with the intended method or methods of transfer specified by the Holders of Registrable Securities, it being agreed with respect to clauses (i) and (ii) that any Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405) if the Company is a well-known seasoned issuer (as defined in Rule 405) at the most recent applicable eligibility determination date and (iii) any such Registration Statement shall be on Form S-3 or similar short-form registration statement available to the Company to the extent that the Company is eligible to use such form. If, in connection with any registration under this Section 5, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(e)    Withdrawal. The Demanding Holders initiating an Underwritten Offering pursuant to this Section 5 shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification from Sinclair HoldCo to the Company of the intention to withdraw from such Underwritten Offering prior to the launch of such Underwritten Offering. Following the delivery of any such withdrawal notice to the Company, Sinclair HoldCo shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal. The Demanding Holders shall be deemed to have effected an Underwritten Demand if (i) the Underwritten Demand is launched but not consummated, unless (x) the Registration Statement applicable to such Underwritten Offering is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company, (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Underwritten Offering are not satisfied or waived because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of any Holder) or (z) the Holders participating in such Underwritten Offering elect to pay and have paid to the Company in full the Registration Expenses associated with such Underwritten Offering.

(f)    Piggyback Registration. If the Company at any time proposes for any reason other than a filing made pursuant to Section 5(a) or a request made pursuant to Section 5(b) to (i) register Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) or (ii) consummate an Underwritten Offering, in either case, for its own account or for the account of other stockholders of the Company, it shall promptly give notice of such proposed action to Sinclair HoldCo on behalf of the Holders as soon as reasonably practicable (but in the case of filing a Registration Statement, no later than twenty (20) days before the anticipated filing date), which notice shall (A) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing underwriter or underwriters, if any, and (B) offer to all of the Holders the opportunity to register or offer for sale such number of Registrable Securities as such Holders may request in writing within (a) five (5) Business Days in the case of filing a Registration Statement and (b) two (2) Business Days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) Business Day), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall use its commercially reasonable efforts to cause all such Registrable Securities for which such a request(s) is timely received by the Company to be included in such Piggyback Registration on the same terms and conditions as the Common Stock otherwise being sold in such Piggyback Registration, and in any event, the Company shall include the Registrable Securities on the same terms and conditions as the Common Stock otherwise being sold in such Piggyback Registration. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to, as applicable, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the pricing of the Underwritten Offering with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to this Section 5(f) shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 5(b).

(g)    Cutbacks. If the managing underwriter in good faith advises the Company that the inclusion of all such Registrable Securities proposed to be included in any Underwritten Demand or Piggyback Registration pursuant to Section 5(b) or Section 5(f) would have a negative effect on the pricing of the Common Stock of the Company to be offered thereby, then the number of shares of Common Stock proposed to be included in such Underwritten Demand or Piggyback Registration shall be allocated among the Company and the selling Holders in the following order of priority:

(i)    In the case of an Underwritten Offering pursuant to Section 5(b),

(A)	first, to the Registrable Securities to be offered by the Holders pro rata based on the number of shares of Registrable Securities Beneficially Owned;

(B)	then, to Common Stock to be offered by the Company, if any; and

(C)	then, to Common Stock to be offered by other stockholders who are not Holders, if any.

(ii)    In the case of a registration pursuant to Section 5(f) or any other registration,

(A)	first, to the Common Stock to be offered by the Company;

(B)	then, to the Registrable Securities to be offered by the Holders pro rata based on the number of shares of Registrable Securities Beneficially Owned; and

(C)	then, to Common Stock to be offered by other stockholders who are not Holders, if any.

(h)    Block Trade; Other Coordinated Offerings.

(i)    Subject to Section 5(b) and Section 5(c), at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed, in the aggregate, $100 million or (y) involving all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from the Company pursuant to this Section 5(h), Sinclair HoldCo shall notify the Company of the Block Trade or Other Coordinated Offering at least ten (10) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any underwriters, brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

(ii)    Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to withdraw from such Block Trade or Other Coordinated Offering for any or no reason whatsoever upon written notification to the Company, the underwriter or underwriters (if any) and Financial Counterparty (if any). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal.

(iii)    The Company shall have the right to select the underwriter or Financial Counterparty (if any) for any Block Trade or Other Coordinated Offering, which underwriter or Financial Counterparty, to the extent not listed on Exhibit E, shall be agreed upon by the Company and Sinclair HoldCo; provided, that in the event of a “bought deal” or similarly structured transaction where underwriting terms and pricing are solicited from multiple managing underwriters, the Company shall designate three (3) or more participating underwriters for such transaction from those listed on Exhibit E or which are otherwise agreed to by the Company and Sinclair HoldCo, and in such case, Sinclair HoldCo shall be entitled to select the managing underwriter from among the participating underwriters designated by the Company; and provided, further, that to the extent the Demanding Holders can demonstrate to the Company that a proposed Block Trade or Other Coordinated Offering was the result of a reverse inquiry by a Financial Counterparty to the Demanding Holders, the Demanding Holders may request the Company’s consent to use such Financial Counterparty, which consent will not be unreasonably withheld.

(i)    Holdback Agreement. In connection with any Underwritten Offering (including any Block Trade or Other Coordinated Offering) in which a Holder includes Registrable Securities pursuant to this Agreement, each such Holder agrees to execute and deliver a lock-up agreement pursuant to which such Holder agrees with the underwriter not to sell or purchase any securities of the Company for the shorter of (i) the same period of time following the Underwritten Offering as is agreed to by the Company and the other participating Holders (not to exceed the shortest number of days that a director of the Company, “executive officer” (as defined under Rule 3b-7 of the Exchange Act) of the Company or any stockholder of the Company (other than such Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Shares contractually agrees with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (ii) forty-five (45) days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering).

(j)     Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(i)    use its commercially reasonable efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective until all of such Registrable Securities have been transferred or are no longer outstanding;

(ii)    furnish, at least five (5) days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to one counsel acting on behalf of all selling Holders selected by Holders of a majority of the Registrable Securities to be sold (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose, unless contrary to applicable Law or the Company reasonably expects that so doing would cause the document to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)    prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by the Holders and as may be necessary to update the list of selling stockholders therein or to keep such Registration Statement effective (in each case including all exhibits thereto and documents incorporated by reference therein) until all of such Registrable Securities have been transferred or are no longer outstanding and to comply with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;

(iv)    promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v)    use its commercially reasonable efforts to (A) register or qualify the Registrable Securities covered by the applicable Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the selling Holders included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfy to such selling

Holders that the Registrable Securities are exempt from such registration or qualification) and (B) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities;

(vi)    furnish to each selling Holder and the underwriters or Financial Counterparties, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Holder, underwriters or Financial Counterparties may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;

(vii)    notify in writing on a timely basis each selling Holder at any time when the Prospectus is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a number of copies reasonably requested by such Holder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)    use its commercially reasonable efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(ix)    retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date thereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Holders, underwriters and Financial Counterparties and, if required by applicable Law, to file such document and to prepare and furnish without charge to each such selling Holder, underwriter and Financial Counterparty as many copies as each such selling Holders, underwriter and Financial Counterparty may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(x)    make available for inspection by any underwriter or Financial Counterparty participating in any transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Financial Counterparty, during normal business hours and at the offices where normally kept, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Person in connection with such Registration Statement;

(xi)    in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, use its commercially reasonable efforts to obtain from its Accountants a “comfort” letter delivered to the underwriters in such offering in customary form and covering such matters of the type customarily covered by comfort letters;

(xii)    in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

(xiii)    in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or Financial Counterparty of such offering or sale;

(xiv)    provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;

(xv)    upon the request of any Financial Counterparty, issue to any Financial Counterparty to which any selling Holder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

(xvi)    use its commercially reasonable efforts to list for trading such Registrable Securities on any national securities exchange on which any shares of Common Stock are listed for or admitted to trading;

(xvii)    in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering and the selling Holders, in customary efforts to sell the Registrable Securities being offered, including making available senior management officers of the Company for participation in “road shows,” drafting sessions and other meetings or presentations as is customary;

(xviii)    reasonably cooperate with each Holder, underwriter and Financial Counterparty participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf registration in advance of an Underwritten Offering, a Block Trade or an Other Coordinated Offering;

(xix)    during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

(xx)    use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(k)    Expenses. All expenses incident to the Company’s performance of, or compliance with, this Section 5, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with state securities or “blue sky” Laws (including fees and disbursements of counsel for the underwriters or Holders in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the Laws of such jurisdictions as the managing underwriters may designate); (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto); (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “comfort” letters required by or incident to such performance); (v) all Securities Act liability insurance if the Company so desires or the underwriters so require; (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities for trading on any securities exchange; (vii) all road show or similar marketing expenses; and (viii) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders holding a majority of the Registrable Securities to be sold by all the Demanding Holders initiating an Underwritten Demand, or in the case of a Piggyback Registration, by the Holders of a majority of the Registrable Securities participating in the registration or offering, or in the case of a Block Trade or Other Coordinated Offering, by the Holders of a majority of the Registrable Securities participating in the offering (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective or any Underwritten Offering, Block Trade or Other Coordinated Offering is consummated; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

(l)    Indemnification.

(i)    In connection with any registration of any Registrable Securities under the Securities Act or any Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder of such Registrable Securities, each underwriter, Financial Counterparty or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or Financial Counterparty, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), or (E) any filing made in connection with the qualification of the offering under the securities or other “blue sky” Laws of any jurisdiction in which Registrable Securities are offered (collectively, “Blue Sky Filings”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material or any Blue Sky Filings any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material, Blue Sky Filings and the Prospectus, in the light of the circumstances under which they were made) not misleading or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal Law, any state or foreign securities Law, or any rule or regulation promulgated under any of the foregoing Laws, relating to the offer or sale of the Registrable Securities or “blue sky” Laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky Laws; and the Company shall reimburse such seller, underwriter, Financial Counterparty or other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Holder, Underwriter or Financial Counterparty to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information relating to such Holder, Underwriter or Financial Counterparty, as the case may be, furnished to the Company through an instrument duly executed by such Holder, Underwriter or Financial Counterparty, as applicable, specifically for use in the preparation thereof.

(ii)    In connection with any registration of Registrable Securities under the Securities Act or any Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5(l)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, Financial Counterparty or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material or Blue Sky Filings, if such statement or omission was made in reliance upon and in conformity with written information relating to such seller or Registrable Securities furnished to the Company or such underwriter or Financial Counterparty through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material or Blue Sky Filings; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each seller of Registrable Securities and that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(iii)    Indemnification similar to that specified in Sections 5(l)(i) and (l)(ii) shall be given by the Company and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of such seller’s Registrable Securities under any Federal or state Law or regulation of Governmental Authority other than the Securities Act.

(iv)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5(l), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder except to the extent that the indemnifying party forfeits substantive rights or defenses by reason of such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof at its own expense, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and such parties have been advised by such counsel that either (A) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party. In any of such cases referred to in clauses (i)-(iii) of the immediately preceding sentence, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

(v)    If the indemnification provided for in this Section 5(l) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi)    The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities and the termination of this Agreement.

(m)    Underwritten Offerings; Other Offerings. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the Company and all the Holders selling Registrable Securities in any Underwritten Offering, Block Trade, Other Coordinated Offering or Piggyback Registration shall enter into an underwriting or similar agreement on terms reasonably acceptable to the Company and such Holders (to the extent such terms are applicable to such Holders), which agreement contains provisions covering one or more issues addressed in this Section 5, the provisions contained in this Section 5 addressing such issue or issues shall be of no force or effect with respect to such Underwritten Offering, Block Trade, Other Coordinated Offering or Piggyback Registration; provided, however, that Section 5(l) shall remain in full force and effect unless such underwriting or similar agreement states that the indemnification provisions of such agreement supersede Section 5(l).

(n)    Information by Holder. Each Holder whose Registrable Securities are to be included in any Registration Statement or any Underwritten Offering, Block Trade or Other Coordinated Offering shall furnish to the Company such written information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(o)    Exchange Act Compliance. The Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 (or any comparable successor rules). The Company shall furnish to each Holder upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the restrictions on Transfer set forth in this Agreement, the Company shall use its commercially reasonable efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

(p)    Termination of Registration Rights. No Holder shall have any registration rights under this Section 5 upon such Holder ceasing to Beneficially Own any Registrable Securities. In addition, any Holder shall be entitled to terminate such Holder’s rights under this Section 5 by providing prior written notice to the Company and Sinclair HoldCo, which notice shall state the number of Registrable Securities held by such Holder and the date on which such termination shall be effective. Upon the effectiveness of such termination, the Registrable Securities held by such Holder shall cease to have any registration rights under this Section 5; provided, that, for the avoidance of doubt, the indemnity provisions and expense provisions contained in this Section 5 shall remain operative and in full force and effect regardless of any such termination.

(q)    Registration Rights Notices. For administrative convenience, all notices to or from the Company in respect of the Sinclair Parties shall be coordinated through Sinclair HoldCo or its designee.

(r)    Other Registration Rights. The Company represents and warrants, as of the date hereof and as of the Closing Date, that no Person has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. Effective beginning the date of this Agreement, the Company shall not, without the prior consent of a majority-in-interest of the Registrable Securities enter into any agreement with respect to its securities that is inconsistent in any material respect with, or provides registration rights that are senior in priority to, the rights granted to Sinclair HoldCo or the Holders by this Agreement. In furtherance of the foregoing, in no event will the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with the Holders in an Underwritten Offering pursuant to Section 5(b) or a Piggyback Registration pursuant to Section 5(f).

Section 6.    Stockholder Actions; Standstill Restrictions.

(a)    Each Sinclair Party agrees that, prior to the Standstill Termination Date, without the prior written approval of a majority of the Disinterested Directors, or except as expressly contemplated by this Agreement, such Sinclair Party will not, and each Sinclair Party will cause each Sinclair Family Member that it controls (as distinguished from the ability to influence) not to, directly or indirectly, in any manner (each of the following, “Prohibited Actions”):

(i)    make a public announcement, proposal or offer (including any solicitation of proxies) to the Board or any of the Company’s stockholders regarding, or otherwise solicit, seek or offer to effect, or otherwise publicly disclose an intent to propose or enter into or agree to enter into, singly or with any other Person, directly or indirectly, to effect (A) any business combination, merger, tender offer, exchange offer or similar transaction (whether or not involving a Change of Control) involving the Company or any of its subsidiaries, or (B) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries; provided, however, that the Sinclair Parties and their Affiliates may privately communicate any such proposal or offer to the Company so long as such private communications do not trigger public disclosure obligations (including the filing of a Schedule 13D or Schedule 13G or any amendment to such a filing);

(ii)    form, join or participate in any Group with respect to the Common Stock other than forming, joining or participating in a group solely between or among (i) Sinclair HoldCo and some or all of the Stockholders or (ii) Sinclair HoldCo, some or all of the Stockholders and their Permitted Transferees with respect to any shares of Common Stock lawfully transferred to any such Permitted Transferee;

(iii)    enter, agree to enter, propose or offer to enter into any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries (unless such transaction is recommended by the Board);

(iv)    otherwise act with any Person, including by providing financing for another party, to seek to control the management, the Board or the policies of the Company (other than any appointment or removal of a Sinclair Designee);

(v)    acquire, agree or propose or offer to acquire (including through any hedging, swap or other similar transaction) directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) any Common Stock or securities that are convertible or exchangeable into (or exercisable for) Common Stock, other than (A) pursuant to a Permitted Transfer or (B) as a result of any stock split, reverse stock split, stock dividend, distributions, combinations, reclassifications or other similar transaction of voting securities of the Company;

(vi)    engage in any solicitation of proxies or written consents to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or knowingly assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in the rules under the Exchange Act;

(vii)    call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company or advise, encourage or influence any Person (other than its Affiliates and the other Sinclair Parties) with respect to the voting or disposition of any Common Stock (including in any “vote no,” “withhold” or similar campaign);

(viii)    seek, or encourage any Person, to submit nominations to the Board in furtherance of a “contested solicitation” for the election or removal of directors from the Board or seek or knowingly encourage the removal of any members of the Board or the election of any directors (other than nominees recommended by the Board);

(ix)    demand a copy of the Company’s list of stockholders, whether pursuant to Section 220 of the DGCL or pursuant to any other statutory right;

(x)    deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock (other than any such voting trust, arrangement or agreement solely among the Sinclair Parties that is otherwise in accordance with this Agreement);

(xi)    publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or enter into any negotiations, agreements or understandings with any Person with respect to any of the foregoing;

(xii)    publicly disclose, or take any action that would reasonably cause the public disclosure (including the filing of any document with the Commission or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to request that the Company or the Board waive, terminate or amend the restrictions in this Section 6(a); or

(xiii)    knowingly facilitate, encourage or assist any third party to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement, none of the Sinclair Parties shall be prohibited or restricted from: (A) communicating privately with the Board or any officer or director of the

Company regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any of the Sinclair Parties or their respective Affiliates, the Company or its Affiliates or any third party, subject in any case to any confidentiality obligations to the Company of any such director or officer and applicable Law, rules or regulations; (B) taking any action necessary to comply with any Law or any action required by any Governmental Authority or stock exchange that has, or may have, jurisdiction over any Sinclair Party, provided that a breach by such Sinclair Party of this Agreement is not the cause of the applicable requirement; (C) privately communicating to any Sinclair Family Member publicly available information regarding the Company, provided such communications are not otherwise reasonably expected to be publicly disclosed; (D) privately communicating to any Sinclair Family Member in a manner that otherwise does not violate the terms of this Agreement; or (E) publicly providing the information required by Item 5.02(a) of Form 8-K.

(b)    The provisions set forth in Section 6(a) shall not limit the actions of any Sinclair Designee in his or her capacity as a director of the Company (including receipt of any equity incentive or similar awards), recognizing that such actions are subject to such person’s fiduciary duties to the Company and its stockholders (it being understood and agreed that none of Sinclair HoldCo, the Stockholders, or any of their Affiliates shall seek to do indirectly through any Sinclair Designee any action that would be prohibited if done directly by Sinclair HoldCo, a Stockholder, or any of their respective Affiliates pursuant to this Section 6).

(c)    Other than with respect to Subject Shares that are not Restricted Shares, each of the Sinclair Parties represents and warrants to the Company that, as of the date hereof and as of the effectiveness of this Agreement, neither it, nor any of its Affiliates is engaged in any discussions or negotiations with any Person who is not a Sinclair Family Member, and neither it, nor any of its Affiliates has any agreements, arrangements, or understandings, written or oral, formal or informal, and whether or not legally enforceable with any Person who is not a Sinclair Family Member concerning the acquisition of Beneficial Ownership of any securities of the Company.

(d)    No later than ten (10) calendar days following the Closing (or such other date as required by applicable Law), Sinclair HoldCo shall file a Schedule 13D with the Commission with respect to the Company reporting the entry into this Agreement, responding to applicable items of Schedule 13D to conform to their obligations thereunder and appending or incorporating by reference this Agreement as an exhibit thereto. Sinclair HoldCo shall provide the Company and its counsel a reasonable opportunity to review and comment on the Schedule 13D prior to such filing, which comments shall be considered in good faith. During the term of this Agreement, each Sinclair Party shall file a Schedule 13D and any amendments to such Schedule 13D with the Commission as and when required by Law. Each Sinclair Party shall provide the Company and its counsel a reasonable opportunity to review and comment on any amendment to a Schedule 13D prior to such filing, which comments shall be considered in good faith, provided, however, that a Sinclair Party will not be required to provide amendments to such Schedule 13D for review by the Company and its counsel to the extent any such amendment solely relates to the disposition of Common Stock.

(e)    Notwithstanding the standstill restrictions in Section 6(a) or the restrictions set forth in Section 3 or Section 4, at any time during which the Company has executed and delivered a definitive agreement or during which there shall be pending a tender offer or exchange offer for Common Stock from a third party that has been approved or recommended by the Board, in each case with respect to a Change of Control (each, a “Pending Transaction”), the Sinclair Parties shall be free to Transfer Subject Shares without regard to the restrictions set forth in Section 3 or Section 4 and shall be entitled to take any Prohibited Actions solely to the extent relating to, or taken with respect to, the Pending Transaction, or any alternative transaction to the Pending Transaction. If the Pending Transaction and any other Change of Control transactions are abandoned prior to consummation, the standstill restrictions in Section 6(a) will be restored until they otherwise terminate on the Standstill Termination Date and the restrictions of Section 3 and Section 4 shall thereafter be applicable to future Transfers of Subject Shares by the Sinclair Parties until such restrictions terminate at the end of the Lock-up Period (with respect to Section 3) or the Sunset Date (with respect to Section 4).

Section 7.    Voting.

(a)    Subject to Section 6(a), each Sinclair Party may vote, grant a proxy to vote, or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote, grant a proxy to vote, or execute a written consent, as they may determine in their sole discretion, except with respect to the following matters:

(i)    with respect to each nominee for election to the Board, each Sinclair Party shall vote either (in such Sinclair Party’s sole discretion) (A) in accordance with the Board’s recommendation or (B) in the same proportion as the votes cast by stockholders of the Company who are not Sinclair Parties; and

(ii)    with respect to (A) the ratification of the appointment of the Company’s independent registered public accounting firm, (B) any “say-on-pay” proposal of the Company, (C) any stockholder proposal, or (D) any proposal related to an incentive compensation plan or material amendment thereof, in each case that is submitted to the Company’s stockholders for approval, each Sinclair Party shall vote, in each case, in accordance with the Board’s recommendation.

(b)    In furtherance of Section 7(a), each Sinclair Party shall be present in person or represented by execution and submission to the Company of the proxy card or voting instruction form solicited by the Company or the Board at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

(c)    A Sinclair Party shall be subject to the voting restrictions in Sections 7(a)(i) and (ii) until the date the Sinclair Parties are no longer entitled to designate any Sinclair Designee under Section 2(a).

(d)    For the avoidance of doubt, except for the voting restrictions applicable to Company proposals and specifically set forth above (excluding Section 7(a)(ii) that relates to stockholder proposals rather than Company proposals), the Sinclair Parties shall not be restricted, and shall be entitled to vote in their sole and absolute discretion, with respect to any proposal submitted by the Company to holders of voting securities of the Company, including matters related to amendments to the Company’s certificate of incorporation or bylaws; equity issuances requiring stockholder approval under applicable securities exchange listing requirements; mergers involving the Company; or a sale of all or substantially all of the Company’s assets.

Section 8.    Representations and Warranties.

(a)    The Company hereby represents and warrants to the other parties hereto as follows:

(i)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

(ii)    The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the other parties hereto and delivered by such parties, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms, subject to Equitable Exceptions.

(iii)    The execution, delivery and performance of this Agreement by the Company will not (a) conflict with or result in any breach of any provision of the Organizational Documents of the Company, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which the Company or any of its assets may be bound, (d) violate any Law applicable to the Company or (e) result in the creation or imposition of any Lien upon or with respect to any of the assets owned, leased or licensed by the Company, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on the Company.

(b)    Each Sinclair Party hereby represents and warrants to the Company as follows:

(i)    Such party, if a corporation, limited liability company or other legal entity, is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has the corporate, limited liability company or other legal power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

(ii)    Such party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such party and, when duly executed by the other parties hereto and delivered by such parties, shall constitute the legal, valid and binding obligations of such party, enforceable against such party, in accordance with its terms, subject to Equitable Exceptions.

(iii)    The execution, delivery and performance of this Agreement by such party will not (a) conflict with or result in any breach of any provision of the Organizational Documents of such party, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which such party or any of its assets may be bound, (d) violate any Law applicable to such party or (e), result in the creation or imposition of any Lien upon or with respect to any of the assets owned, leased or licensed by such party, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on such party.

(iv)    Such party, when taken together with the other Sinclair Parties and their Affiliates, has the ability to cause Sinclair HoldCo to take, or refrain from taking, the applicable actions as set forth herein.

Section 9.    Miscellaneous.

(a)    Term. This Agreement shall be effective upon the Closing and shall continue in effect until 11:59 p.m., Central time, on the date that the Sinclair Parties cease to Beneficially Own any Registrable Securities, except for those Sections of this Agreement that expire earlier in accordance with their respective terms; provided however, that notwithstanding any such termination, the terms of Sections 5(k) and 5(l) and this Section 9 (other than Section 9(q)) shall continue in full force and effect thereafter for a period of seven (7) years.

(b)    Confidentiality.

(i)    Each Sinclair Party agrees, and will require each of its Representatives including each Sinclair Designee, to agree, to hold in confidence and not use or disclose to any third party any non-public information provided by the Company or its Representatives to such Person in connection with its direct or indirect investment in the Company or the exercise of such Person’s rights under this Agreement (the “Confidential Information”); provided, however, “Confidential Information” does not include information or data that: (i) is or was independently developed by such Person or its Representatives without breaching this Agreement; (ii) was or is publicly available prior to the Closing Date or is or subsequently becomes publicly available other than as a result of a disclosure by such Person in breach of this Agreement; (iii) is or becomes available to such Person or its Representatives from a source other than the Company, provided that the source of such information was not known by such Person to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information; or (iv) was already in the possession of such Person or its Representatives at the time disclosed by the Company to such Person, provided that the source of such information was not known by such Person to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

(ii)    Notwithstanding the foregoing, in the event that any Sinclair Party or any of their respective Representatives are required by Law or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, each such party may disclose such Confidential Information, and only the portion of such Confidential Information, that, based on the advice of such party’s counsel, is required by Law to be disclosed, but only after providing the Company, to the extent practicable and not prohibited by Law, with prompt prior written notice to the Company so that the Company at the Company’s expense may seek to limit or eliminate such disclosure, including through the procurement of a protective order or other judicial remedy. Prior to disclosure of any Confidential Information in accordance with the preceding sentence, such party shall, at the Company’s request and sole expense, use commercially reasonable efforts to provide such cooperation to the Company as the Company shall reasonably request in order to limit or eliminate disclosure of any Confidential Information and shall, at the Company’s request and sole expense, use commercially reasonable efforts to obtain assurances from the Persons to whom such Confidential Information is disclosed that such Persons will afford such information confidential treatment.

(iii)    Nothing in this Agreement, including Section 9(b)(i), shall limit or restrict any Sinclair Designee in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities.

(iv)    The parties to this Agreement recognize that, in connection with their participation in any public offering of Registrable Securities, such parties and their authorized representatives have obligations and defenses under federal and state securities Laws, including with respect to complete and correct disclosure and obligations imposed by Law and by applicable standards of professional conduct. Accordingly, no party shall take any action, omit to take an action, or withhold a consent under this Section 9(b) that would prevent, limit or impair the ability of any other party to comply in full with such obligations or to demonstrate efforts undertaken for such defenses in connection with any claim, action or proceeding. Nothing in this Agreement, including this Section 9(b), shall be construed to require any party to commit or be subject to a violation of Law or to impede such party’s right or ability to report violations of Law, subject to the procedures in Section 9(b)(ii) if applicable.

(c)    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) the day after being sent by nationally recognized overnight courier, (iii) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses or emails (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(c)):

(i)    if to the Company or Sinclair HoldCo, at the address set forth in Section 10.1 of the BCA; and

(ii)    if to any other Stockholder or Holder, to the address or email of such Stockholder or Holder as is on file with the Company or as may be designated in writing by such Stockholder or Holder.

(d)    Entire Agreement. This Agreement, the BCA, and the other documents delivered at the Closing pursuant hereto or thereto (including the Exhibits and Schedules attached hereto and thereto), contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.

(e)    Expenses. Except as otherwise expressly provided in Section 5(k), the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement.

(f)    Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and Sinclair HoldCo; provided, however, that this Agreement may not be modified, amended, supplemented, canceled or discharged in a manner that is (i) disproportionately adverse to the rights of a Stockholder or Holder under this Agreement as compared to the other Stockholders or Holders or (ii) imposes an additional obligation upon any Stockholder or Holder, in either case, without the prior written consent of such Stockholder or Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.

(g)    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in Section 3(b) and this Section 9(g), this Agreement, the rights or obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. Notwithstanding anything in the foregoing to the contrary and subject to the restrictions in Section 3 and Section 4, the rights of a Holder pursuant to Section 5 with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations as specified in Section 5) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee, including any Permitted Transferee, of such Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement relating to Registrable Securities.

(h)    Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

(i)    Interpretation; Schedules.

(i)    Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation” or “but not limited to”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s), and (vii) all references to “$” in this Agreement shall be deemed references to United States dollars.

(ii)    Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all Exhibits,

Schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(iii)    The headings contained herein, and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules.

(iv)    This Agreement shall not be construed as if prepared by one of the parties hereto, but rather according to its fair meaning as a whole, as if all parties hereto had prepared it.

(j)    Governing Law; Interpretation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(k)    Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.

(i)    EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) COURT OF CHANCERY OF THE STATE OF DELAWARE AND (B) ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE (FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT). EACH PARTY HERETO AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING EITHER IN ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE. EACH PARTY HERETO WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY HERETO MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 9(C), HOWEVER, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(ii)    EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND

(II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) MAKES THIS WAIVER VOLUNTARILY, AND (IV) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(l)    Specific Performance.

(i)    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that any breach of this Agreement would not be adequately compensated by monetary damages and that, accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance when available pursuant to the terms of this Agreement to prevent or restrain breaches of this Agreement by such party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and agreements of such party under this Agreement in accordance with the terms of this Section 9(l). The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or other equitable relief, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties hereto have specifically bargained for the right to specific performance of the obligations hereunder, in accordance with the terms and conditions of this Section 9(l).

(ii)    All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law or equity. Each party hereto further agrees that (A) by seeking the remedies provided for in this Section 9(l), a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement or in the event that the remedies provided for in this Section 9(l) are not available or otherwise are not granted, and (B) the commencement of any Proceeding pursuant to this Section 9(l) or anything set forth in this Section 9(l) restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.

(iii)    Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(m)    Time. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(n)    Third Party Beneficiaries. Except as otherwise specifically set forth herein, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies, legal or equitable, hereunder, and no other Person other than the parties hereto shall be entitled to rely thereon.

(o)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy (including any applicable rules of the NYSE or the Commission), all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(p)    Assurances of Performance. Each of the Sinclair Parties shall use its commercially reasonable efforts to cause any Person it controls (as distinguished from the ability to influence) to comply with the terms of this Agreement applicable thereto (it being understood that such Sinclair Party shall be responsible to the Company for any breach of such terms by any such controlled Person).

(q)     Fully Diluted Basis. Upon the request of Sinclair HoldCo, the Company will provide an updated calculation of the Company’s outstanding shares of Common Stock on a Fully Diluted Basis as of the most recent practicable date. The Company’s obligation pursuant to this Section 9(q) shall terminate on the date that the Sinclair Parties cease to Beneficially Own any Registrable Securities.

(r)    Independent Nature of Sinclair Parties’ Obligations and Rights. The obligations of each Sinclair Party under this Agreement are several and not joint with the obligations of any other Sinclair Party, and no Sinclair Party shall be responsible in any way for the performance of the obligations of any other Sinclair Party under this Agreement. The waiver by the Company of performance under this Agreement by any Sinclair Party does not excuse performance by any other Sinclair Party. Nothing contained herein, and no action taken by any Sinclair Party pursuant hereto, shall be deemed to constitute the Sinclair Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sinclair Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Sinclair Party shall be entitled to independently protect and enforce its rights, including without limitation, its rights arising out of this Agreement, and it shall not be necessary for any other Sinclair Party to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Stockholders Agreement to be duly executed and delivered as of the day and year first above written.

HIPPO PARENT CORPORATION

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Stockholders Agreement to be duly executed and delivered as of the day and year first above written.

THE SINCLAIR COMPANIES

By:	/s/ Ross B. Matthews
Name: Ross B. Matthews
Title: Chief Operating Officer

COH REVOCABLE TRUST

By:	/s/ Carol Orme Holding
Name: Carol Orme Holding
Title: Trustee

ARTICLE VI EXEMPT MARITAL TRUST

By:	/s/ Carol Orme Holding
Name: Carol Orme Holding
Title: Trustee

ARTICLE VIII EXEMPT BYPASS TRUST

By:	/s/ Carol Orme Holding
Name: Carol Orme Holding
Title: Trustee

THE ANNE CAROL HOLDING 101 TRUST

By:	/s/ Anne Carol Holding
Name: Anne Carol Holding
Title: Trustee

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THE ANNE CAROL HOLDING TRUST

By:	/s/ Anne Carol Holding
Name: Anne Carol Holding
Title: Trustee

MONTECITO TRUST

By:	/s/ Kathleen Marie Holding
Name: Kathleen Marie Holding
Title: Co-Trustee

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

NO NAME TRUST 1

By:	/s/ Kathleen Marie Holding
Name: Kathleen Marie Holding
Title: Co-Trustee

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

LITTLE MONTECITO TRUST

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

By:	/s/ Meagan Kathleen Matthews
Name: Meagan Kathleen Matthews
Title: Co-Trustee

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

NO NAME TRUST 2

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

By:	/s/ Daniel Ross Matthews
Name: Daniel Ross Matthews
Title: Co-Trustee

THE HOLDING FAMILY IRREVOCABLE TRUST

By:	/s/ Christine S. Holding
Name: Christine S. Holding
Title: Trustee

By:	/s/ Kathleen Marie Holding
Name: Kathleen Marie Holding

By:	/s/ Christian E. Peterson
Name: Christian E. Peterson

By:	/s/ Lara Anne Martinez
Name: Lara Anne Martinez

By:	/s/ Carol Chase Giroux
Name: Carol Chase Giroux

By:	/s/ Jennie Peterson
Name: Jennie Peterson

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

By:	/s/ Lauren Christine Holding
Name: Lauren Christine Holding

By:	/s/ Dallin Richards Holding
Name: Dallin Richards Holding

By:	/s/ Catherine Lucille Holding Didier
Name: Catherine Lucille Holding Didier

By:	/s/ Clayton Stephen Holding
Name: Clayton Stephen Holding

By:	/s/ David Earl Holding
Name: David Earl Holding

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

SCHEDULE I

1.	COH Revocable Trust

2.	Article VI Exempt Marital Trust

3.	Article VIII Exempt Bypass Trust

4.	The Anne Carol Holding 101 Trust

5.	The Anne Carol Holding Trust

6.	Montecito Trust

7.	No Name Trust 1

8.	Little Montecito Trust

9.	No Name Trust 2

10.	The Holding Family Irrevocable Trust

11.	Kathleen Marie Holding

12.	Christian E. Peterson

13.	Lara Anne Martinez

14.	Carol Chase Giroux

15.	Jennie Peterson

16.	Lauren Christine Holding

17.	Dallin Richards Holding

18.	Catherine Lucille Holding Didier

19.	Clayton Stephen Holding

20.	David Earl Holding

EXHIBIT A

Fully Diluted Basis

Hippo Parent Corporation Diluted Share Count

as of July 31, 2021

Common Outstanding	162,490,166
RSUs	1,831,007
PSUs	600,106
Vested Yet to be Awarded	7,697

Total Diluted Share Count	164,928,976

EXHIBIT B

Prohibited Transferees

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBIT C

Director Qualifications

Characteristics expected of all directors include integrity, exceptional talent and judgment, and the ability and willingness to commit adequate time to the Board. In evaluating the suitability of individual board members, the Nominating Committee takes into account many factors, including the candidate’s independence, the skills enumerated in the Director Skills and Experience Matrix (as further described below), knowledge of the communities in which the Company does business, the Company’s industry, or other industries relevant to the Company’s business or other organizations of comparable size; and personal qualities, such as background and reputation.

The experience, skills and qualifications included in the Company’s Director Skills and Experience Matrix as of the date of this Agreement are as follows:

•	Executive / CEO Leadership

•	Public company board service / governance

•	Financial expertise

•	M&A and capital markets expertise

•	Industry background and operations management

•	Marketing and sales experience

•	International experience

•	Risk management

•	Human Resources and compensation

•	Health, safety and environmental

•	Legal and regulatory

EXHIBIT D

Form of Joinder Agreement

This JOINDER AGREEMENT (“Joinder”), dated [                    ], is executed by [                    ] (the “Transferee”) and by [                    ] (the “Transferor”) pursuant to the terms of the Stockholders Agreement, dated as of [                    ], 2021 (the “Stockholders Agreement”), by and among Hippo Parent Corporation, a Delaware corporation (the “Company”), The Sinclair Companies, a Wyoming corporation (“Sinclair HoldCo”), and each other stockholder set forth on Schedule I thereto, as may be amended from time to time (each, together with Sinclair HoldCo, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Stockholders Agreement.

1.

Acknowledgements. Transferee and Transferor each acknowledge that Transferee is acquiring Subject Shares (the “Transferred Shares”) from Transferor and that it is a condition precedent to such Transfer that the Transferee execute a Joinder to the Stockholders Agreement.

2.	Permitted Transferee. Transferor and Transferee each confirm to the Company that Transferee is a Permitted Transferee.

3.

Agreement. Transferee acknowledges receipt of a copy of the Stockholders Agreement and agrees that it shall be fully bound by and subject to the terms of this Joinder and the Stockholders Agreement as a [Stockholder/Holder] thereunder.

4.	Notice. Any notice required or permitted to be given by the Stockholders Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

TRANSFEROR:
[ ]

By:
Name:
Title:

TRANSFEREE:
[ ]

Name:
Title:

Address for notices:

EXHIBIT E

Underwriters

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBIT F

Form of Representation Letter

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Annex C

OPINION OF CITIGROUP GLOBAL MARKETS INC.

August 1, 2021

The Board of Directors

HollyFrontier Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to HollyFrontier Corporation (“HollyFrontier”) of the New Parent Base Stock Amount (defined below) to be paid for the Sinclair Downstream Business (defined below) pursuant to the terms and subject to the conditions set forth in a Business Combination Agreement (the “Agreement”) proposed to be entered into among Hippo Holding LLC (“Sinclair NewCo”), The Sinclair Companies, the sole member of Sinclair NewCo (“Sinclair HoldCo”), HollyFrontier, Hippo Parent Corporation, a newly formed wholly-owned subsidiary of HollyFrontier (“New Parent”), and Hippo Merger Sub, Inc. a newly formed wholly owned subsidiary of New Parent (“Merger Sub”). As more fully described in the Agreement, HollyFrontier will, through New Parent, acquire the refining and marketing business of Sinclair HoldCo and certain of its affiliates by acquiring Sinclair NewCo, which will own Sinclair Oil Corporation (“Sinclair Oil”) and Wyoming Renewable Diesel Company LLC and certain related entities (such business, collectively with Sinclair NewCo and such other entities, the “Sinclair Downstream Business”), which acquisition will be effected through (i) the merger of Merger Sub with and into HollyFrontier (the “Merger”), with HollyFrontier as the surviving entity, pursuant to which each outstanding share of the common stock, par value $0.01 per share of HollyFrontier (“HollyFrontier Common Stock”) will be converted into one share of the common stock, par value $0.01 per share, of New Parent (“New Parent Common Stock”), and (ii) the contribution by Sinclair HoldCo of all limited liability company interests of Sinclair NewCo to New Parent (the “Sinclair Contribution” and, together with the Merger, the “Transaction”) in exchange for an aggregate of 60,230,036 shares of New Parent Common Stock (the “New Parent Base Stock Amount”) and cash, if applicable, subject to certain adjustments (as to which we express no opinion) based on specified levels of certain financial items relating to the Sinclair Downstream Business and/or in the event of a potential divestiture by HollyFrontier as set forth in the Agreement.

For purposes of our analyses and opinion, we evaluated New Parent Common Stock issuable in the Transaction as if, as contemplated by the Agreement, it were HollyFrontier Common Stock and, at your direction, (i) we have assumed that cash consideration (if any) payable in the Transaction will be offset by an equivalent available cash amount in the Sinclair Downstream Business to be acquired in connection with the Transaction, and (ii) we have evaluated HollyFrontier without giving effect to any potential divestiture by HollyFrontier given the uncertainty as to the timing, terms and consummation of any such divestiture.

We understand that, prior to consummation of the Transaction, (i) Sinclair HoldCo and certain of its affiliates will effect various company restructuring transactions involving, among other things, the transfer of specified assets to, and assumption of related liabilities by, Sinclair HoldCo or certain of its affiliates that are unrelated to the Sinclair Downstream Business as contemplated by the Agreement, and (ii) as a condition to the consummation of the Transaction, among other things, Holly Energy Partners, L.P., an affiliate of HollyFrontier, will acquire the pipeline and terminal midstream assets of Sinclair HoldCo and its subsidiaries (the “Sinclair Midstream Acquisition” and, the transactions described in clauses (i) and (ii) above, together with the other transactions contemplated by the Agreement (other than the Transaction), the “Related Transactions”). The terms and conditions of the Transaction and the Related Transactions are more fully set forth in the Agreement and related documents.

The Board of Directors

HollyFrontier Corporation

August 1, 2021

In arriving at our opinion, we reviewed a draft, provided to us on August 1, 2021, of the Agreement, which we have been advised by representatives of HollyFrontier is in substantially final form, and held discussions with certain senior officers, directors and other representatives and advisors of HollyFrontier and certain senior officers and other representatives and advisors of Sinclair HoldCo concerning the Sinclair Downstream Business and HollyFrontier and their respective operations and prospects. We reviewed certain publicly available and other business and financial information relating to the Sinclair Downstream Business and HollyFrontier provided to or discussed with us by the managements of Sinclair HoldCo and HollyFrontier, including certain financial forecasts and other information and data relating to the Sinclair Downstream Business and HollyFrontier prepared by the management of HollyFrontier, certain publicly available future commodity price estimates and assumptions reviewed and discussed with such management and certain information and data provided to or discussed with us by such management relating to potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from the Transaction and the Related Transactions. We also reviewed the financial terms of the Transaction as set forth in the Agreement in relation to, among other things: current and historical market prices of HollyFrontier Common Stock; the financial condition and certain historical and projected financial and operating data of the Sinclair Downstream Business and HollyFrontier; and the capitalization of Sinclair NewCo, HollyFrontier and New Parent. We analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of the Sinclair Downstream Business and HollyFrontier and we also analyzed, to the extent publicly available, financial terms of certain other transactions which we considered relevant in evaluating the Transaction. We also reviewed certain potential pro forma financial effects of the Transaction on HollyFrontier utilizing the financial forecasts and other information and data relating to the Sinclair Downstream Business and HollyFrontier and the potential cost savings, strategic implications and financial and operational benefits referred to above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements and other representatives of HollyFrontier and Sinclair HoldCo that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data that we have been directed to utilize in our analyses, we have been advised and we have assumed, with your consent, that such financial forecasts and other information and data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of HollyFrontier as to, and are a reasonable basis upon which to evaluate, the future financial performance of the Sinclair Downstream Business and HollyFrontier, the potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from, and other potential pro forma financial effects of, the Transaction and the Sinclair Midstream Acquisition and the other matters covered thereby. With respect to future commodity price estimates and assumptions that we have been directed to utilize in our analyses, we have assumed, with your consent, that they are a reasonable and appropriate basis upon which to evaluate the matters covered thereby. We have assumed, with your consent, that there have been no material changes in the assets, liabilities, financial condition, results of operations or prospects of the Sinclair Downstream Business since the dates on which the most recent financial statements or other information (financial or otherwise) relating to the Sinclair Downstream Business were made available to us. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or

The Board of Directors

HollyFrontier Corporation

August 1, 2021

discussed with us and we have assumed, with your consent, that the financial results, including with respect to potential cost savings, strategic implications and financial and operational benefits, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.

We have relied, at your direction, upon the assessments of the management of HollyFrontier as to, among other things, (i) the Related Transactions, including with respect to the timing thereof and financial and other terms involved, (ii) the potential impact on the Sinclair Downstream Business and HollyFrontier of macroeconomic, geopolitical, market, competitive, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the petroleum refining and marketing industry, including with respect to the geographic regions in which the Sinclair Downstream Business and HollyFrontier operate, environmental regulations, impacts of low-carbon fuel standard programs and federal renewable fuel standards obligations, commodity and raw materials pricing, and supply and demand for crude oil, refined and finished lubricant products, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (iii) matters relating to pending acquisitions, including the financial and other terms involved and integration and continuing obligations (if any), and potential divestitures of HollyFrontier, (iv) implications for the Sinclair Downstream Business and HollyFrontier of the global COVID-19 pandemic, (v) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, vendors, distributors, joint venture partners, derivatives counterparties and other commercial relationships of, the Sinclair Downstream Business and HollyFrontier, and (vi) the ability of HollyFrontier to integrate the operations of the Sinclair Downstream Business and HollyFrontier and to realize the potential cost savings, strategic implications and financial and operational benefits as contemplated. We have assumed, with your consent, that there will be no developments with respect to any such matters, or any adjustments to the New Parent Base Stock Amount, that would have an adverse effect on the Sinclair Downstream Business, HollyFrontier, New Parent, the Transaction (including the contemplated benefits thereof) or the Related Transactions or that otherwise would be meaningful in any respect to our analyses or opinion.

We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity nor have we made any physical inspection of the properties or assets of the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity. We have not evaluated the solvency or fair value of the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent or other orders or investigations or the potential impact thereof on the Sinclair Downstream Business, HollyFrontier, New Parent or any other business or entity, the Transaction or the Related Transactions. We also have assumed, with your consent, that all transition services and other contractual arrangements and all assets, properties and rights necessary for the operation of the Sinclair Downstream Business will be acquired and retained, appropriate indemnification arrangements or other provisions have been or will be made relating to, and that there are no undisclosed liabilities of, the Sinclair Downstream Business, and that Sinclair NewCo, HollyFrontier and New Parent will not directly or indirectly incur any liabilities or other obligations that are contemplated to be assumed or retained directly or indirectly by Sinclair HoldCo in connection with the Transaction or the Related Transactions or otherwise.

We have assumed, with your consent, that the Transaction and the Related Transactions will be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other

The Board of Directors

HollyFrontier Corporation

August 1, 2021

requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Transaction, the Related Transactions or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on the Sinclair Downstream Business, HollyFrontier, New Parent, the Transaction (including the contemplated benefits thereof) or the Related Transactions or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes and that the Transaction and related transactions will otherwise qualify for the intended tax treatment contemplated by the Agreement. Representatives of HollyFrontier have advised us, and we further have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We are not expressing any view or opinion as to the actual value of New Parent Common Stock when issued or the securities of HollyFrontier or Sinclair NewCo when exchanged in connection with the Transaction or the Related Transactions or the prices at which New Parent Common Stock or the securities of HollyFrontier or Sinclair NewCo will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction or the Related Transactions. We are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Transaction, the Related Transactions or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Sinclair Downstream Business, HollyFrontier, New Parent, the Transaction (including the contemplated benefits thereof) or the Related Transactions, and we have relied, with your consent, upon the assessments of representatives of HollyFrontier as to such matters.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to HollyFrontier of the New Parent Base Stock Amount (to the extent expressly specified herein), and does not address any Related Transactions (including, without limitation, any consideration payable in the Sinclair Midstream Acquisition relative to the New Parent Base Stock Amount or otherwise) or any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction or the Related Transactions, any adjustments to the New Parent Base Stock Amount, or any terms, aspects or implications of any stockholders’ agreement, transition services agreement, reorganization agreement, midstream contribution agreement, indemnification arrangements or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction, any Related Transactions or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of HollyFrontier or its affiliates to effect or enter into the Transaction or the Related Transactions, the relative merits of the Transaction or the Related Transactions as compared to any alternative business strategies that might exist for HollyFrontier or its affiliates or the effect of any other transaction which HollyFrontier or its affiliates might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Transaction or the Related Transactions, or any class of such persons, relative to the New Parent Base Stock Amount or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, the industry in which the Sinclair Downstream Business and HollyFrontier operate (including commodity prices related to such industry) and the securities of HollyFrontier have experienced and may continue to experience volatility and disruptions, including from the COVID-19 pandemic, and we express no view or opinion as to any potential effects of such volatility or

The Board of Directors

HollyFrontier Corporation

August 1, 2021

disruptions on the Sinclair Downstream Business, HollyFrontier, New Parent, the Transaction (including the contemplated benefits thereof) or the Related Transactions.

Citigroup Global Markets Inc. has acted as a financial advisor to HollyFrontier in connection with the proposed Transaction and will receive a fee for such services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Transaction. HollyFrontier also has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.

As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to HollyFrontier and/or certain of its affiliates unrelated to the proposed Transaction, for which services we and our affiliates have received and expect to receive compensation, including, during the approximately past two years, having acted or acting as (i) a lead or joint bookrunning manager in connection with certain debt offerings of HollyFrontier and certain of its affiliates, and (ii) a joint lead arranger, co-documentation agent and letter of credit issuer for, and as a lender under, a credit facility of HollyFrontier. Although we and our affiliates have not provided investment banking, commercial banking or other similar financial services in the past two years to Sinclair Oil for which we or our affiliates have received or expect to receive compensation, we and our affiliates may provide such services to Sinclair Oil, Sinclair HoldCo and/or certain of their respective affiliates in the future, for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of HollyFrontier, New Parent, Sinclair NewCo, Sinclair HoldCo and/or their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with HollyFrontier, New Parent, Sinclair NewCo, Sinclair HoldCo and/or their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of HollyFrontier (in its capacity as such) in its evaluation of the proposed Transaction. Our opinion is not intended to be and does not constitute a recommendation as to how the Board of Directors of HollyFrontier or any securityholder should vote or act on any matters relating to the proposed Transaction or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the New Parent Base Stock Amount to be paid for the Sinclair Downstream Business is fair, from a financial point of view, to HollyFrontier.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Annex D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HIPPO PARENT CORPORATION

Hippo Parent Corporation., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Hippo Parent Corporation.

The date of filing its original Certificate of Incorporation with the Secretary of State was July 30, 2021.

2. This Amended and Restated Certificate of Incorporation has been duly adopted and ratified in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates and amends the text of the Certificate of Incorporation as amended, supplemented and restated heretofore, to read in its entirety as follows:

ARTICLE FIRST: The name of the Corporation shall be Hippo Parent Corporation.

ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware is at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at that address is The Corporation Trust Company.

ARTICLE THIRD: The Corporation may engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Twenty Five Million (325,000,000) shares, of which Five Million (5,000,000) shares having par value of One Dollar ($1.00) each, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be Preferred Stock, and of which Three Hundred Twenty Million (320,000,000) shares having par value of One Cent ($0.01) each, amounting in the aggregate to Three Million Two Hundred Thousand Dollars ($3,200,000), shall be Common Stock.

The designations and the powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof shall be determined as follows:

PREFERRED STOCK, $1.00 par value

Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which cumulative preferred dividends, if any, shall be cumulative. For each such series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the rights, preferences, limitations and restrictions of shares of such series, including, without limitation, rights, or limitations with respect to voting powers, if any, redemption rights, if any, conversion rights, if any, dividend rights and any preferences on liquidation.

COMMON STOCK, $.01 par value

Subject to any preferences, qualifications, limitations, voting rights and restrictions with respect to each class of the capital stock of the Corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the Corporation.

No holder of stock of any class of the Corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional shares of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other evidences of indebtedness convertible into or exchangeable for stock, but all such new or additional shares of stock of any class, or bonds, debentures or other evidences of indebtedness convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in its absolute discretion may deem advisable. Except as expressly provided elsewhere in this Article Fourth, no vote of holders of Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions contained herein.

ARTICLE FIFTH: The number of directors of the Corporation shall be fixed time to time by or in the manner provided for in the By-Laws but shall never be less than three. In case of any increase in the number of directors, the additional directors may be elected by the directors then in office or by the stockholders at any annual or special meeting. Election of directors need not be by written ballot.

ARTICLE SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, and repeal the By-Laws of the Corporation.

The By-Laws may confer powers on the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred by statute.

ARTICLE SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of such director’s duty as a director, except that a director shall remain liable to the extent provided by law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or deletion of this Article shall impair the immunity of any person under this Article for any act or omission occurring prior to the effectiveness of such amendment or deletion.

The Corporation shall indemnify to the fullest extent authorized by law (as now or hereafter in effect), and shall advance expenses to, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was, at the request of the Corporation, serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or deletion of this Article shall impair the immunity of any person under this Article for any act or omission occurring prior to the effectiveness of such amendment or deletion.

ARTICLE EIGHTH: A director of this Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser, or otherwise, nor in the absence of fraud, shall any transaction or contract of this Corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member or an employee or any corporation of which any director is an officer, director, stockholder, or employee is in any way interested in such transaction or contract, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate the Corporation upon such contract or transaction, and, in the absence of fraud, no director or directors having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction, nor, in the absence of fraud, shall any such director or directors be accountable for any gains or profits realized thereon.

ARTICLE NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a matter as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, said Hippo Parent Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed by [●], its [●], this [●] day of [●], [●].

HIPPO PARENT CORPORATION

By:	/s/
Name:
Title:

Annex E

AMENDED AND RESTATED BY-LAWS OF

HIPPO PARENT CORPORATION

EFFECTIVE AS OF [●], 2021

ARTICLE I

OFFICES

The principal office of Hippo Parent Corporation (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

The Corporation may, in addition to its principal office in the State of Delaware, establish and maintain an office or offices at such other places as the Board of Directors of the Corporation (the “Board”) may from time to time deem necessary or desirable.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 1. Place of Meetings. The annual meeting of the stockholders for the election of directors and any special meetings of stockholders shall be held at such time and place as shall be stated in the notice of such meeting.

Section 2. Annual Meetings.

(a) The annual meeting of the stockholders for the election of directors and for the transaction of any other business properly presented for action at such meeting shall be held on the second Thursday in May of each year or on such other day as may be fixed by resolution of the Board; provided, however, that if the Board deems it impracticable to hold the meeting on the date originally determined, such annual meeting of the stockholders shall be held as soon as practicable after such date on a date to be specified in a resolution of the Board.

(b) An annual meeting of the stockholders may be adjourned by the Chairman (or other presiding officer at an annual meeting of the stockholders) for any reason (including, if the Chairman or other presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the Chairman or other presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

(c) At an annual meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting of the stockholders (i) by, or at the direction of, the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2 or, with respect to the election of directors, Article III, Section 12 of these By-Laws (and, as applicable with respect to a Proxy Access Notice, Section 2(d) of these By-Laws). For a proposal to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice for a stockholder proposal (other than a director nomination) must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, however, if no annual meeting of the stockholders was held in the previous year, or if the date of the applicable annual meeting of the stockholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, a stockholder’s notice for a stockholder proposal (other than a director nomination) must be received by the Secretary not less than 90 days nor more than 120 days prior to such annual meeting of the stockholders date or, if the public disclosure of such annual meeting is less than 100 days prior to the date of such annual meeting of the stockholders, a stockholder’s notice for a stockholder proposal (other than a director nomination) must be received by the Secretary no later than the seventh day following the day on which the public disclosure of the date of such meeting was made. In no event shall any adjournment or postponement of an annual meeting of the stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these By-laws, “public disclosure” means the disclosure in a press release reported by the Business Wire, Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (such act, as amended, or any successor provision thereto, and the rules and regulations promulgated thereunder, the “Exchange Act”). In addition, in order to be considered timely, any information required by this Section 2(c) to be provided to the Corporation must be supplemented (by delivery to the Secretary): (1) no later than ten (10) days following the record date for the applicable meeting or any adjournment or postponement thereof, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the meeting or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any stockholder or other person to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and or resolutions proposed or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these By-Laws. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of the stockholders:

(i)

a brief description of the proposal desired to be brought before the annual meeting of the stockholders, including the complete text of any resolutions intended to be submitted at the annual meeting of the stockholders and the reasons for conducting such business at the annual meeting of the stockholders;

(ii)	the name and address, as they appear on the Corporation’s books, of the stockholder proposing such matter and any Stockholder Associated Person;

(iii)

the class and number of shares of the Corporation’s stock which are, directly or indirectly, held of record or beneficially owned by the stockholder on the date of such stockholder’s notice and by any Stockholder Associated Person on the date of such stockholder’s notice, the dates on which such stockholder or Stockholder Associated Person acquired such securities and documentary evidence of such record or beneficial ownership;

(iv)	any interest of the stockholder or any Stockholder Associated Person in such proposal;

(v)

a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (a) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (b) such interest is required to be, or is capable of being, settled through delivery of such security or (c) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (v) being a “Derivative Interest”);

(vi)

the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (a) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (b) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (c) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation or any business proposed by the stockholder or (d) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (vi) being a “Voting Agreement”);

(vii)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder or Stockholder Associated Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(viii)

any equity interests, Derivative Interests, Short Interests and in any principal competitor of the Corporation held by such stockholder or Stockholder Associated Person and any direct or indirect interest of such stockholder or Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(ix)

details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or any security of the Corporation (including, without limitation, any rights to dividends or performance related fees based on any increase or decrease in the value of such security or Derivative Interests) (collectively, “Other Interests”);

(x)

a description of all economic terms of all such Derivative Interests, Voting Agreements, Short Interests or Other Interests and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement, Short Interest or Other Interest;

(xi)

a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests, Voting Agreements or Other Interests within the six month period prior to the date of the notice;

(xii)

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder or Stockholder Associated Person;

(xiii)	any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act; and

(xiv)

a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such annual meeting of the stockholders and intends to appear in person or by proxy at the annual meeting of the stockholders to propose such business.

In addition, a stockholder seeking to submit such proposal at the meeting shall promptly provide any other information reasonably requested by the Corporation.

“Stockholder Associated Person” of any stockholder means:

(i)	any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder;

(ii)	any affiliates or associates of such stockholder or any beneficial owner described in clause (i); and

(iii)

each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

(d)

(i)

Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy statement for an annual meeting of the stockholders held after the 2021 annual meeting of the stockholders the name, together with the Required Information (as defined below), of qualifying person(s) nominated for election (the “Stockholder Nominee”) to the Board by an eligible stockholder or eligible group of stockholders that satisfy the requirements of this Section 2(d), including qualifying as an Eligible Stockholder (as defined in subsection (v) below) and that expressly elects at the time of providing the written notice required by this Section 2(d) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2(d). For the purposes of this Section 2(d):

(A)

“Constituent Holder” shall mean any stockholder, fund included within a Qualifying Fund (as defined in subsection (v) below) or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares (as defined in subsection (v) below) or qualifying as an Eligible Stockholder (as defined in subsection (v) below); and

(B)

a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of voting stock as to which the stockholder (or such Constituent Holder) itself possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or

Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliates’) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliates). For purposes of this Section 2(d), a stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 2(d), a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than five (5) business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder; provided that in the case of loaned shares, such shares are recalled either (i) no later than the final date when a Proxy Access Notice pursuant to this Section 2(d) may be timely delivered to the Secretary or (ii) upon the request of the Corporation following the Corporation’s indication to the Eligible Stockholder that its nominee(s) will be included in the Corporation’s proxy statement subject to the terms herein; provided that, in either such case where the shares are recalled in accordance with the foregoing, such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting of the stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(ii)

For purposes of this Section 2, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under Regulation 14A under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 2(d)(vii) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(iii)

To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the Corporation’s proxy statement was released to stockholders for the preceding year’s annual meeting of the stockholders. In no event shall the public announcement of an adjournment or postponement of a stockholders’ meeting (or such adjournment or postponement) commence a new time period for the giving of a Proxy Access Notice.

(iv)

The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2(d) but either are subsequently withdrawn or that the board of directors decides to nominate as board of directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of the stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2(d) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number available for proxy access candidates shall be reduced by:

(A)

the number of such director candidates for which the Corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to Article III, Section 12 of these By-laws;

(B)

the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting of the stockholders as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (B) who at the time of such annual meeting of the stockholders will have served as a director continuously, as a nominee of the Board, for at least two (2) terms; and

(C)

the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting of the stockholders for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2(d), other than any such director referred to in this clause (C) who at the time of such annual meeting of the stockholders will have served as a director continuously, as a nominee of the Board, for at least two (2) terms;

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting of the stockholders as noticed by the Corporation and in the event the Board resolves to reduce the size of the Board effective on or prior to the date of the annual meeting of the stockholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2(d) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 2(d) for an annual meeting of the stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v)

An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2(d), and as of the record date for determining stockholders eligible to vote at the annual meeting of the stockholders, at least three percent (3%) of the aggregate voting power of the voting stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of the stockholders; provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2(d); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2(d). No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2(d)(v) (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2(d)(v), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if, and only if, the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(vi)

No later than the final date when a Proxy Access Notice pursuant to this Section 2(d) may be timely delivered to the Secretary, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary:

(A)	with respect to each Constituent Holder, the name and address of, and number of shares of voting stock owned by, such person;

(B)

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(1)

within ten (10) days after the record date for the annual meeting of the stockholders, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(2)	immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of the stockholders;

(C)	the information contemplated by Article III, Section 12 of these By-laws (with references to a “stockholder” therein to include such Eligible Stockholder (including each Constituent Holder));

(D)	a representation that such person:

(1)	acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not have any such intent;

(2)

has not nominated and will not nominate for election to the Board at the annual meeting of the stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2(d);

(3)

has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of the stockholders other than its Stockholder Nominee(s) or a nominee of the Board;

(4)	will not distribute to any stockholder any form of proxy for the annual meeting of the stockholders other than the form distributed by the Corporation; and

(5)

will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2(d);

(E)

in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(F)	an undertaking that such person agrees to:

(1)

assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation;

(2)	promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(3)

file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting of the stockholders at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Section 2(d) may be delivered to the Corporation, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 2(d) to be provided to the Corporation must be supplemented (by delivery to the Secretary): (1) no later than ten (10) days following the record date for the applicable annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting of the stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these By-Laws.

(vii)

The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2(d) is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of the stockholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2(d), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(viii)	No later than the final date when a nomination pursuant to this Section 2(d) may be delivered to the Corporation, each Stockholder Nominee must:

(A)	provide the completed and signed questionnaire, representation and agreement required by Article III, Section 12 of these By-Laws;

(B)

provide an executed agreement, in a form deemed satisfactory by the board of directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and intends to serve as a director of the Corporation for the entire term if elected;

(C)	complete, sign and submit all questionnaires, representations and agreements required by these By-Laws or of the Corporation’s directors generally; and

(D)

provide such additional information as necessary to permit the Board to determine: (a) if any of the matters referred to in Section 2(d)(x) below apply; (b) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to any publicly disclosed corporate governance guideline or committee charter of the Corporation; or (c) if such Stockholder Nominee is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-laws) available to the Corporation relating to any such defect.

(ix)

Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of the stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting of the stockholders or (2) does not receive votes cast in favor of the Stockholder Nominee’s election of at least twenty (20) percent of the shares represented in person or by proxy at the annual meeting of the stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 2(d) for the next two (2) annual meetings of the stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of the stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2(d) or any other provision of these By-Laws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of the stockholders, will not be eligible for election at the relevant annual meeting of the stockholders.

(x)

The Corporation shall not be required to include, pursuant to this Section 2(d), a Stockholder Nominee in its proxy materials for any annual meeting of the stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(A)

who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards or policies used or adopted by the Board in determining and disclosing independence of the Corporation’s directors;

(B)

whose service as a member of the Board would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(C)

who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(D)

if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2(d) or any agreement, representation or undertaking required by this Section 2(d) or Article III, Section 12 of these By-Laws; or

(E)

if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting of the stockholders.

Clauses (A), (B), and (C) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (D), will result in the exclusion from the proxy materials pursuant to this Section 2(d) of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (E) and, to the extent related to a breach or failure by an Eligible Stockholder (or any

Constituent Holder), clause (D) will result in the voting stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2(d) of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of the stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(e) Except as otherwise provided by law, at any time following the Corporation’s receipt of a proposal, the Chairman (or other presiding officer at an annual meeting of the stockholders) shall have the power to determine whether any matter proposed to be brought before the annual meeting of the stockholders was proposed in accordance with the notice procedures set forth in this Section 2 and if any proposal is not in compliance with this Section 2, the Chairman (or such other presiding officer) may exclude such proposal from the annual meeting of the stockholders.

(f) Notwithstanding the foregoing provisions of this Section 2, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule l4a-8 of Regulation 14A under the Exchange Act.

(g) In the event a proposal is presented for action at such annual meeting of the stockholders which, in the opinion of the ranking executive officer of the Corporation attending such meeting, requires the giving of prior notice of such business to stockholders, no action shall be taken on such proposal at such meeting unless and until proof of timely and adequate notice of such proposal shall have been filed with and accepted by the ranking executive officer of the Corporation attending such meeting.

Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chief Executive Officer, and shall be called by the Chairman, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary, at the request in writing of a majority of the Board, or of a majority of the Executive Committee, or of stockholders owning a majority of the outstanding shares having voting power. Such request shall state the purpose or purposes of the proposed meeting. At any special meeting of the stockholders, only such nominations or business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 4. Notice. Notice of all stockholders’ meetings stating the time and place, and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote at such meeting not less than 30 nor more than 60 days before the meeting of stockholders is to be held, unless the stockholder’s meeting is called by the Chairman, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation, at the request in writing of a majority of the Board, in which case such notice shall be delivered not less than 10 nor more than 60 days before the meeting of stockholders is to be held. If mailed, notice shall be directed to the stockholder at his last known post office address as the same appears on the stock records of the Corporation.

Section 5. Proxies. At any meeting of the stockholders, each stockholder entitled to vote may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Each proxy either (a) shall be authorized in writing, subscribed by the stockholder or his duly authorized attorney, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting, or (b) shall be authorized by means of an electronic transmission as permitted by law and shall be filed in accordance with the procedure established for the meeting.

Section 6. Quorum. At any annual or special meeting of stockholders a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as otherwise provided by law, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

Section 7. Voting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him and registered in his name on the books of the Corporation (a) on such date as may be fixed pursuant to Article VIII of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or (b) in the event that no record date shall have been so fixed, on the date of such meeting; provided, however, that, except where a record date shall have been so fixed, no share of stock of the Corporation shall be voted at any election of directors which shall have been transferred on the books of the Corporation within 20 days prior to such election of directors.

The vote for directors and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. Except as otherwise provided by law or the Certificate of Incorporation or these By-Laws, and except for the election of directors (which shall be governed by Article III, Section 7 of these By-Laws), each question properly presented to any meeting of stockholders shall be decided by a majority of the votes cast on the question entitled to vote thereon. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at any meeting of stockholders shall be announced at the meeting by the Chairman (or other presiding officer of the Corporation).

Section 8. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared and filed in the office where the election is to be held at least 10 days before every election, and shall at all times during the usual hours for business during the said 10 days and during the whole time of said election be open to the examination of any stockholder.

Section 9. Judges of Election. Whenever a vote at a meeting of stockholders shall be by ballot, the polls shall be opened and closed, the proxies and ballots shall be received, and all questions pertaining to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by one or more Judges of Election. Such Judge(s) of Election shall be appointed by the Board before or at the meeting, or in default thereof, by the officer presiding at the meeting, and shall be sworn to the faithful performance of their duties. If any Judge of Election previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

Section 10. Consent Notice. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. Such notice shall include the items required to be included in a stockholder notice delivered pursuant to the Article II, Section 2(c) or Article III, Section 12, as applicable (including, in the case of a proposed action by written consent to elect directors, the written questionnaire and representation and agreement required pursuant to Article III, Section 12). The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings for stockholder meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

ARTICLE III

DIRECTORS

Section 1. Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the property, business and affairs of the Corporation shall be managed by the Board.

Section 2. Number and Tenure. The Board shall consist of no less than 3 nor more than 14 members as the Board may determine from time to time by Resolution of the Board. Directors shall hold office until the next annual election and until their successors shall be duly elected and qualified. The Board shall keep full and fair records and accounts of its proceedings and transactions. Directors need not be stockholders.

Section 3. Regular Meetings. The Board shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine. No notice of any such annual or regular meeting of the Board need be given.

Section 4. Special Meetings. Special meetings of the Board shall be called by the Secretary or any Assistant Secretary at the request of the Chairman, the Chief Executive Officer, the President or of any two directors. Notice of the time and place of any special meeting of the Board shall be mailed, postage prepaid, to each director at least 48 hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication, or be delivered personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any director who shall waive notice thereof. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

Section 5. Place of Meetings. Meetings of the Board may be held at such places in or out of the State of Delaware as may be fixed by the Board or designated in the notice of the meeting, except that the annual meeting of the Board, if held without notice, shall be held at the principal executive office of the Corporation.

Section 6. Quorum. A majority of the Board, but not less than two directors, shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, a majority of the directors present may, without further notice, adjourn the same from time to time until a quorum shall attend. A majority of such quorum shall decide any questions that may come before the meeting.

Section 7. Required Vote for Directors. (a) Each director to be elected by stockholders shall be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. For purposes of this Article III, Section 7 a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Votes cast” includes votes “for” that director’s election plus votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election.

(a) If a nominee for director who is an incumbent director is not reelected and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Chairman of the Board or the Secretary following the certification of the stockholder vote. The Nominating and Governance Committee shall consider the tendered resignation and recommend to the Board of Directors whether to accept or reject it. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the stockholder vote. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who failed to be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present shall not vote with respect to the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to whether or not to accept his or her resignation.

Section 8. Resignations. A director may resign at any time from the Board. A resignation from the Board must be delivered in writing to the Secretary and shall be deemed to take effect only upon its receipt by the Secretary of the Corporation unless otherwise specified therein.

Section 9. Vacancies. Vacancies in the Board created on account of death, resignation, removal, disqualification or other causes, or resulting from an increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal; provided, however, that if the remaining directors shall constitute less than a majority of the whole Board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares of the capital stock of the Corporation at the time outstanding having the right to vote for directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 10. Removal. At any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes then entitled to vote in the election of directors, be removed from office with or without cause.

Section 11. Compensation. Directors shall receive such compensation for their services as shall be fixed from time to time by resolution of the Board. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12. Nominees for Director. Nominations by stockholders of persons to be elected to the Board shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice for a director nomination (other than with respect to a Proxy Access Notice, which nomination must comply with Article II, Section 2(d) of these By-Laws) must be delivered to, or mailed and received at, the principal executive offices of the Corporation (a) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, if no annual meeting of the stockholders was held in the previous year, or if the date of the applicable annual meeting of the stockholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, a stockholder’s notice for a director nomination (other than with respect to a Proxy Access Notice) must be received by the Secretary not less than 90 days nor more than 120 days prior to such annual meeting of the stockholders date or, if the public disclosure of such annual meeting of the stockholders is less than 100 days prior to the date of such annual meeting of the stockholders, a stockholder’s notice for a director nomination (other than with respect to a Proxy Access Notice) must be received by the Secretary no later than the seventh day following the day on which the public disclosure of the date of such meeting was made and (b) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the seventh day following the date on which notice of the date of the special meeting was mailed to stockholders of the Corporation or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting of the stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice for a director nomination as described above. A stockholder’s notice for a director nomination (including with respect to a Proxy Access Notice) to the Secretary of the Corporation shall set forth:

(i)

as to each person whom the stockholder proposes to nominate for election or re- election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and

(ii)	as to the stockholder giving the notice and, where referred to in subsections (i)-(xiv) of Article II, Section 2(c) or noted below, each Stockholder Associated Person:

(A)	the information that would have been required by subsections (i)-(xiv) of Article II, Section 2(c) if Article II, Section 2(c) were applicable to nominations of persons for election to the Board;

(B)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule, and the nominee were a director or executive officer of such registrant;

(C)

any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act;

(D)

a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(E)

a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Corporation required to elect the nominee or (2) otherwise solicit proxies or votes from stockholders in support of such nomination.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 12) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (x) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law or (iii) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (y) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation, and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications of such nominee.

In the event that a person is validly designated as a nominee to be elected to the Board in accordance with the procedures set forth in this Section 12 and thereafter becomes unable or unwilling to stand for election to the Board, the stockholder who proposed such nominee may designate a substitute nominee, if such substitute nominee is designated within and in accordance with the time limitations set forth in this Section 12 (or, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws), upon providing the information specified in clause (a) above with respect to such substitute nominee (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws). Except as otherwise provided by law, at any time following the Corporation’s receipt of a nomination for director of the Corporation by a stockholder, the Chairman (or other presiding officer at an annual meeting of the stockholders) shall have the power to determine whether the proposed nomination was made in accordance with the notice procedures set forth in this Section 12 (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws), and if any nomination is not in compliance with this Section 12 (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws), the Chairman (or such other presiding officer) may refuse to acknowledge the nomination of any such person at the annual meeting of the stockholders. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act, with respect to the matters set forth in this Section 12.

In addition to the foregoing, in order to be considered timely, any information required by this Section 12 to be provided to the Corporation must be supplemented (by delivery to the Secretary): (1) no later than ten (10) days following the record date for the applicable annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting of the stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any stockholder or other person to amend or update any proposal or to submit any new proposal, including by changing or adding nominees or resolutions proposed or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these By-Laws.

Only persons who are nominated in accordance with the procedures set forth in this Section 12 (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws) shall be eligible for election as directors. Subject to Rule 14a-8 under the Exchange Act and Article II, Section 2(d) of these By-Laws, nothing in these By-laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal, statement or communication.

Section 13. Board Action By Written Consent In Lieu of Meeting. Action required or permitted by applicable law, the Certificate of Incorporation or these By-Laws to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed, either manually, in facsimile or electronically, by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 13 is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 14. Chairman; Vice Chairman. The Board may designate from among its members a Chairman, which person may be an Executive Chairman (as described in Article V, Section 2 of these By-Laws), and may also designate a Vice Chairman. The Chairman shall preside at all meetings of stockholders and of the Board, and shall advise and counsel the officers of the Corporation and shall have and perform such duties as usually devolve upon his role and such other duties as are prescribed by these By-Laws and by the Board. The Vice Chairman shall, in the absence of the Chairman, preside at all meetings of stockholders and of the Board, and exercise and discharge the responsibilities and duties of the Chairman. He or she shall have and perform such other duties as may be prescribed or assigned by the Board or the Chairman.

ARTICLE IV

COMMITTEES

Section 1. Committees. The Board, by resolution passed by a majority of the Board, may designate one or more committees. Each such committee will consist of one or more directors and will have such lawfully delegable powers and duties as the Board may confer, except (1) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (2) adopting, amending or repealing any provision in these By- Laws or (3) such powers or duties the exercise of which, pursuant to the Certificate of Incorporation or these By-Laws, requires action by a majority of the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.

Section 2. Appointments of Committee Members. The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board.

Section 3. Quorum. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee.

Section 4. Committee Meetings. Regular meetings of any committee may be held at such times and places as such committee may from time to time determine. No notice of any such regular meeting need be given. Special meetings of a committee shall be called by the Secretary or any Assistant Secretary at the request of the Chairman, the Chief Executive Officer, the chairman of the committee or of any two members of the committee. Notice of the time and place of any special meeting of a committee shall be mailed, postage prepaid, to each director at least 48 hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication, or be delivered personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any committee member who shall waive notice thereof. Any meeting of a committee shall be a legal meeting without notice thereof having been given, if all committee members shall be present thereat. Each committee of the Board may prescribe such other rules and its method of procedure, subject to these By-Laws and any rules prescribed by the Board, and will keep a written record of all actions taken by the committee.

Section 5. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, directors for membership on the board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by directors to the Corporation or any of its subsidiaries.

ARTICLE V

OFFICERS

Section 1. General. The officers of the Corporation may consist of an Executive Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents (some of whom may have particular authority and responsibilities as designated in their titles by the Board), a Secretary, a Controller, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other subordinate officers as may from time to time be designated by the Board. One person may hold more than one office, and no officer (other than an Executive Chairman) need be a director. These said officers shall have all the usual powers and shall perform all of the usual duties incident to their respective offices and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board. In its discretion, the Board may leave unfilled any office, except that there shall always be either a Chief Executive Officer or a President of the Corporation.

Section 2. Executive Chairman. If the Board designates the Chairman as the Executive Chairman, he or she shall be an officer of the Corporation. The Executive Chairman: (i) shall provide advice and counsel to the Chief Executive Officer, the President and other members of senior management in areas such as corporate and strategic planning and policy, acquisitions, major capital expenditures and other areas requested by the Board; (ii) may sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and (iii) shall, in general, perform all duties as may be prescribed by these By-Laws or assigned to him or her by the Board from time to time.

Section 3. Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer shall be responsible for the general management of the business of the Corporation and shall have supervisory authority over the general policies and business of the Corporation, and may sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and shall exercise such other powers as the Board may from time to time direct. In the event that the positions of Chairman and Vice Chairman are unfilled, the Chief Executive Officer shall in addition have the authority and responsibilities of the Chairman.

Section 4. President. The President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have all necessary powers to discharge such responsibility including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and such other powers as the Board may from time to time direct. In the event that the office of Chief Executive Officer is unfilled, the President shall in addition have the authority and responsibilities of the Chief Executive Officer as specified in Section 3 of this Article.

Section 5. Chief Operating Officer. The Chief Operating Officer shall perform such duties as are customary for a chief operating officer to perform, including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 6. Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform, including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 7. Executive and Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall exercise general supervision and have executive control of such departments of the Corporation’s business, or perform such other executive duties as shall from time to time be assigned to him or her by the Board, the Chief Executive Officer or by the President. The Board shall have the power to designate particular areas of authority and responsibility of an Executive Vice President, Senior Vice President or Vice President and to indicate such designation in such officer’s title. In case of the absence or disability of the Chief Executive Officer and the President, each Executive Vice President and Senior Vice President (without regard to whether his or her title specifies particular areas of authority and responsibility) and each Vice President whose title does not designate specific areas of authority and responsibility shall be vested with all the powers of the Chief Executive Officer and the President in respect of the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. In the case of each Vice President whose title indicates one or more specific areas of authority and responsibility, such Vice President’s authority and responsibilities shall be limited to the area or areas designated in such Vice President’s title as specified by the Board.

Section 8. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board and of the Executive Committee, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; he or she shall be custodian of the records and of the corporate seals of the Corporation; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned by the Board. The Secretary may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, certificates of the stock of the Corporation. The Secretary shall be sworn to the faithful discharge of his duties.

Section 9. Controller. The Controller shall report directly to the Chief Financial Officer, and shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all reports required by law to be made to any public authorities and officials. He or she shall perform such other duties as are usually associated with his office or as shall be assigned to him by the Board, the President or the Chief Financial Officer.

Section 10. Treasurer. The Treasurer shall report directly to the Chief Financial Officer, and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; he shall render to the Chief Executive Officer, the Chief Financial Officer and to the Board, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned by the Board.

Section 11. Assistant Officers. Each assistant officer shall perform such duties and have such responsibilities as may be delegated to him or her by the superior officer to whom he is made responsible, by designation of the Chief Executive Officer, or as the Board may prescribe. The Board may, from time to time, authorize any executive officer to appoint and remove assistant officers and prescribe the powers and duties thereof.

Section 12. Officers Holding Two or More Offices. Any person may hold two or more offices except that the person holding the office of Secretary may not also hold the office of Chairman, Vice Chairman, Chief Executive Officer or President and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Certificate of Incorporation, or by these By-Laws, to be executed, acknowledged or verified by any two or more officers.

Section 13. Voting of Other Stock. Unless specifically directed otherwise by resolution of the Board, each of the Chief Executive Officer and the President shall have full power and authority on behalf of the Corporation to vote the stock of any other corporation owned or held by the Corporation at any meeting of the stockholders of such other corporation, or to execute the written consent of this Corporation to any action that may be taken by the stockholders of such other corporation without a meeting.

Section 14. Compensation. The Board shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 15. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board at a meeting called for that purpose, or (except in case of an officer elected by the Board) by an officer upon whom such power of removal may have been conferred.

Section 16. Indemnification. The Corporation shall indemnify any person (including the heirs, executors or administrators of such a person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with and to the fullest extent permitted by the DGCL as same may be amended from time to time, including the advancement of expenses incurred by the indemnified person in defending any such threatened, pending or completed action, suit or proceeding. To the extent the present or former spouse(s) of any party indemnified hereunder is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding solely by virtue of his or her marital relationship to such indemnified party, such spouse shall be indemnified hereunder to the fullest extent permitted by the DGCL as same may be amended from time to time. Except as the Board of the Corporation in its discretion (but subject to applicable law) may otherwise determine, such indemnification shall be afforded only if such person within 5 business days after his becoming aware of the institution of such action, suit or proceeding, shall have notified in writing by registered or certified mail, the Chief Executive Officer, President or Secretary of the Corporation of the institution of such action, suit or proceeding, and shall have furnished such Chief Executive Officer, President or Secretary with true copies of all papers served upon or otherwise received by such person relating to such action, suit or proceeding, and shall make available to officers or counsel of the Corporation all information necessary to keep the Corporation currently advised as to the status of such action, suit, or proceeding, and permit the Corporation, at its option and expense, at any time during the course of such action, suit or proceeding, through counsel of the Corporation’s choosing, to participate in or direct the defense thereof in good faith, and in case of any proposed settlement of any action, suit or proceeding the defense of which is not directed by the Corporation, to submit the proposed terms and conditions thereof to the Board of the Corporation for their approval, failing which no indemnification hereunder shall be afforded for any such settlement. Such indemnification as hereinabove provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board.

ARTICLE VII

SEAL

The Board shall provide a suitable seal, having inscribed thereon the name of the Corporation; the year of its incorporation and such other appropriate legend as may from time to time be determined by the Board. If deemed advisable by the Board, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

ARTICLE VIII

STOCK

Section 1. Certificates. Certificates of stock shall be issued in such form as may be approved by the Board and shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation; provided, however, that where any such certificate is signed by a Transfer Agent and by a Registrar, the signature of any such Chief Executive Officer, President, Chief Financial Officer, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the Corporation upon such certificates may be facsimiles engraved or printed thereon. The shares of the Corporation’s capital stock may be certificated or uncertificated in accordance with the laws of the State of Delaware.

Section 2. Transfer Agents and Registrars. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, registration, and transfer of certificates of stock, and may appoint Transfer Agents and Registrars thereof.

Section 3. Closing of Books. The Board shall have power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4. Lost, Mutilated, or Destroyed Certificates. In case any certificate of stock is lost, mutilated or destroyed, the Board may authorize the issue of a new certificate in place thereof upon such terms and conditions, as it may deem advisable.

ARTICLE IX

SIGNATURES

Section 1. Checks. All checks, drafts, notes or other obligations of the Corporation shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer and/or a Vice President, and/or the Treasurer, Assistant Treasurer, Controller or by any person or persons thereunto authorized by the Board or the Executive Committee.

Section 2. Endorsements. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or by any person or persons thereunto authorized by the Board or the Executive Committee.

Section 3. Proxies. Except as otherwise authorized or directed from time to time by the Board or the Executive Committee, the Chief Executive Officer of the Corporation, or in his absence or disability, the President or an Executive or Senior Vice President of the Corporation, may authorize from time to time the signature and issuance of proxies to vote upon, and/or of consents or waivers in respect of, shares of stock of other corporations standing in the name of the Corporation. All such proxies, consents or waivers shall be signed in the name of the Corporation by the Chief Executive Officer, the President or an Executive or Senior Vice President and the Secretary or an Assistant Secretary.

ARTICLE X

NOTICE OF MEETINGS

Whenever by law or by the Certificate of Incorporation or by these By-Laws notice is required to be given to any stockholder, such notice shall be delivered by first-class mail, postage prepaid, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

ARTICLE XI

AMENDMENTS

These By-Laws may be amended or repealed or new By-Laws may be adopted only by the affirmative vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote thereon at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of the Board.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HFC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time up until 11:59 P.M. Eastern Time on [TBD], 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59468-S30431 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLLYFRONTIER CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

HollyFrontier has determined it is the accounting acquirer to the Sinclair Transactions which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations. The Sinclair Transactions’ fair values of assets to be acquired and liabilities to be assumed as of June 30, 2021 are based upon HollyFrontier management’s estimates and assumptions using currently available information. Due to the fact that the Pro Forma Financial Statements have been prepared based on these preliminary estimates, the final fair values of assets to be acquired and liabilities to be assumed and the resulting effect on HollyFrontier’s financial position and results of operations may differ significantly from the pro forma amounts included herein. HollyFrontier expects to finalize the fair values of assets to be acquired and liabilities to be assumed as soon as practicable after completing the Sinclair Transactions.

The Proxy Statement is available at www.proxyvote.com

D59469-S30431

HOLLYFRONTIER CORPORATION
Special Meeting of Stockholders
[TBD], 2021 8:30 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael C. Jennings, Richard L. Voliva, III and Vaishali S. Bhatia, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOLLYFRONTIER CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 AM, CDT, on [TBD], 2021 at *www.virtualshareholdermeeting.com/HFC2021SM* and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also authorizes Michael C. Jennings, Richard L. Voliva, III and Vaishali S. Bhatia to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side

HollyFrontier has determined it is the accounting acquirer to the Sinclair Transactions which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations. The Sinclair Transactions’ fair values of assets to be acquired and liabilities to be assumed as of June 30, 2021 are based upon HollyFrontier management’s estimates and assumptions using currently available information. Due to the fact that the Pro Forma Financial Statements have been prepared based on these preliminary estimates, the final fair values of assets to be acquired and liabilities to be assumed and the resulting effect on HollyFrontier’s financial position and results of operations may differ significantly from the pro forma amounts included herein. HollyFrontier expects to finalize the fair values of assets to be acquired and liabilities to be assumed as soon as practicable after completing the Sinclair Transactions.